                                                                  EXECUTION COPY

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
                                    Depositor

                           MIDLAND LOAN SERVICES, INC.
                                 Master Servicer

                               LNR PARTNERS, INC.
                                Special Servicer

                        LaSalle Bank National Association
                                     Trustee

                                       and

                               ABN AMRO BANK N.V.
                                  Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 2005

                                 $3,903,244,727

                      CD 2005-CD1 Commercial Mortgage Trust
                  Commercial Mortgage Pass-Through Certificates

                                 Series 2005-CD1

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

.......................     87
SECTION 2.02    Acceptance of the Trust Fund by T
SECTION 2.02    Acceptance of the Trust Fund by Trustee..................     90
SECTION 2.03    Mortgage Loan Seller's Repurchase or Substitution of
                   Mortgage Loans for Document Defects and Breaches of
                   Representations and Warranties........................     92
SECTION 2.04    Representations and Warranties of Depositor..............     96
SECTION 2.05    Conveyance of Mortgage Loans, Loan REMIC Regular
                   Interests and REMIC I Regular Interests; Acceptance
                   of Loan REMIC, REMIC I, REMIC II and Grantor Trusts
                   by Trustee............................................     98
SECTION 2.06    Issuance of Loan REMIC Interests and REMIC I Interests...     98
SECTION 2.07    Execution, Authentication and Delivery of REMIC II
                   Certificates..........................................     99
SECTION 2.08    Execution, Authentication and Delivery of Class Y and
                   Class A-2FL Certificates..............................     99

                                          ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01    Administration of the Serviced Loans.....................     99
SECTION 3.02    Collection of Mortgage Loan Payments.....................    101
SECTION 3.03    Collection of Taxes, Assessments and Similar Items;
                   Servicing Accounts; Reserve Accounts..................    104
SECTION 3.04    Certificate Account, Interest Reserve Account,
                   Gain-on-Sale Reserve Account, Additional Interest
                   Account, Floating Rate Account, Distribution Account
                   and A/B Custodial Accounts............................    109
SECTION 3.05    Permitted Withdrawals from the Certificate Account,
                   Interest Reserve Account, Additional Interest
                   Account, Floating Rate Account, Distribution Account
                   and A/B Custodial Accounts............................    117
SECTION 3.06    Investment of Funds in the Servicing Accounts, Reserve
                   Accounts, Certificate Account, Interest Reserve
                   Account, Distribution Account,

                                        i

                   Floating Rate Account, A/B Custodial Accounts,
                   Gain-on-Sale Reserve Account, Additional Interest
                   Account, and REO Accounts.............................    130
SECTION 3.07    Maintenance of Insurance Policies; Errors and Omissions
                   and Fidelity Coverage.................................    132
SECTION 3.08    Enforcement of Alienation Clauses........................    136
SECTION 3.09    Realization Upon Defaulted Mortgage Loans; Required
                   Appraisals............................................    140
SECTION 3.10    Trustee and Custodian to Cooperate; Release of Mortgage
                   Files.................................................    144
SECTION 3.11    Servicing Compensation...................................    145
SECTION 3.12    Property Inspections; Collection of Financial

SECTION 3.18    Resolution of Defaulted Mortgage Loans and REO
                   Properties............................................    165
SECTION 3.19    Additional Obligations of Master Servicer and Special
                   Servicer..............................................    170
SECTION 3.20    Modifications, Waivers, Amendments and Consents..........    173
SECTION 3.21    Transfer of Servicing Between Master Servicer and
                   Special Servicer; Record Keeping......................    181
SECTION 3.22    Sub-Servicing Agreements.................................    185
SECTION 3.23    Representations and Warranties of Master Servicer and
                   Special Servicer......................................    187
SECTION 3.24    Sub-Servicing Agreement Representation and Warranty......    191
SECTION 3.25    Designation of Controlling Class Representative and
                   Class OCS Representative..............................    191
SECTION 3.26    Servicing of and Certain Matters Regarding an A/B Loan
                   Combination...........................................    194
SECTION 3.27    The Swap Agreement.......................................    197

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01    Distributions............................................    200
SECTION 4.02    Statements to Certificateholders; CMSA Loan Periodic
                   Update File...........................................    220
SECTION 4.03    P&I Advances.............................................    226
 Additional Trust Fund
                   Expenses; Allocation of Mort
                   Expenses; Allocation of Mortgage Deferred Interest;
                   Allocation of Appraisal Reduction Amounts; and

                                       ii

                                    ARTICLE V

                                THE CERTIFICATES

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01    Liability of Depositor, Master Servicer and Special
                   Servicer..............................................    249
SECTION 6.02    Merger, Consolidation or Conversion of Depositor or
                   Master Servicer or Special Servicer...................    249
SECTION 6.03    Limitation on Liability of Depositor, Master Servicer
                   and Special Servicer..................................    250
SECTION 6.04    Resignation of Master Servicer and the Special Servicer..    251
SECTION 6.05    Rights of Depositor and Trustee in Respect of Master
                   Servicer and the Special Servicer.....................    252
SECTION 6.06    Depositor, Master Servicer and Special Servicer to
                   Cooperate with Trustee................................    252
SECTION 6.07    Depositor, Special Servicer and Trustee to Cooperate
                   with Master Servicer..................................    252
SECTION 6.08    Depositor, Master Servicer and Trustee to Cooperate with
                   Special Servicer......................................    252
SECTION 6.09    Designation of Special Servicer by the Controlling Class
                   Certificateholders and Others.........................    253
SECTION 6.10    Master Servicer or Special Servicer as Owner of a
                   Certificate...........................................    258
SECTION 6.11    The Controlling Class Representative.....................    259
SECTION 6.12    Certain Matters Regarding the Maine Mall Loan
                   Combination...........................................    262
SECTION 6.13    Certain Matters Regarding the Chico Mall Loan
                   Combination...........................................    266
SECTION 6.14    Certain Matters Relating to the One Court
                   Square-Citibank.......................................    270

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.04    Waiver of Events of Default and Outside Servicer
                   Defaults..............................................    281

                                       iii

SECTION 7.05    Additional Remedies of Trustee Upon Event of Default or
                   Outside Servicer Default..............................    281

                                  ARTICLE VIII

                        THE TRUSTEE AND THE FISCAL AGENT

SECTION 8.01    Duties of Trustee........................................    282
SECTION 8.02    Certain Matters Affecting Trustee........................    283
SECTION 8.03    Trustee and Fiscal Agent Not Liable for Validity or
                   Sufficiency of Certificates or Mortgage Loans.........    285
SECTION 8.04    Trustee and Fiscal Agent May Own Certificates............    285
SECTION 8.05    Fees and Expenses of Trustee; Indemnification of

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01    Termination Upon Repurchase or Liquidation of All
                   Mortgage Loans........................................    301
SECTION 9.02    Additional Termination Requirements......................    304

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01   REMIC Administration.....................................    305
SECTION 10.02   Grantor Trust Administration.............................    309

                                       iv

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                                        v

                             SCHEDULES AND EXHIBITS

Schedule No.   Schedule Description
------------   --------------------
Schedule I     Mortgage Loan Schedule
File Delivery
Schedule III   Mortgage Loans as to Which the Re
Schedule III   Mortgage Loans as to Which the Related Mortgaged Property is
                  Covered by a Secured Creditor Environmental Insurance Policy
Schedule IV    [RESERVED]
Schedule V     Class A-SB Planned Principal Balance

Exhibit No.    Exhibit Description
-----------    -------------------
    A-1        Form of Class A-1, A-1D, A-2FX, A-2FL, A-3, A-SB, A-4 and A-1A
                  Certificates
    A-2        Form of Class X Certificates
    A-3        Form of Class A-M, A-J, B, C, D and E Certificate
    A-4        Form of Class F, G, H, J and OCS Certificates
    A-5        Form of Class K, L, M, N, O, P and Q
    A-6        Form of Class R Certificate
    A-7        Form of Class Y Certificates
     B         [RESERVED]
     C         Form of Custodial Certification
    D-1        Form of Master Servicer Request for Release
    D-2        Form of Special Servicer Request for Release
     E         Calculation of Net Cash Flow
     F         Form of Distribution Date Statement
    G-1        Form of Transferor Certificate for Transfers of Definitive
                  Non-Registered Certificates
    G-2        Form I of Transferee Certificate for Transfers of Definitive
                  Non-Registered Certificates
    G-3        Form II of Transferee Certificate for Transfers of Definitive
                  Non-Registered Certificates
    G-4        Form of Transferee Certificate for Transfers of Interests in Rule
                  144A Global Certificates
    G-5        Form of Transferee Certificate for Transfers of Interests in
                  Regulation S Global Certificates
    H-1        Form I of Transferee Certificate in Connection with ERISA
                  (Definitive Non-Registered Certificates)
    H-2        Form II of Transferee Certificate in Connection with ERISA
                  (Book-Entry Non-Registered Certificates)
    I-1        Form of Transfer Affidavit and Agreement regarding Class R
                  Certificates
    I-2        Form of Transferor Certificate regarding Class R Certificates
    J-1        Form of Notice and Acknowledgment
    J-2        Form of Acknowledgment of Proposed Special Servicer

                                       vi

     K         [RESERVED]
    L-1        Form of Information Request/Investor Certification for Website
                  Access from Certificate [Holder] [Owner]
    L-2        Form of Information Request/Investor Certification for Website
                  Access from Prospective Investor
     M         Form of Purchase Option Notice
     N         Form of Defeasance Certification
     O         Form of Depositor Certification
     P         Form of Trustee Certification
    Q-1        Form of Master Servicer Certification
    Q-2        Form of Special Servicer Certification
     R         Form of Outside Master Servicer Notice

                                      vii

          This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of November 1, 2005, among CITIGROUP COMMERCIAL MORTGAGE SECURITIES
INC., as Depositor, MIDLAND LOAN SERVICES, INC., as Master Servicer, LNR
PARTNERS, INC., as Special Servicer, LaSalle Bank National Association, as
Trustee, and ABN AMRO BANK N.V., as Fiscal Agent.

                              PRELIMINARY STATEMENT

          The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

          As provided herein, the Trustee will elect to treat the One Court
Square-Citibank Mortgage Loan as the primary asset of a separate REMIC for federal income tax purposes, and such REMIC will be designated as the "Loan
REMIC". The Class R Certificates will represent, among other things, the sole class of "residual interests" in the Loan REMIC for purposes of the REMIC
Provisions under federal income tax law. Two separate Loan REMIC Regular
Interests, constituting beneficial ownership interests in the Loan REMIC, will be issued on the Closing Date, and such Loan REMIC Regular Interests shall be designated as "Loan REMIC Regular Interest OCS-I" and "Loan REMIC Regular
Interest OCS-II", respectively. Each Loan REMIC Regular Interest will relate to the One Court Square-Citibank Mortgage Loan and any successor REO Mortgage Loan with respect thereto. Each Loan REMIC Regular Interest will (i) accrue interest at the related per annum rate described in the definition of "Loan REMIC
Remittance Rate" and (ii) have an initial Loan REMIC Principal Balance equal to:
(A) $290,000,000 in the case of Loan REMIC Regular Interest OCS-I; and (B)
$25,000,000 in the case of Loan REMIC Regular Interest OCS-II. None of the Loan
REMIC Regular Interests will be certificated.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (other than the One Court
Square-Citibank Mortgage Loan and exclusive of (i) the related Excess Servicing
Strips and (ii) any collections of Additional Interest on any such Mortgage
Loans that constitute ARD Mortgage Loans after their respective Anticipated
Repayment Dates), the Loan REMIC Regular Interests and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R
Certificates will represent, among other things, the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC I Remittance
Rate and the initial REMIC I Principal Balance for each of the REMIC I Regular
Interests. None of the REMIC I Regular Interests will be certificated.

                  REMIC I        Initial REMIC I
Designation   Remittance Rate   Principal Balance
-----------   ---------------   -----------------
    A-1         Variable (1)      $   82,000,000
    A-1D        Variable (1)      $   92,000,000
   A-2FL        Variable (1)      $  200,000,000
   A-2FX        Variable (1)      $   70,000,000
    A-3         Variable (1)      $  112,000,000
    A-SB        Variable (1)      $  198,275,000

    A-4         Variable (1)      $1,563,032,000
    A-1A        Variable (1)      $  397,464,000
    A-M         Variable (1)      $  387,824,000
    A-J         Variable (1)      $  305,412,000
     B          Variable (1)      $   29,087,000
     C          Variable (1)      $   43,630,000
     D          Variable (1)      $   43,630,000
     E          Variable (1)      $   58,174,000
     F          Variable (1)      $   38,783,000
     G          Variable (1)      $   43,630,000
     H          Variable (1)      $   43,630,000
     J          Variable (1)      $   48,478,000
     K          Variable (1)      $   29,087,000
     L          Variable (1)      $    9,696,000
     M          Variable (1)      $   14,543,000
     N          Variable (1)      $    9,696,000
     O          Variable (1)      $    9,695,000
     P          Variable (1)      $    9,696,000
     Q          Variable (1)      $   38,782,727
    OCS         Variable (2)      $   25,000,000

----------
(1)  The REMIC I Remittance Rate in effect for any REMIC I Regular Interest
     (other than REMIC I Regular Interest OCS) for any Distribution Date shall equal the Weighted Average Net Mortgage Pass-Through Rate for such
     Distribution Date.

(2)  The REMIC I Remittance Rate in effect for REMIC I Regular Interest OCS for any Distribution Date shall equal the Net Mortgage Pass-Through Rate for the One Court Square-Citibank Mortgage Loan (or any successor REO Mortgage
     Loan with respect thereto) for such Distribution Date.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R Certificates will represent, among other things, the sole class of "residual interests" in REMIC II for purposes of the
REMIC Provisions under federal income tax law. The following table irrevocably sets forth the Class designation, Pass-Through Rate and original Class Principal
Balance for each Class of the Regular Certificates and the Class A-2FL REMIC II
Regular Interest. For federal income tax purposes, each Class of the Regular
Certificates (exclusive of the Class X Certificates), each Class X Component and the Class A-2FL REMIC II Regular Interest will be designated as a separate
"regular interest" in REMIC II.

                                       2

     Class                             Original Class
  Designation    Pass-Through Rate   Principal Balance
--------------   -----------------   -----------------
  Class A-1      5.0468% per annum     $   82,000,000
  Class A-1D     3.8583% per annum     $   92,000,000
Class A-2FL(3)     Variable (1)        $  200,000,000
 Class A-2FX       Variable (1)        $   70,000,000
  Class A-3        Variable (1)        $  112,000,000
  Class A-SB       Variable (1)        $  198,275,000
  Class A-4        Variable (1)        $1,563,032,000
  Class A-1A       Variable (1)        $  397,464,000
  Class A-M        Variable (1)        $  387,824,000
  Class A-J        Variable (1)        $  305,412,000
   Class B         Variable (1)        $   29,087,000
   Class C         Variable (1)        $   43,630,000
   Class D         Variable (1)        $   43,630,000
   Class E         Variable (1)        $   58,174,000
   Class F         Variable (1)        $   38,783,000
   Class G         Variable (1)        $   43,630,000
   Class H         Variable (1)        $   43,630,000
   Class J         Variable (1)        $   48,478,000
   Class K         Variable (1)        $   29,087,000
   Class L         Variable (1)        $    9,696,000
   Class M         Variable (1)        $   14,543,000
   Class N         Variable (1)        $    9,696,000
   Class O         Variable (1)        $    9,695,000
   Class P         Variable (1)        $    9,696,000
   Class Q         Variable (1)        $   38,782,727
   Class X         Variable (1)               (2)
  Class OCS        Variable (1)        $  25,000,000

----------
(1)  Calculated in accordance with the definition of "Pass-Through Rate".

(2)  The Class X Certificates will not have a Class Principal Balance and will not entitle Holders thereof to receive distributions of principal. The
     Class X Certificates will have a Class Notional Amount that will equal the aggregate of the Component Notional Amounts of the Class X Components from time to time. As more specifically provided herein, interest in respect of the Class X Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class X
     Components from time to time.

(3)  Refers to the Class A-2FL REMIC II Regular Interest and not the Class A-2FL
     Certificates.

          The portion of the Trust Fund consisting of (i) the Class A-2FL REMIC
I Regular Interest, the Swap Agreement (and payments by the Swap Counterparty thereunder) and the Floating Rate Account and (ii) amounts held from time to time in the Floating Rate Account that represent distributions on the Class
A-2FL REMIC I Regular Interest and payments by the Swap

                                       3

Counterparty under the Swap Agreement, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust A-2FL". As provided herein, the Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust A-2FL Assets maintains its status as a grantor trust under federal income tax law and not be treated as part of any REMIC Pool. The Class A-2FL Certificates shall represent undivided beneficial interests in Grantor Trust A-2FL as described herein.

          The portion of the Trust Fund and consisting of (i) the Additional
Interest and the Additional Interest Account and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust Y". As provided herein, the Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust Y Assets maintains its status as a grantor trust under federal income tax law and not be treated as part of any REMIC Pool. The
Class Y Certificates shall represent undivided beneficial interests in Grantor
Trust Y as described herein.

          There exists one (1) Mortgage Loan (the "Maine Mall Mortgage Loan")
that is evidenced by a Mortgage Note designated as Note A and is, together with two (2) other mortgage loans that will not be part of the Trust Fund (each such other mortgage loan, a "Maine Mall B-Note Loan"), secured on a collective basis by the same Mortgage encumbering the property identified on the Mortgage Loan
Schedule as Maine Mall (the "Maine Mall Mortgaged Property"). The Maine Mall
Mortgage Loan has an unpaid principal balance as of the Cut-off Date of
$150,000,000. One of the Maine Mall B-Note Loans has an unpaid principal balance as of the Cut-off Date of $41,527,238 and is evidenced by a promissory note designated as Note B-1. The other Maine Mall B-Note Loan has an unpaid principal balance as of the Cut-off Date of $37,129,952 and is evidenced by a promissory note designated as Note B-2. The Maine Mall Mortgage Loan and the Maine Mall
B-Note Loans collectively constitute the "Maine Mall Loan Combination" (which term shall include any group of successor REO Loans with respect to those three
(3) mortgage loans). The relative rights of the respective lenders in respect of the Maine Mall Loan Combination are set forth in a co-lender agreement dated as of November 11, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Maine Mall Co-Lender Agreement"), between the holder of the Mortgage Note for the Maine Mall Mortgage Loan and the holders of the promissory notes for the Maine Mall B-Note Loans. The entire Maine Mall Loan
Combination is to be serviced and administered in accordance with this
Agreement.

          There exists one (1) Mortgage Loan (the "Chico Mall Mortgage Loan")
that is evidenced by a Mortgage Note designated as Note A and is, together with two (2) other mortgage loans that will not be part of the Trust Fund (each such other mortgage loan, a "Chico Mall B-Note Loan"), secured on a collective basis by the same Mortgage encumbering the property identified on the Mortgage Loan
Schedule as Chico Mall (the "Chico Mall Mortgaged Property"). The Chico Mall
Mortgage Loan has an unpaid principal balance as of the Cut-off Date of
$42,000,000. One of the Chico Mall B-Note Loans has an unpaid principal balance as of the Cut-off Date of $9,343,373 and is evidenced by a promissory note designated as Note B-1. The other Chico Mall B-Note Loan has an unpaid principal balance as of the Cut-off Date of $8,976,967 and is evidenced by a promissory note designated as Note B-2. The Chico Mall

                                       4

Mortgage Loan and the Chico Mall B-Note Loans collectively constitute the "Chico
Mall Loan Combination" (which term shall include any group of successor REO
Loans with respect to those three (3) mortgage loans). The relative rights of the respective lenders in respect of the Chico Mall Loan Combination are set forth in a co-lender agreement dated as of November 11, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Chico Mall
Co-Lender Agreement"), between the holder of the Mortgage Note for the Chico
Mall Mortgage Loan and the holders of the promissory notes for the Chico Mall
B-Note Loans. The entire Chico Mall Loan Combination is to be serviced and administered in accordance with this Agreement.

          There exists one (1) Mortgage Loan (the "Steadfast-Koll Building
Mortgage Loan") that is evidenced by a Mortgage Note designated as Note A and is, together with one (1) other mortgage loan that will not be part of the Trust
Fund (such other mortgage loan, the "Steadfast-Koll Building B-Note Loan"), secured on a collective basis by the same Mortgage encumbering the property identified on the Mortgage Loan Schedule as Steadfast-Koll Building (the
"Steadfast-Koll Building Mortgaged Property"). The Steadfast-Koll Building
Mortgage Loan has an unpaid principal balance as of the Cut-off Date of
$15,365,801. The Steadfast-Koll Building B-Note Loan has an unpaid principal balance as of the Cut-off Date of $970,000 and is evidenced by a promissory note designated as Note B. The Steadfast-Koll Building Mortgage Loan and the
Steadfast-Koll Building B-Note Loan collectively constitute the "Steadfast-Koll
Building Loan Combination" (which term shall include any group of successor REO
Loans with respect to those two (2) mortgage loans). The relative rights of the respective lenders in respect of the Steadfast-Koll Building Loan Combination are set forth in an intercreditor agreement dated as of September 21, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the
"Steadfast-Koll Building Intercreditor Agreement"), between the holder of the
Mortgage Note for the Steadfast-Koll Building Mortgage Loan and the holder of the promissory note for the Steadfast-Koll Building B-Note Loan. The entire
Steadfast-Koll Building Loan Combination is to be serviced and administered in accordance with this Agreement.

          There exists one (1) Mortgage Loan (the "Loews Universal Hotel
Portfolio Mortgage Loan") that is evidenced by a Mortgage Note designated as
Note A and is, together with six (6) other mortgage loans that will not be part of the Trust Fund (each such other mortgage loan, a "Loews Universal Hotel
Portfolio Non-Trust Loan"), secured on a collective basis by the same Mortgage encumbering the portfolio of properties identified on the Mortgage Loan Schedule as Loews Universal Hotel Portfolio (collectively, the "Loews Universal Hotel
Portfolio Mortgaged Properties"). The Loews Universal Hotel Portfolio Mortgage
Loan has an unpaid principal balance as of the Cut-off Date of $55,000,000. The
Loews Universal Hotel Portfolio Non-Trust Loans consists of: (i) four (4)
mortgage loans (the "Loews Universal Hotel Portfolio Pari Passu Non-Trust
Loans") with an aggregate principal balance as of the Cut-off Date of
$345,000,000, which four (4) mortgage loans are generally pari passu in right of payment with the Loews Universal Hotel Portfolio Mortgage Loan; and (ii) two (2)
mortgage loans (the "Loews Universal Hotel Portfolio Subordinate Non-Trust
Loans") with an aggregate principal balance as of the Cut-off Date of
$50,000,000, which two (2) mortgage loans are generally subordinate in right of payment to the Loews Universal Hotel Portfolio Mortgage Loan and the Loews
Universal Hotel Portfolio Pari Passu Non-Trust Loans. The Loews Universal Hotel
Portfolio Mortgage Loan and the Loews Universal Hotel Portfolio Non-Trust Loans

                                       5

collectively constitute the "Loews Universal Hotel Portfolio Loan Combination"
(which term shall include any group of successor REO Loans or comparable deemed mortgage loans with respect to those seven (7) mortgage loans). The relative rights of the respective lenders in respect of the Loews Universal Hotel
Portfolio Loan Combination are set forth in a co-lender agreement dated as of
July 29, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Loews Universal Hotel Portfolio Co-Lender Agreement"),
between the holder of the Mortgage Note for the Loews Universal Hotel Portfolio
Mortgage Loan and the holders of the promissory notes for the Loews Universal
Hotel Portfolio Non-Trust Loans. The entire Loews Universal Hotel Portfolio Loan
Combination is to be serviced and administered in accordance with a pooling and servicing agreement dated as of July 29, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Outside Servicing
Agreement"), between J.P. Morgan Chase Commercial Mortgage Securities Corp. as
depositor, GMAC Commercial Mortgage Corporation as master servicer, J.E. Robert
Company, Inc. as special servicer, LaSalle Bank National Association as trustee and paying agent and ABN AMRO Bank N.V. as fiscal agent.

          Capitalized terms used but not otherwise defined in this Preliminary
Statement have the respective meanings assigned thereto in Section 1.01 of this
Agreement.

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent agree as follows:

                                       6

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 Defined Terms.

          Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

          "A-Note Mortgage Loan": Any Mortgage Loan as to which the related
Mortgage, which encumbers the related Mortgaged Property, also secures one or more B-Note Loans, which B-Note Loan(s) will not be included in the Trust Fund, but does not secure any Non-Trust Loan that is pari passu in right of payment with such Mortgage Loan. The Maine Mall Mortgage Loan, the Chico Mall Mortgage
Loan and the Steadfast-Koll Building Mortgage Loan are the only A-Note Mortgage
Loans.

          "A/B Controlling Party": With respect to the Maine Mall Loan
Combination, the Maine Mall Controlling Party; with respect to the Chico Mall
Loan Combination, the Chico Mall Controlling Party; and with respect to the
Steadfast-Koll Building Loan Combination, the Controlling Class Representative.

          "A/B Custodial Account": With respect to any A/B Loan Combination, the separate account (which may be a sub-account of the Certificate Account) created and maintained by the Master Servicer pursuant to Section 3.04(h) and held on behalf of the Certificateholders and the related B-Noteholder(s), which shall be entitled substantially as follows: "Midland Loan Services, Inc., as Master
Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of CD 2005-CD1 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1, and [name(s) of the related B-Noteholder(s)], as their interests may appear". Each A/B Custodial
Account shall be an Eligible Account or a sub-account of an Eligible Account.

          "A/B Intercreditor Agreement": With respect to any A/B Loan
Combination, the intercreditor, co-lender or similar agreement in effect between
(i) the Trust Fund as holder of the related A-Note Mortgage Loan and (ii) the related B-Noteholder(s). The A/B Intercreditor Agreements consist of the Maine
Mall Co-Lender Agreement, the Chico Mall Co-Lender Agreement and the
Steadfast-Koll Building Intercreditor Agreement.

          "A/B Loan Combination": Collectively, any A-Note Mortgage Loan and the
related B-Note Loan(s). The term "A/B Loan Combination" shall include any successor REO Mortgage Loan with respect to the related A-Note Mortgage Loan and any successor REO B-Note Loan(s) with respect to the related B-Note Loan(s). The
A/B Loan Combinations consist of the Maine Mall Loan Combination, the Chico Mall
Loan Combination and the Steadfast-Koll Building Loan Combination.

                                        7

          "A/B Mortgaged Property": The Mortgaged Property securing an A/B Loan
Combination. The A/B Mortgaged Properties consist of the Maine Mall Mortgaged
Property, the Chico Mall Mortgaged Property and the Steadfast-Koll Building
Mortgaged Property.

          "A/B REO Account": With respect to any A/B Loan Combination, a segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee, in trust for the
Certificateholders, and the related B-Noteholder(s), which shall be entitled substantially as follows: "LNR Partners, Inc., as Special Servicer for LaSalle
Bank National Association, as Trustee in trust for registered holders of CD
2005-CD1 Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2005-CD1, and [name(s) of the related B-Noteholder(s)], as their interests may appear".

          "A/B REO Property": With respect to each A/B Loan Combination, the related Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the Certificateholders, and the related B-Noteholder(s), as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such A/B
Loan Combination.

          "Accrued Certificate Interest": With respect to any Class of Principal
Balance Certificates (other than the Class A-2FL Certificates) or the Class
A-2FL REMIC II Regular Interest for any Distribution Date, one-twelfth of the product of (a) the annual Pass-Through Rate applicable to such Class of
Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, for such Distribution Date, multiplied by (b) the related Class Principal
Balance outstanding immediately prior to such Distribution Date; and, with respect to the Class X Certificates for any Distribution Date, the aggregate amount of Accrued Component Interest for the related Interest Accrual Period for all of the Class X Components for such Distribution Date. Accrued Certificate
Interest shall be calculated on a 30/360 Basis and, with respect to each Class of Regular Certificates and the Class A-2FL REMIC II Regular Interest for any
Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Accrued Component Interest": With respect to any Class X Component for any Distribution Date, one-twelfth of the product of (a) the annual Class X
Strip Rate applicable to such Class X Component for such Distribution Date, multiplied by (b) the Component Notional Amount of such Class X Component outstanding immediately prior to such Distribution Date. Accrued Component
Interest shall be calculated on a 30/360 Basis and, with respect to each Class X
Component for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

                                        8

          "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the Mortgage Loan Schedule.

          "Additional Interest": With respect to any ARD Mortgage Loan after its
Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such ARD Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Mortgage Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related Additional Interest Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Mortgage Loan or any successor REO
Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or
Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage
Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          "Additional Interest Account": The segregated account, accounts or subaccounts created and maintained by the Trustee pursuant to Section 3.04(d)
which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of CD 2005-CD1 Commercial Mortgage Trust, Commercial
Mortgage Pass-Through Certificates, Series 2005-CD1, Additional Interest
Account". The Additional Interest Account shall not be an asset of any REMIC
Pool.

          "Additional Interest Rate": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such ARD Mortgage Loan accrues interest after the Anticipated
Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

          "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Liquidation Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to any party hereto on Advances made thereby (to the extent not offset by Penalty Interest and late payment charges or amounts otherwise payable to any related B-Noteholder) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (to the extent not otherwise paid from Penalty
Interest and late payment charges or amounts otherwise payable to any related
B-Noteholder or recovered from the related Mortgagor), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x)
pursuant to any of clauses (xi), (xii), (xiii), (xv), (xviii) and (xix) of
Section 3.05(a), out of general collections on the Mortgage Loans and any REO
Properties on deposit in the Certificate Account, or (y) pursuant to any of clauses (x), (xi), (xii), (xiv) and (xv) of Section 3.05(g), out of collections on any A/B Loan Combination or any related A/B REO Property on deposit in the related A/B Custodial Account, but only to the extent that such collections would otherwise be transferred to the Certificate Account with respect to the related A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, or (z) pursuant to any of clauses (ii), (iv), (v) and (vi) of Section
3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided

                                        9

that for purposes of the allocations contemplated by Section 4.04, no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account, an A/B
Custodial Account or the Distribution Account, as the case may be.

          "Additional Yield Amount": With respect to (i) any Distribution Date,
(ii) any Class of Principal Balance Certificates (other than any Excluded Class)
or the Class A-2FL REMIC II Regular Interest, and (iii) any Yield Maintenance
Charge or Prepayment Premium actually collected during the related Collection
Period on a Mortgage Loan or an REO Mortgage Loan (for purposes of this definition, the "Prepaid Loan") in a Loan Group with respect to which distributions of principal are being made on such Class of Principal Balance
Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, on such Distribution Date, the product of (a) such Yield Maintenance Charge and/or Prepayment Premium, multiplied by (b) a fraction, which in no event will be greater than one or less than zero, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for such Class of
Principal Balance Certificates or the Class A-2FL REMIC II Regular Interest, as
the case may be, for such Distribution Date, over (ii) the related Discount
Rate, and the denominator of which is equal to the positive excess, if any, of
(i) the Mortgage Rate for the Prepaid Loan, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Principal Balance Certificates or the
Class A-2FL REMIC II Regular Interest, as the case may be, on such Distribution
Date with respect to the Loan Group that includes the Prepaid Loan, and the denominator of which is equal to that portion of the Net Principal Distribution
Amount for such Distribution Date that is attributable to the Loan Group that includes the Prepaid Loan.

          "Adjusted REMIC I Remittance Rate": With respect to any REMIC I
Regular Interest (other than the REMIC I Regular Interest A-2FL), for any
Distribution Date, an annual rate equal to the Pass-Through Rate in effect for such Distribution Date for the Class of Principal Balance Certificates as to
which such REMIC I Regular Interest is the only Corresponding REMIC I Regular
Interest; and, with respect to REMIC I Regular Interest A-2FL, for any
Distribution Date, an annual rate equal to the Pass-Through Rate in effect for such Distribution for the Class A-2FL REMIC II Regular Interest.

          "Administered REO Property": Any REO Property that relates to a
Serviced Loan.

          "Advance": Any P&I Advance or Servicing Advance.

          "Adverse Grantor Trust Event": As defined in Section 10.02(e).

          "Adverse REMIC Event": As defined in Section 10.01(h).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the

                                       10

ownership of voting securities, by contract or otherwise and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          "Anticipated Repayment Date": For each ARD Mortgage Loan, the date specified in the related Mortgage Note after which the per annum rate at which interest accrues on such ARD Mortgage Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

          "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special
Servicer or the Master Servicer, prepared in accordance with 12 CFR Section
225.64 and conducted in accordance with the standards of the American Appraisal
Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. Absent bad faith, any party hereto may conclusively rely on any Appraisal obtained by or delivered to that party in accordance with this Agreement for purposes of establishing the
Appraised Value of a Mortgaged Property.

          "Appraisal Reduction Amount": With respect to any Required Appraisal
Mortgage Loan, subject to Section 6.12(d), Section 6.12(e), Section 6.13(d) and
Section 6.13(e), the excess, if any, of: (a) the sum of, as calculated by the
Master Servicer as of the first Determination Date immediately succeeding the
Master Servicer obtaining knowledge of the subject Mortgage Loan becoming a
Required Appraisal Mortgage Loan if no new Required Appraisal is required or the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Mortgage Loan (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal
Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the
Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest accrued on such Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage
Rate (exclusive of any portion thereof that constitutes Additional Interest),
(iii) all accrued but unpaid Servicing Fees, and all accrued but unpaid items that, upon payment, would be Additional Trust Fund Expenses, in respect of such
Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Special Servicer, the
Master Servicer, the Trustee or the Fiscal Agent with respect to such Required
Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property; over (b)
an amount equal to the sum of (i) the Required Appraisal Value and (ii) all
escrows, reserves and letters of credit held for the purposes of reserves
(provided such letters of credit may be drawn upon for reserve purposes under the related loan documents) held with respect to such Required Appraisal
Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such Required Appraisal (or

                                       11

letter update or internal valuation, if applicable) is required thereunder, then the Appraisal Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25% of the outstanding principal balance of such Required Appraisal
Mortgage Loan to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

          Notwithstanding the foregoing, each A/B Loan Combination will be treated as a single Mortgage Loan for purposes of calculating an Appraisal
Reduction Amount. Any Appraisal Reduction Amount with respect to an A/B Loan
Combination will be allocated first to the related B-Note Loan(s) (or any successor REO B-Note Loans with respect thereto) up to the outstanding principal balance thereof, and then to the related A-Note Mortgage Loan (or any successor
REO Mortgage Loan with respect thereto). Any Appraisal Reduction Amount with respect to the Maine Mall Loan Combination that is so allocable to the Maine
Mall B-Note Loans (or any successor REO B-Note Loans with respect thereto) shall be allocated first to the Maine Mall B-Note Loan (or any successor REO B-Note
Loan with respect thereto) that has the lower payment priority under the Maine
Mall Co-Lender Agreement with respect to principal, up to the outstanding principal balance thereof, and then to the other Maine Mall B-Note Loan (or any successor REO B-Note Loan with respect thereto). Any Appraisal Reduction Amount with respect to the Chico Mall Loan Combination that is so allocable to the
Chico Mall B-Note Loans (or any successor REO B-Note Loans with respect thereto)
shall be allocated between them on a pro rata basis in accordance with the respective outstanding principal balances thereof. For purposes of determining the related A/B Controlling Party, the foregoing allocation shall be subject to the related A/B Intercreditor Agreement.

          Notwithstanding the foregoing, in the case of the Outside Serviced
Loan Combination, the term "Appraisal Reduction Amount" shall have the meaning assigned to that term or any analogous term in the Outside Servicing Agreement.
Further notwithstanding the foregoing, any Appraisal Reduction Amount with respect to the Outside Serviced Loan Combination shall be calculated, and allocated between the respective mortgage loans comprising the Outside Serviced
Loan Combination by, the applicable Outside Servicer pursuant to the Outside
Servicing Agreement; and the parties hereto shall be entitled to rely on such calculations, and the allocations to the Mortgage Loan or REO Mortgage Loan, as applicable, in such Outside Serviced Loan Combination, as reported to them by the applicable Outside Servicer.

          "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing
File. Absent bad faith, any party hereto may conclusively rely on any Appraisal
(or letter update or internal valuation, if applicable) obtained by or delivered to that party in accordance with this Agreement for purposes of establishing the
Appraised Value of a Mortgaged Property.

          "ARD Mortgage Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment
Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related

                                       12

Mortgaged Property to the repayment of the outstanding principal balance on such
Mortgage Loan.

          "Asset Status Report": As defined in Section 3.21(d).

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Serviced Loan.

          "Assumed Periodic Payment": With respect to any Balloon Loan for its scheduled maturity date (provided that such Balloon Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such scheduled maturity date) and for any Due Date thereafter as of which such
Balloon Loan remains outstanding and part of the Trust Fund, the Periodic
Payment of principal and/or interest deemed to be due in respect thereof on such
Due Date equal to the amount that would have been due in respect of such Balloon
Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect immediately prior to, and without regard to the occurrence of, its scheduled maturity date. With respect to any REO Loan, for any Due Date therefor as of which the related REO
Property or any interest therein remains part of the Trust Fund, the Periodic
Payment of principal and/or interest deemed to be due in respect thereof on such
Due Date equal to the amount that would have been due in respect of the predecessor Mortgage Loan (or, in the case of any REO B-Note Loan, the predecessor B-Note Loan) on such Due Date if (x) the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect on the Due Date immediately prior to the predecessor Mortgage Loan becoming an REO Mortgage Loan or the predecessor B-Note Loan becoming an REO
B-Note Loan, as the case may be, and (y) the predecessor Mortgage Loan or B-Note
Loan, as the case may be, had remained outstanding (or, if the predecessor
Mortgage Loan or B-Note Loan, as the case may be, was a Balloon Loan and such
Due Date coincides with or follows what had been its scheduled maturity date, the Assumed Periodic Payment that would have been deemed due in respect of the predecessor Mortgage Loan or B-Note Loan, as the case may be, on such Due Date had it remained outstanding).

          "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

          "Available Distribution Amount": With respect to any Distribution
Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution
Account as of the close of business at the end of the related Collection Period and any other amounts collected by or on behalf of the Master Servicer as of the close of business on the last day of such Collection Period and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I
Advances made by the Master Servicer, the Trustee or the Fiscal Agent for
distribution on the Certificates on such Distribution Date pursuant to Section
4.03, (iii) to the extent not already included in clause (a)(i), the aggregate amount transferred from the Pool REO Account (if established) and/or any A/B
Custodial Account to the Certificate Account, on or prior to the P&I Advance
Date in such

                                       13

month, pursuant to Section 3.16(c) and/or Section 3.05(g), as applicable, (iv)
the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with
Prepayment Interest Shortfalls, and (v) for each Distribution Date occurring in
March, and for the final Distribution Date if the final Distribution Date occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan deposited into the Distribution Account pursuant to Section 3.05(e), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i)
collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any
Person from (A) the Certificate Account pursuant to clauses (ii)-(xvi) and
(xviii)-(xx) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii)-(vi) of Section 3.05(b), (iii) Prepayment Premiums and Yield
Maintenance Charges, (iv) Additional Interest, (v) with respect to the
Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the
Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to
be withdrawn from the Distribution Account and deposited in the Interest Reserve
Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(e), and (vi) any amounts deposited in the Certificate
Account or the Distribution Account in error. The Available Distribution Amount will not include any amounts required to be distributed pursuant to the terms of an A/B Intercreditor Agreement or this Agreement to a B-Noteholder.

          "B-Note Loan": With respect to each of the A-Note Mortgage Loans, each related B-Note Loan that is (i) not included in the Trust Fund, (ii) subordinate in right of payment to such A-Note Mortgage Loan to the extent set forth in the related A/B Intercreditor Agreement and (iii) secured by the same Mortgage on the same Mortgaged Property as such A-Note Mortgage Loan.

          "B-Noteholder": Each holder of (i) the Mortgage Note for a B-Note Loan and (ii) the corresponding rights under the related A/B Intercreditor Agreement.

          "Balloon Loan": Any Mortgage Loan or B-Note Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

          "Balloon Mortgage Loan": Any Mortgage Loan that is a Balloon Loan.

          "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Periodic Payment payable on the scheduled maturity date of such Serviced Loan.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                                       14

          "Book-Entry Non-Registered Certificate": Any Non-Registered
Certificate that constitutes a Book-Entry Certificate.

          "Breach": As defined in Section 2.03(a).

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the cities in which the
Corporate Trust Office of the Trustee (which as of the Closing Date is Chicago,
Illinois) or the offices of the Master Servicer (which as of the Closing Date is
Overland Park, Kansas) or the offices of the Special Servicer (which as of the
Closing Date is Miami Beach, Florida) are located, are authorized or obligated by law or executive order to remain closed.

          "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

          "Certificate": Any one of the CD 2005-CD1 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the
Authenticating Agent.

          "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for Certificateholders, which shall be entitled "Midland Loan
Services, Inc., as Master Servicer for LaSalle Bank National Association, as
Trustee, on behalf of and in trust for the registered holders of CD 2005-CD1
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2005-CD1".

          "Certificate Deferred Interest": The amount by which interest distributable with respect to any Class of Principal Balance Certificates (other than the Class A-2FL Certificates) or the Class A-2FL REMIC II Regular Interest,
as the case may be, is reduced by the amount of Mortgage Deferred Interest allocable to such Class of Certificates or the Class A-2FL REMIC II Regular
Interest on any Distribution Date.

          "Certificate Factor": With respect to any Class of Certificates (other than the Class R and Class Y Certificates) or the Class A-2FL REMIC II Regular
Interest as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then-current Class
Principal Balance or Class Notional Amount, as applicable, of such Class of
Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, and the denominator of which is the Original Class Principal Balance or Original
Class Notional Amount of such Class of Certificates or the Class A-2FL REMIC II
Regular Interest, as the case may be.

          "Certificate Notional Amount": With respect to any Class X
Certificate, as of any date of determination, the then notional amount of such
Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class
X Certificates.

                                       15

          "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance": With respect to any Principal Balance
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

          "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) only a Permitted
Transferee shall be the Holder of a Class R Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage
Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof, any consent, approval or waiver required or permitted to be made by the Majority
Controlling Class Certificateholder (or, with respect to the One Court
Square-Citibank Mortgage Loan or any related REO Property, the Majority Class
OCS Certificateholder(s)) or the Controlling Class Representative (or, with respect to the One Court Square-Citibank Mortgage Loan or any related REO
Property, the Class OCS Representative) and any election, removal or replacement of the Special Servicer or the Controlling Class Representative (or, with respect to the One Court Square-Citibank Mortgage Loan or any related REO
Property, the Class OCS Representative) pursuant to Section 6.09 or Section
3.25, as applicable), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee
or the Fiscal Agent, as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer
in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certification": As defined in Section 8.16(b).

                                       16

          "Chico Mall B-Noteholder": The holder of the promissory note for a
Chico Mall B-Note Loan.

          "Chico Mall B-Note Loans": As defined in the Preliminary Statement hereto.

          "Chico Mall Co-Lender Agreement": As defined in the Preliminary
Statement hereto.

          "Chico Mall Controlling B-Noteholder": The "Controlling Note B Holder"
within the meaning of the Chico Mall Co-Lender Agreement.

          "Chico Mall Controlling Party": The Chico Mall Directing Holder or any
representative thereof designated in accordance with the Chico Mall Co-Lender
Agreement.

          "Chico Mall Directing Holder": The "Directing Holder" within the meaning of the Chico Mall Co-Lender Agreement.

          "Chico Mall Loan Combination": As defined in the Preliminary Statement hereto.

          "Chico Mall Major Action": A "Major Action" within the meaning of the
Chico Mall Co-Lender Agreement.

          "Chico Mall Mortgage Loan": As defined in the Preliminary Statement hereto.

          "Chico Mall Mortgaged Property": As defined in the Preliminary
Statement hereto.

          "Chico Mall Special Servicer": The party responsible for performing the duties of Special Servicer hereunder with respect to the Chico Mall Loan
Combination or any related REO Property.

          "Chico Mall Threshold Event Collateral": Any "Threshold Event
Collateral" within the meaning of the Chico Mall Co-Lender Agreement.

          "Citigroup": Citigroup Global Markets Realty Corp. or its successor in interest.

          "Citigroup Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of October 27, 2005, between the Depositor and
Citigroup and relating to the transfer of the Citigroup Mortgage Loans to the
Depositor.

                                       17

          "Citigroup Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Citigroup Mortgage Loan Purchase
Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Citigroup Mortgage Loan
Purchase Agreement.

          "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

          "Class A-1 Certificate": Any one of the Certificates with a "Class
A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-1D Certificate": Any one of the Certificates with a "Class
A-1D" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-2FL Additional Fixed Swap Payment": With respect to any
Distribution Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Swap Agreement, the applicable "Additional
Fixed Amount" within the meaning of the confirmation under the Swap Agreement.

          "Class A-2FL Available Funds": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance
Charges and Prepayment Premiums, properly made on or in respect of the Class
A-2FL REMIC II Regular Interest with respect to such Distribution Date and (ii)
the amounts, if any, received from the Swap Counterparty pursuant to the Swap
Agreement for such Distribution Date, less (b) any Class A-2FL Net Fixed Swap
Payment, Class A-2FL Additional Fixed Swap Payment and Class A-2FL Fixed Payer
Shortfall Reimbursement Payment required to be paid to the Swap Counterparty pursuant to the Swap Agreement, consistent with Section 3.27, for such
Distribution Date.

          "Class A-2FL Certificate": Any one of the Certificates with a "Class
A-2FL" designation on the face thereof, substantially in the form of Exhibit A-1 hereto, and evidencing an interest in Grantor Trust A-2FL.

          "Class A-2FL Distribution Conversion": With respect to any
Distribution Date (i) immediately upon and during the continuation of a Swap
Default of the nature described in clause (i) of the definition of "Swap
Default" while the Trustee is pursuing remedies under the Swap Agreement pursuant to Section 3.27, or (ii) immediately upon and following the termination of the Swap Agreement until any replacement agreement is entered into the conversion of distributions to the Class A-2FL Certificates from distributions based, in part, on floating interest payments from the Swap Counterparty under the Swap Agreement to

                                       18

distributions based solely on distributions in respect of the Class A-2FL REMIC
II Regular Interest, as specified in Section 4.01(c).

          "Class A-2FL Fixed Swap Payment": With respect to any Distribution
Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Swap Agreement, the applicable "Fixed Amount" within the meaning of the confirmation under the Swap Agreement.

          "Class A-2FL Fixed Payer Shortfall Reimbursement Payment": With
respect to any Distribution Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Swap Agreement, the applicable
"Fixed Payer Shortfall Reimbursement Amount" within the meaning of the confirmation under the Swap Agreement.

          "Class A-2FL Floating Swap Payment": With respect to any Distribution
Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Swap Agreement, the applicable "Floating Amount" within the meaning of the confirmation under the Swap Agreement.

          "Class A-2FL Grantor Trust Assets": The assets of Grantor Trust A-2FL.

          "Class A-2FL Interest Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the sum of (i) the Distributable
Certificate Interest with respect to the Class A-2FL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, (ii) any Class A-2FL Net Floating Swap Payment received from the Swap Counterparty for distribution on such Distribution Date and (iii) if the Swap Agreement is terminated and a replacement Swap Agreement is not obtained, any Swap Termination Payment collected during the related Collection
Period, less (b) any Class A-2FL Net Fixed Swap Payment and/or Class A-2FL Fixed
Payer Shortfall Reimbursement Payment made to the Swap Counterparty with respect to such Distribution Date.

          "Class A-2FL Net Fixed Swap Payment": With respect to any Distribution
Date, the excess, if any of (i) the Class A-2FL Fixed Swap Payment for that
Distribution Date over (ii) the Class A-2FL Floating Swap Payment for that
Distribution Date.

          "Class A-2FL Net Floating Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class A-2FL Floating Swap
Payment for that Distribution Date over (ii) the Class A-2FL Fixed Swap Payment for that Distribution Date.

          "Class A-2FL Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-2FL REMIC II Regular Interest on such
Distribution Date.

          "Class A-2FL REMIC II Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-2FL", constituting a "regular interest" in
REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

                                       19

          "Class A-2FL Swap Payment Date": The "Payment Date" within the meaning of the confirmation under the Swap Agreement.

          "Class A-2FX Certificate": Any one of the Certificates with a "Class
A-2FX" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-3 Certificate": Any one of the Certificates with a "Class
A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-4 Certificate": Any one of the Certificates with a "Class
A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-J Certificate": Any one of the Certificates with a "Class
A-J" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-M Certificate": Any one of the Certificates with a "Class
A-M" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-SB Certificate": Any one of the Certificates with a "Class
A-SB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-SB Planned Principal Balance": With respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-SB
Certificates for such date set forth on Schedule V attached hereto.

          "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                       20

          "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class Notional Amount": With respect to the Class X Certificates, the
Class X Notional Amount.

          "Class O Certificate": Any one of the Certificates with a "Class O"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class OCS Available Distribution Amount": With respect to any
Distribution Date, an amount equal to the lesser of: (a) the aggregate amount deemed distributed with respect to Loan REMIC Regular Interest OCS-II on such
Distribution Date pursuant to Section 4.01(j); and (b) the sum of (i) all
Distributable Certificate Interest with respect to the Class OCS Certificates for such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates, (ii) the Class OCS Principal Distribution Amount
for such Distribution Date and (iii) all Realized Losses and Additional Trust
Fund Expenses previously allocated to, but not previously reimbursed with respect to, the Class OCS Certificates.

                                       21

          "Class OCS Certificate": Any one of the Certificates with a "Class
OCS" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular
interest" in REMIC II for purposes of the REMIC Provisions.

          "Class OCS Control Period": Any period when a One Court
Square-Citibank Change of Control Event does not exist.

          "Class OCS Principal Distribution Amount": With respect to any
Distribution Date, the total amount of principal deemed distributed (or, assuming that the available funds were sufficient, that would have been deemed distributed) to REMIC I with respect to Loan REMIC Regular Interest OCS-II on such Distribution Date pursuant to Section 4.01(j).

          "Class OCS Representative": As defined in Section 3.25.

          "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class Principal Balance": The aggregate principal balance of any
Class of Principal Balance Certificates or the Class A-2FL REMIC II Regular
Interest, as the case may be, outstanding from time to time. As of the Closing
Date, the Class Principal Balance of each Class of Principal Balance
Certificates (exclusive of the Class A-2FL Certificates) and the Class A-2FL
REMIC II Regular Interest shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balances of the respective Classes of the Principal Balance Certificates (exclusive of the Class
A-2FL Certificates) and the Class A-2FL REMIC II Regular Interest shall each be reduced by the amount of any distributions of principal made thereon on such
Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund
Expenses allocated thereto on such Distribution Date pursuant to Section
4.04(a). The Class Principal Balances of the respective Classes of Principal
Balance Certificates (exclusive of the Class A-2FL Certificates) and the Class
A-2FL REMIC II Regular Interest will each be increased on any Distribution Date by the amount of any Certificate Deferred Interest with respect thereto for such
Distribution Date. Distributions in respect of a reimbursement of Realized
Losses and Additional Trust Fund Expenses previously allocated to a Class of
Principal Balance Certificates or the Class A-2FL REMIC II Regular Interest, as
the case may be, shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance. The Class Principal
Balance of the Class A-2FL Certificates shall at all times equal the Class
Principal Balance of the Class A-2FL REMIC II Regular Interest.

          "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class R Certificate": Any one of the Certificates with a "Class R"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing sole

                                       22

class of "residual interests" in each of the Loan REMIC, REMIC I and REMIC II for purposes of the REMIC Provisions.

          "Class X Certificate": Any one of the Certificates with a "Class X"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing all of the Class X Components, each of which is a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class X Component": Any of the 25 components of the Class X
Certificates, each of which shall constitute a separate "regular interest" in
REMIC II for purposes of the REMIC Provisions. Each Class X Component shall accrue interest at its Class X Strip Rate in effect from time to time on its
Component Notional Amount outstanding from time to time, which Component
Notional Amount shall equal the REMIC I Principal Balance of such Class X
Component's Corresponding REMIC I Regular Interest. The respective Class X
Components shall be designated as follows: Component X-A-1, Component X-A-1D,
Component X-A-2FL, Component X-A-2FX, Component X-A-3, Component X-A-SB,
Component X-A-4, Component X-A-1A, Component X-A-M, Component X-A-J, Component
X-B, Component X-C, Component X-D, Component X-E, Component X-F, Component X-G,
Component X-H, Component X-J, Component X-K, Component X-L, Component X-M,
Component X-N, Component X-O, Component X-P and Component X-Q .

          "Class X Notional Amount": With respect to the Class X Certificates, as of any date of determination, the sum of the then Component Notional Amounts of all of the Class X Components.

          "Class X Strip Rate": With respect to any Class X Component for any
Distribution Date, an annual rate equal to the excess, if any, of the REMIC I
Remittance Rate over the Adjusted REMIC I Remittance Rate with respect to such
Class X Component's Corresponding REMIC I Regular Interest for such Distribution
Date.

          "Class Y Certificate": Any one of the Certificates with a "Class Y-I"
designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a proportionate interest in Grantor Trust Y.

          "Class Y Grantor Trust Assets": The assets of Grantor Trust Y.

          "Closing Date": November 15, 2005.

          "CMSA": The Commercial Mortgage Securities Association or any
successor organization.

          "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

                                       23

          "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"CMSA Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Comparative Financial Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. In connection with preparing the CMSA Comparative Financial Status
Report, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending March
31, 2006, and (b) annual financial statements beginning with annual financial statements for the 2005 fiscal year.

          "CMSA Delinquent Loan Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Financial File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Liquidation Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan
Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such

                                       24

information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Level Reserve/LOC Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Level Reserve/LOC Report" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions and in any event, shall present the computations made in accordance with the methodology described in such form to
"normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

          "CMSA Operating Statement Analysis": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                                       25

          "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Servicer Watchlist": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watchlist/Portfolio Review Guidelines"
available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Website": The website maintained by the CMSA with an address, as of the Closing Date, of "www.cmbs.org."

          "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

          "Co-Lender Agreement": Any of the A/B Intercreditor Agreements and the
Loews Universal Hotel Portfolio Co-Lender Agreement.

          "Collection Period": With respect to any Distribution Date or P&I
Advance Date, the period that begins on the day immediately following the
Determination Date in the calendar month preceding the month in which such
Distribution Date or such P&I Advance Date, as the case may be, occurs (or, in the case of the initial Distribution Date and the initial P&I Advance Date, commencing on the day after the related Cut-off Date) and ending on and including the Determination Date in the month in which such Distribution Date or such P&I Advance Date, as the case may be, occurs.

          "Commission": The Securities and Exchange Commission or any successor agency.

          "Component Notional Amount": With respect to each Class X Component and any date of determination, an amount equal to the then REMIC I Principal
Balance of its Corresponding REMIC I Regular Interest.

          "Controlling Class": As of any date of determination, the most subordinate (based on the payment priorities of Section 4.01(a)) outstanding
Class of Sequential Pay Certificates, that has a Class Principal Balance that is greater than 25% of the Original Class Principal Balance thereof; provided, however, that if no Class of Sequential Pay Certificates has a Class Principal
Balance that satisfies such requirement, then the Controlling Class shall be the most subordinate (based on the payment priorities of Section 4.01(a))
outstanding Class of Sequential Pay Certificates that has a Class Principal
Balance greater than zero. For purposes of determining, and exercising the rights of, the Controlling Class, the Senior Class A Certificates shall be deemed a single Class of Certificates.

                                       26

          "Controlling Class Representative": As defined in Section 3.25(a).

          "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this
Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securities and Trust Services Group--CD
2005-CD1 Commercial Mortgage Trust, Series 2005-CD1.

          "Corrected Loan": Any Serviced Loan that had been a Specially Serviced
Loan but has ceased to be a Specially Serviced Loan in accordance with the definition of "Specially Serviced Loan" (other than by reason of a Liquidation
Event or the related Mortgaged Property becoming an REO Property). None of the mortgage loans comprising the Outside Serviced Loan Combination shall constitute a Corrected Loan under this Agreement.

          "Corrected Mortgage Loan": A Mortgage Loan that is a Corrected Loan.

          "Corresponding REMIC I Regular Interest": With respect to any Class of
Principal Balance Certificates, the REMIC I Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class of
Principal Balance Certificates; and, with respect to any Class X Component, the
REMIC I Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X Component.

          "Crossed Group": With respect to any Mortgage Loan that is a Crossed
Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

          "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

          "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage
Ratio for all remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the Debt
Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; (ii) the Loan-to-Value Ratio for any remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related
Mortgage Loan Seller is not greater than the Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by

                                       27

the Special Servicer at the expense of the related Mortgage Loan Seller; and
(iii) the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that the repurchase of or substitution for a Crossed
Loan, including, without limitation, any modification relating to such repurchase or substitution, shall not cause an Adverse REMIC Event.

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the
Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

          "Cut-off Date": Individually and collectively, as the context may require: (i) with respect to each Mortgage Loan that has a Due Date in November
2005, the related Due Date of such Mortgage Loan in November 2005; and (ii) with respect to any Mortgage Loan that has its first Due Date in December 2005,
November 1, 2005.

          "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan, as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

          "Debt Service Coverage Ratio": With respect to any Serviced Loan, as of any date of determination, the ratio of (x) the annualized Net Cash Flow
(before payment of any debt service on such Serviced Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Serviced Loan (plus, in the case of any B-Note Loan, the Periodic Payment in effect for the related A-Note
Mortgage Loan) as of such date of determination.

          "Defaulted Mortgage Loan": A Mortgage Loan (other than the Outside
Serviced Mortgage Loan) (i) that (A) is delinquent 60 days or more in respect to a Periodic Payment (not including the Balloon Payment) or (B) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such
Mortgage Loan within 60 days after the Due Date of such Balloon Payment
(provided that, if such refinancing does not occur during such time specified in the commitment, the subject Mortgage Loan will immediately become a Defaulted
Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

                                       28

          "Defeasance Collateral": With respect to any Defeasance Loan, the
United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

          "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor
(or permits the holder of such Mortgage Loan to require the related Mortgagor)
to pledge Defeasance Collateral to such holder in lieu of prepayment. If an
A-Note Mortgage Loan is a Defeasance Loan, then any related B-Note Loan may also be a Defeasance Loan.

          "Deficient Valuation": With respect to any Mortgage Loan or B-Note
Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of such Mortgage
Loan or B-Note Loan, as the case may be, which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificate": As defined in Section 5.03(a).

          "Definitive Non-Registered Certificate": Any Non-Registered
Certificate that is a Definitive Certificate.

          "Depositor": Citigroup Commercial Mortgage Securities Inc. or its
successor in interest.

          "Depository": The Depository Trust Company, or any successor
Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Deutsche Bank Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of October 27, 2005, between the
Depositor and GACC and relating to the transfer of the Deutsche Bank Mortgage
Loans to the Depositor.

          "Deutsche Bank Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Deutsche Bank Mortgage Loan
Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Deutsche Bank
Mortgage Loan Purchase Agreement.

          "Determination Date": The 11th day of each month, or if such 11th day is not a Business Day, the immediately succeeding Business Day, commencing in
December 2005.

                                       29

          "Directly Operate": With respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management of such Administered REO Property, the holding of such Administered REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the
Trustee) shall not be considered to Directly Operate an Administered REO
Property solely because the Trustee (or the Special Servicer or any Sub-Servicer
on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Administered REO Property.

          "Discount Rate": With respect to any prepaid Mortgage Loan or REO
Mortgage Loan for purposes of allocating any Yield Maintenance Charge or
Prepayment Premium received thereon or with respect thereto among the respective
Classes of the Principal Balance Certificates (other than any Excluded Class thereof) and the Class A-2FL REMIC II Regular Interest, the "Discount Rate"
shall be determined as specified in the related loan documents for the purposes of calculating the subject Yield Maintenance Charge or Prepayment Premium.

          "Disqualified Organization": Any of the following: (i) the United
States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii)
any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(unless such organization is subject to the tax imposed by Section 511 of the
Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of
Counsel (which shall not be an expense of the Trustee) that the holding of an
Ownership Interest in a Class R Certificate by such Person may cause the Trust
Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Class R Certificate to such Person. The terms "United
States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distributable Certificate Interest": With respect to any Class of
Regular Certificates or the Class A-2FL REMIC II Regular Interest for any
Distribution Date, the Accrued Certificate Interest in respect of such Class of
Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, for such Distribution Date, reduced (to not less than zero) by the sum of: (i)
the portion of any Net Aggregate Prepayment Interest Shortfall for such
Distribution Date allocated to such Class of Regular Certificates or the Class
A-2FL REMIC II Regular Interest, as the case may be, in accordance with Section
4.04(f); and (ii) except in the case of a Class of Class X Certificates, the portion of any Mortgage Deferred Interest allocated to

                                       30

such Class of Regular Certificates or the Class A-2FL REMIC II Regular Interest,
as the case may be, on such Distribution Date in accordance with Section
4.04(d).

          "Distribution Account": The segregated account or accounts created and maintained by the Trustee on behalf of the Certificateholders (exclusive of the
Holders of the Class Y Certificates) pursuant to Section 3.04(b) which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-CD1."

          "Distribution Date": With respect to any Determination Date, the fourth Business Day following such Determination Date.

          "Distribution Date Statement": As defined in Section 4.02(a).

          "Document Defect": As defined in Section 2.03(a).

          "Due Date": With respect to (i) any Serviced Loan on or prior to its
Stated Maturity Date, the day of the month set forth in the related Mortgage
Note on which each Periodic Payment on such Serviced Loan is scheduled to be first due; (ii) any Serviced Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Serviced Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each
Periodic Payment on the related Serviced Loan had been scheduled to be first due.

          "EDGAR": The Commission's Electronic Data Gathering, Analysis and
Retrieval system.

          "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (A) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "Aa3" by Moody's (if then rated by Moody's) and "AA-" by S&P (or "A-" provided the short-term unsecured debt obligations are rated at least "A-1" by S&P) (or, with respect to either such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (B) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "P-1"
by Moody's (if then rated by Moody's) and "A-1" by S&P (or, with respect to either such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the
Certificates as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, (ii) an account or accounts maintained with PNC so long as PNC (X) has a long-term unsecured debt rating of at least
"A" and a short-term rating of at least "A-1" from S&P and (Y) has a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1"
from Moody's, or (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on

                                       31

deposit therein substantially similar to 12 CFR Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

          "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any
successor provisions covering the same subject matter in the case of a Specially
Serviced Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially
Serviced Loan as to which the related Mortgaged Property is not multifamily property.

          "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Payment": Any payment received by the Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

          "Event of Default": One or more of the events described in Section
7.01(a).

          "Excess Servicing Strip": With respect to any Mortgage Loan or REO
Mortgage Loan, the portion of the related Master Servicing Fee (which portion shall not include that portion payable to any Sub-Servicer party to a
Sub-Servicing Agreement dated the date hereof) that accrues at the related
Excess Servicing Strip Rate in effect from time to time, subject to reduction by the Trustee in accordance with Section 3.11(a).

          "Excess Servicing Strip Rate": With respect to any Mortgage Loan or
REO Mortgage Loan, subject to reduction by the Trustee in accordance with
Section 3.11(a), a rate per annum equal to the excess, if any, of (A) the related Master Servicing Fee Rate over (B) the sum of (1) 0.01% per annum plus
(2) the annual sub-servicing fee rate for any related third-party Sub-Servicer of such Mortgage Loan or REO Mortgage Loan, as the case may be, on behalf of the
Master Servicer.

          "Exchange Act": Securities Exchange Act of 1934, as amended.

          "Excluded Class": Any Class of Principal Balance Certificates other than the Class A-1 Certificates, Class A-1D Certificates, Class A-2FX
Certificates, Class A-3 Certificates, Class A-SB Certificates, Class A-4
Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates and Class J Certificates.

          "Exemption": Department of Labor Prohibited Transaction Exemption
("PTE") 91-23, as amended from time to time, or any successor thereto.

                                       32

          "Exemption-Favored Party": Any of (i) Citigroup Global Markets Inc.,
(ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup Global Markets
Inc., and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and/or (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

          "FASB 140": The Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities", issued in September 2002.

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

          "Final Recovery Determination": A determination by the Special
Servicer with respect to any Specially Serviced Loan or Administered REO
Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan Sellers, pursuant to the related Mortgage Loan Purchase Agreement, by a related Non-Trust Loan Noteholder pursuant to the related Co-Lender Agreement, or by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder pursuant to
Section 9.01) that there has been a recovery of all Insurance Proceeds,
Liquidation Proceeds, REO Revenues and other payments or recoveries that the
Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable (without regard to any Maine Mall or Chico Mall
Threshold Event Collateral); provided that the term "Final Recovery
Determination" shall include any comparable determination made with respect to the Outside Serviced Mortgage Loan or any related REO Property by the Outside
Special Servicer pursuant to the Outside Servicing Agreement.

          "Floating Rate Account": A segregated custodial account or accounts or subaccount of the Distribution Account created and maintained by the Trustee, pursuant to Section 3.04(i), in trust for the Class A-2FL Certificateholders and
Swap Counterparty, as their interests may appear, which shall be entitled
"LaSalle Bank National Association, as Trustee, in trust for the registered holders of CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-CD1, Class A-2FL, and Citibank, N.A., as
their interests may appear, Floating Rate Account". Any such account or subaccount shall be an Eligible Account or a subaccount of an Eligible Account.

          "Fiscal Agent": ABN AMRO Bank, N.V., in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

          "FNMA": Federal National Mortgage Association or any successor.

          "Form 8-K": A Current Report on Form 8-K and/or any successor or equivalent forms adopted by the Commission.

          "Form 10-K": An Annual Report on Form 10-K and/or any successor or equivalent forms adopted by the Commission.

                                       33

          "GACC": German American Capital Corporation or its successor in interest.

          "Gain-on-Sale Proceeds": With respect to any Specially Serviced
Mortgage Loan or Administered REO Property, the excess, if any, of (i) any
Liquidation Proceeds with respect to the subject Mortgage Loan or REO Property, as the case may be (net of any related Liquidation Expenses and, in the case of any A-Note Mortgage Loan or the related A/B REO Property, further net of any portion of such Liquidation Proceeds payable to the related B-Noteholder(s)), over (ii) the Purchase Price for such Mortgage Loan or the related REO Mortgage
Loan, as the case may be, on the date on which such Liquidation Proceeds were received.

          "Gain-on-Sale Reserve Account": A segregated custodial account or accounts or subaccount of the Distribution Account created and maintained by the
Trustee pursuant to Section 3.04(f) on behalf of the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of CD 2005-CD1 Commercial Mortgage Trust, Commercial
Mortgage Pass-Through Certificates, Series 2005-CD1." Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

          "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

          "Grantor Trust": Either of Grantor Trust A-2FL or Grantor Trust Y, as
applicable.

          "Grantor Trust A-2FL": The portion of the Trust Fund consisting of (i)
the Class A-2FL REMIC II Regular Interest, (ii) the Swap Agreement and payments by the Swap Counterparty thereunder and (iii) the Floating Rate Account, intended to be treated as a "grantor trust" within the meaning of the Grantor
Trust Provisions.

          "Grantor Trust Assets": With respect to Grantor Trust A-2FL, the Class
A-2FL Grantor Trust Assets; and, with respect to Grantor Trust Y, the Class Y
Grantor Trust Assets.

          "Grantor Trust Y": The portion of the Trust Fund consisting of (i) any
Additional Interest with respect to the ARD Mortgage Loans after their respective Anticipated Repayment Dates and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, intended to be treated as a "grantor trust" within the meaning of the Grantor Trust
Provisions.

          "Grantor Trust Provisions": Subpart E of Part I of subchapter J of the
Code and Treasury regulation section 301.7701-4(c).

          "Ground Lease": With respect to any Serviced Loan for which the
Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

          "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage
Loan Schedule as belonging to Loan Group No. 1.

                                       34

          "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage
Loan Schedule as belonging to Loan Group No. 2.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

          "Holder": A Certificateholder.

          "Impound Reserve": As defined in Section 3.16(c) hereof.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan
Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative (and, with respect to the One Court Square-Citibank Mortgage
Loan, the Class OCS Representative and, with respect to any A/B Loan
Combination, the related B-Noteholder(s)), the Trustee, the Fiscal Agent and any
and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the
Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the
Controlling Class Representative (or, with respect to the One Court
Square-Citibank Mortgage Loan, the Class OCS Representative and, with respect to any A/B Loan Combination, the related B-Noteholder(s)), the Trustee, the Fiscal
Agent or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the
Controlling Class Representative (or, with respect to the One Court
Square-Citibank Mortgage Loan, the OCS Representative and, with respect to any
A/B Loan Combination, the related B-Noteholder(s)), the Trustee, the Fiscal
Agent or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the
Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the
Controlling Class Representative (or, with respect to the One Court
Square-Citibank Mortgage Loan, the Class OCS Representative and, with respect to any A/B Loan Combination, the related B-Noteholder(s)), the Trustee, the Fiscal
Agent or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the
Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the
Controlling Class Representative (or, with respect to the One Court
Square-Citibank Mortgage Loan, the Class OCS Representative and, with respect to any A/B Loan Combination, the related B-Noteholder(s)), the Trustee, the Fiscal
Agent or such Affiliate thereof, as the case may be.

          "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

                                       35

          "Independent Contractor": Any Person that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3)
of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the
Trustee and the Master Servicer), so long as such REMIC Pool does not receive or derive any income from such Person; provided that the relationship between such
Person and such REMIC Pool is at arm's length, all within the meaning of
Treasury regulations section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such
Administered REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such Administered REO Property to fail to qualify as Rents from Real
Property.

          "Initial Purchaser": Each of Citigroup Global Markets Inc. and
Deutsche Bank Securities Inc. or, in each case, its successor in interest.

          "Institutional Accredited Investor" or "IAI": An "accredited investor"
as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy": With respect to any Serviced Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Serviced Loan or the related Mortgaged Property.

          "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard (or, in the case of the Outside Serviced
Mortgage Loan, in accordance with the servicing standard under the Outside
Servicing Agreement).

          "Insured Environmental Event": As defined in Section 3.07(d).

          "Interest Accrual Period": With respect to each Class of Regular
Certificates, each Class X Component, the Class A-2FL REMIC II Regular Interest,
each REMIC I Regular Interest and each Loan REMIC Regular Interest, for any
Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Notwithstanding the foregoing, each
Interest Accrual Period is deemed to consist of 30 days for purposes of calculating interest on the Regular Certificates, the Class X Components, the
Class A-2FL REMIC II Regular Interest, the REMIC I Regular Interests and the
Loan REMIC Regular Interests. For purposes of determining Class A-2FL Interest
Distribution Amounts and Class A -

                                       36

2FL Floating Swap Payments, for any Distribution Date and any Class A-2FL Swap
Payment Date related thereto based upon the confirmation under the Swap
Agreement, the Interest Accrual Period will begin on and include the preceding
Distribution Date (or, in the case of the first Distribution Date, will begin on and include the Closing Date) and will end on the calendar day immediately preceding the subject Distribution Date; provided that, if a Class A-2FL
Distribution Conversion is in effect with respect to the subject Distribution
Date, then the Interest Accrual Period applicable to the Class A-2FL Interest
Distribution Amount for such Distribution Date will be the same as the Interest
Accrual Period with respect to the Class A-2FL REMIC II Regular Interest for such Distribution Date.

          "Interest Reserve Account": The segregated account created and maintained by the Trustee pursuant to Section 3.04(c) on behalf of the
Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of CD 2005-CD1
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2005-CD1."

          "Interest Reserve Amount": With respect to each Interest Reserve
Mortgage Loan and Interest Reserve REO Mortgage Loan for each Distribution Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one day's interest at the related Net Mortgage
Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment is collected in respect thereof as of the Determination Date immediately preceding such Distribution
Date or a P&I Advance is made in respect thereof for such Due Date as of such
Distribution Date.

          "Interest Reserve Mortgage Loan": Each Mortgage Loan that is an
Actual/360 Mortgage Loan.

          "Interest Reserve REO Mortgage Loan": An REO Mortgage Loan that relates to an Interest Reserve Mortgage Loan.

          "Interested Person": The Depositor, any Mortgage Loan Seller, the
Master Servicer, the Special Servicer, any B-Noteholder (but only with respect to the related A-Note Mortgage Loan), any Independent Contractor hired by the
Special Servicer, any Holder of a Certificate or any Affiliate of any such
Person.

          "Internet Website": The Internet Websites maintained by the Trustee and, if applicable, the Master Servicer and/or the Special Servicer, which in the case of the Trustee is initially located at "www.etrustee.net" or such other address as provided by the Trustee to the parties hereto from time to time and, in the case of the Master Servicer and/or the Special Servicer, shall be located at such address provided by such person to the parties hereto from time to time.

          "Investment Account": As defined in Section 3.06(a).

          "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

                                       37

          "IRS": The Internal Revenue Service or any successor agency.

          "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

          "LaSalle": LaSalle Bank National Association or its successor in interest.

          "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a
Periodic Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous
Collection Period, and not previously recovered. With respect to any REO
Mortgage Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation
Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Periodic Payment (other than a Balloon
Payment) or an Assumed Periodic Payment in respect of the predecessor Mortgage
Loan or of an Assumed Periodic Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered. Late Collections with respect to the Outside Serviced Mortgage Loan will be allocated to such Mortgage Loan as provided in the related Co-Lender
Agreement, and to the extent not inconsistent with the related Co-Lender
Agreement, as provided in this Agreement.

          "LIBOR": The rate specified in Section 1.03(a) or the rate calculated by the Trustee in accordance with Section 1.03(b), as applicable under the circumstances.

          "LIBOR Business Day": Any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

          "LIBOR Determination Date": For purposes of calculating LIBOR in any particular calendar month subsequent to November 2005, the second LIBOR Business
Day prior to the Distribution Date in such calendar month; provided that, to the extent that the calculation of LIBOR in accordance with Section 1.03(b) requires a determination made as of New York City time, the subject LIBOR Determination
Date must also be one on which commercial banks are open for general business
(including dealings in foreign exchange and foreign currency deposits) in
London, England and New York, New York.

          "Litigation Control": As defined in Section 3.19(e).

          "Liquidation Event": With respect to any Mortgage Loan or B-Note Loan, any of the following events: (i) such Mortgage Loan or B-Note Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage
Loan or B-Note Loan; (iii) in the case of a Mortgage Loan, such Mortgage Loan is
(A) repurchased or replaced by a Mortgage Loan Seller pursuant to the applicable
Mortgage Loan Purchase Agreement, (B) purchased by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder pursuant to
Section 9.01, or (C) other than the Outside Serviced Mortgage Loan, purchased by

                                       38

the Majority Controlling Class Certificateholder, the Special Servicer or any
assignee of the foregoing pursuant to Section 3.18; (iv) in the case of the One
Court Square-Citibank Mortgage Loan, such Mortgage Loan is purchased by the
Majority Class OCS Certificateholder(s) pursuant to Section 6.14; (v) in the case of a Mortgage Loan that is a part of the Loan Combination, such Mortgage
Loan is purchased by a related Non-Trust Loan Noteholder pursuant to the related
Co-Lender Agreement; (vi) in the case of the Outside Serviced Mortgage Loan, such Mortgage Loan is purchased by the Majority Controlling Class
Certificateholder upon exercising its fair value purchase option in connection with Section 3.18 of this Agreement and the Outside Servicing Agreement; or
(vii) such Mortgage Loan or B-Note Loan is purchased by any related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement.
With respect to any REO Property (and the related REO Loan(s)), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder
pursuant to Section 9.01; or (iii) such REO Property is sold pursuant to Section
3.18 (or, if it relates to the Outside Serviced Mortgage Loan, pursuant to the
Outside Servicing Agreement).

          "Liquidation Fee": With respect to each Specially Serviced Loan and each REO Loan that relates to an Administered REO Property, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

          "Liquidation Fee Rate": 1.0%.

"Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO
Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan or B-Note Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise (which does not include voluntary Principal
Prepayments), exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a
Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder, the
Special Servicer or any assignee thereof pursuant to Section 3.18 or, if applicable, the purchase of the Outside Serviced Mortgage Loan by the Majority
Controlling Class Certificateholder upon exercising its fair value purchase option in connection with Section 3.18 of this Agreement and the Outside
Servicing Agreement; (v) the repurchase or replacement of a Mortgage Loan by a
Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase
Agreement; (vi) the purchase of a Mortgage Loan or REO Property by the Master
Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder pursuant to Section 9.01; (vii) the purchase of a Mortgage
Loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder pursuant to a related Co-Lender Agreement; (viii) the purchase of a Mortgage
Loan or B-Note Loan by a mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement; (ix) the purchase

                                       39

of the One Court Square-Citibank Mortgage Loan by the Majority Class OCS
Certificateholder(s); or (x) except for purposes of Section 3.11, any Maine Mall or Chico Mall Threshold Event Collateral transferred to the Certificate Account, subject to and in accordance with the terms of Section 6.12(f) or 6.13(f), as applicable, to cover losses and expenses with respect to the Maine Mall Mortgage
Loan or the Chico Mall Mortgage Loan, as applicable, or any successor REO
Mortgage Loan with respect thereto.

          "Loan Combination": The Loews Universal Hotel Portfolio Loan
Combination or any A/B Loan Combination, as applicable.

          "Loan Group": Either Loan Group No. 1 or Loan Group No. 2, as
applicable.

          "Loan Group No. 1": Collectively, all of the Mortgage Loans that are
Group 1 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

          "Loan Group No. 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Available
Distribution Amount attributable to Loan Group No. 1.

          "Loan Group No. 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Principal
Distribution Amount attributable to Loan Group No. 1.

          "Loan Group No. 2": Collectively, all of the Mortgage Loans that are
Group 2 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

          "Loan Group No. 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Available
Distribution Amount attributable to Loan Group No. 2.

          "Loan Group No. 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Principal
Distribution Amount attributable to Loan Group No. 2.

          "Loan REMIC": The segregated pool of assets consisting of: (i) the One
Court Square-Citibank Mortgage Loan, together with all documents included in the related Mortgage File and any related Escrow Payments and Reserve Funds; (ii)
all amounts relating to the One Court Square-Citibank Mortgage Loan or any
successor REO Mortgage Loan with respect thereto held from time to time in the
Interest Reserve Account, the Certificate Account, the Distribution Account, the
Gain-on-Sale Reserve Account and the Pool REO Account; (iii) any REO Property
acquired in respect of the One Court Square-Citibank Mortgage Loan; (iv) the
rights of the Depositor under the Deutsche Bank Mortgage Loan Purchase Agreement with respect to the One Court Square-Citibank Mortgage Loan; and (v) the rights of the mortgagee under all Insurance Policies with respect to the One Court
Square-Citibank Mortgage Loan.

          "Loan REMIC Deferred Interest": The amount by which interest distributable to REMIC I with respect to any Loan REMIC Regular Interest is reduced by the amount of

                                       40

Mortgage Deferred Interest allocable to such Loan REMIC Regular Interest on any
Distribution Date.

          "Loan REMIC Principal Balance": The principal balance of a Loan REMIC
Regular Interest as of any date of determination. As of the Closing Date, the
Loan REMIC Principal Balance of Loan REMIC Regular Interest OCS-I shall equal
$290,000,000 and the Loan REMIC Principal Balance of Loan REMIC Regular interest
OCS-II shall equal $25,000,000. On each Distribution Date, the Loan REMIC
Principal Balance of each Loan REMIC Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(j), and shall be further permanently reduced by all Realized Losses and Additional Trust Fund Expenses
deemed allocated thereto on such Distribution Date pursuant to Section 4.04(c).
On any Distribution Date, the Loan REMIC Principal Balance of any Loan REMIC
Regular Interest shall be increased by any Loan REMIC Deferred Interest with respect thereto for such Distribution Date.]

          "Loan REMIC Regular Interest": Either of the two uncertificated
"regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Loan REMIC issued hereunder, as described (and bearing the designations specified) in the Preliminary Statement hereto.

          "Loan REMIC Remittance Rate": With respect to each Loan REMIC Regular
Interest, for any Distribution Date, the Net Mortgage Pass-Through Rate with respect to the One Court Square-Citibank Mortgage Loan or any successor REO
Mortgage Loan with respect thereto for such Distribution Date.

          "Loan-to-Value Ratio": With respect to any Serviced Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then-current principal amount of such Serviced Loan (plus, in the case of a B-Note Loan, the current principal amount of the related A-Note
Mortgage Loan), and the denominator of which is the Appraised Value of the related Mortgaged Property.

          "Lockout Period": With respect to any Mortgage Note that prohibits the
Mortgagor from prepaying such Serviced Loan until a date specified in such
Mortgage Note, the period from the Closing Date until such specified date.

          "Loews Universal Hotel Portfolio Co-Lender Agreement": As defined in the Preliminary Statement hereto.

          "Loews Universal Hotel Portfolio Loan Combination": As defined in the
Preliminary Statement hereto.

          "Loews Universal Hotel Portfolio Mortgage Loan": As defined in the
Preliminary Statement hereto.

          "Loews Universal Hotel Portfolio Mortgaged Properties": As defined in the Preliminary Statement hereto.

                                       41

          "Loews Universal Hotel Portfolio Non-Trust Loans": As defined in the
Preliminary Statement hereto.

          "Loews Universal Hotel Portfolio Pari Passu Non-Trust Loans": As
defined in the Preliminary Statement hereto.

          "Loews Universal Hotel Portfolio Subordinate Non-Trust Loans": As
defined in the Preliminary Statement hereto.

          "Maine Mall B-Noteholder": The holder of the promissory note for a
Maine Mall B-Note Loan.

          "Maine Mall B-Note Loans": As defined in the Preliminary Statement hereto.

          "Maine Mall Co-Lender Agreement": As defined in the Preliminary
Statement hereto.

          "Maine Mall Controlling B-Noteholder": The "Controlling Note B Holder"
within the meaning of the Maine Mall Co-Lender Agreement.

          "Maine Mall Controlling Party": The Maine Mall Directing Holder or any
representative thereof designated in accordance with the Maine Mall Co-Lender
Agreement.

          "Maine Mall Directing Holder": The "Directing Holder" within the meaning of the Maine Mall Co-Lender Agreement.

          "Maine Mall Loan Combination": As defined in the Preliminary Statement hereto.

          "Maine Mall Major Action": A "Major Action" within the meaning of the
Maine Mall Co-Lender Agreement.

          "Maine Mall Mortgage Loan": As defined in the Preliminary Statement hereto.

                                       42

          "Maine Mall Mortgaged Property": As defined in the Preliminary
Statement hereto.

          "Maine Mall REO Property": The Maine Mall Mortgaged Property, if it
shall become an REO Property hereunder.

          "Maine Mall Special Servicer": The party responsible for performing the duties of Special Servicer hereunder with respect to the Maine Mall Loan
Combination or any related REO Property.

          "Maine Mall Threshold Event Collateral": Any "Threshold Event
Collateral" within the meaning of the Maine Mall Co-Lender Agreement.

          "Majority Class OCS Certificateholder(s)": As of any date of determination, any Holders (or, in the case of a Class of Book-Entry
Certificates, Certificate Owners) of Certificates entitled to greater than 50%
of the Voting Rights allocated to the Class OCS Certificates.

          "Majority Controlling Class Certificateholder": As of any date of determination, any single Holder (or, in the case of a Class of Book-Entry
Certificates, Certificate Owner) of Certificates (other than any Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) that is an
Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than
50% of the Voting Rights allocated to the Controlling Class; provided, however, that, if there is no single Holder (or, in the case of a Class of Book-Entry
Certificates, Certificate Owner) of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Controlling Class
Certificateholder shall be the single Holder (or, in the case of a Class of
Book-Entry Certificates, Certificate Owner) of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Controlling Class Certificateholder, the Senior Class A
Certificates shall be deemed to be a single Class of Certificates, with the applicable Voting Rights allocated among the Holders (or, in the case of a Class of Book-Entry Certificates, Certificate Owners) of such Certificates in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

          "Master Servicer": Midland Loan Services, Inc., its successor in interest or any successor master servicer appointed as herein provided
(including the Trustee as successor pursuant to Section 7.02).

          "Master Servicing Fee": With respect to each Mortgage Loan (and any
REO Mortgage Loan with respect thereto), the fee payable to the Master Servicer pursuant to Section 3.11(a).

          "Master Servicing Fee Rate": With respect to: (a) each Mortgage Loan
(and any successor REO Mortgage Loan with respect thereto), the percentage set forth under the column "Master Servicing Fee Rate" on the Mortgage Loan
Schedule; and (b) each B-Note Loan (or any successor REO B-Note Loan with respect thereto), 0.0% per annum. Notwithstanding the foregoing, for purposes of determining the amount of servicing compensation actually payable to the Master
Servicer in respect of the Loews Universal Hotel Portfolio Mortgage Loan pursuant to Section 3.11(a), the Master Servicing Fee Rate shall be 0.01% per annum.

                                       43

          "Midland": Midland Loan Services, Inc. or its successor in interest.

          "Money Term": With respect to any Serviced Loan, the maturity date,
Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge in connection with a Principal Prepayment (but not any late fees or default interest provisions).

          "Moody's": Moody's Investors Service, Inc., or its successor in interest. If Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and
specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Mortgage": With respect to any Serviced Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged
Property.

          "Mortgage Deferred Interest": With respect to any Serviced Loan, the amount of any interest accrued thereon at the related Mortgage Rate (other than
Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such Serviced Loan instead of being payable on the related Due Date on which it would otherwise have been due.

          "Mortgage File":

          (a) With respect to any Serviced Mortgage Loan and, in the case of each A/B Loan Combination, also with respect to each B-Note Loan that is part of such Loan Combination, the following documents collectively (which, in the case of each A/B Loan Combination, except for the Mortgage Notes referred to in clause (a)(i) of this definition and any modifications thereof referred to in clause (a)(vi) of this definition, relate to the entire such Loan Combination):

          (i)  either (A) in the case of any Serviced Mortgage Loan (including any A-Note Mortgage Loan), the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National Association, as trustee for the registered holders of CD 2005-CD1 Commercial Mortgage Trust,
               Commercial Mortgage Pass-Through Certificates, Series 2005-CD1",
               or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto) or (B) in the case of any
               B-Note Loan, a copy of the executed Mortgage Note;

          (ii) an original or a copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by

                                       44

               the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case
               (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iv) an original executed assignment, in recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee), of (A) the Mortgage, (B) any related
               Assignment of Leases (if such item is a document separate from the Mortgage) and (C) any other recorded document relating to the
               Mortgage Loan otherwise included in the Mortgage File, in favor of "LaSalle Bank National Association, as trustee for the
               registered holders of CD 2005-CD1 Commercial Mortgage Trust,
               Commercial Mortgage Pass-Through Certificates, Series 2005-CD1"
               (and, in the case of an A/B Loan Combination, also on behalf of the related B-Noteholder(s)), or in blank;

          (v)  an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of "LaSalle Bank National
               Association, as trustee for the registered holders of CD 2005-CD1
               Commercial Mortgage Trust, Commercial Mortgage Pass-Through
               Certificates, Series 2005-CD1" (and, in the case of an A/B Loan
               Combination, also on behalf of the related B-Noteholder(s)), or in blank;

          (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Serviced Loan has been assumed or consolidated;

          (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or
               located, an original or copy of an irrevocable, binding
               commitment (which may be a pro forma policy or marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized
               representative of the title company) to issue such title
               insurance policy;

          (viii) any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to the Depositor of any prior
               UCC Financing Statements in favor of the originator of the subject Serviced Loan or in favor of any assignee prior to the
               Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements

                                       45

               when it was to deliver the subject Mortgage File on or prior to the Closing Date) and, if there is an effective UCC Financing
               Statement and continuation statement in favor of the Mortgage
               Loan Seller on record with the applicable public office for UCC
               Financing Statements, an original UCC Financing Statement
               assignment, in form suitable for filing in favor of LaSalle Bank
               National Association, as trustee for the registered holders of CD
               2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
               Pass-Through Certificates, Series 2005-CD1 (and, in the case of any A/B Loan Combination, also on behalf of the related
               B-Noteholder(s)), as assignee, or in blank;

          (ix) an original or a copy of any (A) Ground Lease and ground lessor estoppel, (B) loan guaranty or indemnity, (C) secured creditor impaired property environmental insurance policy or (D) lease enhancement policy;

          (x)  any intercreditor, co-lender or similar agreement relating to permitted debt of the Mortgagor; and

          (xi) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan; and

          (b) with respect to the Outside Serviced Mortgage Loan, the following documents collectively:

          (i)  the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National Association, as trustee for the registered holders of CD 2005-CD1 Commercial
               Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
               Series 2005-CD1" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such
               Mortgage Note);

          (ii) a copy of the executed related Co-Lender Agreement; and

          (iii) a copy of the executed Outside Servicing Agreement;

provided that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(a)(vi), (a)(ix) (solely with respect to any guaranty), (a)(x) and (a)(xi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

                                       46

          "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan
Schedule and from time to time held in the Trust Fund. As used herein, the term
"Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust, including, in the case of the Outside Serviced Mortgage Loan, any such documents held by or on behalf of the related Non-Trust Loan Noteholders.

          "Mortgage Loan Purchase Agreement": Each of the Citigroup Mortgage
Loan Purchase Agreement, the Deutsche Bank Mortgage Loan Purchase Agreement, the
PNC Mortgage Loan Purchase Agreement and the Prudential Mortgage Loan Purchase
Agreement.

          "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund attached hereto as
Schedule I and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

          (i)  the Mortgage Loan number;

          (ii) the street address (including city, county, state and zip code)
               and name of the related Mortgaged Property;

          (iii) the Cut-off Date Balance;

          (iv) the amount of the Periodic Payment due on the first Due Date following the Closing Date;

          (v)  the Mortgage Rate as of the Cut-off Date;

          (vi) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date and, in the case of an ARD Mortgage Loan, the Anticipated Repayment Date;

          (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

          (viii) the original and remaining amortization term;

          (ix) whether the Mortgage Loan is secured by a Ground Lease;

          (x)  the Master Servicing Fee Rate;

          (xi) whether such Mortgage Loan is an ARD Mortgage Loan and if so the
               Anticipated Repayment Date and Additional Interest Rate for such
               ARD Mortgage Loan;

          (xii) the related Mortgage Loan Seller;

          (xiii) whether such Mortgage Loan is insured by an environmental policy;

                                       47

          (xiv) whether such Mortgage Loan is cross-defaulted or
               cross-collateralized with any other Mortgage Loan;

          (xv) whether such Mortgage Loan is a Defeasance Loan;

          (xvi) whether the Mortgage Loan is secured by a letter of credit;

          (xvii) whether such Mortgage Loan is an Interest Reserve Mortgage
               Loan;

          (xviii) whether payments on such Mortgage Loan are made to a lock-box;

          (xix) the amount of any Reserve Funds escrowed in respect of each
               Mortgage Loan;

          (xx) the number of grace days after the Due Date until Periodic
               Payments incur late payment charges;

          (xxi) the number of units or leasable square feet at the Mortgaged
               Property; and

          (xxii) whether the Mortgage Loan is in Loan Group No. 1 or Loan Group
               No. 2.

          "Mortgage Loan Seller": Citigroup, GACC, PNC or Prudential, as
applicable.

          "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or B-Note Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool": Collectively, all of the Mortgage Loans and any REO
Mortgage Loans. None of the B-Note Loans and/or REO B-Note Loans shall constitute part of the Mortgage Pool.

          "Mortgage Rate": With respect to (i) any Mortgage Loan or B-Note Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or B-Note Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii)
any Mortgage Loan or B-Note Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20 ; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan or B-Note Loan, as applicable, had remained outstanding.

          "Mortgaged Property": The property subject to the lien of a Mortgage.

          "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the

                                       48

obligations of the original obligor under the Mortgage Note and/or, in the case of an indemnity deed of trust, the entity which granted the lien on such
Mortgaged Property.

          "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments on the Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the
Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Mortgage Loans.

          "Net Available Distribution Amount": With respect to any Distribution
Date, the Available Distribution Amount for such Distribution Date, reduced (to not less than zero) by (i) the Class OCS Available Distribution Amount for such
Distribution Date and (ii) the total amount of reimbursements to the Majority
Class OCS Certificateholder(s) on such Distribution Date pursuant to Section
4.01(j).

          "Net Cash Flow" or "NCF": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

          "Net Investment Earnings": With respect to (i) the Certificate
Account, any Servicing Account, any Reserve Account, any REO Account and any A/B
Custodial Account for any Collection Period and (ii) the Distribution Account,
the Interest Reserve Account, the Additional Interest Account, the Floating Rate
Account or the Gain-on-Sale Reserve Account (if any) for any Distribution Date,
the amount, if any, by which the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date), with respect to any of the accounts described in clause
(ii) above, on funds held in such accounts, exceeds the aggregate of all losses, if any, incurred during the subject Collection Period with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date), with respect to any of the accounts described in clause
(ii) above, in connection with the investment of such funds in accordance with
Section 3.06.

          "Net Investment Loss": With respect to (i) the Certificate Account, any Servicing Account, any Reserve Account, any REO Account and any A/B
Custodial Account for any Collection Period and (ii) the Distribution Account,
the Interest Reserve Account, the Additional Interest Account, the Floating Rate
Account or the Gain-on-Sale Reserve Account (if any) for any Distribution Date,
the amount by which the aggregate of all losses, if any, incurred during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject
Distribution Date and beginning immediately following the preceding Distribution
Date (or, in the case of the initial Distribution Date, beginning on the Closing
Date) with respect to any of the accounts described in clause (ii) above, in connection with the investment of funds held in such account in accordance with
Section 3.06,

                                       49

exceeds the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject
Distribution Date and beginning immediately following the preceding Distribution
Date (or, in the case of the initial Distribution Date, beginning on the Closing
Date) with respect to any of the accounts described in clause (ii) above, in connection with the investment of such funds in accordance with Section 3.06.

          "Net Mortgage Pass-Through Rate":

          (A) With respect to any Mortgage Loan (or any successor REO Mortgage
     Loan with respect thereto) that accrues (or is deemed to accrue) interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the
     Net Mortgage Rate for such Mortgage Loan in effect as of the Closing Date
     (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date); and

          (B) With respect to any Mortgage Loan (or any successor REO Mortgage
     Loan with respect thereto) that accrues (or is deemed to accrue) interest on an Actual/360 Basis, for any Distribution Date, an annual rate equal to the product of (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which such
     Distribution Date occurs, multiplied by (b) the Stated Principal Balance of such Mortgage Loan (or such successor REO Mortgage Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by
     (d) the Net Mortgage Rate for such Mortgage Loan in effect as of the
     Closing Date (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date), and the denominator of which fraction is the Stated Principal Balance of such
     Mortgage Loan (or such successor REO Mortgage Loan) immediately preceding such Distribution Date.

          Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to
2005, then the amount of interest referred to in the numerator of the fraction described in clause (B)(2) above will be decreased to reflect any Interest
Reserve Amount with respect to the subject Mortgage Loan (or REO Mortgage Loan)
transferred from the Distribution Account to the Interest Reserve Account in
such calendar month. Furthermore, if the subject Distribution Date occurs during
March of any year subsequent to 2005, then the amount of interest referred to in the numerator of the fraction described in clause (B)(2) above will be increased to reflect any Interest Reserve Amount(s) with respect to the subject Mortgage
Loan (or REO Mortgage Loan) transferred from the Interest Reserve Account to the
Distribution Account for distribution on such Distribution Date.

          "Net Mortgage Rate": With respect to any Mortgage Loan or any REO
Mortgage Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus (i) the applicable Master Servicing Fee Rate and
(ii) in the case of the Outside Serviced

                                       50

Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the applicable Outside Servicing Fee Rate; and, with respect to any B-Note Loan or
REO B-Note Loan, as of any date of determination, a per annum rate equal to the related Mortgage Rate minus any applicable Master Servicing Fee Rate.

          "Net Principal Distribution Amount": With respect to any Distribution
Date, the Principal Distribution Amount for such Distribution Date, reduced (to not less than zero) by the Class OCS Principal Distribution Amount for such
Distribution Date.

          "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Mortgage Loan by the
Master Servicer, the Trustee or the Fiscal Agent, as the case may be, that, as determined (in accordance with Section 4.03(c)) by the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable, in accordance with the Servicing Standard, in the case of the Master Servicer and the Special
Servicer, the standard of care set forth in Section 8.01(a), in the case of the
Trustee, or in the Fiscal Agent's reasonable good faith judgment, in the case of the Fiscal Agent, will not be ultimately recoverable (together with any accrued and unpaid interest thereon) from Late Collections, Insurance Proceeds or
Liquidation Proceeds, or any other recovery on or in respect of such Mortgage
Loan or REO Mortgage Loan.

          "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Serviced Loan or REO Property by the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the
case may be, that, as determined (in accordance with Section 3.03(e)) by the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
applicable, in accordance with the Servicing Standard, in the case of the Master
Servicer and the Special Servicer, the standard of care set forth in Section
8.01(a), in the case of the Trustee, or in the Fiscal Agent's reasonable good faith judgment, in the case of the Fiscal Agent, will not be ultimately recoverable (together with any accrued and unpaid interest thereon) from late collections, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Serviced Loan or REO Property.

          "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class X, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class Q, Class OCS, Class Y or Class R
Certificate.

          "Non-Trust Loan": Any mortgage loan that is part of a Loan Combination but is not included in the Trust Fund. The Non-Trust Loans consist of the Maine
Mall B-Note Loans, the Loews Universal Hotel Portfolio Non-Trust Loans, the
Chico Mall B-Note Loans and the Steadfast-Koll Building B-Note Loan.

          "Non-Trust Loan Noteholder": The holder of the promissory note for a
Non-Trust Loan.

                                       51

          "Non-United States Tax Person": Any Person other than a United States
Tax Person.

          "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee.

          "One Court Square-Citibank Available Distribution Amount": With
respect to any Distribution Date, an amount equal to (a) the portion of the applicable Available Distribution Amount for such Distribution Date attributable to the One Court Square-Citibank Mortgage Loan or any successor REO Mortgage
Loan with respect thereto (calculated without regard to any reimbursement of
Nonrecoverable Advances in respect of any Mortgage Loan or REO Mortgage Loan, including the One Court Square-Citibank Mortgage Loan or any successor REO
Mortgage Loan with respect thereto, and/or any payment of Additional Trust Fund
Expenses in respect of any Mortgage Loan or REO Mortgage Loan, including the One
Court Square-Citibank Mortgage Loan or any successor REO Mortgage Loan with respect thereto), reduced (to not less than zero) by (b) the sum of (i) all
Nonrecoverable Advances (if any) with respect to the One Court Square-Citibank
Mortgage Loan or any successor REO Mortgage Loan with respect thereto reimbursed, and all Additional Trust Fund Expenses (if any) related or allocable to the One Court Square-Citibank Mortgage Loan or any successor REO Mortgage
Loan with respect thereto paid, out of general collections on the other Mortgage
Loans and REO Properties during the related Collection Period and (ii) the excess, if any, of (A) the aggregate of the amounts described in clause (b)(i)
of this definition for all Collection Periods, if any, prior to the related
Collection Period, over (B) the aggregate of the amounts described in clause (a)
of this definition for all Distribution Dates prior to the subject Distribution
Date.

          "One Court Square-Citibank Change of Control Event": The event that exists when, as of any date of determination, (i) the initial principal balance of Loan REMIC Regular Interest OCS-II, as reduced by any payments of principal
(whether as principal prepayments or otherwise) allocated to Loan REMIC Regular
Interest OCS-II, any Appraisal Reduction Amount with respect to the One Court
Square-Citibank Mortgage Loan and any Realized Losses and Additional Trust Fund
Expenses allocated to Loan REMIC Regular Interest OCS-II, is less than 25% of the initial principal balance of Loan REMIC Regular Interest OCS-II, as reduced by any payments of principal (whether as principal prepayments or otherwise allocated to the Loan REMIC Regular Interest OCS-II) or (ii) the Class OCS
Representative is an Affiliate of the Mortgagor under the One Court
Square-Citibank Mortgage Loan.

          "One Court Square-Citibank Controlling Party": During a Class OCS
Control Period, the Class OCS Representative and, otherwise, the Controlling
Class Representative.

          "One Court Square-Citibank Material Non-Monetary Event of Default": A
material non-monetary event of default under the related loan documents that results in a Servicing Transfer Event with respect to the One Court
Square-Citibank Mortgage Loan (which default has not been, and is not being, cured by the Majority Class OCS Certificateholder(s) exercising the cure rights in accordance with the terms of Section 6.14 of this Agreement), including, without limitation, any event of default relating to the bankruptcy, insolvency, liquidation or dissolution of, or appointment of a receiver with respect to, the related Mortgagor.

                                       52

          "One Court Square-Citibank Mortgage Loan": The Mortgage Loan
identified as loan number 1 on the Mortgage Loan Schedule and secured by a
Mortgage on the One Court Square-Citibank Mortgaged Property.

          "One Court Square-Citibank Mortgaged Property": The Mortgaged Property
identified on the Mortgage Loan Schedule as One Court Square-Citibank.

          "One Court Square-Citibank Payment Trigger Event": Either (i) a
failure of the related Mortgagor to make any payment due under the One Court
Square-Citibank Mortgage Loan or to fund any required reserve at the times required under the related loan documents (and such failure has not been, and is not being, cured by the Majority Class OCS Certificateholder(s) exercising the cure rights in accordance with the terms of Section 6.14 of this Agreement) or
(ii) a One Court Square-Citibank Material Non-Monetary Event of Default.

          "One Court Square-Citibank Principal Distribution Amount": With
respect to any Distribution Date, an amount equal to the aggregate of the amounts comprising the Principal Distribution Amount for such Distribution Date pursuant to clauses (a) through (f), inclusive, of the definition of "Principal
Distribution Amount" that relate to the One Court Square-Citibank Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special
Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of any REMIC Pool as a REMIC; (b) the qualification of any Grantor
Trust as a grantor trust; (c) compliance with the REMIC Provisions or the
Grantor Trust Provisions or (d) the resignation of the Master Servicer or
Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the Special Servicer or the
Depositor, as applicable.

          "Option Price": As defined in Section 3.18(c).

          "Original Class Notional Amount": With respect to the Class X
Certificates, the Original Class X Notional Amount.

          "Original Class Principal Balance": With respect to any Class of
Principal Balance Certificates (other than the Class A-2FL Certificates) or the
Class A-2FL REMIC II Regular Interest, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary
Statement; and, with respect to the Class A-2FL Certificates, the initial Class
Principal Balance thereof as of the Closing Date equal to the Original Class
Principal Balance of the Class A-2FL REMIC II Regular Interest.

          "Original Class X Notional Amount": $3,878,244,727.

          "OTS": The Office of Thrift Supervision or any successor thereto.

                                       53

          "Outside Administered REO Property": Any REO Property relating to the
Outside Serviced Loan Combination.

          "Outside Master Servicer": The master servicer under the Outside
Servicing Agreement.

          "Outside Serviced Loan Combination": The Loews Universal Hotel
Portfolio Loan Combination.

          "Outside Serviced Mortgage Loan": The Loews Universal Hotel Portfolio
Mortgage Loan.

          "Outside Servicer": The Outside Master Servicer or the Outside Special
Servicer, as applicable.

          "Outside Servicer Default": An "Event of Default" on the part of an
Outside Servicer under the Outside Servicing Agreement.

          "Outside Servicing Agreement": As defined in the Preliminary Statement hereto.

          "Outside Servicing Fee": With respect to the Outside Serviced Mortgage
Loan or any successor REO Mortgage Loan with respect thereto, the monthly fee, comparable to the Master Servicing Fee hereunder and calculated at the Outside
Servicing Fee Rate, that is payable to the Outside Master Servicer (or, if applicable, to the Outside Master Servicer and a primary servicer in the aggregate).

          "Outside Servicing Fee Rate": 0.02% per annum in the case of the
Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Outside Special Servicer": The special servicer under the Outside
Servicing Agreement.

          "Outside Trustee": The trustee under the Outside Servicing Agreement.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance": As to any Mortgage Loan or REO Mortgage Loan, any
advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to
Section 4.03, and in any event subject to Section 3.26.

          "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

          "Pass-Through Rate": With respect to:

                                       54

          (i)  the Class A-1 Certificates, for any Distribution Date, 5.0468%
               per annum;

          (ii) the Class A-1D Certificates, for any Distribution Date, 3.8583%
               per annum;

          (iii) the Class A-2FL REMIC II Regular Interest, for any Distribution
               Date, a per annum rate equal to the lesser of (A) 5.1200% and (B)
               the Weighted Average Net Mortgage Pass-Through Rate for such
               Distribution Date;

          (iv) the Class A-2FX Certificates, for any Distribution Date, a per
               annum rate equal to the lesser of (A) 5.2687% and (B) the
               Weighted Average Net Mortgage Pass-Through Rate for such
               Distribution Date;

          (v)  each Class of the Class A-3, Class A-SB, Class A-4, Class A-1A,
               Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
               F, Class G, Class H and Class J Certificates, for any
               Distribution Date, a per annum rate equal to the Weighted Average
               Net Mortgage Pass-Through Rate for such Distribution Date;

          (vi) each Class of the Class K, Class L, Class M, Class N, Class O,
               Class P and Class Q Certificates, for any Distribution Date, a
               per annum rate equal to the lesser of (A) 5.0650% and (B) the
               Weighted Average Net Mortgage Pass-Through Rate for such
               Distribution Date;

          (vii) the Class OCS Certificates, for any Distribution Date, a per
               annum rate equal to the Net Mortgage Pass-Through Rate with respect to the One Court Square-Citibank Mortgage Loan (or any
               successor REO Mortgage Loan with respect thereto) for such
               Distribution Date;

          (viii) the Class X Certificates, for any Distribution Date, the
               weighted average of the Class X Strip Rates for the respective
               Class X Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Class
               X Components outstanding immediately prior to such Distribution
               Date); and

          (ix) with respect to the Class A-2FL Certificates, (A) for any
               Distribution Date with respect to which a Class A-2FL
               Distribution Conversion does not exist, the per annum rate, expressed as a percentage, equal to the applicable value of LIBOR specified in or calculated in accordance with Section 1.03, plus
               0.1200% per annum, and (B) for any Distribution Date with respect to which a Class A-2FL Distribution Conversion does exist, the
               Pass-Through Rate for the Class A-2FL REMIC II Regular Interest
               for that Distribution Date.

          "Penalty Interest": With respect to any Mortgage Loan or B-Note Loan
(or any successor REO Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or
Yield Maintenance Charges, that

                                       55

represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such Mortgage Loan or B-Note Loan (or such successor REO Loan) accrued at the related Mortgage Rate. Penalty Interest with respect to the Outside Serviced Mortgage Loan will be allocated to such Mortgage
Loan as provided in the related Co-Lender Agreement, and to the extent not inconsistent with the related Co-Lender Agreement, as provided in this
Agreement.

          "Percentage Interest": With respect to any Regular Certificate or
Class A-2FL Certificate, the portion of the relevant Class evidenced by such
Certificate, expressed as a percentage, the numerator of which is the
Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or
Original Class Notional Amount, as the case may be, of the relevant Class. With respect to a Class R Certificate or Class Y-Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Periodic Payment": With respect to any Mortgage Loan or B-Note Loan as of any Due Date, the scheduled payment of principal and/or interest
(exclusive of Additional Interest) on such Mortgage Loan or B-Note Loan, as the case may be, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note
(as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

          "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of or managed by LaSalle Bank
National Association (or any successor Trustee) if otherwise qualifying hereunder):

          (i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days); provided such obligations are backed by the full faith and credit of the United States. Such
               obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity.
               Interest may either be fixed or variable. In addition, such obligations may not have a rating from S&P with an "r"
               highlighter. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days); provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In

                                       56

               addition, it may not have a rating from S&P with an "r"
               highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.
               Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the
               Rating Agencies. In addition, its terms should have a
               predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the
               United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In
               addition, it may not have a rating from S&P with an "r"
               highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.
               Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v)  units of money market funds that maintain a constant asset value and which are rated in the highest applicable rating category by
               Moody's and which are rated "AAAm" or "AAAm-G" by S&P (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seeks to maintain a constant net asset value. In

                                       57

               addition, it may not have a rating from S&P with an "r"
               highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change;
               and

          (vi) any other obligation or security that constitutes a "cash flow investment" within the meaning of Section 860G(a)(6) of the Code and is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee;
               provided, however, in no event shall such other obligation or security be rated less than "AA/A-1" or "Aa3/P+" by S&P or
               Moody's, respectively;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

          "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Plan, a Non-United States Tax Person or a
United States Tax Person with respect to whom income on the Class R Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United
States Tax Person.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan": As defined in Section 5.02(c).

          "Plurality Class R Certificateholder": As to any taxable year of any
REMIC Pool, the Holder of Certificates holding the largest Percentage Interest of the Class R Certificates.

          "PNC": PNC Bank, National Association or its successor in interest.

          "PNC Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of October 27, 2005, between the Depositor and PNC and relating to the transfer of the PNC Mortgage Loans to the Depositor.

          "PNC Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the PNC Mortgage Loan Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the PNC Mortgage Loan Purchase Agreement.

          "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled substantially as follows: "LNR Partners, Inc., as

                                       58

Special Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of CD 2005-CD1 Commercial Mortgage
Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-CD1."

          "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, 0% CPR (within the meaning of the
Prospectus), except that it is assumed that each ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

          "Prepayment Interest Excess": With respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part during any Collection
Period, which Principal Prepayment was applied to such Serviced Loan following such Serviced Loan's Due Date in such Collection Period, the amount of interest
(net of the related Master Servicing Fee and, if applicable, any related Penalty
Interest and Additional Interest) accrued on the amount of such Principal
Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Serviced Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance
Charge actually collected).

          "Prepayment Interest Shortfall": With respect to (a) any Serviced Loan that was subject to a Principal Prepayment in full or in part during any
Collection Period, which Principal Prepayment was applied to such Serviced Loan prior to such Serviced Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such
Serviced Loan and ending on the day immediately preceding such Due Date, inclusive (exclusive, however, of (i) any related Master Servicing Fees that would have been payable out of the uncollected interest and (ii) any portion of the uncollected interest that would have constituted Penalty Interest and/or
Additional Interest); and (b) the Outside Serviced Mortgage Loan, if it was
subject to a Principal Prepayment in full or in part made prior to its Due Date during any Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate
(reduced by the Outside Servicing Fee Rate) on the amount of such Principal
Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date (exclusive of any related
Master Servicing Fees that would have been payable out of such uncollected interest).

          "Prepayment Premium": Any premium, penalty or fee (other than a Yield
Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

          "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such
Crossed Loan.

                                       59

          "Prime Rate": The "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time.
If The Wall Street Journal ceases to publish the "prime rate," then the Master
Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the
Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

          "Principal Balance Certificate": Any Class A-1, Class A-1D, Class
A-2FL, Class A-2FX, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class OCS
Certificate.

          "Principal Distribution Amount": With respect to any Distribution
Date, an amount equal to:

          (a) the aggregate of the principal portions of all Periodic Payments
     (other than Balloon Payments) and any Assumed Periodic Payments due or
     deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related Collection Period or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for such Distribution Date; plus

          (b) the aggregate of all Principal Prepayments received on the
     Mortgage Loans during the related Collection Period; plus

          (c) with respect to any Mortgage Loan as to which the related Stated
     Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period
     (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment
     (other than a Balloon Payment) due, or the principal portion of any Assumed
     Periodic Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior
     Distribution Date pursuant to clause (a) above; plus

          (d) the aggregate of the principal portion of all Liquidation
     Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were received on the related
     Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Mortgage Loan on a

                                       60

     Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above; plus

          (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of REO
     Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date; plus

          (f) with respect to any REO Properties, the aggregate of all
     Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special
     Servicer as recoveries of principal of the related REO Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon
     Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related REO Mortgage Loan or the predecessor
     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and included as part of the Principal Distribution Amount for such
     Distribution Date or any prior Distribution Date pursuant to clause (a) or
     (e) above; plus

          (g) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Net Principal Distribution
     Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates
     (exclusive of the Class A-2FL Certificates) and the Class A-2FL REMIC II
     Regular Interest on such immediately preceding Distribution Date pursuant to Section 4.01; plus

          (h) any amounts that were used to reimburse Nonrecoverable Advances
     (including interest on such Nonrecoverable Advances) from principal collections on the Mortgage Pool pursuant to Section 3.05(a) hereof which are subsequently recovered on the related Mortgage Loan or REO Mortgage
     Loan during the related Collection Period; less

          (i) the amount of any reimbursements of Nonrecoverable Advances
     (including interest on such Nonrecoverable Advances) that are paid or reimbursed from principal collections on the Mortgage Pool pursuant to
     Section 3.05(a) hereof with respect to such Distribution Date where such principal collections would have otherwise been included in the Principal
     Distribution Amount for such Distribution Date pursuant to any of clauses
     (a) through (f) above;

provided that, for the Final Distribution Date, the Principal Distribution
Amount shall in no event be less than the aggregate Stated Principal Balance of the Mortgage Pool immediately prior to such Distribution Date.

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          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan or B-Note Loan that is received in advance of its scheduled
Due Date; provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Privileged Person": Any Certificateholder, any Certificate Owner, any
party hereto, any Person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of a Certificate or interest therein (or a licensed or registered investment adviser representing such Person), any
Rating Agency, any Mortgage Loan Seller, any B-Noteholder, any Underwriter or
any designee of the Depositor or any party hereto; provided that no Certificate
Owner or prospective transferee of a Certificate or interest therein (or a licensed or registered investment adviser representing such Person) shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 or Section 4.02 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit L-1 or Exhibit L-2, as applicable, which certification is available on the Trustee's Internet Website.

          "Proposed Plan": As defined in Section 3.17(a)(iii).

          "Prospectus": The prospectus dated August 15, 2005, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

          "Prospectus Supplement": The final prospectus supplement dated October
27, 2005 of the Depositor relating to the registration of the Registered
Certificates under the Securities Act.

          "Prudential": Prudential Mortgage Capital Funding, LLC or its
successor in interest.

          "Prudential Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of October 27, 2005, between the Depositor and
Prudential and relating to the transfer of the Prudential Mortgage Loans to the
Depositor.

          "Prudential Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Prudential Mortgage Loan Purchase
Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Prudential Mortgage Loan
Purchase Agreement.

          "Purchase Option": As defined in Section 3.18(c).

          "Purchase Option Notice": As defined in Section 3.18(e).

          "Purchase Price": With respect to any Mortgage Loan (or REO Property), a cash price equal to the sum of (without duplication): (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan
(or the related REO Mortgage Loan) at the related

                                       62

Mortgage Rate (other than Additional Interest) to but not including the Due Date in the Collection Period of purchase plus any accrued and unpaid interest on P&I
Advances made with respect to such Mortgage Loan (or the related REO Mortgage
Loan), (c) all related and unreimbursed Servicing Advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action (including reasonable legal fees incurred in respect of such action), incurred by the Master Servicer, the
Special Servicer, the Trustee or the Trust Fund in connection with any purchase by a Mortgage Loan Seller (to the extent not included in clause (c) above) and
(e) any other Additional Trust Fund Expenses in respect of such Mortgage Loan
(including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or condemnation proceeds or any other collections in respect of the Mortgage Loan or the related Mortgaged Property from a source other than the Trust Fund, and including, if applicable, any Liquidation Fee payable to the Special Servicer in respect of such Mortgage Loan pursuant to
Section 3.11(c)); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

          "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum insurance financial strength or claims paying ability rating of at least "A3" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed in writing by a company having such a financial strength or claims paying ability rating), and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a financial strength or claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate (or, with respect to the required Moody's rating, if not rated by Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include
S&P)) but in no event lower than "A-" by S&P and "A3" by Moody's (or, if not rated by Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include S&P)), or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

          "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted
Mortgage Loan (for example, on a 30/360 Basis); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage

                                       63

Loan and a current Loan-to-Value Ratio not higher than the then-current
Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental
Assessment that indicates no adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File; (ix) have an original Debt Service Coverage Ratio
(calculated to include the additional debt from any encumbrance) of not less than the original Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Mortgage Loan and a current
Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of not less than the current Debt Service Coverage Ratio
(calculated to include the additional debt from any encumbrance) of the deleted
Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable
Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency
(the cost, if any, of obtaining such confirmation to be paid by the Mortgage
Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling
Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting
Rights allocated to the Controlling Class) and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any REMIC Pool or the imposition of tax on any REMIC Pool other than a tax on income expressly permitted or contemplated to be received by the terms of this
Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage
Loan Seller's expense). In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated
maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no Mortgage Loan shall have a Net Mortgage Rate that is less than the highest Pass-Through Rate of any Class of Sequential Pay
Certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. A Qualified Substitute Mortgage
Loan may not be substituted for the One Court Square-Citibank Mortgage Loan.

          "Rated Final Distribution Date": With respect to the Principal Balance
Certificates (other than Class N, O, P, Q and OCS Certificates), the
Distribution Date in July 2044. With respect to the Class N, O, P, Q and OCS
Certificates, the Distribution Date in July 2048.

          "Rating Agency": Each of Moody's and S&P.

                                       64

          "Realized Loss": With respect to: (1) any defaulted Mortgage Loan or
B-Note Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan, B-Note Loan or REO
Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all accrued but unpaid interest on such Mortgage Loan, B-Note Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the
Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes Prepayment Premiums or Yield Maintenance
Charges), minus (c) all payments and proceeds, if any, actually received in respect of, and allocable as interest on or principal of, such Mortgage Loan,
B-Note Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) any defaulted Mortgage
Loan or B-Note Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan or B-Note Loan, as the case may be, granted or agreed to by the
Special Servicer pursuant to Section 3.20 (or, in the case of the Outside
Serviced Mortgage Loan, by the applicable Outside Servicer pursuant to the
Outside Servicing Agreement), the amount of such principal and/or interest so canceled; (3) any Mortgage Loan or B-Note Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment of such Mortgage Loan or B-Note
Loan, as the case may be, granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Outside Serviced Mortgage Loan, by the applicable Outside Servicer pursuant to the Outside Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive
Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment); and (4) any
Mortgage Loan for which a Final Recovery Determination has been made, to the extent not included in clause (1) above, Nonrecoverable Advances (including interest on such Nonrecoverable Advance) to the extent paid out of general collections on the Mortgage Pool.

          "Record Date": With respect to any Distribution Date, the last
Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

          "Reference Rate": With respect to any Distribution Date, the applicable rate per annum set forth on Schedule IV hereto.

          "Registered Certificate": Any Class A-1, Class A-1D, Class A-2FL,
Class A-2FX, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J,
Class B, Class C, Class D and Class E Certificate.

          "Regular Certificate": Any Principal Balance Certificate (other than a
Class A-2FL Certificate) or Class X Certificate.

                                       65

          "Regulation S": Regulation S under the Securities Act.

          "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which
Certificates bears a Regulation S Legend.

          "Regulation S Legend": With respect to any Class of Book-Entry
Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such
Certificates may not be offered, sold, pledged or otherwise transferred in the
United States or to a United States Securities Person prior to the applicable
Regulation S Release Date, except pursuant to an exemption from the registration requirements of the Securities Act.

          "Regulation S Release Date": With respect to any Class of Book-Entry
Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, the date that is 40 days after the later of (a) the commencement of the offering of such Certificates to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering.

          "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

          "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) the
Loan REMIC Regular Interests; (ii) all of the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such
Mortgage Loans (other than the One Court Square-Citibank Mortgage Loan) received after the Closing Date (excluding all Additional Interest, if any, on such
Mortgage Loans), together with all documents included in the related Mortgage
Files and any related Escrow Payments and Reserve Funds; (iii) except to the extent they are part of the Loan REMIC, all amounts held from time to time in the Interest Reserve Account, the Certificate Account, the Distribution Account,
the Gain-on-Sale Reserve Account, any Pool REO Account and any A/B Custodial
Account; (iv) any REO Property acquired in respect of a Mortgage Loan (other than the One Court Square-Citibank Mortgage Loan); (v) except to the extent they are part of the Loan REMIC, the rights of the Depositor under each of the
Mortgage Loan Purchase Agreements with respect to the Mortgage Loans; (vi) the rights of the mortgagee under all Insurance Policies with respect to the
Mortgage Loans (other than the One Court Square-Citibank Mortgage Loan), in each case exclusive of the interest of any B-Noteholder; and (vii) in the case of each Outside Serviced Mortgage Loan, the rights of the Depositor under the
Outside Servicing Agreement; provided that REMIC I shall not include any B-Note
Loan or any

                                       66

successor REO B-Note Loan with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums, Yield Maintenance
Charges or other amounts collected on a B-Note Loan or any successor REO B-Note
Loan with respect thereto.

          "REMIC I Deferred Interest": The amount by which interest
distributable to REMIC II with respect to any REMIC I Regular Interest is reduced by the amount of Mortgage Deferred Interest allocable to such REMIC I
Regular Interest on any Distribution Date.

          "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the amount specified as such in the Preliminary Statement hereto. On each
Distribution Date, the REMIC I Principal Balance of each REMIC I Regular
Interest shall be: (i) permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such
Distribution Date pursuant to Section 4.01(i); (ii) further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund
Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b); and (iii) increased by any REMIC I Deferred
Interest with respect thereto for such Distribution Date.

          "REMIC I Regular Interest": Any of the 26 uncertificated "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I issued hereunder, as described (and bearing the designations specified) in the
Preliminary Statement hereto.

          "REMIC I Remittance Rate": With respect to any REMIC I Regular
Interest, other than REMIC I Regular Interest OCS, for any Distribution Date, an
annual rate equal to the Weighted Average Net Mortgage Pass-Through Rate for
such Distribution Date; and, with respect to REMIC I Regular Interest OCS, for any Distribution Date, an annual rate equal to the Loan REMIC Remittance Rate with respect to Loan REMIC Regular Interest OCS-II for such Distribution Date.

          "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts deemed distributed thereon from time to time, conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R Certificates,
insofar as the Class R Certificates evidence the sole class of residual interests in REMIC II, with respect to which segregated pool of assets a separate REMIC election is to be made.

          "REMIC II Certificate": Any Class A-1, Class A-1D, Class A-2FX, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C,
Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q, Class OCS Certificate or, insofar as it represents a portion of the sole class of residual interests in REMIC II, any Class R Certificate.

          "REMIC Pool": Each of REMIC I, REMIC II and the Loan REMIC.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of

                                       67

Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": The Pool REO Account or any A/B REO Account, as
applicable.

          "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09 (or, in the case of any REO Property relating to an Outside
Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement).

          "REO B-Note Loan": The loan deemed for purposes hereof to succeed a
B-Note Loan and to be outstanding with respect to any A/B REO Property. The REO
B-Note Loan shall be deemed to be outstanding for so long as the related A/B REO
Property or any interest therein remains part of the Trust Fund and, further, be deemed to have the same terms and conditions as the predecessor B-Note Loan
(such terms and conditions to be applied without regard to the default on such predecessor loan and the acquisition of the related REO Property as part of the
Trust Fund). The REO B-Note Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor loan as of the date of the related REO Acquisition. All amounts due and owing, or deemed to be due and owing, in respect of a B-Note Loan as of the date of the related
REO Acquisition, shall be deemed to continue to be due and owing in respect of a successor REO B-Note Loan. The Master Servicer shall allocate proceeds, revenues and other collections received on or with respect to the related A/B REO
Property to amounts due and owing, or deemed to be due and owing, under the subject REO B-Note Loan in accordance with the related A/B Intercreditor
Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in
respect of a B-Note Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid servicing compensation and any unreimbursed Servicing Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in
respect of such Servicing Advances in accordance with Sections 3.03(d) and
4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of the REO B-Note Loan pursuant to Section 3.05(g) or, to the extent provided thereby, Section 3.05(a), as the case may be.

          "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(h) (or, in the case of any REO Property relating to an
Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement).

          "REO Extension": As defined in Section 3.16(a).

          "REO Loan": An REO Mortgage Loan or an REO B-Note Loan, as applicable.

                                       68

          "REO Mortgage Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund and deemed to provide for Periodic Payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor
Mortgage Loan and the acquisition of the related REO Property as part of the
Trust Fund). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage
Loan as of the date of the related REO Acquisition. All Periodic Payments (other than a Balloon Payment), Assumed Periodic Payments (in the case of a Balloon
Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor
Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition,
Nonrecoverable Advances (including interest on such Nonrecoverable Advances)
with respect to such REO Mortgage Loan that were paid from collections on the
Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof, shall be deemed outstanding until recovered or until a Final Recovery Determination is made. Collections in respect of each REO Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent for other related Servicing Advances as provided in this Agreement) shall be treated: first, as a recovery of Nonrecoverable
Advances (including interest on such Nonrecoverable Advance) with respect to such REO Mortgage Loan, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; second, as a recovery of accrued and unpaid interest on such REO Mortgage Loan at the related Mortgage Rate (net, in the case of any successor REO Mortgage Loan in respect of the Outside Serviced
Mortgage Loan, of the related "Outside Servicing Fee Rate") to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); third, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance;
and fourth, in accordance with the normal servicing practices of the Master
Servicer, as a recovery of any other amounts due and owing to the Trust in respect of such REO Mortgage Loan, including, without limitation, (i) Yield
Maintenance Charges, Prepayment Premiums and Penalty Interest and (ii)
Additional Interest and other amounts, in that order; provided that, in the case of any REO Mortgage Loan that succeeds an A-Note Mortgage Loan, the foregoing allocations shall be subject to the related A/B Intercreditor Agreement.
Notwithstanding the foregoing, all amounts payable or reimbursable to the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed
Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent in respect of such Servicing Advances and P&I Advances in accordance with
Sections 3.03(d) and 4.03(d), shall continue to

                                       69

be payable or reimbursable to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as the case may be, in respect of an REO Mortgage
Loan pursuant to Section 3.05(a).

          "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of an A/B REO Property, the Certificateholders and the related B-Noteholders(s))
through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Serviced Loan (or a Loan Combination); provided that the Mortgaged
Property securing the Outside Serviced Loan Combination (if acquired under the
Outside Servicing Agreement) shall constitute an REO Property if such Mortgaged
Property is so acquired for the benefit of the related Non-Trust Loan
Noteholder(s) and the Trust, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of the Outside
Serviced Loan Combination. Any A/B REO Property shall be an REO Property.

          "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax": As defined in Section 3.17(a)(i).

          "Reporting Period": The Trust's fiscal year 2005, together with any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year, the Registered Certificates are held (directly or, in the case of
Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the
Depository.

          "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal": With respect to each Required Appraisal Mortgage
Loan, an Appraisal of the related Mortgaged Property from an Independent
Appraiser selected by the Special Servicer.

          "Required Appraisal Mortgage Loan": Each Serviced Mortgage Loan (i)
that is 60 days or more delinquent in respect of any Periodic Payments (other than a Balloon Payment), (ii) that becomes an REO Mortgage Loan (in which case references to "Required Appraisal Mortgage Loan" shall also include such REO
Mortgage Loan), (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment), (iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which a Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding or (vi) with respect to which any Balloon Payment on such Serviced Mortgage Loan has not been paid by its scheduled maturity date unless the Master Servicer has, on or prior to the due date of such Balloon
Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due
Date of such Balloon

                                       70

Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Serviced Mortgage Loan will immediately become a Required Appraisal Mortgage Loan); provided, however, that a Required
Appraisal Mortgage Loan will cease to be a Required Appraisal Mortgage Loan:

          (a) with respect to the circumstances described in clauses (i) and
     (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of the subject Serviced Mortgage
     Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the
     Special Servicer pursuant to Section 3.20); and

          (b) with respect to the circumstances described in clauses (iv), (v)
     and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the
     Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the subject Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

          For purposes of this Agreement, the term "Required Appraisal Mortgage
Loan", insofar as it relates to an A-Note Mortgage Loan shall mean the related
A/B Loan Combination, which A/B Loan Combination shall therefore be considered a single "Mortgage Loan" for the purposes of this "Required Appraisal Mortgage
Loan" definition. In no event shall the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto or the Outside Serviced Loan
Combination constitute a Required Appraisal Mortgage Loan hereunder.

          "Required Appraisal Value": An amount equal to 90% of the Appraised
Value (net of any prior liens and estimated liquidation expenses) of the
Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable; provided that for purposes of determining any Appraisal Reduction
Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal
Reduction Amount shall be amended annually to reflect the Required Appraisal
Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

          "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

          "Reserve Funds": With respect to any Serviced Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing

                                       71

reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged
Property.

          "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer or assistant officer in the Global Securities and Trust
Services Group of the initial Trustee, and (ii) any successor trustee, any officer or assistant officer in the corporate trust department of the successor trustee, or any other officer or assistant officer of the successor trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor trustee because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Servicer Reports": Each of the CMSA Servicer Watchlist,
CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA
Comparative Financial Status Report. If a Restricted Servicer Report is filed with the Commission, it shall thereafter be an Unrestricted Servicer Report.

          "Rule 144A Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

          "S&P": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and
specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002.

          "Scheduled Payment": With respect to any Mortgage Loan or B-Note Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than Additional
Interest) on such Mortgage Loan or B-Note Loan, as the case may be, that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment of such Mortgage Loan or B-Note
Loan, as the case may be, granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Outside Serviced Mortgage Loan, by the applicable Outside Servicer pursuant to the Outside Servicing Agreement) or acceleration of principal by reason of default, and assuming that each prior
Scheduled Payment has been made in a timely manner; provided, however, that if the related loan documents for an A/B Loan Combination provide for a single monthly debt service payment for such A/B Loan Combination, then the Scheduled
Payment for each Serviced Loan

                                       72

comprising such A/B Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such A/B Loan Combination and such Due Date that is, in accordance with the related loan documents and/or the related A/B
Intercreditor Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of each such Serviced Loan comprising the subject A/B Loan Combination.

          "Section 302 Requirements": As defined in Section 8.16(b).

          "Securities Act": The Securities Act of 1933, as amended.

          "Senior Certificate": Any Class A-1, Class A-1D, Class A-2FL, Class
A-2FX, Class A-3, Class A-SB, Class A-4, Class A-1A, Class X Certificate.

          "Senior Class A Certificate": Any Class A-1, Class A-1D, Class A-2FL,
Class A-2FX, Class A-3, Class A-SB, Class A-4 or Class A-1A Certificate.

          "Sequential Pay Certificate": Any Principal Balance Certificate (other than a Class OCS Certificate).

          "Serviced Loan": Any Mortgage Loan (other than the Loews Universal
Hotel Portfolio Mortgage Loan) or, if and when it is serviced hereunder, any
B-Note Loan, as applicable.

          "Serviced Mortgage Loan": Any Mortgage Loan that is a Serviced Loan.

          "Servicer Reports": Any of the Restricted Servicer Reports, the
Unrestricted Servicer Reports, the CMSA Loan Setup File, the CMSA Loan Periodic
Update File, the CMSA Financial File, the CMSA Property File and the CMSA
Advance Recovery Report. Notwithstanding anything in this Agreement to the contrary, in the event any of the electronic files listed in the previous sentence are amended or changed in any material respect by the CMSA and placed on the CMSA Website or otherwise recommended by the CMSA for commercial mortgage-backed securities transactions generally, so long as such electronic files and such supplemental reports are reasonably acceptable (as applicable) to the Master Servicer, the Special Servicer and the Trustee, then the same shall be used with respect to the Collection Period that commences at any time following the date that is not later than three (3) months following adoption of the form thereof by the CMSA.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses and reasonable fees of real estate brokers) incurred by or on behalf of the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in
connection with the servicing of a Serviced Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and the Special
Servicer, if any, set forth in Section 3.02 and Section 3.03(c), (b) the preservation, insurance, restoration, protection and

                                       73

management of a Mortgaged Property, including the cost of any "forced placed"
insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the
Special Servicer is required to cause to be insured pursuant to Section 3.07(a),
(c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i) through (v) of the definition of "Liquidation
Proceeds," (d) any enforcement or judicial proceedings with respect to a
Mortgaged Property, including, without limitation, foreclosures, (e) any
Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account) and Section 3.20(g) (to the extent not paid by the related Mortgagor) and (g) compliance with the obligations of the Master
Servicer or the Trustee set forth in Section 2.03(a) or (b). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, general and administrative costs of the Master Servicer and the Special Servicer, costs or expenses incurred by any such party in connection with its purchase of a
Serviced Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

          "Servicing Fees": With respect to (a) each Serviced Loan and REO Loan, the Master Servicing Fee, if any, and the Special Servicing Fee; and (b) with respect to the Outside Serviced Mortgage Loan (or any successor REO Mortgage
Loan with respect thereto), the Master Servicing Fee.

          "Servicing File": Any documents, certificates, opinions and reports
(other than documents required to be part of the related Mortgage File)
delivered by the related Mortgagor in connection with, or relating to the origination and servicing of, any Serviced Loan that are reasonably required for the ongoing administration of the Serviced Loan including management agreements, cash management agreements, lockbox agreements, franchise agreements, franchise comfort letters (and evidence of required notification of transfer), appraisals, surveys, engineering reports, environmental reports, operation and maintenance
(O&M) plans, financial statements, leases, rent rolls and tenant estoppels.

          "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the
Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing Standard": With respect to the Master Servicer or the
Special Servicer, as applicable, the servicing and administration of the
Serviced Loans and any Administered REO Properties for which it is responsible hereunder: (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and/or similar foreclosure properties, as applicable, (i)
for other

                                       74

third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering mortgage loans and/or foreclosure properties for third parties, as applicable, or (ii) held in its own portfolio, whichever standard is higher; (b) with a view to (i) the timely collection of all Periodic Payments due on each such Serviced Loan or, if any such Serviced Loan shall come into and continue in default, the maximization of the recovery on such Serviced Loan on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Mortgage Rate) and (ii) the best interests (as determined by the Master Servicer or Special Servicer, as applicable, in its reasonable and good faith judgment) of the Certificateholders (as a collective whole) and the Trust Fund (or, in the case of any A/B Loan Combination, the
Certificateholders, the Trust Fund and the related B-Noteholder(s) (as a collective whole), taking into account, to the extent consistent with the related A/B Intercreditor Agreement and the related Mortgage Loan documents, the subordinate nature of the related B-Note Loan(s)); and (c) without regard to (i)
any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the
Depositor, any Mortgage Loan Seller or any other party to the transactions contemplated by this Agreement or any Affiliate thereof; (ii) the ownership of any Certificate (or other interest in any Serviced Loan) by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii)
the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this
Agreement; (iv) the obligations of the Master Servicer to make Advances; (v) the ownership, servicing or management by the Master Servicer or the Special
Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property; (vi) any obligation of the Master Servicer or any Affiliate of the Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage
Loan Seller; (vii) any obligation of the Master Servicer or any Affiliate of the
Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any Affiliate of either has extended to any Mortgagor or any Affiliate of such Mortgagor.

          "Servicing Transfer Event": With respect to any Serviced Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Loan"; provided that a particular Servicing
Transfer Event shall not exist with respect to an A-Note Mortgage Loan if the underlying default giving rise thereto is the subject of a cure event exercised in accordance with the related A/B Intercreditor Agreement or with respect to the One Court Square Mortgage Loan if the underlying default is the subject of a cure event exercised in accordance with Section 6.14(d) of this Agreement.

          "Single Certificate": For purposes of Section 4.02, a hypothetical
Regular Certificate or Class A-2FL Certificate evidencing a $1,000 denomination.

          "Special Servicer": LNR Partners, Inc., its successor in interest, or any successor special servicer appointed as herein provided.

          "Special Servicing Fee": With respect to each Specially Serviced Loan and each REO Loan that relates to an Administered REO Property, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

                                       75

          "Special Servicing Fee Rate": With respect to each Specially Serviced
Loan and each REO Loan that relates to an Administered REO Property, 0.35% per annum; provided that the Special Servicing Fee for each Specially Serviced
Mortgage Loan and REO Loan shall be no less than the monthly minimum amount provided for in Section 3.11(c).

          "Specially Serviced Loan": Any Serviced Loan as to which any of the following events have occurred (subject, however, in the case of each of the
Maine Mall and Chico Mall Loan Combination, to Section 18 of the related
Co-Lender Agreement and, in the case of the One Court Square-Citibank Mortgage
Loan, to Section 6.14 of this Agreement):

          (a) the related Mortgagor shall have (i) failed to make when due any
     Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence (which the Master
     Servicer is required to deliver to the Special Servicer pursuant to Section
     3.19(c)) from an institutional lender of such lender's binding commitment to refinance the subject Serviced Loan within 60 days after the due date of such Balloon Payment and during the interim the related Mortgagor has continued to make the Assumed Periodic Payment in effect prior to maturity
     (provided that if such refinancing does not occur during such time specified in the commitment, the subject Serviced Loan will immediately become a Specially Serviced Loan), or (ii) failed to make when due any
     Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; or

          (b) the Master Servicer or Special Servicer (in the case of the
     Special Servicer, with the consent of the Controlling Class Representative or, in the case of the One Court Square-Citibank Mortgage Loan, with the consent of the One Court Square-Citibank Controlling Party or, in the case of any A/B Loan Combination, with the consent of the related A/B
     Controlling Party) shall have determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on, among other things, communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the subject Serviced Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject Serviced Loan (or, if no grace period is specified, for 60 days;
     provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; or

          (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer or Special Servicer shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged
     Property as security for the subject Serviced Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject Serviced Loan (or, if no grace period is specified, for 60 days;
     provided that a default that

                                       76

     gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the Special Servicer determines that the related Mortgagor does not need to maintain terrorism insurance as provided in Section 3.07(a), no default related to the failure to obtain such insurance shall be deemed to be outstanding for purposes of this clause (c); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that, if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Loan (and no Special Servicing Fees shall be payable); or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
     Property;

provided that a Serviced Loan will cease to be a Specially Serviced Loan when a
Liquidation Event has occurred with respect to such Serviced Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause such Serviced Loan to continue to be characterized as a Specially
Serviced Loan, when:

          (i) with respect to the circumstances described in clause (a) above, the related Mortgagor has made three consecutive full and timely Periodic
     Payments under the terms of the subject Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section
     3.20);

          (ii) with respect to the circumstances described in clauses (b), (d),
     (e) and (f) above, such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the
     Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

                                       77

          (iii) with respect to the circumstances described in clause (c) above, such default is cured; and

          (iv) with respect to the circumstances described in clause (g) above, such proceedings are terminated.

          Notwithstanding the foregoing, during any time an entire A/B Loan
Combination is serviced and administered pursuant to this Agreement (subject, however, in the case of each of the Maine Mall and Chico Mall Loan Combinations, to Section 18 of the related Co-Lender Agreement), if a Servicing Transfer Event exists with respect to one Serviced Loan in such A/B Loan Combination, it will also be considered to exist for the other Serviced Loan(s) in such A/B Loan
Combination.

          None of the mortgage loans comprising the Outside Serviced Loan
Combination shall constitute a Specially Serviced Loan hereunder.

          "Specially Serviced Mortgage Loan": A Mortgage Loan that is a
Specially Serviced Loan.

          "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 10.01(c).

          "State and Local Taxes": Taxes imposed by the State of New York, by the State in which the Mortgage Files are maintained, by any of the States in which are located the Corporate Trust Office and/or the respective offices of the Master Servicer and Special Servicer responsible for servicing and administering the Serviced Loans and any REO Properties, and/or by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

          "Stated Maturity Date": With respect to any Mortgage Loan or B-Note
Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing
Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or B-Note Loan, as the case may be, granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Outside Serviced Mortgage Loan, by the applicable Outside Servicer pursuant to the Outside Servicing Agreement) and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

          "Stated Principal Balance": With respect to any Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero)
equal to (x) the Cut-off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due thereon on or before the related date of substitution, whether or not received), plus (y) any Mortgage Deferred
Interest added to the principal balance of such Mortgage Loan prior to the end of the Collection

                                       78

Period for the then-most recent Distribution Date coinciding with or preceding such date of determination, minus (z) the sum of:

          (i) the principal portion of each Periodic Payment due on such
     Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent received from the Mortgagor or advanced by the Master Servicer, the Trustee or the Fiscal Agent and distributed to
     Certificateholders on or before such date of determination;

          (ii) all Principal Prepayments received with respect to such Mortgage
     Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

          (iii) the principal portion of all Insurance Proceeds and Liquidation
     Proceeds received with respect to such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

          (iv) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination; and

          (v) to the extent not otherwise included as part of the amount described in clause (z)(iv) of this definition, any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a
     Deficient Valuation that occurred prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination.

          With respect to any REO Mortgage Loan, as of any date of
determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus
(y) the sum of:

          (i) the principal portion of any P&I Advance made with respect to such
     REO Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination;

          (ii) the principal portion of all Insurance Proceeds, Liquidation
     Proceeds and REO Revenues received with respect to such REO Mortgage Loan, to the extent distributed to Certificateholders on or before such date of determination; and

          (iii) the principal portion of any Realized Loss incurred in respect of such REO Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination.

          A Mortgage Loan or an REO Mortgage Loan shall be deemed to be part of the Mortgage Pool and to have an outstanding Stated Principal Balance until the
Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation

                                       79

Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been)
distributed to Certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any Mortgage Loan or REO
Mortgage Loan shall be deemed distributed to Certificateholders as of the first
Distribution Date that such payments or other collections of principal are (or, without regard to clause (i) of the definition of "Principal Distribution
Amount," would have been) included in the Principal Distribution Amount. To the extent that principal from general collections on the Mortgage Pool is used to reimburse, or pay interest on, Nonrecoverable Advances pursuant to Section
3.05(a) hereof with respect to any particular Mortgage Loan or REO Mortgage
Loan, and such principal amount has not been included as part of the Principal
Distribution Amount, such principal amount shall nonetheless continue to be deemed to be distributed for purposes of calculating the Stated Principal
Balance. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, or if any Mortgage Loan or REO Property is liquidated or otherwise removed from the
Trust Fund, commencing as of the first Distribution Date following the
Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan or the related REO Mortgage Loan will be zero.

          With respect to any B-Note Loan or any successor REO B-Note Loan with respect thereto on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such B-Note Loan or the deemed unpaid principal balance of such successor REO B-Note Loan.

          "Steadfast-Koll Building B-Note Loan": As defined in the Preliminary
Statement hereto.

          "Steadfast-Koll Building Intercreditor Agreement": As defined in the
Preliminary Statement hereto.

          "Steadfast-Koll Building Loan Combination": As defined in the
Preliminary Statement hereto.

          "Steadfast-Koll Building Mortgage Loan": As defined in the Preliminary
Statement hereto.

          "Steadfast-Koll Building Mortgaged Property": As defined in the
Preliminary Statement hereto.

          "Sub-Servicer": Any Person with which the Master Servicer or the
Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement": The written contract between the Master
Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Loans as provided in Section 3.22.

                                       80

          "Substitution Shortfall Amount": With respect to a substitution of
Mortgage Loans pursuant to any Mortgage Loan Purchase Agreement, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution.
In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, then the
Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or
Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

          "Swap Agreement": The ISDA 2002 Master Agreement together with the related schedule, confirmation and any annexes thereto, dated as of November 15,
2005, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section
3.27.

          "Swap Counterparty": Citibank, N.A. and its successors in interest or any swap counterparty under a replacement Swap Agreement.

          "Swap Default": Any failure on the part of the Swap Counterparty (that continues beyond any applicable grace period under the Swap Agreement) to (i)
make a required payment under the Swap Agreement as and when due thereunder,
(ii) either post acceptable collateral or find an acceptable replacement Swap
Counterparty or find an acceptable guarantor after a Collateralization Event (as defined in the Swap Agreement) has occurred, as required by Part 1(n)(1) of the
Schedule to the Master Agreement in the related Swap Agreement, or (iii) find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event (as defined in the Swap Agreement) has occurred, as required by Part 1(n)(3) of the
Schedule to the Master Agreement in the related Swap Agreement.

          "Swap Termination Fees": Any fees, costs or expenses payable by the
Swap Counterparty to the Trust in connection with a Swap Default, termination of the Swap Agreement or liquidation of the Swap Agreement, as specified in the
Swap Agreement.

          "Tax Administrator": The Trustee or any Tax Administrator appointed pursuant to Section 8.14.

          "Tax Matters Person": With respect to each REMIC Pool, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Temporary Treasury regulations section 301.6231(a)(7)-1T, which Person shall be the applicable
Plurality Class R Certificateholder.

          "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its

                                       81

classification as a REMIC under the REMIC Provisions, and the federal income tax return on Internal Revenue Service Form 1041 to be filed on behalf of a Grantor
Trust due to its classification as a grantor trust under the Grantor Trust
Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the
Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

          "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

          "Trust": The common law trust created hereunder.

          "Trust Fund": Collectively, all of the assets of the respective
Grantor Trusts and the respective REMIC Pools.

          "Trustee": LaSalle Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

          "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

          "Uncertificated Accrued Interest": With respect to any Loan REMIC
Regular Interest for any Distribution Date, one-twelfth of the product of (a)
the annual Loan REMIC Remittance Rate applicable to such Loan REMIC Regular
Interest for such Distribution Date, multiplied by (b) the related Loan REMIC
Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to any REMIC I Regular Interest for any Distribution Date,
one-twelfth of the product of (a) the annual REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, multiplied by (b)
the related REMIC I Principal Balance outstanding immediately prior to such
Distribution Date. Uncertificated Accrued Interest shall be calculated on a
30/360 Basis and, with respect to any Loan REMIC Regular Interest or REMIC I
Regular Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Uncertificated Distributable Interest": With respect to any Loan
REMIC Regular Interest for any Distribution Date, the Uncertificated Accrued
Interest in respect of such Loan REMIC Regular Interest for such Distribution
Date, reduced (to not less than zero) by the sum of (i) the portion of any Net
Aggregate Prepayment Interest Shortfall for such Distribution Date attributable to the One Court Square-Citibank Mortgage Loan that is allocable to such Loan

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REMIC Regular Interest in accordance with Section 4.04(f) and (ii) the portion of any Mortgage Deferred Interest attributable to the One Court Square-Citibank
Mortgage Loan that is allocable to such Loan REMIC Regular Interest on such
Distribution Date in accordance with Section 4.04(d). With respect to any REMIC
I Regular Interest for any Distribution Date, the Uncertificated Accrued
Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the sum of (i) the portion of any Net
Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest in accordance with Section 4.04(f)
and (ii) the portion of any Mortgage Deferred Interest that is allocable to such
REMIC I Regular Interest on such Distribution Date in accordance with Section
4.04(d).

          "Underwriter": Each of Citigroup Global Markets Inc., Deutsche Bank
Securities Inc., Banc of America Securities LLC, Lehman Brothers Inc., Nomura
Securities International, Inc., PNC Capital Markets, Inc. and Wachovia Capital
Markets, LLC, and in each case, any successor in interest.

          "United States Tax Person": A citizen or resident of the United
States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of
Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for
United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).

          "United States Securities Person": Any "U.S. person" as defined in
Rule 902(k) of Regulation S.

          "Unrestricted Servicer Reports": Each of the CMSA Delinquent Loan
Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan
Report, CMSA Loan Level Reserve/LOC Report, CMSA Historical Liquidation Report,
CMSA REO Status Report and CMSA Advance Recovery Report and, from and after its filing with the Commission, any item deemed to be an Unrestricted Servicer
Report in accordance with the definition of "Restricted Servicer Reports".

          "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

          "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates and the Class A-2FL Certificates. Ninety-six
percent (96%) of the Voting Rights shall be allocated among the various Classes of the Principal Balance Certificates in proportion to the respective Class
Principal Balances of such Classes of Certificates; provided that, solely for the purpose of

                                       83

determining the respective Voting Rights of the various Classes of Principal
Balance Certificates, the aggregate Appraisal Reduction Amount allocated to the respective Classes of the Principal Balance Certificates in accordance with
Section 4.04(e) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof; and provided, further, that the aggregate Appraisal Reduction Amount shall not reduce the
Class Principal Balance of any Class for purposes of determining the Controlling
Class, the Controlling Class Representative or the Majority Controlling Class
Certificateholder. Four percent (4%) in the aggregate of the Voting Rights shall be allocated to the Class X Certificates in proportion to the respective Class
Notional Amounts of such Classes of Certificates. The Class Y and Class R
Certificates shall have no voting rights. Voting Rights allocated to a Class of
Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective
Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special
Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the
Special Servicer.

          "Weighted Average Net Mortgage Pass-Through Rate": With respect to any
Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net
Mortgage Pass-Through Rates applicable to the Mortgage Loans and any REO
Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances (or, in the case of the One Court
Square-Citibank Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the Loan REMIC Principal Balance of Loan REMIC Regular Interest OCS-I)
immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

          "Workout Fee": With respect to each Corrected Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of
Section 3.11(c).

          "Workout Fee Rate": 1.0%.

          "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan or B-Note Loan as the result of a Principal
Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on scheduled payments on such
Mortgage Loan or B-Note Loan, as the case may be) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan or
B-Note Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note; provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those
U.S. Treasuries having maturity dates most closely approximating the maturity of such Serviced Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield
Maintenance Charge shall be calculated (which depending on the applicable

                                       84

Mortgage Note is based on the remaining average life of the Serviced Loan or the actual term remaining through the Maturity Date), the Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance
Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X {(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S.
Treasury Reinvestment Yield which is in decimal form and not in percentage, and
1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X {(1+ .055/2)^0.16667}-1) where
..055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

          SECTION 1.02 General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

          (iii) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to
     Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

          SECTION 1.03 Calculation of LIBOR.

          (a) The initial value of LIBOR shall be 4.115% per annum. Such value of LIBOR shall be utilized in calculating (i) the Class A-2FL Floating Swap
Payment to be made on the Class A-2FL Swap Payment Date in December 2005 and
(ii) the Pass-Through Rate with respect to the Class A-2FL Certificates for the
Distribution Date in December 2005.

                                       85

          (b) The value of LIBOR applicable to the calculation of the Class
A-2FL Floating Swap Payment to be made on the Class A-2FL Swap Payment Date in any particular calendar month subsequent to December 2005, as well as the calculation of the Pass-Through Rate with respect to the Class A-2FL
Certificates for the Distribution Date in such calendar month (provided that no
Class A-2FL Distribution Conversion is then in effect), shall be determined by the Trustee (and promptly reported to the Swap Counterparty) on the LIBOR
Determination Date in the preceding calendar month in accordance with the following methodology: LIBOR shall equal the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the applicable
LIBOR Determination Date. If that rate does not appear on Dow Jones Market
Service Page 3750, LIBOR will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the
London interbank market selected by the Trustee to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the applicable LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first Distribution Date following the applicable LIBOR Determination Date and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall request the principal London office of any five major reference banks in the London interbank market selected by the Trustee to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the applicable LIBOR Determination Date for loans in U.S. Dollars to leading
European banks for a period equal to one month, commencing on the applicable
LIBOR Determination Date and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The determination of LIBOR by the Trustee will be binding absent manifest error.

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                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01 Conveyance of Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of
New York, designated as "CD 2005-CD1 Commercial Mortgage Trust", and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear)
all the right, title and interest of the Depositor, in, to and under (i) the
Mortgage Loans and all documents included in the related Mortgage Files and
Servicing Files, (ii) the rights of the Depositor under each of the Mortgage
Loan Purchase Agreements, (iii) the rights of the Depositor under each A/B
Intercreditor Agreement and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off
Date and, in the case of each Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the corresponding Co-Lender Intercreditor
Agreement. The Trustee, on behalf of the Trust, assumes the rights and obligations of the holder of the Mortgage Note for each A-Note Mortgage Loan under each Co-Lender Agreement; provided that the Master Servicer and the
Special Servicer, as the case may be, shall, as further set forth in Article
III, perform the servicing obligations of the holder of the Mortgage Note for the Loews Universal Hotel Portfolio Mortgage Loan under the Loews Universal
Hotel Portfolio Co-Lender Agreement and the holder of the Mortgage Note for each
A-Note Mortgage Loan under each A/B Intercreditor Agreement. The transfer of the
Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

          (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable
Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby
(with a copy to the Master Servicer and Special Servicer within ten Business
Days following the Closing Date), on or before the Closing Date, the Mortgage
File for each Mortgage Loan so assigned. The Special Servicer may request the
Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan
(other than a Specially Serviced Mortgage Loan and the Outside Serviced Mortgage
Loan) at the expense of the Special Servicer. None of the Trustee, any
Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b).

          (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan (exclusive of the
Outside Serviced Mortgage Loan), any of the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File," with evidence of recording or filing, as

                                       87

applicable, thereon, solely because of a delay caused by the public recording office or filing office, as applicable, where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b)
shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan
Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing, as applicable, thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan (exclusive of the Outside Serviced
Mortgage Loan), any of the documents and/or instruments referred to in clauses
(a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of
"Mortgage File," with evidence of recording or filing, as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (with evidence of recording or filing, as applicable, thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the
Closing Date.

          If, on the Closing Date as to any Mortgage Loan (exclusive of the
Outside Serviced Mortgage Loan), the applicable Mortgage Loan Seller does not deliver in complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) any one of the assignments in favor of the Trustee referred to in clause (a)(iv) or
(a)(v) of the definition of "Mortgage File," the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan
Purchase Agreement and Section 2.01(b) by delivering with respect to such
Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan;
provided that all required original assignments with respect to such Mortgage
Loan in fully complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit).

          (d) The Trustee shall, for a fee paid to the Trustee by the applicable
Mortgage Loan Seller(s) on the Closing Date as to each Mortgage Loan sold thereby to the Depositor, promptly (and in any event, as to any Mortgage Loan
(exclusive of the Outside Serviced Mortgage Loan), within 90 days following the latest of (i) the Closing Date, (ii) the delivery of all relevant related assignments and UCC Financing Statements to the Trustee, and (iii) the date on which the Trustee receives, with respect to the original recorded or filed documents relating to such assignments and UCC Financing Statements, all necessary recording and filing information

                                       88

required for the recording or filing of such assignments and UCC Financing
Statements) complete (if and to the extent necessary) and cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and assignment of any other recordable documents (to the extent the Trustee has actual knowledge that such documents are to be recorded) relating to each such Mortgage Loan, in favor of the Trustee referred to in clause (a)(iv)(A), (B) and (C), respectively, of the definition of "Mortgage File" and each assignment of a UCC Financing
Statement in favor of the Trustee and so delivered to the Trustee and referred to in clause (a)(viii) of the definition of "Mortgage File."

          Notwithstanding the foregoing, the Depositor hereby represents and warrants that with respect to the Mortgage Loans that are Deutsche Bank Mortgage
Loans and PNC Mortgage Loans, GACC and PNC, respectively, have each covenanted in the related Mortgage Loan Purchase Agreement that it shall, at its own cost and expense, retain or cause to be retained, a third party that shall, as to each Deutsche Bank Mortgage Loan (other than the Outside Serviced Mortgage Loan)
and PNC Mortgage Loan, cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC
Financing Statements, each assignment of Mortgage, assignment of Assignment of
Leases and assignment of any other recordable documents relating to each such
Deutsche Bank Mortgage Loan and PNC Mortgage Loan, in favor of the Trustee referred to in clause (a)(iv)(A), (B) and (C), respectively, of the definition of "Mortgage File" and each assignment of a UCC Financing Statement in favor of the Trustee and so delivered to the Trustee and referred to in clause (a)(viii)
of the definition of "Mortgage File".

          Each such assignment of recordable documents shall (except with respect to the Outside Serviced Mortgage Loan) reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of
Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the related Mortgage Loan Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related
Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments to the extent that the Trustee has received a copy thereof and to the extent not previously provided.

          (e) All documents and records in the Servicing File in possession of the Depositor or the Mortgage Loan Sellers (except draft documents, attorney-client privileged communications and internal correspondence, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations and other underwriting analysis of the

                                       89

Mortgage Loan Sellers) that relate to, and are necessary for the servicing and administration of, the Mortgage Loans (exclusive of the Outside Serviced
Mortgage Loan) and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve Accounts in the possession thereof that relate to the Mortgage Loans (exclusive of the Outside
Serviced Mortgage Loan), shall be delivered to the Master Servicer or such other
Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the
Certificateholders (and, in the case of a Mortgage Loan that is part of an A/B
Loan Combination, or behalf of the related B-Noteholders); provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to the Master
Servicer.

          (f) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall deliver to the Trustee and the Master
Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each Mortgage Loan
Purchase Agreement, as in full force and effect on the Closing Date.

          (g) Under generally accepted accounting principles in the United
States, upon the sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, the Depositor shall report: (i) its acquisition of the Mortgage Loans from the respective Mortgage
Loan Sellers, pursuant to the respective Mortgage Loan Purchase Agreements, as a purchase of the Mortgage Loans from the respective Mortgage Loan Sellers; and
(ii) its transfer of the Mortgage Loans to the Trustee, pursuant to Section
2.01(a), as a sale of the Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisition as a purchase and such transfer as a sale (in each case, as opposed to a secured loan).

          After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

          SECTION 2.02 Acceptance of the Trust Fund by Trustee.

          (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File", the provisions of Section 2.01, the further limitations on review provided for in Section 2.02(b), the fact that as of the Closing Date, the Trustee has only reviewed the Mortgage File for the presence of the Mortgage Notes described in clause (a)(i) and/or clause (b)(i)
of the definition of "Mortgage File", and the exceptions noted on the schedule of exceptions attached hereto as Schedule II of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of the Swap Agreement and each of the Mortgage Loan Purchase Agreements all in good faith and without notice of any adverse claim, and declares that it or a

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Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the
Trust Fund, in trust for the exclusive use and benefit of all present and future
Certificateholders. The Trustee also acknowledges receipt of the portion of the applicable Mortgage File specifically relating to each of the B-Note Loans and that it holds and will hold such portion of such Mortgage File in trust for the use and benefit of the related B-Noteholder. The Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer and each
Mortgage Loan Seller that with respect to each Mortgage Loan except as identified in the schedule of exceptions, which is attached hereto as Schedule
II without regard to the proviso in the definition of "Mortgage File," each of the original executed Mortgage Notes as described in clause (a)(i) and/or clause
(b)(i) of the definition of Mortgage File are in its possession. In addition, within ninety (90) days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the
Majority Controlling Class Certificateholder, the Trustee or the Custodian on
its behalf will review the Mortgage Files and the Trustee will deliver an updated exception report to each of the Depositor, the Master Servicer, the
Special Servicer and each Mortgage Loan Seller (with a copy to the Majority
Controlling Class Certificateholder). By virtue of its delivery of an updated exception report, the Trustee shall be deemed to certify that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the updated exception report, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (a)(i),
(a)(ii), (a)(iv)(A), (a)(v) and (a)(vii), and, to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (a)(iii), (a)(iv)(B), (a)(iv)(C), (a)(vi), (a)(viii) and
(a)(ix)(A) of the definition of "Mortgage File" (or, in the case of the Outside
Serviced Mortgage Loan, in clauses (b)(i) through (b)(iii) of the definition of
"Mortgage File") are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related
Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage
Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of "Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause (a)(viii) of the definition of Mortgage File, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a) that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the Mortgagor for each Mortgaged Property (or with respect to any Mortgage Loan (exclusive of the Outside Serviced Mortgage Loan) that has two or more Mortgagors, for each Mortgagor); provided, however, that to the extent the Trustee has actual knowledge or is notified of any fixture or real property
UCC Financing Statements filed in the county of the state where the related
Mortgaged Property is located, the Trustee shall file an assignment to the Trust
Fund with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller.
The UCC Financing Statements to be assigned to the Trust Fund will be delivered by the related Mortgage Loan Seller to the Trustee on the new national forms, in recordable form and completed pursuant to Revised Article IX of

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the UCC. The Trustee will submit such UCC Financing Statements for filing in the state of incorporation of the related Mortgagor as so indicated on the documents provided.

          (b) None of the Trustee, the Master Servicer, the Special Servicer or
any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          SECTION 2.03 Mortgage Loan Seller's Repurchase or Substitution of
               Mortgage Loans for Document Defects and Breaches of
               Representations and Warranties.

          (a) If any party hereto discovers or receives notice that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the applicable Mortgage Loan Purchase
Agreement (a "Breach"), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the
Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the other parties hereto, to the Majority Controlling Class Certificateholder and to the Rating
Agencies and, in the case of the One Court Square-Citibank Mortgage Loan, to the
Class OCS Representative of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Controlling Class
Certificateholder as provided above), if any party hereto determines that such
Document Defect or Breach materially and adversely affects the value of the affected Mortgage Loan or the interests of the Certificateholders therein, then such party shall notify the Master Servicer of such determination, and promptly after receipt of such notice, the Master Servicer shall , to the extent that it is entitled to do so under the related Mortgage Loan Purchase Agreement, request in writing (with a copy to the other parties hereto, the Majority Controlling
Class Certificateholder, the Rating Agencies and the Controlling Class
Representative, if different from the Majority Controlling Class
Certificateholder (and, in the case of the One Court Square-Citibank Mortgage
Loan, to the Class OCS Representative)) that the applicable Mortgage Loan
Seller, not later than ninety (90) days from receipt of such written request
(or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than ninety (90) days after any party to this Agreement discovers such
Document Defect or Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the applicable Mortgage Loan Purchase
Agreement, (ii) repurchase the affected Mortgage Loan in accordance with Section
3(c) of the related Mortgage Loan Purchase Agreement, or (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan (other than with respect to the One Court Square-Citibank Mortgage Loan, for which no substitution will be permitted) for such affected

                                       92

Mortgage Loan and pay the Master Servicer for deposit into the Certificate
Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the applicable Mortgage Loan Purchase Agreement;
provided, however, that if such Document Defect or Breach is capable of being cured but not within such ninety (90) day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage"
within the meaning of the REMIC Provisions, and the applicable Mortgage Loan
Seller has commenced and is diligently proceeding with the cure of such Document
Defect or Breach within such ninety (90) day period, the applicable Mortgage
Loan Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase or substitute for the related Mortgage Loan);
and provided, further, with respect to such additional ninety (90) day period the applicable Mortgage Loan Seller shall have delivered an Officer's
Certificate to the Trustee setting forth what actions the applicable Mortgage
Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional ninety (90) day period. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan
Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the applicable Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects as provided in this Section 2.03(a). If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as
applicable, are to be wired. Any such repurchase or substitution of a Mortgage
Loan shall be on a whole loan, servicing released basis.

          If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the immediately preceding paragraph, (ii) such
Mortgage Loan is a Crossed Loan, and (iii) the applicable Document Defect or
Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to the other Crossed Loan(s) in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed
Loan(s) satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution or repurchase, as applicable, of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans in such Crossed
Group satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage
Loan documents or otherwise on a pro rata basis. Except as otherwise provided in the last paragraph of Section 3(d) of each Mortgage Loan Purchase Agreement, all other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

                                       93

          With respect to any Crossed Loan, to the extent that the applicable
Mortgage Loan Seller is required to repurchase or substitute for such Mortgage
Loan in the manner prescribed in this Section 2.03(a) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Depositor will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage
Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral.

          Notwithstanding the foregoing discussion, if any Mortgage Loan that is secured by multiple Mortgaged Properties is otherwise required to be repurchased or substituted for as contemplated by this Section 2.03, as a result of a
Document Defect or Breach with respect to one or more such Mortgaged Properties, the related Mortgage Loan Seller will not be required to effect a repurchase or substitution of the subject Mortgage Loan if:

               (i) the affected Mortgaged Properties may be released or replaced pursuant to the terms of any partial release or substitution provisions in the related loan documents and such Mortgaged Properties are, in fact, released or replaced, and to the extent not covered by the applicable release price required under the related loan documents, the related Mortgage Loan Seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the
          Special Servicer, the Trustee or the Trust Fund in connection with such release or substitution;

               (ii) the remaining Mortgaged Properties and any replacement
          Mortgaged Property(ies) satisfy the property-specific requirements, if any, set forth in the related loan documents and the applicable
          Mortgage Loan Seller provides an opinion of counsel to the effect that such release or substitution would not cause either of REMIC I or
          REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code;
          and

               (iii) the related Mortgage Loan Seller obtains written
          confirmation from each Rating Agency that the release or substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

          (b) In connection with any repurchase or substitution of one or more
Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for
Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase
Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate
Account and upon the delivery of the Mortgage File(s) and the Servicing File(s)
for

                                       94

the related Qualified Substitute Mortgage Loan(s) to the Custodian and the
Master Servicer, respectively (in the case of any such substitution), (i) the
Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the
Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve
Funds held by it in respect of such repurchased or deleted Mortgage Loan;
provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request
for Release. Thereafter, the Trustee, the Custodian, the Master Servicer and the
Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the
Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the related Mortgage
Loan Purchase Agreement will provide that the Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute
Mortgage Loan is a Qualified Substitute Mortgage Loan.

          (c) No substitution of a Qualified Substitute Mortgage Loan or Loans
may be made in any calendar month after the Determination Date for such month.
Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of the Trust Fund. Periodic
Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund and will
(to the extent received by the Master Servicer) be remitted by the Master
Servicer to the applicable Mortgage Loan Seller promptly following receipt.

          (d) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect or Breach with respect to the
Mortgage Loans purchased by the Depositor thereunder.

          (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 3 of the applicable Mortgage Loan Purchase Agreement.

                                       95

          SECTION 2.04 Representations and Warranties of Depositor.

          (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master
Servicer, the Special Servicer and the Fiscal Agent, as of the Closing Date,
that:

               (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (ii) the execution and delivery of this Agreement by the
          Depositor, and the performance and compliance with the terms of this
          Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

               (iii) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
          Agreement, and has duly executed and delivered this Agreement;

               (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the
          Depositor in accordance with the terms hereof, subject to (A)
          applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) the Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

               (vi) the transfer of the Mortgage Loans to the Trustee as
          contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

               (vii) no litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or

                                       96

          that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

               (viii) the Depositor is not transferring the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

               (ix) the Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the
          Mortgage Loans to the Trustee pursuant to Section 2.01(a);

               (x) after giving effect to its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

               (xi) the Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

               (xii) no proceedings looking toward merger, liquidation,
          dissolution or bankruptcy of the Depositor are pending or
          contemplated;

               (xiii) except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase
          Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the
          Depositor has taken all actions required under applicable law to effectuate the transfer of its interests in the Mortgage Loans to the
          Trustee;

               (xiv) immediately prior to the transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a) (and assuming that the
          Mortgage Loan Sellers transferred to the Depositor good and marketable title to their respective Mortgage Loans, free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each
          Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans (subject to any third-party servicing rights pertaining thereto); and

               (xv) the Depositor is transferring the Mortgage Loans to the
          Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

                                       97

          (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

          SECTION 2.05 Conveyance of Mortgage Loans, Loan REMIC Regular
               Interests and REMIC I Regular Interests; Acceptance of Loan
               REMIC, REMIC I, REMIC II and Grantor Trusts by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to: (a) the One Court
Square-Citibank Mortgage Loan, together with the other rights and property comprising the Loan REMIC, to the Trustee for the benefit of the Holders of the
Class R Certificates, insofar as such Certificates represent the sole class of residual interests in the Loan REMIC, and REMIC I, as the holder of the Loan
REMIC Regular Interests; (b) the Mortgage Loans (other than the One Court
Square-Citibank Mortgage Loan and exclusive of the Additional Interest), the
Loan REMIC Regular Interests and the other rights and property comprising REMIC
II to the Trustee for the benefit of the Holders of the Class R Certificates, insofar as such Certificates represent the sole class of residual interests in
REMIC I, and REMIC II, as the holder of the REMIC I Regular Interests; (c) the
REMIC I Regular Interests and the other rights and property comprising REMIC II to the Trustee for the benefit of the Holders of the Class R Certificates, insofar as such Certificates represent the sole class of residual interests in
REMIC II, and the Holders of the Regular Certificates and Grantor Trust A-2FL,
as the holder of the Class A-2FL REMIC II Regular Interest; (d) the Class A-2FL
REMIC II Regular Interest and the other property comprising Grantor Trust A-2FL to the Trustee for the benefit of the Holders of the Class A-2FL Certificates;
and (e) the Additional Interest and the other property comprising Grantor Trust
Y to the Trustee for the benefit of the Holders of the Class Y Certificates. The
Trustee acknowledges the assignment to it of the respective assets, rights and other property comprising the REMIC Pools and the Grantor Trusts, and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of: (i) in the case of the REMIC Pools, the
Regular Certificates and the Class R Certificates; (ii) in the case of Grantor
Trust Y, the Class Y Certificates; and (iii) in the case of Grantor Trust A-2FL, the Class A-2FL Certificates.

          SECTION 2.06 Issuance of Loan REMIC Interests and REMIC I Interests.

          Concurrently with the assignment to the Trustee of the Mortgage Loans
(exclusive of any related Additional Interest), and in exchange therefor, the
Trustee acknowledges the issuance of the Loan REMIC Regular Interests, the REMIC
I Regular Interests, and the sole class of residual interests in each of the
Loan REMIC and REMIC I (which will be evidenced by the Class R Certificates), to or upon the order of the Depositor.

                                       98

          SECTION 2.07 Execution, Authentication and Delivery of REMIC II
               Certificates.

          Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests, and in exchange therefor, and pursuant to the written request of the
Depositor, executed by an affiliate of the Depositor, the Trustee, as
Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC
II Certificates in authorized denominations, together with the Class A-2FL
Certificates, evidencing directly or indirectly the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II
Certificates and the Class A-2FL REMIC II Regular Interest to receive distributions from the proceeds of REMIC II in respect of their REMIC II
Certificates or the Class A-2FL REMIC II Regular Interest, as the case may be, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates and the Class A-2FL REMIC II Regular Interest in such distributions, shall be as set forth in this Agreement. The Class R Certificates will represent the sole class of residual interest in REMIC II.

          SECTION 2.08 Execution, Authentication and Delivery of Class Y and
               Class A-2FL Certificates.

          Concurrently with the assignment to the Trustee of the Grantor Trust
Assets, and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as
Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class Y and Class A-2FL Certificates.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01 Administration of the Serviced Loans.

          (a) Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of any A/B Loan Combination, for the benefit of the Certificateholders and the related B-Noteholder(s), taking into consideration the subordination of the related B-Note Loan(s) as set forth in the related A/B Intercreditor Agreement), in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective
Serviced Loans and any and all intercreditor, co-lender and similar agreements and, to the extent consistent with the foregoing, in accordance with the
Servicing Standard. With respect to each A/B Loan Combination, in the event of a conflict between this Agreement and the related A/B Intercreditor Agreement, such Intercreditor Agreement shall control; provided, however, that in no event shall the Master Servicer or the Special Servicer take any action or omit to take any action in accordance with the terms of any A/B Intercreditor Agreement that would cause such servicer to violate the Servicing Standard, applicable law, the Grantor Trust Provisions or the REMIC Provisions. Without

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limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Serviced Loans that are not Specially Serviced
Loans, and (ii) the Special Servicer shall service and administer each Specially
Serviced Loan and Administered REO Property and shall render such services with respect to all Serviced Loans and Administered REO Properties as are
specifically provided for herein; provided that the Master Servicer shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the Specially Serviced
Loans, except for the reports specified herein as prepared by the Special
Servicer, as if no Servicing Transfer Event had occurred and with respect to the
Administered REO Properties (and any related REO Loans), as if no REO
Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loans and Administered REO Properties as are
specifically provided for herein; provided further, however, that the Master
Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

          (b) Subject to Section 3.01(a), Section 6.11, Section 6.12, Section
6.13 and Section 6.14, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the
Master Servicer and the Special Servicer, in its own name, with respect to each of the Serviced Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to the any A/B Intercreditor
Agreement, by the related B-Noteholder(s), to execute and deliver, on behalf of the Certificateholders, the Trustee and each such B-Noteholder or any of them,
(i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged
Property and related collateral, (ii) in accordance with the Servicing Standard and subject to Section 3.20, Section 6.11, Section 6.12, Section 6.13 and
Section 6.14, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File, (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments and (iv)
pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(g). Subject to Section 3.10, the Trustee
shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder;
provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name (or, in the case of a B-Note Loan, solely under the related B-Noteholder's name)
without indicating the Master Servicer's or

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Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (c) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

          (d) With respect to any A/B Loan Combination, if at any time neither the related A-Note Mortgage Loan nor any interest in any related A/B REO
Property is part of the Trust Fund, the Master Servicer and the Special Servicer
shall, upon request of the holder of the Mortgage Note for the related A-Note
Mortgage Loan, continue to service and administer such A/B Loan Combination or any related A/B REO Property as and to the extent contemplated by the related
A/B Intercreditor Agreement.

          SECTION 3.02 Collection of Mortgage Loan Payments.

          (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Serviced Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, however, nothing herein shall be construed as an express or implied guarantee by the Master Servicer or the
Special Servicer of collectability; and provided, further, that with respect to the ARD Mortgage Loans, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and
Special Servicer (including the Special Servicer in its capacity as a
Certificateholder) shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related
Mortgage Loan (provided that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents). Consistent with the foregoing and subject to Section 3.20, the
Special Servicer, with regard to a Specially Serviced Loan, or the Master
Servicer, with regard to a Serviced Loan that is not a Specially Serviced Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Serviced Loan.

          All amounts collected in respect of any Serviced Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation
Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, loan agreement (if any) and
Mortgage (and, with respect to any A/B Loan Combination, the provisions of the related A/B Intercreditor

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Agreement) or, if required pursuant to the express provisions of the related
Mortgage (including as such may be modified), or as determined by the Master
Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, with respect to each Serviced Loan that is a Mortgage Loan, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Advances; second, as a recovery of
Nonrecoverable Advances (including interest on such Nonrecoverable Advance) that were paid from collections on the other Mortgage Loans and/or REO Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such
Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fifth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional
Interest), including, without limitation, Prepayment Premiums, Yield Maintenance
Charges and Penalty Interest; sixth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and seventh, with respect to any ARD Mortgage Loan after its
Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts actually received by the Trust with respect to the Outside Serviced
Mortgage Loan shall be allocated among interest, principal and/or prepayment consideration due thereon in accordance with the terms of any distribution date statement or servicer report received from the Outside Servicers with respect to the Outside Serviced Mortgage Loan and, in the absence of any such statement or report, in accordance with the related Co-Lender Agreement and, in the absence of any allocation in the related Co-Lender Agreement, in accordance with the preceding sentence as if it was a Serviced Loan (but with interest net of related Outside Servicing Fees). All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through
(x) of the definition thereof and Substitution Shortfall Amounts shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances;
second, as a recovery of accrued and unpaid interest at the related Mortgage
Rate on such Mortgage Loan (net, in the case of the Outside Serviced Mortgage
Loan, of related Outside Servicing Fees) to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes
Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD
Mortgage Loan after its Anticipated Repayment Date, as a recovery of any unpaid
Additional Interest. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of either
Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected. Amounts collected on any
REO Mortgage Loan or REO B-Note Loan shall be deemed to be applied in accordance with the respective definitions thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Certificate\

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Account as set forth in Section 3.05(a) or from an A/B Custodial Account as set forth in Section 3.05(g) from amounts so applied.

          (b) Promptly following the Closing Date, in the case of the Outside
Serviced Mortgage Loan, the Trustee shall send written notice, substantially in the form of Exhibit R hereto, to the Outside Master Servicer, stating that, as of the Closing Date, the Trustee is the holder of the Outside Serviced Mortgage
Loan and directing the Outside Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Outside Serviced Mortgage Loan under the related Co-Lender Agreement and the Outside Servicing Agreement. The
Master Servicer shall, within one (1) Business Day of receipt thereof, deposit into the Certificate Account all amounts received by it from any Outside
Servicer or any other party under the Outside Servicing Agreement and/or the related Co-Lender Agreement with respect to the Outside Serviced Mortgage Loan, the related Mortgaged Property or any related REO Property. In connection with the foregoing, the Master Servicer shall provide the Outside Master Servicer wiring instructions for remittances to the Master Servicer. In the event that, during any calendar month, the Master Servicer fails to so receive any amounts due to the holder of the Outside Serviced Mortgage Loan under the related
Co-Lender Agreement and/or the Outside Servicing Agreement by the first Business
Day following the Determination Date in such calendar month, then the Master
Servicer shall promptly (i) notify the Outside Master Servicer and any Outside
Trustee that such amounts due with respect to the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto have not been received
(specifying the amount of such deficiency), (ii) make inquiry of the Outside
Master Servicer and any Outside Trustee (and, to the extent learned, inform the
Trustee) as to the reason that such amounts have not been timely received, (iii)
as and to the extent appropriate, request that the Outside Master Servicer promptly remedy such failure to make a payment and (iv) make a P&I Advance with respect to such amounts as and if required by the terms of this Agreement in accordance with Section 4.03 (but only to the extent that the failure to receive such payments from the Outside Master Servicer was as a result of the Outside
Servicers not receiving those payments). Further, in accordance with Section
4.03, in the event the Master Servicer fails to make such P&I Advance with respect to the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto, then the Trustee or, if it fails to do so, the Fiscal
Agent, shall make such P&I Advance. Notwithstanding anything herein to the contrary, all amounts received from an Outside Servicer with respect to the
Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto during any Collection Period shall, for purposes of calculating distributions on the Certificates (including the Available Distribution Amount, the Net Available Distribution Amount, the Principal Distribution Amount and the
Net Principal Distribution Amount for the applicable Distribution Date, as well as the amount of required P&I Advances and the amount to be remitted by the
Master Servicer to the Trustee on the applicable P&I Advance Date), be deemed to have been contemporaneously received by the Trust, if and to the extent that such amounts are actually received by the Master Servicer or the Trustee no later than 10:00 A.M. New York City time on the first P&I Advance Date following the end of such Collection Period; provided that, if and to the extent that such amounts are not actually so received by the Master Servicer or the Trustee as of
10:00 A.M. New York City time on the first P&I Advance Date following the end of such

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Collection Period, then such amounts shall be deemed received, for such purposes, during such other Collection Period that they are actually so received by the Master Servicer or the Trustee.

          (c) Within 60 days after the later of (i) the Closing Date and (ii)
the Master Servicer's receipt of the applicable letter of credit, the Master
Servicer shall notify each provider of a letter of credit for each Mortgage Loan
(exclusive of the Outside Serviced Mortgage Loan) identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer or the Special
Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit. If a draw upon a letter of credit is needed before its transfer to the Trust Fund can be completed, the applicable Mortgage Loan Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the
Master Servicer.

          (d) In the event that the Master Servicer or Special Servicer receives
Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving
Additional Interest in any Collection Period, the Master Servicer or Special
Servicer, as applicable, will promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee nor the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

          (e) With respect to any Serviced Loan in connection with which the
Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Serviced
Loan documents, the Master Servicer shall, to the extent consistent with the
Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Serviced Loan unless otherwise required to do so pursuant to the applicable Serviced Loan documents.

          SECTION 3.03 Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Reserve Accounts.

          (a) The Master Servicer shall, as to all Serviced Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow
Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the related loan documents; provided that, in the case of an A/B Loan Combination, if the related Servicing Account includes funds with respect to any other Serviced Loan, then the Master Servicer shall clearly reflect any interest therein of the related B-Noteholder. Each Servicing Account shall be an Eligible Account unless not permitted by terms of applicable
Mortgage Loan documents. Withdrawals of amounts so collected from a Servicing
Account may be made in each case, to the extent of amounts on deposit therein in respect of the related Serviced Loan (or, in the case of clauses (iv) and (v)
below, to the extent of interest or other income earned on such amounts) only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent for any unreimbursed Servicing Advances; (iii)
refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to

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Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section
3.06(b), if and to the extent not required by law or the terms of the applicable
Serviced Loan to be paid to the Mortgagor; (vi) following an event of default under the related Serviced Loan, for such other purposes as are consistent with the related Mortgage Loan documents, applicable law and the Servicing Standard;
(vii) withdraw amounts deposited in error; or (viii) clear and terminate the
Servicing Account at the termination of this Agreement in accordance with
Section 9.01. To the extent permitted by law or the applicable Serviced Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Serviced Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Serviced Loan. If the Master Servicer shall deposit in a Servicing
Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting any REMIC Pool or Grantor Trust.

          (b) The Master Servicer (for the Serviced Loans other than (1)
Specially Serviced Loans and (2) REO Loans) or the Special Servicer (for
Specially Serviced Loans and for REO Loans that relate to an Administered REO
Property) shall (i) maintain accurate records with respect to the related
Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related
Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow
Payments (at the direction of the Special Servicer for Specially Serviced Loans
and for REO Loans that relate to an Administered REO Property) as allowed under the terms of the related Serviced Loan, and if such Serviced Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Serviced Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related
Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged
Property for nonpayment of such items.

          (c) The Master Servicer shall, as to all Serviced Loans, subject to
Section 3.01(d), make a Servicing Advance with respect to the related Mortgaged
Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on
Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis;
provided that the Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if

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the Master Servicer reasonably anticipates in accordance with the Servicing
Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date; and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a
Nonrecoverable Servicing Advance (although it may pay the item that such
Servicing Advance was to cover out of funds in the Certificate Account (or, if applicable and there are funds on deposit therein, an A/B Custodial Account) if it determines, and it must pay such item out of funds in the Certificate Account
(or, if applicable and there are funds on deposit therein, an A/B Custodial
Account) if, in the case of a Specially Serviced Loan or Administered REO
Property, the Special Servicer determines (upon which determination the Master
Servicer may conclusively rely), that such payment would be in the best interests of the Certificateholders (or, in the case of withdrawals from an A/B
Custodial Account, would be in the best interests of the Certificateholders and the related B-Noteholder(s)), as a collective whole). All such Servicing
Advances or, as contemplated by the second proviso to the preceding paragraph, amounts withdrawn from the Certificate Account (or, if applicable and there are funds on deposit therein, an A/B Custodial Account) shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a) (or, if applicable, Section 3.05(g)). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged
Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Loans, notwithstanding that the terms of such Serviced Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

          The Special Servicer shall give the Master Servicer, the Trustee and the Fiscal Agent not less than five Business Days' notice with respect to
Servicing Advances to be made on any Specially Serviced Mortgage Loan or
Administered REO Property, before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Specially
Serviced Mortgage Loan or Administered REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing
Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Master Servicer, the Trustee and the Fiscal Agent with such information in its possession as the
Master Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Master Servicer, the Trustee or the Fiscal Agent, as
applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the
Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a
Nonrecoverable Servicing Advance and the Master Servicer shall conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made or proposed to be made with respect to a Specially Serviced Mortgage Loan or an Administered
REO Property is a Nonrecoverable Servicing Advance. The Master Servicer, the
Trustee and the Fiscal Agent shall conclusively rely on such a determination.

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          If the Master Servicer is required under any provision of this
Agreement (including, but not limited to, this Section 3.03(c)) to make a
Servicing Advance, but does not do so within 15 days after such Advance is required to be made (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage), the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice, then
(subject to a determination that such Servicing Advance would not be a
Nonrecoverable Servicing Advance) the Trustee (or the Fiscal Agent on its
behalf) shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the
Master Servicer subject to and as provided in Section 7.01.

          (d) In connection with its recovery of any Servicing Advance from the
Certificate Account pursuant to Section 3.05(a) or from an A/B Custodial Account pursuant to Section 3.05(g), as applicable, each of the Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent shall be entitled to receive, out of any amounts then on deposit in the Certificate Account or such A/B
Custodial Account, as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such
Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable: first, out of late payment charges and Penalty Interest received on the related
Serviced Loan or Administered REO Property during the Collection Period in which such reimbursement is made; and, to the extent that such late payment charges and Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Mortgage Loans and REO Properties then on deposit in the Certificate Account; provided that interest on Servicing Advances with respect to an A/B Loan Combination or any related A/B Mortgaged Property shall, to the maximum extent permitted under the related A/B Intercreditor Agreement, be payable out of amounts otherwise payable to the related B-Noteholder(s)
and/or payments received from the related B-Noteholder(s) under the related A/B
Intercreditor Agreement for such purpose. Subject to the fourth paragraph of
Section 3.05(a), the Master Servicer shall reimburse itself, the Special
Servicer, the Trustee and/or the Fiscal Agent, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any
Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made.

          (e) The determination by the Master Servicer or the Special Servicer that a Nonrecoverable Servicing Advance has been made or that any proposed
Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Master Servicer (if the
Special Servicer is delivering such Officer's Certificate), the Special Servicer
(if the Master Servicer is delivering such Officer's Certificate), the Trustee, the Fiscal Agent, the Depositor and, in the case of an A/B Loan Combination, the related B-Noteholder(s), setting forth the basis for such determination, together with a copy of any Appraisal (the cost of

                                       107

which may be paid out of the Certificate Account pursuant to Section 3.05(a))
or, in the case of an A/B Loan Combination, out of the related A/B Custodial
Account pursuant to Section 3.05(g)) of the related Mortgaged Property or REO
Property, as the case may be; which Appraisal shall be conducted pursuant to
Section 3.09(a) by the Master Servicer, or by or on behalf of the Special
Servicer if the Serviced Loan is a Specially Serviced Loan or, if no such
Appraisal has been performed, a copy of an Appraisal of the related Mortgaged
Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal, by an
Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers'
reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. In making a recoverability determination, the applicable Person will be entitled, but not obligated, to consider (among other things) the obligations of the related Mortgagor under the terms of the related Serviced Loan as it may have been modified, to consider (among other things) the related Mortgaged Property in its "as is" or then current conditions and occupancies, as modified by such
Person's reasonable assumptions (in the case of the Master Servicer, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Property, to estimate and consider
(among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 3.05(a), together with (to the extent accrued and unpaid) interest on such Advances. In addition, any such Person may update or change its recoverability determinations at any time, and (in the case of the Master Servicer, consistent with the Servicing
Standard) the Master Servicer and the Trustee each may obtain from the Special
Servicer any Appraisals or market value estimates or other information in the
Special Servicer's possession for such purposes.

          The Trustee, the Fiscal Agent and the Master Servicer, in the case of any Specially Serviced Loan and any REO Property, shall conclusively rely on any determination by the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance, and the Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that, if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer that such Servicing
Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing
Advance within the time periods required by Section 3.03(c) unless the Trustee in good faith, makes a determination that such Servicing Advance would be a
Nonrecoverable Advance; and provided, further, that, if the Trustee fails to make such Servicing Advance for reasons other than a determination by the
Trustee that such Servicing Advance would be a Nonrecoverable Advance, the
Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Fiscal Agent in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

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          (f) The Master Servicer shall, as to all Serviced Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of an A/B Loan Combination, if the related Reserve Account includes funds with respect to any other Serviced Loan, then the Master Servicer shall clearly reflect any interest therein of the related B-Noteholder. Withdrawals of amounts so deposited with respect to any Serviced Loan may be made: (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related
Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing
Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents; (ii) to pay the Master Servicer interest and investment income earned on amounts in the
Reserve Accounts as described below if permitted under the related Serviced Loan documents; and (iii) following an event of default under such Serviced Loan, for such other purposes as are consistent with the related Serviced Loan documents, applicable co-lender and/or intercreditor agreements, applicable law and the
Servicing Standard. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted
Investments in accordance with the provisions of Section 3.06. All Reserve
Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising any REMIC Pool or
Grantor Trust. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related
Mortgaged Property must be completed.

          SECTION 3.04 Certificate Account, Interest Reserve Account,
               Gain-on-Sale Reserve Account, Additional Interest Account,
               Floating Rate Account, Distribution Account and A/B Custodial
               Accounts.

          (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the
Trustee in trust for the benefit of the Certificateholders. The Certificate
Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received (including amounts received by the Trust with respect to the Outside Serviced Mortgage Loan) or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off
Date, which payments shall be delivered promptly to the applicable Mortgage Loan
Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral), or payments (other than
Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

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               (i) all payments on account of principal of the Mortgage Loans that are Serviced Loans, including Principal Prepayments;

               (ii) all payments on account of interest on the Mortgage Loans that are Serviced Loans, including Additional Interest;

               (iii) all Prepayment Premiums and Yield Maintenance Charges on
          the Mortgage Loans that are Serviced Loans;

               (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan that is a Serviced Loan (including any such amounts representing recoveries of Nonrecoverable Advances, including interest on such Nonrecoverable Advances);

               (v) all remittances to the Trust under the Outside Servicing
          Agreement and/or the related Co-Lender Agreement with respect to the
          Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto (including any amounts received in connection with a cure by the applicable Non-Trust Loan Noteholder in accordance with the Loews Universal Hotel Portfolio Co-Lender Agreement);

               (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate
          Account;

               (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy or a force placed policy;

               (viii) any amounts required to be transferred from the Pool REO
          Account pursuant to Section 3.16(c);

               (ix) any amount in respect of Purchase Prices and Substitution
          Shortfall Amounts pursuant to Section 2.03(b);

               (x) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
          Shortfalls;

               (xi) any amount paid by a Mortgagor to cover items for which a
          Servicing Advance has been previously made and for which the Master
          Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
          applicable, has been previously reimbursed out of the Certificate
          Account;

               (xii) any amount required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.11(b) and 3.11(d), respectively, to pay unpaid interest on Advances and/or in connection with reimbursing the Trust

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          Fund for Additional Trust Fund Expenses, including, without limitation, interest on Advances and the cost of inspections performed by the Special Servicer pursuant to the first sentence of Section
          3.12(a);

               (xiii) any amounts (A) required to be transferred from any A/B
          Custodial Account pursuant to Section 3.05(g) or (B) paid by the related B-Noteholder(s), in accordance with the related A/B
          Intercreditor Agreement, to reimburse the Trust; and

               (xiv) amounts paid by a mezzanine lender or the Class OCS
          Majority Certificateholder(s) in connection with curing a default under the applicable Mortgage Loan;

provided that, in the case of an A-Note Mortgage Loan or any successor REO
Mortgage Loan with respect thereto, subject to the related A/B Intercreditor
Agreement, any amounts described in clauses (i)-(iv), (vii), (xi) and (xiv)
above required to be deposited in the related A/B Custodial Account pursuant to
Section 3.04(h), shall first be so deposited in the related A/B Custodial
Account and shall thereafter be transferred to the Certificate Account only to the extent provided in Section 3.05(g).

          The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from
Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve
Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections
3.11(b) and 3.11(d), need not be deposited by the Master Servicer in the
Certificate Account. If the Master Servicer shall deposit in the Certificate
Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the
Special Servicer as additional servicing compensation in accordance with Section
3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances as provided in Sections 3.03(d) or 4.03(d) or to reimburse the Trust for Additional Trust Fund Expenses, including, without limitation, interest on Advances and the cost of inspections performed by the Special
Servicer pursuant to the first sentence of Section 3.12(a), as provided in
Section 3.11(d)) and other transaction fees or other expenses received by the
Master Servicer to which the Special Servicer is entitled pursuant to Section
3.11(d) upon receipt of a certificate of a Servicing Officer of the Special
Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (ix), (xi), (xii), (xiii)(B) and (xiv) of the last sentence of the second preceding paragraph with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph or any applicable A/B

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Custodial Account in accordance with Section 3.04(h), as applicable, unless the
Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement.
Any such amounts received by the Special Servicer with respect to an
Administered REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the Master Servicer for deposit into the
Certificate Account or any applicable A/B Custodial Account, as the case may be, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master
Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the office of the Trustee to be held in trust for the benefit of the Certificateholders. The Distribution
Account shall be an Eligible Account. The Master Servicer shall deliver to the
Trustee each month on or before 1:30 p.m. New York City time on the P&I Advance
Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution
Amount (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and
(b)(v) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums,
Yield Maintenance Charges and/or Additional Interest received on the Mortgage
Loans during the related Collection Period, and (ii) in the case of the final
Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

          In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any
P&I Advances required to be made by the Master Servicer in accordance with
Section 4.03(a).

          The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

          The Trustee shall, as and when required, deposit in the Distribution
Account any amounts required to be so deposited by the Trustee pursuant to
Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Distribution Account.

          (c) The Trustee shall establish and maintain one or more accounts
(collectively, the "Interest Reserve Account"), on behalf of and for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible
Account; provided that, subject to Section 3.05(g), the Interest Reserve Account may be a sub-account of the Distribution Account. On or before each Distribution
Date in February and, during each year that is not a leap year, January, the
Trustee shall withdraw from the Distribution Account and deposit in the Interest
Reserve Account, with respect to, and out of collections and/or advances of interest on, each Interest Reserve Mortgage Loan and Interest Reserve REO
Mortgage Loan, an amount

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equal to the Interest Reserve Amount in respect of such Interest Reserve
Mortgage Loan or Interest Reserve REO Mortgage Loan, as the case may be, for such Distribution Date.

          The Trustee shall, as and when required, deposit in the Interest
Reserve Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Interest Reserve Account.

          (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee, on behalf of the Certificateholders shall establish and maintain the Additional Interest Account in the name of the
Trustee in trust for the benefit of the Class Y Certificateholders. The
Additional Interest Account shall be established and maintained as an Eligible
Account; provided that, subject to Section 3.05(g), the Additional Interest
Account may be a sub-account of the Distribution Account. On or prior to the applicable P&I Advance Date, the Master Servicer shall remit to the Trustee for deposit in the Additional Interest Account an amount equal to the Additional
Interest received during any Collection Period.

          Following the distribution of Additional Interest to the Class Y
Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay
Additional Interest, the Trustee shall terminate the Additional Interest
Account.

          The Trustee shall, as and when required, deposit in the Additional
Interest Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Additional Interest Account.

          (e) Funds in the Certificate Account, the Interest Reserve Account,
the Distribution Account, the Gain-on-Sale Reserve Account, the Floating Rate
Account and the Additional Interest Account may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06. The Master
Servicer shall give written notice to the Trustee, the Special Servicer and the
Rating Agencies of the location of the Certificate Account as of the Closing
Date and of the new location of the Certificate Account prior to any change thereof. The Trustee shall give written notice to the Trustee, the Master
Servicer, the Special Servicer and the Rating Agencies of the location of the
Distribution Account as of the Closing Date and of any new location of the
Distribution Account prior to any change thereof.

          (f) The Trustee, on behalf of and for the benefit of the
Certificateholders, shall establish (upon notice from Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the
Gain-on-Sale Reserve Account. The Gain-on-Sale Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee; provided that, subject to Section 3.05(g), the Gain-on-Sale Reserve Fund may be a sub-account of the Distribution Account.
Upon the disposition of any Administered REO Property or the liquidation of any
Specially Serviced Mortgage Loan in accordance with Section

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3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale
Proceeds, if any, realized in connection with such sale or liquidation, as the case may be, and remit such funds to the Trustee for deposit into the
Gain-on-Sale Reserve Account.

          The Trustee shall, as and when required, deposit in the Gain-on-Sale
Reserve Account any amounts required to be so deposited pursuant to Section
3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Gain-on-Sale Reserve Account.

          (g) Notwithstanding that the Additional Interest Account, the Interest
Reserve Account, the Floating Rate Account or the Gain-on-Sale Reserve Account
may be a sub-account of the Distribution Account for reasons of administrative convenience, the Additional Interest Account, the Gain-on-Sale Reserve Account,
the Interest Reserve Account, the Floating Rate Account and the Distribution
Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (h) The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for each A/B Loan
Combination (collectively, as to each A/B Loan Combination, the related "A/B
Custodial Account") (which, subject to the last paragraph of this Section
3.04(h), may be a sub-account of the Certificate Account), held on behalf of the
Certificateholders and the related B-Noteholder(s). Each A/B Custodial Account shall be an Eligible Account or, subject to the last paragraph of this Section
3.04(h), a sub-account of an Eligible Account. Subject to the related A/B
Intercreditor Agreement, the Master Servicer shall deposit or cause to be deposited in the A/B Custodial Account with respect to any A/B Loan Combination, within one Business Day of receipt of available funds, the following payments and collections received subsequent to the Cut-off Date (other than in respect of principal and interest on such A/B Loan Combination due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or the related B-Noteholder(s), as the case may be, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral with respect to such A/B Loan Combination), or payments (other than Principal Prepayments) received by it on or prior to the
Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal on the subject A/B Loan
          Combination, including Principal Prepayments;

               (ii) all payments on account of interest on the subject A/B Loan
          Combination, including Additional Interest;

               (iii) all Prepayment Premiums and Yield Maintenance Charges on
          the subject A/B Loan Combination;

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               (iv) to the extent not otherwise required to be deposited into an
          A/B REO Account, all Insurance Proceeds and Liquidation Proceeds
          received in respect of the subject A/B Loan Combination (including, without limitation, any amounts representing recoveries of
          Nonrecoverable Advances in respect of such A/B Loan Combination, including interest on such Nonrecoverable Advances, but excluding any
          Liquidation Proceeds described in clauses (iv)-(x) of the definition thereof received on the subject A-Note Mortgage Loan while it remains outstanding (which Liquidation Proceeds will be deposited in the
          Certificate Account));

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such A/B Custodial
          Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the subject A/B Loan Combination resulting from a deductible clause in a blanket hazard policy;

               (vii) any amounts required to be transferred to such A/B
          Custodial Account from the related A/B REO Account pursuant to Section
          3.16(c);

               (viii) insofar as they do not constitute Escrow Payments, any amount paid by a Mortgagor with respect to the subject A/B Loan
          Combination specifically to cover items for which a Servicing Advance has been previously made;

               (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from a related B-Noteholder in accordance with the related A/B Intercreditor
          Agreement; and

               (x) any amounts paid by a related B-Noteholder or mezzanine lender in connection with curing a default under the subject A/B Loan
          Combination.

          The foregoing requirements for deposit in an A/B Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of any A/B Loan Combination in the nature of Escrow
Payments, amounts to be deposited in Reserve Accounts, and amounts that the
Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and 3.11(d), need not be deposited by the Master Servicer in an A/B Custodial Account. If the Master
Servicer shall deposit in an A/B Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such A/B
Custodial Account, any provision herein to the contrary notwithstanding. The
Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), assumption fees and other transaction fees or other expenses received by the Master

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Servicer with respect to any A/B Loan Combination, to which the Special Servicer is entitled pursuant to Section 3.11(d), upon receipt of a certificate of a
Servicing Officer of the Special Servicer describing the item and amount.
Subject to the second following paragraph, any A/B Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii), (ix) and (x) of the last sentence of the second preceding paragraph with respect to an A/B Loan Combination, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the
Special Servicer) to or at the direction of the Master Servicer for deposit into the related A/B Custodial Account (or, if applicable, for remittance to the servicer of the related B-Note Loan) in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing
Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an A/B REO Property shall be deposited by the Special Servicer into the related A/B REO Account and remitted to the
Master Servicer for deposit into the related A/B Custodial Account pursuant to
Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the
Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          Notwithstanding that any A/B Custodial Account may be a sub-account of the Certificate Account for reasons of administrative convenience, any such A/B
Custodial Account and the Certificate Account shall, for all purposes of this
Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master Servicer shall indemnify and hold harmless the
Trust Fund and each B-Noteholder against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

          (i) The Trustee, on behalf of the Trust Fund, shall establish and maintain the Floating Rate Account in trust for the benefit of the Holders of the Class A-2FL Certificates and the Swap Counterparty, as their interests may appear. The Floating Rate Account shall be established and maintained as an
Eligible Account or, subject to Section 3.04(g), a subaccount of an Eligible
Account. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Floating Rate Account in accordance with the terms of this
Agreement. The Trustee shall, as and when required, deposit in the Floating Rate
Account any amounts required to be so deposited by the Trustee pursuant to
Section 3.06 in connection with losses incurred with respect to Permitted
Investments of funds held in the Floating Rate Account and, to the extent permitted by Section 3.06, may withdraw any Net Investment Earnings from the

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Floating Rate Account. The Trustee shall deposit into the Floating Rate Account:
(i) all amounts distributable with respect to the Class A-2FL REMIC II Regular
Interest pursuant to Sections 4.01 and 9.01 for each Distribution Date; and (ii)
upon receipt, all amounts received from the Swap Counterparty under the Swap
Agreement intended for distribution on the Class A-2FL Certificates.

          SECTION 3.05 Permitted Withdrawals from the Certificate Account,
               Interest Reserve Account, Additional Interest Account, Floating
               Rate Account, Distribution Account and A/B Custodial Accounts.

          (a) Subject to Section 3.05(c), the Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution
          Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Mortgage
          Loan, the Fiscal Agent's, the Trustee's and the Master Servicer's
          right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of the related Master
          Servicing Fees and, in the case of the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto, Outside
          Servicing Fees) and principal (net of any related Workout Fee or
          Liquidation Fee) received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made;

               (iii) to pay to itself and/or the holder of the related Excess
          Servicing Strip (subject to Section 3.11(a)) earned and unpaid Master
          Servicing Fees in respect of each Mortgage Loan and REO Mortgage Loan, the Master Servicer's right to payment pursuant to this clause (iii)
          with respect to any Mortgage Loan or REO Mortgage Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments (including cure payments), Liquidation Proceeds or Insurance Proceeds) or such REO Mortgage Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay to the Special Servicer earned and unpaid Special
          Servicing Fees in respect of each Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an Administered REO Property;

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               (v) to pay the Special Servicer (or, if applicable, a predecessor
          Special Servicer) earned and unpaid Workout Fees or Liquidation Fees in respect of each Specially Serviced Mortgage Loan, each Corrected
          Mortgage Loan and/or each REO Mortgage Loan that relates to an
          Administered REO Property, as applicable, in the amounts and from the sources provided in Section 3.11(c);

               (vi) to reimburse the Fiscal Agent, the Trustee, the Special
          Servicer or itself, in that order, for any unreimbursed Servicing
          Advances in respect of any Serviced Loan or Administered REO Property, the Fiscal Agent's, the Trustee's, the Special Servicer's and the
          Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by or on behalf of the related Mortgagor or cure payments that are allocable to such Servicing Advance, and to
          Liquidation Proceeds, Insurance Proceeds and, if applicable, REO
          Revenues received in respect of the particular Mortgage Loan or REO
          Property as to which such Servicing Advance was made;

               (vii) to (A) reimburse the Fiscal Agent, the Trustee, the Special
          Servicer or itself, in that order, for any unreimbursed Advances
          (including interest at the Reimbursement Rate) that have been or are determined to be Nonrecoverable Advances or (B) pay itself, with respect to any Mortgage Loan or REO Mortgage Loan, any related earned
          Master Servicing Fee that remained unpaid in accordance with clause
          (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or any related REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

               (viii) at such time as or after it reimburses the Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above,
          Section 3.03 or Section 3.05(g), to pay the Fiscal Agent, the Trustee,
          the Special Servicer or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with Section
          3.03(d) or 4.03(d), as applicable, the Fiscal Agent's, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any
          Advance being permitted to be satisfied (A) first out of late payment charges and Penalty Interest on deposit in the Certificate Account collected on or in respect of the Mortgage Loan or REO Mortgage Loan to which the reimbursed Advance relates during the Collection Period in which such Advance is reimbursed (the use of such late payment charges and Penalty Interest to be allocated between the Master
          Servicer and the Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master
          Servicer and the Special Servicer have received as additional servicing compensation during such period), and (B) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or

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          after such Advance has been reimbursed, out of general collections on the Mortgage Loans and any REO Properties on deposit in the
          Certificate Account;

               (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a) with respect to any
          Mortgaged Property securing a Specially Serviced Mortgage Loan;

               (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Certificate Account as provided in Section 3.06(b), but only to the extent of the Net
          Investment Earnings with respect to the Certificate Account for any
          Collection Period, and (B) any Prepayment Interest Excesses collected with respect to the Mortgage Loans;

               (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
          3.09(a), 3.18(b), 4.03(c) or 9.01;

               (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

               (xiii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the Opinions of
          Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a),
          (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a)
          or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of
          Certificateholders, (D) the cost of recording this Agreement in accordance with Section 11.02(a), and (E) any rating confirmations from the Rating Agencies that are not otherwise payable by a Mortgagor or a party to this Agreement;

               (xiv) to pay itself, the Special Servicer, any of the Mortgage
          Loan Sellers, the Majority Controlling Class Certificateholder, the
          Majority Class OCS Certificateholder(s), a B-Noteholder or any other
          Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person(s) pursuant to or as otherwise contemplated by this
          Agreement, all amounts received thereon subsequent to the date of purchase;

               (xv) to pay to a B-Noteholder or an Outside Servicer, any amount
          (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related A-Note Mortgage Loan or Outside Serviced Mortgage Loan, as
          applicable, or any successor REO Mortgage Loan with respect thereto, pursuant to the terms of the related Co-Lender Agreement;

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               (xvi) to withdraw any amounts deposited in error;

               (xvii) to remit to the Trustee for deposit into the Additional
          Interest Account the amounts required to be deposited pursuant to
          Section 3.04(d);

               (xviii) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

               (xix) to pay any amount that, if made as a Servicing Advance, would constitute a Nonrecoverable Servicing Advance, provided that the
          Master Servicer (or, in the case of Specially Serviced Mortgage Loans and Administered REO Properties, the Special Servicer) determines that such payment would be in the best interests of the Certificateholders, pursuant to Section 3.03(c);

               (xx) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Certificate Account; and

               (xxi) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01;

provided that, notwithstanding the foregoing, the Master Servicer shall not make withdrawals from the Certificate Account with respect to any A-Note Mortgage
Loan or any successor REO Mortgage Loan with respect thereto, any A/B Loan
Combination (as a whole) or any A/B REO Property for any of the purposes contemplated by clauses (ii), (iii), (v), (vi) and (viii)(A) above (but, in the case of such clause (viii)(A), only insofar as it relates to clause (ii) or (vi)
above); and provided, further, that, also notwithstanding the foregoing, any withdrawal from the Certificate Account pursuant to any of clauses (iv),
(viii)(B), (ix), (xi), (xii), (xiii) and (xviii) above that relates or is allocable to (A) any A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, (B) except in the case of clause (iv), any A/B Loan
Combination (as a whole) or (C) any A/B REO Property, shall be permitted to be made only if and to the extent that (1) (x) any amounts then on deposit in the related A/B Custodial Account that are, in accordance with Section 3.05(g) and the related A/B Intercreditor Agreement, available to pay the item for which the withdrawal is to be made, are insufficient to pay such item in full, and (y)
payment of the item for which the withdrawal is to be made cannot reasonably be expected to ultimately be made out of amounts on deposit in the related A/B
Custodial Account in accordance with Section 3.05(g), or (2) such payment, if made out of the Certificate Account, will be reimbursable to the Trust in accordance with the related A/B Intercreditor Agreement, subject to available funds, out of collections on the related A/B Loan Combination or any related A/B
REO Property that are otherwise payable to the related B-Noteholder(s) in accordance with Section 3.05(g), or (3) such payment, in the Master Servicer's judgment in accordance with the Servicing Standard, is in the best interests of the Certificateholders; and provided, further, that no servicing compensation earned with respect to a B-Note Loan or any successor REO B-Note Loan with respect thereto shall be payable out of the Certificate Account at any time.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Certificate

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Account pursuant to the preceding paragraph above. Upon request, the Master
Servicer shall provide to the Trustee such records and any other information in the possession of the Master Servicer to enable the Trustee to determine the amounts attributable to REMIC I or the Loan REMIC (in each case, with respect to the Mortgage Loans).

         The Master Servicer shall pay to the Special Servicer, the Trustee or the Fiscal Agent from the Certificate Account amounts permitted to be paid to the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, therefrom promptly upon receipt of a certificate of a Servicing Officer of the
Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent,
as the case may be, describing the item and amount to which the Special
Servicer, the Trustee or the Fiscal Agent, as the case may be, is entitled. The
Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and
Administered REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate
Account. With respect to each Mortgage Loan and REO Property for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of
Advances or interest thereon. With respect to each Mortgage Loan and REO
Property for which it makes an Advance, a Fiscal Agent shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate
Account for reimbursements of Advances or interest thereon.

          Upon the determination that a previously made Advance is a
Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer, the Trustee
or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance (together with accrued and unpaid interest thereon) over a period of time not to exceed 12 consecutive months without the consent of the Controlling Class Representative (which consent may be withheld in its sole discretion). The unreimbursed portion of any Advance in respect of which reimbursement has been deferred as described in the preceding sentence shall accrue interest at the Prime Rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard, or with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to
Certificateholders and/or contractual duty hereunder. The Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent shall each give S&P and
Moody's at least 15 days' notice prior to any reimbursement to it of
Nonrecoverable Advances from amounts in the Certificate Account or Distribution
Account allocable to interest on the Mortgage Loans unless (1) it determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes

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known to it that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable
Advance or the determination in clause (1) above, or (3) except in the case of the Trustee, it has not timely received from the Trustee information requested by it to consider in determining whether to defer reimbursement of a
Nonrecoverable Advance; provided, however, that if clause (1), (2) or (3)
applies, the Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent, as the case may be, shall give S&P and Moody's notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate
Account or Distribution Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances; and provided, further, that, as a condition to the Special Servicer providing the notices described above, the Master Servicer shall provide to the Special Servicer such information regarding amounts in the Certificate Account allocable to interest as may be required by the Special Servicer to provide notice pursuant to this sentence. The Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent shall have no liability for any loss, liability or expense resulting from any notice provided to S&P and Moody's contemplated by the immediately preceding sentence.

          If the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances
(together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made, subject to Section 3.05(c): first, out of amounts described in clauses (a) through (f) of the definition of
"Principal Distribution Amount", which, but for their application to reimburse a
Nonrecoverable Advance and/or to pay interest thereon, would be included in the
Available Distribution Amount for any subsequent Distribution Date; and second, out of other amounts which, but for their application to reimburse a
Nonrecoverable Advance and/or to pay interest thereon, would be included in the
Available Distribution Amount for any subsequent Distribution Date; provided that, in connection with any reimbursement of a Nonrecoverable Advance or the payment of interest thereon in accordance with either clause first or clause second, as the case may be, of this sentence, such reimbursement or payment of interest pursuant to such clause shall be deemed made first, and to the fullest extent possible, out of amounts described in such clause that are attributable to the Loan Group that includes the Mortgage Loan or REO Mortgage Loan, as applicable, as to which such Nonrecoverable Advance was made, and only thereafter out of amounts described in such clause that are attributable to the other Loan Group. If and to the extent that any payment is deemed to be applied in accordance with clause first of the preceding sentence to reimburse a
Nonrecoverable Advance or to pay interest thereon, then, in accordance with the definition thereof, the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero (or, if applicable, to not less than the
Class OCS Principal Distribution Amount for such Distribution Date), by the amount of such reimbursement and/or payment of interest. In addition, if and to the extent that any payment is deemed to be applied in accordance with clause first or clause second of the second preceding sentence to reimburse a
Nonrecoverable Advance or to pay interest thereon, then, for purposes of determining the respective portions of the Net Principal Distribution Amount and/or the Net Available Distribution Amount, as applicable, for the relevant
Distribution Date that are attributable to each Loan Group, the parties hereto shall

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take into account whether such payment is deemed made out of amounts relating to
Loan Group No. 1 or Loan Group No. 2 in accordance with the proviso to the second preceding sentence.

          If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of amounts constituting part of the Principal Distribution Amount as contemplated by clause first of the first sentence of the preceding paragraph and (iii) the particular item for which such Advance was originally made and/or such interest on such Advance, as the case may be, is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then, in accordance with the definition thereof, the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item and/or such interest on such Advance, as the case may be, was recovered shall be increased by an amount equal to the lesser of (A) the amount of such recoveries and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to the definition thereof resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.
If and to the extent (i) any Advance is determined to be a Nonrecoverable
Advance, (ii) such Advance and/or interest thereon is reimbursed out of amounts constituting part of the Principal Distribution Amount as contemplated by clause first of the first sentence of the preceding paragraph or out of any other portion of the Available Distribution Amount as contemplated by clause second of the first sentence of the preceding paragraph and (iii) the particular item for which such Advance was originally made, or such interest paid on such Advance, is subsequently collected out of payments or other collections in respect of the related Mortgage Loan or REO Mortgage Loan, then, for purposes of determining the respective portions of the Net Principal Distribution Amount and/or the Net
Available Distribution Amount, as applicable, for the relevant Distribution Date that are attributable to each Loan Group, such recoveries shall be deemed allocated to offset the corresponding prior reductions in amounts attributable to each Loan Group in reverse order to that set forth in the prior paragraph.

          In connection with any payments required to be made to a B-Noteholder or an Outside Servicer in accordance with Section 3.05(a)(xv), the Master
Servicer may request a written statement from such B-Noteholder or an Outside
Servicer, as the case may be, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related A/B Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the Master
Servicer may not condition payments required to be made to a B-Noteholder or an
Outside Servicer in accordance with Section 3.05(a)(xv) upon receipt of such a written statement (other than as permitted under the related Co-Lender
Agreement); and provided, further, that to the extent such a written statement from a B-Noteholder or an Outside Servicer is received by the Master Servicer, the Master Servicer may conclusively rely, absent manifest error and consistent with the Servicing Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought.

          (b) Subject to Section 3.05(c), the Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes
(in no particular order of priority):

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               (i) to make distributions to the Certificateholders and the
          Floating Rate Account on each Distribution Date, pursuant to Sections
          4.01 and 9.01, as applicable;

               (ii) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person out of the Trust Fund pursuant to
          Section 8.05;

               (iii) to pay the Trustee, as additional compensation, interest and investment income, if any, earned in respect of amounts held in the Distribution Account as provided in Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related Distribution Date;

               (iv) to pay for the cost of the Opinions of Counsel sought by the
          Trustee (A) as provided in clause (v) of the definition of
          "Disqualified Organization," (B) as contemplated by Section 3.20(d),
          9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a) or
          11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

               (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, to the extent none of the Trustee, the Tax Administrator, the Master Servicer or the Special
          Servicer is liable therefor pursuant to Section 10.01(i);

               (vi) to pay the Tax Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

               (vii) to pay to the Master Servicer any amounts remitted by the
          Master Servicer for deposit into the Distribution Account that were not required to be deposited therein; and

               (viii) to transfer Interest Reserve Amounts to the Interest
          Reserve Account in accordance with Section 3.04(c);

               (ix) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          Taxes imposed on any REMIC Pool shall be allocated to the related
          REMIC.

          (c) Notwithstanding anything to the contrary contained herein, no amounts otherwise distributable with respect to the Class OCS Certificates on any Distribution Date may be applied to reimburse any Advance with respect to, or to pay any Additional Trust Fund Expense that is related or allocable to, any
Mortgage Loan or REO Property (other than the One Court Square-Citibank Mortgage
Loan or any related REO Property). Accordingly, in no event may the reimbursement of Nonrecoverable Advances with respect to, or the payment of

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Additional Trust Fund Expenses that are related to, Mortgage Loans and REO
Properties (other than the One Court Square-Citibank Mortgage Loan or any related REO Property) result in the Available Distribution Amount and the
Principal Distribution Amount for any Distribution Date being less than the
Class OCS Available Distribution Amount and the Class OCS Principal Distribution
Amount, respectively, for such Distribution Date.

          (d) If any Additional Trust Fund Expense relates to multiple Mortgage
Loans and/or REO Properties, then the Master Servicer (in the case of Additional
Trust Fund Expenses paid out of the Certificate Account) or the Trustee (in the case of Additional Trust Fund Expenses paid out of the Distribution Account)
shall, in a reasonable manner based on the circumstances, allocate the subject
Additional Trust Fund Expense among the subject Mortgage Loans and REO
Properties and notify each other and the Special Servicer of such allocation;
provided that the Master Servicer or the Trustee, as applicable, shall allocate an Additional Trust Fund Expense among the related Mortgage Loans and/or REO
Properties on a pro rata basis, in accordance with the respective Stated
Principal Balances of the related Mortgage Loans and/or REO Mortgage Loans, if it cannot determine how to otherwise reasonably allocate such Additional Trust
Fund Expense (but subject to Section 3.05(c) above). If an Additional Trust Fund
Expense does not relate to any specific Mortgage Loan or REO Property, then the
Master Servicer (in the case of Additional Trust Fund Expenses paid out of the
Certificate Account) or the Trustee (in the case of Additional Trust Fund
Expenses paid out of the Distribution Account) shall allocate the subject
Additional Trust Fund Expense among all the Mortgage Loans and REO Properties on a pro rata basis, in accordance with the respective Stated Principal Balances of the Mortgage Loans and related REO Mortgage Loans, and shall notify each other and the Special Servicer.

          (e) The Trustee shall on each P&I Advance Date to occur in March of each year and in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, on the P&I Advance Date to occur in such February or January, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the aggregate of the
Interest Reserve Amounts then on deposit in the Interest Reserve Account.

          (f) The Trustee shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

          (g) The Master Servicer may, from time to time, make withdrawals from the A/B Custodial Account (if any) with respect to each A/B Loan Combination for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make remittances on each P&I Advance Date (or, with respect to the related B-Noteholder(s), on such earlier date as provided for in the related A/B Intercreditor Agreement) to the related B-Noteholder(s) and to the Trust in accordance with the related A/B Intercreditor Agreement, such remittances to the Trust to be made to the Certificate Account;

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               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made with respect to the related A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the Fiscal Agent's, the Trustee's and the Master
          Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than any P&I Advance that has been or is determined to be a Nonrecoverable Advance, which shall be reimbursed in the manner contemplated in Section 3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master Servicing Fees) and principal received in respect of the related A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto;

               (iii) subject to Section 3.11(e), to pay to itself and/or the holder of the Excess Servicing Strip earned and unpaid Master
          Servicing Fees in respect of the subject A/B Loan Combination and/or any successor REO Loans with respect thereto, the Master Servicer's right to payment pursuant to this clause (iii) with respect thereto being limited to amounts received on or in respect of such A/B Loan
          Combination (whether in the form of payments (including cure payments), Liquidation Proceeds or Insurance Proceeds) or such successor REO Loans (whether in the form of REO Revenues, Liquidation
          Proceeds or Insurance Proceeds), as the case may be, that are allocable as a recovery of interest thereon;

          (iv) [RESERVED];

               (v) subject to Section 3.11(e), to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid
          Special Servicing Fees, Workout Fees and/or Liquidation Fees in
          respect of the subject A/B Loan Combination or any successor REO Loans with respect thereto in the amounts provided in Section 3.11(c) and out of the collections on such A/B Loan Combination or any related A/B
          REO Property as is contemplated by or consistent with the related A/B
          Intercreditor Agreement;

               (vi) to reimburse the Fiscal Agent, the Trustee, the Special
          Servicer or itself, in that order, for any unreimbursed Servicing
          Advances in respect of the subject A/B Loan Combination or any related
          A/B REO Property, the Fiscal Agent's, the Trustee's, the Special
          Servicer's and the Master Servicer's respective rights to
          reimbursement pursuant to this clause (vi) with respect to any
          Servicing Advance being limited to payments (including cure payments)
          made with respect to the item covered by such Servicing Advance, or to
          Liquidation Proceeds, Insurance Proceeds and, if applicable, REO
          Revenues received in respect of such A/B Loan Combination or any related A/B REO Property;

               (vii) at such time as it reimburses the Fiscal Agent, the
          Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance in respect of the subject A/B Loan Combination
          (including an A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, specifically) or any related A/B REO Property pursuant to clause (ii) or (vi) above, Section 3.03 or

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          Section 3.05(a), to pay the Fiscal Agent, the Trustee, the Special
          Servicer or itself, as the case may be, in that order, any unpaid interest accrued and payable thereon in accordance with Section
          3.03(d) or 4.03(d), as applicable, the Master Servicer's, Special
          Servicer's, Trustee's and/or the Fiscal Agent's right to payment pursuant to this clause (vii) with respect to interest on any Advance being permitted to be satisfied out of collections on the subject A/B
          Loan Combination or any related A/B REO Property as is contemplated by or consistent with the related A/B Intercreditor Agreement;

               (viii) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a), with respect to the related A/B Mortgaged Property, such payment to be made out of such collections on the subject A/B Loan Combination or any related A/B REO
          Property as is contemplated by or consistent with the related A/B
          Intercreditor Agreement;

               (ix) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in such A/B Custodial Account as provided in Section 3.06(b), but only to the extent of the Net
          Investment Earnings with respect to such A/B Custodial Account for any
          Collection Period, and (B) any Prepayment Interest Excess with respect to the related A-Note Mortgage Loan;

               (x) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
          3.09(a), 3.18(b), 4.03(c) or 9.01, to the extent such costs and expenses relate to the subject A/B Loan Combination and/or the related
          A/B Mortgaged Property, such payment to be made out of such collections on such A/B Loan Combination or any related A/B REO
          Property as is contemplated by or consistent with the related A/B
          Intercreditor Agreement;

               (xi) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the subject A/B Loan Combination and/or the related A/B Mortgaged
          Property, such payment to be made out of such collections on the subject A/B Loan Combination or any related A/B REO Property as is contemplated by or consistent with the related A/B Intercreditor
          Agreement;

               (xii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the Opinions of
          Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a),
          (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a)
          or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of
          Certificateholders, (D) the cost of recording the related A/B
          Intercreditor Agreement and any required opinion of counsel related thereto and (E) any rating

                                      127

          confirmations with respect to related A/B Loan Combination and any related A/B REO Property that are not otherwise payable by the related
          Mortgagor or a party to this Agreement but, in the case of each of
          (A), (B) and (C) preceding, only to the extent such amounts relate to the subject A/B Loan Combination and/or the related A/B Mortgaged
          Property, such payments to be made out of such collections on the subject A/B Loan Combination or any related A/B REO Property as is contemplated by or consistent with the related A/B Intercreditor
          Agreement;

               (xiii) to pay itself, the Special Servicer, the related Mortgage
          Loan Seller, the Majority Controlling Class Certificateholder, a
          related B-Noteholder or any other Person, as the case may be, with respect to the related A-Note Mortgage Loan, if previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xiv) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to the subject A/B Loan Combination and/or the related A/B Mortgaged Property, such payment to be made out of such collections on the subject A/B Loan Combination or any related
          A/B REO Property as is contemplated by or consistent with the related
          A/B Intercreditor Agreement;

               (xv) to pay any amount that, if made as a Servicing Advance in respect of the related A-Note Mortgage Loan, would constitute a
          Nonrecoverable Servicing Advance, provided that the Master Servicer
          (or, if the related A-Note Mortgage Loan is a Specially Serviced
          Mortgage Loan or in the case of any related A/B REO Property, the
          Special Servicer) determines that such payment would be in the best interests of the Certificateholders and the related B-Noteholder(s), as a collective whole, pursuant to Section 3.03(c);

               (xvi) to withdraw any amounts deposited in error;

               (xvii) to withdraw any other amounts that this Agreement
          expressly provides may be withdrawn from such A/B Custodial Account;
          and

               (xviii) to clear and terminate such A/B Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from an A/B Custodial Account pursuant to the preceding paragraph and such records shall be sufficient to determine the amounts attributable to REMIC
I or the Loan REMIC, as applicable.

          The Master Servicer shall, as and when required by any related A/B
Intercreditor Agreement (or, in the absence of any express provisions therein regarding timing, on or before 1:30 PM (New York City time) on each P&I Advance
Date) remit to the Trust and the related B-Noteholder(s) such amounts as are distributable in respect of any A-Note Mortgage Loan (or any successor REO
Mortgage Loan with respect thereto) and the related B-Note Loan(s) (or any

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successor REO B-Note Loan(s) with respect thereto), respectively, pursuant to the related A/B Intercreditor Agreement, such remittances to the Trust to be made to the Certificate Account and such remittances to each related
B-Noteholder to be made to the account designated by such B-Noteholder pursuant to the related A/B Intercreditor Agreement. Late remittances to a B-Noteholder may be accompanied by interest thereon only as and to the extent required under the related A/B Intercreditor Agreement.

         The Master Servicer shall pay to the Special Servicer, the Trustee or the Fiscal Agent on each P&I Advance Date from an A/B Custodial Account amounts permitted to be paid to the Special Servicer, the Trustee or the Fiscal Agent
therefrom promptly upon receipt of a certificate of a Servicing Officer of the
Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent
describing the item and amount to which the Special Servicer, the Trustee or the
Fiscal Agent, as the case may be, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting with respect to any A/B Loan Combination or any A/B REO Property, on
a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the related A/B Custodial Account. The Trustee and the Fiscal Agent shall similarly keep and maintain separate accounting with respect to any A/B Loan Combination or any related A/B REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the related A/B Custodial Account for reimbursements of Advances or interest thereon.

          If and to the fullest extent that it is permitted to do so pursuant to an A/B Intercreditor Agreement, the Master Servicer shall, consistent with the
Servicing Standard, seek payment from (or out of amounts otherwise payable to)
the related B-Noteholder(s) to cover (or to reimburse the Trust for the payment
of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to an A/B Loan Combination or any related A/B
REO Property that was not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such B-Noteholder(s).

          (h) The Trustee may, from time to time, make withdrawals from the
Floating Rate Account for (but only for) the following purposes:

               (i) to make payments to the Swap Counterparty pursuant to Section
          3.27(d);

               (ii) to make distributions to the Class A-2FL Certificateholders on each Distribution Date pursuant to Section 4.01(c);

               (iii) [RESERVED];

               (iv) to pay itself Net Investment Earnings earned on funds held in the Floating Rate Account;

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               (v) to pay to the Persons entitled thereto any amounts deposited in the Floating Rate Account in error; and

               (vi) to clear and terminate the Floating Rate Account pursuant to
          Section 9.01.

          It is hereby acknowledged that amounts on deposit in the Floating Rate
Account as of any Distribution Date and available for such purposes shall be applied to make any payments to the Swap Counterparty pursuant to, and subject to the limitations and conditions set forth in, Section 3.27(d), prior to being applied to make distributions to the Class A-2FL Certificateholders pursuant to
Section 4.01(c).

          SECTION 3.06 Investment of Funds in the Servicing Accounts, Reserve
               Accounts, Certificate Account, Interest Reserve Account,
               Distribution Account, Floating Rate Account, A/B Custodial
               Accounts, Gain-on-Sale Reserve Account, Additional Interest
               Account, and REO Accounts.

          (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Certificate
Account or an A/B Custodial Account (each, for purposes of this Section 3.06, an
"Investment Account"), the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section
3.06, an "Investment Account"), and the Trustee may direct in writing any depository institution maintaining the Distribution Account, the Interest
Reserve Account, the Floating Rate Account, the Gain-on-Sale Reserve Account or
the Additional Interest Account (also, for purposes of this Section 3.06, an
"Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this
Agreement. Funds held in the Distribution Account, the Additional Interest
Account and the Gain-on-Sale Reserve Account may remain uninvested. All
Permitted Investments of funds in an Investment Account shall be held to maturity, unless payable on demand. Any investment of funds in an Investment
Account shall be made in the name of the Trustee (in its capacity as such). The
Master Servicer on behalf of the Trustee for the benefit of Certificateholders
(with respect to Permitted Investments of amounts in the Servicing Accounts, the
Reserve Accounts or the Certificate Account) or the benefit of the
Certificateholders and the related B-Noteholder(s) (with respect to Permitted
Investments of amounts in an A/B Custodial Account), the Special Servicer on
behalf of the Trustee for the benefit of Certificateholders (with respect to
Permitted Investments of amounts in the Pool REO Account) or the benefit of the
Certificateholders and the related B-Noteholder(s) (with respect to Permitted
Investments of amounts in an A/B REO Account) and the Trustee (with respect to
Permitted Investments of amounts in the Distribution Account, the Gain-on-Sale
Reserve Account or the Additional Interest Account) for the benefit of the
Certificateholders, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, with respect to any Investment Account maintained by them, and itself, with respect to the Distribution Account, the Floating Rate
Account, the Interest Reserve Account, the

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Additional Interest Account and the Gain-on-Sale Reserve Account, as applicable, as the Person that shall) maintain continuous possession of any Permitted
Investment that is either (i) a "certificated security," as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law.
Possession of any such Permitted Investment by the Master Servicer, the Special
Servicer or the Trustee shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a
Permitted Investment payable on demand, the Master Servicer (with respect to
Permitted Investments of amounts in the Certificate Account, the Servicing
Accounts, any A/B Custodial Account and the Reserve Accounts), the Special
Servicer (with respect to Permitted Investments of amounts in the REO Accounts)
or the Trustee (with respect to Permitted Investments of amounts in the
Distribution Account, the Floating Rate Account, the Interest Reserve Account,
the Gain-on-Sale Reserve Account and the Additional Interest Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee,
     as the case may be, that such Permitted Investment would not constitute a
     Permitted Investment in respect of funds thereafter on deposit in the
     Investment Account.

          (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account
or any A/B Custodial Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a Servicing
Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Serviced Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal at the end of such Collection Period. Whether or not the
Special Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the
Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal at the end of such Collection Period. Whether or not the Trustee directs the investment of funds in the Distribution Account, the Floating Rate
Account, the Interest Reserve Account, the Additional Interest Account or the
Gain-on-Sale Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Distribution Date, shall be for the sole and exclusive benefit of the
Trustee and shall be subject to its withdrawal on such Distribution Date. If any loss shall be incurred in respect of any Permitted Investment on deposit in any
Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, the Certificate Account and any A/B Custodial Account, but
excluding any Servicing Accounts and Reserve Accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the

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Serviced Loan or applicable law), the Special Servicer (in the case of the REO
Accounts) and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Floating Rate Account, the Interest Reserve
Account, the Additional Interest Account and the Gain-on-Sale Reserve Account)
shall promptly deposit therein from its own funds, without right of reimbursement, no later than, in the case of the Master Servicer and Special
Servicer, the end of the Collection Period during which such loss was incurred, and in the case of the Trustee, no later than 12:00 noon, New York City time, on the subject Distribution Date, the amount of the Net Investment Loss, if any, for such Collection Period or such Distribution Date, as the case may be;
provided that none of the Master Servicer, the Special Servicer or the Trustee
shall be required to deposit any loss on an investment of funds in an Investment
Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment and the Trustee, the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section
3.06(b), the Trustee may (or, in the event of a default by the Trustee, the
Master Servicer or Special Servicer shall) and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the
Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

          SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage.

          (a) The Master Servicer (with respect to Serviced Loans) and the
Special Servicer (with respect to Administered REO Properties) shall use reasonable efforts to require the related Mortgagor to maintain or, consistent with the Servicing Standard and to the extent that the Trust has an insurable interest and the subject coverage, except as provided below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing
Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be

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from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. The Majority
Controlling Class Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority
Controlling Class Certificateholder. Subject to Section 3.17(a), the Special
Servicer shall also cause to be maintained for each Administered REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from
Qualified Insurers. All such insurance policies maintained by the Master
Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an Administered REO Property) a "standard"
mortgagee clause, with loss payable to the Trustee or the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of
Serviced Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of Administered REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (A) the full replacement cost of the improvements on the subject
Mortgaged Property or Administered REO Property, as applicable, or (B) the outstanding principal balance owing on the related Serviced Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Serviced Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable
Mortgage or other Serviced Loan document; and (vii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or Administered REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard)
shall be deposited in, as applicable, the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), or any related A/B Custodial Account, subject to withdrawal pursuant to Section 3.05(g), in the case of amounts received in respect of a Serviced Loan, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an Administered REO Property. Any cost incurred by the
Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Serviced Loan, notwithstanding that the terms of the related Serviced
Loan so permit.

          Notwithstanding the foregoing, subject to Section 6.11, Section 6.12,
Section 6.13 and Section 6.14, in each case as and if applicable, the Master
Servicer or Special Servicer, as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the Special
Servicer, in consultation with the Controlling Class Representative, has determined in accordance with the Servicing Standard that either (i) such insurance is not available at any rate or (ii) such insurance

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is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject
Mortgaged Property and located in or around the region in which the subject
Mortgaged Property is located; provided, however, that the Controlling Class
Representative shall not have more than three Business Days to respond to the
Special Servicer's request for consultation; and provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the
Controlling Class Representative, the Special Servicer shall not be required to do so; and provided, further, that, during the period that the Special Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special Servicer shall promptly notify the Master
Servicer of each determination under this paragraph.

          (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or force placed policy insuring against hazard losses on all of the Serviced Loans and/or
Administered REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii)
provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or
Administered REO Properties. The Master Servicer and the Special Servicer shall bear the cost of any premium payable in respect of such blanket policy (other than blanket policies specifically obtained for Mortgaged Properties or
Administered REO Properties) without right of reimbursement; provided that if the Master Servicer or the Special Servicer, as the case may be, causes any
Mortgaged Property or Administered REO Property to be covered by such blanket policy, the incremental costs of such insurance applicable to such Mortgaged
Property or Administered REO Property shall constitute, and be reimbursable as, a Servicing Advance to the extent that, except with respect to an Administered
REO Property, such blanket policy provides insurance that the related Mortgagor has failed to maintain. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the
Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or Administered REO
Property a hazard insurance policy complying with the requirements of Section
3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account (or, in the case of an A/B Mortgaged Property or any A/B REO Property, into the related
A/B Custodial Account), in accordance with Section 3.04, from its own funds the amount not otherwise payable under the blanket policy or force placed policy, as the case may be, because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related Mortgage Loan documents or, if the related Mortgage Loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for the particular type of individual hazard insurance policy. The
Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders (and, in the case of an A/B Loan Combination, the related B-

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Noteholder(s)), claims under any such blanket policy or force placed policy in a timely fashion in accordance with the terms of such policy.

          (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans or Administered REO Properties are part of the Trust
Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or
FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates
(as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the
Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

          Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans and/or Administered REO Properties exist as part of the
Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master
Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

          For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or, in the case of the initial Master
Servicer and Special Servicer, their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the
Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

          (d) Within ninety (90) days of the Closing Date, with respect to each of the Mortgage Loans identified on Schedule III attached hereto as being covered by a secured creditor environmental insurance policy, the Master
Servicer shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of

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the Certificateholders (and, in the case of an A/B Loan Combination, the related
B-Noteholder(s)), to be an insured (and, for the Master Servicer, on behalf of the Trust Fund (and in the case of an A/B Loan Combination, the related
B-Noteholder(s)), to make claims) under such environmental insurance policy. In the event that the Master Servicer has actual knowledge of any event (an
"Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Serviced Loan covered thereby, the Master
Servicer shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the
Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the
Certificateholders (and, in the case of an A/B Loan Combination, the related
B-Noteholder(s)), as a collective whole. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing
Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans (other than, if applicable, the Outside Serviced Mortgage
Loan), the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and, in the case of an A/B Loan Combination, the related B-Noteholder(s)) in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

          In the event that the Master Servicer receives notice of any termination of any environmental insurance policy that relates to one or more
Serviced Loans, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class
Representative, the Rating Agencies and the Trustee and, in the case of an A/B
Loan Combination, the related B-Noteholder(s) of such termination in writing.
Upon receipt of such notice, the Master Servicer with respect to non-Specially
Serviced Mortgage Loans, and the Special Servicer with respect to Specially
Serviced Mortgage Loans, shall address such termination in accordance with
Section 3.07(a) in the same manner as it would the termination of any other
Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the
Servicing Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

          SECTION 3.08 Enforcement of Alienation Clauses.

          (a) Upon receipt of any request for a waiver in respect of a due-on-sale (including, without limitation, a sale of a Mortgaged Property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a Mortgagor or its owners) or due-on-encumbrance
(including, without limitation, any mezzanine financing of a Mortgagor or a
Mortgaged Property or a sale or transfer of preferred equity in a Mortgagor or its owners) provision with respect to a Serviced Loan or a request by a
Mortgagor for a determination with respect to a Serviced Loan which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the Master Servicer shall promptly forward such request to the

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Special Servicer, who, if otherwise permitted pursuant to this Agreement, shall analyze such request, shall prepare all written materials in connection with such analysis, and shall, if it approves such request in accordance with the
Servicing Standard, close the related transaction, subject to Section 6.11,
Section 6.12, Section 6.13 and Section 6.14, in each case as and if applicable, and any applicable intercreditor, co-lender or similar agreement; provided that, if the subject Serviced Loan is a PNC Mortgage Loan and Midland is acting as the
Master Servicer hereunder, or if the subject Serviced Loan is a Prudential
Mortgage Loan and Prudential Asset Resources, Inc. is acting as Sub-Servicer with respect thereto on behalf of the Master Servicer, then the Master Servicer shall handle requests for waivers or determinations in connection with a proposed transfer, assumption or further encumbrance (provided that neither the
Master Servicer nor any Sub-Servicer on its behalf may waive any due-on-sale or due-on-encumbrance provision or consent to any assumption without the consent of the Special Servicer). With respect to all Serviced Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record (or, in the case of a B-Note
Loan, on behalf of the related B-Noteholder), shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer (or the Master Servicer, both in the case of a PNC Mortgage Loan that is not a
Specially Serviced Mortgage Loan, so long as Midland is acting as the Master
Servicer hereunder, and in the case of a Prudential Mortgage Loan that is not a
Specially Serviced Mortgage Loan, so long as Prudential Asset Resources, Inc. is acting as Sub-Servicer with respect thereto on behalf of the Master Servicer)
(or, if appliable, the Master Servicer) (after providing the Controlling Class
Representative or other appropriate party ten Business Days' prior notice of such proposed action pursuant to Section 6.11, Section 6.12, Section 6.13 and
Section 6.14, in each case, if and as applicable, which notice shall be given by such servicer no later than three Business Days after receipt of such request)
has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Special Servicer (after providing the Controlling Class Representative or other appropriate party ten Business Days' prior notice of such proposed action pursuant to Section 6.11, Section 6.12, Section 6.13 and Section 6.14, in each case, if and as applicable, which notice shall be given by the Special Servicer
(or the Master Servicer, both in the case of a PNC Mortgage Loan that is not a
Specially Serviced Mortgage Loan, so long as Midland is acting as the Master
Servicer hereunder, and in the case of a Prudential Mortgage Loan that is not a
Specially Serviced Mortgage Loan, so long as Prudential Asset Resources, Inc. is acting as Sub-Servicer with respect thereto on behalf of the Master Servicer) no later than three Business Days after receipt of such request) has made any such determination, such servicer shall deliver to the Trustee, the Rating Agencies and each other party hereto an Officer's Certificate setting forth the basis for such determination. None of the Master Servicer, the Special Servicer or a
Sub-Servicer on behalf of either of them shall exercise (or, in the case of the
Special Servicer, consent to the Master Servicer exercising) any such waiver in respect of a due-on-encumbrance provision of any Serviced Loan (i) with respect to which (A) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of
$20,000,000, (B) the aggregate of the Stated Principal Balance of such Mortgage
Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-

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defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are greater than 2% (or, with respect to Moody's, 5%) of the aggregate Stated Principal Balance of all Mortgage Loans or (C) such Mortgage
Loan is one of the ten largest Mortgage Loans as of the date of the waiver (by
Stated Principal Balance), without receiving prior written confirmation from
Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by it to the Certificates and (ii) with respect to which (A) the criteria set forth in clause (i)(A), (i)(B) and (i)(C)
of this sentence have been met or (B) such Mortgage Loan has a Loan-to-Value
Ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% and a Debt Service Coverage
Ratio (calculated to include the additional debt from any encumbrance) of 1.2x or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by it to the Certificates. With respect to a waiver of a due-on-sale provision of any Serviced Loan, none of the Master Servicer, the
Special Servicer or a Sub-Servicer on behalf of either of them shall waive (or, in the case of the Special Servicer, consent to the Master Servicer waiving) any such restriction with respect to which (i) the aggregate of the Stated Principal
Balance of such Mortgage Loan and the Stated Principal Balance of all other
Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of $35,000,000 (or $20,000,000 with respect to Moody's),
(ii) the aggregate of the Stated Principal Balance of such Mortgage Loan and the
Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are greater than 5% of the aggregate Stated Principal Balance of all Mortgage Loans or (iii) such Mortgage
Loan is one of the ten largest Mortgage Loans as of the date of the waiver (by
Stated Principal Balance), without receiving prior written confirmation from S&P and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates; provided that, if the Mortgage Loan does not meet the criteria set forth in clauses (i), (ii) and
(iii) of this sentence, the Special Servicer (or the Master Servicer, both in the case of a PNC Mortgage Loan that is not a Specially Serviced Mortgage Loan, so long as Midland is acting as the Master Servicer hereunder, and in the case of a Prudential Mortgage Loan that is not a Specially Serviced Mortgage Loan, so long as Prudential Asset Resources, Inc. is acting as Sub-Servicer with respect thereto on behalf of the Master Servicer) may waive such requirement without approval by S&P or Moody's in accordance with the Servicing Standard. Any fees charged by the Rating Agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences shall be charged to the
Mortgagor unless prohibited by the related Serviced Loan documents, in which case such fees shall be Additional Trust Fund Expenses paid out of the
Certificate Account (or, in the case of an A/B Loan Combination, shall be paid out of the related A/B Custodial Account), to the extent that the related
Mortgage Loan Seller has not paid such fees, pursuant to the applicable Mortgage
Loan Purchase Agreement, provided that, if and to the extent that any such
Rating Agency fees paid would result in the failure of any one or more Holder(s)
of Regular Certificates and/or Class A-2FL Certificates to receive any amount of principal or interest at the related Pass-Through Rate to which such Holder(s)
are entitled (in each case by the time any such amounts are due and payable to such Holder(s)), then such amounts shall be deemed to have been distributed to such Holder(s) from REMIC II, as of the time paid and then paid by such
Holder(s) and not by any REMIC Pool. If

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the Special Servicer (or the Master Servicer, both in the case of a PNC Mortgage
Loan that is not a Specially Serviced Mortgage Loan, so long as Midland is acting as the Master Servicer hereunder, and in the case of a Prudential
Mortgage Loan that is not a Specially Serviced Mortgage Loan, so long as
Prudential Asset Resources, Inc. is acting as Sub-Servicer with respect thereto on behalf of the Master Servicer), in accordance with the Servicing Standard, determines with respect to any Serviced Loan that by its terms permits transfer, assumption or further encumbrance of a Serviced Loan or the related Mortgaged
Property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then neither the
Master Servicer nor any Sub-Servicer on its behalf may permit such transfer, assumption or further encumbrance. Notwithstanding the foregoing, if the Master
Servicer or a Sub-Servicer on its behalf rejects a Mortgagor's request in connection with a "due-on-sale" or "due-on-encumbrance" clause under a Serviced
Loan as to which it is reviewing such request in the circumstances specified above in this paragraph, the Special Servicer will be given the opportunity to review and, subject to the provisions of this paragraph regarding "due-on-sale"
and "due-on-encumbrance" clauses, determine whether to approve such Mortgagor's request. As used in this paragraph, the terms "sale", "transfer" and
"encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph. None of the Master Servicer, the Special
Servicer or a Sub-Servicer on behalf of either of them has the authority to perform any of the actions set forth above in this paragraph with respect to the
Outside Serviced Mortgage Loan.

          (b) If the Master Servicer or Special Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a Mortgagor under a Serviced Loan of mezzanine financing in accordance with the related loan documents and enters into an intercreditor agreement, such servicer
(to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the Servicing Standard) shall use reasonable efforts to require the related mezzanine lender to agree to pay a
Liquidation Fee in connection with any purchase right that arises upon a
Serviced Loan default in the event such purchase occurs after the expiration of
60 days from the date the right to purchase arises under such mezzanine intercreditor agreement. The foregoing sentence shall not operate to modify the provisions of the preceding paragraph of this Section 3.08(a) regarding due-on-sale and due-on-encumbrance provisions.

          (c) Notwithstanding any other provisions of this Section 3.08, the
Master Servicer (with respect to Mortgage Loans, exclusive of the Outside
Serviced Mortgage Loan, that are not Specially Serviced Loans (without the
Special Servicer's consent) or the Special Servicer (with respect to Specially
Serviced Mortgage Loans and Administered REO Properties), without any Rating
Agency confirmation as provided in subsection (a) above, may grant a Mortgagor's request for consent (or, in the case of an Administered REO Property, may consent) to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the subject Mortgage Loan to such easement or right-of-way, provided that the Master Servicer or the Special
Servicer, as applicable, shall have determined in accordance with the Servicing
Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage or the related Mortgagor's ability to repay the subject Mortgage Loan, and will not materially or

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adversely affect the value of such Mortgaged Property and that the granting of such consent would not result in an Adverse REMIC Event.

          SECTION 3.09 Realization Upon Defaulted Mortgage Loans; Required
               Appraisals.

          (a) The Special Servicer shall, subject to Sections 3.09(b) through
3.09(d), Section 6.11, Section 6.12, Section 6.13 and Section 6.14, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the
Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a
Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in
Section 3.05(a). Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund (and, in the case of an A/B Mortgaged Property, on behalf of the related B-Noteholder(s)), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the
Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Loan, the occupancy level and physical condition of the related Mortgaged Property or
Administered REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a)
and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged
Property securing a defaulted Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund (and, in the case of an A/B Loan Combination, at the expense of the related B-Noteholder(s)), have an appraisal performed with respect to such property by an Independent
Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Loan, the occupancy level and physical condition of the related Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any related REO Property within the time period specified in Section 3.16(a), any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

          With respect to each Required Appraisal Mortgage Loan, the Special
Servicer will be required to obtain a Required Appraisal (or with respect to any
Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) within 60 days of a
Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required
Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related
Mortgaged

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Property in which case such appraisal may be a letter update of the Required
Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, and in lieu of an Appraisal, an internal valuation performed by the Special
Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged
Property) if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The
Special Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling Class
Representative and the Trustee (and, in the case of the One Court
Square-Citibank Mortgaged Property, the Class OCS Representative and, in the
case of an A/B Mortgaged Property, the related B-Noteholder(s)) within 10
Business Days of obtaining such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master
Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a
Servicing Advance out of the Certificate Account, pursuant to Section 3.05(a)
or, in the case of an A/B Loan Combination, out of the related A/B Custodial
Account, pursuant to Section 3.05(g), as applicable in accordance with Section
3.05.

          Notwithstanding the foregoing, in no event shall the Master Servicer or the Special Servicer obtain an appraisal of any A/B Mortgaged Property pursuant to this Section 3.09(a) after the related A-Note Mortgage Loan has been paid in full.

          (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the
          Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
          Counsel (the cost of which may be withdrawn from the Certificate
          Account pursuant to Section 3.05(a)) or, in the case of an A/B Loan
          Combination, if applicable, from the related A/B Custodial Account pursuant to Section 3.05(g)) to the effect that the holding of such personal property as part of the Trust Fund (in the case of an A/B
          Loan Combination, to the extent not allocable to the related B-Note
          Loan(s)) will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the
Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the
Trustee, on behalf of the Certificateholders (or, in the case of an A/B
Mortgaged Property, the Certificateholders and the related B-Noteholder(s)), could, in the reasonable judgment of the Master Servicer or the Special
Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any

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comparable law (a "potentially responsible party"), unless (as evidenced by an
Officer's Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an
Environmental Assessment of such Mortgaged Property performed by an Independent
Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which
Environmental Assessment shall be delivered to the Trustee, the Controlling
Class Representative and the Master Servicer (and, in the case of the One Court
Square-Citibank Mortgaged Property, the Class OCS Representative and, in the
case of an A/B Mortgaged Property, the related B-Noteholder(s)), that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders (and, in the case of an A/B
          Mortgaged Property, to the related B-Noteholder(s) as set forth in the related A/B Intercreditor Agreement) as a collective whole (taking into account the subordination of any related B-Note Loan(s)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of an A/B Mortgaged Property, to the related B-Noteholder(s))
          to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

               (ii) there are no circumstances or conditions present at the
          Mortgaged Property relating to the use, management or disposal of
          Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such
          circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders (and, in the case of an A/B
          Mortgaged Property, on behalf of the related B-Noteholder(s)) as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to
          Certificateholders (and, in the case of an A/B Mortgaged Property, on behalf of the related B-Noteholder(s)) to be performed at the related
          Net Mortgage Rate) to acquire title to or possession of the Mortgaged
          Property and to take such actions with respect to the affected
          Mortgaged Property.

          The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph promptly and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental
Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund (except to the extent, in the case of an A/B Mortgaged Property, that such expense is payable out of the proceeds of the related B-Note Loan(s) pursuant to the related A/B Intercreditor Agreement and this Agreement and except with respect to any Environmental Assessment of an
A/B Mortgaged Property ordered after the related A-Note Mortgage Loan has

                                       142

been paid in full); and if any such Environmental Assessment so warrants, the
Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund (except to the extent, in the case of the an A/B Mortgaged Property, that such expense is payable out of the proceeds of the related B-Note Loan(s) pursuant to the related A/B Intercreditor
Agreement and this Agreement and except with respect to any Environmental
Assessment of an A/B Mortgaged Property ordered after the related A-Note
Mortgage Loan has been paid in full).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a
Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, then
(subject to Section 6.11, Section 6.12, Section 6.13 and Section 6.14) the
Special Servicer shall take such action as is in accordance with the Servicing
Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall report to the Master Servicer, the
Controlling Class Representative and the Trustee (and, in the case of the One
Court Square-Citibank Mortgaged Property, the Class OCS Representative and, in
the case of an A/B Mortgaged Property, the related B-Noteholder(s)) monthly in writing as to any actions taken by the Special Servicer with respect to any
Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such
Mortgaged Property.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the related Serviced Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment with respect to a Serviced Loan if it deems advisable.

          (g) The Master Servicer shall, with the reasonable cooperation of the
Special Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property (other than any
Mortgaged Property that secures an Outside Serviced Mortgage Loan) and the information returns relating to any Mortgaged Property securing a Serviced Loan required by Sections 6050J and 6050P of the Code and each year deliver to the
Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

          (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any
Serviced Loan or

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Administered REO Property and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative (and, with respect to the One Court
Square-Citibank Mortgage Loan or any related REO Property, the Class OCS
Representative and, with respect to an A/B Loan Combination or any related REO
Property, the related B-Noteholder(s)) and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

          (i) Upon reasonable request of the Master Servicer, the Special
Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially
Serviced Loan or the related Mortgaged Property.

          SECTION 3.10 Trustee and Custodian to Cooperate; Release of Mortgage
               Files.

          (a) Upon the payment in full of any Serviced Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the
Trustee shall release, or cause any related Custodian to release, the related
Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account, any A/B Custodial Account or the Distribution
Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Mortgage Loan, the Master Servicer or the Special
Servicer shall otherwise require any Mortgage File (or any portion thereof), the
Trustee, upon request of the Master Servicer and receipt from the Master
Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of
Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the
Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the
Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Serviced Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account or, if applicable, the related A/B
Custodial Account, pursuant to Section 3.04(a) or Section 3.04(h), as the case may be, have been or will be so deposited, or that the related Mortgaged
Property has become an

                                       144

REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as
applicable.

          (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the
Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the
Special Servicer pursuant to Section 3.01(b)), in the form supplied to the
Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage
Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer.
Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          (d) Consistent with the foregoing, the Master Servicer and the Special
Servicer each shall request from a B-Noteholder the Mortgage Note for the related B-Note Loan under substantially the same circumstances that it would request from the Trustee the Mortgage Note for the related A-Note Mortgage Loan and shall retain the same only for so long as servicing and administration of such B-Note Loan requires.

          (e) If from time to time, pursuant to the terms of the related
Co-Lender Agreement and the Outside Servicing Agreement, and as appropriate for enforcing the terms of, or in connection with the final payment on, the Outside
Serviced Mortgage Loan, any Outside Servicer or the appropriate Non-Trust Loan
Noteholder requests delivery to it of the original Mortgage Note for such
Outside Serviced Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee.
In connection with the release of the original Mortgage Note for any Outside
Serviced Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation (such as a custodial receipt) as is appropriate to evidence the holding by the applicable Outside Servicer or the appropriate
Non-Trust Loan Noteholder as custodian on behalf of and for the benefit of the
Trustee.

          SECTION 3.11 Servicing Compensation.

          (a) As compensation for its activities hereunder, subject to Section
3.11(e), the Master Servicer shall be entitled to receive the Master Servicing
Fee with respect to each Mortgage Loan (including each Specially Serviced Loan)
and REO Loan. As to each such Mortgage Loan and REO Mortgage Loan, the Master
Servicing Fee shall accrue at the related

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Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such
REO Mortgage Loan is computed and be calculated on the same interest accrual basis (i.e., an Actual/360 Basis or a 30/360 Basis) as such Mortgage Loan or REO
Mortgage Loan (or, in the event of a Principal Prepayment in full or other
Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any
Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each
Mortgage Loan and REO Revenues allocable as interest on each REO Mortgage Loan.
The Master Servicer, on behalf of itself and the holder of the related Excess
Servicing Strip, shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of that portion of related
Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) or Section 3.05(g)(iii), as
applicable. Subject to the next paragraph, the right to receive the Master
Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. There will be no Master Servicing Fee with respect to the B-Note Loans or any successor REO Loans with respect thereto.

          Notwithstanding anything herein to the contrary, Midland (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the aggregate Excess Servicing Strip for the Mortgage Pool (in whole but not in part); provided that any assignee or pledgee of the aggregate
Excess Servicing Strip for the Mortgage Pool must be a Qualified Institutional
Buyer or Institutional Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the aggregate
Excess Servicing Strip for the Mortgage Pool shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of Midland, all or any portion of the aggregate
Excess Servicing Strip for the Mortgage Pool may, to protect REMIC I against an associated increase in expenses, be reduced by the Trustee to the extent necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee)
that meets the requirements of Sections 6.04 and 7.02 and that requires market rate servicing compensation that, in the case of each Mortgage Loan and REO
Mortgage Loan, accrues at a per annum rate greater than the excess of the related Master Servicing Fee Rate over the then related Excess Servicing Fee
Rate. For the avoidance of doubt, a Sub-Servicer to a Sub-Servicing Agreement dated the date hereof shall not be deemed to be the holder of an Excess
Servicing Strip with respect to any sub-servicing fee payable thereunder.
Midland and each holder of the aggregate Excess Servicing Strip for the Mortgage
Pool desiring to effect a transfer, sale, pledge or other assignment of the aggregate Excess Servicing Strip for the Mortgage Pool shall, and Midland hereby agrees, and each such holder of the aggregate Excess Servicing Strip for the
Mortgage Pool by its acceptance thereof shall be deemed to have agreed, in connection with any transfer, sale, pledge or other assignment of the aggregate
Excess Servicing Strip for

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the Mortgage Pool effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee, the Master Servicer,
the Certificate Registrar and the Special Servicer against any liability that may result if such transfer, sale, pledge or other assignment is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph.
By its acceptance of the aggregate Excess Servicing Strip for the Mortgage Pool, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master
Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the aggregate Excess Servicing Strip for the Mortgage Pool or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the aggregate Excess Servicing Strip for the Mortgage Pool if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the aggregate Excess Servicing Strip for the
Mortgage Pool or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the aggregate Excess
Servicing Strip for the Mortgage Pool, the Person then acting as the Master
Servicer shall pay, out of each amount paid to such Master Servicer as Master
Servicing Fees with respect to any Mortgage Loan or REO Mortgage Loan, as the case may be, the Excess Servicing Strip attributable to such Mortgage Loan or
REO Mortgage Loan to the holder of the aggregate Excess Servicing Strip for the
Mortgage Pool within one Business Day following the payment of such Master
Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of the aggregate Excess Servicing Strip for the Mortgage Pool shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. The Master Servicer shall pay the Excess Servicing
Strip for any Mortgage Loan or REO Mortgage Loan to the holder of the aggregate
Excess Servicing Strip for the Mortgage Pool (i.e., Midland or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees for such Mortgage Loan or REO Mortgage
Loan, as the case may be,

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hereunder, notwithstanding any resignation or termination of Midland hereunder
(subject to reduction as provided above this paragraph).

          (b) Subject to Section 3.11(e), additional servicing compensation in the form of (i) all late payment charges, Penalty Interest, assumption application fees, modification fees for Serviced Loan modifications made by the
Master Servicer pursuant to Section 3.20(h), defeasance fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield
Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Serviced Loan and, with respect to assumption application fees, late payment charges and Penalty Interest, accrued during the time that such Serviced Loan was not a Specially Serviced Loan, and (ii) 50% of any
assumption fee to the extent actually paid by a Mortgagor with respect to any
Serviced Loan that is not a Specially Serviced Loan, may be retained by the
Master Servicer and are not required to be deposited in the Certificate Account or, if applicable, an A/B Custodial Account; provided that the Master Servicer's right to receive late payment charges and Penalty Interest pursuant to clause
(i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs as provided in
Sections 3.03(d), 3.12(a) and 4.03(d) or to reimburse the Trust Fund for previously incurred Additional Trust Fund Expenses pursuant to this Section
3.11(b). To the extent the Master Servicer receives late payment charges or
Penalty Interest on a Serviced Loan for which interest on Advances or inspection costs pursuant to Section 3.12(a) are outstanding or any Additional Trust Fund
Expenses related to such Serviced Loan have been incurred during the preceding
12-month period immediately preceding the receipt of such late payment charges or Penalty Interest and not previously reimbursed to the Trust Fund, the Master
Servicer shall deposit in the Certificate Account, by the end of the Collection
Period in which such late payment charges or Penalty Interest, as the case may be, was received (or, if later, upon its receipt from the Special Servicer), an amount equal to the lesser of (i) the amount of late payment charges or Penalty
Interest received on such Serviced Loan or (ii) the sum of (A) the amount of interest on Advances related to such Serviced Loan then due and payable hereunder in accordance with Section 3.03(d) and/or (except with respect to any
B-Note Loan or any successor REO B-Note Loan with respect thereto) Section
4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section
3.12(a) related to such Serviced Loan and (C) without duplication, the amount of
Additional Trust Fund Expenses (including, without limitation, interest on
Advances and inspection costs pursuant to Section 3.12(a)) related to such
Serviced Loan incurred during the preceding 12-month period and not previously reimbursed to the Trust Fund. To the extent that the Master Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Master Servicer shall deposit such late payment charges and Penalty Interest in the Certificate Account. Subject to the two preceding sentences, Penalty Interest or late payment charges in respect of any Serviced
Loan that have accrued during the period when the related Serviced Loan is not a
Specially Serviced Loan shall be additional compensation to the Master Servicer even if collected during the period when the related Serviced Loan is a
Specially Serviced Loan. Notwithstanding the foregoing, any late payment charges or penalty interest allocated to the Outside Serviced Mortgage Loan, in accordance with the related Co-Lender Agreement, shall be applied to pay interest on P&I Advances made on and to Additional Trust Fund Expenses allocated to such Outside Serviced Mortgage Loan in accordance with the related Co-Lender
Agreement. The Master Servicer shall also be entitled to

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additional servicing compensation in the form of: (i) Prepayment Interest
Excesses on the Serviced Mortgage Loans (subject to Section 3.11(e)); (ii)
interest or other income earned on deposits in the Certificate Account and any
A/B Custodial Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Serviced Loan, any interest or other income earned on deposits in the Reserve Accounts and
Servicing Accounts maintained thereby (but only to the extent of the Net
Investment Earnings, if any, with respect to each such account for each
Collection Period).

          The Master Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account or, with respect to an A/B Loan Combination, out of the related A/B Custodial Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this
Agreement. The Master Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled without the
Special Servicer's prior written consent.

          (c) As compensation for its activities hereunder, subject to Section
3.11(e), the Special Servicer shall be entitled to receive the Special Servicing
Fee with respect to each Specially Serviced Loan and each REO Loan that relates to an Administered REO Property. As to each such Specially Serviced Loan and each such REO Loan that relates to an Administered REO Property, the Special
Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such
Specially Serviced Loan or deemed to be due on such REO Loan is computed and be calculated on the same interest accrual basis (i.e., an Actual/360 Basis or a
30/360 Basis) as such Specially Serviced Loan or such REO Loan (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a
Specially Serviced Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days); provided that the Special Servicing Fee with respect to any such
Specially Serviced Loan or any such REO Loan (or, if part of an A/B Loan
Combination, with respect to such A/B Loan Combination) shall not be less than
$4,000 for any one-month period during which such Special Servicing Fee accrues
(or, in those cases where such Special Servicing Fee is accruing for a partial period of less than one month, shall not be less than the prorated portion of such $4,000 amount). The Special Servicing Fee with respect to any Specially
Serviced Loan or any REO Loan that relates to an Administered REO Property shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Loan. Subject to Section 3.05(c), earned but unpaid
Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

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          As further compensation for its activities hereunder, subject to
Section 3.11(e), the Special Servicer shall be entitled to receive the Workout
Fee with respect to each Corrected Loan, so long as such loan remains a
Corrected Loan. As to each Corrected Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Serviced Loan for so long as it remains a Corrected
Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout
Fee would become payable if and when such Serviced Loan again became a Corrected
Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially
Serviced Loan that became a Corrected Loan during the period that it acted as
Special Servicer and remained a Corrected Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Serviced Loan documents) causing the Serviced Loan to be a Specially Serviced Loan, but the
Serviced Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Loan solely because the related Mortgagor had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special
Servicer) and subsequently becomes a Corrected Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

          In addition, with respect to each Specially Serviced Loan and each REO
Mortgage Loan that relates to an Administered REO Property (or Qualified
Substitute Mortgage Loan substituted in lieu thereof) and each REO B-Note Loan, subject to Section 3.11(e), the Special Servicer shall be entitled to the
Liquidation Fee payable out of, and calculated by application of the Liquidation
Fee Rate to, all amounts (whether in the form of payments of Liquidation
Proceeds or REO Revenues or a full or discounted payoff by the Mortgagor)
received in respect of such Specially Serviced Loan (including any Specially
Serviced Mortgage Loan repurchased by the applicable Mortgage Loan Seller outside of the required cure period (as that cure period may be extended) as provided in the applicable Mortgage Loan Purchase Agreement) (or, in the case of an REO Loan, in respect of the related Administered REO Property) and allocable as a full or partial recovery of principal, interest and expenses in accordance with Section 3.02(b) or the definition of "REO Mortgage Loan" or the definition of "REO B-Note Loan", as applicable; provided that no Liquidation Fee shall be payable with respect to any amounts received on the Outside Serviced Mortgage
Loan or any successor REO Mortgage Loan with respect thereto or in connection with the receipt of, or out of, (i) Insurance Proceeds, (ii) Liquidation
Proceeds consisting of condemnation proceeds or resulting from the purchase or replacement of any Mortgage Loan or REO Property by a Mortgage Loan Seller
pursuant to the applicable Mortgage Loan Purchase Agreement (if purchased or replaced within the required cure period (as that cure period may be extended)
set forth in such Mortgage Loan Purchase Agreement), the purchase of any
Mortgage Loan or REO Property by the Special Servicer or the Majority
Controlling Class Certificateholder pursuant to Section 3.18, the purchase of the One Court Square-Citibank Mortgage Loan by the Majority Class OCS
Certificateholder(s) pursuant to Section 6.14 (if purchased within 90 days after such purchase right is first exercisable), the purchase of any Mortgage Loan by a related mezzanine lender

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pursuant to any applicable intercreditor, co-lender or similar agreement (if purchased within 60 days of the date that such purchase right is first exercisable), the purchase of an A-Note Mortgage Loan by the related
B-Noteholder pursuant to the related A/B Intercreditor Agreement (if purchased within 90 days of the date that such purchase right is first exercisable), or the purchase of any Mortgage Loan or REO Property by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder pursuant to
Section 9.01 and/or (iii) Liquidation Proceeds of the type identified in clause
(x) of the definition thereof; provided, further, that no Liquidation Fee shall be payable (i) in connection with a Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the
Liquidation Proceeds.

          Notwithstanding the foregoing, any Special Servicing Fee, Workout Fee and/or Liquidation Fee payable in accordance with the three preceding paragraphs with respect to an A/B Loan Combination (including, without limitation, any successor REO Loans comprising same) shall be paid from the collections received on such A/B Loan Pair on deposit in the related A/B Custodial Account that may be applied to pay such fees in accordance with the related A/B Intercreditor
Agreement, pursuant to Section 3.05(g), or, if collections received thereon are insufficient, then any such fees in respect of the related A-Note Mortgage Loan
(but not the related B-Note Loan(s)) shall be payable out of the Certificate
Account, pursuant to Section 3.05(a).

          Notwithstanding anything to the contrary herein, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation
Fees with respect to the Outside Serviced Mortgage Loan or any successor REO
Mortgage Loan with respect thereto.

          The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

          (d) Subject to Section 3.11(e), additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest and assumption application fees received on or with respect to Specially Serviced Loans actually collected that, with respect to late payment charges, Penalty Interest and assumption application fees, accrued during the time that the subject
Serviced Loan was a Specially Serviced Loan, (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any
Serviced Loan that is not a Specially Serviced Loan, and one-hundred percent
(100%) of any assumption fee, to the extent actually paid by a Mortgagor with respect to any Specially Serviced Loan, and (iii) modification fees collected on all Serviced Loans (other than modifications made by the Master Servicer pursuant to Section 3.20(h)), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account or any A/B Custodial Account, as the case may be; provided that the Special Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs in respect of the related Serviced Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d)

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or to reimburse the Trust Fund for previously incurred Additional Trust Fund
Expenses pursuant to this Section 3.11(d). To the extent the Special Servicer receives late payment charges or Penalty Interest on a Serviced Loan for which interest on Advances or inspection costs pursuant to Section 3.12(a) are outstanding or any Additional Trust Fund Expenses related to such Serviced Loan have been incurred during the preceding 12-month period and not previously reimbursed to the Trust Fund, the Special Servicer shall transfer to the Master
Servicer for deposit in the Certificate Account, within one Business Day following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty
Interest received on such Serviced Loan or (ii) the sum of (A) the amount of interest on Advances related to such Serviced Loan then due and payable hereunder in accordance with Section 3.03(d) and/or (except in the case of a
B-Note Loan) Section 4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section 3.12(a) related to such Serviced Loan and (C) without duplication, the amount of Additional Trust Fund Expenses (including, without limitation, interest on Advances and inspection costs pursuant to Section
3.12(a)) related to such Serviced Loan incurred during the preceding 12-month period and not previously reimbursed to the Trust Fund. To the extent that the
Special Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Special Servicer shall promptly transfer such late payment charges and Penalty Interest to the Master
Servicer who shall deposit such late payment charges and Penalty Interest in the
Certificate Account. The Special Servicer shall also be entitled to additional servicing compensation in the form of interest or other income earned on deposits in the REO Accounts, if established, in accordance with Section 3.06(b)
(but only to the extent of the Net Investment Earnings, if any, with respect to each REO Account for each Collection Period). The Special Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor, except as expressly provided in Section 3.05(a), if and to the extent such expenses are not payable directly out of the Certificate
Account, any A/B Custodial Account or the REO Accounts, as the case may be.

          (e) Notwithstanding the foregoing provisions of this Section 3.11, the compensation provided to be paid to the Master Servicer and the Special Servicer in respect of the servicing and administration of a B-Note Loan and any successor REO B-Note Loan with respect thereto pursuant to the terms hereof shall be paid only to the extent permitted by, and in all cases subject to, the related A/B Intercreditor Agreement.

          SECTION 3.12 Property Inspections; Collection of Financial Statements;
               Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan (i) becomes a Specially Serviced Mortgage Loan; provided that such expense shall be reimbursable first out of Penalty Interest and late payment charges received with respect to the related Mortgage Loan in the
Collection Period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense (except to the extent, in the case of a
B-Note Loan, that such expense is allocable to, and can be paid out of collections on, such B-Note Loan, in which case it shall be reimbursable from amounts otherwise payable to the related B-

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Noteholder that are on deposit in the related A/B Custodial Account). Each of the Master Servicer for each Mortgage Loan other than a Specially Serviced
Mortgage Loan or REO Mortgage Loan and the Special Servicer for each Specially
Serviced Mortgage Loan and REO Mortgage Loan shall (and in the case of the
Master Servicer, at its expense) perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or, in the case of each Mortgaged Property securing a Mortgage Loan (other than a Specially
Serviced Mortgage Loan) with a then-current principal balance (or allocated loan amount) of less than $2,000,000 at the time of such inspection, every other calendar year) beginning in 2006; provided, however, the Master Servicer shall not be required to inspect any Mortgaged Property that has been inspected by the
Special Servicer during the immediately preceding six months. The Special
Servicer and the Master Servicer shall each prepare (and, in the case of the
Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the
Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the
Mortgaged Property. The Master Servicer shall deliver such reports to the
Trustee within 45 days of the related inspection and, further, shall, make copies of all such inspection reports available for review pursuant to Section
3.15. Upon written request and at the expense of the requesting party, the
Trustee shall deliver copies of any such inspection reports to
Certificateholders and Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced
Mortgage Loan; provided that the Special Servicer obtains the approval of the
Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; provided, further, that the Master Servicer and the
Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the
Special Servicer performs such inspection, such inspection shall satisfy the
Master Servicer's inspection obligations pursuant to this paragraph (a).

          With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgagor under any related Mortgage Loan as the
Special Servicer may reasonably request.

          Notwithstanding the foregoing, neither the Master Servicer nor the
Special Servicer shall have any obligations under this Section 3.12(a) with respect to the Outside Serviced Mortgage Loan.

          (b) Not later than 2:00 p.m. (New York City time) on the second
Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any Administered REO
Properties providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a CMSA Comparative Financial
Status Report; and (iii) a CMSA Financial File. Not later than 5:00 p.m. (New
York City time) on the first Business Day following each Determination Date, the
Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Serviced Mortgage Loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only

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with respect to Specially Serviced Mortgage Loans) providing the required information as of such Determination Date: (i) a CMSA Historical Liquidation
Report; (ii) a CMSA Historical Loan Modification and Corrected Mortgage Loan
Report; (iii) a CMSA REO Status Report; (iv) a CMSA Loan Level Reserve/LOC
Report; and (v) a CMSA Delinquent Loan Status Report.

          (c) The Master Servicer shall deliver to the Trustee, no later than
12:00 p.m. (New York City time) on the second Business Day prior to each
Distribution Date beginning in December 2005, the CMSA Loan Periodic Update File
with respect to the subject Distribution Date. No later than 1:00 p.m. (New York
City time) on the third Business Day after each Determination Date beginning in
March 2006, the Master Servicer shall deliver or cause to be delivered to the
Trustee (in electronic format acceptable to the Master Servicer and the
Trustee): (A) the most recent CMSA Historical Loan Modification and Corrected
Mortgage Loan Report, CMSA Historical Liquidation Report and CMSA REO Status
Report received from the Special Servicer pursuant to Section 3.12(b); (B) a
CMSA Property File, a CMSA Comparative Financial Status Report and a CMSA
Financial File, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the
Special Servicer and the Master Servicer); (C) a CMSA Loan Level Reserve/LOC
Report and a CMSA Delinquent Loan Status Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (D) a CMSA
Servicer Watchlist and a CMSA Advance Recovery Report (in each case, with the required information as of such Determination Date). The Master Servicer shall incorporate in the reports referred to above in this Section 3.12(c) any information and reports received (by the date in the month of such Distribution
Date that such information and reports are scheduled to be received in accordance with the Outside Servicing Agreement) from the applicable Outside
Servicer with respect to the Outside Serviced Mortgage Loan or any successor REO
Mortgage Loan with respect thereto.

          (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master
Servicer shall deliver to the Trustee the reports set forth in this Section 3.12
(in an electronic format reasonably acceptable to the Special Servicer and the
Master Servicer with respect to the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c)). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, with respect to the Outside Serviced Mortgage Loan or an Outside Administered REO Property,
by an Outside Servicer pursuant to the Outside Servicing Agreement. The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update
File to be provided by the Master Servicer pursuant to Section 4.02(b). In the case of information or reports to be furnished by the Master Servicer to the
Trustee pursuant to this Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section
3.12(b) and this Section 3.12(d) or by an Outside Servicer pursuant to the
Outside Servicing Agreement and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) or by an Outside Servicer pursuant to the Outside Servicing
Agreement, the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer or the relevant Outside Servicer, as applicable,

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and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the
Special Servicer's failure to timely provide any report required under Section
3.12(b) and this Section 3.12(d) of this Agreement or by an Outside Servicer's failure to provide any report required to be provided to the holder of the
Outside Serviced Mortgage Loan pursuant to the Outside Servicing Agreement or the related Co-Lender Agreement, as applicable.

          The Special Servicer, in the case of each Specially Serviced Mortgage
Loan and each Administered REO Property, and the Master Servicer, in the case of all other Serviced Mortgage Loans, shall each consistent with the Servicing
Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to the related Serviced Mortgage Loans and Administered REO
Properties, which efforts shall include in the case of Serviced Mortgage Loans, a letter sent to the related Mortgagor each quarter requesting such quarterly and annual operating statements and rent rolls until they are received, to the extent such action is consistent with applicable law and the related Mortgage
Loan documents.

          The Special Servicer shall promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the
Master Servicer, and the Master Servicer shall deliver copies of the operating statements and rent rolls received or obtained by it to the Rating Agencies, the
Trustee, the Special Servicer and the Controlling Class Representative, in each case (other than the Rating Agencies and the Controlling Class Representative,
which shall be sent copies within 30 days following the Master Servicer's receipt) upon request.

          Within 35 days after receipt by the Master Servicer or the Special
Servicer of any annual operating statements with respect to any Mortgaged
Property (other than a Mortgaged Property that secures the Outside Serviced
Mortgage Loan) or Administered REO Property, as applicable, each of the Master
Servicer and the Special Servicer shall prepare or update and, with respect to any CMSA NOI Adjustment Worksheet prepared or updated by the Special Servicer, forward to the Master Servicer, a CMSA NOI Adjustment Worksheet for such
Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

          The Special Servicer with respect to each Specially Serviced Mortgage
Loan and REO Mortgage Loan, and the Master Servicer with respect to each other
Mortgage Loan, shall each prepare and maintain and forward to each other one
CMSA Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable. The CMSA Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by each of the Master Servicer and the Special
Servicer, as applicable, within 30 days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be, but in no event less frequently than annually by June 30th of each year.
The Master Servicer and the Special Servicer shall each use the "Normalized"
column from the CMSA NOI Adjustment Worksheet for any Mortgaged Property or REO
Property, as the case may be, to update the corresponding CMSA Operating
Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the
CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating
Statement Analyses and CMSA NOI Adjustment Worksheets (as well as any comparable items

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received with respect to an Outside Serviced Mortgage Loan or any related REO
Property) maintained thereby are to be made available by the Master Servicer and the Special Servicer to each other, the Trustee, the Controlling Class
Representative and, subject to Section 3.15, any Certificateholders, Certificate
Owner or prospective Certificateholder or Certificate Owners (or a licensed or registered investment adviser representing such Person), in each case upon request.

          SECTION 3.13 Annual Statement as to Compliance.

          Each of the Master Servicer and the Special Servicer shall deliver to the Depositor, the Trustee, the Underwriters, the Controlling Class
Representative, the Class OCS Representative, the Maine Mall and Chico Mall
B-Note Noteholders, and the Rating Agencies and, in the case of the Special
Servicer, to the Master Servicer, on or before March 20th of each year (or April
30th of each year with respect to which the Depositor has informed the Master
Servicer that reports described in Section 8.16(a) are no longer required to be filed), beginning March 20, 2006, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the
case may be, has received no notice regarding qualification, or challenging the status, of any REMIC Pool as a REMIC under the REMIC Provisions or of the
Grantor Trust as a "grantor trust" for income tax purposes under the Grantor
Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. With respect to each year that the reports described in Section 8.16(a)
are filed, the Trustee shall review such Officer's Certificate and inform the
Depositor, the Master Servicer and the Special Servicer of any material exceptions that any Responsible Officer has actual knowledge of prior to March
25th of the year received.

          SECTION 3.14 Reports by Independent Public Accountants.

          On or before March 20th of each year (or April 30th of each year with respect to which the Depositor has informed the Master Servicer that reports described in Section 8.16(a) are no longer required to be filed), beginning
March 20, 2006, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, Underwriters, Rating Agencies, Controlling Class
Representative and Depositor and, in the case of the Special Servicer, to the
Master Servicer, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the
Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion

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of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by
Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage
Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. With respect to each year that the reports described in Section 8.16(a) are filed, prior to February 15th of each calendar year, beginning February 15th, 2006, the Trustee shall notify the Depositor, the Master Servicer and the Special Servicer of any material deficiencies in such servicer's compliance with the terms of this Agreement during the preceding calendar year of which a Responsible Officer of the Trustee has actual knowledge.

          SECTION 3.15 Access to Certain Information.

          (a) Upon ten days' prior written notice, the Master Servicer (with respect to the items in clauses (i), (ii) (other than Distribution Date
Statements, the Prospectus and the Prospectus Supplement), (iii) (in the case of
Officer's Certificates delivered by the Master Servicer), (v), (vi), (viii),
(ix) (in the case of Officer's Certificates delivered by the Master Servicer),
(x) and (xi) below), the Special Servicer (with respect to the items in clauses
(iii) (in the case of Officer's Certificates delivered by the Special Servicer),
(vii), (viii) (with respect to Specially Serviced Mortgage Loans), (ix) (in the case of Officer's Certificates delivered by the Special Servicer) and (x) below)
and the Trustee (with respect to the items in clauses (i), (ii), (iii), (iv) and
(ix) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Serviced Mortgage Loans (or, in the case of the Trustee, at its Corporate
Trust Office), during normal business hours, or send to the requesting party, such party having been certified to the Trustee, the Master Servicer or the
Special Servicer, as applicable, in accordance with clause (i) or (ii) of the following paragraph, as appropriate, at the expense of such requesting party
(unless otherwise provided in this Agreement), for review by any Certificate
Owner or Certificateholder or any Person identified by a Certificate Owner or
Certificateholder or its designated agent to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of any
Certificate or interest therein (or a licensed or registered investment adviser representing such Person), the Trustee, the Rating Agencies, the Underwriters
and anyone specified thereby and the Depositor originals or copies of the following items: (i) this Agreement and any amendments thereto, (ii) the
Prospectus and Prospectus Supplement, all Distribution Date Statements delivered or otherwise made available to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered or otherwise made available by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (iii) all Officers' Certificates delivered to the Trustee by the Master Servicer or the Special Servicer since the Closing Date pursuant to
Section 3.13, (iv) all accountants' reports delivered to the Trustee in respect of the Master Servicer or the Special Servicer since the Closing Date as described in Section 3.14, (v) the most recent property inspection report prepared by or on behalf of or received by the Master Servicer in respect of each Mortgaged Property and any Environmental Assessments prepared pursuant to
Section 3.09, (vi) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of or received by the Master Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Serviced Mortgage Loan entered into by the Special Servicer and

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the Asset Status Report prepared pursuant to Section 3.21(d), (viii) the
Servicing File relating to each Serviced Mortgage Loan, (ix) any and all
Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any
Advance was, or if made, would be, a Nonrecoverable Advance pursuant to Section
3.03(e) or 4.03(c), including appraisals affixed thereto and any Required
Appraisal prepared pursuant to Section 3.09(a), (x) all CMSA Operating Statement
Analyses and CMSA NOI Adjustment Worksheets maintained by the Master Servicer or
Special Servicer; and (xi) any and all reports, statements and other written or electronic information relating to the Outside Serviced Mortgage Loan, the related Mortgaged Property and/or the borrower under the Outside Serviced
Mortgage Loan, to the extent such items were received by the Master Servicer from an Outside Servicer or the related Outside Trustee. Copies of any and all of the foregoing items will be available from the Master Servicer, the Special
Servicer or the Trustee, as the case may be, upon request, and shall be provided to any of the Rating Agencies at no cost pursuant to their reasonable requests.

          In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and, with respect to the One
Court Square-Citibank Mortgage Loan, the Class OCS Representative), in
connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, the Master Servicer or the Special Servicer, as
applicable, shall require: (i) in the case of Certificate Owners and the
Controlling Class Representative (and, with respect to the One Court
Square-Citibank Mortgage Loan, the Class OCS Representative), a confirmation executed by the requesting Person substantially in the form of Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the Trustee, the
Master Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential
(except that such Certificate Owner and the Controlling Class Representative
(and, with respect to the One Court Square-Citibank Mortgage Loan, the Class OCS
Representative) may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (or a licensed or registered investment adviser representing such other Person), provided that such other Person (or a licensed or registered investment adviser representing such other Person) confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective transferee of a Certificate or an interest therein (or a licensed or registered investment adviser representing such Person), confirmation executed by the requesting Person substantially in the form of Exhibit L-2 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special
Servicer, as applicable) generally to the effect that such Person is a prospective transferee of a Certificate or an interest therein (or a licensed or registered investment adviser representing such Person), is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative (and, with respect to the One
Court Square-Citibank Mortgage Loan, the Class OCS Representative), by its
acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information

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obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (or a licensed or registered investment adviser representing such other Person), provided that such other Person (or a licensed or registered investment adviser representing such other Person)
confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner (or any licensed or registered investment adviser representing such Person) shall be obligated to keep confidential any information received from the Trustee, the Master Servicer or the Special Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available via the Trustee's, the Master Servicer's or the
Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission, and the Trustee, the Master Servicer or the Special Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available via the Trustee's, the Master Servicer's or the
Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission.

          Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC,
the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate
Owner or, to the extent that the subject information relates to an A/B Loan
Combination, a related B-Noteholder, access to any records regarding the
Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

          The Trustee, the Master Servicer, the Special Servicer and the
Underwriters may require payment from a Certificateholder, Certificate Owner, prospective transferee (or a licensed or registered investment adviser representing such Person) or, in the case of an A/B Loan Combination, a related
B-Noteholder, of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, such Certificateholder, Certificate Owner, prospective transferee (or a licensed or registered investment adviser representing such
Person) or, in the case of an A/B Loan Combination, a related B-Noteholder, as applicable, including, without limitation, copy charges and, in the case of any such Person requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

          (b) The Master Servicer may, but is not required to, make available on or prior to the Distribution Date in each month to any Privileged Person (or, following receipt of written direction of the Depositor, any interested party)
(i) the Distribution Date Statement via its Internet Website, (ii) as a
convenience for Privileged Persons (or, following receipt of written direction of the Depositor, any interested parties) (and not in furtherance of the distribution thereof under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement

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on its Internet Website and (iii) any other items at the request of the
Depositor on its Internet Website.

          The Master Servicer and the Special Servicer may each, but neither is required to, make available each month via its Internet Website (i) to any
Privileged Person (or, following receipt of written direction of the Depositor, any interested party), the Unrestricted Servicer Reports, the CMSA Loan Setup
File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person,
with the use of a password provided by the Master Servicer or the Special
Servicer, as the case may be, the Restricted Servicer Reports, the CMSA
Financial File and the CMSA Property File. Any Restricted Servicer Report or
Unrestricted Servicer Report that is not available on the Master Servicer's
Internet Website as described in the immediately preceding sentence by 5:00 p.m.
(New York City time) on the related Distribution Date shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the
Master Servicer, upon request, to any Person otherwise entitled to access such report on the Master Servicer's Internet Website.

          In connection with providing access to the Master Servicer's or the
Special Servicer's Internet Website, the Master Servicer may require registration and the acceptance of a disclaimer.

          If three or more Holders or the Controlling Class Representative
(hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the
Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such
Applicants propose to transmit, then the Trustee shall, within five Business
Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

          (c) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other
Person's information or report included in any communication from the Master
Servicer or the Special Servicer under this Agreement. Neither the Master
Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Section 3.15. The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the
Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master Servicer or the Special Servicer, respectively, for which it is not the original source.

          SECTION 3.16 Title to REO Property; REO Accounts.

          (a) If title to any Mortgaged Property (other than a Mortgaged
Property that secures the Outside Serviced Mortgage Loan) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of an A/B

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Loan Combination, the related B-Noteholder(s), as their interests may appear.
The Special Servicer, on behalf of the Trust Fund, shall sell any Administered
REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which
REMIC I (or, in the case of any Administered REO Property related to the One
Court Square-Citibank Mortgage Loan, the Loan REMIC) acquires ownership of such
REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special
Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension")
by the Internal Revenue Service to sell such Administered REO Property or (ii)
obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the
Special Servicer and the Master Servicer, to the effect that the holding by
REMIC I (or, in the case of any REO Property related to the One Court
Square-Citibank Mortgage Loan, the Loan REMIC) of such Administered REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any REMIC Pool or cause any REMIC Pool to fail to qualify as a
REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii)
of the immediately preceding sentence, the Special Servicer shall sell such
Administered REO Property within such extended period as is permitted by such
REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO
Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the REO Account to the extent of available funds and then be a Servicing Advance by the Master Servicer.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the
Special Servicer shall establish and maintain one or more accounts
(collectively, the "Pool REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each Administered REO Property (other than any A/B
REO Property). If such REO Acquisition occurs with respect to an A/B Mortgaged
Property, then the Special Servicer shall establish an REO Account solely with respect to such property (an "A/B REO Account"), to be held for the benefit of the Certificateholders and the related B-Noteholder(s), as their interests may appear. The Pool REO Account and any A/B REO Account shall each be an Eligible
Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues, Insurance Proceeds and
Liquidation Proceeds (net of Liquidation Expenses) received in respect of an
Administered REO Property within two Business Days of receipt. Funds in the REO
Accounts may be invested in Permitted Investments in accordance with Section
3.06. The Special Servicer shall be entitled to make withdrawals from each REO
Account to pay itself, as additional servicing compensation in accordance with
Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any
Collection Period). The Special Servicer shall give written notice to the
Trustee and the Master Servicer of the location of each REO Account, when first established and of the new location of such REO Account prior to any change thereof.

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          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")).
On the second Business Day following the end of each Collection Period, the
Special Servicer shall withdraw from the Pool REO Account and any A/B REO
Account and deposit into the Certificate Account and the applicable A/B
Custodial Account, respectively, or deliver to the Master Servicer or such other
Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account and the applicable A/B Custodial Account, respectively), the aggregate of all amounts received in respect of each
Administered REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the Special Servicer may retain in the applicable REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related Administered REO
Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and other related expenses).

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

          (e) Notwithstanding anything to the contrary, this Section 3.16 shall not apply to any Outside Administered REO Property.

          SECTION 3.17 Management of REO Property.

          (a) Prior to the acquisition of title to a Mortgaged Property (other than a Mortgaged Property that secures the Outside Serviced Mortgage Loan), the
Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review in compliance with the Servicing Standard that in its good faith and reasonable judgment:

          (i) None of the income from Directly Operating such Administered REO
     Property would be subject to tax as "net income from foreclosure property"
     within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), and the Special Servicer does not engage in any of the activities described in the definition of "Directly Operate" that would cause such Administered REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, then such
     Mortgaged Property may be Directly Operated by the Special Servicer as REO
     Property;

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          (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO
     Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special
     Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as REO Property and so lease or manage such Administered REO Property; or

          (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating such Administered REO Property that would not incur an
     REO Tax, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as
     REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Tax
     Administrator shall (to the extent reasonably possible) advise the Special
     Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Tax
     Administrator, the Special Servicer shall either (A) implement the Proposed
     Plan (after acquiring the respective Mortgaged Property as REO Property) or
     (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the Tax Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

          The Special Servicer's decision as to how each Administered REO
Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders and, in the case of any A/B REO Property, the related B-Noteholder(s) (as a collective whole) by maximizing (to the extent commercially feasible and consistent with
Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective REO Property. Both the Special
Servicer and the Tax Administrator may, at the expense of the

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Trust Fund payable pursuant to Section 3.05(a) and, to the extent such amounts relate to an A/B Loan Combination and/or an A/B REO Property, at the expense of the Trust Fund and the related B-Noteholder(s) payable pursuant to Section
3.05(g), consult with counsel.

          (b) If title to any Administered REO Property is acquired, the Special
Servicer shall manage, conserve and protect such Administered REO Property for the benefit of the Certificateholders and, in the case of any A/B REO Property, the related B-Noteholder(s) (as a collective whole) solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such Administered REO Property to fail to qualify as "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code and will not result in either (i) the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or (ii) an
Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any Administered REO Property, funds necessary for the proper management, maintenance and disposition of such
Administered REO Property, including without limitation:

               (i) all insurance premiums due and payable in respect of such
          Administered REO Property;

               (ii) all real estate taxes and assessments in respect of such
          Administered REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such Administered REO
          Property; and

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such Administered REO Property.

          To the extent that amounts on deposit in the applicable REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such Administered REO Property, the Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Fiscal Agent) the Master Servicer determines, in accordance with the
Servicing Standard, that such payment would be a Nonrecoverable Advance;
provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor (if required by the REMIC Provisions for the subject Administered REO Property to remain classified as "foreclosure property" within the meaning of Section

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860G(a)(8) of the Code) for the operation and management of any Administered REO
Property; provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such Administered REO
          Property;

               (iii) except as permitted under Section 3.17(a), any such
          contract shall require, or shall be administered to require, that the
          Independent Contractor, in a timely manner, pay all costs and expenses incurred in connection with the operation and management of such
          Administered REO Property, including, without limitation, those listed in Section 3.17(b) above, and remit all related revenues collected
          (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent
          Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such Administered REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such
          Administered REO Property.

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

          (d) Notwithstanding anything to the contrary, this Section 3.17 shall not apply to any Outside Administered REO Property.

          SECTION 3.18 Resolution of Defaulted Mortgage Loans and REO
               Properties.

          (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO
Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections
2.03, 6.14 and 9.01 and/or any applicable intercreditor, co-lender or similar agreement.

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          (b) Within 60 days after a Serviced Mortgage Loan becomes a Defaulted
Mortgage Loan, the Special Servicer shall determine the fair value of such
Serviced Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Serviced Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; and provided, further, that, the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12-months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within
30 days) after its receipt of such new Appraisal, if applicable. The Special
Servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, the Special Servicer shall update its determination of the fair value at least once every 90 days. The Special Servicer shall notify the Trustee, the
Master Servicer, each Rating Agency and the Majority Controlling Class
Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the
Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Serviced Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged
Property. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special
Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The
Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination.

          (c) Subject to the terms set forth in Section 2.03, in the event a
Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, each of the Majority
Controlling Class Certificateholder and the Special Servicer shall have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund (with respect to any A-Note Mortgage Loan, subject to the related A/B Intercreditor Agreement and, in the case of the One Court
Square-Citibank Mortgage Loan, Section 6.14) at a price (the "Option Price")
equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the
Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. Any holder of a
Purchase Option may sell, transfer, assign or otherwise convey its Purchase
Option with respect to any Defaulted Mortgage Loan to any party other than the related Mortgagor or an

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Affiliate of the related Mortgagor at any time after the related Serviced
Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase
Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. Notwithstanding the foregoing, and subject to Section
3.18(d) and any applicable co-lender, intercreditor or similar agreement, the
Majority Controlling Class Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option; provided that if the Purchase Option is not exercised by the Majority Controlling Class Certificateholder or any assignee thereof within 60 days of a Serviced Mortgage Loan becoming a Defaulted Mortgage
Loan, then the Special Servicer shall have the right to exercise its Purchase
Option prior to any exercise by the Majority Controlling Class
Certificateholder, and the Special Servicer or its assignee may exercise such
Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of such 15-day period, and subject to Section 3.18(d) and any applicable co-lender, intercreditor or similar agreement, the Majority Controlling Class
Certificateholder shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not
exercised earlier, the Purchase Option with respect to any Defaulted Mortgage
Loan will automatically terminate (i) once the subject Serviced Mortgage Loan is no longer a Defaulted Mortgage Loan (provided, however, that, if such Serviced
Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related
Purchase Option shall again be exercisable), (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or (iv) such Defaulted Mortgage Loan is otherwise removed from the Trust
Fund.

          (d) [RESERVED]

          (e) Upon receipt of notice from the Special Servicer indicating that a
Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase
Option may exercise the Purchase Option by providing the Master Servicer and the
Trustee written notice thereof (the "Purchase Option Notice"), in the form of
Exhibit M, which notice shall identify the Person that, on its own or through an
Affiliate, will acquire the subject Serviced Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The
Purchase Option Notice shall be delivered in the manner specified in Section
11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable.

          (f) If the Special Servicer or the Majority Controlling Class
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the subject Serviced
Mortgage Loan, the Trustee shall determine as soon as reasonably practicable
(and, in any event, within 30 days) after the Trustee has received the written notice, whether the Option Price represents fair value for the Defaulted
Mortgage Loan; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then the Trustee shall make its fair value determination with respect to the subject
Serviced Mortgage Loan as soon as reasonably

                                       167

practicable (but in any event within 30 days) after the Trustee's receipt of such new Appraisal. Such fair value determination shall be made in accordance with the Trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the Trustee may rely on the opinion and reports of Independent third parties in making such determination; provided that the
Trustee may rely on the most current Appraisal obtained for the related
Mortgaged Property pursuant to this Agreement (if not obtained by the party with the conflict), it being herein acknowledged that the Trustee is authorized to obtain its own Appraisal at the expense of the Trust if necessary and appropriate under the circumstances. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the
Trustee or any such third party pursuant to this subsection shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing
Advances (or if such Advance is deemed to be a Nonrecoverable Advance such costs shall be reimbursable as Additional Trust Fund Expenses). The other parties to this Agreement shall cooperate with all reasonable requests for information.

          (g) Unless and until the Purchase Option with respect to a Defaulted
Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted
Mortgage Loan, including, without limitation, workout and foreclosure, as the
Special Servicer may deem appropriate consistent with the Servicing Standard;
provided, however, the Special Servicer will not be permitted to sell the
Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or a repurchase by the applicable Mortgage Loan Seller pursuant to Section 2.03.

          (h) If title to any Mortgaged Property is acquired by the Trust Fund in respect of any Serviced Mortgage Loan, then the Special Servicer shall, subject to Section 6.11, Section 6.12, Section 6.13 or Section 6.14, as
applicable, use its reasonable best efforts to sell the subject Administered REO
Property as soon as practicable in accordance with Section 3.16(a); and, in connection therewith the Special Servicer shall offer such Administered REO
Property in a commercially reasonable manner. If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such
Administered REO Property within the period specified in Section 3.16(a), or if an REO Extension has been granted and the Special Servicer is unable to sell such Administered REO Property within the extended time period, the Special
Servicer shall, subject to Section 6.11, Section 6.12, Section 6.13 or Section
6.14, as applicable, before the end of such period or extended period, as the case may be, auction the Administered REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The
Special Servicer shall give the Controlling Class Representative, the Master
Servicer and the Trustee (and, with respect to any A/B Loan Combination, the related B-Noteholder(s) and, in the case of any REO Property related to the One
Court Square-Citibank Mortgage Loan, the Class OCS Representative) not less than five days' prior written notice of its intention to sell any REO Property. Where any Interested Person is among those bidding with respect to an Administered REO
Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to
5% of the bid amount. No Interested Person shall be permitted to purchase an
Administered REO Property at a price less than the Purchase Price; provided that, if the Special Servicer intends to bid on any Administered REO Property,
(i) the Special Servicer shall notify the

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Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund, an Appraisal of such Administered REO Property and (iii) the
Special Servicer shall not bid less than the greater of (A) the fair market value set forth in such Appraisal or (B) the Purchase Price.

          (i) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Administered REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Administered REO Property or purchase any Defaulted
Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to a Purchase
Option) or an Administered REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer,
the Master Servicer, any Mortgage Loan Seller or the Trust Fund. Notwithstanding
the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders
for failure to perform its duties in accordance herewith. None of the Special
Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

          (j) Upon exercise of a Purchase Option, the holder of such Purchase
Option shall be required to pay the purchase price specified in its Purchase
Option Notice to the Special Servicer within 10 Business Days of exercising its
Purchase Option. The proceeds of any sale of a Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be remitted by the Special Servicer to the Master Servicer within one Business
Day of receipt for deposit into the Certificate Account. The Special Servicer shall immediately notify the Trustee upon the holder of the effective Purchase
Option's failure to remit the purchase price specified in its Purchase Option
Notice pursuant to this Section 3.18(j). Thereafter, the Special Servicer shall notify each holder of a Purchase Option of such failure and such holder of a
Purchase Option may then exercise its Purchase Option in accordance with this
Section 3.18.

          (k) Notwithstanding anything herein to the contrary, the Special
Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative, the Class OCS
Representative or a B-Noteholder that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

          (l) With respect to the Outside Serviced Mortgage Loan, the parties hereto agree and acknowledge that, pursuant to the Outside Servicing Agreement, such Mortgage Loan as well as the related Loews Universal Hotel Portfolio Pari
Passu Non-Trust Loans may each be subject to a fair value purchase option if the related Loews Universal Hotel Portfolio Pari Passu Non-Trust Loan that was deposited into the trust created under the Outside Servicing Agreement becomes a defaulted mortgage loan (in accordance with the terms of the Outside Servicing
Agreement). Upon receipt of notice that the Outside Serviced Mortgage Loan has become a defaulted mortgage loan (in accordance with the Outside Servicing
Agreement), the Controlling

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Class Representative shall have the right to purchase the Outside Serviced
Mortgage Loan from the Trust at a purchase price determined in accordance with
Section 3.18 of the Outside Servicing Agreement (by the parties set forth therein). Such option shall be exercised in accordance with this section and shall otherwise, to the extent not inconsistent with this Section 3.18(l), be on the same terms as the terms of this Section 3.18. The purchase option with respect to the Outside Serviced Mortgage Loan shall be subject to the purchase rights of the Universal Hotel Portfolio B Noteholder (as defined in the Outside
Servicing Agreement) in accordance with the terms of and as set forth in the related Co-Lender Agreement and the Outside Servicing Agreement.

          (m) The amount paid for a Defaulted Mortgage Loan or related
Administered REO Property purchased under this Agreement (or for the Outside
Serviced Mortgage Loan if purchased under the Outside Servicing Agreement and
Section 3.18(l)) shall be deposited into the Certificate Account, in the case of a Mortgage Loan, or the REO Account, in the case of an Administered REO Property
(except any portion of such amount constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account or, in the case of any
A-Note Mortgage Loan, applied in accordance with the related A/B Intercreditor
Agreement). Upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Mortgage Loan or related Administered REO Property
(or, if applicable, the Outside Serviced Mortgage Loan) ownership of the
Defaulted Mortgage Loan or Administered REO Property (or, if applicable, the
Outside Serviced Mortgage Loan). The Trustee, upon receipt of a Request for
Release, shall release or cause to be released to the Master Servicer or Special
Servicer the related Mortgage File. In connection with any such purchase, the
Special Servicer shall deliver the related Servicing File to the purchaser of a
Defaulted Mortgage Loan or related Administered REO Property.

          SECTION 3.19 Additional Obligations of Master Servicer and Special
               Servicer.

          (a) The Master Servicer shall deposit in the Certificate Account on each P&I Advance Date, without any right of reimbursement therefor with respect to each Serviced Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Serviced Mortgage Loan for which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary Principal
Prepayment (other than Principal Prepayments from Insurance Proceeds or
Liquidation Proceeds) during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfall and (ii) the sum of (A) the Master
Servicing Fee (calculated for this purpose only at a rate of 0.01% per annum)
received by the Master Servicer during such Collection Period on such Serviced
Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment while on deposit in the Certificate Account or an
A/B Custodial Account.

          For the purposes of determining the amounts that the Master Servicer is required to deposit in the Certificate Account on any P&I Advance Date in
respect of any particular

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Collection Period pursuant to the preceding paragraph of this Section 3.19(a), no Prepayment Interest Shortfall shall be carried over from a prior Collection
Period. Notwithstanding the foregoing, the Master Servicer shall not be relieved from making a payment it was obligated to make under the preceding paragraph of this Section 3.19(a) in respect of a prior Collection Period, but failed to do
so.

          (b) The Master Servicer shall, as to each Serviced Mortgage Loan that is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Serviced Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

          (c) The Master Servicer shall promptly deliver to the Special Servicer
(and in any event within five(5) Business Days following receipt) any written evidence it receives of an institutional lender's binding commitment to refinance a Serviced Mortgage Loan within 60 days after the due date of such
Serviced Mortgage Loan's Balloon Payment.

          (d) The Master Servicer shall be responsible for paying the ongoing surveillance fees of the Rating Agencies with respect to the Trust.

          (e) The Special Servicer, with respect to litigation involving
Specially Serviced Loans, and the Master Servicer, with respect to litigation involving non-Specially Serviced Loans (other than the Outside Serviced Mortgage
Loan), and where the applicable servicer contemplates availing itself of indemnification as provided for under this Agreement, such servicer shall, for the benefit of the Certificateholders, direct, manage, prosecute, defend and/or settle any and all claims and litigation relating to (a) the enforcement of the obligations of a Mortgagor under the related Mortgage Loan documents and (b) any action brought against the Trust Fund or any party to this Agreement with respect to any Mortgage Loan (the foregoing rights and obligations, "Litigation
Control"). Such Litigation Control shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard.
Upon becoming aware of or being named in any such claims or litigation, the
Master Servicer shall immediately notify the Controlling Class Representative
(and, with respect to the One Court Square-Citibank Mortgage Loan during a Class
OCS Control Period, the Class OCS Representative) of such claims or litigation.
In addition, the Master Servicer shall prepare and submit a monthly status report regarding any Litigation Control matter to the Controlling Class
Representative (and, with respect to the One Court Square-Citibank Mortgage Loan during a Class OCS Control Period, the Class OCS Representative).

          Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the
Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests
(provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding); (b) in the event of any action, suit, litigation or

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proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor, guarantor or other obligor under the related Mortgage Loan documents, or otherwise relating to one or more
Mortgage Loans or Mortgaged Properties, neither the Master Servicer nor the
Special Servicer shall, without the prior written consent of the Trustee, (i)
initiate an action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (ii) engage counsel to represent the
Trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, LaSalle to be registered to do business in any state (provided, that, neither the Master Servicer nor the
Special Servicer shall be responsible for any delay due to the failure of the
Trustee to grant such consent); and (c) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the
Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests, whether as
Trustee or individually (provided that the Master Servicer or the Special
Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding).

          Notwithstanding the foregoing, each of the Special Servicer and the
Master Servicer, as applicable, shall consult with and keep the Controlling
Class Representative advised of any material development including without limitation (i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit any such development or decision to the Controlling
Class Representative for its approval or consent. Subject to Sections 6.12, 6.13 and 6.14, in each case if and as applicable, and to the last paragraph of this
Section 3.19(e), the Special Servicer or the Master Servicer, as applicable, shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified in writing the Controlling Class Representative and the Controlling Class Representative
has not objected in writing within five (5) Business Days of having been notified thereof and having been provided with all information that the
Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special
Servicer or the Master Servicer, as applicable, within such 5-Business Day period, then the Controlling Class Representative shall be deemed to have approved the taking of such action); provided that, in the event that the
Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders
(as a collective whole), the Special Servicer or the Master Servicer, as applicable, may take such action without waiting for the Controlling Class
Representative's response; provided that the Special Servicer or the Master
Servicer, as applicable, has confirmation that the Controlling Class
Representative has received notice of such action in writing. With respect to the One Court Square-Citibank Mortgage Loan, during a Class OCS Control Period, references in this paragraph to the Controlling Class Representative shall mean the Class OCS Representative.

          Notwithstanding anything contained herein to the contrary with respect to any Litigation Control otherwise required to be exercised hereunder by the
Master Servicer relating to a Mortgage Loan that has either (i) been satisfied or paid in full, or (ii) as to which a Final Recovery Determination has been made, after receiving the required notice from the Master

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Servicer set forth above that such Master Servicer became aware of or was named in any such claims or litigation, the initial Controlling Class Representative may direct in writing that the such Litigation Control nevertheless be exercised by the Special Servicer; provided, however, that the Controlling Class
Representative has determined and advised the Master Servicer that its actions with respect to such obligations are indemnifiable under Section 6.03 hereof, and accordingly, any loss, liability or expense (including legal fees and expenses incurred up until such date of transfer of Litigation Control to the
Special Servicer) arising from the related legal action or claim underlying such
Litigation Control and not otherwise paid to the Master Servicer pursuant to
Section 6.03 of this Agreement shall be payable by the Trust.

          Notwithstanding the foregoing, no advice, direction or objection of, or consent withheld by, the Controlling Class Representative or the Class OCS
Representative, as applicable, shall (i) require or cause the Special Servicer or the Master Servicer, as applicable, to violate the terms of any Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and the Master
Servicer's obligation to act in accordance with the Servicing Standard and the
Mortgage Loan documents for any Mortgage Loan and to maintain the REMIC status of the Loan REMIC, REMIC I or REMIC II, or (ii) result in an Adverse REMIC Event with respect to the Loan REMIC, REMIC I or REMIC II or an Adverse Grantor Trust
Event with respect to either Grantor Trust or have adverse tax consequences for the Trust Fund, or (iii) expose any of the Master Servicer, the Special
Servicer, the Depositor, any of the Mortgage Loan Sellers, any Sub-Servicer, the
Trust Fund, the Trustee or any of their respective Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which this Agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the Special Servicer's, the Master Servicer's or the Trustee's responsibilities under this Agreement;
and neither the Special Servicer nor the Master Servicer will follow any such advice, direction or objection if given by the Controlling Class Representative or the Class OCS Representative, as applicable, or initiate any such actions, that would have the effect described in clauses (i)-(iv) of this sentence.

          SECTION 3.20 Modifications, Waivers, Amendments and Consents.

          (a) Subject to Sections 3.20(b) through 3.20(j) below and to Sections
3.08(b), Section 6.11, Section 6.12, Section 6.13 and Section 6.14, and further subject to any applicable intercreditor, co-lender or similar agreement
(including, with respect to an A/B Loan Combination, the related A/B
Intercreditor Agreement), the Master Servicer (to the extent provided in Section
3.02(a) and Section 3.20(h) below) and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any
Serviced Loan (including, subject to Section 3.20(h), the lease reviews and lease consents related thereto) without the consent of the Trustee or any
Certificateholder. Neither the Master Servicer nor the Special Servicer (in its
respective capacity as such) may agree with the related Mortgagor to any modification, extension, waiver or amendment of the Outside Serviced Mortgage
Loan.

          (b) All modifications, waivers or amendments of any Serviced Loan
(including, subject to Section 3.20(h), the lease reviews and lease consents related thereto) shall

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be in writing and shall be considered and effected in accordance with the
Servicing Standard; provided, however, that neither the Master Servicer nor the
Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Serviced
Loan not otherwise permitted by this Section 3.20 that would constitute a
"significant modification" of such Serviced Loan within the meaning of Treasury regulations section 1.860G-2(b).

          (c) Except as provided in Section 3.20(d) and the last sentence of
Section 3.02(a), neither the Master Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to any modification, waiver or amendment of any term of any Serviced Loan that would:

               (i) affect the amount or timing of any related payment of
          principal, interest or other amount (including Prepayment Premiums or
          Yield Maintenance Charges, but excluding Penalty Interest, late payment charges and amounts payable as additional servicing compensation) payable thereunder;

               (ii) affect the obligation of the related Mortgagor to pay a
          Prepayment Premium or Yield Maintenance Charge or permit a Principal
          Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

               (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the
          Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an
          Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released (other than in connection with a taking of all or part of the related Mortgaged
          Property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such Mortgaged Property or REO
          Property); or

               (iv) if such Serviced Loan is a Mortgage Loan that has a Stated
          Principal Balance, individually or in the aggregate with all other
          Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on the subject Mortgage Loan, equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or
          $35,000,000 (or with respect to Moody's $20,000,000), or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer or transfers of (A) the related Mortgaged
          Property or any interest therein or (B) equity interests in the
          Mortgagor or any equity owner of the Mortgagor that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the subject
          Mortgagor and/or any equity owner of the related Mortgagor or a transfer of

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          voting control in the related Mortgagor or an equity owner of the related Mortgagor without the prior written confirmation from each
          Rating Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the
          Certificates;

               (v) allow any additional lien on the related Mortgaged Property if such Serviced Loan is a Mortgage Loan that has a Stated Principal
          Balance, individually or in the aggregate with all other Mortgage
          Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on the subject
          Mortgage Loan, equal to or in excess of 2% (or, in the case of
          Moody's, 5%) of the then aggregate current principal balances of the
          Mortgage Loans or $20,000,000, is one of the ten largest Mortgage
          Loans by Stated Principal Balance as of such date, or, with respect to
          S&P only, has (together with such additional lien) an aggregate
          Loan-to-Value Ratio that is equal to or greater than 85% or has an aggregate Debt Service Coverage Ratio that is less than 1.2x, without the prior written confirmation from each applicable Rating Agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates; or

               (vi) in the reasonable, good faith judgment of the Special
          Servicer, otherwise materially impair the security for such Serviced
          Loan or reduce the likelihood of timely payment of amounts due thereon.

          (d) Notwithstanding Section 3.20(c), but subject to Section 6.11,
Section 6.12, Section 6.13, Section 6.14 and the third paragraph of this Section
3.20(d) and any applicable co-lender, intercreditor or similar agreement, including any related A/B Intercreditor Agreement, the Special Servicer may (i)
reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance
Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced
Loan, including by way of a reduction in the related Mortgage Rate, (iii)
forbear in the enforcement of any right granted under any Mortgage Note or
Mortgage relating to a Specially Serviced Loan, (iv) extend the maturity date of any Specially Serviced Loan, or (v) accept a Principal Prepayment on any
Specially Serviced Loan during any Lockout Period; provided that (A) the related
Mortgagor is in default with respect to the Specially Serviced Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, and (B) in the reasonable, good faith judgment of the
Special Servicer, such modification would increase the recovery on the Serviced
Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate). In the case of every other modification, waiver or consent, the Special Servicer shall determine and may rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Serviced Loan under Treasury regulation section
1.860G-2(b) of the Code and (2) cause any REMIC Pool to fail to qualify as a
REMIC under the Code or result in the imposition of any tax

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on "prohibited transactions" or "contributions" after the Startup Day under the
REMIC Provisions.

          In addition, notwithstanding Section 3.20(c), but subject to Section
6.11, Section 6.12, Section 6.13, Section 6.14, the third paragraph of this
Section 3.20(d) and any applicable co-lender, intercreditor or similar agreement, including any related A/B Intercreditor Agreement, the Special
Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Loan if the conditions set forth in the proviso to the first sentence of the prior paragraph are satisfied and the
Special Servicer has obtained an Appraisal of the related Mortgaged Property, in connection with such extension, which Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the first sentence of the immediately preceding paragraph.

          In no event will the Special Servicer (i) extend the maturity date of a Serviced Mortgage Loan beyond a date that is two years prior to the Rated
Final Distribution Date or, in connection with any such extension, in no event shall the Special Servicer reduce the Mortgage Rate of a Serviced Mortgage Loan to less than the least of (A) the original Mortgage Rate of such Serviced
Mortgage Loan, (B) the highest fixed Pass-Through Rate of any Class of
Sequential Pay Certificates then outstanding and (C) a rate below the then prevailing interest rate for comparable loans, as determined by the Special
Servicer, or (ii) if the subject Serviced Mortgage Loan is secured by a Ground
Lease (and not by the corresponding fee simple interest), extend the maturity date of such Serviced Mortgage Loan beyond a date which is less than 20 years
(or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of such Ground Lease, 10 years) prior to the expiration of the term of such Ground Lease.

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first sentence of the first paragraph of this Section
3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (e) The Special Servicer or, with respect to subsection (h) below, the
Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it:
(i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section 1.1001-3(e)(2); and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer or the Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

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          (f) The Special Servicer shall notify the Master Servicer, any related
Sub-Servicers, the Trustee, the Controlling Class Representative (and, with respect to the One Court Square-Citibank Mortgage Loan, the Class OCS
Representative and, with respect to any A/B Loan Combination, and the related
Noteholder(s)) and the Rating Agencies, in writing, of any material modification, waiver or amendment of any term of any Serviced Mortgage Loan
(including fees charged the related Mortgagor) and the date thereof, and shall deliver to the Custodian (with a copy to the Master Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten
Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15 hereof.

          (g) The Master Servicer shall not permit defeasance of any Serviced
Mortgage Loan (x) on or before the earliest date on which defeasance is permitted under the terms of such Serviced Mortgage Loan, and (y) in a manner that is inconsistent with the terms of such Serviced Mortgage Loan. Unless and except to the extent the Master Servicer is precluded from preventing such defeasance by the related Mortgage Loan documents or otherwise, the Master
Servicer will not permit defeasance of any Serviced Mortgage Loan, unless: (i)
the defeasance collateral consists of "Government Securities" within the meaning of the Investment Company Act of 1940, as amended, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event
(provided that the Master Servicer shall be entitled to rely conclusively on an
Opinion of Counsel to that effect), (iii) the Master Servicer has notified the
Rating Agencies, (iv) to the extent the defeasance of the subject Serviced
Mortgage Loan is required by the then-current applicable Rating Agency criteria to be reviewed by a Rating Agency, such Rating Agency has confirmed that such defeasance will not result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by such Rating Agency (provided that, (A) no confirmation from S&P shall be required if the subject Serviced Mortgage Loan being defeased, together with all Mortgage Loans cross-collateralized with such Serviced Mortgage Loan,
(i) is not one of the ten (10) largest Mortgage Loans (or cross-collateralized groups of Mortgage Loans) by Stated Principal Balance in the Trust Fund, and
(ii) has a Stated Principal Balance at the time of the defeasance that is less than $20,000,000 and less than 5% of the then-aggregate Stated Principal Balance of the Mortgage Loans and the Master Servicer shall have delivered a Defeasance
Certificate substantially in the form of Exhibit N hereto, (v) the Master
Servicer has requested and received from the related Mortgagor (A) an Opinion of
Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Serviced Mortgage Loan in full on or before its
Stated Maturity Date (or, in the case of an ARD Mortgage Loan, on or before its
Anticipated Repayment Date) and to timely pay each Periodic Payment scheduled to be due prior thereto but after the defeasance and (vi) a single purpose entity
(as defined below) is designated to assume the Serviced Mortgage Loan and own the Defeasance Collateral; provided that, if under the terms of the related
Mortgage Loan documents, the related Mortgagor delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master
Servicer shall purchase the U.S. government

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obligations contemplated by the related Mortgage Loan documents. Subsequent to the second anniversary of the Closing Date, to the extent that the Master
Servicer may, in accordance with the related Mortgage Loan documents, require defeasance of any Serviced Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a
Prepayment Premium or Yield Maintenance Charge, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance; provided that the conditions set forth in clauses (i) through (vi)
of the preceding sentence have been satisfied. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section
3.20(g) shall be paid by the Mortgagor of the defeased Serviced Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document.
Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject
Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master
Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the subject Serviced Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A)
buy such defeasance collateral or (B) prepay the subject Serviced Mortgage Loan, in either case, in accordance with the Servicing Standard. For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organizational documents provide as follows: it is formed solely for the purpose of owning and pledging the Defeasance Collateral related to the Mortgage Loans; it may not engage in any business unrelated to such
Defeasance Collateral and the financing thereof; it does not have and may not own any assets other than those related to its interest in such Defeasance
Collateral or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the subject Mortgage Loan.

          With respect to a defeasance of any Mortgage Loan originated or acquired by GACC, to the extent the related loan documents provide that the originator of such Mortgage Loan has the right to establish or designate the successor borrower and to purchase or cause to be purchased the related defeasance collateral (the "GACC Defeasance Rights and Obligations"), the Master
Servicer shall provide, upon receipt of notice of request to cause a defeasance of such

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Mortgage Loan, written notice of such defeasance to GACC or its assignee. Until such time as GACC provides written notice otherwise, notice of a defeasance of a
Mortgage Loan with GACC Defeasance Rights and Obligations shall be delivered to
CDHC, LLC, c/o Defeasance Holding Company, LLC, 11121 Carmel Commons Blvd.,
Suite 250, Charlotte, North Carolina 28226, Attention: Legal Department,
telephone number: (704) 731-6252; facsimile number: (704) 759-9156.

          (h) For any Serviced Loan other than a Specially Serviced Loan, subject to the rights of the Special Servicer set forth in this Section 3.20, and further subject to the rights of the Controlling Class Representative, the
Class OCS Representative and the B-Noteholders set forth herein, including in
Sections 3.21, 6.11, 6.12, 6.13 and 6.14 and, with respect to any A/B Loan
Combination, further subject to the rights of the related B-Noteholder(s) under the related A/B Intercreditor Agreement, the Master Servicer, without the consent of the Special Servicer or the Controlling Class Representative, as
applicable, shall be responsible for any request by a Mortgagor for the consent or approval of the mortgagee with respect to:

               (i) approving routine leasing activity with respect to any lease for less than the lesser of (A) 15,000 square feet and (B) 20% of the related Mortgaged Property; provided that (1) no subordination, non-disturbance and attornment agreement (an "SNDA") exists with respect to such lease and (2) no such lease is a Ground Lease; and
          provided further that, except in the case of the PNC Mortgage Loans
          (but only up to the limits specified in clauses (A) and (B) above), the Master Servicer shall not grant or approve (but shall forward to the Special Servicer for its approval) any request for (or any waiver, consent, approval, amendment or modification in connection with) an
          SNDA or approval of a lease that contains an SNDA;

               (ii) approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

               (iii) approving annual budgets for the related Mortgaged
          Property; provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the
          Cut-off Date);

               (iv) subject to other restrictions herein regarding Principal
          Prepayments, waiving any provision of a Serviced Loan requiring a specified number of days notice prior to a Principal Prepayment;

               (v) approving modifications, consents or waivers (other than those set forth in Section 3.20(c)) in connection with a defeasance permitted by the

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          terms of the related Serviced Mortgage Loan if the Master Servicer receives an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC Pool to fail to qualify as a
          REMIC under the Code or result in a "prohibited transaction" under the
          REMIC Provisions;

               (vi) subject to Section 3.08(b), approving consents with respect to non-material right-of-ways and non-material easements and consent to subordination of the related Serviced Loan to such non-material rights-of-way or easements; and

               (vii) subject to Section 3.08, any non-material modifications, waivers or amendments not provided for in clauses (i) through (vi)
          above, which are necessary to cure any ambiguities or to correct scrivener's errors in the terms of the related Serviced Mortgage Loan provided, however, in the case of any A-Note Mortgage Loan, the Master Servicer shall provide written notice of such action to the related B-Noteholder(s); and
provided, further that the Master Servicer shall promptly notify the Special
Servicer of any requests not subject to this Section 3.20(h) for which the
Special Servicer is responsible pursuant to this Section 3.20 and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the Master Servicer and Special Servicer) a copy of the request, and all information in the possession of the Master Servicer that the
Special Servicer may reasonably request related thereto. For the avoidance of doubt, and without limiting the generality of the foregoing, any request for the disbursement of earnouts or holdback amounts with respect to any Mortgage Loan received by the Master Servicer shall be submitted to the Special Servicer for approval (which approval shall be deemed given if the request is not denied by the Special Servicer in writing to the Master Servicer within ten (10) Business
Days of the Special Servicer's receipt of such request). For purposes of this
Agreement, "disbursement of earnouts or holdback amounts" shall mean the disbursement or funding to a borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable Mortgage Loan until certain conditions precedent thereto relating to the satisfaction of performance-related criteria (i.e., project reserve thresholds, lease-up requirements, sales requirements, etc.), as set forth in the applicable loan documents, have been satisfied.

          (i) To the extent that either the Master Servicer or Special Servicer waives any Penalty Interest or late charge in respect of any Serviced Mortgage
Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer under Section 3.11 out of such Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Penalty Interest or late payment charges immediately prior to such waiver.

          (j) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents) from the Rating Agencies that such

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action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates:

               (i) With respect to any Mortgaged Property that secures a
          Serviced Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

               (ii) With respect to each Serviced Mortgage Loan with an unpaid principal balance that is equal to or greater than (A) five percent
          (5%) of the then aggregate principal balance of all the Mortgage Loans or (B) $20,000,000 and which is secured by a Mortgaged Property which is a hospitality property, the giving of any consent to any change in the franchise affiliation of such Mortgaged Property.

          (k) Notwithstanding anything to the contrary in this Agreement, any modification, extension, waiver or amendment of the payment terms of an A/B Loan
Combination shall be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related A/B
Intercreditor Agreement, such that neither the Trust as holder of the related
A-Note Mortgage Loan, on the one hand, nor the related B-Noteholder(s), on the other hand, gains a priority over the other that is not reflected in the loan documents and the related A/B Intercreditor Agreement. Furthermore, to the extent consistent with the Servicing Standard and the applicable A/B
Intercreditor Agreement (taking into account the extent to which the related
B-Note Loan(s) is subordinate to the corresponding A-Note Mortgage Loan): (i) no waiver, reduction or deferral of any particular amounts due on an A-Note
Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related B-Note Loan(s); and (ii)
no reduction of the Mortgage Rate on an A-Note Mortgage Loan shall be effected prior to the reduction of the Mortgage Rate of the related B-Note Loan(s), to the maximum extent possible.

          SECTION 3.21 Transfer of Servicing Between Master Servicer and Special
               Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Loan, the Master Servicer or Special Servicer, whichever made such determination, shall promptly notify the other such party, the
Controlling Class Representative and the Trustee (and, in the case of the One
Court Square-Citibank Mortgage Loan Combination, the Class OCS Representative,
and in the case of an A/B Loan Combination, the related B-Noteholder(s)), and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately deliver or cause to be delivered a copy of the related Mortgage File and Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof)
and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Serviced Loan, either in the Master
Servicer's or any of its directors', officers', employees', affiliates' or

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agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special
Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. Notwithstanding the occurrence of a Servicing Transfer Event, the Master Servicer shall continue to receive payments on the subject Serviced Loan (including amounts collected by the Special Servicer).

          Upon determining that a Specially Serviced Loan has become a Corrected
Loan and if the Master Servicer is not also the Special Servicer, the Special
Servicer shall immediately give notice thereof to the Master Servicer and, within five Business Days of the occurrence, shall return the related Mortgage
File to the Custodian and the related Servicing File, together with all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other
Person as may be directed by the Master Servicer). Upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Serviced Loan, and the Special Servicer's right to receive the
Special Servicing Fee with respect to such Serviced Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Serviced
Loan shall resume.

          (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Serviced Loan information, including correspondence with the related
Mortgagor.

          (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master
Servicer) describing, on a loan-by-loan and property-by-property basis, (1)
insofar as it relates to Specially Serviced Mortgage Loans and Administered REO
Properties, the information described in clauses (x) through (xiii) of Section
4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiii), (xxiv) and (xxv) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially
Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Administered REO
Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances requested by the Special Servicer and made by the
Special Servicer with respect to each Specially Serviced Mortgage Loan and
Administered REO Property during the related Collection Period and (4) such additional information relating to the Specially Serviced Mortgage Loans and
Administered REO Properties as the Master Servicer reasonably requests to enable it to perform its

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responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and
Administered REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special
Servicer to perform its duties under this Agreement.

          (d) No later than 30 days after a Serviced Loan becomes a Specially
Serviced Loan, the Special Servicer shall deliver to each Rating Agency, the
Trustee, the Master Servicer and the Controlling Class Representative (and, in
the case of the One Court Square-Citibank Loan Combination, the Class OCS
Representative and, in the case of an A/B Loan Combination, the related
B-Noteholder(s)), a report (the "Asset Status Report") with respect to such
Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) a summary of the status of such Specially Serviced Loan and negotiations with the related Mortgagor;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the
          Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating
          statement available for the related Mortgaged Property;

               (iv) the Appraised Value of the related Mortgaged Property together with the assumptions used in the calculation thereof;

               (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

               (vi) such other information as the Special Servicer deems
          relevant in light of the Servicing Standard.

          If within ten (10) Business Days of receiving an Asset Status Report which relates to a recommended action for which the Controlling Class
Representative (or, in the case of the One Court Square-Citibank Mortgage Loan, during the Class OCS Control Period, the Class OCS Representative and, in the
case of an A/B Loan Combination, the related A/B Controlling Party) is entitled to object under Section 6.11, 6.12, 6.13 or 6.14, as applicable, the Controlling
Class Representative, the Class OCS Representative or the related A/B
Controlling Party, as applicable, does not disapprove such Asset Status Report in writing, then the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special
Servicer may not take any action that is contrary to applicable law, the
Servicing Standard, or the terms of the applicable Serviced Loan documents. If the Controlling Class Representative, the Class OCS Representative or the
related A/B Controlling Party, as applicable, disapproves such Asset Status
Report, the Special Servicer will revise such Asset

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Status Report and deliver to the Controlling Class Representative, the Class OCS
Representative or the related A/B Controlling Party, as applicable, the Rating
Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

          The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Controlling Class
Representative, the Class OCS Representative or the related A/B Controlling
Party, as applicable, shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status
Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status
Report it has previously delivered and implement such report; provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related
Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a ten (10) Business
Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the
Certificateholders (as a collective whole) and it has made a reasonable effort to contact the Controlling Class Representative, the Class OCS Representative or
the related A/B Controlling Party, as applicable, and (ii) in any case, shall determine whether any such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

          Upon making the determination contemplated in clause (ii) of the last sentence of the immediately preceding paragraph, the Special Servicer shall so notify the Trustee, the Master Servicer and the Controlling Class
Representative, the Class OCS Representative or the related A/B Controlling
Party, as applicable, in which event the most recently prepared Asset Status
Report that the Special Servicer determines is consistent with the Servicing
Standard will be deemed adopted.

          The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset Status Report.
The Special Servicer shall not take any action inconsistent with the related
Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

          No direction of the Controlling Class Representative, the Class OCS
Representative or the related A/B Controlling Party, as applicable, pursuant to this Section 3.21(d) shall (a) require or cause the Master Servicer or the
Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the Master Servicer's or the
Special Servicer's, as the case may be, obligation to act in accordance with the
Servicing Standard and to maintain the REMIC status of each REMIC Pool, (b)
result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (c) expose the Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust
Fund or the Trustee or the officers and the directors of each

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party to claim, suit or liability or (d) materially expand the scope of the
Master Servicer's, Trustee's or Special Servicer's responsibilities under this
Agreement.

          SECTION 3.22 Sub-Servicing Agreements.

          (a) The Master Servicer and, subject to Section 3.22(f), the Special
Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder;
provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of
Default set forth in Section 7.01(a) hereof (other than Sections 7.01(a)(ix)
through (xiii)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of
Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the
case may be, under such agreement or (except with respect only to the
Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the
Certificateholders and, in the case of a Sub-Servicing Agreement relating to an
A/B Loan Combination, the related B-Noteholder(s), shall be a third-party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special
Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust Fund, any successor Master
Servicer or Special Servicer, as the case may be, any B-Noteholder or any
Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Serviced Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Serviced Mortgage Loan at its option and without penalty; (v) with respect to any Sub-Servicing Agreement entered into by the Special Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special
Servicer contemplated by Section 3.20 hereof without the consent of such Special
Servicer or conduct any foreclosure action contemplated by Section 3.09 hereof or sale of a Serviced Mortgage Loan or Administered REO Property contemplated by
Section 3.18 hereof, and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Serviced Loan that becomes a Specially Serviced Loan. The Master Servicer and the Special Servicer shall each deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special
Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the

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Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or
Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding,
Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special
Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

          (b) Each Sub-Servicer shall be authorized to transact business in the pstate or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of an A/B Loan
Combination, also for the benefit of the related B-Noteholder(s), shall (at no expense to the Trustee, the Certificateholders, such B-Noteholder(s) or the
Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the
Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Serviced Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer
may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

          (d) In the event of the resignation, removal or other termination of
Midland or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master
Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the
Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the
Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if an Event of Default (as defined in such
Sub-Servicing Agreement) has occurred and is continuing or otherwise in accordance with the Sub-Servicing Agreement, in each case without paying any sub-servicer termination fee.

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          Each Sub-Servicing Agreement will provide, among other things, that the Master Servicer or the Trustee and their respective successors may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Serviced Mortgage Loans if Moody's (i) reduces the rating assigned to one or more Classes of the Certificates as a result of the sub-servicing of the Serviced Mortgage Loans by the Sub-Servicer, or (ii)
advises the Master Servicer or the Trustee in writing that it will cause a qualification, downgrade or withdrawal of such rating due to the continued
servicing by the Sub-Servicer (and such qualification, downgrade or withdrawal of the ratings shall not have been withdrawn by Moody's within 45 days of the date that the Master Servicer or the Trustee obtained such actual knowledge).

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer
and the Special Servicer shall remain obligated and liable to the Trustee, the
Certificateholders and any affected B-Noteholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Loans or
Administered REO Properties for which it is responsible. The Master Servicer and the Special Servicer shall each be responsible, without any right of reimbursement, for all fees and other compensation and other amounts of
Sub-Servicers retained by it.

          (f) The Special Servicer shall not enter into a Sub-Servicing
Agreement unless Moody's has confirmed in writing that the execution of such agreement will not result in a qualification, downgrade, or withdrawal of the then-current ratings on the outstanding Certificates or such Sub-Servicing
Agreement relates to a Serviced Mortgage Loan or Serviced Mortgage Loans (along with any Serviced Mortgage Loans previously sub-serviced pursuant to this
Section) that represent less than 25% of the outstanding principal balance of all Specially Serviced Mortgage Loans. The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

          SECTION 3.23 Representations and Warranties of Master Servicer and
               Special Servicer.

          (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal
Agent, the Depositor and the Special Servicer, as of the Closing Date, that:

               (i) The Master Servicer is a corporation, duly organized under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Master
          Servicer, and the performance and compliance with the terms of this
          Agreement by the Master Servicer, will not violate the Master
          Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material

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          agreement or other material instrument to which it is a party or by which it is bound.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this
          Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors'
          rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the
          Master Servicer.

               (vi) No litigation is pending or, to the best of the Master
          Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the
          Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer (calculated, with respect to the initial Master Servicer, on a consolidated basis).

               (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

               (viii) The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than
          $15,000,000.

               (ix) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery
          and

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          performance by the Master Servicer of or compliance by the Master
          Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (x) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (xi) The Master Servicer is on S&P's Select Servicer List as a
          U.S. Commercial Mortgage Master Servicer and is rated by Moody's as an acceptable master servicer.

          (b) The Special Servicer hereby represents and warrants to the
Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Depositor and the Master Servicer, as of the Closing Date,
that:

               (i) The Special Servicer is a corporation duly organized under the laws of the State of Florida, validly existing and in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this
          Agreement.

               (ii) The execution and delivery of this Agreement by the Special
          Servicer, and the performance and compliance with the terms of this
          Agreement by the Special Servicer, will not violate the Special
          Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this
          Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors'
          rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its
          execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special
          Servicer's good faith and reasonable judgment, is likely to affect materially and

                                      189

          adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the
          Special Servicer.

               (vi) No litigation is pending or, to the best of the Special
          Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the
          Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of
          Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

               (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the
          Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (x) The Special Servicer is on S&P's Select Servicer List as a
          U.S. Commercial Mortgage Special Servicer and is rated by Moody's as an acceptable special servicer.

          (c) The representations and warranties of the Master Servicer and the
Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (d) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          (e) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(b), subject to such appropriate modifications to the representation and warranty set forth in Section

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3.23(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 3.24 Sub-Servicing Agreement Representation and Warranty.

          The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Depositor and the Special Servicer, as of the
Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

          SECTION 3.25 Designation of Controlling Class Representative and Class
               OCS Representative.

          (a) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Voting
Rights allocated to the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class
Representative") having the rights and powers specified in this Agreement
(including, without limitation, those specified in Section 6.11) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the
Trustee of written requests for the selection of a Controlling Class
Representative from the Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Voting
Rights allocated to the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry
Certificates, to the extent actually known to a Responsible Officer of the
Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a
Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or Certificate Owners) of
Certificates representing more than 50% of the Voting Rights allocated to the
Controlling Class by a writing delivered to the Trustee. No appointment of any
Person as a Controlling Class Representative shall be effective until such
Person provides the Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers); provided that the initial
Controlling Class Representative shall be LNR Securities Holdings, LLC without need for further designation or notice.

          (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the
Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder
(or, in the case of Book-Entry Certificates, to the extent actually known to a
Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each

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Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the
Master Servicer and the Special Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class
Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business
Days of the selection, resignation or removal of a Controlling Class
Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any
Book-Entry Certificate shall be expenses of the Trust Fund payable out of the
Certificate Account pursuant to Section 3.05(a).

          (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of
Book-Entry Certificates, Certificate Owner) of the Controlling Class. The
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Certificates representing more than 50% of the Voting Rights allocated to the
Controlling Class shall be entitled to remove any existing Controlling Class
Representative by giving written notice to the Trustee and to such existing
Controlling Class Representative.

          (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless the Holders (or, in the case of Book-Entry
Certificates, the Certificate Owners) of Certificates representing more than 50%
of the Voting Rights allocated to the Controlling Class, by aggregate
Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in
writing, of the resignation or removal of such Controlling Class Representative.

          (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata according to their respective
Percentage Interests in such Class, and not by the Trust Fund. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the
Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had
acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the
Controlling Class Representative) the Special Servicer on behalf of the Trust
Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the
Controlling Class Representative.

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          (f) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Class OCS Certificates representing more than 50% of the
Voting Rights allocated to the Class OCS Certificates shall be entitled in accordance with this Section 3.25 to select a representative (the "Class OCS
Representative") having the rights and powers specified in this Agreement or to replace an existing Class OCS Representative. Upon (i) the receipt by the
Trustee of written requests for the selection of a Class OCS Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners)
of Class OCS Certificates representing more than 50% of the Voting Rights allocated to the Class OCS Certificates or (ii) the resignation or removal of the Person acting as the Class OCS Representative, the Trustee shall promptly notify the Depositor and the Holders (or, in the case of Book-Entry
Certificates, the Certificate Owners) of Class OCS Certificates that they may select a Class OCS Representative. Such notice shall set forth the process for selecting a Class OCS Representative, which shall be the designation of such
Class OCS Representative by the Holders (or, in the case of Book-Entry
Certificates, the Certificate Owners) of Class OCS Certificates representing more than 50% of the Voting Rights allocated to the Class OCS Certificates by a writing delivered to the Trustee. No appointment of any Person as a Class OCS
Representative shall be effective until such Person provides the Trustee and the
Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). Except as otherwise agreed with the related
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Class OCS Certificates, no Class OCS Representative shall owe any fiduciary duty to the Trustee, the Master Servicer, the Special Servicer or any
Certificateholder.

          (g) Within ten (10) Business Days (or as soon thereafter as practicable if the Class OCS Certificates are Book-Entry Certificates) of
receiving a request therefor from the Master Servicer or Special Servicer, the
Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Class OCS Representative and a list of each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class OCS
Certificates, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special
Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master
Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Class OCS Representative or any of the Holders (or, in the
case of Book-Entry Certificates, the Certificate Owners) of the Class OCS
Certificates. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Class OCS Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the
Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

          (h) A Class OCS Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of
Book-Entry Certificates, each Certificate Owner) of the Class OCS Certificates.
The Holders (or, in the case of Book-Entry

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Certificates, the Certificate Owners) of Class OCS Certificates representing more than 50% of the Voting Rights allocated to the Class OCS Certificates shall be entitled to remove any existing Class OCS Representative by giving written notice to the Trustee and to such existing Class OCS Representative.

          (i) Once a Class OCS Representative has been selected pursuant to this
Section 3.25, each of the parties to this Agreement and each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class OCS
Certificates shall be entitled to rely on such selection unless the Holders (or, in the case of Book-Entry Certificates, Certificate Owners) of Class OCS
Certificates representing more than 50% of the Voting Rights allocated to the
Class OCS Certificates, by aggregate Certificate Principal Balance, or the Class
OCS Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, each other Certificate
Owner) of the Class OCS Certificates, in writing, of the resignation or removal of the Class OCS Representative.

          (j) Any and all expenses of a Class OCS Representative shall be borne by the Holders (or, in the case of Book-Entry Certificates, Certificate Owners)
of the Class OCS Certificates, pro rata, according to their respective
Percentage Interests in the Class OCS Certificates, and not by the Trust.
Notwithstanding the foregoing, if a claim is made against a Class OCS
Representative by a Mortgagor with respect to this Agreement or the One Court
Square-Citibank Mortgage Loan, such Class OCS Representative shall immediately notify the Master Servicer, the Trustee and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) such Class OCS
Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards such Class OCS Representative) the Special Servicer on behalf of the
Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against such Class OCS Representative. This provision shall survive the termination of this Agreement and the termination or resignation of such Class
OCS Representative.

          (k) All requirements of the Master Servicer and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) with respect to the One Court
Square-Citibank Mortgage Loan or any related REO Property to the Controlling
Class Representative contained in this Agreement shall also apply to the Class
OCS Representative, and the Master Servicer and the Special Servicer shall also deliver or make available to the Class OCS Representative such notices, reports, statements or other information with respect to the One Court Square-Citibank
Mortgage Loan or any related REO Property that it delivers or makes available to the Controlling Class Representative.

          SECTION 3.26 Servicing of and Certain Matters Regarding an A/B Loan
               Combination.

          (a) Subject to the related A/B Intercreditor Agreement, each A/B Loan
Combination shall be serviced pursuant to this Agreement as Serviced Loans, and servicing and administration of the related B-Note Loan shall continue hereunder for so long as the related A-

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Note Mortgage Loan(s) or any related A/B REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related B-Noteholder(s)
to or for the benefit of the Trust Fund or any party hereto in accordance with the related A/B Intercreditor Agreement remain due and owing; provided, however, if a B-Note Loan is securitized, the Master Servicer's servicing obligations and duties with respect to such B-Note Loan shall be limited to those obligations and duties described in the related A/B Intercreditor Agreement and this
Agreement. In addition, the obligations and responsibilities under this
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent shall terminate with respect to a B-Note Loan if, when and to the extent that (i) the related A-Note Mortgage Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related B-Noteholder to or for the benefit of the Trust Fund or any party hereto in accordance with the related A/B Intercreditor Agreement remain due and owing.

          (b) Notwithstanding the foregoing, the following considerations shall apply with respect to the servicing of a B-Note Loan:

               (i) none of the Master Servicer, the Special Servicer, the
     Trustee or the Fiscal Agent shall make any P&I Advance in respect of, or any Servicing Advance solely in respect of, a B-Note Loan; and

               (ii) the Master Servicer and the Special Servicer shall each consult with and obtain the consent of the related B-Noteholder(s) to the extent required by the related A/B Intercreditor Agreement.

          (c) Except in the case of the Maine Mall or Chico Mall Loan
Combination, which is specifically addressed in Section 6.12 or Section 6.13, as applicable, the Master Servicer shall timely provide to each B-Noteholder any reports or notices required to be delivered to such B-Noteholder pursuant to the related A/B Intercreditor Agreement, and the Special Servicer shall cooperate with the Master Servicer in preparing/delivering any such report or notice with respect to special servicing matters.

          (d) Except in the case of the Maine Mall or Chico Mall Loan
Combination, which is specifically addressed in Section 6.12 or Section 6.13, as applicable, the parties hereto acknowledge that, with respect to an A-Note
Mortgage Loan, the related B-Noteholder(s) have certain consent and direction rights as set forth in the related A/B Intercreditor Agreement and agree to take such actions contemplated by the related A/B Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow the related B-Noteholder(s) to exercise such rights.

          (e) The parties hereto acknowledge that a B-Noteholder shall not (1)
owe any fiduciary duty to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the
Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related A/B Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that a B-Noteholder (i) may take or refrain from taking actions that favor its interests or the interests of its

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affiliates over the Certificateholders, (ii) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the
Certificateholders, (iii) may have special relationships and interests that conflict with the interests of the Certificateholders and shall be deemed to have agreed to take no action against a B-Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, (iv) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates, and (v) shall not be liable by reason of its having acted or refrained from acting solely in the interests of a B-Noteholder or its affiliates.

          (f) The parties hereto, the Controlling Class Representative, by its acceptance of its rights and obligations set forth herein, and each
Certificateholder, by its acceptance of a Certificate, hereby acknowledge the right of a B-Noteholder, upon the occurrence of certain specified events under the related A/B Intercreditor Agreement, to purchase the related A-Note Mortgage
Loan from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in the related A/B Intercreditor Agreement, and the parties hereto agree to take such actions contemplated by such A/B
Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow such B-Noteholder to purchase the related A-Note
Mortgage Loan from the Trust. Such purchase right of the related B-Noteholder(s)
shall be superior to the corresponding purchase options set forth in Section
3.18(c) and/or 3.18(d), as applicable.

          (g) In connection with any purchase of an A-Note Mortgage Loan, pursuant to or as contemplated by Section 3.26(f), the Master Servicer or the
Special Servicer shall (i) if it receives the applicable purchase price (as provided in the related A/B Intercreditor Agreement) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to the
Master Servicer for deposit, as applicable, into the Certificate Account and so notify the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a
Request for Release from the Master Servicer, the Trustee shall: (i) deliver the related Mortgage File to the Person effecting the purchase or its designee; and
(ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of such A-Note Mortgage Loan in the appropriate transferee, without recourse, representations or warranties.

          (h) Each of the rights of a B-Noteholder under or contemplated by this
Section 3.26 shall be exercisable by a designee thereof on its behalf; provided that the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent
are provided with written notice by the related B-Noteholder of such designation
(upon which such party may conclusively rely) and the contact details of the designee.

          (i) If a B-Noteholder purchases the related A-Note Mortgage Loan as contemplated by Section 3.26(f), or if any Person purchases such A-Note Mortgage
Loan as a Defaulted Mortgage Loan pursuant to Section 3.18, then (subject to the related A/B Intercreditor Agreement) the Person effecting the purchase must also pay and/or reimburse to the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent and the Depositor the respective amounts then currently due and owing to them hereunder with respect to the related B-Note Loan and that, pursuant to the related A/B Intercreditor Agreement, would otherwise have been

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payable out of future collections on such B-Note Loan. Notwithstanding anything herein to the contrary, but subject to the related A/B Intercreditor Agreement, any such purchase shall be subject to such reimbursements.

          (j) Any reference to servicing any of the Mortgage Loans in accordance with any of the related loan documents (including the related Mortgage Note and
Mortgage) shall also mean, in the case of an A/B Loan Combination, in accordance with the related A/B Intercreditor Agreement.

          (k) The parties hereto recognize and acknowledge the respective rights of a B-Noteholder under the related A/B Intercreditor Agreement.

          (l) In the case of the Maine Mall and Chico Mall Loan Combinations, this Section 3.26 is in addition to the provisions of Section 6.12 and Section
6.13, respectively, that specifically relate to such A/B Loan Combination. In the event of any conflict between the terms of this Section 3.26 (insofar as it relates to either such Loan Combination) and the terms of the related Co-Lender
Agreement, the related Co-Lender Agreement shall control.

          SECTION 3.27 The Swap Agreement.

          (a) The Trustee is hereby authorized and directed, not in its individual capacity but solely as Trustee and on behalf, and for the benefit, of the Trust, to execute and deliver the Swap Agreement on the Closing Date and to perform obligations as described herein with respect to the Swap Agreement.
Furthermore, the Trustee is hereby authorized and directed to, and shall, perform all obligations on the part of the Trustee and/or the Trust under the
Swap Agreement; provided that (i) payments to be made to the Swap Counterparty pursuant to Section 3.27(d) shall be made out of amounts allocable as interest
(or, in the case of Class A-2FL Additional Fixed Swap Payments, Yield
Maintenance Charges and Prepayment Premiums) distributable on or with respect to the Class A-2FL REMIC II Regular Interest and (ii) any termination payment owing to the Swap Counterparty shall be payable solely out of any upfront payment made by a replacement swap counterparty in connection with entering into a replacement interest rate swap agreement with the Trust, and the Trustee shall not be responsible for using its own funds in making such payments. Upon the
Trustee entering into the Swap Agreement on behalf of the Trust, the Trust shall be bound by the terms and conditions of the Swap Agreement.

          (b) [RESERVED]

          (c) The Trustee shall act as "calculation agent" under the Swap
Agreement and shall timely perform all duties associated therewith.

          In addition, by 5:00 p.m. (New York time) on the Business Day prior to
(or, in the case of item (i) below, no later than the Determination Date relating to) each Distribution Date, based on (in the case of items (ii) and
(iii) below) the CMSA Loan Periodic Update File for the related Collection
Period provided by the Master Servicer pursuant to Section 3.12, the Trustee shall notify the Swap Counterparty, as calculation agent under the Swap
Agreement, in writing of (i) the Class Principal Balance of the Class A-2FL
Certificates immediately prior to the related

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Distribution Date, (ii) the amount of any Prepayment Premiums and Yield
Maintenance Charges distributable with respect to the Class A-2FL REMIC II
Regular Interest for the related Distribution Date, and (iii) the amount of interest distributable with respect to the Class A-2FL REMIC II Regular Interest pursuant to Section 4.01(a) for such Distribution Date.

          (d) On each Distribution Date, following all deposits to the Floating
Rate Account on or prior to that date pursuant to Section 3.04(c), the Trustee shall remit the Class A-2FL Net Fixed Swap Payment, the Class A-2FL Additional
Fixed Swap Payment and the Class A-2FL Fixed Payer Shortfall Reimbursement
Payment, in each case if any, to the Swap Counterparty out of amounts on deposit in the Floating Rate Account that represent distributions of Distributable
Certificate Interest (or, in the case of the Class A-2FL Additional Fixed Swap
Payments, Yield Maintenance Charges and Prepayment Premiums) in respect of the
Class A-2FL REMIC II Regular Interest; provided that, during the continuation of a Swap Default of the nature described in clause (i) of the definition of "Swap
Default" while the Trustee is pursuing remedies under the Swap Agreement, or following the termination of the Swap Agreement, the Trustee shall not make such payments to the Swap Counterparty. If by 3:00 p.m. New York City time on any
Class A-2FL Swap Payment Date the Trustee has not received any Class A-2FL Net
Floating Swap Payment payable by the Swap Counterparty on such date, the Trustee shall, consistent with the Swap Agreement, in order to, among other things, cause the commencement of the applicable grace period, promptly notify the Swap
Counterparty that the Trustee has not received such Class A-2FL Net Floating
Swap Payment.

          (e) Subject to Section 8.02(iii), the Trustee shall at all times enforce the Trust's rights under the Swap Agreement. In the event of a Swap
Default, the Trustee shall (i) provide notice of such Swap Default on the date of such default to the Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-2FL Certificates and, subject to Section
8.02(iii), shall be required to take such actions (following the expiration of any applicable grace period specified in the Swap Agreement), unless otherwise directed in writing by the Holders or Certificate Owners of Certificates representing at least 25% of the Class Principal Balance of the Class A-2FL
Certificates, to enforce the rights of the Trust under the Swap Agreement as may be permitted by the terms thereof, including termination thereof, and use any
Swap Termination Fees received from the Swap Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms, with a replacement swap counterparty that would not cause a Collateralization Event
(as defined in the Swap Agreement). If the costs attributable to entering into a replacement interest rate swap agreement would exceed the amount of any Swap
Termination Fees, a replacement interest rate swap agreement shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-2FL Certificates on the immediately succeeding
Distribution Date as part of the Class A-2FL Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement with the Trust, the Trustee shall distribute such fee: first, to the Swap
Counterparty in respect of the terminated Swap Agreement, up to the amount of any termination payment owing to the terminated Swap Counterparty under, and in connection with the termination of, such Swap Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Swap Counterparty in respect of the terminated Swap
Agreement, and

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then, any remainder, to the Depositor. Any expenses, costs and/or liabilities incurred by the Trustee in connection with enforcing the Swap Agreement shall be payable and/or reimbursable solely out of indemnification payments made by Class
A-2FL Certificateholders.

          Any Class A-2FL Distribution Conversion shall become permanent following the determination by the Trustee (or by the Holders or Certificate
Owners of Certificates representing at least 25% of the Class Principal Balance of the Class A-2FL Certificates) not to enter into a replacement interest rate swap agreement and distribution of any Swap Termination Fees to the Holders of the Class A-2FL Certificates. Any such Swap Default (or termination of the Swap
Agreement) and the consequent Class A-2FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

          Upon any change in the payment terms on the Class A-2FL Certificates, including as a result of a Class A-2FL Distribution Conversion, termination of a
Class A-2FL Distribution Conversion, a Swap Default or the cure of a Swap
Default, the Trustee shall promptly notify the Depository of the change in payment terms.

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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01 Distributions.

          (a) On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on, among other things, information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the
Distribution Account, after payment of amounts payable from the Distribution
Account in accordance with Section 3.05(b)(ii) through (viii), and deemed distributions from REMIC I to REMIC II pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Loan Group No. 1 Available Distribution
Amount and/or the Loan Group No. 2 Available Distribution Amount, as applicable:

               (i) to make distributions of interest to the Holders of the Class
          A-1, Class A-1D, Class A-2FX, Class A-3, Class A-SB and Class A-4
          Certificates and to the Floating Rate Account with respect to the
          Class A-2FL REMIC II Regular Interest, from the Loan Group No. 1
          Available Distribution Amount, in an amount equal to, and pro rata as among those Classes of Senior Certificates and the Class A-2FL REMIC
          II Regular Interest in accordance with, all Distributable Certificate
          Interest in respect of each such Class of Senior Certificates and the
          Class A-2FL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;
          and concurrently, to make distributions of interest to the Holders of the Class A-1A Certificates, from the Loan Group No. 2 Available
          Distribution Amount in an amount equal to all Distributable
          Certificate Interest in respect of the Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class X Certificates, from the Loan
          Group No. 1 Available Distribution Amount and/or the Loan Group No. 2
          Available Distribution Amount, in an amount equal to all Distributable
          Certificate Interest in respect of the Class X Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan Group
          No. 1 Available Distribution Amount and/or the Loan Group No. 2
          Available Distribution Amount is insufficient to pay in full the
          Distributable Certificate Interest payable as described above in respect of any Class of Senior Certificates referred to above or in respect of the Class A-2FL REMIC II Regular Interest on such
          Distribution Date, then the entire Net Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior Certificates referred to above and the Class A-2FL REMIC II Regular Interest, up to an amount equal to, and pro rata as among the respective Classes of Senior
          Certificates referred to above and the Class A-2FL REMIC II Regular
          Interest in accordance with, the Distributable Certificate Interest in respect of each such Class of Senior Certificates and the Class A-2FL

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          REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (ii) to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance
          (after taking into account all Certificate Deferred Interest added thereto on such Distribution Date) is reduced to the Class A-SB
          Planned Principal Balance for such Distribution Date, and second, to the Holders of the Class A-1 Certificates and to the Holders of the
          Class A-1D Certificates, on a pro rata basis by balance, until the related Class Principal Balance of each such Class of Senior
          Certificates (after taking into account all Certificate Deferred
          Interest added thereto on such Distribution Date) is reduced to zero, and third, to the Holders of the Class A-2FX Certificates and to the
          Floating Rate Account with respect to the Class A-2FL REMIC II Regular
          Interest, on a pro rata basis by balance, until the related Class
          Principal Balance of each of the Class A-2FX Certificates and the
          Class A-2FL REMIC II Regular Interest (after taking into account all
          Certificate Deferred Interest added thereto on such Distribution Date)
          is reduced to zero, and fourth, to the Holders of the Class A-3
          Certificates, until the related Class Principal Balance of the Class
          A-3 Certificates (after taking into account all Certificate Deferred
          Interest added thereto on such Distribution Date) is reduced to zero, and fifth, to the Holders of the Class A-SB Certificates until the related Class Principal Balance of the Class A-SB Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal made with respect to the Class A-SB
          Certificates pursuant to subclause first of this clause (ii), on such
          Distribution Date) is reduced to zero, and sixth, to the Holders of the Class A-4 Certificates, until the related Class Principal Balance of the Class A-4 Certificates (after taking into account all
          Certificate Deferred Interest added thereto on such Distribution Date)
          is reduced to zero, in that order, in an aggregate amount for subclauses first through sixth of this clause (ii) (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior
          Certificates and the Class A-2FL REMIC II Regular Interest outstanding immediately prior to, together with all Certificate Deferred Interest with respect to those Classes of Senior Certificates and the Class
          A-2FL REMIC II Regular Interest for, such Distribution Date) equal to the Loan Group No. 1 Principal Distribution Amount for such
          Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount
          (not to exceed the Class Principal Balance of the Class A-1A
          Certificates outstanding immediately prior to, together with all
          Certificate Deferred Interest with respect to the Class A-1A
          Certificates for, such Distribution Date) equal to the Loan Group No.
          2 Principal Distribution Amount for such Distribution Date; provided that, if the portion of the Net Available Distribution Amount for such
          Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the Net
          Principal Distribution Amount for such Distribution Date, then the
          Holders of the Class A-1, Class A-1D, Class A-2FX, Class A-3, Class
          A-SB and Class A-4 Certificates and Grantor Trust A-2FL with respect to the Class A-2FL REMIC II Regular Interest shall have a prior right, relative to the Holders of

                                      201

          the Class A-1A Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group No. 1 Available Distribution Amount for such
          Distribution Date and the Holders of the Class A-1A Certificates shall have a prior right, relative to the Holders of the Class A-1, Class
          A-1D, Class A-2FX, Class A-3, Class A-SB and Class A-4 Certificates
          and Grantor Trust A-2FL with respect to the Class A-2FL REMIC II
          Regular Interest, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group No.
          2 Available Distribution Amount for such Distribution Date; and
          provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal Balances of the Class A-M, Class A-J,
          Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
          J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q
          Certificates has previously been reduced to zero, or if the subject
          Distribution Date is the final Distribution Date, then distributions of principal will be made to the Holders of the Class A-1, Class A-1D,
          Class A-2FX, Class A-3, Class A-SB, Class A-4 and Class A-1A
          Certificates and to the Floating Rate Account with respect to the
          Class A-2FL REMIC II Regular Interest pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of Senior
          Certificates in accordance with, the Class Principal Balance of each such Class of Senior Certificates and the Class A-2FL REMIC II Regular
          Interest outstanding immediately prior to, together with in each such case all Certificate Deferred Interest with respect to the subject
          Class of Senior Certificates or the Class A-2FL REMIC II Regular
          Interest, as the case may be, for, such Distribution Date (and without regard to Loan Groups or the Net Principal Distribution Amount for
          such Distribution Date);

               (iii) after the Class Principal Balance of the Class A-1A
          Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until related Class Principal Balance (after taking into account all
          Certificate Deferred Interest added thereto, and any distributions of principal made with respect to the Class A-SB Certificates pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to the Class A-SB Planned Principal Balance for such
          Distribution Date, and second, to the Holders of the Class A-1
          Certificates and to the Holders of the Class A-1D Certificates, on a
          pro rata basis by balance, until the related Class Principal of each such Class of Senior Certificates (after taking into account all
          Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to zero, and third, to the Holders of the Class A-2FX Certificates and to the Floating
          Rate Account with respect to the Class A-2FL REMIC II Regular
          Interest, on a pro rata basis by balance, until the related Class
          Principal Balance of each of the Class A-2FX Certificates and the
          Class A-2FL REMIC II Regular Interest (after taking into account all
          Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to zero, and fourth, to the Holders of the Class A-3 Certificates, until the related Class

                                      202

          Principal Balance of the Class A-3 Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to zero, and fifth, to the Holders of the Class A-SB
          Certificates until the related Class Principal Balance of the Class
          A-SB Certificates (after taking into account all Certificate Deferred
          Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii)
          and/or subclause first of this clause (iii), on such Distribution
          Date) is reduced to zero, and sixth, to the holders of the Class A-4
          Certificates, until the related Class Principal Balance of the Class
          A-4 Certificates (after taking into account all Certificate Deferred
          Interest added thereto on such Distribution Date) is reduced to zero, in that order, up to an aggregate amount for subclauses first through sixth of this clause (iii) (not to exceed the aggregate of the Class
          Principal Balances of those Classes of Senior Certificates and the
          Class A-2FL REMIC II Regular Interest outstanding immediately prior to, together with all Certificate Deferred Interest with respect to those Classes of Senior Certificates and the Class A-2FL REMIC II
          Regular Interest for, such Distribution Date, reduced by any distributions of principal made with respect to those Classes of
          Senior Certificates and the Class A-2FL REMIC II Regular Interest on
          such Distribution Date pursuant to the immediately preceding clause
          (ii)) equal to the excess, if any, of (A) the Loan Group No. 2
          Principal Distribution Amount for such Distribution Date, over (B) the distributions of principal made with respect to the Class A-1A
          Certificates on such Distribution Date pursuant to the immediately preceding clause (ii);

               (iv) after the aggregate of the Class Principal Balances of the
          Class A-1, Class A-1D, Class A-2FX, Class A-3, Class A-SB and Class
          A-4 Certificates and the Class A-2FL REMIC II Regular Interest has
          been reduced to zero, to make distributions of principal to the
          Holders of the Class A-1A Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1A Certificates for, such Distribution
          Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to clause (ii) above) equal to the excess, if any, of (A) the Loan Group
          No. 1 Principal Distribution Amount for such Distribution Date, over
          (B) the aggregate distributions of principal made with respect to the
          Class A-1, Class A-1D, Class A-2FX, Class A-3, Class A-SB and/or Class
          A-4 Certificates and/or the Class A-2FL REMIC II Regular Interest on
          such Distribution Date pursuant to clause (ii) above;

               (v) to make distributions to the Holders of the Class A-1
          Certificates, the Class A-1D Certificates, the Class A-2FX
          Certificates, the Class A-3 Certificates, the Class A-SB Certificates,
          the Class A-4 Certificates and the Class A-1A Certificates and to the
          Floating Rate Account with respect to the Class A-2FL REMIC II Regular
          Interest, up to an amount equal to, pro rata as

                                      203

          among such Classes of Senior Class A Certificates and the Class A-2FL
          REMIC II Regular Interest in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any,
          previously allocated to each such Class of Senior Certificates and not previously reimbursed;

               (vi) to make distributions of interest to the Holders of the
          Class A-M Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (vii) after the Class Principal Balances of the Class A-1, Class
          A-1D, Class A-2FX, Class A-3, Class A-SB, Class A-4 and Class A-1A
          Certificates and the Class A-2FL REMIC II Regular Interest have been reduced to zero, to make distributions of principal to the Holders of the Class A-M Certificates, up to an amount (not to exceed the Class
          Principal Balance of the Class A-M Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-M Certificates for, such Distribution
          Date) equal to the entire Net Principal Distribution Amount for such
          Distribution Date (net of any portion thereof distributed on such
          Distribution Date to the Holders of any Class of Senior Class A
          Certificates and/or to the Floating Rate Account with respect to the
          Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (viii) to make distributions to the Holders of the Class A-M
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-M Certificates and not previously reimbursed;

               (ix) to make distributions of interest to the Holders of the
          Class A-J Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (x) after the Class Principal Balance of the Class A-M
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-J Certificates, up to an
          amount (not to exceed the Class Principal Balance of the Class A-J
          Certificates outstanding immediately prior to, together with all
          Certificate Deferred Interest with respect to the Class A-J
          Certificates for, such Distribution Date) equal to the entire Net
          Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the
          Floating Rate Account with respect to the Class A-2FL REMIC II Regular
          Interest pursuant to any prior clause of this Section 4.01(a));

               (xi) to make distributions to the Holders of the Class A-J
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized

                                      204

          Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-J Certificates and not previously reimbursed;

               (xii) to make distributions of interest to the Holders of the
          Class B Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xiii) after the Class Principal Balance of the Class A-J
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class B Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class B Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xiv) to make distributions to the Holders of the Class B
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

               (xv) to make distributions of interest to the Holders of the
          Class C Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xvi) after the Class Principal Balance of the Class B
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class C Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class C Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xvii) to make distributions to the Holders of the Class C
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

                                      205

               (xviii) to make distributions of interest to the Holders of the
          Class D Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class D Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xix) after the Class Principal Balance of the Class C
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class D Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class D Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xx) to make distributions to the Holders of the Class D
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

               (xxi) to make distributions of interest to the Holders of the
          Class E Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class E Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxii) after the Class Principal Balance of the Class D
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class E Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class E Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxiii) to make distributions to the Holders of the Class E
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

               (xxiv) to make distributions of interest to the Holders of the
          Class F Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class F Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                                      206

               (xxv) after the Class Principal Balance of the Class E
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class F Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class F Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxvi) to make distributions to the Holders of the Class F
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

               (xxvii) to make distributions of interest to the Holders of the
          Class G Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class G Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxviii) after the Class Principal Balance of the Class F
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class G Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class G Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxix) to make distributions to the Holders of the Class G
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

               (xxx) to make distributions of interest to the Holders of Class H
          Certificates, up to an amount equal to all Distributable Certificate
          Interest in respect of the Class H Certificates for such Distribution
          Date and, to the extent not previously paid, for all prior
          Distribution Dates, if any;

               (xxxi) after the Class Principal Balance of the Class G
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class H Certificates
          outstanding immediately prior to, together with all

                                       207

          Certificate Deferred Interest with respect to the Class H Certificates for, such Distribution Date) equal to the entire Net Principal
          Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxxii) to make distributions to the Holders of the Class H
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

               (xxxiii) to make distributions of interest to the Holders of the
          Class J Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class J Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxxiv) after the Class Principal Balance of the Class H
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class J Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class J Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxxv) to make distributions to the Holders of the Class J
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

               (xxxvi) to make distributions of interest to the Holders of the
          Class K Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class K Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxxvii) after the Class Principal Balance of the Class J
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class K Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class K Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the

                                       208

          Floating Rate Account with respect to the Class A-2FL REMIC II Regular
          Interest pursuant to any prior clause of this Section 4.01(a));

               (xxxviii) to make distributions to the Holders of the Class K
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

               (xxxix) to make distributions of interest to the Holders of the
          Class L Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class L Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xl) after the Class Principal Balance of the Class K
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class L Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class L Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xli) to make distributions to the Holders of the Class L
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

               (xlii) to make distributions of interest to the Holders of the
          Class M Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class M Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xliii) after the Class Principal Balance of the Class L
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class M Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class M Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

                                       209

               (xliv) to make distributions to the Holders of the Class M
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

               (xlv) to make distributions of interest to the Holders of the
          Class N Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class N Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xlvi) after the Class Principal Balance of the Class M
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class N Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class N Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xlvii) to make distributions to the Holders of the Class N
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

               (xlviii) to make distributions of interest to the Holders of the
          Class O Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class O Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xlix) after the Class Principal Balance of the Class N
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class O Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class O Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class O Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (l) to make distributions to the Holders of the Class O
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class O Certificates and not previously reimbursed;

                                       210

               (li) to make distributions of interest to the Holders of the
          Class P Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class P Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (lii) after the Class Principal Balance of the Class O
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class P Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class P Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (liii) to make distributions to the Holders of the Class P
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;
          and

               (liv) to make distributions of interest to the Holders of the
          Class Q Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class Q Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (lv) after the Class Principal Balance of the Class P
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class Q Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class Q Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-2FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (lvi) to make distributions to the Holders of the Class Q
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed;
          and

               (lvii) to make distributions to the Holders of the Class R
          Certificates, up to an amount equal to the excess, if any, of (A) the
          Net Available Distribution Amount for such Distribution Date, over (B)
          the aggregate distributions made in respect of the Regular
          Certificates (other than the Class OCS Certificates) and the

                                       211

          Class A-2FL REMIC II Regular Interest on such Distribution Date pursuant to clauses (i) through (lvi) above.

          All distributions of interest made in respect of the Class X
Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of the various Class X Components, pro rata in accordance with the respective amounts of Accrued Component Interest in respect of such Class X Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior
Distribution Dates, if any.

          On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based, among other things, on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the
Distribution Account, after payment of amounts payable from the Distribution
Account in accordance with Section 3.05(b)(ii) through (viii), and deemed distributions from REMIC I to REMIC II pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Class OCS Available Distribution Amount:

               (i) to make distributions of interest to the Holders of the Class
          OCS Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (ii) to make distributions of principal to the Holders of the
          Class OCS Certificates, up to an amount (not to exceed the Class
          Principal Balance of the Class OCS Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class OCS Certificates for, such Distribution
          Date) equal to the entire Class OCS Principal Distribution Amount for such Distribution Date; and

               (iii) to make distributions to the Holders of the Class OCS
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class OCS Certificates and not previously reimbursed.

          Distributions in reimbursement of Realized Losses and Additional Trust
Fund Expenses previously allocated to a Class of Principal Balance Certificates or the Class A-2FL REMIC II Regular Interest shall not constitute distributions of principal and shall not result in reduction of the related Class Principal
Balance.

          (b) On each Distribution Date, the Trustee shall withdraw from the
Distribution Account any amounts that represent Prepayment Premiums and/or Yield
Maintenance Charges actually received on the Mortgage Loans and any REO Mortgage
Loans during the related Collection Period and shall be deemed to distribute each such Prepayment Premium and/or Yield Maintenance Charge from REMIC I to
REMIC II in respect of REMIC I Regular Interest A-1 (whether or not such REMIC I
Regular Interest has received all

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distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge, as additional yield, as follows:

               (i) first, to the Holders of the respective Classes of Sequential
          Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal on such Distribution Date, pursuant to
          Section 4.01(a), with respect to the Loan Group that includes the prepaid Mortgage Loan or REO Mortgage Loan, as the case may be, and to the Floating Rate Account with respect to the Class A-2FL REMIC II
          Regular Interest (if distributions of principal are being made with respect thereto on such Distribution Date, pursuant to Section
          4.01(a), with respect to the Loan Group that includes the prepaid
          Mortgage Loan or REO Mortgage Loan, as the case may be), up to an amount equal to, and pro rata based on, the Additional Yield Amounts for each such Class of Certificates and, if applicable, the Class
          A-2FL REMIC II Regular Interest for such Distribution Date with respect to the subject Prepayment Premium or Yield Maintenance Charge, as the case may be; and

               (ii) second, to the Holders of the Class X Certificates, up to any remaining portion of such Yield Maintenance Charges and/or
          Prepayment Premiums.

          If the subject Yield Maintenance Charge or Prepayment Premium being distributed on any Distribution Date pursuant to the prior paragraph relates to the One Court Square-Citibank Mortgage Loan or any successor REO Mortgage Loan with respect thereto, then (prior to such amount being deemed distributed from
REMIC I to REMIC II as provided above in this Section 4.01(b)) such Yield
Maintenance Charge or Prepayment Premium shall be deemed distributed from the
Loan REMIC to REMIC I in respect of the two Loan REMIC Regular Interests, on a pro rata basis in accordance with their respective Loan REMIC Principal Balances outstanding immediately prior to the subject Distribution Date.

          Any distributions of additional interest, in the form of Yield
Maintenance Charges and/or Prepayment Premiums, made with respect to the Class X
Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be allocated among the respective Class X Components on a pro rata basis in accordance with the relative amounts by which their respective Component
Notional Amounts declined as a result of deemed distributions of principal on the REMIC I Regular Interests on such Distribution Date pursuant to Section
4.01(i) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional
Amounts).

          On each Distribution Date, the Trustee shall withdraw from the
Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the ARD Mortgage
Loans and any successor REO Mortgage Loans with respect thereto and shall distribute such amounts to the Holders of the Class Y Certificates.

          (c) Subject to Section 3.27, on each Distribution Date, the Trustee shall apply amounts on deposit in the Floating Rate Account for the following purposes and in the following

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order of priority, in each case to the extent of the Class A-2FL Available Funds
(exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Prepayment Premiums) for such Distribution Date:

               (i) to make distributions of interest to the Holders of the Class
          A-2FL Certificates, up to the Class A-2FL Interest Distribution Amount
          for such Distribution Date;

               (ii) to make distributions of principal to the Holders of the
          Class A-2FL Certificates, in reduction of the Class Principal Balance thereof, up to the Class A-2FL Principal Distribution Amount for such
          Distribution Date, until such Class Principal Balance has been reduced to zero;

               (iii) to reimburse the Holders of the Class A-2FL Certificates, until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-2FL Certificates, but not previously reimbursed, have been reimbursed in full; and

               (iv) to make distributions to the Holders of the Class A-2FL
          Certificates of any remaining amount.

          For so long as the Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the Swap Counterparty, all
Prepayment Premiums and Yield Maintenance Charges allocable to the Class A-2FL
REMIC II Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Agreement. However, during the occurrence of a payment default on the part of the Swap Counterparty under the Swap Agreement or if the
Swap Agreement is terminated and a replacement Swap Agreement is not obtained, then all Prepayment Premiums and Yield Maintenance Charges distributed to the
Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest shall be distributed by the Trustee to the Holders of the Class A-2FL
Certificates on the subject Distribution Date.

          (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding
Certificates in such Class based on their respective Percentage Interests.
Except as otherwise provided below, all such distributions with respect to each
Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the first Distribution Date, no later than) the related Record Date
(which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance
Certificate, without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense

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previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the
Certificate Registrar or such other location specified in the notice to
Certificateholders of such final distribution. Prior to any termination of the
Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust
Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the
Trustee was subsequently notified in writing. If such check is returned to the
Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R Certificates.

          (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer
shall have any responsibility therefor except as otherwise provided by this
Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

          (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

          (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that, or receives written notification that, the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to such Class of Certificates) will be made on the next
Distribution Date, the Trustee shall, as soon as reasonably possible (and, in any

                                       215

event, no later than five days after the related Determination Date), mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

          Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or
Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R Certificates all unclaimed funds and other assets which remain subject thereto.

          (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the Trustee with any IRS Forms W-9, W-8BEN, W-8IMY (and all appropriate attachments) or W-8ECI upon its receipt thereof. The consent of
Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

          (i) All distributions made in respect of each Class of Principal
Balance Certificates (exclusive of the Class A-2FL Certificates) and the Class
A-2FL REMIC II Regular Interest on each Distribution Date (including the final
Distribution Date) pursuant to Section 4.01(a), Section 4.01(k) or Section 9.01 shall be deemed to have first been distributed from

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REMIC I to REMIC II with respect to the Corresponding REMIC I Regular Interest for such Class of Certificates or the Class A-2FL REMIC II Regular Interest, as
the case may be; and all distributions made with respect to the Class X
Certificates on each Distribution Date pursuant to Section 4.01(a) or Section
9.01 and allocable to any particular Class X Component, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the Corresponding
REMIC I Regular Interest for such Class X Component. In each case, if such distribution on any Class of Regular Certificates or the Class A-2FL REMIC II
Regular Interest, as the case may be, was a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated thereto, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to the preceding sentence shall be deemed to also be, respectively, a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to such REMIC I Regular Interest.

          (j) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(c),
Section 4.01(k) or Section 9.01, or the corresponding deemed distributions on the REMIC I Regular Interests pursuant to Section 4.01(i), provided that no One
Court Square-Citibank Payment Trigger Event existed at the close of business on the related Determination Date, the Trustee shall be deemed to have made (or, in the case of clause sixth below, shall actually make, subject to the Master
Servicer or Special Servicer, as applicable, reporting to the Trustee pursuant to Section 6.14(d)), out of the One Court Square-Citibank Available Distribution
Amount for such Distribution Date, the following distributions to REMIC I and/or the Majority Class OCS Certificateholder(s), in the following order of priority, in each case to the extent of the remaining portion of the One Court
Square-Citibank Available Distribution Amount for such Distribution Date:

          first, distributions to REMIC I of accrued interest with respect to
     Loan REMIC Regular Interest OCS-I, up to an amount equal to all
     Uncertificated Distributable Interest with respect to such Loan REMIC
     Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

          second, distributions to REMIC I of accrued interest with respect to
     Loan REMIC Regular Interest OCS-II, up to an amount equal to all
     Uncertificated Distributable Interest with respect to such Loan REMIC
     Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

          third, distributions to REMIC I of principal with respect to Loan
     REMIC Regular Interest OCS-I and Loan REMIC Regular Interest OCS-II, pro
     rata by balance, up to an amount (not to exceed the aggregate Loan REMIC
     Principal Balance of Loan REMIC Regular Interest OCS-I and Loan REMIC
     Regular Interest OCS-II immediately prior to, together with any Loan REMIC
     Deferred Interest with respect to Loan REMIC Regular Interest OCS-I and
     Loan REMIC Regular Interest OCS-II for, such Distribution Date), equal to the entire One Court Square-Citibank Principal Distribution Amount for such
     Distribution Date;

                                       217

          fourth, reimbursements to REMIC I of any Realized Losses and
     Additional Trust Fund Expenses previously allocated to Loan REMIC Regular
     Interest OCS-I and not previously reimbursed;

          fifth, reimbursements to REMIC I of any Realized Losses and Additional
     Trust Fund Expenses previously allocated to Loan REMIC Regular Interest
     OCS-II and not previously reimbursed; and

          sixth, reimbursements to the Majority Class OCS Certificateholder(s)
     for any unreimbursed cure payments made thereby with respect to the One
     Court Square-Citibank Mortgage Loan;

provided that, if any payments (or Advances in lieu thereof) or other collections on the One Court Square-Citibank Mortgage Loan or any related REO
Property constituting part of the One Court Square-Citibank Available
Distribution Amount for any Distribution Date are applied to reimburse
Nonrecoverable Advances or pay Additional Trust Fund Expenses with respect to any other Mortgage Loans or REO Mortgage Loans, then such payments (or Advances in lieu thereof) or other collections shall be deemed to have been distributed from the Loan REMIC to REMIC I with respect to Loan REMIC Regular Interest OCS-I in payment of amounts deemed distributable to REMIC I with respect to such Loan
REMIC Regular Interest pursuant to clauses first, third and fourth above on the subject Distribution Date.

          On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(c),
Section 4.01(k) or Section 9.01, or the corresponding deemed distributions on the REMIC I Regular Interests pursuant to Section 4.01(i), if a One Court
Square-Citibank Payment Trigger Event existed at the close of business on the related Determination Date, the Trustee shall be deemed to have made (or, in the case of clause eighth below, shall actually make, subject to the Master Servicer or Special Servicer, as applicable, reporting to the Trustee pursuant to Section
6.14(d)), out of the One Court Square-Citibank Available Distribution Amount for
such Distribution Date, the following distributions to REMIC I and the Majority
Class OCS Certificateholder(s), in the following order of priority, in each case to the extent of the remaining portion of the One Court Square-Citibank
Available Distribution Amount for such Distribution Date:

          first, distributions to REMIC I of accrued interest with respect to
     Loan REMIC Regular Interest OCS-I, up to an amount equal to all
     Uncertificated Distributable Interest with respect to such Loan REMIC
     Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

          second, distributions to REMIC I of principal with respect to Loan
     REMIC Regular Interest OCS-I, up to an amount (not to exceed the Loan REMIC
     Principal Balance of Loan REMIC Regular Interest OCS-I immediately prior to, together with any Loan REMIC Deferred Interest with respect to Loan
     REMIC Regular Interest OCS-I for, such Distribution Date) equal to the portion, if any, of the Principal Distribution Amount for such Distribution
     Date that represents scheduled payments of principal (or Advances in lieu thereof) with respect to the One Court Square-Citibank Mortgage Loan or any

                                       218

     successor REO Mortgage Loan with respect thereto (to the extent actually collected after allocating collections on the One Court Square-Citibank
     Mortgage Loan or any successor REO Mortgage Loan to interest thereon);

          third, distributions to REMIC I of accrued interest with respect to
     Loan REMIC Regular Interest OCS-II, up to an amount equal to all
     Uncertificated Distributable Interest with respect to such Loan REMIC
     Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

          fourth, distributions to REMIC I of principal with respect to Loan
     REMIC Regular Interest OCS-I, until the Loan REMIC Principal Balance of
     Loan REMIC Regular Interest OCS-I (including any Loan REMIC Deferred
     Interest added thereto on such Distribution Date) is reduced to zero;

          fifth, distributions to REMIC I of principal with respect to Loan
     REMIC Regular Interest OCS-II, until the Loan REMIC Principal Balance of
     Loan REMIC Regular Interest OCS-II (including any Loan REMIC Deferred
     Interest added thereto on such Distribution Date) is reduced to zero;

          sixth, reimbursements to REMIC I of any Realized Losses and Additional
     Trust Fund Expenses previously allocated to Loan REMIC Regular Interest
     OCS-I and not previously reimbursed;

          seventh, reimbursements to REMIC I of any Realized Losses and
     Additional Trust Fund Expenses previously allocated to Loan REMIC Regular
     Interest OCS-II and not previously reimbursed; and

          eighth, reimbursements to the Majority Class OCS Certificateholder(s)
     for any unreimbursed cure payments made thereby with respect to the One
     Court Square-Citibank Mortgage Loan;

provided that, if any payments (or Advances in lieu thereof) or other collections on the One Court Square-Citibank Mortgage Loan or any related REO
Property constituting part of the One Court Square-Citibank Available
Distribution Amount for any Distribution Date are applied to reimburse
Nonrecoverable Advances or pay Additional Trust Fund Expenses with respect to any other Mortgage Loans or REO Mortgage Loans, then such payments (or Advances in lieu thereof) or other collections shall be deemed to have been distributed from the Loan REMIC to REMIC I with respect to Loan REMIC Regular Interest OCS-I in payment of amounts deemed distributable to REMIC I with respect to such Loan
REMIC Regular Interest pursuant to clauses first, second, fourth and sixth above on the subject Distribution Date.

          (k) On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of each Class of Sequential Pay Certificates (other than the Class
A-2FL Certificates) and to reimburse the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest (in the same order of payment as provided for such reimbursements in Section 4.01(a)) up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously

                                       219

deemed allocated thereto and remaining unreimbursed after application of the Net
Available Distribution Amount for such Distribution Date. Amounts paid from the
Gain-on-Sale Reserve Account pursuant to the preceding sentence shall first be deemed to have been distributed to the Corresponding REMIC I Regular Interest(s)
in reimbursement of Realized Losses and Additional Trust Fund Expenses
previously allocated thereto. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Class Principal Balances of the respective Classes of the
Sequential Pay Certificates and/or the Class A-2FL REMIC II Regular Interest
with respect to which such distributions are being made. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve
Account shall be distributed to the Class R Certificateholders.

          SECTION 4.02 Statements to Certificateholders; CMSA Loan Periodic
               Update File.

          (a) On each Distribution Date, the Trustee shall make available or forward by mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the
Special Servicer, the Fiscal Agent, each B-Noteholder, the Underwriters and each
Rating Agency, a statement substantially in the form attached hereto as Exhibit
F (a "Distribution Date Statement"), as to the distributions made on such
Distribution Date, based on, among other things, information provided to it by the Master Servicer and the Special Servicer, setting forth, without limitation:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-2FL
          Certificates allocable to principal;

               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-2FL
          Certificates allocable to interest;

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-2FL
          Certificates allocable to Prepayment Premiums and/or Yield Maintenance
          Charges;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-2FL
          Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount, the Net Available
          Distribution Amount, the Loan Group No. 1 Available Distribution
          Amount, the Loan Group No. 2 Available Distribution Amount and the
          Class OCS Available Distribution Amount for such Distribution Date;

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               (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool pursuant to
          Section 4.03, including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances with respect to the Mortgage Pool that had been outstanding at the close of business on the related Determination
          Date and the aggregate amount of interest accrued and payable to the
          Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (B) the aggregate amount of unreimbursed Servicing Advances (and/or comparable advances made in respect of the Outside Serviced Mortgage Loan or any related
          REO Property pursuant to the Outside Servicing Agreement) as of the close of business on the related Determination Date and (C) the aggregate amount of all unreimbursed Nonrecoverable Advances as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage
          Pool, Loan Group No. 1 and Loan Group No. 2, respectively, outstanding as of the close of business on the related Determination Date
          (separately identifying the portion of the One Court Square-Citibank
          Mortgage Loan or any successor REO Mortgage Loan with respect thereto backing the Class OCS Certificates);

               (viii) the aggregate Stated Principal Balance of the Mortgage
          Pool, Loan Group No. 1 and Loan Group No. 2, respectively, outstanding immediately before and immediately after such Distribution Date
          (separately identifying the portion of the One Court Square-Citibank
          Mortgage Loan or any successor REO Mortgage Loan with respect thereto backing the Class OCS Certificates);

               (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the
          Mortgage Loans as of the close of business on the related
          Determination Date;

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate
          Stated Principal Balance (immediately after such Distribution Date) of
          Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days,
          (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the Master Servicer or Special Servicer in bankruptcy proceedings;

               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above, (A) the loan number thereof, (B) the Stated Principal
          Balance thereof immediately following such Distribution Date, and (C)
          a brief description of any executed loan modification;

                                       221

               (xii) with respect to any Mortgage Loan as to which a Liquidation
          Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

               (xiii) with respect to any REO Property included in the Trust
          Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage
          Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination
          (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Mortgage Loan in connection with such Final
          Recovery Determination;

               (xiv) the Accrued Certificate Interest and Distributable
          Certificate Interest in respect of each Class of Regular Certificates and the Class A-2FL REMIC II Regular Interest, as well as the Class
          A-2FL Interest Distribution Amount, for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates and the Class A-2FL REMIC II
          Regular Interest, as well as any unpaid portion of the Class A-2FL
          Interest Distribution Amount, after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of Regular
          Certificates, the Class A-2FL REMIC II Regular Interest and the Class
          A-2FL Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount, the Net Principal
          Distribution Amount, the Loan Group No. 1 Principal Distribution
          Amount, the Loan Group No. 2 Principal Distribution Amount and the
          Class OCS Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses
          incurred during the related Collection Period;

               (xix) the aggregate of all Realized Losses and Additional Trust
          Fund Expenses that were allocated on such Distribution Date;

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               (xx) the Class Principal Balance of each Class of Principal
          Balance Certificates and the Class Notional Amount of the Class X
          Certificates outstanding immediately before and immediately after such
          Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses
          on such Distribution Date;

               (xxi) the Certificate Factor for each Class of Regular
          Certificates and the Class A-2FL Certificates immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer, the Trustee and the Fiscal Agent with respect to the Mortgage Pool during the related Collection Period in accordance with Section 4.03(d);

               (xxiii) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee, the Fiscal Agent and the
          Special Servicer with respect to the Mortgage Pool during the related
          Collection Period in accordance with Section 3.03(d) (and the aggregate amount of interest on servicing advances in respect of the
          Outside Serviced Mortgage Loan or any related REO Property paid to any
          Outside Servicer or other applicable party during the related
          Collection Period in accordance with the Outside Servicing Agreement);

               (xxiv) the aggregate amount of Servicing Fees paid to the Master
          Servicer and the Special Servicer during the related Collection
          Period;

               (xxv) the loan number for each Required Appraisal Loan (and for the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto if it has a similar status under the Outside
          Servicing Agreement) and any related Appraisal Reduction Amount as of the related Determination Date;

               (xxvi) the current credit support levels for each Class of
          Regular Certificates and the Class A-2FL Certificates;

               (xxvii) the original and then-current ratings for each Class of
          Regular Certificates and the Class A-2FL Certificates;

               (xxviii) the aggregate amount of Prepayment Premiums and Yield
          Maintenance Charges with respect to the Mortgage Pool and each Loan
          Group collected during the related Collection Period;

               (xxix) the amounts, if any, actually distributed with respect to the Class Y Certificates or Class R Certificates on such Distribution
          Date;

               (xxx) the value of any REO Property included in the Trust Fund as of the end of the related Collection Period, based on the most recent
          Appraisal or other valuation; and

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               (xxxi) all payments to and from the Swap Counterparty during the month of such Distribution Date and the respective components thereof.

          In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), (xxiv) and
(xxx) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer.

          The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          On each Distribution Date, the Trustee shall make available to each
Privileged Person (or, following receipt of written direction of the Depositor, the general public) via its Internet Website, (i) the related Distribution Date
Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA
Bond Level File, and CMSA Collateral Summary File, (iii) the Unrestricted
Servicer Reports, (iv) as a convenience for Privileged Persons (or, following receipt of the written direction from the Depositor specified in the first parenthetical in this sentence, interested parties) (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and this Agreement, and (v) any other items at the request of the
Depositor.

          In addition, on each Distribution Date, the Trustee shall make available via its Internet Website, on a restricted basis, (i) the Restricted
Servicer Reports, (ii) the CMSA Property File and (iii) any other items at the request of the Depositor. The Trustee shall provide access to such restricted reports, upon request, to each Privileged Person.

          The Trustee shall not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its Internet Website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

          In connection with providing access to the Trustee's Internet Website, the Trustee, may require registration and the acceptance of a disclaimer. The
Trustee shall not be liable for the dissemination of information in accordance herewith and in compliance with the terms of this Agreement.

          Absent manifest error, none of the Master Servicer or the Special
Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer or the Special Servicer, as applicable. The Trustee shall not be

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responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section 4.02(a).
Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

          Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to such Certificateholder during such calendar year (or the applicable portion thereof that such Person was a Certificateholder) pursuant to clauses (i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholder to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book-Entry
Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

          The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master
Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master
Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          (b) Not later than 12:00 p.m., New York City time, on the second
Business Day preceding each Distribution Date, the Master Servicer shall furnish to the Trustee, the Depositor, the Special Servicer and the Underwriters, by
electronic transmission (or in such other form to which the Trustee, the
Depositor, the Special Servicer or the Underwriters, as the case may be, and the
Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update
File providing the required information for the Mortgage Loans (including the
Outside Serviced Mortgage Loan based on information from the Outside Servicers)
as of such

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Determination Date. Not later than 2:00 p.m. New York City time on the second
Business Day preceding each Distribution Date, the Master Servicer shall deliver to the Trustee notice of the Discount Rate applicable to each Principal
Prepayment received in the related Collection Period.

          In the performance of its obligations set forth in Section 4.05, and its other duties hereunder, the Trustee may conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master
Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing a complete CMSA Loan Periodic Update File caused by the
Special Servicer's failure to timely provide any report required under this
Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

          SECTION 4.03 P&I Advances.

          (a) On or before 1:30 p.m., New York City time, on each P&I Advance
Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution
Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the
Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York
City time, on any P&I Advance Date, the Master Servicer shall not have made any
P&I Advance required to be made on such date pursuant to this Section 4.03(a)
(and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I
Advance), then the Trustee shall provide notice of such failure to a Servicing
Officer of the Master Servicer by facsimile transmission sent to (913) 253-9001
(or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at (913) 253-9000 or (913) 253-9400 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such
P&I Advance Date. If the Trustee does not receive the full amount of such P&I
Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee (or the Fiscal Agent on its
behalf) shall, no later than 11:00 a.m., New York City time, on such related
Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but

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the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

          (b) The aggregate amount of P&I Advances to be made by the Master
Servicer, the Trustee or the Fiscal Agent in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, be equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed
Periodic Payments, net of related Master Servicing Fees and Special Servicing
Fees (and, in the case of the Outside Serviced Mortgage Loan or any successor
REO Mortgage Loan with respect thereto, further net of any related fees similar to Master Servicing Fees payable to third parties with respect to the Outside
Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto pursuant to the Outside Servicing Agreement), due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon
Mortgage Loans delinquent as to their respective Balloon Payments) and any REO
Mortgage Loans on their respective Due Dates during the related Collection
Period to the extent such amount was not paid by or on behalf of the related
Mortgagor or otherwise collected (including as net income from REO Properties)
as of the close of business on the last day of related Collection Period;
provided that, (i) if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment granted or agreed to by the
Special Servicer pursuant to Section 3.20 (or, in the case of the Outside
Serviced Mortgage Loan, by the applicable Outside Servicer pursuant to the
Outside Servicing Agreement), or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Outside Serviced Mortgage Loan, by the applicable Outside Servicer pursuant to the Outside Servicing Agreement), and the Periodic Payment due and
owing during the extension period is less than the related Assumed Periodic
Payment, then the Master Servicer, the Trustee or the Fiscal Agent shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing
Fees and Special Servicing Fees) in the event of subsequent delinquencies thereon; and (ii) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan (or, in the case of the
Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto, if it is determined by the applicable Outside Servicer and reported to the applicable parties hereunder that an Appraisal Reduction Amount exists with respect to the Outside Serviced Loan Combination and a portion thereof is allocable to the Outside Serviced Mortgage Loan or any successor REO Mortgage
Loan with respect thereto), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to the subject Mortgage Loan or REO Mortgage Loan, as the case may be, the Master Servicer, the Trustee or the Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of the subject Mortgage Loan or REO Mortgage Loan, as the case may be, only an amount equal to the sum of (A) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this clause (y), minus 1/12th of the product of (1) such Appraisal Reduction Amount (or, in the case of a
Mortgage Loan or any successor REO Mortgage Loan with respect thereto that is part of a Loan Combination, solely the portion of any Appraisal Reduction Amount with

                                       227

respect to such Loan Combination that is allocable to such Mortgage Loan or REO
Mortgage Loan, as the case may be, in accordance with, or as contemplated by, the definition of "Appraisal Reduction Amount") and (2) the weighted average of the per annum Pass-Through Rates for such Distribution Date applicable to the respective Classes of Principal Balance Certificates to which such Appraisal
Reduction Amount (or the applicable portion thereof) is allocated pursuant to
Section 4.04(e) and, if any portion of such Appraisal Reduction Amount is allocable thereto pursuant to Section 4.04(e), the Class A-2FL REMIC II Regular
Interest, weighted on the basis of the respective portions of such Appraisal
Reduction Amount allocable to such Classes and, if applicable, the Class A-2FL
REMIC II Regular Interest, and (B) the amount of the principal portion of the
P&I Advance that would otherwise be required without regard to this clause (y).

          For the avoidance of doubt and subject to Section 4.03(c), the Master
Servicer, the Trustee and the Fiscal Agent, as applicable, shall each be required to make P&I Advances (and shall obtain recovery with respect thereto)
with respect to the Outside Serviced Mortgage Loan and any successor REO
Mortgage Loan with respect thereto in the same way that such party is required to make and recover P&I Advances with respect to any other Mortgage Loan or REO
Mortgage Loan in the Mortgage Pool.

          If the Master Servicer, the Trustee or the Fiscal Agent makes a P&I
Advance with respect to an Outside Serviced Mortgage Loan or any successor REO
Mortgage Loan with respect thereto, then it shall promptly so notify the Outside
Master Servicer of each such P&I Advance so made thereby and shall seek reimbursement for such P&I Advance (together with interest thereon) out of amounts otherwise payable with respect to the Outside Serviced Loan Combination that includes such Outside Serviced Mortgage Loan or any successor REO Mortgage
Loan with respect thereto, to the maximum extent permitted by, and out of amounts specified for such purpose under, the related Co-Lender Agreement and/or the Outside Servicing Agreement.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master
Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I
Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Fiscal Agent (if any), the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Certificate
Account pursuant to Section 3.03(e)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust
Fund, that support such determination by the Master Servicer. In making a recoverability determination the applicable Person will be entitled, but not obligated, to consider (among other things) the obligations of the related
Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Property in its
"as is" or then current conditions and occupancies, as modified by

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such Person's reasonable assumptions (consistent with the Servicing Standard)
regarding the possibility and effects of future adverse change with respect to such Mortgaged Property, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing Standard)
(among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 3.05(a), together with (to the extent accrued and unpaid) interest on such Advances. In addition, any such Person may update or change its recoverability determinations at any time, and the Master Servicer
(consistent with the Servicing Standard) and the Trustee each may obtain from the Special Servicer any Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes.

          With respect to the Outside Serviced Mortgage Loan or any successor
REO Mortgage Loan with respect thereto, the Master Servicer shall (subject to the second succeeding sentence below) make its determination that it has made a
Nonrecoverable P&I Advance on such Mortgage Loan or any successor REO Mortgage
Loan with respect thereto or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan or any successor REO Mortgage Loan with respect thereto independently of any determination made by the servicer with respect to a commercial mortgage securitization holding the promissory note for one of the Loews Universal Hotel
Portfolio Pari Passu Non-Trust Loans. If the Master Servicer determines, in accordance with the provisions of this Agreement, that a proposed P&I Advance with respect to the Outside Serviced Mortgage Loan or any successor REO Mortgage
Loan with respect thereto, if made, or any outstanding P&I Advance with respect to such Mortgage Loan or any successor REO Mortgage Loan with respect thereto previously made, would be, or is, as applicable, a Nonrecoverable Advance, the
Master Servicer will be required to provide the servicer of each securitization that holds the promissory note for a Loews Universal Hotel Portfolio Pari Passu
Non-Trust Loan written notice of such determination within one Business Day of the date of such determination. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to a Loews Universal
Hotel Portfolio Pari Passu Non-Trust Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, the equivalent of a Nonrecoverable Advance, then such determination will be binding on the Certificateholders and none of the Master
Servicer, the Trustee or the Fiscal Agent will be permitted to make any additional P&I Advances with respect to the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto unless the Master Servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to the Outside Serviced Loan Combination have changed such that a proposed monthly debt service advance in respect of the
Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto would be recoverable; provided, however, that such determination will not be so binding on the Certificateholders, the Master Servicer, the Trustee or
the Fiscal Agent in the event that the servicer that made such determination is not approved as a master servicer by each of the rating agencies rating such securitization. Notwithstanding the foregoing, if the servicer of a Loews
Universal Hotel Portfolio Pari Passu Non-Trust Loan determines that any advance of principal and/or interest with respect to such Loews Universal Hotel
Portfolio Pari Passu Non-Trust Loan would be recoverable, then the Master
Servicer will continue to have the discretion to determine that any proposed P&I
Advance or outstanding P&I Advance would be, or is, as applicable, a
Nonrecoverable P&I Advance. Once such a nonrecoverability

                                       229

determination is made by the Master Servicer or it receives written notice of such nonrecoverability determination by any of the other servicers, none of the
Master Servicer, the Trustee or the Fiscal Agent will be permitted to make any additional P&I Advances with respect to the Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto except as set forth in this paragraph.

          In addition, if (i) the Master Servicer reasonably believes, in accordance with the Servicing Standard, that a P&I Advance with respect to the
Outside Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto constitutes or may, if made, constitute a Nonrecoverable P&I Advance, and (ii) either (A) the Master Servicer has made a request for an appraisal with respect to the related Mortgaged Property from the applicable Outside Servicer and has not obtained, (x) within 15 Business Days of such request, a response from the applicable Outside Servicer indicating that an appraisal with respect to the related Mortgaged Property would be performed within 60 days of the date of such response or has been performed within the prior 12-month period (or such shorter period as the Master Servicer reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of such request, and
(y) within 60 days of the date of such response, a copy of an appraisal report with respect to the related Mortgaged Property, relating to an appraisal that has been performed within the 12-month period (or such shorter period as the
Master Servicer reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of receipt by the Master Servicer, that complies with the requirements for such an appraisal under the terms of the
Outside Servicing Agreement or this Agreement, or (B) the Master Servicer has made a request for an appraisal with respect to the related Mortgaged Property from the applicable Outside Servicer and has been advised by the applicable
Outside Servicer that such an appraisal with respect to the related Mortgaged
Property will not be performed within the time periods specified in clause
(ii)(A) above, then the Master Servicer may have an appraisal performed with respect to the related Mortgaged Property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.18, and the cost of which appraisal may be withdrawn from general collections on deposit in the Certificate Account. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal.

          On the fourth Business Day before each Distribution Date, the Special
Servicer shall report to the Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous
Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan is a
Nonrecoverable P&I Advance. The Master Servicer, the Trustee and the Fiscal
Agent shall rely, conclusively, on such determination that a P&I Advance is or would be a Nonrecoverable P&I Advance, and may rely conclusively on such a determination that a P&I Advance is not or would not be a Nonrecoverable
Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and the Trustee or the Fiscal Agent, as
applicable, shall rely on the Master Servicer's determination that the P&I
Advance would be a Nonrecoverable Advance if the Trustee or the Fiscal Agent, as
applicable, determines that it does not have sufficient time to make such determination); provided, however, that, if the Master

                                       230

Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee or the Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the Fiscal Agent, as applicable, in good faith, makes a determination prior to the times specified in
Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. In determining whether or not a P&I Advance previously made is, or a proposed P&I
Advance, if made, would be, a Nonrecoverable Advance, the Trustee shall be subject to the standards set forth in Section 8.01(a) hereunder and the Fiscal
Agent shall use its reasonable good faith judgment.

          (d) In connection with the recovery by the Master Servicer, the
Trustee or the Fiscal Agent of any P&I Advance out of the Certificate Account
pursuant to Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made (provided, however, no such interest shall accrue during any grace period under a Mortgage Loan) to but not including the date of reimbursement such interest to be payable, first out of late payment charges and
Penalty Interest on deposit in the Certificate Account that were received on the related Mortgage Loan or REO Property during the Collection Period in which such reimbursement is made, and then from general collections on the Mortgage Pool then on deposit in the Certificate Account; provided, however, that if such P&I
Advance was made with respect to an A-Note Mortgage Loan or any successor REO
Mortgage Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related A/B Custodial Account in accordance with, and if available pursuant to, Section 3.05(g). Subject to the fourth paragraph of Section 3.05(a), the Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I
Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding payment of principal and interest or Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date; and
provided, further, in the case of P&I Advances with respect to the Outside
Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the Master Servicer shall, no less often than monthly, notify the Outside Master
Servicer of the interest accruing on such P&I Advances in accordance with this
Section 4.03(d) and, to the maximum extent permitted by the related Co-Lender
Agreement, prior to paying such interest on such P&I Advances out of general collections in respect of the Mortgage Pool on deposit in the Pool Custodial
Account, shall seek payment for such interest on such P&I Advances from the
Outside Master Servicer out of amounts otherwise payable with respect to the
Outside Serviced Loan Combination to the maximum extent permitted by, and out of amounts specified for such purpose under, the related Co-Lender Agreement.

          (e) In no event shall the Master Servicer, the Trustee or the Fiscal
Agent make a P&I Advance with respect to any Non-Trust Loan.

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          SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund
               Expenses; Allocation of Mortgage Deferred Interest; Allocation of
               Appraisal Reduction Amounts; and Allocation of Prepayment
               Interest Shortfalls.

          (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective Classes of Sequential Pay Certificates (exclusive of the Class A-2FL
Certificates) and the Class A-2FL REMIC II Regular Interest as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related
Collection Period and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date and are not allocable to the Class OCS Certificates on such Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay
Certificates (exclusive of the Class A-2FL Certificates) and the Class A-2FL
REMIC II Regular Interest as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to
Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the
Mortgage Pool (exclusive of the Loan REMIC Principal Balance of Loan REMIC
Regular Interest OCS-II) that will be outstanding immediately following such
Distribution Date: first, sequentially to the Class Q, Class P, Class O, Class
N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class
D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, in each case until the remaining Class Principal Balance thereof has been reduced to zero; and, then, pro rata (based on remaining Class Principal Balances) to the Class A-1 Certificates, the Class A-1D Certificates, the Class A-2FL REMIC
II Regular Interest, the Class A-2FX Certificates, the Class A-3 Certificates,
the Class A-SB Certificates, the Class A-4 Certificates and the Class A-1A
Certificates, until the respective remaining Class Principal Balances thereof are reduced to zero. Notwithstanding the foregoing, all Realized Losses and
Additional Trust Fund Expenses, if any, in respect of or related to the One
Court Square-Citibank Mortgage Loan or any successor REO Mortgage Loan with respect thereto will be allocated on each Distribution Date: first, to the Class
OCS Certificates, until the remaining Class Principal Balance thereof is reduced to zero; and thereafter to the respective Classes of the Sequential Pay
Certificates (exclusive of the Class A-2FL Certificates) and the Class A-2FL
REMIC II Regular Interest (in each case, to the extent and in reduction of their respective Class Principal Balances) in the order provided for in the preceding sentence. Any allocation of Realized Losses and Additional Trust Fund Expenses
to a Class of Principal Balance Certificates (exclusive of the Class A-2FL
Certificates) or the Class A-2FL REMIC II Regular Interest shall be made by reducing the Class Principal Balance thereof by the amount so allocated. Any
Realized Losses and Additional Trust Fund Expenses allocated to the Class A-2FL
REMIC II Regular Interest shall, in turn, be deemed allocated to the Class A-2FL
Certificates. All Realized Losses and Additional Trust Fund Expenses, if any,
allocated to a Class of Principal Balance Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage
Interests evidenced thereby. All Realized Losses and Additional Trust Fund
Expenses, if any, that have not been allocated to the Principal Balance
Certificates (exclusive of the Class A-2FL Certificates) and/or the Class A-2FL
REMIC II Regular Interest as of the Distribution Date on which the aggregate of the Class Principal Balances of such Principal Balance Certificates and the
Class A-2FL REMIC II Regular Interest has been reduced to zero, shall be deemed allocated to the Class R Certificates.

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          (b) If the Class Principal Balance of any Class of Principal Balance
Certificates (exclusive of the Class A-2FL Certificates) is reduced on any
Distribution Date pursuant to Section 4.04(a), then the REMIC I Principal
Balance of such Class' Corresponding REMIC I Regular Interest shall be deemed to have first been reduced by the exact same amount. If the Class Principal Balance of the Class A-2FL REMIC II Regular Interest is reduced on any Distribution Date pursuant to Section 4.04(a), then the REMIC I Principal Balance of REMIC I
Regular Interest A-2FL shall be deemed to have first been reduced by the exact same amount. All such reductions in the REMIC I Principal Balances of the respective REMIC I Regular Interests shall be deemed to be an allocation of
Realized Losses and Additional Trust Fund Expenses.

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the Loan REMIC Regular Interests pursuant to Section
4.01(j), the Loan REMIC Principal Balance of Loan REMIC Regular Interest OCS-I
(after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the One Court
Square-Citibank Mortgage Loan or any successor REO Mortgage Loan with respect thereto, as the case may be, that will be outstanding immediately following such
Distribution Date; and the Loan REMIC Principal Balance of REMIC Regular
Interest OCS-II (after taking account of such deemed distributions pursuant to
Section 4.01(j)) shall be reduced to the extent necessary (if at all) to equal the excess, if any, of (i) the Stated Principal Balance of the One Court
Square-Citibank Mortgage Loan or any successor REO Mortgage Loan with respect thereto that will be outstanding immediately following such Distribution Date, over (ii) the Loan REMIC Principal Balance of Loan REMIC Regular Interest OCS-I
(after taking account of such deemed distributions pursuant to Section 4.01(j)).
All such reductions in the Loan REMIC Principal Balances of the respective Loan
REMIC Regular Interests shall be deemed to constitute allocations of Realized
Losses and Additional Trust Fund Expenses.

          (d) On each Distribution Date, the amount of any Mortgage Deferred
Interest added to the unpaid principal balance of any Mortgage Loan during the related Collection Period will (except as provided below with respect to the One
Court Square-Citibank Mortgage Loan) be allocated as Certificate Deferred
Interest to the respective Classes of Sequential Pay Certificates (exclusive of the Class A-2FL Certificates) and the Class A-2FL REMIC II Regular Interest as
follows: first, sequentially, to the Class Q, Class P, Class O, Class N, Class
M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class
C, Class B, Class A-J and Class A-M Certificates, in that order, in each case up to the amount of the Accrued Certificate Interest with respect to the subject
Class of Certificates for such Distribution Date; and then, to the Class A-1
Certificates, Class A-1D Certificates, Class A-2FL REMIC II Regular Interest,
Class A-2FX Certificates, Class A-3 Certificates, Class A-SB Certificates, Class
A-4 Certificates and Class A-1A Certificates, up to an amount equal to, and pro rata as among such Classes of Certificates and the Class A-2FL REMIC II Regular
Interest in accordance with, the Accrued Certificate Interest in respect of each such Class of Certificates and the Class A-2FL REMIC II Regular Interest for
such Distribution Date. On each Distribution Date, any Mortgage Deferred
Interest added to the unpaid principal balance of the One Court Square-Citibank
Mortgage Loan during the related Collection Period will be allocated as
Certificate Deferred Interest as follows: first, to the Class OCS Certificates, up to the amount of the Accrued Certificate Interest with respect to the Class
OCS Certificates for such Distribution Date; and then, to the Sequential Pay

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Certificates (exclusive of the Class A-2FL Certificates) and the Class A-2FL
REMIC II Regular Interest as described above. On each Distribution Date, the
Class Principal Balance of each Class of Principal Balance Certificates to which
Mortgage Deferred Interest has been allocated (and, if any Mortgage Deferred
Interest is allocated thereto, the Class Principal Balance of the Class A-2FL
REMIC II Regular Interest) shall be increased by the amount of Certificate
Deferred Interest with respect to such Class of Certificates or the Class A-2FL
REMIC II Regular Interest, as the case may be, for such Distribution Date. The amount of Mortgage Deferred Interest allocated to any Class of Principal Balance
Certificates on any Distribution Date shall be allocated as REMIC I Deferred
Interest to, and will increase the REMIC I Principal Balance of such Class'
Corresponding REMIC I Regular Interest. The amount of Mortgage Deferred Interest allocated to the Class OCS Certificates on any Distribution Date shall be allocated as Loan REMIC Deferred Interest to, and will increase the Loan REMIC
Principal Balance of, Loan REMIC Regular Interest OCS-II; and the amount of
Mortgage Deferred Interest in respect of the One Court Square-Citibank Mortgage
Loan allocated to the Sequential Pay Certificates (exclusive of the Class A-2FL
Certificates) and the Class A-2FL REMIC II Regular Interest, as a collective whole, on any Distribution Date shall be allocated as Loan REMIC Deferred
Interest to, and will increase the Loan REMIC Principal Balance of, Loan REMIC
Regular Interest OCS-I. Mortgage Deferred Interest allocated to the Class A-2FL
REMIC II Regular Interest shall, in turn, be deemed allocated to the Class A-2FL
Certificates. The allocations provided for in this Section 4.04(d) shall be made prior to any distributions or deemed distributions required to be made hereunder on the subject Distribution Date.

          (e) Any Appraisal Reduction Amount shall be allocated, only for purposes of determining the amount of P&I Advances with respect to the related
Required Appraisal Mortgage Loan and as otherwise contemplated by the definition of "Voting Rights", as follows: first, to the Class Q, Class P, Class O, Class
N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class
D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, up to the amount of their respective Class Principal Balances; and, then, pro rata
(based on remaining Class Principal Balances) to the Class A-1 Certificates, the
Class A-1D Certificates, the Class A-2FL REMIC II Regular Interest, the Class
A-2FX Certificates, the Class A-3 Certificates, the Class A-SB Certificates, the
Class A-4 Certificates and the Class A-1A Certificates; provided that, with respect to any Appraisal Reduction Amount relating to the One Court
Square-Citibank Mortgage Loan or any successor REO Mortgage Loan with respect thereto, such Appraisal Reduction Amount will be allocated to the Class OCS
Certificates, up to the related Class Principal Balance, prior to any allocation of such Appraisal Reduction Amount to the Sequential Pay Certificates (exclusive of the Class A-2FL Certificates) and the Class A-2FL REMIC II Regular Interest.
On any Distribution Date, an Appraisal Reduction Amount that otherwise would be allocated to a Class of Certificates shall be allocated to the next most subordinate Class to the extent that the Class Principal Balance on such
Distribution Date for such Class of Certificates (prior to taking the Appraisal
Reduction Amount into account) is less than the Appraisal Reduction Amount for the Distribution Date. The Master Servicer shall report to the Trustee on or before each Determination Date all Appraisal Reduction Amounts, and the Trustee
shall report to the Master Servicer no later than 10:00 a.m. on the related P&I
Advance Date the Pass-Through Rates necessary to calculate the reductions in P&I
Advances required by Section 4.03.

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          (f) The Net Aggregate Prepayment Interest Shortfall for any
Distribution Date (exclusive of any portion thereof allocable to the Class OCS
Certificates as provided below) shall be allocated to each Class of Regular
Certificates (other than the Class OCS Certificates) and the Class A-2FL REMIC
II Regular Interest in an amount equal to the product of (i) the amount of such
Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the Class OCS Certificates as provided below), multiplied by (ii) a fraction, the numerator of which is the Accrued Certificate Interest with respect to such Class of Regular Certificates or the Class A-2FL REMIC II
Regular Interest, as the case may be, for such Distribution Date (net, in the case of a Class of Sequential Pay Certificates or the Class A-2FL REMIC II
Regular Interest, as the case may be, of any Certificate Deferred Interest with respect to such Class of Sequential Pay Certificates or the Class A-2FL REMIC II
Regular Interest, as the case may be, for such Distribution Date), and the denominator of which is the aggregate Accrued Certificate Interest with respect to all the Classes of Regular Certificates (other than the Class OCS
Certificates) and the Class A-2FL REMIC II Regular Interest for such
Distribution Date (net of the aggregate Certificate Deferred Interest with respect to all the Classes of Sequential Pay Certificates (other than the Class
A-2FL Certificates) and the Class A-2FL REMIC II Regular Interest for such
Distribution Date). Any portion of the Net Aggregate Prepayment Interest
Shortfall for any Distribution Date that is so allocated to the Class A-2FL
REMIC II Regular Interest shall, in turn, be deemed allocated to the Class A-2FL
Certificates.

          Any portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is attributable to the One Court Square-Citibank Mortgage
Loan shall be allocated as follows: (a) to the Class OCS Certificates, in an amount equal to the product of (i) the total portion of such Net Aggregate
Prepayment Interest Shortfall that is attributable to the One Court
Square-Citibank Mortgage Loan, multiplied by (ii) a fraction, the numerator of which is the Accrued Certificate Interest with respect to the Class OCS
Certificates for such Distribution Date (net of any Certificate Deferred
Interest with respect to the Class OCS Certificates for such Distribution Date), and the denominator of which is equal to the excess, if any, of (A) one-twelfth of the product of (1) the Net Mortgage Pass-Through Rate for the One Court
Square-Citibank Mortgage Loan for such Distribution Date, multiplied by (2) the
Stated Principal Balance of the One Court Square-Citibank Mortgage Loan
immediately prior to such Distribution Date, over (B) any Mortgage Deferred
Interest added to the outstanding principal balance of the One Court
Square-Citibank Mortgage Loan during the related Collection Period; and (b) to the respective Classes of the Regular Certificates (other than the Class OCS
Certificates) and/or the Class A-2FL REMIC II Regular Interest, as provided in the prior paragraph.

          The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to any Class of Regular Certificates (and, more particularly, in the case of the Class X Certificates, to a particular
Class X Component thereof) shall be deemed to have first been allocated to such
Class' (or, if applicable, to such Class X Component's) Corresponding REMIC I
Regular Interest. The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to the Class A-2FL REMIC II Regular
Interest shall be deemed to have first been allocated to REMIC I Regular
Interest A-2FL.

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          The portion, if any, of a Net Aggregate Prepayment Interest Shortfall
for any Distribution Date that is allocable to the Class OCS Certificates, shall be deemed to have first been allocated to Loan REMIC Regular Interest OCS-II.

          SECTION 4.05 Calculations.

          The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article
IX and the actual and deemed allocations of Realized Losses, Additional Trust
Fund Expenses and other items to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this
Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master
Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

          SECTION 4.06 Use of Agents.

          The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this
Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations or liabilities, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact
(other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and
3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

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                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01 The Certificates.

          (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7, respectively;
provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the
Regular Certificates and the Class A-2FL Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular
Certificates and the Class A-2FL Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial
Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $10,000 in the case of the Registered Certificates, $1,000,000 in the case of the Class X Certificates, and $250,000 in the case of Non-Registered
Certificates (other than the Class R, Class X and Class Y Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class Y and
Class R Certificates shall be issuable in minimum denominations representing
Percentage Interests in the subject Class of not less than 10%.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the officers or authorized signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02 Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at the
Corporate Trust Office), shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is

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hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided. The
Certificate Registrar may appoint, by a written instrument delivered to the
Depositor, the Trustee, the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe; provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the
Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, together with a written copy of the communication to be sent to those other Certificateholders, the Certificate Registrar shall promptly furnish such requesting Certificateholder with a list of the other
Certificateholders of record identified in the Certificate Register at the time of the request.

          (b) No transfer of any Non-Registered Certificate or any interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.

          If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial Transfer thereof by the
Depositor, the Initial Purchasers or their respective Affiliates or, as contemplated by Section 5.03, any Transfer of a Global Certificate to a
successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as either Exhibit G-2 hereto or (except in the case of the
Class R Certificates) as Exhibit G-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is a Qualified Institutional Buyer or (except in the case of a Class R Certificate) an Institutional Accredited Investor and that such
Transfer may be made without registration under the Securities Act (which
Opinion of Counsel shall not be an expense of the Trust Fund or of the
Depositor, the Master Servicer, the Special Servicer, the Trustee or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial Transfer thereof by

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the Depositor, the Initial Purchasers or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective
Transferee substantially in the form attached hereto as Exhibit G-4, or (ii) an
Opinion of Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry
Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          Also notwithstanding the second preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph of this Section 5.02(b),
(ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the
Depository to direct the Trustee to debit the account of a Depository

                                       239

Participant by the denomination of the transferred interests in such Rule 144A
Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A
Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Regulation S Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate
Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit G-5 hereto certifying that such Transferee is not a United
States Securities Person. On or prior to the Regulation S Release Date, beneficial interests in the Regulation S Global Certificate for each Class of
Book-Entry Non-Registered Certificates may be held only through Euroclear or
Clearstream. The Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the
Depository.

          Notwithstanding the preceding paragraph, after the Regulation S
Release Date, any interest in the Regulation S Global Certificate for a Class of
Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of
Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the
Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or

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qualification. Any Holder or Certificate Owner of a Non-Registered Certificate
desiring to effect such a Transfer shall, and upon acquisition of such a
Certificate or interest therein shall be deemed to have agreed to, indemnify the
Trustee, the Certificate Registrar, the Depositor and their respective
Affiliates against any liability that may result if the Transfer is not so exempt from the registration and/or qualification requirements of the Securities
Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Non-Registered Certificates or the initial Transfer of a Non-Registered
Certificate or any interest therein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03, any Transfer of a Global Certificate to a
successor Depository, the Certificate Registrar shall refuse to register the
Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates
shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, except in the case of a Class Y or
Class R Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Sections
4975(a) and (b) of the Code, by reason of Sections I and III of Department of
Labor Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade
Certificate (other than, if applicable, a Class Y or Class R Certificate) that is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
any Sub-Servicer, any Person responsible for servicing the Outside Serviced
Mortgage Loan or any related REO Property, any Exemption-Favored Party, the Swap
Counterparty or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z)
agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are
Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and

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(iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code
or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as
Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and Exhibit
H-2 (in the case of ownership interests in Book-Entry Non-Registered
Certificates) are acceptable for purposes of the preceding sentence. If any
Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar (in the case of a Definitive Certificate) or the
Transferor (in the case of ownership interests in a Book-Entry Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (A)  Each Person holding or acquiring any Ownership Interest in a
               Class R Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the
               Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

          (B)  In connection with any proposed Transfer of any Ownership
               Interest in a Class R Certificate, the Certificate Registrar
               shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit
               I-1 (a "Transfer Affidavit and Agreement"), from the proposed
               Transferee, in form and substance satisfactory to the Certificate
               Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary,
               conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R
               Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted
               Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will

                                       242

               endeavor to remain a Permitted Transferee, that it has
               historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R Certificate as they come due, and that it has reviewed the provisions of this Section 5.02(d)
               and agrees to be bound by them.

          (C)  Notwithstanding the delivery of a Transfer Affidavit and
               Agreement by a proposed Transferee under clause (i)(B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted
               Transferee, the Certificate Registrar shall not register the
               Transfer of an Ownership Interest in the subject Class R
               Certificate to such proposed Transferee. In addition, if a
               Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is an entity classified as a partnership under the Code, the Certificate Registrar shall not register the transfer of the subject Class R Certificate unless at the time of transfer, the Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States Tax Persons.

          (D)  Each Person holding or acquiring any Ownership Interest in a
               Class R Certificate shall agree (1) to require a Transfer
               Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such
               Class R Certificate and (2) not to Transfer its Ownership
               Interest in such Class R Certificate unless it provides to the
               Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

          (E)  Each Person holding or acquiring an Ownership Interest in a Class
               R Certificate, by purchasing an Ownership Interest in such
               Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section
               1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership
               Interest in a Class R Certificate, if it is, or is holding an
               Ownership Interest in a Class R Certificate on behalf of, a
               "pass-through interest holder."

               (ii) (A) If any purported Transferee shall become a Holder of a
          Class R Certificate in violation of the provisions of this Section
          5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d)
          shall be restored, to the extent permitted by law, to all rights as
          Holder thereof retroactive to the date of registration of such
          Transfer of such Class R Certificate. None of the Trustee, the Master
          Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this

                                       243

          Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such
          Holder under the provisions of this Agreement.

          (B)  If any purported Transferee shall become a Holder of a Class R
               Certificate in violation of the restrictions in this Section
               5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to cause the transfer of such Class R Certificate to a Permitted
               Transferee on such terms as the Trustee may choose. Such
               purported Transferee shall promptly endorse and deliver such
               Class R Certificate in accordance with the instructions of the
               Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee. Any proceeds of such sale, net of the commissions (which may include commissions payable to the
               Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported
               Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the
               Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

               (iii) The Tax Administrator shall make available to the Internal
          Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a
          Class R Certificate to any Person who is a Disqualified Organization
          or agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate, and the Trustee, the Master Servicer and the Special Servicer shall furnish to the Tax
          Administrator all information in its possession necessary for the Tax
          Administrator to discharge such obligation. The Transferor of such
          Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator, the Master Servicer and the
          Special Servicer for providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee and the Master
          Servicer the following:

          (A)  written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such
               provisions will not cause such Rating Agency to qualify,
               downgrade or withdraw its then-current rating of any Class of
               Certificates; and

                                       244

          (B)  an Opinion of Counsel, in form and substance satisfactory to the
               Trustee and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust
               Fund), to the effect that doing so will not cause any REMIC Pool to (1) cease to qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of any Class R
               Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class
               R Certificate to a Person that is not a Permitted Transferee.

          (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new
Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

          (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class, upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (h) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

          (j) Upon request, the Certificate Registrar shall provide to the
Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

          (k) Each Person who has or who acquires any Ownership Interest in a
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of the intercreditor agreements affecting such Certificate.

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          SECTION 5.03 Book-Entry Certificates.

          (a) Each Class of Regular Certificates and the Class A-2FL
Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section
5.02(b) and in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor
Depository that agrees to hold such Certificates for the respective Certificate
Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in
Section 5.02(b) and in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class X, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class OCS
Certificates initially sold to Qualified Institutional Buyers in reliance on
Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede &
Co. as nominee of the Depository. The Class X, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class OCS
Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global
Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All transfers by Certificate Owners of their respective
Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate
Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable
Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

          (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities

                                       246

with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is
unable to locate a qualified successor, or (ii) the Depositor advises the
Depository of its intent to terminate the book-entry system through the
Depository with respect to a Class of Book-Entry Certificates and (in the event applicable law and/or the Depository's procedures require that the Depository
Participants holding Ownership Interests in such Class of Book-Entry
Certificates submit a withdrawal request to the Depository in order to so terminate the book-entry system) the Depositor additionally notifies those
Depository Participants and those Depository Participants submit a withdrawal request with respect to such termination, then the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

          Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

          (d) Notwithstanding any other provisions contained herein, neither the
Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee and the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage
Interest. Upon the issuance of any new Certificate under this section, the
Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership

                                       247

in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05 Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as of the related Record Date as the owner of such
Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                       248

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01 Liability of Depositor, Master Servicer and Special
               Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          SECTION 6.02 Merger, Consolidation or Conversion of Depositor or
               Master Servicer or Special Servicer.

          Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, national banking association or other legal entity, under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation, national banking association or other foreign legal entity, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the
Serviced Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

          The Depositor, the Master Servicer or the Special Servicer may be
merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of the
Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor, the Master Servicer or the Special Servicer shall be a party, or any
Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer,
as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of the Master Servicer or the Special
Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates and
(ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

                                       249

          SECTION 6.03 Limitation on Liability of Depositor, Master Servicer and
               Special Servicer.

          None of the Depositor, the Master Servicer or the Special Servicer, or
any director, officer, employee or agent of any of them, shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or, with respect to any A/B Loan Combination, the related B-Noteholder(s) for any action taken, or not taken, in good faith pursuant to this Agreement (including any action taken, or not taken, in good faith pursuant to any Co-Lender Agreement as required pursuant to the terms of this Agreement), or for errors in judgment;
provided, however, that this provision shall not protect the Depositor, the
Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or, with respect to any A/B Loan
Combination, the related B-Noteholder(s) for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder. The Depositor, the
Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The
Depositor, the Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer or the
Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this
Agreement), other than Advances (the reimbursement of which is otherwise provided for hereunder) and other than any loss, liability or expense: (i)
specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof; (ii) that constitutes (A) amounts payable as compensation to any Sub-Servicer retained by the Master Servicer or the Special
Servicer or (B) expenses described in the last sentence of the definition of
Servicing Advances; (iii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iv) incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder; provided, however, that if and to the extent that any A/B Loan Combination and/or a related B-Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related A/B Custodial Account pursuant to Section 3.05(g) and, if not solely attributable to a B-Note Loan (or any successor REO B-Note Loan with respect thereto), shall also be payable out of the Certificate Account as and to the extent permitted by Section 3.05(a); and provided, further, that in making a determination as to whether any such indemnity is solely attributable to a
B-Note Loan (or any successor REO Loan with respect thereto), the fact that any legal action was instituted by such B-Noteholder shall not create a presumption that such indemnity is solely attributable thereto. None of the Depositor, the
Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the
Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may

                                       250

deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the
Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special
Servicer shall be entitled to be reimbursed therefor from the Certificate
Account as provided in Section 3.05(a); provided, however, that if and to the extent that any A/B Loan Combination and/or a related B-Noteholder is involved, such expenses and costs (to the extent reasonable and customary), and such liabilities shall be payable out of the related A/B Custodial Account pursuant to Section 3.05(g) and, if not solely attributable to a B-Note Loan (or any successor REO B-Note Loan with respect thereto), shall also be payable out of the Certificate Account as and to the extent permitted by Section 3.05(a). In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the
Depositor, the Trustee or any Certificateholder, subject to the provisions of
Section 8.05(b).

          SECTION 6.04 Resignation of Master Servicer and the Special Servicer.

          The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as
applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master
Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and the Special
Servicer shall each have the right to resign at any other time; provided that
(i) a willing successor thereto has been found by the Master Servicer or Special
Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates,
(iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts such appointment, and assumes the responsibilities and obligations of the resigning party hereunder, prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special
Servicer shall be permitted to resign except as contemplated above in this
Section 6.04.

          Consistent with the foregoing, neither the Master Servicer nor the
Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor

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thereto, the Master Servicing Fee or the Special Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

          SECTION 6.05 Rights of Depositor and Trustee in Respect of Master
               Servicer and the Special Servicer.

          The Master Servicer and the Special Servicer shall each afford the
Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special
Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; and provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the
Special Servicer and is not obligated to supervise the performance of the Master
Servicer or the Special Servicer under this Agreement or otherwise.

          SECTION 6.06 Depositor, Master Servicer and Special Servicer to
               Cooperate with Trustee.

          The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

          SECTION 6.07 Depositor, Special Servicer and Trustee to Cooperate with
               Master Servicer.

          The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Master Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.08 Depositor, Master Servicer and Trustee to Cooperate with
               Special Servicer.

          The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Special Servicer in order to enable it to perform its duties hereunder.

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          SECTION 6.09 Designation of Special Servicer by the Controlling Class
               Certificateholders and Others.

          (a) Subject to the terms of this Section, the Holder or Holders of the
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer without cause or any Special
Servicer that has resigned or otherwise ceased to serve in such capacity;
provided that such Holder or Holders shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of
Default; and provided, further, that, for so long as the Maine Mall Controlling
B-Noteholder is the Maine Mall Directing Holder, the Holder or Holders of
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class may not terminate or replace any Maine Mall Special Servicer appointed by the Maine Mall Controlling B-Noteholder in accordance with Section
6.09(b); and provided, further, that, for so long as the Chico Mall Controlling
B-Noteholder is the Chico Mall Directing Holder, the Holder or Holders of
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class may not terminate or replace any Chico Mall Special Servicer appointed by the Chico Mall Controlling B-Noteholder in accordance with Section
6.09(b). Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master
Servicer, each B-Noteholder and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and
Acknowledgment in the form attached hereto as Exhibit J-1. If such Holders have not replaced a Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, and subject to the prior rights of the Maine Mall Controlling
B-Noteholder (for so long as it is the Maine Mall Directing Holder) to appoint a
Maine Mall Special Servicer in accordance with Section 6.09(b) and the prior rights of the Chico Mall Controlling B-Noteholder (for so long as it is the
Chico Mall Direct Holder) to appoint a Chico Mall Special Servicer in accordance with Section 6.09(b), the Trustee shall designate a successor Special Servicer, subject to removal by the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class or as and to the extent otherwise so provided in Section 6.09(b), and appointment of a successor thereto pursuant to the terms of this Section 6.09. Subject to the provisos to the first sentence of this Section 6.09(a), any Person designated pursuant to this Section 6.09(a), whether designated by Holders of the
Controlling Class or by the Trustee, shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the
Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more
Classes of the Certificates; provided that such confirmation need not be obtained from S&P if the designated Person is on S&P's Select Servicer List as a
U.S. Commercial Mortgage Special Servicer. The appointment of such designated
Person as Special Servicer shall also be subject to receipt by the Trustee of
(1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an Opinion of Counsel
(at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable

                                       253

provisions of this Agreement, that upon the execution and delivery of the
Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this
Agreement shall be enforceable against the designated Person in accordance with its terms. Subject to the provisos to the first sentence of this Section
6.09(a), any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the effective date of such resignation (including
Workout Fees earned on Specially Serviced Loans which became Corrected Loans prior to its resignation or are otherwise payable to the terminated or resigning
Special Servicer pursuant to Section 3.11(c)), and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation.
Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning
Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special
Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account, an A/B Custodial Account, a Servicing Account, a Reserve Account or an REO
Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Loans and Administered REO Properties.

          Notwithstanding the foregoing, if the Controlling Class of
Certificates consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class of Certificates set forth above in this Section 6.09 may be exercised directly by the relevant Certificate Owner(s); provided that the identity of such Certificate Owner(s) has been confirmed to the Trustee to its reasonable satisfaction.

          (b) For so long as it is the Maine Mall Directing Holder, the Maine
Mall Controlling B-Noteholder may, in accordance with Section 17(c) of the Maine
Mall Co-Lender Agreement, upon at least 10 Business Days prior notice to the
Special Servicer, the Master Servicer and the Trustee, with or without cause, terminate the rights and obligations of the Special Servicer hereunder solely with respect to the Maine Mall Loan Combination or related REO Property and designate a Person to serve as Maine Mall Special Servicer hereunder; provided that the Maine Mall Controlling B-Noteholder shall pay all reasonable and customary costs and expenses related thereto, to the extent provided under
Section 17(c) of the Maine Mall Co-Lender Agreement. The Maine Mall Controlling
B-Noteholder shall so designate a Person to serve as replacement Maine Mall
Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Maine Mall Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If the Maine Mall Controlling B-Noteholder is
the Maine Mall Directing Holder, and if the Maine Mall Controlling B-Noteholder
has not designated a replacement Maine Mall Special Servicer within 30 days of the predecessor Maine Mall Special Servicer having been terminated by the Maine
Mall Controlling B-Noteholder, then the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class or the Trustee shall designate a successor Maine Mall Special Servicer in accordance with Section 6.09(a), subject to removal in accordance with this
Section 6.09. Any Person designated by the Maine Mall Controlling B-

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Noteholder to act as a Maine Mall Special Servicer shall become the Maine Mall
Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from each Rating Agency that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the
Certificates; (2) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2 (modified to specifically relate to the Maine
Mall Loan Combination or any related REO Property), executed by the designated
Person; and (3) an Opinion of Counsel (at the expense of the Person designated to become the Maine Mall Special Servicer) to the effect that the designation of such Person as Maine Mall Special Servicer is in compliance with this Section
6.09(b) and all other applicable provisions of this Agreement, that, upon the execution and delivery of the Acknowledgment of Proposed Maine Mall Special
Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Maine
Mall Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Maine Mall Special Servicer hereunder;
provided, however, that (i) the resigning Maine Mall Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and (ii) the resigning Maine Mall
Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing Maine Mall Special Servicer shall cooperate with the Trustee and the replacement Maine Mall Special Servicer in effecting the termination of the outgoing Maine Mall Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the replacement Maine Mall Special
Servicer for administration by it of all cash amounts relating to the Maine Mall
Loan Combination or any related REO Property that shall at the time be or should have been credited by the Maine Mall Special Servicer to the Certificate
Account, an A/B Custodial Account, a Servicing Account, a Reserve Account or an
REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to the Maine Mall Loan Combination and/or any related REO Property. The Trustee shall notify the other parties hereto and the
Certificateholders of any termination of the Maine Mall Special Servicer and appointment of a new Maine Mall Special Servicer in accordance with this Section
6.09(b). Notwithstanding anything herein to the contrary, neither of the Maine
Mall B-Noteholders shall have any right to terminate, replace or appoint any party as Special Servicer in respect of any Mortgage Loan or REO Property other than the Maine Mall Loan Combination or any related REO Property.

          For so long as it is the Chico Mall Directing Holder, the Chico Mall
Controlling B-Noteholder may, in accordance with Section 17(c) of the Chico Mall
Co-Lender Agreement, upon at least 10 Business Days prior notice to the Special
Servicer, the Master Servicer and the Trustee, with or without cause, terminate the rights and obligations of the Special Servicer hereunder solely with respect to the Chico Mall Loan Combination or related REO Property and designate a
Person to serve as Chico Mall Special Servicer hereunder; provided that the
Chico Mall Controlling B-Noteholder shall pay all reasonable and customary costs and expenses related thereto, to the extent provided under Section 17(c) of the
Chico Mall Co-Lender Agreement. The Chico Mall Controlling B-Noteholder shall so designate a Person to serve as replacement Chico Mall Special Servicer by the delivery to the Trustee, the Master Servicer and the existing

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Chico Mall Special Servicer of a written notice stating such designation. The
Trustee shall, promptly after receiving any such notice, deliver to the Rating
Agencies an executed Notice and Acknowledgment in the form attached hereto as
Exhibit J-1. If the Chico Mall Controlling B-Noteholder is the Chico Mall
Directing Holder, and if the Chico Mall Controlling B-Noteholder has not
designated a replacement Chico Mall Special Servicer within 30 days of the predecessor Chico Mall Special Servicer having been terminated by the Chico Mall
Controlling B-Noteholder, then the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class or the
Trustee shall designate a successor Chico Mall Special Servicer in accordance with Section 6.09(a), subject to removal in accordance with this Section 6.09.
Any Person designated by the Chico Mall Controlling B-Noteholder to act as a
Chico Mall Special Servicer shall become the Chico Mall Special Servicer on the date as of which the Trustee shall have received all of the following: (1)
written confirmation from each Rating Agency that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates; (2) an
Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit J-2 (modified to specifically relate to the Chico Mall Loan Combination or any related REO Property), executed by the designated Person; and (3) an
Opinion of Counsel (at the expense of the Person designated to become the Chico
Mall Special Servicer) to the effect that the designation of such Person as
Chico Mall Special Servicer is in compliance with this Section 6.09(b) and all other applicable provisions of this Agreement, that, upon the execution and delivery of the Acknowledgment of Proposed Chico Mall Special Servicer, the
designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Chico Mall Special
Servicer shall be deemed to have resigned simultaneously with such designated
Person's becoming the Chico Mall Special Servicer hereunder; provided, however, that (i) the resigning Chico Mall Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing
Advances or otherwise, and (ii) the resigning Chico Mall Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing Chico Mall Special Servicer shall cooperate with the
Trustee and the replacement Chico Mall Special Servicer in effecting the termination of the outgoing Chico Mall Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two (2)
Business Days to the replacement Chico Mall Special Servicer for administration by it of all cash amounts relating to the Chico Mall Loan Combination or any related REO Property that shall at the time be or should have been credited by the Chico Mall Special Servicer to the Certificate Account, an A/B Custodial
Account, a Servicing Account, a Reserve Account or an REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to the Chico Mall Loan Combination and/or any related REO Property. The
Trustee shall notify the other parties hereto and the Certificateholders of any termination of the Chico Mall Special Servicer and appointment of a new Chico
Mall Special Servicer in accordance with this Section 6.09(b). Notwithstanding anything herein to the contrary, neither of the Chico Mall B-Noteholders shall have any right to terminate, replace or appoint any party as Special Servicer in respect of any Mortgage Loan or REO Property other than the Chico Mall Loan
Combination or any related REO Property.

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          (c) As and to the extent provided in Section 17(d) of the related
Co-Lender Agreement, the Maine Mall Controlling B-Noteholder and the Chico Mall
Controlling B-Noteholder may each designate a representative to exercise its rights under Section 6.09(b).

          (d) If a replacement special servicer is appointed with respect to the
Maine Mall Loan Combination or any related REO Property in accordance with
Section 6.09(b) such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer"
shall mean the Maine Mall Special Servicer, insofar as such duties and obligations relate to the Maine Mall Loan Combination or any related REO
Property, and shall mean the General Special Servicer (as defined below), in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the Maine Mall Special Servicer and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the Maine Mall Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the Maine Mall Loan Combination or any related REO Property, and shall mean the
General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Defaulted Mortgage Loans pursuant to Section 3.18, the term "Special Servicer" shall mean the General
Special Servicer only; (iv) when used in the context of granting the Special
Servicer the right to purchase all of the Mortgage Loans and any REO Properties remaining in the Trust Fund pursuant to Section 9.01, the term "Special
Servicer" shall mean the General Special Servicer only; (v) when used in the context of the Special Servicer being replaced, pursuant to Section 6.09(a), by the Holder or Holders of a majority of the Voting Rights allocated to the
Controlling Class, the term "Special Servicer" shall mean the General Special
Servicer or the Maine Mall Special Servicer, as applicable (provided that, for so long as the Maine Mall Controlling B-Noteholder is the Maine Mall Directing
Holder, the Holder or Holders of a majority of the Voting Rights allocated to the Controlling Class may not, in accordance with Section 6.09(a), terminate or replace any Maine Mall Special Servicer with respect to the Maine Mall Loan
Combination or any related REO Property that was appointed by the Maine Mall
Controlling B-Noteholder in accordance with Section 6.09(b)); (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer"
shall mean each of the Maine Mall Special Servicer and the General Special
Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the Maine Mall Special Servicer or the
General Special Servicer, as applicable.

          If a replacement special servicer is appointed with respect to the
Chico Mall Loan Combination or any related REO Property in accordance with
Section 6.09(b) such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special

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Servicer hereunder or the performance of such duties and obligations, the term
"Special Servicer" shall mean the Chico Mall Special Servicer, insofar as such duties and obligations relate to the Chico Mall Loan Combination or any related
REO Property, and shall mean the General Special Servicer (as defined below), in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the Chico Mall Special Servicer and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the Chico Mall Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the Chico Mall Loan Combination or any related REO Property, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Defaulted
Mortgage Loans pursuant to Section 3.18, the term "Special Servicer" shall mean the General Special Servicer only; (iv) when used in the context of granting the
Special Servicer the right to purchase all of the Mortgage Loans and any REO
Properties remaining in the Trust Fund pursuant to Section 9.01, the term
"Special Servicer" shall mean the General Special Servicer only; (v) when used in the context of the Special Servicer being replaced, pursuant to Section
6.09(a), by the Holder or Holders of a majority of the Voting Rights allocated to the Controlling Class, the term "Special Servicer" shall mean the General
Special Servicer or the Chico Mall Special Servicer, as applicable (provided that, for so long as the Chico Mall Controlling B-Noteholder is the Chico Mall
Directing Holder, the Holder or Holders of a majority of the Voting Rights allocated to the Controlling Class may not, in accordance with Section 6.09(a), terminate or replace any Chico Mall Special Servicer with respect to the Chico
Mall Loan Combination or any related REO Property that was appointed by the
Chico Mall Controlling B-Noteholder in accordance with Section 6.09(b)); (vi)
when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term
"Special Servicer" shall mean each of the Chico Mall Special Servicer and the
General Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the
Chico Mall Special Servicer or the General Special Servicer, as applicable.

          References in this Section 6.09(d) to "General Special Servicer" means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of (i) the Maine Mall Loan Combination or any related REO Property, if a different Maine Mall Special Servicer has been appointed with respect thereto, and (ii) the Chico Mall Loan Combination or any related REO Property, if a different Chico Mall Special Servicer has been appointed with respect thereto).

          SECTION 6.10 Master Servicer or Special Servicer as Owner of a
               Certificate.

          The Master Servicer or an Affiliate of the Master Servicer or the
Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry

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Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate
thereof. If, at any time during which the Master Servicer or the Special
Servicer or an Affiliate of the Master Servicer or the Special Servicer is the
Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer
proposes to take action (including for this purpose, omitting to take action)
that is not expressly prohibited by the terms hereof and would not, in the
Master Servicer's or the Special Servicer's good faith judgment, violate the
Servicing Standard, but that, if taken, might nonetheless, in the Master
Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master
Servicer or the Special Servicer may (but need not) seek the approval of the
Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b)
identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the
Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take.
The Trustee, upon receipt of such notice, shall forward it to the
Certificateholders (other than the Master Servicer and its Affiliates or the
Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all
Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its
Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master
Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

          SECTION 6.11 The Controlling Class Representative.

          (a) Subject to Section 6.12 of this Agreement and the terms of the
Maine Mall Co-Lender Agreement, in the case of the Maine Mall Loan Combination or any related REO Property, and subject to Section 6.13 of this Agreement and the terms of the Chico Mall Co-Lender Agreement, in the case of the Chico Mall
Loan Combination or any related REO Property, and subject to Section 6.14 of this Agreement, in the case of the One Court Square-Citibank Mortgage Loan or any related REO Property during a Class OCS Control Period, the Controlling
Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an
Adverse REMIC Event or the violation of the Servicing Standard and except as set forth in, and in any event subject to, the second paragraph of this Section
6.11(a), the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten Business Days of being notified thereof, which notification with respect to the action described

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in clause (vi) below shall be copied by the Special Servicer to the Master
Servicer (provided that, if such written objection has not been received by the
Special Servicer within such ten Business Day period, then the Controlling Class
Representative's approval will be deemed to have been given):

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

               (ii) any modification of a Money Term (other than late payment charge and Default Interest provisions) of a Mortgage Loan, but excluding a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

               (iii) any proposed sale of an REO Property (other than in
          connection with the termination of the Trust Fund) for less than the related Purchase Price;

               (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous
          Materials located at an REO Property;

               (v) any release of collateral, or acceptance of substitute or additional collateral, for a Mortgage Loan unless required by the related Mortgage Loan documents and/or applicable law;

               (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance"
          clause; and

               (vii) any acceptance of an assumption agreement releasing a
          Mortgagor from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan Documents);

provided that the foregoing rights of the Controlling Class Representative shall not relate to (w) the Maine Mall Mortgage Loan or any related REO Property, regarding which the rights and powers of the specified Persons set forth under
Section 6.12 are instead applicable, (x) the Chico Mall Mortgage Loan or any related REO Property, regarding which the rights and powers of the specified
Persons set forth under Section 6.13 are instead applicable, (y) the One Court
Square-Citibank Mortgage Loan or any related REO Property during a Class OCS
Control Period, regarding which the rights and powers of the specified Persons set forth under Section 6.14 are instead applicable, or (z) the Outside Serviced
Mortgage Loan or any related REO Property, regarding which the related Co-Lender
Agreement and the Outside Servicing Agreement governs.

          In addition, the Controlling Class Representative may direct the
Special Servicer to take, or to refrain from taking, such other actions (other than with respect to the Maine Mall

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Loan Combination or any related REO Property, the Chico Mall Loan Combination or any related REO Property, the One Court Square-Citibank Mortgage Loan or any
related REO Property or the Outside Serviced Loan Combination or any related REO
Property) as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in this Agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph or Section 3.19(e), may (and the Master Servicer or Special Servicer, as applicable, shall disregard any such direction or objection that would) require or cause the Master Servicer or
Special Servicer to violate any applicable law, any provision of this Agreement or any Mortgage Loan or the REMIC Provisions, including without limitation the
Master Servicer's or Special Servicer's obligation to act in accordance with the
Servicing Standard, or expose the Master Servicer, the Special Servicer, the
Trust Fund or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, is not in the best interests of the
Certificateholders. For the avoidance of doubt, the Master Servicer and/or the
Special Servicer shall disregard any direction or objection of any party
(including, without limitation, of the Controlling Class Representative) if such direction and/or objection causes the Master Servicer or the Special Servicer to violate the Servicing Standard, any applicable law, any provision of this
Agreement or any Mortgage Loan or the REMIC Provisions or expose the Master
Servicer, the Special Servicer, the Trust Fund or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Master Servicer's or
Special Servicer's responsibility hereunder or cause the Master Servicer or the
Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer is not in the best interest of the Certificateholders or is inconsistent with the Servicing
Standard.

          (b) The Controlling Class Representative is hereby authorized to exercise the rights and powers of the holder of the Mortgage Note for the
Outside Serviced Mortgage Loan, under Sections 2(d) and 20(b) of the related
Co-Lender Agreement (and any corresponding provisions of the Outside Servicing
Agreement), including for purposes of exercising, either individually or together with Loews Universal Hotel Portfolio Non-Mortgage Loan Noteholders, as
the case may be, consent rights, consultation rights, rights to direct servicing and rights to replace the Outside Special Servicer. Promptly following the initial such appointment of a Controlling Class Representative and any subsequent such appointment of a successor Controlling Class Representative with respect to any Outside Serviced Mortgage Loan, the Trustee shall inform the
Outside Servicers and the Loews Universal Hotel Portfolio Non-Mortgage Loan
Noteholders (and from time to time shall ensure that such parties remain similarly informed) that the Controlling Class Representative is entitled, to the full extent permitted under the related Co-Lender Agreement, to exercise such rights and powers of the holder of the Mortgage Note for the Outside
Serviced Mortgage Loan, under Sections 2(d) and 20(b) of the related Co-Lender
Agreement (and any corresponding provisions of the Outside Servicing Agreement), and, further, the Trustee shall take such other actions as may be required under the related Co-Lender Agreement in order to permit the Controlling Class
Representative to exercise such rights and powers. The Controlling Class
Representative shall be subject to the

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same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the
Mortgage Note for the Outside Serviced Mortgage Loan. In addition, subject to
Section 7.01(c) and each other section hereof that specifically addresses a particular matter with respect to the Outside Serviced Mortgage Loan, if the
Trustee is requested to take any action in its capacity as holder of the
Mortgage Note for the Outside Serviced Mortgage Loan, pursuant to the related
Co-Lender Agreement and/or the Outside Servicing Agreement, then the Trustee will notify (in writing), and act in accordance with the instructions of, the
Controlling Class Representative; provided that, if such instructions are not provided within the prescribed time period, then the Trustee, subject to
Sections 8.01 and 8.02, shall take such action or inaction as it deems to be in the best interests of the Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the
Trustee, with respect to the Outside Serviced Mortgage Loan or any related REO
Property, (i) shall not be required to take any action that relates to directing or approving any servicing related action under the Outside Servicing Agreement or the related Co-Lender Agreement, to the extent that the Controlling Class
Representative has been notified thereof and has failed to provide instructions with respect to such action within the prescribed time period, and (ii) shall not take any action that is not permitted under applicable law or the terms of the related Co-Lender Agreement or the Outside Servicing Agreement or any action that is, in the good faith, reasonable discretion of the Trustee, materially adverse to the interests of the Certificateholders (as a collective whole).

          (c) The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the
Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class of Certificates, that the
Controlling Class Representative does not have any duties to the Holders of any
Class of Certificates other than the Controlling Class of Certificates, that the
Controlling Class Representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the
Controlling Class of Certificates, and that the Controlling Class Representative will not have any liability whatsoever for having so acted, and no
Certificateholder may take any action whatsoever against the Controlling Class
Representative or any director, officer, employee, agent or principal thereof for having so acted.

          SECTION 6.12 Certain Matters Regarding the Maine Mall Loan Combination

          (a) Each of the Master Servicer and the Special Servicer shall consult with the Maine Mall Controlling Party before taking any Maine Mall Major Action, and (except as

                                      262

expressly set forth in this Section 6.12 and in Section 17 of the Maine Mall
Co-Lender Agreement) will not take any Maine Mall Major Action until it has been approved (or deemed approved in accordance with the terms of this Section 6.12 and Section 17 of the Maine Mall Co-Lender Agreement) by the Maine Mall
Controlling Party. The Maine Mall Controlling Party shall provide the Master
Servicer or Special Servicer, as applicable, with its response to any proposed
Maine Mall Major Action within ten (10) Business Days after the Maine Mall
Controlling Party's receipt of written notice of any such proposal (which notice shall, in any event, be sent to the Maine Mall B-Noteholders and shall include any information reasonably necessary for the Maine Mall Controlling Party to make an informed decision with respect to such proposal) and shall be deemed to have given its approval if no response is received by such servicer within such ten (10) Business Days (provided such written notice contained the following words in bold-faced capital letters: "THIS NOTICE RELATES TO A "SECTION 17
ACTION" UNDER THE CO-LENDER AGREEMENT. FAILURE TO RESPOND TO THIS NOTICE WITHIN
TEN (10) BUSINESS DAYS SHALL RESULT IN YOUR DEEMED APPROVAL OF THE ACTION
PROPOSED HEREIN").

          (b) Notwithstanding the foregoing, if the Master Servicer or Special
Servicer, as applicable under the circumstances, reasonably determines in good faith in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the Certificateholders and the Maine Mall
B-Noteholders as a collective whole, it may take such action without waiting for the approval of the Maine Mall Controlling Party. In addition, neither the
Master Servicer nor the Special Servicer shall be required or permitted to take any action that in its reasonable good faith judgment would violate (and shall not refrain from taking any action that it determines in its reasonable good faith judgment is required in order to comply with) the Servicing Standard, this
Agreement, the related loan documents or applicable law or result in an Adverse
REMIC Event or Adverse Grantor Trust Event. Furthermore, subject to the terms of this Agreement, the Special Servicer shall not be obligated to seek further approval from the Maine Mall Controlling Party for any actions to be taken by the Master Servicer or Special Servicer if:

               (i) the Special Servicer has notified the Maine Mall Controlling
     Party in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of the Maine Mall Loan
     Combination; and

               (ii) for sixty (60) days following the first such notice, the
     Maine Mall Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer in the exercise of its reasonable good faith judgment considers to be consistent with the Servicing Standard.

          (c) The parties hereto acknowledge that the Maine Mall Directing
Holder may designate, in writing, a representative to exercise its rights and powers under Section 17 of the Maine Mall Co-Lender Agreement or otherwise under that agreement (copies of such writing to be delivered to each of the other parties thereto). Any such designation shall remain in effect until it is revoked by the party entitled to so designate by a writing delivered to each of the other parties hereto. The Maine Mall Directing Holder (or, if it appoints a representative as contemplated by the prior sentence, such representative) will constitute the "Maine Mall

                                      263

Controlling Party". If the Trust, as holder of the Maine Mall Mortgage Loan or any successor REO Loan with respect thereto, shall become the Maine Mall
Directing Holder in accordance with the Maine Mall Co-Lender Agreement, then
(for so long as the Trust is the Maine Mall Directing Holder) the Controlling
Class Representative shall be designated under the circumstances set forth below as the representative of the Trust for purposes of exercising the rights of the
Maine Mall Directing Holder under Section 17 of the Maine Mall Co-Lender
Agreement and the rights of the Maine Mall Controlling Party under Section
6.12(a) and Section 6.12(b) above, and the Trustee shall take all actions necessary (including providing timely notice to the Maine Mall B-Noteholders) to effect such designation.

          (d) The Master Servicer shall give written notice to the Maine Mall
B-Noteholders and the Controlling Class Representative of any Appraisal
Reduction Amount calculated in accordance with the terms of this Agreement with respect to the Maine Mall Loan Combination and any proposed allocation thereof to the respective Serviced Loans (or any successor REO Loans with respect thereto) comprising the Maine Mall Loan Combination. Any Appraisal Reduction
Amount with respect to the Maine Mall Loan Combination shall be allocated to the respective Maine Mall B-Note Loans (or any successor REO Loans with respect thereto) in accordance with Section 17(e) of the Maine Mall Co-Lender Agreement and the definition of "Appraisal Reduction Amount" herein. Upon allocation of an
Appraisal Reduction Amount that would result in a Maine Mall B-Note Control
Appraisal Event with respect to a Maine Mall B-Note Loan or any successor REO
B-Note Loans with respect thereto, the applicable Maine Mall B-Noteholder (in accordance with the Maine Mall Co-Lender Agreement) shall have the right to require the Special Servicer, at the expense of such Maine Mall B-Noteholder, to appoint an Independent Appraiser (reasonably acceptable to such Maine Mall
B-Noteholder) to prepare a second Appraisal of the Maine Mall Mortgaged
Property. If the appraised value of the Maine Mall Mortgaged Property determined by the second Appraisal is not more than 10% higher than the appraised value in the first Appraisal, the appraised value of the first Appraisal shall be used to determine the Appraisal Reduction Amount. If the appraised value of such Maine
Mall Mortgaged Property determined by the second Appraisal is more than 10%
higher than the appraised value in the first Appraisal, then the Special
Servicer shall direct the Independent Appraisers to jointly appoint a third
Independent Appraiser (reasonably acceptable to such Maine Mall B-Noteholder), at the expense of such Maine Mall B-Noteholder, to reconcile the differences between the appraised values determined under each Appraisal. The determination of such third Appraiser shall be the final and binding determination of the appraised value of the Maine Mall Mortgaged Property for purposes of this
Section 6.12(d) and Section 17(e) of the Maine Mall Co-Lender Agreement until the preparation of a new Appraisal in accordance with the terms of this
Agreement.

          (e) The parties hereto recognize the right of the Maine Mall
Controlling B-Noteholder to avoid a Maine Mall B-Note Control Appraisal Event and loss of Maine Mall Directing Holder status by delivering Maine Mall
Threshold Event Collateral in accordance with Section 17(f) of the Maine Mall
Co-Lender Agreement. The Special Servicer shall hold all such Maine Mall
Threshold Event Collateral in a manner that clearly identifies that it is being held for the benefit of the Certificateholders but, for federal income tax purposes, is beneficially owned by the applicable Maine Mall B-Noteholder. The
Special Servicer shall take all actions reasonably necessary to maintain any perfected security interest on the part of the Trust in and to

                                      264

any Maine Mall Threshold Event Collateral. In connection with the foregoing, if a letter of credit is furnished as Maine Mall Threshold Event Collateral, and if the Maine Mall Controlling B-Noteholder fails to either renew such letter of credit at least thirty (30) days prior to the expiration thereof or replace such letter of credit with a substitute letter of credit or other Maine Mall
Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution, then (unless requested to do so earlier in accordance with Section 17(f) of the Maine Mall Co-Lender
Agreement) the Special Servicer shall, as soon as permitted under Section 17(f)
of the Maine Mall Co-Lender Agreement, draw upon such letter of credit and hold the proceeds thereof as Maine Mall Threshold Event Collateral. Additionally, if
a letter of credit is furnished as Maine Mall Threshold Event Collateral and the issuer of such letter of credit at any time no longer satisfies the unsecured debt rating requirements set forth in the definition of "Threshold Event
Collateral" in the Maine Mall Co-Lender Agreement, then (unless requested to do so earlier in accordance with Section 17(f) of the Maine Mall Co-Lender
Agreement) the Special Servicer shall draw upon such letter of credit and hold the proceeds thereof as Maine Mall Threshold Event Collateral. Upon a Final
Recovery Determination with respect to the Maine Mall Loan Combination, any
Maine Mall Threshold Event Collateral held by the Special Servicer shall be available to reimburse the Trust for any realized loss of principal and/or interest incurred with respect to the Maine Mall Mortgage Loan (or any successor
REO Loan with respect thereto), up to the maximum amount permitted under the
Maine Mall Co-Lender Agreement, together with all other amounts (including, without limitation, Additional Trust Fund Expenses related to the Maine Mall
Loan Combination or any related REO Property) reimbursable under the Maine Mall
Co-Lender Agreement and this Agreement. To the extent necessary to effect such reimbursement, the Special Servicer shall draw down upon or otherwise liquidate all non-cash Maine Mall Threshold Event Collateral and shall forward the reimbursement payment to the Master Servicer for deposit in the Certificate
Account. Such reimbursement or payment shall, except for purposes of Section
3.11 hereof, constitute "Liquidation Proceeds". The Special Servicer may not
release any Maine Mall Threshold Event Collateral to a Maine Mall B-Noteholder,
except as expressly required under Section 17(f) of the Maine Mall Co-Lender
Agreement (including, in connection with a Final Recovery Determination with respect to the Maine Mall Loan Combination, following the reimbursement of the
Trust as contemplated above in this Section 6.12(e)). The arrangement by which the Maine Mall Threshold Event Collateral is held shall constitute an "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h) and such property (and the right to reimbursement of any amounts with respect thereto) shall be beneficially owned by the applicable Maine Mall B-Noteholder, who shall be taxed on all income with respect thereto.

          (f) The liability of any party exercising the rights of the Maine Mall
Directing Holder to the respective holders of the Mortgage Notes for the Maine
Mall Loan Combination shall be limited as set forth in Section 17(h) of the
Maine Mall Co-Lender Agreement.

          (g) Each Maine Mall B-Noteholder shall be entitled to receive any and all reports, statements, documents and other information required to be delivered by any party hereto to the Controlling Class Representative (other than any notices regarding the fair value of a Defaulted Mortgage Loan determined in accordance with Section 3.18), but only to the extent that such reports, statements, documents and other information relate to the Maine Mall
Loan Combination or any related REO Property. In addition, the Special Servicer
(if the Maine Mall

                                      265

Mortgage Loan is a Specially Serviced Loan or has become an REO Loan) or otherwise the Master Servicer shall deliver to each Maine Mall B-Noteholder all reports, statements, documents and other information required to be delivered thereto pursuant to the Maine Mall Co-Lender Agreement.

          (h) The parties hereto recognize and acknowledge the rights of each
Maine Mall B-Noteholder under the Maine Mall Co-Lender Agreement, including the right to: (i) purchase the Maine Mall Mortgage Loan under the circumstances contemplated by Section 9 of the Maine Mall Co-Lender Agreement; and (ii) to
cure defaults with respect to the Maine Mall Mortgage Loan under the circumstances contemplated by Section 18 of the Maine Mall Co-Lender Agreement.
In connection with the foregoing, the Special Servicer (if the Maine Mall
Mortgage Loan is a Specially Serviced Loan) or the Master Servicer (otherwise), as applicable, shall take all actions required on the part of the holder of the
Maine Mall Mortgage Loan or contemplated to be performed by a servicer, in any case under Section 9 or 18 of the Maine Mall Co-Lender Agreement, including the delivery of all necessary notices on a timely basis and, in the case of Section
9 of the Maine Mall Co-Lender Agreement, the calculation of the applicable purchase price, as well as all other actions necessary and appropriate to effect the transfer of the Maine Mall Mortgage Loan (in connection with the purchase thereof under the Maine Mall Co-Lender Agreement) to the applicable Maine Mall
B-Noteholder(s) and/or to permit the applicable Maine Mall B-Noteholder(s) to effectuate a cure of any defaults under the Maine Mall Mortgage Loan. Further in connection with the foregoing, the Special Servicer (if the Maine Mall Mortgage
Loan is a Specially Serviced Loan or has become an REO Loan) or the Master
Servicer (otherwise), as applicable, shall notify the Maine Mall B-Noteholders
(i) of any applicable event of default with respect to the Maine Mall Mortgage
Loan in accordance with Section 18 of the Maine Mall Co-Lender Agreement, promptly after the applicable servicer has knowledge thereof and (ii) of any other event of default.

          The Special Servicer (if the Maine Mall Mortgage Loan is a Specially
Serviced Loan or has become an REO Loan) or the Master Servicer (otherwise), as applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, the Maine Mall Loan Combination or any related REO
Property required to be performed by the holder of the Maine Mall Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to the Maine
Mall Co-Lender Agreement and/or any related mezzanine intercreditor agreement.

          (i) In the event of a conflict between this Section 6.12 and the terms of the Maine Mall Co-Lender Agreement, the terms of the Maine Mall Co-Lender
Agreement shall control; and, notwithstanding anything herein to the contrary, neither the Master Servicer nor the Special Servicer shall take servicing action with respect to the Maine Mall Loan Combination or any related REO Property that would violate the terms of the Maine Mall Co-Lender Agreement.

          SECTION 6.13 Certain Matters Regarding the Chico Mall Loan Combination

          (a) Each of the Master Servicer and the Special Servicer shall consult with the Chico Mall Controlling Party before taking any Chico Mall Major Action, and (except as

                                      266

expressly set forth in this Section 6.13 and in Section 17 of the Chico Mall
Co-Lender Agreement) will not take any Chico Mall Major Action until it has been approved (or deemed approved in accordance with the terms of this Section 6.13 and Section 17 of the Chico Mall Co-Lender Agreement) by the Chico Mall
Controlling Party. The Chico Mall Controlling Party shall provide the Master
Servicer or Special Servicer, as applicable, with its response to any proposed
Chico Mall Major Action within ten (10) Business Days after the Chico Mall
Controlling Party's receipt of written notice of any such proposal (which notice shall, in any event, be sent to the Chico Mall B-Noteholders and shall include any information reasonably necessary for the Chico Mall Controlling Party to make an informed decision with respect to such proposal) and shall be deemed to have given its approval if no response is received by such servicer within such ten (10) Business Days (provided such written notice contained the following words in bold-faced capital letters: "THIS NOTICE RELATES TO A "SECTION 17
ACTION" UNDER THE CO-LENDER AGREEMENT. FAILURE TO RESPOND TO THIS NOTICE WITHIN
TEN (10) BUSINESS DAYS SHALL RESULT IN YOUR DEEMED APPROVAL OF THE ACTION
PROPOSED HEREIN").

          (b) Notwithstanding the foregoing, if the Master Servicer or Special
Servicer, as applicable under the circumstances, reasonably determines in good faith in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the Certificateholders and the Chico Mall
B-Noteholders as a collective whole, it may take such action without waiting for the approval of the Chico Mall Controlling Party. In addition, neither the
Master Servicer nor the Special Servicer shall be required or permitted to take any action that in its reasonable good faith judgment would violate (and shall not refrain from taking any action that it determines in its reasonable good faith judgment is required in order to comply with) the Servicing Standard, this
Agreement, the related loan documents or applicable law or result in an Adverse
REMIC Event or Adverse Grantor Trust Event. Furthermore, subject to the terms of this Agreement, the Special Servicer shall not be obligated to seek further approval from the Chico Mall Controlling Party for any actions to be taken by the Master Servicer or Special Servicer if:

               (i) the Special Servicer has notified the Chico Mall Controlling
     Party in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of the Chico Mall Loan
     Combination; and

               (ii) for sixty (60) days following the first such notice, the
     Chico Mall Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer in the exercise of its reasonable good faith judgment considers to be consistent with the Servicing Standard.

          (c) The parties hereto acknowledge that the Chico Mall Directing
Holder may designate, in writing, a representative to exercise its rights and powers under Section 17 of the Chico Mall Co-Lender Agreement or otherwise under that agreement (copies of such writing to be delivered to each of the other parties thereto). Any such designation shall remain in effect until it is revoked by the party entitled to so designate by a writing delivered to each of the other parties hereto. The Chico Mall Directing Holder (or, if it appoints a representative as contemplated by the prior sentence, such representative) will constitute the "Chico Mall

                                      267

Controlling Party". If the Trust, as holder of the Chico Mall Mortgage Loan or any successor REO Loan with respect thereto, shall become the Chico Mall
Directing Holder in accordance with the Chico Mall Co-Lender Agreement, then
(for so long as the Trust is the Chico Mall Directing Holder) the Controlling
Class Representative shall be designated under the circumstances set forth below as the representative of the Trust for purposes of exercising the rights of the
Chico Mall Directing Holder under Section 17 of the Chico Mall Co-Lender
Agreement and the rights of the Chico Mall Controlling Party under Section
6.13(a) and Section 6.13(b) above, and the Trustee shall take all actions necessary (including providing timely notice to the Chico Mall B-Noteholders) to effect such designation.

          (d) The Master Servicer shall give written notice to the Chico Mall
B-Noteholders and the Controlling Class Representative of any Appraisal
Reduction Amount calculated in accordance with the terms of this Agreement with respect to the Chico Mall Loan Combination and any proposed allocation thereof to the respective Serviced Loans (or any successor REO Loans with respect thereto) comprising the Chico Mall Loan Combination. Any Appraisal Reduction
Amount with respect to the Chico Mall Loan Combination shall be allocated to the respective Chico Mall B-Note Loans (or any successor REO Loans with respect thereto) in accordance with Section 17(e) of the Chico Mall Co-Lender Agreement and the definition of "Appraisal Reduction Amount" herein. Upon allocation of an
Appraisal Reduction Amount that would result in a Chico Mall B-Note Control
Appraisal Event, the applicable Chico Mall B-Noteholder (in accordance with the
Chico Mall Co-Lender Agreement) shall have the right to require the Special
Servicer, at the expense of such Chico Mall B-Noteholder, to appoint an
Independent Appraiser (reasonably acceptable to such Chico Mall B-Noteholder) to prepare a second Appraisal of the Chico Mall Mortgaged Property. If the
appraised value of the Chico Mall Mortgaged Property determined by the second
Appraisal is not more than 10% higher than the appraised value in the first
Appraisal, the appraised value of the first Appraisal shall be used to determine the Appraisal Reduction Amount. If the appraised value of such Chico Mall
Mortgaged Property determined by the second Appraisal is more than 10% higher than the appraised value in the first Appraisal, then the Special Servicer shall direct the Independent Appraisers to jointly appoint a third Independent
Appraiser (reasonably acceptable to such Chico Mall B-Noteholder), at the expense of such Chico Mall B-Noteholder, to reconcile the differences between the appraised values determined under each Appraisal. The determination of such third Appraiser shall be the final and binding determination of the appraised value of the Chico Mall Mortgaged Property for purposes of this Section 6.13(d)
and Section 17(e) of the Chico Mall Co-Lender Agreement until the preparation of a new Appraisal in accordance with the terms of this Agreement.

          (e) The parties hereto recognize the right of the Chico Mall
B-Noteholders to avoid a Chico Mall B-Note Control Appraisal Event by delivering
Chico Mall Threshold Event Collateral in accordance with Section 17(f) of the
Chico Mall Co-Lender Agreement. The Special Servicer shall hold all such Chico
Mall Threshold Event Collateral (in an Eligible Account, in the case of cash) in a manner that clearly identifies that it is being held for the benefit of the
Certificateholders but, for federal income tax purposes, is beneficially owned by the applicable Chico Mall B-Noteholder. The Special Servicer shall take all actions reasonably necessary to maintain any perfected security interest on the part of the Trust in and to any Chico Mall Threshold Event Collateral. In
connection with the foregoing, if a letter of credit is

                                      268

furnished as Chico Mall Threshold Event Collateral, and if the applicable Chico
Mall B-Noteholder fails to either renew such letter of credit at least thirty
(30) days prior to the expiration thereof or replace such letter of credit with a substitute letter of credit or other Chico Mall Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution, then (unless requested to do so earlier in accordance with
Section 17(f) of the Chico Mall Co-Lender Agreement) the Special Servicer shall draw upon such letter of credit and hold the proceeds thereof as Chico Mall
Threshold Event Collateral. Additionally, if a letter of credit is furnished as
Chico Mall Threshold Event Collateral and the issuer of such letter of credit at any time no longer satisfies the unsecured debt rating requirements set forth in the definition of "Threshold Event Collateral" in the Chico Mall Co-Lender
Agreement, then (unless requested to do so earlier in accordance with Section
17(f) of the Chico Mall Co-Lender Agreement) the Special Servicer shall, as soon as permitted under Section 17(f) of the Chico Mall Co-Lender Agreement, draw upon such letter of credit and hold the proceeds thereof as Chico Mall Threshold
Event Collateral. Upon a Final Recovery Determination with respect to the Chico
Mall Loan Combination, any Chico Mall Threshold Event Collateral held by the
Special Servicer shall be available to reimburse the Trust for any realized loss of principal and/or interest incurred with respect to the Chico Mall Mortgage
Loan (or any successor REO Loan with respect thereto), up to the maximum amount permitted under the Chico Mall Co-Lender Agreement, together with all other amounts (including, without limitation, Additional Trust Fund Expenses related to the Chico Mall Loan Combination or any related REO Property) reimbursable under the Chico Mall Co-Lender Agreement and this Agreement. To the extent necessary to effect such reimbursement, the Special Servicer shall draw down upon or otherwise liquidate all non-cash Chico Mall Threshold Event Collateral and shall forward the reimbursement payment to the Master Servicer for deposit in the Certificate Account. Such reimbursement or payment shall, except for purposes of Section 3.11 hereof, constitute "Liquidation Proceeds". The Special
Servicer may not release any Chico Mall Threshold Event Collateral to a Chico
Mall B-Noteholder, except as expressly required under Section 17(f) of the Chico
Mall Co-Lender Agreement (including, in connection with a Final Recovery
Determination with respect to the Chico Mall Loan Combination, following the reimbursement of the Trust as contemplated above in this Section 6.13(e)). The arrangement by which the Chico Mall Threshold Event Collateral is held shall constitute an "outside reserve fund" within the meaning of Treasury Regulation
Section 1.860G-2(h) and such property (and the right to reimbursement of any amounts with respect thereto) shall be beneficially owned by the applicable
Chico Mall B-Noteholder, who shall be taxed on all income with respect thereto.

          (f) The liability of any party exercising the rights of the Chico Mall
Directing Holder to the respective holders of the Mortgage Notes for the Chico
Mall Loan Combination shall be limited as set forth in Section 17(h) of the
Chico Mall Co-Lender Agreement.

          (g) Each Chico Mall B-Noteholder shall be entitled to receive any and all reports, statements, documents and other information required to be delivered by any party hereto to the Controlling Class Representative (other than any notices regarding the fair value of a Defaulted Mortgage Loan determined in accordance with Section 3.18), but only to the extent that such reports, statements, documents and other information relate to the Chico Mall
Loan Combination or any related REO Property. In addition, the Special Servicer
(if the Chico Mall Mortgage Loan is a Specially Serviced Loan or has become an
REO Loan) or otherwise the

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Master Servicer shall deliver to each Chico Mall B-Noteholder all reports, statements, documents and other information required to be delivered thereto pursuant to the Chico Mall Co-Lender Agreement.

          (h) The parties hereto recognize and acknowledge the rights of each
Chico Mall B-Noteholder under the Chico Mall Co-Lender Agreement, including the right to: (i) purchase the Chico Mall Mortgage Loan under the circumstances contemplated by Section 9 of the Chico Mall Co-Lender Agreement; and (ii) to
cure defaults with respect to the Chico Mall Mortgage Loan under the circumstances contemplated by Section 18 of the Chico Mall Co-Lender Agreement.
In connection with the foregoing, the Special Servicer (if the Chico Mall
Mortgage Loan is a Specially Serviced Loan) or the Master Servicer (otherwise), as applicable, shall take all actions required on the part of the holder of the
Chico Mall Mortgage Loan or contemplated to be performed by a servicer, in any case under Section 9 or 18 of the Chico Mall Co-Lender Agreement, including the delivery of all necessary notices on a timely basis and, in the case of Section
9 of the Chico Mall Co-Lender Agreement, the calculation of the applicable purchase price, as well as all other actions necessary and appropriate to effect the transfer of the Chico Mall Mortgage Loan (in connection with the purchase thereof under the Chico Mall Co-Lender Agreement) to the applicable Chico Mall
B-Noteholder(s) and/or to permit the applicable Chico Mall B-Noteholder(s) to effectuate a cure of any defaults under the Chico Mall Mortgage Loan. Further in connection with the foregoing, the Special Servicer (if the Chico Mall Mortgage
Loan is a Specially Serviced Loan or has become an REO Loan) or the Master
Servicer (otherwise), as applicable, shall notify the Chico Mall B-Noteholders
(i) of any applicable event of default with respect to the Chico Mall Mortgage
Loan in accordance with Section 18 of the Chico Mall Co-Lender Agreement, promptly after the applicable servicer has knowledge thereof and (ii) of any other event of default.

          The Special Servicer (if the Chico Mall Mortgage Loan is a Specially
Serviced Loan or has become an REO Loan) or the Master Servicer (otherwise), as applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, the Chico Mall Loan Combination or any related REO
Property required to be performed by the holder of the Chico Mall Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to the Chico
Mall Co-Lender Agreement and/or any related mezzanine intercreditor agreement.

          (i) In the event of a conflict between this Section 6.13 and the terms of the Chico Mall Co-Lender Agreement, the terms of the Chico Mall Co-Lender
Agreement shall control; and, notwithstanding anything herein to the contrary, neither the Master Servicer nor the Special Servicer shall take servicing action with respect to the Chico Mall Loan Combination or any related REO Property that would violate the terms of the Chico Mall Co-Lender Agreement.

          SECTION 6.14 Certain Matters Relating to the One Court Square-Citibank
               Mortgage Loan.

          (a) During a Class OCS Control Period: (i) the Master Servicer or, if
the One Court Square Citibank Mortgage Loan is being specially serviced, the
Special Servicer, as the case may be, shall consult with the Class OCS
Representative upon the occurrence of any event

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of default for the One Court Square-Citibank Mortgage Loan under the related mortgage loan documents, to consider alternative actions recommended by the
Class OCS Representative and to consult with the Class OCS Representative regarding the actions to be taken with respect to such event of default; (ii) at any time (whether or not an event of default for the One Court Square-Citibank
Mortgage Loan under the related mortgage loan documents has occurred) each of the Master Servicer and the Special Servicer shall consult with the Class OCS
Representative (1) with respect to proposals to take any action deemed significant by the Master Servicer or Special Servicer, as applicable, in accordance with the Servicing Standard, with respect to the One Court
Square-Citibank Mortgage Loan and the related Mortgaged Property and to consider alternative actions recommended by the Class OCS Representative and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related Mortgaged Property , prior to approving any such budget; and (iii) prior to taking any of the following actions with respect to the One Court Square-Citibank Mortgage Loan, each of the Master Servicer and the
Special Servicer shall notify in writing the Class OCS Representative of any proposal to take any of such actions with respect to the One Court
Square-Citibank Mortgage Loan or any related REO Property (and to provide the
Class OCS Representative with such information reasonably requested as may be necessary in the reasonable judgment of the Class OCS Representative in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the Class OCS
Representative (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten
Business Days of delivery to the Class OCS Representative of written notice of the applicable action, together with information reasonably requested by the
Class OCS Representative) with respect to:

               (i) any modification or waiver of any term of the related
          mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable Mortgage Rate or Periodic Payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the One Court Square-Citibank Mortgage Loan, a modification or waiver of any other monetary term of the One Court
          Square-Citibank Mortgage Loan relating to the timing or amount of any payment of principal and interest (other than Penalty Interest) or a modification or waiver of any provision which restricts the related
          Mortgagor from incurring additional indebtedness or from transferring any related Mortgaged Property;

               (ii) the waiver of any "due-on-sale" clause and/or
          "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related Mortgagor);

               (iii) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the
          Mortgaged Property if the One Court Square-Citibank Mortgage Loan
          should become a Specially Serviced Loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

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               (iv) any proposed or actual sale of any related REO Property or the One Court Square-Citibank Mortgage Loan (other than in connection with exercise of the fair value purchase option, the termination of the Trust Fund, or the purchase of the One Court Square-Citibank
          Mortgage Loan by the related Mortgage Loan Seller by reason of a
          Breach of a representation or warranty or a Document Defect);

               (v) any release of the related Mortgagor, any guarantor or other obligor from liability;

               (vi) any modification or amendment of, or waiver of any term of the One Court Square-Citibank Mortgage Loan that would result in a discounted pay-off;

               (vii) any action to bring the related Mortgaged Property, or any related REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at Mortgaged
          Property;

               (viii) any substitution or release of collateral or acceptance of additional collateral for the One Court Square-Citibank Mortgage Loan
          (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

               (ix) any adoption or approval of a plan in a bankruptcy of the related Mortgagor;

               (x) any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender's approval is required under the mortgage loan documents; or

               (xi) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

provided that, if the Master Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), then the Master Servicer or the
Special Servicer, as applicable, may take any such action without waiting for the instruction of the Class OCS Representative; and provided, further, that notwithstanding anything herein to the contrary, the Master Servicer or Special
Servicer, as applicable, shall disregard any advice, direction or objection given by the Class OCS Representative that would require or cause the Master
Servicer or Special Servicer to violate any applicable law, any provision of this Agreement or any related mortgage loan documents or the REMIC Provisions, including without limitation the Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the
Master Servicer, the Special Servicer, the Trust Fund or the Trustee or their respective Affiliates, officers, directors,

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employees or agents to any claim, suit or liability, or materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, is not in the best interests of the
Certificateholders.

          (b) The Class OCS Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment;
provided, however, that the Class OCS Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the Class
OCS Representative may take actions that favor the interests of one or more
Classes of the Certificates over other Classes of the Certificates, and that the
Class OCS Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the
Class OCS Representative may act solely in the interests of the Holders of the
Class OCS Certificates, that the Class OCS Representative does not have any duties to the Holders of any Class of Certificates other than the Class OCS
Certificates, that the Class OCS Representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the
Holders of the Class OCS Certificates, and that the Class OCS Representative will not have any liability whatsoever for having so acted, and no
Certificateholder may take any action whatsoever against the Class OCS
Representative or any director, officer, employee, agent or principal thereof for having so acted.

          (c) If, at any time during a Class OCS Control Period, the One Court
Square-Citibank Mortgage Loan shall become specially serviced hereunder as a result of an event of default under such Mortgage Loan, then the Majority Class
OCS Certificateholder(s) may, at its or their option, purchase the One Court
Square-Citibank Mortgage Loan at the related Purchase Price; provided that such purchase price shall include a Liquidation Fee if paid more than 90 days after the event giving rise to the purchase option on the part of the Majority Class
OCS Certificateholder(s). Such option does not extend to any related REO
Property and shall terminate upon the foreclosure of or the acceptance of a deed in lieu of foreclosure with respect to the One Court Square-Citibank Mortgaged
Property or if the One Court Square-Citibank Mortgage Loan becomes a Corrected
Mortgage Loan. The Majority Class OCS Certificateholder(s) shall exercise its or their purchase option by providing written notice to the Trustee, the Master
Servicer and the Special Servicer of its proposed purchase of the One Court
Square-Citibank Mortgage Loan at least 10 days prior to the proposed purchase date. Concurrently with the payment to the Trust of the applicable purchase price, the Special Servicer shall direct the Trustee to execute and deliver, or cause the execution and delivery of, such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the Majority Class
OCS Certificateholder(s) or its or their designee and as are necessary to vest ownership of the One Court Square-Citibank Mortgage Loan therein.

          (d) In the event that (i) the related Mortgagor fails to make any payment of principal or interest on the One Court Square-Citibank Mortgage Loan, resulting in a monetary

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event of default, or (ii) a material non-monetary event of default exists that is capable of being cured within 30 days, then the Majority Class OCS
Certificateholder(s) or its or their designee shall have the right, but not the obligation, to cure such default within 10 days, in the case of a monetary event of default, or 30 days, in the case of a non-monetary event of default after the later of (x) receipt of notice of the event of default and (y) the expiration of the applicable grace period, and at no other times. If the Majority Class OCS
Certificateholder(s) or its or their designee makes such a cure of a monetary event of default, such cure shall be made for the entire One Court
Square-Citibank Mortgage Loan. At the time such cure payment is made, the
Majority Class OCS Certificateholder(s) or its or their designee shall be required to pay or reimburse the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on or incurred by such Persons (including, without limitation, any interest accrued on any P&I Advances or Servicing Advances) during the period of time from the expiration of the related grace period until such cure payment is made. So long as a monetary event of default exists for which a cure payment permitted under this Section 6.14(d) is made, or a material non-monetary event of default exists which is susceptible of cure by the payment of money and for which the Majority
Class OCS Certificateholder(s) or its or their designee shall be pursuing a cure within the cure period and in accordance with the terms of this Agreement, such event of default shall not be treated as an event of default under the related mortgage loan documents by the Master Servicer or Special Servicer, and the
Special Servicer shall not accelerate the One Court Square-Citibank Mortgage
Loan or commence foreclosure proceedings with respect thereto. The right of the
Majority Class OCS Certificateholder(s) to cure or cause the cure of a monetary event of default or non-monetary event of default shall be limited as follows:
(A) there shall not be more than three cure events during each rolling 12-month period; (B) there shall be no more than three consecutive cure events; and (C)
there shall not be more than six cure events during the term of the One Court
Square-Citibank Mortgage Loan; and (D) no single cure event may exceed three consecutive months. Each of the Master Servicer and the Special Servicer shall notify the Class OCS Representative (who shall, in turn, notify the Holders and/or Certificate Owners of the Class OCS Certificates) of any default in respect of the One Court Square-Citibank Mortgage Loan as to which the Majority
Class OCS Certificateholder(s) are entitled to exercise the cure rights in accordance with this Section 6.14(d), as soon as reasonably practicable after the Master Servicer or the Special Servicer, as the case may be, becomes aware of such default (provided that such default has not been previously remedied).
The Majority Class OCS Certificateholder(s) or its or their designee shall be entitled to reimbursement of any cure payments made by it with respect to the
One Court Square-Citibank Mortgage Loan pursuant to Section 4.01(j). The Master
Servicer or the Special Servicer, as applicable, shall report to the Trustee the amount of any such cure payment and the specific Person entitled to reimbursement thereof and their wire instructions.

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                                  ARTICLE VII

                                     DEFAULT

          SECTION 7.01 Events of Default and Outside Servicer Defaults.

          (a) "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into the
          Certificate Account or an A/B Custodial Account, which failure continues unremedied for two Business Days after the date upon which such deposit was required to have been made hereunder, or to deposit into, or remit to the Trustee for deposit into the Distribution
          Account any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 10:00 a.m., New York City time on the related Distribution Date; provided, however, that to the extent the
          Master Servicer does not timely make such remittances to the Trustee, the Master Servicer shall pay the Trustee for the account of the
          Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

               (ii) any failure by the Special Servicer to timely deposit into an REO Account or to timely deposit into, or to timely remit to the
          Master Servicer for deposit into, the Certificate Account or an A/B
          Custodial Account, any amount required to be so deposited or remitted under this Agreement; or

               (iii) any failure by the Master Servicer to timely make any
          Servicing Advance required to be made by it hereunder, which Servicing
          Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.03(c); or

               (iv) any failure on the part of the Master Servicer or the
          Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master
          Servicer or the Special Servicer, as the case may be, contained in this Agreement which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be
          (with a copy to each other party hereto), by the Holders of
          Certificates entitled to at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special
          Servicer, as the case

                                       275

          may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial
          30-day period and has provided the Trustee with an Officer's
          Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (v) any breach on the part of the Master Servicer or the Special
          Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of
          Certificateholders and which breach continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be
          (with a copy to each other party hereto), by the Holders of
          Certificates entitled to at least 25% of the Voting Rights; provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special
          Servicer, as the case may be, shall have an additional cure period of
          30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special
          Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that the Master Servicer or the Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the Master Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60 day period; or

               (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

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               (ix) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than
          $15,000,000; or

               (x) the Master Servicer or the Special Servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B)
          placed one or more Classes of Certificates on "watch status" in contemplation of rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the Master Servicer or the Special Servicer obtained such actual knowledge) and, in the case of either of clauses
          (A) or (B), citing servicing concerns with the Master Servicer or the
          Special Servicer, as applicable, as the sole or material factor in such rating action; or

               (xi) the Master Servicer or the Special Servicer, as the case may be, is no longer listed on S&P's Select Servicer List as a U.S.
          Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage
          Special Servicer, as applicable, and the Master Servicer or the
          Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom; or

               (xii) the Master Servicer shall fail to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next Business Day succeeding such P&I Advance Date; provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made;
          or

               (xiii) the Special Servicer fails to be rated at least "CSS2" by
          Fitch, Inc.

          (b) If any Event of Default shall occur with respect to the Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations
(but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and each
B-Note Loan, other than its rights as a Certificateholder hereunder or as holder of a B-Note Loan or, as contemplated by Section 3.11(a) in the case of the
Master Servicer, with respect to the Excess Servicing Strips. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of

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any Certificate) or the Serviced Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the
Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Serviced Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than ten Business
Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or Special Servicer to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the
Distribution Account, any A/B Custodial Account, a Servicing Account or a
Reserve Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Serviced Loan or
(ii) the transfer within two Business Days to the Trustee or a successor Special
Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, the
Certificate Account, any A/B Custodial Account, a Servicing Account or a Reserve
Account or delivered to the Master Servicer (if the Special Servicer is the
Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Serviced Loan or REO Property (provided, however, that the Master
Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the
Special Servicer or the Trustee pursuant to this paragraph shall be borne by the
Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the
Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the
Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of
Default described in clauses (i)-(viii) of subsection (a) above unless a
Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the
Trustee and such notice references the Certificates, the Trust Fund or this
Agreement.

          (c) If, pursuant to the terms of any Outside Servicing Agreement under which any Outside Serviced Mortgage Loan or Administered REO Property is being serviced and/or administered, an Outside Servicer Default has occurred with respect to an Outside Servicer under

                                       278

such Outside Servicing Agreement and remains unremedied and the Outside Master
Servicer has not been otherwise terminated under the Outside Servicing
Agreement, then the Trustee may, if materially and adversely affected in its capacity as holder of such Outside Serviced Mortgage Loan or any successor REO
Mortgage Loan with respect thereto, to the fullest extent permitted by such
Outside Servicing Agreement, either (i) waive such Outside Servicer Default (but only if directed to do so by the Controlling Class Representative), or (ii)
absent such waiver, direct (at the direction of the Controlling Class
Representative) the appropriate party under such Outside Servicing Agreement to exercise such remedies thereunder regarding the termination and replacement of, or the appointment of a new Outside Master Servicer to perform the duties of, the Outside Servicer as to which such Outsider Servicer Default relates. In connection with the foregoing, the Trustee may (and, at the direction of the
Controlling Class Representative, is required to) exercise the rights set forth in clause (ii) of the preceding sentence as the Holder of the subject Outside
Serviced Mortgage Loan or any successor REO Mortgage Loan with respect thereto;
and, furthermore, if and to the extent necessary, the Trustee shall contact and act with the other applicable Non-Trust Loan Noteholders in exercising such rights.

          SECTION 7.02 Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the
Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I
Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in Section 7.01(a)(xii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master
Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the acts, omissions, representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the
Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (other than fees already earned, including, without limitation, Workout Fees, and other than, subject to
Section 3.11(a), the Excess Servicing Strips). Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master
Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not

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approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least
51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section
6.09. No appointment of a successor to the Master Servicer or the Special
Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this
Agreement. Pending appointment of a successor to the Master Servicer or the
Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Serviced Loans and REO Properties as it and such successor shall agree; provided, however, that, except as otherwise permitted by the second paragraph of Section 3.11(a), no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03 Notification to Certificateholders and Others.

          (a) Upon any resignation of the Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of the Master Servicer or the
Special Servicer pursuant to Section 7.01, any appointment of a successor to the
Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent known to the Trustee, each B-Noteholder.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default or an Outside Servicer Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor, all the
Certificateholders, the Rating Agencies and, to the extent known to the Trustee, each B-Noteholder (if affected thereby) notice of such occurrence, unless such default shall have been cured.

          (c) If and when necessary under this Section 7.03 or under Section
11.01(d) hereof, the Trustee shall seek to establish the identity of a
B-Noteholder by contacting the Master Servicer and the Special Servicer. Upon
such request, the Master Servicer shall promptly provide the identity of the
B-Noteholder to the Trustee. The Trustee may conclusively rely upon such determination by the Master Servicer.

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          SECTION 7.04 Waiver of Events of Default.

          The Holders representing at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that (A) an Event of Default under clause (i), (ii), (x), (xi) or (xii) of Section 7.01(a) may be
waived only by all of the Certificateholders of the affected Classes and (B)
waiver of an Event of Default under clause (xii) of Section 7.01(a) further requires the written consent of the Trustee. Upon any such waiver of an Event of
Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any
Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

          SECTION 7.05 Additional Remedies of Trustee Upon Event of Default or
               Outside Servicer Default.

          During the continuance of any Event of Default or Outside Servicer
Default, so long as such Event of Default shall not have been remedied, the
Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this
Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default or Outside Servicer
Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

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                                  ARTICLE VIII

                        THE TRUSTEE AND THE FISCAL AGENT

          SECTION 8.01 Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default or an
Outside Servicer Default and after the curing or waiver of all Events of Default and all Outside Servicer Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this
Agreement. If an Event of Default or an Outside Servicer Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.
The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special
Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) prior to the occurrence of an Event of Default or an Outside
          Servicer Default, and after the curing of all such Events of Default and all such Outside Servicer Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
          Officers of

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          the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement and the direction of Holders of
          Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement or, as holder of an Outside
          Serviced Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), under an Outside Servicing Agreement, as the case may be; and

               (iv) the protections, immunities and indemnities afforded to the
          Trustee hereunder shall also be available to the Authenticating Agent,
          Certificate Registrar, Tax Administrator and Custodian.

          SECTION 8.02 Certain Matters Affecting Trustee.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
          Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this
          Agreement, unless such Certificateholders shall have offered to the
          Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the
          Trustee of the obligation,

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          upon the occurrence of an Event of Default or an Outside Servicer
          Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default or an Outside
          Servicer Default hereunder and after the curing of all Events of
          Default and all Outside Servicer Defaults which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of
          Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers
          hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

               (vii) the Trustee shall not be responsible for any act or
          omission of the Master Servicer or the Special Servicer (unless the
          Trustee is acting as Master Servicer or the Special Servicer) or the
          Depositor; and

               (viii) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinion(s) of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate
          Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and
          Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry

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          facilities of the Depository or between or among Depository
          Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

          SECTION 8.03 Trustee and Fiscal Agent Not Liable for Validity or
               Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II, Section
8.15, Section 8.18 and Section 11.07 and the signature of the Certificate
Registrar and the Authenticating Agent set forth on each outstanding
Certificate, shall be taken as the statements of the Depositor or the Master
Servicer or the Special Servicer, as the case may be, and neither the Trustee nor the Fiscal Agent assumes any responsibility for their correctness. Except as set forth in Section 8.15 and Section 8.18, the Trustee and the Fiscal Agent
make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and the Fiscal
Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer except to the extent that such funds are delivered to the Trustee. The Trustee and the Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the
Depositor, the Master Servicer or the Special Servicer, and accepted by the
Trustee or the Fiscal Agent, as the case may be, in good faith, pursuant to this
Agreement.

          SECTION 8.04 Trustee and Fiscal Agent May Own Certificates.

          The Trustee, the Fiscal Agent or any agent of the Trustee or the
Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") as it would have if it were not the
Trustee, the Fiscal Agent or such agent.

          SECTION 8.05 Fees and Expenses of Trustee; Indemnification of Trustee.

          (a) In consideration of the performance of its obligations hereunder, the Trustee shall be entitled to any investment income on amounts on deposit in the Distribution Account as provided in Section 3.05(b).

          (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Certificate Account (and, to the extent that any A/B Loan Combination and/or any related REO Property is affected, by the Trust Fund and/or the related B-Noteholder(s), first out of the related A/B
Custodial Account, and then out of the Certificate Account) against any loss, liability or

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reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of the Master
Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein; provided that such expense is an "unanticipated expense incurred by the
REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii) and is not an Advance (the reimbursement for Advances being separately provided for herein); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this
Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the
Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          SECTION 8.06 Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with (a) a long-term unsecured debt rating of at least "A+" from S&P and "Aa3" from Moody's and a short-term unsecured debt rating of at least "A-1" from S&P, (b) a long-term unsecured debt rating of at least "A-" from S&P and "A3" from Moody's, if a
Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, or (c) in the case of either Rating Agency, such other rating(s) therefrom as shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the
Certificates by any Rating Agency as confirmed in writing. In addition, the
Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the
Investment Company Act of 1940, as amended. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that, if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to)
each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then

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upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section
7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE
2000-58) of the Master Servicer, the Special Servicer, any sub-servicer, any
Outside Servicer, the Underwriters, the Depositor, or any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such Person.

          SECTION 8.07 Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer and all the B-Noteholders and to all
Certificateholders at their respective addresses set forth in the Certificate
Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Depositor and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the
Depositor, the Special Servicer, the B-Noteholders and the Certificateholders by
the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any
time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to
Section 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee if necessary, acceptable to the Master Servicer and the Rating
Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the
Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the B-Noteholders and
the Certificateholders by the Depositor.

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          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the
B-Noteholders and the remaining Certificateholders by the successor trustee so appointed.

          (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Mortgage Loans and the B-Note
Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I
Advances and accrued interest thereon) accrued or owing to it under this
Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee and the Fiscal Agent).

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          SECTION 8.08 Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the
Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder

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to the Depositor, the Master Servicer, the Special Servicer, the
Certificateholders and each B-Noteholder.

          SECTION 8.09 Merger or Consolidation of Trustee and Fiscal Agent.

          Any entity into which the Trustee or the Fiscal Agent may be merged or converted or with which the Trustee or the Fiscal Agent may be consolidated or any entity resulting from any merger, conversion or consolidation to which the
Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Fiscal Agent, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder;
provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject to the other provisions of this Section
8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master
Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given

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to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11 Appointment of Custodians.

          The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan
Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third-party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as
Custodian, the Trustee agrees to act in such capacity in accordance herewith.
The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require

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that such notice, information or documents also be provided to the Trustee. Any
Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement. Any engagement of a third party to act as Custodian with respect to the Mortgage
File or any portion thereof with respect to an A/B Loan Combination shall be subject to any relevant provisions of the related Co-Lender Agreement.

          SECTION 8.12 Appointment of Authenticating Agents.

          (a) The Trustee may at the Trustee's expense appoint one or more
Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. In the absence of any other
Person appointed in accordance herewith acting as Authenticating Agent, the
Trustee hereby agrees to act in such capacity in accordance with the terms hereof. LaSalle Bank National Association shall be the initial Authenticating
Agent. If LaSalle Bank National Association is removed as Trustee, then it shall also be terminated as Authenticating Agent. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the
Trustee.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master
Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall

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give written notice of such appointment to the Master Servicer, the Certificate
Registrar and the Depositor and shall mail notice of such appointment to all
Holders of Certificates; provided, however, that no successor Authenticating
Agent shall be appointed unless eligible under the provisions of this Section
8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          SECTION 8.13 Access to Certain Information.

          The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, to any Certificateholder or Certificate
Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate
Owner, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC
and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

          SECTION 8.14 Appointment of Tax Administrators.

          (a) The Trustee may appoint at the Trustee's expense, one or more Tax
Administrators, which shall be authorized to act on behalf of the Trustee in performing the obligations and duties of the Tax Administrator set forth herein.
The Trustee shall cause any such Tax Administrator to execute and deliver to the
Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a
Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Tax Administrator. Each Tax Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the
United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. LaSalle Bank
National Association shall be the initial Tax Administrator. If LaSalle Bank
National Association is removed as Trustee, then it shall also be terminated as
Tax Administrator.

          (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax
Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax
Administrator.

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          (c) Any Tax Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Tax Administrator by giving written notice of termination to such Tax Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Tax
Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall given written notice of such appointment to the
Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator. No Tax Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          SECTION 8.15 Representations, Warranties and Covenants of Trustee.

          (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer, the Depositor and the Fiscal Agent, and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United
          States.

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and

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          other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (viii) The Trustee is eligible to act hereunder in accordance with Section 8.06 and with respect to any Mortgage Loan that is part of a Loan Combination, is qualified to hold that Mortgage Loan under the related Co-Lender Agreement.

          (b) The representations and warranties of the Trustee set forth in
Section 8.15(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.15(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.15(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 8.16 Reports to the Securities and Exchange Commission.

          (a) The Trustee, the Master Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust Fund's satisfying the reporting

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requirements under the Exchange Act. The Trustee and the Master Servicer shall each monitor for (and, to the extent it has actual knowledge thereof, notify the
Depositor of) any and all events with respect to the Trust that occur during the
Reporting Period that should be reported pursuant to a Form 8-K or other relevant form to be filed with the Commission. The Trustee shall prepare on behalf of the Trust Fund any Forms 8-K and 10-K customary for securities similar to the Registered Certificates as are required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Trustee shall sign and file (via EDGAR) such reports on behalf of the Depositor, with respect to: (i)
in the case of Form 8-K, distributions and other events relating to the Trust
Fund and the Registered Certificates that occur during the Reporting Period; and
(ii) in the case of Form 10-K, fiscal years of the Trust that occur during the
Reporting Period. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the
Trustee from the Depositor of written termination of such power of attorney and
(ii) the termination of the Trust Fund. Notwithstanding the foregoing, in the event that the Commission does not accept a Certification signed by the
Depositor where the related Form 10-K is signed by the Trustee on behalf of the
Depositor, the Trustee shall prepare such Form 10-K to be signed by the
Depositor and the Depositor shall sign such form.

          (b) A Form 8-K shall be filed by the Trustee within 15 days after each
Distribution Date during the Reporting Period, and shall include a copy of the
Distribution Date Statement for such Distribution Date as an exhibit thereto.
Within 90 days following the end of each fiscal year of the Trust during the
Reporting Period (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission thereunder), commencing in 2006 with respect to fiscal year 2005, the Trustee shall file a Form 10-K, in form and substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's and the Special Servicer's annual statement of compliance described under
Section 3.13 and the accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the
Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the
Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit O (the
"Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

          Although it is the parties' intent that compliance by the parties with provisions of this Section 8.16 will constitute compliance with the review and certifications required by Section 302(a) of the Sarbanes-Oxley Act (the
"Section 302 Requirements") or other applicable law, or the interpretation thereof by the Commission's staff (including the issuance of additional guidance by such staff), if it is determined that additional or modified procedures are required, or, similarly, to the extent that certain certifications or procedures are not required, the parties hereto agree to negotiate in good faith to modify the provisions of this Section 8.16 to comply with such change or additional guidance. Notwithstanding any other provision herein, no consent of any
Certificateholder or, with respect to any A/B Loan Combination, the related
B-Noteholder(s) shall be required to make any such modification or amendment to this Section

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8.16 to make such changes as are described above. In addition, in no event shall the provisions set forth in this Section 8.16(b) limit the ability of, or impose an obligation on, the Trustee or the Master Servicer to conduct additional investigations determined by it to be necessary or appropriate (in accordance with the written advice of counsel) to comply with the Section 302 Requirements.

          (c) The Trustee shall sign a certification (in the form attached hereto as Exhibit P) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the
Form 10-K), and the Master Servicer shall sign a certification (in the form attached hereto as Exhibit Q-1) for the benefit of the Depositor and its officers, directors and Affiliates, and the Special Servicer shall sign a certification (in the form attached hereto as Exhibit Q-2) for the benefit of the Depositor and the Master Servicer and their officers, directors and
Affiliates, which certifications of the Master Servicer and Special Servicer shall cover all of the Mortgage Loans (in the case of the Special Servicer, if specially serviced) and REO Properties and with respect to the Outside Serviced
Mortgage Loan, based on the certificates provided by the Outside Master Servicer and the Outside Special Servicer under the Outside Servicing Agreement. Each such certification shall be delivered to the Depositor, the Trustee and the
Master Servicer, if applicable, by March 15th of each year (or if not a Business
Day, the immediately preceding Business Day). The Certification shall be delivered to the Trustee for filing by March 25th of each year (or if not a
Business Day, the immediately preceding Business Day). In addition, (i) the
Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the
Trustee's obligations under this Section 8.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Trustee pursuant to the first sentence of this
Section 8.16(c), and (ii) the Master Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and, in the case of the Special Servicer, the Master Servicer, and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer's or Special Servicer's obligations, as the case may be, under this Section 8.16 or the negligence, bad faith or willful misconduct of the Master Servicer or the Special Servicer, as the case may be, in connection therewith or a breach of the certification delivered by the Master
Servicer or the Special Servicer, as the case may be, pursuant to the first sentence of this Section 8.16(c). If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the
Trustee's obligations under this Section 8.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Trustee pursuant to the first sentence of this
Section 8.16(c), (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand

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and the Master Servicer on the other in connection with a breach of the Master
Servicer's obligations under this Section 8.16 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Master Servicer pursuant to the first sentence of this Section 8.16(c) and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor or the Master
Servicer as a result of the losses, claims, damages or liabilities of the
Depositor or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Depositor or the Master Servicer on the one hand and the Special Servicer on the other in connection with a breach of the Special
Servicer's obligations under this Section 8.16 or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Special Servicer pursuant to the first sentence of this Section 8.16(c).

          (d) If the Trustee reasonably determines that it is required to file any Servicer Report or any other servicing information with the Commission to comply with the Sarbanes-Oxley Act, the Trustee may do so; provided that it has either (i) provided the Depositor with written advice from a national reputable counsel with an active commercial mortgage-backed securities practice reasonably acceptable to the Depositor at least 10 Business Days prior to the first occasion of such filing stating that the filing of any such Servicer Reports in the filings described in Section 8.16(a) is required to comply with the Section
302 Requirements, or (ii) received the prior written consent not to be unreasonably withheld of the Depositor to such filing.

          (e) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor, Master Servicer, each Rating Agency and Special
Servicer a copy of any such executed report, statement or information.

          (f) In performing its obligations under this Agreement, including, but not limited to, this Section 8.16, none of the Trustee or the Master Servicer, on behalf of the Trust Fund, the Depositor or otherwise, shall be responsible or liable for compliance with any reporting or filing requirement under any state or federal securities laws, except to the extent such requirement is specifically set forth in this Agreement.

          SECTION 8.17 The Fiscal Agent.

          (a) If the initial Fiscal Agent resigns or is removed, then the
Trustee may at any time, including for purposes of satisfying the eligibility requirements of Section 8.06, appoint at its own expense a Fiscal Agent. Any
Fiscal Agent so appointed shall be required to execute and deliver to the other parties hereto (with a copy to each Rating Agency) a written agreement to assume and perform the duties of Fiscal Agent set forth in this Agreement; provided that no such Person shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 8.17(b) or (ii) the Trustee shall have received written confirmation from each Rating Agency that the appointment of such proposed fiscal agent would not, in and of itself, result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating
Agency to any Class of Certificates then rated by the Rating Agency. The appointment of any Person as Fiscal Agent shall also be subject to receipt by the Depositor, the Master Servicer, the Special Servicer and each Rating Agency of an Opinion of Counsel (at the expense of the

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Trustee or the Person designated to become the Fiscal Agent) to the effect that the designation of such Person to serve as Fiscal Agent is in compliance with this Section 8.17(a) and all other applicable provisions of this Agreement, that upon the execution and delivery of the applicable appointment agreement the designated Person shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms.

          (b) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if the Fiscal
Agent's short-term unsecured debt rating is at least "A-1" by S&P) and "Aa3"
from Moody's, or, in the case of either Rating Agency, such other rating as shall not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the
Rating Agency, as confirmed in writing by such Rating Agency.

          (c) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the
Fiscal Agent shall make such Advance when and as required by the terms of this
Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the
Trustee under this Agreement in respect of such Advance shall be satisfied.
Notwithstanding anything contained in this Agreement to the contrary, the Fiscal
Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the
Trustee.

          (d) All fees and expenses of the Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the
Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the
Depositor, the Master Servicer or the Special Servicer.

          (e) The obligations of the Fiscal Agent set forth in this Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of the Fiscal
Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

          (f) The Trustee shall promptly notify the other parties hereto and the
Certificateholders in writing of the appointment, resignation or removal of a
Fiscal Agent.

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          SECTION 8.18 Representations and Warranties of Fiscal Agent.

          (a) The Fiscal Agent hereby represents and warrants to the Master
Servicer, the Special Servicer, the Depositor and the Trustee and for the
benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Fiscal
          Agent, and the performance and compliance with the terms of this
          Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
          under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) The Fiscal Agent has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal
          Agent in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Fiscal Agent to perform its obligations under this Agreement.

               (vi) No litigation is pending or, to the best of the Fiscal
          Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal
          Agent from entering into this

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          Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal
          Agent with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (viii) The Fiscal Agent is eligible to act hereunder in
          accordance with Section 8.17.

          (b) The representations and warranties of the Fiscal Agent set forth in Section 8.17(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.18(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

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                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01 Termination Upon Repurchase or Liquidation of All
               Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to
Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the
Distribution Date following the earlier to occur of (A) the purchase by the
Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder of all Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged Property if it has become an REO Property and in the case of any Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in the Trust Fund, plus (2) the appraised value of each REO Property (or, in the case of an A/B Mortgaged Property if it has become an REO Property and in the case of any Outside Administered REO Property, the
Trust's interest therein), if any, included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by the
Master Servicer or the Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed
Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master
Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding
(which items shall be deemed to have been paid or reimbursed to the Master
Servicer or Special Servicer, as applicable, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or, in the case of an A/B
Mortgaged Property if it has become an REO Property and in the case of any
Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the Master Servicer,
the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the
United States to the Court of St. James, living on the date hereof.

          The Master Servicer, the Special Servicer or the Majority Controlling
Class Certificateholder may at its option elect to purchase all of the Mortgage
Loans and each REO Property (or, in the case of an A/B Mortgaged Property if it has become an REO Property and in the case of any Outside Administered REO
Property, the Trust's interest therein) remaining in the Trust Fund as contemplated by clause (i)(A) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated
Principal Balance of the Mortgage Pool at the

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time of such election is less than 1.0% of the aggregate Cut-off Date Balances of all the Mortgage Loans originally included in the Trust Fund, (ii) the Master
Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Special Servicer or the Majority Controlling Class
Certificateholder shall give notice of its election to purchase all of the
Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged
Property if it has become an REO Property and in the case of any Outside
Administered REO Property, the Trust's interest therein) remaining in Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, and (iii) the Majority Controlling Class Certificateholder shall not have the right to effect such a purchase if, within 30 days following the Majority
Controlling Class Certificateholder's delivery of a notice of election pursuant to this paragraph, the Special Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property (or, in the case of an
A/B Mortgaged Property if it has become an REO Property and in the case of any
Outside Administered REO Property, the Trust's interest therein) remaining in
Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the
Master Servicer's, the Special Servicer's or the Majority Controlling Class
Certificateholder's purchase of all of the Mortgage Loans and each REO Property
(or, in the case of an A/B Mortgaged Property if it has become an REO Property and in the case of any Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund, then the Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder, as applicable, shall deposit, or deliver to the Master Servicer for deposit, in the Certificate
Account (or, to the extent allocable to any A/B REO Property, in the related A/B
Custodial Account) not later than the Determination Date relating to the
Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. On the P&I Advance Date relating to such final Distribution
Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate
Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Majority Controlling Class Certificateholder, as
applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or, in the case of an A/B Mortgaged
Property if it has become an REO Property and in the case of any Outside
Administered REO Property, the Trust's interest therein) to the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder (or
their respective designees), as applicable. Any transfer of Mortgage Loans pursuant to this paragraph, except in the case of the Outside Serviced Mortgage
Loans, shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's, the Special Servicer's or the Majority Controlling
Class Certificateholder's purchase of the Mortgage Loans and each REO Property
(or, in the case of an A/B Mortgaged Property if it has become an REO Property and in the case of any Outside Administered REO Property, the Trust's

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interest therein) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such
Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

          Upon presentation and surrender of the Certificates (exclusive of the
Class Y Certificates) by the applicable Certificateholders on the final
Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its Certificates such Certificateholder's
Percentage Interest of that portion of the amounts then on deposit in the
Distribution Account (or, if applicable, the Floating Rate Account) that, in accordance with Section 4.01, are allocable to payments on the Class of
Certificates so presented and surrendered. Amounts on deposit in the
Distribution Account, as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses
(ii) through (viii) of Section 3.05(b), including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be deemed distributed in respect of the REMIC I Regular Interests in accordance with
Section 4.01(i) and, to the extent related to the One Court Square-Citibank
Mortgage Loan or any related REO Property, deemed distributed in respect of the
Loan REMIC Regular Interests pursuant to Section 4.01(j) (or, in the case of
Prepayment Premiums and Yield Maintenance Charges, Section 4.01(b)).

          Upon presentation and surrender of the Class Y Certificates by the applicable Certificateholders on the final Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its
Class Y Certificates such Certificateholder's Percentage Interest of any
Additional Interest then on deposit in the Additional Interest Account that was paid on an ARD Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          Any funds not distributed to any Holder or Holders of Certificates on the final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law.
The costs and expenses of holding such funds in trust and of contacting such
Certificateholders

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following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

          SECTION 9.02 Additional Termination Requirements.

          (a) If the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder purchases all of the Mortgage Loans and each
REO Property (or, in the case of an A/B Mortgaged Property if it has become an
REO Property and in the case of any Outside Administered REO Property, the
Trust's interest therein) remaining in the Trust Fund as provided in Section
9.01, the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee and, in the case of the Depositor, to the Trustee and the Master Servicer, an
Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of any REMIC Pool as defined in Section 860F of the Code or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) the Trustee shall specify the first day in the 90-day
          liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulations section 1.860F-1;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I and, if applicable, the Loan
          REMIC to the Master Servicer, the Special Servicer or the Majority
          Controlling Class Certificateholder, as applicable, for cash; and

               (iii) at the time of the making of the final payment on the
          Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
          Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          (b) In the event the Trust Fund is to be terminated while the Swap
Agreement is still in effect, the Trustee shall promptly notify the Swap
Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of the Swap Agreement will be reduced to zero on such date. Based on the date of termination, the Trustee, prior to any final distributions to the Holders of the Class A-2FL Certificates pursuant to Section
9.01, shall pay the Class A-2FL Net Fixed Swap Payment, if any, to the Swap
Counterparty.

          (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each
REMIC Pool, which authorization shall be binding upon all successor
Certificateholders.

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                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01 REMIC Administration.

          (a) The Tax Administrator shall elect to treat each REMIC Pool as a
REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal or state Tax
Returns for the taxable year ending December 31, 2005, in the case of each REMIC
Pool.

          (b) The Loan REMIC Regular Interests, the REMIC I Regular Interests
and the Regular Certificates/Class A-2FL REMIC II Regular Interest are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Loan REMIC, REMIC I and REMIC II, respectively; provided that the Class X Certificates shall evidence multiple "regular interests" in REMIC
II. The Class R Certificates are hereby designated as the single class of
"residual interests" (within the meaning of Section 860G(a)(2) of the Code) in each REMIC Pool. None of the Master Servicer, the Special Servicer or the
Trustee shall (to the extent within its control) permit the creation of any other "interests" in any REMIC Pool (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of each
REMIC Pool within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Loan REMIC Regular Interests, the REMIC I Regular
Interests and the Regular Certificates/Class A-2FL REMIC II Regular Interest
(or, in the case of the Class X Certificates, the "regular interests" in REMIC
II evidenced thereby) for purposes of the REMIC Provisions shall be the Rated
Final Distribution Date.

          (d) The Plurality Class R Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters
Person for each REMIC Pool in the performance of its duties as such.

          (e) Except as otherwise provided in Section 3.17(a) and subsections
(h) and (i) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(g) or 10.01(h)).

          (f) Within 30 days after the Closing Date, the Tax Administrator shall acquire taxpayer identification numbers for each REMIC Pool by preparing and filing Internal Revenue

                                       305

Service Forms SS-4 or otherwise obtain them and shall prepare and file (if not previously prepared and filed) with the Internal Revenue Service Form 8811,
"Information Return for Real Estate Mortgage Investment Conduits (REMIC) and
Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the
Tax Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each
REMIC Pool as is in its possession and reasonably requested by the Tax
Administrator to enable it to perform its obligations under this Article.
Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax
Administrator for tax purposes, as to the valuations and Issue Prices of the
Certificates, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (g) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and
Local Taxes, any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Class R
Certificate or agent of a non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Class R
Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the
Prepayment Assumption as required hereunder); and (iii) the Internal Revenue
Service, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

          (h) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions
(and the Trustee, the Master Servicer and the Special Servicer shall assist the
Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator,
Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC, or
(ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to

                                       306

take such action or to refrain from acting for the benefit of the
Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The Tax Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the
Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC
Pool, or causing any REMIC Pool to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special
Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur.
Neither the Master Servicer nor the Special Servicer shall take any such action or cause any REMIC Pool to take any such action as to which the Tax
Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Tax Administrator. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the Tax
Administrator. At all times as may be required by the Code, the Tax
Administrator (to the extent it is within its control) shall take all necessary actions within the scope of its responsibilities as more specifically set forth in this Agreement such that it does not cause substantially all of the assets of each REMIC Pool to fail to consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section
860G(a)(5) of the Code.

          (i) If any tax is imposed on any REMIC Pool, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in
Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws
(other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a)), such tax, together with all incidental costs and expenses
(including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Article X (provided that no liability shall be imposed upon the Tax
Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or (v) of this subsection (i); (ii) the Special
Servicer, if such tax arises out of or results from a breach by the Special
Servicer of any of its obligations under Article III or this Article X; (iii)
the Master Servicer, if such tax arises out of or results from a breach by the
Master Servicer of any of its obligations under Article III or this Article X;
(iv) the Trustee if such tax arises out of or results from a breach by the
Trustee of any of its respective obligations under Article IV, Article VIII or this Article X; (v) the applicable Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the Trust constitute a "qualified mortgage" as defined in Section
860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the respective portions thereof constituting the Grantor Trusts, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)
shall be charged to and paid by the Trust Fund. Any such amounts payable by the
Trust Fund

                                       307

shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Distribution Account in reduction of the
Available Distribution Amount pursuant to Section 3.05(b), subject to Section
3.05(c).

          (j) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

          (k) Following the Startup Day, none of the Trustee, the Master
Servicer or the Special Servicer shall accept any contributions of assets to any
REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (l) None of the Trustee, the Master Servicer or the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of a REMIC Pool, (C)
the termination of each REMIC Pool pursuant to Article IX of this Agreement, or
(D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or
III of this Agreement); (ii) the sale or disposition of any investments in the
Certificate Account, the Distribution Account or any REO Account for gain; or
(iii) the acquisition of any assets on behalf of a REMIC Pool (other than (1) a
Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, (2) a Qualified Substitute
Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, any A/B Custodial Account, the Distribution Account or any REO Account); in any
event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition or acquisition, but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition or acquisition, will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (m) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

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          SECTION 10.02 Grantor Trust Administration.

          (a) The Tax Administrator shall treat each Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the related Grantor Trust Assets as separate assets of such Grantor Trust, and not of any REMIC Pool, as permitted by Treasury regulations section
1.860G-2(i)(1). The Class Y Certificates are hereby designated as representing an undivided beneficial interest in Grantor Trust Y, and the Class A-2FL
Certificates are hereby designated as representing an undivided beneficial interest in Grantor Trust A-2FL.

          (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Tax
Administrator from the Trust Fund unless otherwise provided in Section 10.02(e)
or 10.02(f)).

          (c) The Tax Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of each Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax
Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the
Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (d) The Tax Administrator shall furnish or cause to be furnished to each Holder of a Class Y Certificate or a Class A-2FL Certificate, as
applicable, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the related Grantor Trust at the time and in the manner required under the Code, and shall perform on behalf of each Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the
Grantor Trust Provisions or other compliance guidance issued by the Internal
Revenue Service or any state or local taxing authority.

          (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each Grantor Trust as a grantor trust under the Grantor
Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer
shall assist the Tax Administrator to the extent reasonably requested by the Tax
Administrator and to the extent of information within the Trustee's, the Master
Servicer's or the Special Servicer's possession or control). None of the Tax
Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or

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cause either Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of either Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the Tax
Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax
Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of
Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to a Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor
Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Tax Administrator. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee. Under no circumstances may the Tax Administrator vary the assets of a Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Y Certificates or Class A-2FL
Certificates, as applicable.

          (f) If any tax is imposed on either Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax
Administrator, if such tax arises out of or results from a breach by the Tax
Administrator of any of its obligations under this Section 10.02; (ii) the
Special Servicer, if such tax arises out of or results from a breach by the
Special Servicer of any of its obligations under Article III or this Section
10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting such
Grantor Trust in all other instances.

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01 Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent, without the consent of any of the
Certificateholders or, with respect to any Loan Combination, any related
Non-Trust Loan Noteholder: (i) to cure any ambiguity; (ii) to correct any error or to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the Prospectus; (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof; (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC
Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; or (v) if such amendment, as evidenced by an Opinion of
Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or Grantor
Trust at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or Grantor Trust; (vi) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or
(iii); (vii) to modify Section 8.16, as contemplated by Section 8.16(b); or
(viii) to otherwise modify or delete any existing provisions of this Agreement;
provided that such action (except any amendment described in clause (i), (ii),
(v), (vi) or (vii) above) shall not, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the
Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent, adversely affect in any material respect the interests of any Certificateholder or any B-Noteholder; and
provided, further, that the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates; and provided, further, that such amendment shall not significantly change the activities of the Trust
(insofar as such change would adversely affect the status of the Trust as a
"qualifying special-purpose entity" under FASB 140).

          (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent with

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the consent of the Holders of Certificates entitled to at least 51% of the
Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of
Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on
Serviced Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate or that are required to be distributed to any B-Noteholder, without the consent of such B-Noteholder, (ii)
adversely affect in any material respect the interests of the Holders of any
Class of Certificates or the interests of any B-Noteholder in a manner other than as described in the immediately preceding clause (i) without the consent of the Holders of all Certificates of such Class or the consent of such
B-Noteholder, as the case may be, (iii) modify the provisions of this Section
11.01 without the consent of the Holders of all Certificates then outstanding and the consent of each affected B-Noteholder, (iv) modify the provisions of
Section 3.20 or the definition of Servicing Standard without the consent of the
Holders of Certificates entitled to all of the Voting Rights and the consent of each affected B-Noteholder, (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, or (vi)
significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special-purpose entity" under FASB 140) without the consent of the Holders entitled to at least
51% of all the Voting Rights (without regard to Certificates held by the
Depositor or any of the Depositor's Affiliates and/or agents). Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same
Voting Rights with respect to matters described above as they would if any other
Person held such Certificates, so long as neither the Depositor nor any of its
Affiliates is performing servicing duties with respect to any of the Mortgage
Loans.

          (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Fiscal Agent, the Master Servicer or the Special
Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions or on a Grantor Trust or cause any REMIC Pool to fail to qualify as a REMIC or a Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

          (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder, the Swap Counterparty and, to the extent known to the Trustee, each B-Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be

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sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) Each of the Master Servicer, the Special Servicer, the Trustee and
the Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer, the Trustee
or the Fiscal Agent requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section
11.01(a) or (c) shall be payable out of the Certificate Account, any A/B
Custodial Account or the Distribution Account pursuant to Sections 3.05.

          (h) Notwithstanding anything to the contrary contained in this Section
11.01, the parties hereto agree that (i) this Agreement may not be amended except upon 10 days' prior written notice to the Swap Counterparty and (ii) this
Agreement may not be amended in any manner that has a material adverse effect on the Swap Counterparty without first obtaining the written consent of the Swap
Counterparty. The Trustee may obtain and rely upon an Opinion of Counsel provided to it at the expense of the party seeking the amendment to the effect that such action will not adversely affect in any material respect the interests of the Swap Counterparty (or at the expense of the Trust if the Trustee is the party seeking such amendment and such amendment benefits the
Certificateholders).

          SECTION 11.02 Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits one or more B-Noteholders, such B-Noteholders, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a) or, to the extent that it benefits one or more B-Noteholders, out of the related A/B
Custodial Account(s) pursuant to Section 3.05(g), to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders and/or one or more B-Noteholders; provided, however, that the
Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

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          SECTION 11.03 Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage
Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the
Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting
Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04 Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

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          SECTION 11.05 Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Citigroup
Commercial Mortgage Securities Inc., 388 Greenwich Street, 11th Floor, New York,
New York 10013, Attention: Angela Vleck, facsimile number: (212) 816-8307; (ii)
in the case of the Master Servicer, Midland Loan Services, Inc., 10851 Mastin,
Suite 300, Overland Park, Kansas 66210 (for deliveries) and P.O. Box 25965,
Shawnee Mission, Kansas 66225 (for communications by U.S. mail), Attention:
President, facsimile number: (913) 253-9001; (iii) in the case of the Special
Servicer, LNR Partners, Inc., 1601 Washington Avenue, Miami Beach, Florida
33139, Attention: Randy Wolpert, facsimile number: (305) 695-5601; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and
Trust Services Group-CD 2005-CD1 Commercial Mortgage Trust, facsimile number:
(312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135
South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securities and Trust Services Group-CD 2005-CD1 Commercial Mortgage Trust,
facsimile number: (312) 904-2084; (v) in the case of the Underwriters, to each of Citigroup Global Markets Inc., 388 Greenwich Street, 11th Floor, New York,
New York 10013, Attention: Angela Vleck, facsimile number: (212) 816-8307;
Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005,
Attention: Lainie Kaye, facsimile number: (212) 797-4487; Banc of America
Securities LLC, 214 North Tryon Street, Charlotte, North Carolina 28255,
Attention: Stephen Hogue, facsimile number: (704) 386-1094, with a copy to the attention of Paul Kurzeja, facsimile number (704) 386-0181, Lehman Brothers
Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Charlene Thomas,
facsimile number: (212) 526-3738, Nomura Securities International, Inc., 2 World
Financial Center, Building B, New York, New York 10281, Attention: N. Dante
LaRocca, facsimile number: (646) 587-9804, PNC Capital Markets, Inc., 5605
Carnegie Boulevard, Suite 450, Charlotte, North Carolina, 28209, Attention:
Scott Holmes, facsimile number: (704) 643-2048, with a copy to the attention of
Leonard Ferleger, facsimile number (412) 705-2148, and Wachovia Capital Markets,
LLC, 301 South College Street, Charlotte, North Carolina 28288, Attention:
Charles Culbreth, facsimile number: (704) 715-0066; (vi) in the case of the
Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New
York, New York 10007, Attention: CMBS Surveillance Group; and (B) Standard &
Poor's Ratings Services, 55 Water Street, New York, New York 10041-0003,
Attention: CMBS Surveillance Group, facsimile number (212) 438-2662; and (vii)
in the case of the initial Controlling Class Representative, LNR Securities
Holdings, LLC, 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139,
Attention: Steven N. Bjerke, facsimile number: (305) 695-5449; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06 Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements,

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provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the
Certificates or the rights of the Holders thereof.

          SECTION 11.07 Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Mortgage
Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

          SECTION 11.08 Streit Act.

          Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail; provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          SECTION 11.09 Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. This
Agreement may not be amended in any manner that would adversely affect the rights of any third-party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement; provided that each B-Noteholder is an intended third-party beneficiary hereunder with respect to those provisions of this Agreement affecting its interest in the related A/B
Loan Combination and the Swap Counterparty is an intended third-party beneficiary hereunder. The Outside Master Servicer in respect of the Outside
Serviced Mortgage Loan shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the related
Co-Lender Agreement.

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          SECTION 11.10 Article and Section Headings.

          The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.11 Notices to Rating Agencies.

          (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, if affected thereby, any
B-Noteholder known to the Trustee) with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default or Outside Servicer
          Default that has not been cured;

               (iii) the resignation or termination of the Trustee, the Fiscal
          Agent, the Master Servicer or the Special Servicer;

               (iv) the repurchase of Mortgage Loans by any of the Mortgage Loan
          Sellers pursuant to the applicable Mortgage Loan Purchase Agreement;

               (v) any change in the location of the Distribution Account;

               (vi) the final payment to any Class of Certificateholders; and

               (vii) any sale or disposition of any Mortgage Loan or REO
          Property.

          (b) The Master Servicer shall promptly provide notice to each Rating
Agency (and, if affected thereby, any B-Noteholder) with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee or the Fiscal
          Agent; and

               (ii) any change in the location of the Certificate Account or an
          A/B Custodial Account.

          (c) The Special Servicer shall furnish each Rating Agency and the
Controlling Class Representative (and, with respect to an A/B Loan Combination, the related B-Noteholder(s)) with respect to a non-performing or defaulted
Serviced Loan such information as the Rating Agency or Controlling Class
Representative (and, with respect to an A/B Loan Combination, the related
B-Noteholder(s)) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

          (d) To the extent applicable, each of the Master Servicer and the
Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

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               (i) each of its annual statements as to compliance described in
          Section 3.13;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

               (iii) any Officer's Certificate delivered to the Trustee pursuant to Section 4.03(c) or 3.08(a); and

               (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and
          3.12(d).

          (e) The Trustee shall (i) make available to each Rating Agency and the
Controlling Class Representative, upon reasonable notice, the items described in
Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the
Controlling Class Representative a copy of any notices given pursuant to Section
7.03(a) or Section 7.03(b).

          (f) Each of the Trustee, the Master Servicer and the Special Servicer
shall provide to each Rating Agency such other information with respect to the
Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

          (g) Notwithstanding any provision herein to the contrary each of the
Master Servicer, the Special Servicer or the Trustee shall deliver to any
Underwriter any report prepared by such party hereunder upon request.

          SECTION 11.12 Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      318

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                          CITIGROUP COMMERCIAL MORTGAGE
                                             SECURITIES INC.
                                             Depositor

                                          By: /s/ Angela Vleck
                                              ----------------------------------
                                          Name: Angela Vleck
                                          Title: Vice President

                                          MIDLAND LOAN SERVICES, INC.
                                             Master Servicer

                                          By: /s/ Lawrence D. Ashley
                                              ----------------------------------
                                          Name: Lawrence D. Ashley
                                          Title: Senior Vice President

                                          LNR PARTNERS, INC.
                                             Special Servicer

                                          By: /s/ Steven N. Bjerke
                                              ----------------------------------
                                          Name: Steven N. Bjerke
                                          Title: Vice President

                                          LASALLE BANK NATIONAL ASSOCIATION
                                             Trustee

                                          By: /s/ Alyssa C. Stahl
                                              ----------------------------------
                                          Name: Alyssa C. Stahl
                                          Title: First Vice President

                                          ABN AMRO BANK N.V.
                                             Fiscal Agent

                                          By: /s/ Alyssa C. Stahl
                                              ----------------------------------
                                          Name: Alyssa C. Stahl
                                          Title: First Vice President

                                          By: /s/ Cynthia Reis
                                              ----------------------------------
                                          Name: Cynthia Reis
                                          Title: Senior Vice President

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )

          On the 14th day of November 2005, before me, a notary public in and for said State, personally appeared Angela Vleck, known to me to be a Vice
President of Citigroup Commercial Mortgage Securities Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/ Elsa J. Castaldo
                                              ----------------------------------
                                              Notary Public

[Notarial Seal]

STATE OF KANSAS        )
                       ) ss.:
COUNTY OF JOHNSON      )

          On the 9th day of November 2005, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a Senior
Vice President of Midland Loan Services, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/ Joyce Mayo
                                              ----------------------------------
                                              Notary Public

[Notarial Seal]

STATE OF FLORIDA       )
                       ) ss.:
COUNTY OF MIAMI-DADE   )

          On the 10th day of November 2005, before me, a notary public in and for said State, personally appeared Steve N. Bjerke, known to me to be a Vice
President of LNR Partners, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/ Helen E. Galera
                                              ----------------------------------
                                              Notary Public

[Notarial Seal]

STATE OF ILLINOIS      )
                       ) ss.:
COUNTY OF COOK         )

          On the 15th day of November 2005, before me, a notary public in and for said State, personally appeared Alyssa C. Stahl, known to me to be a First
Vice President of LaSalle Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/ Diane O'Neal
                                              ----------------------------------
                                              Notary Public

[Notarial Seal]

STATE OF ILLINOIS      )
                       ) ss.:
COUNTY OF COOK         )

          On the 15th day of November 2005, before me, a notary public in and for said State, personally appeared Cynthia Reis and Alyssa C. Stahl, known to me to be Senior Vice President and First Vice President, respectively, of ABN
AMRO Bank N.V., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/ Diane O'Neal
                                              ----------------------------------
                                              Notary Public

[Notarial Seal]

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                       I-1

        MORTGAGE   LOAN
 LOAN     LOAN     GROUP
NUMBER   SELLER   NUMBER  LOAN / PROPERTY NAME                                      PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------

   1      GACC       1    One Court Square - Citibank              One Court Square
   2      GACC       1    Yahoo! Center                            2401-2525 Colorado Avenue & 2400-2500 Broadway
   3       CGM       1    Maine Mall                               364 Maine Mall Road
   4       CGM       1    100 East Pratt                           100 East Pratt Street
----------------------------------------------------------------------------------------------------------------------
   5       CGM       1    TPMC Portfolio                           Various
  5a                      Park Tower South                         1333 West Loop South
  5b                      Park Tower North                         1233 West Loop South
  5c                      Innova Parking Garage                    3838 Weslayan Street
  5d                      Innova Theater and Retail                3839 Weslayan Street
----------------------------------------------------------------------------------------------------------------------
   6      PMCF       1    Florence Mall                            2028 Florence Mall
----------------------------------------------------------------------------------------------------------------------
   7      GACC       1    Private Mini Self Storage Portfolio      Various
  7a                      Private Mini-League City                 2500 West Main Street
  7b                      Private Mini-West Park                   6040 Westpark Drive
  7c                      Private Mini-Eastlake                    3182 Curlew Road
  7d                      Private Mini-Westbelt                    10515 Southwest Freeway
  7e                      Private Mini-Lancaster                   13401 Lancaster Highway
  7f                      Private Mini-Safe Harbor                 9208 Westmoreland Road
  7g                      Private Mini-Highway 620                 11320 Ranch Road 620 North
  7h                      Private Mini-LaMarque                    4701 Gulf Freeway
  7i                      Private Mini-103rd                       7052 103rd Street
  7j                      Private Mini-Walsingham                  13240 Walsingham Road
  7k                      Private Mini-Melbourne                   376 North Harbor City Boulevard
  7l                      Private Mini-Cutten                      7022 FM 1960 Road West
  7m                      Private Mini-Palm Harbor                 30722 US Highway 19 North
  7n                      Private Mini-Nesbit Ferry                2840 Holcomb Bridge Road
  7o                      Private Mini-Central Expressway          13637 North Central Expressway
  7p                      Private Mini-Mountainbrook               3195 Highway 280 East
  7q                      Private Mini-Castle Hills                1951 Northwest Loop 410
  7r                      Private Mini-Monroe                      1580 North Monroe Street
  7s                      Private Mini-Florida Avenue              9505 North Florida Avenue
  7t                      Private Mini-Wycliffe                    11010 Old Katy Road
  7u                      Private Mini-Elmwood                     1037 Elmwood Avenue
  7v                      Private Mini-Huntsville                  4440 University Drive Northwest
----------------------------------------------------------------------------------------------------------------------
   8      GACC       1    Cedarbrook Corporate Center Portfolio    3, 6, 8 Cedar Brook Drive & 8 Clarke Drive
   9       CGM       1    Fairfax Corner                           11900 Palace Way, 11888-11951 Grand Commons Avenue,
                                                                   4200-4250 Fairfax Corner West Avenue and 4201-4251
                                                                   Fairfax Corner East Avenue
  10      GACC       2    Union Square Apartments                  4120 Union Square Boulevard
  11      GACC       1    485 7th Avenue                           485 7th Avenue
----------------------------------------------------------------------------------------------------------------------
  12      GACC       1    Loews Universal Hotel Portfolio          Various
  12a                     Loews Portofino Bay                      5601 Universal Boulevard
  12b                     Loews Royal Pacific                      6300 Hollywood Way
  12c                     Hard Rock Hotel                          5800 Universal Boulevard
----------------------------------------------------------------------------------------------------------------------
  13      GACC       1    Quartermaster Plaza Shopping Center      2200-2400 West Oregon Avenue
  14       CGM       1    One Financial Plaza                      120 South Sixth Street
  15       CGM       1    Chico Mall                               1950 East 20th Street
  16      GACC       1    Fountains at Waterford                   12101 Fountainbrook Boulevard
  17       CGM       1    Gateway Center                           80-100 City Square
  18      GACC       1    Marriott Baton Rouge                     5500 Hilton Avenue
  19      GACC       2    The Sanctuary at Highland Oaks (Note 2)  10246 Douglas Oaks Circle

 LOAN                                                                CUT-OFF DATE
NUMBER        CITY           STATE   ZIP CODE       COUNTY         PRINCIPAL BALANCE
-------------------------------------------------------------------------------------

   1    Long Island City      NY       11101   Queens            290,000,000 (Note 1)
   2    Santa Monica          CA       90404   Los Angeles             250,000,000.00
   3    Portland              ME       04106   Cumberland              150,000,000.00
   4    Baltimore             MD       21202   Baltimore City          105,000,000.00
-------------------------------------------------------------------------------------
   5    Houston               TX       77027   Harris                  105,000,000.00
  5a    Houston               TX       77027   Harris
  5b    Houston               TX       77027   Harris
  5c    Houston               TX       77027   Harris
  5d    Houston               TX       77027   Harris
-------------------------------------------------------------------------------------
   6    Florence              KY       41042   Boone                   101,766,252.38
-------------------------------------------------------------------------------------
   7    Various             Various   Various  Various                  86,265,101.00
  7a    League City           TX       77573   Galveston
  7b    Houston               TX       77057   Harris
  7c    Oldsmar               FL       34677   Pinellas
  7d    Houston               TX       77074   Harris
  7e    Pineville             NC       28134   Mecklenburg
  7f    Cornelius             NC       28031   Mecklenburg
  7g    Austin                TX       78726   Travis
  7h    La Marque             TX       77568   Galveston
  7i    Jacksonville          FL       32210   Duval
  7j    Largo                 FL       33774   Pinellas
  7k    Melbourne             FL       32935   Brevard
  7l    Houston               TX       77069   Harris
  7m    Palm Harbor           FL       34684   Pinellas
  7n    Alpharetta            GA       30022   Fulton
  7o    Dallas                TX       75243   Dallas
  7p    Birmingham            AL       35243   Jefferson
  7q    San Antonio           TX       78213   Bexar
  7r    Tallahassee           FL       32303   Leon
  7s    Tampa                 FL       33612   Hillsborough
  7t    Houston               TX       77043   Harris
  7u    Columbia              SC       29201   Richland
  7v    Huntsville            AL       35816   Madison
-------------------------------------------------------------------------------------
   8    Cranbury              NJ        8512   Middlesex                65,000,000.00
   9    Fairfax               VA       22030   Fairfax                  60,947,000.00

  10    Palm Beach Gardens    FL       33410   Palm Beach               58,000,000.00
  11    New York              NY       10018   New York                 57,000,000.00
-------------------------------------------------------------------------------------
  12    Orlando               FL       32819   Orange                   55,000,000.00
  12a   Orlando               FL       32819   Orange
  12b   Orlando               FL       32819   Orange
  12c   Orlando               FL       32819   Orange
-------------------------------------------------------------------------------------
  13    Philadelphia          PA       19145   Philadelphia             43,600,000.00
  14    Minneapolis           MN       55402   Hennepin                 43,000,000.00
  15    Chico                 CA       95928   Butte                    42,000,000.00
  16    Orlando               FL       32825   Orange                   39,500,000.00
  17    Boston                MA       02129   Suffolk                  38,839,965.76
  18    Baton Rouge           LA       70808   East Baton Rouge         36,500,000.00
  19    Tampa                 FL       33610   Hillsborough             35,300,000.00

           CROSS                                                                                          INTEREST
         COLLATER-                                                                                        RESERVE
           ALIZED                MASTER                                                                   MORTGAGE
 LOAN    (MORTGAGE   MORTGAGE  SERVICING   ARD LOAN                                                         LOAN
NUMBER  LOAN GROUP)    RATE     FEE RATE  (YES/NO)?     ARD       ADDITIONAL INTEREST RATE AFTER ARD     (YES/NO)?
------------------------------------------------------------------------------------------------------------------

   1         No       4.9050%   0.0300%      Yes     09/01/15  Greater of 2% plus Rate or Treasury Rate     Yes
   2         No       5.2740%   0.0300%       No                                                            Yes
   3         No       4.8355%   0.0300%       No                                                            Yes
   4         No       5.0775%   0.0300%      Yes     09/11/15  Greater of (i) 2% plus Initial Interest      Yes
                                                               Rate or (ii) Treasury plus 2%
------------------------------------------------------------------------------------------------------------------
   5         No       5.4000%   0.0300%       No                                                            Yes
  5a
  5b
  5c
  5d
------------------------------------------------------------------------------------------------------------------
   6         No       4.9530%   0.0200%       No                                                            Yes
------------------------------------------------------------------------------------------------------------------
   7         No       5.8400%   0.0350%       No                                                            Yes
  7a
  7b
  7c
  7d
  7e
  7f
  7g
  7h
  7i
  7j
  7k
  7l
  7m
  7n
  7o
  7p
  7q
  7r
  7s
  7t
  7u
  7v
------------------------------------------------------------------------------------------------------------------
   8         No       5.1620%   0.0300%       No                                                            Yes
   9         No       5.5360%   0.0300%       No                                                            Yes
  10         No       5.9800%   0.0300%       No                                                            Yes
  11         No       5.2370%   0.0300%       No                                                            Yes
------------------------------------------------------------------------------------------------------------------
  12         No       4.7250%   0.0200%       No                                                            Yes
  12a
  12b
  12c
------------------------------------------------------------------------------------------------------------------
  13         No       5.2900%   0.0300%       No                                                            Yes
  14         No       5.1410%   0.0400%       No                                                            Yes
  15         No       4.7360%   0.0300%       No                                                            Yes
  16         No       5.4400%   0.0300%       No                                                            Yes
  17         No       5.3300%   0.0300%       No                                                            Yes
  18         No       5.7350%   0.0300%       No                                                            Yes
  19         No       5.0250%   0.0300%       No                                                            Yes

                              GRACE
                              PERIOD   SCHEDULED   PERIODIC PAYMENT ON
 LOAN                         (DAYS)    MATURITY     FIRST DUE DATE
NUMBER       LOAN TYPE      (NOTE 5)   DATE/ARD      AFTER CLOSING
----------------------------------------------------------------------

   1     Interest Only/ARD      5      05/01/20  1,185,375.00 (Note 1)
   2       Interest Only        0      10/01/15           1,098,750.00
   3          Balloon           2      06/11/10             794,860.56
   4     Interest Only/ARD      0      06/11/17             444,281.25

----------------------------------------------------------------------
   5    Partial IO/Balloon      0      05/11/15             472,500.00
  5a
  5b
  5c
  5d
----------------------------------------------------------------------
   6          Balloon           0      09/10/12             544,631.92
----------------------------------------------------------------------
   7    Partial IO/Balloon      5      08/01/15             419,823.49
  7a
  7b
  7c
  7d
  7e
  7f
  7g
  7h
  7i
  7j
  7k
  7l
  7m
  7n
  7o
  7p
  7q
  7r
  7s
  7t
  7u
  7v
----------------------------------------------------------------------
   8    Partial IO/Balloon      5      10/01/15             279,608.33
   9    Partial IO/Balloon      0      07/11/15             281,168.83
  10      Interest Only         5      11/01/10             289,033.33
  11    Partial IO/Balloon      5      09/01/15             248,757.50
----------------------------------------------------------------------
  12      Interest Only         5      07/01/15             216,562.50
  12a
  12b
  12c
----------------------------------------------------------------------
  13    Partial IO/Balloon      5      10/01/15             192,203.33
  14    Partial IO/Balloon      5      08/11/15             184,219.17
  15          Balloon           2      02/11/09             221,202.23
  16       Interest Only        5      10/01/10             179,066.67
  17          Balloon           0      07/11/15             217,295.95
  18          Balloon           5      11/01/15             212,656.41
  19    Partial IO/Balloon      5      08/01/15             147,818.75

        ORIGINAL TERM  REMAINING TERM  STATED ORIGINAL  STATED REMAINING  DEFEASANCE
 LOAN   TO MATURITY /  TO MATURITY /     AMORTIZATION     AMORTIZATION       LOAN
NUMBER   ARD (MONTHS)   ARD (MONTHS)     TERM (MONTHS)    TERM (MONTHS)    (YES/NO)?         BORROWER'S INTEREST
--------------------------------------------------------------------------------------------------------------------

   1         120            118         Interest Only     Interest Only      Yes                Fee Simple
   2         120            119         Interest Only     Interest Only      Yes                Fee Simple
   3          55             55              355               355           Yes                Fee Simple
   4         120            118         Interest Only     Interest Only      Yes                Fee Simple
--------------------------------------------------------------------------------------------------------------------
   5         120            114              360               360           Yes                Fee Simple
  5a                                                                                            Fee Simple
  5b                                                                                            Fee Simple
  5c                                                                                            Fee Simple
  5d                                                                                            Fee Simple
--------------------------------------------------------------------------------------------------------------------
   6          84             82              360               358           Yes                Fee Simple
--------------------------------------------------------------------------------------------------------------------
   7         120            117              360               360           Yes         Fee Simple and Leasehold
  7a                                                                                            Fee Simple
  7b                                                                                            Fee Simple
  7c                                                                                            Fee Simple
  7d                                                                                            Fee Simple
  7e                                                                                            Fee Simple
  7f                                                                                            Fee Simple
  7g                                                                                            Fee Simple
  7h                                                                                            Fee Simple
  7i                                                                                            Fee Simple
  7j                                                                                            Fee Simple
  7k                                                                                            Fee Simple
  7l                                                                                            Fee Simple
  7m                                                                                            Fee Simple
  7n                                                                                            Fee Simple
  7o                                                                                            Fee Simple
  7p                                                                                            Fee Simple
  7q                                                                                            Fee Simple
  7r                                                                                            Leasehold
  7s                                                                                            Fee Simple
  7t                                                                                            Fee Simple
  7u                                                                                            Fee Simple
  7v                                                                                            Fee Simple
--------------------------------------------------------------------------------------------------------------------
   8         120            119              360               360           Yes                Fee Simple
   9         120            116              420               420           Yes      Fee in Part, Leasehold in Part
  10          60             60         Interest Only     Interest Only       No                Fee Simple
  11         120            118              360               360           Yes                Fee Simple
--------------------------------------------------------------------------------------------------------------------
  12         120            116         Interest Only     Interest Only      Yes                Leasehold
  12a                                                                                           Leasehold
  12b                                                                                           Leasehold
  12c                                                                                           Leasehold
--------------------------------------------------------------------------------------------------------------------
  13         120            119              360               360           Yes      Fee in Part, Leasehold in Part
  14         120            117              360               360           Yes                Fee Simple
  15          39             39              351               351           Yes                Fee Simple
  16          60             59         Interest Only     Interest Only      Yes                Fee Simple
  17         120            116              360               356            No                Leasehold
  18         120            120              360               360           Yes                Fee Simple
  19         120            117              360               360           Yes                Fee Simple

                                                                                                                     ESCROWED
                                                                                    ESCROWED                        REPLACEMENT
 LOAN                    PROPERTY SIZE                                            ANNUAL REAL   ESCROWED ANNUAL  RESERVES INITIAL
NUMBER   PROPERTY SIZE        TYPE                   LOCKBOX (YES/NO)?            ESTATE TAXES      INSURANCE         DEPOSIT
---------------------------------------------------------------------------------------------------------------------------------

   1          1,401,609        SF       In-Place Hard, Springing Cash Management             0                0                 0
   2          1,076,070        SF       In-Place Hard, Springing Cash Management             0                0                 0
   3            544,578        SF       In-Place Hard, Springing Cash Management             0                0                 0
   4            655,587        SF       In-Place Hard                                        0                0                 0
---------------------------------------------------------------------------------------------------------------------------------
   5    696,654 (Note 4)       SF       In-Place Hard                                      Yes              Yes           151,482
  5a            272,701        SF
  5b            272,642        SF
  5c            672,525        SF
  5d            151,311        SF
---------------------------------------------------------------------------------------------------------------------------------
   6            298,078        SF       Hard                                                 0                0                 0
---------------------------------------------------------------------------------------------------------------------------------
   7          1,755,352        SF       In Place Soft, Springing Hard                1,552,000          112,800           187,000
  7a            241,533        SF
  7b             98,326        SF
  7c             60,985        SF
  7d            156,593        SF
  7e             66,558        SF
  7f             61,245        SF
  7g             76,393        SF
  7h            122,145        SF
  7i             64,770        SF
  7j             61,120        SF
  7k             57,410        SF
  7l             66,953        SF
  7m             63,032        SF
  7n             55,942        SF
  7o             74,606        SF
  7p             64,610        SF
  7q             62,366        SF
  7r             53,555        SF
  7s             61,322        SF
  7t             62,586        SF
  7u             61,335        SF
  7v             61,967        SF
---------------------------------------------------------------------------------------------------------------------------------
   8            339,428        SF       Springing Hard                                 446,104                0                 0
   9            149,902        SF       In Place Soft, Springing Hard                  607,959                0                 0
  10                542      Units      In Place Soft, Springing Hard                  820,200          313,488                 0
  11            239,047        SF       Springing Hard                               1,206,564           67,776            48,000
---------------------------------------------------------------------------------------------------------------------------------
  12              2,400      Rooms      Springing Hard                                       0                0                 0
  12a               750      Rooms
  12b             1,000      Rooms
  12c               650      Rooms
---------------------------------------------------------------------------------------------------------------------------------
  13            191,096        SF       In Place Soft, Springing Hard                  426,185                0                 0
  14            393,902        SF       In-Place Hard                                  690,849           79,449                 0
  15            389,260        SF       In-Place Hard, Springing Cash Management             0                0                 0
  16                400      Units      In-Place Hard                                  489,924          118,380                 0
  17            173,773        SF       Springing Soft                                 948,515                0                 0
  18                300      Rooms      In Place Soft, Springing Hard                  248,054           49,551                 0
  19                456      Units      In Place Soft, Springing Hard                  847,273           70,731                 0

                                                                 ESCROWED
                                                                  TI/LC
                                                                 RESERVES
 LOAN                                                             INITIAL          ESCROWED TI/LC RESERVES CURRENT
NUMBER   ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT     DEPOSIT                  ANNUAL DEPOSIT
-------------------------------------------------------------------------------------------------------------------------

   1                                                         0           0                                             0
   2                                                         0           0                                             0
   3                                                         0           0                                             0
   4                                                         0  19,029,390                                             0
-------------------------------------------------------------------------------------------------------------------------
   5                                                   151,482           0                                       900,000
  5a
  5b
  5c
  5d
-------------------------------------------------------------------------------------------------------------------------
   6                                                         0           0                                             0
-------------------------------------------------------------------------------------------------------------------------
   7                                                         0         NAP                                           NAP
  7a
  7b
  7c
  7d
  7e
  7f
  7g
  7h
  7i
  7j
  7k
  7l
  7m
  7n
  7o
  7p
  7q
  7r
  7s
  7t
  7u
  7v
-------------------------------------------------------------------------------------------------------------------------
   8                                                    67,886           0                                       254,571
   9                                                    16,333     767,582                                             0
  10                                                   135,504         NAP                                           NAP
  11                                                         0     180,000                                             0
-------------------------------------------------------------------------------------------------------------------------
  12                                                         0         NAP                                           NAP
  12a
  12b
  12c
-------------------------------------------------------------------------------------------------------------------------
  13                                                    19,116           0                                             0
  14                                                    78,780   4,000,000  0 ($200,012.04 starting 8/11/06 & thereafter)
  15                                                         0           0                                             0
  16                        80,004 (1-36); 100,008 (thereafter)        NAP                                           NAP
  17                                                    26,102     465,000                                             0
  18    5% of Gross Revenues (years 1-3), 4% of Gross Revenues         NAP
                                                   (thereafter)                                                      NAP
  19               79,800.00 (Yrs. 1-5); 106,200.00 (Yrs. 6-10)        NAP                                           NAP

        INITIAL DEFERRED
 LOAN      MAINTENANCE
NUMBER       DEPOSIT
------------------------

   1                   0
   2                   0
   3                   0
   4           2,274,875
------------------------
   5                   0
  5a
  5b
  5c
  5d
------------------------
   6                   0
------------------------
   7                   0
  7a
  7b
  7c
  7d
  7e
  7f
  7g
  7h
  7i
  7j
  7k
  7l
  7m
  7n
  7o
  7p
  7q
  7r
  7s
  7t
  7u
  7v
------------------------
   8              21,625
   9                   0
  10                   0
  11              44,315
------------------------
  12                   0
  12a
  12b
  12c
------------------------
  13                   0
  14              91,526
  15                   0
  16                   0
  17                   0
  18             296,375
  19                   0

           INITIAL
 LOAN   ENVIRONMENTAL  HOLDBACK                                            ENVIRONMENTAL
NUMBER     DEPOSIT     RESERVE                    LOC                    INSURANCE POLICY
-----------------------------------------------------------------------------------------

                                 Future LOC up to $30,000,000 if tenant
                                 exercises the right to surrender space
   1                0            in September 2013.
   2                0
   3                0
   4                0
-----------------------------------------------------------------------------------------
   5                0
  5a
  5b
  5c
  5d
-----------------------------------------------------------------------------------------
   6                0
-----------------------------------------------------------------------------------------
   7                0
  7a
  7b
  7c
  7d
  7e
  7f
  7g
  7h
  7i
  7j
  7k
  7l
  7m
  7n
  7o
  7p
  7q
  7r
  7s
  7t
  7u
  7v
-----------------------------------------------------------------------------------------
   8                0
   9                0
  10                0
  11                0
-----------------------------------------------------------------------------------------
  12                0
  12a
  12b
  12c
-----------------------------------------------------------------------------------------
  13                0   600,000
  14                0
  15                0
  16                0
  17                0
  18                0
  19                0

        MORTGAGE   LOAN
 LOAN     LOAN     GROUP
NUMBER   SELLER   NUMBER               LOAN / PROPERTY NAME                           PROPERTY ADDRESS
-----------------------------------------------------------------------------------------------------------------

  20      GACC       1    Goodwin Square                                  225 Asylum Street
  21      GACC       1    Brooklyn Retail Portfolio II                    Various
  22       CGM       1    Millennium Park                                 13150-13500 Middlebelt Road
  23      PMCF       2    Shelter Cove Apartments                         537 Tranquil Court
  24       CGM       1    University Place                                1671 East 70th Street
-----------------------------------------------------------------------------------------------------------------
  25       CGM       1    University of Phoenix                           Various
  25a                     4150 South Riverpoint Parkway                   4150 South Riverpoint Parkway
  25b                     3125 East Wood Street                           3125 East Wood Street
  25c                     517 North Westhill Blvd                         517 North Westhill Boulevard
-----------------------------------------------------------------------------------------------------------------
  26       CGM       1    Wynfrey Hotel                                   1000 Riverchase Galleria
  27       CGM       1    Hamilton Village                                2000-2020 Gunbarrel Road
  28       CGM       1    Saint Paul Plaza                                200 Saint Paul Street
  29      GACC       1    Tenby Chase                                     193 Tenby Chase Drive
  30      GACC       1    1776 Massachusetts Avenue                       1776 Massachusetts Avenue, NW
-----------------------------------------------------------------------------------------------------------------
  31      GACC       1    Northcoast Hotel Portfolio                      Various
  31a                     Roosevelt Hotel                                 1531 7th Avenue
  31b                     Coast Wenatchee Center                          201 North Wenatchee Avenue
  31c                     Coast Gateway Hotel                             18415 International Boulevard
-----------------------------------------------------------------------------------------------------------------
  32      GACC       2    Glen Hollow Apartments                          1100 Newportville Road
  33       CGM       1    Johnson City Crossing                           3207 Peoples Street
  34      GACC       2    Central Park East Apartments                    15216 Northeast 16th Place
  35      PMCF       1    Rockaway Center                                 Mount Pleasant Avenue
  36       CGM       1    River Marketplace                               4409 Ambassador Caffery Parkway
  37       CGM       2    The Exchange at Luther Street                   1101 Luther Street West
  38       CGM       1    633 Third Avenue                                633 Third Avenue
  39       PNC       1    Nevada Street                                   2 Nevada Street
  40      GACC       2    Breakpointe Apartments                          6672-6690 Abrego Road
  41       CGM       1    Townsend Building                               123 Townsend Street
  42       PNC       2    Parkway Plaza Apartments                        1000 Plaza Drive
  43       CGM       1    Riverchase Galleria Office Tower                3000 Riverchase Galleria
  44      GACC       1    888 Prospect Street                             888 Prospect Street
  45       CGM       1    ICI-Glidden Research Center                     16651 West Sprague Road
  46      PMCF       1    Bedrosian 1515 Winston                          1515 and 1517 E. Winston Road
  47       CGM       1    ConnectiCare Office Building                    175 Scott Swamp Road
  48       CGM       1    Village Square at Kiln Creek                    5007 Victory Boulevard
  49      GACC       1    Compson Financial Center                        980 North Federal Highway
  50       CGM       1    Fountainhead Park I & II                        4511 and 4545 Horizon Hill Boulevard
  51       CGM       1    Pacific Corporate Center                        7005 South Front Road, 7401, 7451,
                                                                          7501 Longard Road and 501 Lawrence Raod
  52       CGM       1    Lockwood Medical Offices                        110-150 Lockwood Avenue
  53       CGM       1    201 Broadway                                    201 Broadway
  54      PMCF       1    Altamont Avenue                                 1400 Altamont Avenue
-----------------------------------------------------------------------------------------------------------------
  55      GACC       1    338 East 65th Street / 314-26 East 78th Street  Various
  55a                     314-26 East 78th Street                         314-26 East 78th Street
  55b                     338 East 65th Street                            338 East 65th Street
-----------------------------------------------------------------------------------------------------------------
  56      GACC       1    Hilton Scotts Valley                            6001 La Madrona Drive
  57      GACC       1    Maplewood Park                                  3815 Northeast 4th Street
  58       CGM       1    Great Indoors - Sears - Alpha Road              5000 Alpha Road
  59       CGM       1    The Crossing at Walkers Brook                   20-48 Walkers Brook Drive

 LOAN                                                                CUT-OFF DATE
NUMBER        CITY        STATE   ZIP CODE          COUNTY        PRINCIPAL BALANCE
-----------------------------------------------------------------------------------

  20    Hartford           CT        6108   Hartford                33,000,000.00
  21    Brooklyn           NY      Various  Kings                   32,468,396.06
  22    Livonia            MI       48150   Wayne                   32,000,000.00
  23    Odenton            MD       21113   Anne Arundel            32,000,000.00
  24    Shreveport         LA       71105   Caddo                   30,780,000.00
-----------------------------------------------------------------------------------
  25    Various          Various   Various  Various                 30,143,520.54
  25a   Phoenix            AZ       85040   Maricopa
  25b   Phoenix            AZ       85040   Maricopa
  25c   Grand Chute        WI       54914   Outagamie
-----------------------------------------------------------------------------------
  26    Hoover             AL       35244   Jefferson               29,335,427.36
  27    Chattanooga        TN       37421   Hamilton                28,800,000.00
  28    Baltimore          MD       21202   Baltimore City          28,500,000.00
  29    Delran             NJ        8075   Burlington              28,500,000.00
  30    Washington         DC       20036   District of Columbia    28,000,000.00
-----------------------------------------------------------------------------------
  31    Various            WA      Various  Various                 27,500,000.00
  31a   Seattle            WA       98101   King
  31b   Wenatchee          WA       98801   Chelan
  31c   Seatac             WA       98188   King
-----------------------------------------------------------------------------------
  32    Croydon            PA       19021   Bucks                   26,320,000.00
  33    Johnson City       TN       37604   Washington              25,800,000.00
  34    Bellevue           WA       98007   King                    25,500,000.00
  35    Rockaway           NJ        7866   Morris                  24,000,000.00
  36    Lafayette          LA       70508   Lafayette               23,520,000.00
  37    College Station    TX       77840   Brazos                  23,250,000.00
  38    New York           NY       10017   New York                22,000,000.00
  39    Newark             NJ       07102   Essex                   21,977,867.01
  40    Goleta             CA       93117   Santa Barbara           21,000,000.00
  41    San Francisco      CA       94107   San Francisco           20,700,000.00
  42    State College      PA       16801   Centre                  20,200,000.00
  43    Hoover             AL       35244   Jefferson               20,000,000.00
  44    La Jolla           CA       92037   San Diego               20,000,000.00
  45    Strongsville       OH       44136   Cuyahoga                19,950,000.00
  46    Anaheim            CA       92805   Orange                  19,681,676.36
  47    Farmington         CT       06032   Hartford                19,000,000.00
  48    Yorktown           VA       23693   York                    18,959,850.58
  49    Boca Raton         FL       33432   Palm Beach              18,750,000.00
  50    San Antonio        TX       78229   Bexar                   18,677,870.96
  51    Livermore          CA       94551   Alameda                 18,500,000.00

  52    New Rochelle       NY       10801   Westchester             18,500,000.00
  53    Cambridge          MA       02139   Middlesex               18,241,079.57
  54    Rotterdam          NY       12303   Genessee                18,000,000.00
-----------------------------------------------------------------------------------
  55    New York           NY       10021   New York                17,540,000.00
  55a   New York           NY       10021   New York
  55b   New York           NY       10021   New York
-----------------------------------------------------------------------------------
  56    Scotts Valley      CA       95060   Santa Cruz              16,966,694.91
  57    Renton             WA       98056   King                    16,200,000.00
  58    Farmers Branch     TX       75244   Dallas                  16,120,000.00
  59    Reading            MA       01867   Middlesex               16,000,000.00

           CROSS                                                                                          INTEREST
         COLLATER-                                                                                        RESERVE
           ALIZED                MASTER                                                                   MORTGAGE
 LOAN    (MORTGAGE   MORTGAGE  SERVICING   ARD LOAN                                                         LOAN
NUMBER  LOAN GROUP)    RATE     FEE RATE  (YES/NO)?     ARD       ADDITIONAL INTEREST RATE AFTER ARD     (YES/NO)?
------------------------------------------------------------------------------------------------------------------

  20         No       5.4250%   0.0300%       No                                                            Yes
  21         No       5.3700%   0.0300%       No                                                            Yes
  22         No       5.0210%   0.0300%       No                                                            Yes
  23         No       5.1400%   0.0200%       No                                                            Yes
  24         No       5.3270%   0.0300%       No                                                            Yes
------------------------------------------------------------------------------------------------------------------
  25         No       5.2600%   0.0300%       No                                                            Yes
  25a
  25b
  25c
------------------------------------------------------------------------------------------------------------------
  26         No       5.7300%   0.0400%       No                                                            Yes
  27         No       4.8750%   0.0300%       No                                                            Yes
  28         No       5.1800%   0.0300%       No                                                            Yes
  29         No       5.5050%   0.0300%       No                                                            Yes
  30         No       5.3500%   0.0300%       No                                                            Yes
------------------------------------------------------------------------------------------------------------------
  31         No       5.7410%   0.0300%       No                                                            Yes
  31a
  31b
  31c
------------------------------------------------------------------------------------------------------------------
  32         No       5.3550%   0.0300%       No                                                            Yes
  33         No       4.9000%   0.0300%       No                                                            Yes
  34         No       5.3240%   0.0300%       No                                                            Yes
  35         No       5.7600%   0.0850%       No                                                            Yes
  36         No       5.3340%   0.0300%       No                                                            Yes
  37         No       5.0600%   0.0700%       No                                                            Yes
  38         No       4.9800%   0.0300%       No                                                            Yes
  39         No       5.2300%   0.0700%       No                                                            Yes
  40         No       5.2900%   0.0300%       No                                                            Yes
  41         No       5.4800%   0.0300%       No                                                            Yes
  42         No       5.2400%   0.0700%       No                                                            Yes
  43         No       5.4050%   0.0400%       No                                                            Yes
  44         No       5.3870%   0.0300%       No                                                            Yes
  45         No       5.6300%   0.0300%      Yes     06/11/14  The greater of (i) 7.63%, and (ii) 3%        Yes
                                                               plus annualized US Treasury yield
  46         No       5.5500%   0.0700%      Yes     10/01/15  Greater of Initial Interest Rate + 2% or     Yes
                                                               Treasury Rate + 2%
  47         No       5.2275%   0.0300%      Yes     07/11/15  2% plus Initial Interest Rate                Yes
  48         No       5.3390%   0.1100%       No                                                            Yes
  49         No       5.2800%   0.0300%       No                                                            Yes
  50         No       5.4150%   0.0500%      Yes     12/11/09  Greater of 2% plus Initial Interest Rate     Yes
                                                               or 3% plus annualized yield
  51         No       5.0680%   0.0300%       No                                                            Yes
  52         No       5.0960%   0.0500%       No                                                            Yes
  53         No       5.1700%   0.0300%       No                                                            Yes
  54         No       5.4400%   0.0300%       No                                                            Yes
------------------------------------------------------------------------------------------------------------------
  55         No       5.3110%   0.0300%       No                                                            Yes
  55a
  55b
------------------------------------------------------------------------------------------------------------------
  56         No       5.6900%   0.0300%       No                                                            Yes
  57         No       5.1950%   0.0300%       No                                                            Yes
  58         No       4.8250%   0.0300%      Yes     08/11/15  2% plus Initial Interest Rate                Yes
  59         No       5.5400%   0.0300%       No                                                            Yes

                              GRACE
                             PERIOD   SCHEDULED  PERIODIC PAYMENT ON
 LOAN                        (DAYS)    MATURITY    FIRST DUE DATE
NUMBER       LOAN TYPE      (NOTE 5)  DATE/ARD     AFTER CLOSING
--------------------------------------------------------------------

  20      Interest Only         5      10/01/10      149,187.50
  21         Balloon            5      10/01/15      181,889.36
  22    Partial IO/Balloon      0      10/11/15      133,893.33
  23    Partial IO/Balloon      0      10/10/15      137,066.67
  24      Interest Only         0      06/11/15      136,637.55
--------------------------------------------------------------------
  25         Balloon            0      06/11/15      167,559.01
  25a
  25b
  25c
--------------------------------------------------------------------
  26         Balloon            0      07/11/15      185,230.02
  27    Partial IO/Balloon      0      08/11/15      117,000.00
  28    Partial IO/Balloon      0      07/11/15      123,025.00
  29    Partial IO/Balloon      5      09/01/10      130,743.75
  30    Partial IO/Balloon      5      08/01/15      124,833.33
--------------------------------------------------------------------
  31         Balloon            5      11/01/15      160,325.34
  31a
  31b
  31c
--------------------------------------------------------------------
  32    Partial IO/Balloon      5      11/01/15      117,453.00
  33    Partial IO/Balloon      0      08/11/15      105,350.00
  34    Partial IO/Balloon      5      10/01/15      113,135.00
  35    Partial IO/Balloon      0      10/05/15      115,200.00
  36      Interest Only         0      06/11/15      104,546.40
  37    Partial IO/Balloon      0      08/11/15       98,037.50
  38    Partial IO/Balloon      0      11/11/15       91,300.00
  39         Balloon            5      10/01/15      121,212.43
  40    Partial IO/Balloon      5      09/01/10       92,575.00
  41    Partial IO/Balloon      0      11/11/15       94,530.00
  42    Partial IO/Balloon      5      10/01/15       88,206.67
  43      Interest Only         0      06/11/15       90,083.33
  44      Interest Only         5      11/01/15       89,783.33
  45      Partial IO/ARD        0      06/11/35       93,598.75

  46           ARD              5      10/01/35      112,473.22

  47      Partial IO/ARD        0      07/11/35       82,768.75
  48         Balloon            0      09/11/15      105,968.51
  49    Partial IO/Balloon      5      11/01/15       82,500.00
  50           ARD              0      12/11/34      106,306.35

  51    Partial IO/Balloon      0      07/11/15       78,131.67
  52    Partial IO/Balloon      0      07/11/15       78,563.33
  53         Balloon            0      08/11/15      100,148.42
  54    Partial IO/Balloon      0      09/05/15       81,600.00
--------------------------------------------------------------------
  55    Partial IO/Balloon      5      10/01/15       77,629.12
  55a
  55b
--------------------------------------------------------------------
  56         Balloon            5      09/01/15       98,560.37
  57    Partial IO/Balloon      5      08/01/15       70,132.50
  58      Partial IO/ARD        0      08/11/35       64,815.83
  59    Partial IO/Balloon      0      09/11/15       73,866.67

        ORIGINAL  REMAINING
         TERM TO   TERM TO
        MATURITY   MATURITY  STATED ORIGINAL  STATED REMAINING                                             PROPERTY
 LOAN      /ARD      /ARD      AMORTIZATION     AMORTIZATION      DEFEASANCE    BORROWER'S                   SIZE
NUMBER  (MONTHS)   (MONTHS)   TERM (MONTHS)     TERM (MONTHS)   LOAN (YES/NO)?   INTEREST   PROPERTY SIZE    TYPE
-------------------------------------------------------------------------------------------------------------------

  20        60        59      Interest Only     Interest Only         Yes       Fee Simple     330,901         SF
  21       120       119           360               359              Yes       Fee Simple     132,131         SF
  22       120       119           360               360              Yes       Fee Simple     268,007         SF
  23       120       119           360               360              Yes       Fee Simple         300       Units
  24       120       115      Interest Only     Interest Only         No        Fee Simple     188,080         SF
-------------------------------------------------------------------------------------------------------------------
  25       119       115           359               355              Yes       Fee Simple     204,936         SF
  25a                                                                           Fee Simple     137,363         SF
  25b                                                                           Fee Simple      53,573         SF
  25c                                                                           Fee Simple      14,000         SF
-------------------------------------------------------------------------------------------------------------------
  26       120       116           300               296              Yes       Fee Simple         329       Rooms
  27       120       117           360               360              Yes       Fee Simple     425,325         SF
  28       120       116           360               360              Yes       Fee Simple     264,895         SF
  29        60        58           360               360              No        Fee Simple         327       Units
  30       120       117           360               360              Yes       Fee Simple      88,200         SF
-------------------------------------------------------------------------------------------------------------------
  31       120       120           360               360              Yes       Fee Simple         443       Rooms
  31a                                                                           Fee Simple         151       Rooms
  31b                                                                           Fee Simple         147       Rooms
  31c                                                                           Fee Simple         145       Rooms
-------------------------------------------------------------------------------------------------------------------
  32       120       120           360               360              Yes       Fee Simple         615       Units
  33       120       117           360               360              Yes       Fee Simple     242,105         SF
  34       120       119           360               360              Yes       Fee Simple         384       Units
  35       120       119           360               360              Yes       Fee Simple     241,937         SF
  36       120       115      Interest Only     Interest Only         No        Fee Simple     145,694         SF
  37       120       117           360               360              Yes       Fee Simple         308       Units
  38       120       120           360               360              Yes       Fee Simple      94,769         SF
  39       120       119           360               359              Yes       Fee Simple         306       Units
  40        60        58           360               360              Yes       Fee Simple          96       Units
  41       120       120           360               360              Yes       Fee Simple     138,735         SF
  42       120       119           360               360              Yes       Fee Simple         428       Units
  43       120       115      Interest Only     Interest Only         Yes       Fee Simple     271,950         SF
  44       120       120      Interest Only     Interest Only         Yes       Fee Simple      60,921         SF
  45       108       103           360               360              Yes       Fee Simple     194,558         SF
  46       120       119           360               359              Yes       Fee Simple     375,000         SF
  47       120       116           360               360              Yes       Fee Simple     100,539         SF
  48       120       118           360               358              Yes       Fee Simple     267,021         SF
  49       120       120           360               360              Yes       Fee Simple      92,943         SF
  50        60        49           360               349              Yes       Fee Simple     171,124         SF
  51       120       116           360               360              Yes       Fee Simple     207,807         SF
  52       120       116           360               360              Yes       Fee Simple      92,302         SF
  53       120       117           360               357              Yes       Fee Simple     119,168         SF
  54       120       118           360               360              Yes       Fee Simple     210,464         SF
-------------------------------------------------------------------------------------------------------------------
  55       120       119           360               360              Yes       Fee Simple         126       Units
  55a                                                                           Fee Simple          98       Units
  55b                                                                           Fee Simple          28       Units
-------------------------------------------------------------------------------------------------------------------
  56       120       118           360               358              Yes       Fee Simple         177       Rooms
  57       120       117           360               360              Yes       Fee Simple         399       Units
  58       120       117           360               360              Yes       Fee Simple     146,948         SF
  59       120       118           360               360              Yes       Fee Simple      59,987         SF

                                          ESCROWED    ESCROWED  ESCROWED REPLACE-
 LOAN                                   ANNUAL REAL    ANNUAL     MENT RESERVES
NUMBER         LOCKBOX (YES/NO)?       ESTATE TAXES  INSURANCE   INITIAL DEPOSIT
---------------------------------------------------------------------------------

  20    None                             2,217,576     65,004                 0
  21    None                                     0          0            39,648
  22    None                                     0          0                 0
  23    None                               211,733     75,403           500,000
  24    None                                     0          0                 0
---------------------------------------------------------------------------------
  25    Springing Hard                         Yes          0                 0
  25a                                            0          0                 0
  25b                                            0          0                 0
  25c                                            0          0                 0
---------------------------------------------------------------------------------
  26    None                               386,661    108,378      1,750,000.00
  27    In-Place Hard                      359,273          0                 0
  28    Springing Hard                     704,399     86,000                 0
  29    None                               450,000    131,772           620,000
  30    In Place Soft, Springing Hard      399,368     43,838                 0
---------------------------------------------------------------------------------
  31    Springing Hard                     279,017    105,145                 0
  31a
  31b
  31c
---------------------------------------------------------------------------------
  32    None                               635,772    106,800                 0
  33    In-Place Hard                      135,497          0                 0
  34    None                               209,592     75,156                 0
  35    Hard                               792,300     43,414                 0
  36    None                                     0          0                 0
  37    Springing Hard                     527,144     95,692                 0
  38    Springing Hard                           0          0                 0
  39    None                               238,817     62,320                 0
  40    None                                     0          0            24,000
  41    None                               221,338    118,019                 0
  42    None                               270,321     67,933                 0
  43    None                               426,009          0                 0
  44    None                                     0          0                 0
  45    In-Place Hard                            0     41,957                 0
  46    Springing Hard                           0          0                 0
  47    Springing Hard                     176,754          0                 0
  48    Springing Hard                      51,361     53,361           150,000
  49    None                               247,024    175,639                 0
  50    In-Place Hard                      755,000     25,332                 0
  51    Springing Hard                     350,829          0                 0
  52    None                               490,794     24,731                 0
  53    Springing Hard                     465,024          0                 0
  54    None                               721,260     63,457                 0
---------------------------------------------------------------------------------
  55    In Place Soft, Springing Hard      432,887     53,646                 0
  55a
  55b
---------------------------------------------------------------------------------
  56    Springing Hard                     135,192     65,136                 0
  57    None                               200,112     60,588                 0
  58    Springing Hard                           0          0                 0
  59    Springing Hard                      74,076          0                 0

 LOAN   ESCROWED REPLACEMENT RESERVES                                                 ESCROWED TI/LC RESERVES    INITIAL DEFERRED
NUMBER      CURRENT ANNUAL DEPOSIT        ESCROWED TI/LC RESERVES INITIAL DEPOSIT      CURRENT ANNUAL DEPOSIT  MAINTENANCE DEPOSIT
----------------------------------------------------------------------------------------------------------------------------------

  20                       49,632                                                 0            250,008                12,750
  21                            0                                            62,112                  0                48,750
  22                            0                                                 0                  0                     0
  23                       75,000                                               NAP                NAP                     0
  24                            0                                                 0                  0                     0
----------------------------------------------------------------------------------------------------------------------------------
  25                            0                                                 0                  0                     0
  25a                           0                                                                    0                     0
  25b                           0                                                                    0                     0
  25c                           0                                                                    0                     0
----------------------------------------------------------------------------------------------------------------------------------
  26         4% of Gross Revenues                                               NAP                NAP                     0
  27                            0                                                 0                  0                30,625
  28                       26,489                                         1,268,792            458,956                 4,350
  29                            0                                               NAP                NAP                     0
  30                       18,180                                           100,000            104,532                 4,375
----------------------------------------------------------------------------------------------------------------------------------
  31                      501,023                                               NAP                NAP                     0
  31a
  31b
  31c
----------------------------------------------------------------------------------------------------------------------------------
  32                      169,128                                               NAP                NAP                     0
  33                            0                                                 0                  0                     0
  34                       96,000                                               NAP                NAP                45,000
  35                       15,600                                         4,000,000                  0                     0
  36                            0                                                 0                  0                     0
  37                       82,800                                               NAP                NAP                     0
  38                            0                                                 0                  0                     0
  39                       76,500                                               NAP                NAP                     0
  40                            0                                               NAP                NAP                     0
  41                       27,747                                                 0            208,101                     0
  42                      151,053                                               NAP                NAP                24,250
  43                            0                                                 0                  0                     0
  44                            0                                                 0                  0                     0
  45                            0                                                 0                  0               200,000
  46                            0                                                 0                  0                     0
  47                       20,108                                           750,000                  0                     0
  48                       83,711                                                 0            133,510                     0
  49                       17,992                                                 0             96,544                     0
  50                       34,225                                         2,200,750            239,574                     0
  51                       41,685                                         1,170,011             36,000                     0
  52                       20,306                                                 0            138,453                21,363
  53                       36,946                                                 0                  0                     0
  54                            0      400,000 LOC (Vacant Space Credit Enhancement)                 0                     0
                                          100,000 LOC (Vacant Space Leasing Reserve)
----------------------------------------------------------------------------------------------------------------------------------
  55                       33,000                                               NAP                NAP                22,688
  55a
  55b
----------------------------------------------------------------------------------------------------------------------------------
  56                      226,884                                               NAP                NAP                     0
  57                       99,756                                               NAP                NAP                 6,250
  58                            0                                               NAP                NAP                     0
  59                       14,034                                            55,575                  0                     0

 LOAN   INITIAL ENVIRONMENTAL
NUMBER          DEPOSIT        HOLDBACK RESERVE                        LOC                         ENVIRONMENTAL INSURANCE POLICY
---------------------------------------------------------------------------------------------------------------------------------

  20                 0
  21                 0
  22                 0
  23                 0
  24                 0
---------------------------------------------------------------------------------------------------------------------------------
  25                 0
  25a                0
  25b                0
  25c                0
---------------------------------------------------------------------------------------------------------------------------------
  26                 0
  27                 0
  28                 0
  29                 0
  30                 0
---------------------------------------------------------------------------------------------------------------------------------
  31                 0
  31a
  31b
  31c
---------------------------------------------------------------------------------------------------------------------------------
  32                 0
  33                 0
  34                 0
  35                 0
  36                 0
  37                 0
  38                 0
  39             8,000
  40                 0               550,000
  41                 0               378,749
  42             1,000
  43                 0
  44                 0
  45                 0
  46                 0
  47                 0                           Yes, $750,000 LOC for TI/LC
  48                 0
  49             3,125
  50                 0
  51                 0                           Yes, LOCs totaling $681,228 for tenant security
                                                 deposit
  52                 0             1,511,000
  53                 0
  54                 0                           Yes, two LOCs in the amount of $100,000 and
                                                 $400,000 for Leasing Reserve and Credit
                                                 Enhancement, respectively.
---------------------------------------------------------------------------------------------------------------------------------
  55                 0
  55a
  55b
---------------------------------------------------------------------------------------------------------------------------------
  56                 0
  57                 0
  58                 0
  59           100,000                                                                            Yes, pollution liability policy

        MORTGAGE   LOAN
 LOAN     LOAN     GROUP
NUMBER   SELLER   NUMBER                 LOAN / PROPERTY NAME                                 PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------------

  60      GACC       1    413-415 East 70th Street / 507-11 East 73rd Street  Various
  60a                     507-11 East 73rd Street                             507-11 East 73rd Street
  60b                     413-415 East 70th Street                            413-415 East 70th Street
----------------------------------------------------------------------------------------------------------------------------
  61       PNC       1    Steadfast-Koll Building                             4343 Von Karman Avenue
  62       CGM       1    Shoppes at Hope Valley                              3825 South Roxboro Street
----------------------------------------------------------------------------------------------------------------------------
  63      GACC       1    512 East 80th Street / 1229-1235 1st Avenue         Various
  63a                     1229-1235 1st Avenue                                1229-1235 1st Avenue
  63b                     512 East 80th Street                                512 East 80th Street
----------------------------------------------------------------------------------------------------------------------------
  64       CGM       1    Meridian Town Center                                13210, 13410, 13414 Meridian East
  65       CGM       1    The Shops at Cedar Point                            3101 Hamilton Boulevard
  66       CGM       1    Dellview Marketplace                                1803 Vance Jackson
  67       CGM       1    Eddystone Crossing                                  1530, 1552-1568, 1572, 1576, 1580 Chester Pike
  68       CGM       1    Springhill Business Center                          1524 Spring Hill Road
  69       CGM       1    Ralphs Grocery - Los Angeles, CA                    670 South Western Avenue
  70       CGM       1    Baseline Foothills                                  4401, 4405, 5509 East Baseline Road
  71      PMCF       2    Overlook at Causey Lane Apartments                  11408 S.E. 90th Avenue
  72       PNC       1    La Jolla Corporate Center                           3252 & 3262 Holiday Court
  73       CGM       1    Westar/Polaris II                                   550 Polaris Parkway
  74      PMCF       1    Mullica Hill Plaza                                  141 & 143 Bridgeton Pike
  75       CGM       1    Lakeview Village                                    3611-3821 East Baseline Road
  76      GACC       1    The Atrium at Manalapan                             195 Route 9 South
  77       PNC       1    Washington Suites                                   100 South Reynolds Street
  78       CGM       1    Perry's Ocean Edge Resort                           2209 South Atlantic Avenue
  79      GACC       1    Turlock Town Center                                 503-795 North Golden State Boulevard
  80       CGM       1    Constant Friendship Center                          3422-3488 Emmorton Road
----------------------------------------------------------------------------------------------------------------------------
  81       CGM       1    100 & 200 Foxborough (aka) Harlfinger Portfolio     Various
  81a                     100 Foxborough Boulevard                            100 Foxborough Boulevard
  81b                     200 Foxborough Boulevard                            200 Foxborough Boulevard
----------------------------------------------------------------------------------------------------------------------------
  82      GACC       1    Groton Shopping Center                              646-720 Long Hill Road
  83       CGM       1    Crossings Shopping Center                           12955-13069 SW 112th Street
  84      GACC       1    3300 Olympic Boulevard                              3300 Olympic Boulevard
  85      GACC       1    Orchard Grove MHP                                   2835 South Wagner Road
  86       CGM       1    Henderson Carriage House                            2067 Massachusetts Avenue
  87       CGM       1    G and G Shopping Center                             1211 West College Avenue
  88       CGM       1    Perry Hall Marketplace                              9633 - 9645 Belair Road
  89       CGM       1    Lovejoy Square                                      930 NW 14th Avenue & 1325 NW Kearney Street
  90      PMCF       1    5353 Wayzata                                        5353 Wayzata Boulevard
  91       CGM       1    7100 Old Landover                                   7100 Old Landover Road
  92      GACC       1    Lawrenceville Shopping Center                       3350-3360 Brunswick Pike
----------------------------------------------------------------------------------------------------------------------------
                          Crowe Office Portfolio
  93       CGM       1    Comerica Tower                                      5944 Luther Lane
  94       CGM       1    Texas Moline                                        302 North Market Street
----------------------------------------------------------------------------------------------------------------------------
  95      GACC       2    Quail Run MHP                                       33099 Willow Lane
  96       CGM       2    Plantation Apartments                               1840 Carriage Lane
  97       CGM       1    Southgate Mall                                      1409 Ehringhaus Street
  98       CGM       1    Springhill Suites - Northfolk, VA                   6350 Newtown Road
  99       CGM       1    Plaza Palomino                                      2910-2990 North Swan Road
  100      CGM       1    Residence Inn - Charlotte, NC                       5115 Piper Station Drive
  101      CGM       1    Canyon Lakes Plaza                                  9010 West Sahara Avenue

 LOAN                                                        CUT-OFF DATE
NUMBER       CITY       STATE  ZIP CODE       COUNTY      PRINCIPAL BALANCE
---------------------------------------------------------------------------

  60    New York          NY     10021   New York             15,770,000.00
  60a   New York          NY     10021   New York
  60b   New York          NY     10021   New York
---------------------------------------------------------------------------
  61    Newport Beach     CA     92660   Orange               15,365,801.42
  62    Durham            NC     27713   Durham               15,350,000.00
---------------------------------------------------------------------------
  63    New York          NY     10021   New York             15,050,000.00
  63a   New York          NY     10021   New York
  63b   New York          NY     10021   New York
---------------------------------------------------------------------------
  64    Puyallup          WA     98373   Pierce               15,000,000.00
  65    Allentown         PA     18103   Lehigh               14,951,810.33
  66    San Antonio       TX     78213   Bexar                14,690,000.00
  67    Eddystone         PA     19022   Delware              14,500,000.00
  68    McLean            VA     22102   Fairfax              14,236,311.79
  69    Los Angeles       CA     90005   Los Angeles          14,145,000.00
  70    Phoenix           AZ     85042   Maricopa             13,500,000.00
  71    Portland          OR     97266   Clackamas            13,500,000.00
  72    La Jolla          CA     92037   San Diego            13,469,933.25
  73    Westerville       OH     43082   Delaware             13,160,000.00
  74    Mullica Hill      NJ     08062   Gloucester           13,114,352.94
  75    Gilbert           AZ     85234   Maricopa             13,000,000.00
  76    Manalapan         NJ      7726   Monmouth             13,000,000.00
  77    Alexandria        VA     22304   Alexandria City      12,988,028.63
  78    Daytona Beach     FL     32118   Volusia              12,974,196.32
  79    Turlock           CA     95380   Stanislaus           12,925,000.00
  80    Abingdon          MD     21009   Harford              12,439,872.27
---------------------------------------------------------------------------
  81    Foxborough        MA     02035   Norfolk              12,360,944.72
  81a   Foxborough        MA     02035   Norfolk
  81b   Foxborough        MA     02035   Norfolk
---------------------------------------------------------------------------
  82    Groton            CT      6340   New London           12,200,000.00
  83    Miami             FL     33186   Miami - Dade         12,000,000.00
  84    Santa Monica      CA     90404   Los Angeles          12,000,000.00
  85    Ann Arbor         MI     48103   Washtenaw            12,000,000.00
  86    Cambridge         MA     02140   Middlesex            11,960,166.71
  87    Santa Rosa        CA     95401   Sonoma               11,800,000.00
  88    Baltimore         MD     21236   Baltimore            11,549,320.88
  89    Portland          OR     97209   Multnomah            11,500,000.00
  90    St. Louis Park    MN     55416   Hennepin             11,400,000.00
  91    Landover          MD     20785   Prince George's      11,339,318.35
  92    Lawrenceville     NJ      8648   Mercer               11,269,111.33
---------------------------------------------------------------------------

  93    Dallas            TX     75225   Dallas                7,575,000.00
  94    Dallas            TX     75202   Dallas                3,656,000.00
---------------------------------------------------------------------------
  95    Lenox             MI     48048   Macomb               11,200,000.00
  96    Charleston        SC     29407   Charleston           11,000,000.00
  97    Elizabeth City    NC     27909   Pasquotank           10,975,233.56
  98    Norfolk           VA     23502   Norfolk City         10,702,734.47
  99    Tucson            AZ     85712   Pima                 10,634,646.94
  100   Charlotte         NC     28277   Mecklenburg          10,370,024.89
  101   Las Vegas         NV     89117   Clark                10,300,000.00

           CROSS
         COLLATER-
           ALIZED                MASTER
 LOAN    (MORTGAGE   MORTGAGE  SERVICING   ARD LOAN
NUMBER  LOAN GROUP)    RATE     FEE RATE  (YES/NO)?     ARD                      ADDITIONAL INTEREST RATE AFTER ARD
-----------------------------------------------------------------------------------------------------------------------------------

  60         No       5.3110%   0.0300%       No
  60a
  60b
-----------------------------------------------------------------------------------------------------------------------------------
  61         No       5.5800%   0.0700%       No
  62         No       5.0700%   0.0300%       No
-----------------------------------------------------------------------------------------------------------------------------------
  63         No       5.3110%   0.0300%       No
  63a
  63b
-----------------------------------------------------------------------------------------------------------------------------------
  64         No       5.4300%   0.0600%       No
  65         No       5.1800%   0.0200%       No
  66         No       4.9400%   0.0300%       No
  67         No       5.1300%   0.0300%       No
  68         No       5.4200%   0.0300%       No
  69         No       5.6000%   0.0300%       No
  70         No       5.4100%   0.0500%       No
  71         No       5.0100%   0.0200%       No
  72         No       5.0900%   0.0400%       No
  73         No       5.5400%   0.0900%      Yes     06/11/12  Greater of 2% plus Initial Interest Rate or 3% plus annualized yield
  74         No       5.9400%   0.0300%      Yes     04/01/15  Greater of Initial Interest Rate + 2% or Treasury Rate + 2%
  75         No       5.0600%   0.0500%       No
  76         No       5.1250%   0.0300%       No
  77         No       5.5900%   0.0400%       No
  78         No       5.6300%   0.0500%       No
  79         No       5.3700%   0.0300%       No
  80         No       5.7300%   0.1100%       No
-----------------------------------------------------------------------------------------------------------------------------------
  81         No       5.2700%   0.0300%       No
  81a
  81b
-----------------------------------------------------------------------------------------------------------------------------------
  82         No       5.3450%   0.0300%       No
  83         No       5.1990%   0.0300%       No
  84         No       5.2720%   0.0600%       No
  85         No       5.5050%   0.0300%       No
  86         No       5.0300%   0.0300%       No
  87         No       5.4100%   0.0600%       No
  88         No       5.0500%   0.0500%       No
  89         No       4.9600%   0.0300%       No
  90         No       5.3500%   0.0200%       No
  91         No       5.2700%   0.0300%       No
  92         No       5.4000%   0.0300%       No
-----------------------------------------------------------------------------------------------------------------------------------

  93      Yes (C1)    5.5950%   0.0500%       No
  94      Yes (C1)    5.5880%   0.0500%       No
-----------------------------------------------------------------------------------------------------------------------------------
  95         No       5.4400%   0.0300%       No
  96         No       5.2600%   0.0300%       No
  97         No       5.0380%   0.0300%       No
  98         No       5.3100%   0.0300%       No
  99         No       5.4400%   0.1100%       No
  100        No       5.3600%   0.0300%       No
  101        No       5.1800%   0.0600%       No

         INTEREST
         RESERVE                         GRACE
         MORTGAGE                        PERIOD  SCHEDULED  PERIODIC PAYMENT ON
 LOAN      LOAN                          (DAYS)   MATURITY    FIRST DUE DATE
NUMBER  (YES/NO)?       LOAN TYPE      (NOTE 5)   DATE/ARD     AFTER CLOSING
-------------------------------------------------------------------------------

  60       Yes     Partial IO/Balloon      5      10/01/15            69,795.39
  60a
  60b
-------------------------------------------------------------------------------
  61       Yes          Balloon            5      10/01/15            88,099.48
  62       Yes     Partial IO/Balloon      0      07/11/15            64,853.75
-------------------------------------------------------------------------------
  63       Yes     Partial IO/Balloon      5      10/01/15            66,608.79
  63a
  63b
-------------------------------------------------------------------------------
  64       Yes     Partial IO/Balloon      0      06/11/15            67,875.00
  65       Yes          Balloon            0      08/11/15            82,181.41
  66       Yes     Partial IO/Balloon      0      08/11/15            60,473.83
  67       Yes     Partial IO/Balloon      0      08/11/15            61,987.50
  68       Yes          Balloon            0      10/11/15            80,196.13
  69       Yes     Partial IO/Balloon      0      05/11/15            66,010.00
  70       Yes     Partial IO/Balloon      0      05/11/15            60,862.50
  71       Yes     Partial IO/Balloon      0      09/05/15            56,362.50
  72       Yes          Balloon            5      09/01/15            73,215.29
  73       Yes       Partial IO/ARD        0      06/11/35            60,755.33
  74       Yes            ARD              5      04/01/35            78,632.20
  75       Yes     Partial IO/Balloon      0      06/11/15            54,816.67
  76       Yes     Partial IO/Balloon      5      07/01/15            55,520.83
  77       Yes          Balloon            5      10/01/15            74,548.31
  78       Yes          Balloon            0      09/11/10            74,876.38
  79       Yes     Partial IO/Balloon      5      11/01/15            57,839.38
  80       Yes          Balloon            0      06/11/15            72,787.87
-------------------------------------------------------------------------------
  81       Yes          Balloon            0      08/11/15            68,626.95
  81a
  81b
-------------------------------------------------------------------------------
  82       Yes     Partial IO/Balloon      5      10/01/15            54,340.83
  83       Yes     Partial IO/Balloon      0      07/11/15            51,990.00
  84       Yes     Partial IO/Balloon      5      10/01/15            52,720.00
  85       Yes     Partial IO/Balloon      5      09/01/15            55,050.00
  86       Yes          Balloon            0      08/11/15            64,638.79
  87       Yes     Partial IO/Balloon      0      06/11/15            53,198.33
  88       Yes          Balloon            0      07/11/15            62,626.26
  89       Yes     Partial IO/Balloon      0      06/11/15            47,533.33
  90       Yes     Partial IO/Balloon      0      09/05/15            50,825.00
  91       Yes          Balloon            0      06/11/12            63,092.51
  92       Yes          Balloon            5      03/01/15            63,340.67
-------------------------------------------------------------------------------

  93       Yes     Partial IO/Balloon      0      07/11/15            35,318.44
  94       Yes     Partial IO/Balloon      0      07/11/15            17,024.77
-------------------------------------------------------------------------------
  95       Yes     Partial IO/Balloon      5      10/01/15            50,773.33
  96       Yes       Interest Only         0      07/11/15            48,216.67
  97       Yes          Balloon            0      09/11/15            59,306.11
  98       Yes          Balloon            0      07/11/10            73,137.65
  99       Yes          Balloon            0      05/11/15            60,351.24
  100      Yes          Balloon            0      10/11/15            62,907.65
  101      Yes     Partial IO/Balloon      0      08/11/15            44,461.67

        ORIGINAL TERM  REMAINING TERM  STATED ORIGINAL  STATED REMAINING  DEFEASANCE
 LOAN   TO MATURITY /  TO MATURITY /     AMORTIZATION     AMORTIZATION       LOAN
NUMBER   ARD (MONTHS)   ARD (MONTHS)     TERM (MONTHS)    TERM (MONTHS)    (YES/NO)?  BORROWER'S INTEREST  PROPERTY SIZE
------------------------------------------------------------------------------------------------------------------------

  60         120            119              360               360           Yes           Fee Simple                118
  60a                                                                                      Fee Simple                 90
  60b                                                                                      Fee Simple                 28
------------------------------------------------------------------------------------------------------------------------
  61         120            119              360               359           No            Fee Simple             53,706
  62         120            116              360               360           Yes           Fee Simple            115,569
------------------------------------------------------------------------------------------------------------------------
  63         120            119              360               360           Yes           Fee Simple                 80
  63a                                                                                      Fee Simple                 54
  63b                                                                                      Fee Simple                 26
------------------------------------------------------------------------------------------------------------------------
  64         120            115              360               360           Yes           Fee Simple             77,666
  65         120            117              360               357           Yes           Fee Simple            132,375
  66         120            117              360               360           Yes           Fee Simple            122,750
  67         120            117              360               360           Yes           Fee Simple             84,195
  68         120            119              360               359           Yes           Fee Simple            147,524
  69         120            114              360               360           Yes           Fee Simple             45,695
  70         120            114              360               360           Yes           Fee Simple            147,451
  71         120            118              360               360           Yes           Fee Simple                276
  72         120            118              360               358           Yes           Fee Simple             64,236
  73          84             79              360               360           Yes           Fee Simple            139,900
  74         120            113              360               353           Yes           Fee Simple             82,735
  75         120            115              360               360           No            Fee Simple            114,140
  76         120            116              360               360           Yes           Fee Simple             82,750
  77         120            119              360               359           Yes           Fee Simple                224
  78          60             58              360               358           Yes           Fee Simple                216
  79         120            120              360               360           Yes           Fee Simple            102,361
  80         120            115              360               355           Yes           Fee Simple            162,280
------------------------------------------------------------------------------------------------------------------------
  81         120            117              360               357           Yes           Fee Simple            125,037
  81a                                                                                      Fee Simple             65,037
  81b                                                                                      Fee Simple             60,000
------------------------------------------------------------------------------------------------------------------------
  82         120            119              360               360           Yes           Fee Simple            118,843
  83         120            116              360               360           Yes           Fee Simple            106,688
  84         120            119              360               360           Yes           Fee Simple             50,000
  85         120            118              360               360           Yes           Fee Simple                290
  86         120            117              360               357           Yes           Fee Simple            101,360
  87         120            115              360               360           Yes           Fee Simple            146,052
  88         120            116              360               356           Yes           Fee Simple             69,256
  89         120            115              360               360           Yes           Fee Simple             47,162
  90         120            118              360               360           No            Fee Simple            114,620
  91          84             79              360               355           Yes           Fee Simple            251,227
  92         113            112              360               359           Yes           Fee Simple             73,027
------------------------------------------------------------------------------------------------------------------------

  93         120            116              360               360           Yes           Fee Simple             72,938
  94         120            116              360               360           Yes           Fee Simple             41,086
------------------------------------------------------------------------------------------------------------------------
  95         120            119              360               360           Yes           Fee Simple                340
  96         120            116         Interest Only     Interest Only      Yes           Fee Simple                288
  97         120            118              360               358           Yes           Fee Simple            215,417
  98          60             56              240               236           Yes           Fee Simple                131
  99         120            114              360               354           No            Fee Simple             98,580
  100        120            119              300               299           Yes           Fee Simple                114
  101        120            117              360               360           Yes           Fee Simple             63,247

                                                                                                    ESCROWED
                                                                   ESCROWED                        REPLACEMENT
 LOAN   PROPERTY SIZE                                            ANNUAL REAL   ESCROWED ANNUAL  RESERVES INITIAL
NUMBER       TYPE                   LOCKBOX (YES/NO)?            ESTATE TAXES      INSURANCE         DEPOSIT
----------------------------------------------------------------------------------------------------------------

  60        Units      In Place Soft, Springing Hard                  352,874           50,212                 0
  60a       Units
  60b       Units
----------------------------------------------------------------------------------------------------------------
  61          SF       None                                           176,218            9,212                 0
  62          SF       None                                           133,565                0                 0
----------------------------------------------------------------------------------------------------------------
  63        Units      In Place Soft, Springing Hard                  405,144           35,770                 0
  63a       Units
  63b       Units
----------------------------------------------------------------------------------------------------------------
  64          SF       Springing Hard                                 115,829           19,765                 0
  65          SF       None                                           182,940                0                 0
  66          SF       Springing Hard                                 327,600           31,839                 0
  67          SF       None                                                 0                0                 0
  68          SF       None                                           173,690           56,676                 0
  69          SF       Springing Hard                                       0                0                 0
  70          SF       Springing Hard                                 245,462          230,230                 0
  71        Units      None                                                 0                0                 0
  72          SF       None                                           124,487           30,048                 0
  73          SF       In-Place Hard                                   28,806           32,241                 0
  74          SF       Springing Hard                                  44,476           20,007                 0
  75          SF       None                                           524,666           20,855                 0
  76          SF       None                                            62,267           31,000                 0
  77        Rooms      None                                                 0                0         1,056,000
  78        Rooms      None                                           335,919          277,072                 0
  79          SF       None                                           118,152           30,000                 0
  80          SF       None                                           163,763           43,589                 0
----------------------------------------------------------------------------------------------------------------
  81          SF       Springing Hard                                     Yes              Yes                 0
  81a         SF                                                            0                0                 0
  81b         SF                                                            0                0                 0
----------------------------------------------------------------------------------------------------------------
  82          SF       In Place Soft, Springing Hard                  173,172           21,900                 0
  83          SF       Springing Hard                                 276,299                0                 0
  84          SF       In-Place Hard                                  112,284            2,796                 0
  85         Pads      None                                            99,936           23,844                 0
  86          SF       None                                           349,865                0                 0
  87          SF       None                                           103,668           38,892                 0
  88          SF       None                                           124,738           10,683                 0
  89          SF       None                                            29,159           20,188                 0
  90          SF       None                                                 0                0                 0
  91          SF       In-Place Hard, Springing Cash Management       128,203           83,921                 0
  92          SF       In-Place Hard                                        0                0                 0
----------------------------------------------------------------------------------------------------------------

  93          SF       None                                           193,773           23,007                 0
  94          SF       None                                            75,256           10,890                 0
----------------------------------------------------------------------------------------------------------------
  95         Pads      None                                            87,216           35,664                 0
  96        Units      None                                           141,489                0                 0
  97          SF       Springing Hard                                 115,789           37,679                 0
  98        Rooms      None                                           176,800                0                 0
  99          SF       None                                           260,182                0                 0
  100       Rooms      None                                            86,070           35,176                 0
  101         SF       Springing Hard                                 102,081           33,932                 0

 LOAN
NUMBER       ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT             ESCROWED TI/LC RESERVES INITIAL DEPOSIT
---------------------------------------------------------------------------------------------------------------------------

  60                                                            30,000                                                  NAP
  60a
  60b
---------------------------------------------------------------------------------------------------------------------------
  61                                                            10,567                                                    0
  62                                                            10,401                                                    0
---------------------------------------------------------------------------------------------------------------------------
  63                                                            21,756                                                  NAP
  63a
  63b
---------------------------------------------------------------------------------------------------------------------------
  64                                                                 0                                                    0
  65                                                                 0                                                    0
  66                                                            12,275                                                    0
  67                                                                 0                                                    0
  68                                                            22,129                                                    0
  69                                                             6,854                                                    0
  70                                                            22,118                                                    0
  71                                                                 0                                                  NAP
  72                                                            14,125                                                    0
  73                                                            27,980                                            1,050,000

  74                                                            13,020                                                    0
  75                                                            35,382                                                    0
  76                                                            16,560                                              766,000
  77                                                           234,558                                                  NAP
  78                                              4% of Gross Revenues                                                  NAP
  79                                                            20,544                                                    0
  80                                                            17,851                                                    0
---------------------------------------------------------------------------------------------------------------------------
  81                                                            30,096                                                    0
  81a                                                                0
  81b                                                                0
---------------------------------------------------------------------------------------------------------------------------
  82                                                            23,772                                                    0
  83                                                                 0                                                    0
  84                                                                 0                                                    0
  85                                                            14,508                                                  NAP
  86                                                            17,231                                                    0
  87                                                            26,289                                      50,000.00 (LOC)
  88                                                             6,926                                                    0
  89                                                                 0                                              100,000
  90                                                                 0  565,000 (Leasing Reserve), 167,590 (Northco Capital
                                                                          Reserve), 89,695 (Financial Independents), 19,175
                                                                                                       (Lions Gate Reserve)
  91                                                         25,123.00                                               50,000
  92                                                                 0                                                    0
---------------------------------------------------------------------------------------------------------------------------

  93                                                            14,588                                                    0
  94                                                             8,312                                                    0
---------------------------------------------------------------------------------------------------------------------------
  95                                                            17,004                                                  NAP
  96                                                                 0                                                  NAP
  97                                                            33,860                                                    0
  98    $142,035 for the first 12 mos; 4% of Gross Revenues thereafter                                                  NAP
  99                                                            90,694                                                    0
  100                                             4% of Gross Revenues                                                  NAP
  101                                                                0                                                    0

                                                            INITIAL DEFERRED
 LOAN                                                          MAINTENANCE
NUMBER    ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT        DEPOSIT
----------------------------------------------------------------------------

  60                                                   NAP            32,500
  60a
  60b
----------------------------------------------------------------------------
  61                                                     0                 0
  62                                                53,174                 0
----------------------------------------------------------------------------
  63                                                   NAP            19,000
  63a
  63b
----------------------------------------------------------------------------
  64                                                     0                 0
  65                                                     0            29,706
  66                                                52,454                 0
  67                                                     0                 0
  68                                                66,386                 0
  69                                                     0                 0
  70                                                50,000                 0
  71                                                   NAP                 0
  72                                                50,000                 0
  73            305,000.04 (07/11/05-06/11/06); 275,000.04
                                       (07/11/06-06/11/08)
  74                                                     0                 0
  75                                                50,000            40,495
  76                                                62,064                 0
  77                                                   NAP                 0
  78                                                   NAP           313,605
  79                                                82,140             8,750
  80                                               121,710                 0
----------------------------------------------------------------------------
  81                                               112,164             9,063
  81a                                                                      0
  81b                                                                      0
----------------------------------------------------------------------------
  82                                                63,192                 0
  83                                                     0                 0
  84                                                     0                 0
  85                                                   NAP                 0
  86                                                     0                 0
  87                                                     0             5,000
  88                                                     0                 0
  89                                                47,162                 0
  90                                                69,600                 0

  91    25,000 (7/11/05-6/11/06), 50,000 (7/11/06-26,5008)
  92                                                     0             6,250
----------------------------------------------------------------------------

  93                                                65,646            25,000
  94                                                37,402                 0
----------------------------------------------------------------------------
  95                                                   NAP                 0
  96                                                   NAP           699,257
  97                                               112,866            31,250
  98                                                   NAP                 0
  99                                                14,787            17,025
  100                                                  NAP             7,375
  101                                                    0            71,500

           INITIAL
 LOAN   ENVIRONMENTAL   HOLDBACK                                                                                      ENVIRONMENTAL
NUMBER     DEPOSIT      RESERVE                                         LOC                                         INSURANCE POLICY
------------------------------------------------------------------------------------------------------------------------------------

  60                0
  60a
  60b
------------------------------------------------------------------------------------------------------------------------------------
  61                0
  62                0
------------------------------------------------------------------------------------------------------------------------------------
  63                0
  63a
  63b
------------------------------------------------------------------------------------------------------------------------------------
  64                0
  65            3,250
  66                0
  67                0             Yes, two LOCs for tenant gap rent (Shoprite $146,026.66; Radio Shack $27,926.50)
  68                0
  69                0
  70                0
  71                0
  72                0
  73                0
  74                0
  75                0    450,000
  76                0
  77                0
  78                0
  79                0
  80                0
------------------------------------------------------------------------------------------------------------------------------------
  81                   1,900,000
  81a
  81b
------------------------------------------------------------------------------------------------------------------------------------
  82            1,875  1,400,000
  83                0
  84                0
  85                0
  86                0             Yes, $1,000,000 LOC for Tenant holdback
  87          825,000             Yes, $50,000 LOC for TI/LC
  88                0
  89                0  1,225,000
  90                0
  91                0
  92                0
------------------------------------------------------------------------------------------------------------------------------------

  93                0    100,000
  94                0
------------------------------------------------------------------------------------------------------------------------------------
  95                0
  96                0
  97                0
  98                0
  99                0    550,000
  100               0
  101               0

        MORTGAGE   LOAN
 LOAN     LOAN     GROUP
NUMBER   SELLER   NUMBER           LOAN / PROPERTY NAME                            PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------

  102      CGM       1    North Atlanta Physicians MOB II         993-D Johnson Ferry Road
  103      CGM       1    Stow Company Self Storage               2660 US Highway 130 & 10 Pleasant Hill Road
  104      CGM       1    Prospect Hill Road                      64, 66, 68 Prospect Hill Road
  105      CGM       2    Fairmont Apartments                     7230 De Soto Avenue & 7233, 7243, 7259 Kelvin Avenue
  106      CGM       1    250 Ballardvale Street                  250 Ballardvale Street
  107     GACC       1    MacPhail Crossing                       540-550 West Macphail Road
  108      CGM       1    Robb & Stucky - Altamonte Springs, FL   351 South State Road 434
  109      CGM       1    Howard Johnson Express Inn              135 East Houston Street
  110     GACC       1    Birch Street Promenade                  260-330 West Birch Street
  111     GACC       1    Lowes at Sunrise                        1300 North Kolb Road
  112      CGM       1    Scott Town Center                       1000 Scott Town Plaza
  113      CGM       1    902-958 Highland Avenue                 902-958 Highland Avenue
  114     GACC       1    Highland Office Center                  550 Pinetown Road
  115      CGM       1    16808 Armstrong Ave.                    16808 Armstrong Avenue
  116      CGM       1    Courtyard by Marriott - Chesapeake, VA  1562 Crossroads Boulevard
  117     GACC       1    Sunset Galleria                         7101-7123 Sunset Boulevard
  118      CGM       1    6610 Cabot Drive                        6610 Cabot Drive
  119     GACC       1    Landfall Park                           1981 & 1985 Eastwood Road
  120      CGM       1    Granite Bay Village                     8665 Auburn Folsom Road
  121      CGM       1    Crain Towers                            1600 Crain Highway
  122      CGM       1    Yellow Breeches                         145, 175, 195 and 215 Limekiln Road
  123     PMCF       1    Blossom Hill Plaza                      1317-1345 Blossom Hill Road
  124      CGM       1    Corners At The Mall                     117-241 Mall Woods Drive
  125     GACC       1    Office Depot Plaza                      401 East 2nd Street
----------------------------------------------------------------------------------------------------------------------
  126      CGM       1    Torrey Chase Buildings                  Various
 126a                     14505 Torrey Chase                      14505 Torrey Chase Boulevard
 126b                     14425 Torrey Chase                      14425 Torrey Chase Boulevard
 126c                     13700 Veterans Memorial                 13700 Veterans Memorial Drive
----------------------------------------------------------------------------------------------------------------------
  127      CGM       1    Super K - Port Huron, MI                1179 32nd Street
  128     PMCF       1    2150 Post Road                          2150 Post Road
  129      PNC       2    Linden Towers Apartments                310 Stafford Street
  130      PNC       1    Nexus Centre Torrey Pines               11149 North Torrey Pines Road
  131      PNC       2    Tamarack Trace Apartments               1000 Tamarack Circle
  132      CGM       1    Mountain Park Plaza                     510, 520, 602, 610 East Baseline Road
  133      CGM       1    Freeman Medical Tower                   323 North Prairie Avenue
  134      PNC       2    Stone Creek Apartment Homes - Tyler     6100 Hollytree Drive
  135     GACC       1    Colts Neck Shopping Center              24 Route 34
  136      PNC       1    Glenwood Plaza Shopping Center          9012-9078 Metcalf Avenue
  137      PNC       1    Lee Plaza Shopping Center               11725 Lee Highway
  138      PNC       1    Governors Place                         33 Bloomfield Hills Parkway
  139      CGM       1    Ayr Town Center                         360 South 2nd Street
  140     GACC       2    Westbury Apartments                     9522 Shepton Drive
  141      PNC       1    Benjamin Plaza                          20 Meadowlands Parkway
  142      PNC       2    Hazleton Garden Apartments              710 West 24th Street
  143      CGM       1    Sports Authority - Chicago, IL          620 North LaSalle Street
  144     GACC       1    Independence Village of Petoskey        965 Hager Drive
  145     GACC       1    Fairmount Seattle Apartments            1907 1st Avenue
  146      CGM       1    Residence Inn - Huntersville, NC        16830 Kenton Drive

 LOAN                                                              CUT-OFF DATE
NUMBER         CITY        STATE     ZIP CODE         COUNTY      PRINCIPAL BALANCE
-----------------------------------------------------------------------------------

  102   Atlanta             GA        30342      Fulton               10,200,000.00
  103   Cranbury & Monroe   NJ    08512 & 08831  Middlesex            10,160,000.00
  104   East Windsor        CT        06088      Hartford             10,000,000.00
  105   Canoga Park         CA        91303      Los Angeles          10,000,000.00
  106   Wilmington          MA        01887      Middlesex             9,972,252.00
  107   Bel Air             MD        21014      Harford               9,858,542.16
  108   Altamonte Springs   FL        32714      Seminole              9,750,000.00
  109   New York            NY        10002      New York              9,597,321.01
  110   Brea                CA        92821      Orange                9,500,000.00
  111   Tucson              AZ        85715      Pima                  9,500,000.00
  112   Bloomsburg          PA        17815      Columbia              9,467,846.46
  113   Needham             MA        02464      Norfolk               9,400,000.00
  114   Fort Washington     PA        19034      Montgomery            9,350,000.00
  115   Irvine              CA        92606      Orange                9,335,030.66
  116   Chesapeake          VA        23320      Chesapeake City       9,325,000.00
  117   Los Angeles         CA        90046      Los Angeles           9,200,000.00
  118   Glen Burnie         MD        21226      Anne Arundel          9,164,932.04
  119   Wilmington          NC        28403      New Hanover           9,161,386.85
  120   Granite Bay         CA        95746      Placer                9,160,601.34
  121   Glen Burnie         MD        21061      Anne Arundel          9,076,934.89
  122   New Cumberland      PA        17070      York                  9,000,000.00
  123   San Jose            CA        95118      Santa Clara           8,991,877.44
  124   West Carrollton     OH        45449      Montgomery            8,971,684.75
  125   Los Angeles         CA        90012      Los Angeles           8,950,000.00
------------------------------------------------------------------------------------
  126   Houston             TX        77014      Harris                8,937,000.00
 126a   Houston             TX        77014      Harris
 126b   Houston             TX        77014      Harris
 126c   Houston             TX        77014      Harris
------------------------------------------------------------------------------------
  127   Port Huron          MI        48060      St. Clair             8,914,488.81
  128   Fairfield           CT        06824      Fairfield             8,880,631.01
  129   Springfield         MA        01104      Hampden               8,772,387.74
  130   La Jolla            CA        92037      San Diego             8,700,000.00
  131   Florence            KY        41042      Boone                 8,700,000.00
  132   Phoenix             AZ        85042      Maricopa              8,600,000.00
  133   Inglewood           CA        90301      Los Angeles           8,500,000.00
  134   Tyler               TX        75703      Smith                 8,341,001.05
  135   Colts Neck          NJ         7722      Monmouth              8,000,000.00
  136   Overland Park       KS        66212      Johnson               7,983,062.56
  137   Fairfax             VA        22030      Fairfax               7,982,368.46
  138   Bloomfield Hills    MI        48304      Oakland               7,792,433.60
  139   McConnellsburg      PA        17233      Fulton                7,612,118.94
  140   Richmond            VA        23294      Henrico               7,584,000.00
  141   Secaucas            NJ        07094      Hudson                7,492,617.28
  142   Hazle Township      PA        18201      Luzerne               7,489,305.24
  143   Chicago             IL        60610      Cook                  7,400,000.00
  144   Petoskey            MI        49770      Emmet                 7,350,000.00
  145   Seattle             WA        98101      King                  7,300,000.00
  146   Huntersville        NC        28078      Mecklenburg           7,264,509.50

           CROSS
         COLLATER-
           ALIZED                MASTER
 LOAN    (MORTGAGE   MORTGAGE  SERVICING   ARD LOAN
NUMBER  LOAN GROUP)    RATE     FEE RATE  (YES/NO)?     ARD                       ADDITIONAL INTEREST RATE AFTER ARD
-----------------------------------------------------------------------------------------------------------------------------------

  102        No       5.3070%   0.0300%       No
  103        No       5.4100%   0.0700%       No
  104        No       5.1700%   0.0300%       No
  105        No       4.8500%   0.0300%       No
  106        No       5.8300%   0.0300%       No
  107        No       5.2400%   0.0300%       No
  108        No       5.2900%   0.0300%       No
  109        No       5.6900%   0.0300%       No
  110        No       5.0460%   0.0300%       No
  111        No       5.1800%   0.0600%       No
  112        No       4.9400%   0.0300%       No
  113        No       5.0650%   0.0300%       No
  114        No       5.3300%   0.0300%       No
  115        No       5.1600%   0.0600%      Yes     07/11/15  The greater of (i) 7.16%, and (ii) 3% plus annualized US
                                                               Treasury yield
  116        No       5.3200%   0.0300%       No
  117        No       5.0840%   0.0300%       No
  118        No       5.7000%   0.0300%       No
  119        No       5.2300%   0.0300%       No
  120        No       5.1400%   0.0300%       No
  121        No       5.5000%   0.0300%       No
  122        No       5.1400%   0.0300%       No
  123        No       5.6700%   0.0700%       No
  124        No       5.2750%   0.0300%       No
  125        No       5.1900%   0.0300%       No
-----------------------------------------------------------------------------------------------------------------------------------
  126        No       5.4500%   0.0300%       No
 126a
 126b
 126c
-----------------------------------------------------------------------------------------------------------------------------------
  127        No       5.5400%   0.0300%      Yes     02/11/15  Greater of 2% plus Initial Interest Rate or 3% plus annualized yield
  128        No       5.2000%   0.0200%       No
  129        No       5.1700%   0.0700%       No
  130        No       5.4700%   0.0700%       No
  131        No       5.1900%   0.0400%       No
  132        No       5.4700%   0.0300%       No
  133        No       5.1500%   0.0300%       No
  134        No       4.9400%   0.0700%       No
  135        No       5.3450%   0.0300%       No
  136        No       5.3300%   0.0700%       No
  137        No       5.1400%   0.0800%       No
  138        No       5.3800%   0.0700%       No
  139        No       5.6000%   0.0300%       No
  140        No       5.4450%   0.0300%       No
  141        No       5.3200%   0.0400%       No
  142        No       5.4200%   0.0700%       No
  143        No       5.7000%   0.0300%       No
  144        No       6.0720%   0.0300%       No
  145        No       5.0650%   0.0300%       No
  146        No       5.3600%   0.0300%       No

         INTEREST
         RESERVE                         GRACE
         MORTGAGE                        PERIOD  SCHEDULED  PERIODIC PAYMENT ON
 LOAN      LOAN                          (DAYS)   MATURITY    FIRST DUE DATE
NUMBER  (YES/NO)?       LOAN TYPE      (NOTE 5)  DATE/ARD     AFTER CLOSING
-------------------------------------------------------------------------------

  102      Yes     Partial IO/Balloon      0      07/11/15            45,109.50
  103      Yes     Partial IO/Balloon      0      08/11/15            45,804.67
  104      Yes     Partial IO/Balloon     10      06/01/14            43,083.33
  105      Yes     Partial IO/Balloon      0      08/11/15            40,416.67
  106      Yes          Balloon            0      08/11/15            58,866.49
  107      Yes          Balloon            5      07/01/15            54,606.86
  108      Yes     Partial IO/Balloon      0      07/11/15            42,981.25
  109      Yes          Balloon            0      09/11/15            60,203.00
  110      Yes     Partial IO/Balloon      5      10/01/15            39,947.50
  111      Yes     Partial IO/Balloon      5      10/01/15            41,008.33
  112      Yes          Balloon            0      08/11/15            50,650.26
  113      Yes     Partial IO/Balloon      0      08/11/15            39,675.83
  114      Yes     Partial IO/Balloon      5      10/01/15            41,529.58
  115      Yes            ARD              0      07/11/35            51,247.73

  116      Yes          Balloon            0      11/11/15            63,201.19
  117      Yes     Partial IO/Balloon      5      10/01/15            38,977.33
  118      Yes          Balloon            0      02/11/15            53,687.04
  119      Yes          Balloon            5      07/01/15            50,688.83
  120      Yes          Balloon            0      07/11/15            50,177.75
  121      Yes          Balloon            0      07/11/20            56,066.19
  122      Yes     Partial IO/Balloon      0      09/11/15            38,550.00
  123      Yes          Balloon            0      10/05/15            52,065.06
  124      Yes          Balloon            0      08/11/15            49,837.78
  125      Yes     Partial IO/Balloon      5      10/01/15            38,708.75
-------------------------------------------------------------------------------
  126      Yes     Partial IO/Balloon      0      06/11/15            40,588.88
 126a
 126b
 126c
-------------------------------------------------------------------------------
  127      Yes            ARD              0      02/11/35            51,327.11
  128      Yes          Balloon            0      09/10/15            48,870.87
  129      Yes          Balloon            5      09/01/15            52,319.28
  130      Yes     Partial IO/Balloon      5      11/01/15            39,657.50
  131      Yes       Interest Only         5      10/01/15            37,627.50
  132      Yes     Partial IO/Balloon      0      05/11/15            39,201.67
  133      Yes     Partial IO/Balloon      0      08/11/15            36,479.17
  134      Yes          Balloon            5      10/01/15            44,518.92
  135      Yes          Balloon            5      11/01/15            44,648.19
  136      Yes          Balloon            5      09/01/15            44,573.53
  137      Yes          Balloon            5      09/01/15            43,632.82
  138      Yes          Balloon            5      10/01/15            43,702.07
  139      Yes          Balloon            0      06/11/15            43,917.04
  140      Yes     Partial IO/Balloon      5      08/01/15            34,412.40
  141      Yes          Balloon            5      10/01/15            41,741.05
  142      Yes          Balloon            5      10/01/15            45,698.93
  143      Yes     Partial IO/Balloon      0      07/11/16            35,150.00
  144      Yes          Balloon            5      11/01/15            47,680.17
  145      Yes       Interest Only         5      09/01/15            30,812.08
  146      Yes          Balloon            0      10/11/15            44,068.67

        ORIGINAL  REMAINING
         TERM TO   TERM TO
        MATURITY   MATURITY  STATED ORIGINAL  STATED REMAINING
 LOAN     / ARD     / ARD      AMORTIZATION     AMORTIZATION      DEFEASANCE    BORROWER'S
NUMBER  (MONTHS)   (MONTHS)   TERM (MONTHS)     TERM (MONTHS)   LOAN (YES/NO)?   INTEREST   PROPERTY SIZE
-----------------------------------------------------------------------------------------------------------

  102      120       116           360               360              Yes       Fee Simple         66,224
  103      120       117           360               360              Yes       Fee Simple         98,727
  104      108       103           360               360              Yes       Fee Simple        151,000
  105      120       117           360               360              Yes       Fee Simple            151
  106      120       117           360               357              Yes       Fee Simple        188,926
  107      120       116           360               356              Yes       Fee Simple        102,992
  108      120       116           360               360              Yes       Fee Simple         80,000
  109      120       118           300               298              Yes       Fee Simple             46
  110      120       119           360               360              Yes       Fee Simple         17,310
  111      120       119           360               360              Yes       Fee Simple        167,200
  112      120       117           360               357              Yes       Fee Simple         67,933
  113      120       117           360               360              Yes       Fee Simple         38,893
  114      120       119           360               360              Yes       Fee Simple         91,748
  115      120       116           360               356              Yes       Fee Simple        102,910
  116      120       120           240               240              Yes       Fee Simple             90
  117      120       119           360               360              Yes       Fee Simple         38,193
  118      120       111           360               351              Yes       Fee Simple        221,643
  119      120       116           360               356              Yes       Fee Simple         53,532
  120      120       116           360               356              Yes       Fee Simple         85,030
  121      180       176           300               296              Yes       Fee Simple         66,561
  122      120       118           360               360              Yes       Fee Simple         92,667
  123      120       119           360               359              Yes       Fee Simple         48,445
  124      120       117           360               357              Yes       Fee Simple        151,779
  125      120       119           360               360              Yes       Fee Simple         35,876
-----------------------------------------------------------------------------------------------------------
  126      120       115           360               360              Yes       Fee Simple        190,171
 126a                                                                           Fee Simple         67,002
 126b                                                                           Fee Simple         54,444
 126c                                                                           Fee Simple         68,725
-----------------------------------------------------------------------------------------------------------
  127      120       111           360               351              Yes       Fee Simple        193,590
  128      120       118           360               358              Yes       Fee Simple         50,108
  129      120       118           300               298              Yes       Fee Simple            249
  130      120       120           360               360              Yes       Fee Simple         44,768
  131      120       119      Interest Only     Interest Only         Yes       Fee Simple            264
  132      120       114           360               360              Yes       Fee Simple         87,672
  133      120       117           360               360              Yes       Leasehold          79,302
  134      120       119           360               359              No        Fee Simple            248
  135      120       120           360               360              Yes       Fee Simple         39,514
  136      120       118           360               358              Yes       Fee Simple        119,579
  137      120       118           360               358              Yes       Fee Simple         32,622
  138      120       119           360               359              No        Fee Simple         62,066
  139      120       115           360               355              Yes       Fee Simple         55,600
  140      120       117           360               360              Yes       Fee Simple            158
  141      120       119           360               359              Yes       Fee Simple         32,600
  142      120       119           300               299              Yes       Fee Simple            236
  143      133       128           360               360              No        Fee Simple         70,000
  144      120       120           300               300              Yes       Fee Simple            119
  145      120       118      Interest Only     Interest Only         Yes       Fee Simple             24
  146      120       119           300               299              Yes       Fee Simple             78

        PROPERTY                       ESCROWED     ESCROWED  ESCROWED REPLACE-
 LOAN     SIZE                        ANNUAL REAL    ANNUAL     MENT RESERVES
NUMBER    TYPE    LOCKBOX (YES/NO)?  ESTATE TAXES  INSURANCE   INITIAL DEPOSIT
-------------------------------------------------------------------------------

  102       SF    None                     94,840     12,136                  0
  103       SF    None                    127,273     20,295                  0
  104       SF    Springing Hard          179,071          0                  0
  105     Units   None                     88,443     46,087                  0
  106       SF    None                    212,551     17,098                  0
  107       SF    Springing Hard           61,722      8,399                  0
  108       SF    Springing Hard                0          0                  0
  109     Rooms   Springing Hard          145,019     34,864                  0
  110       SF    None                    127,908     40,812                  0
  111       SF    In-Place Hard            20,676      1,716                  0
  112       SF    None                          0          0                  0
  113       SF    None                     89,485      8,800                  0
  114       SF    None                    184,402     14,731                  0
  115       SF    Springing Hard          127,086     30,615                  0
  116     Rooms   None                     89,851          0                  0
  117       SF    None                    108,180     17,113                  0
  118       SF    In-Place Hard                 0          0                  0
  119       SF    None                     70,648     15,062                  0
  120       SF    None                    106,000     26,470                  0
  121       SF    Springing Soft           99,671      6,827                  0
  122       SF    In-Place Hard                87      8,763                  0
  123       SF    None                    171,455     13,859                  0
  124       SF    None                    139,251     33,570                  0
  125       SF    In-Place Hard            82,648      8,280                  0
-------------------------------------------------------------------------------
  126       SF    In-Place Hard               Yes          0                  0
 126a       SF
 126b       SF
 126c       SF
-------------------------------------------------------------------------------
  127       SF    In-Place Hard                 0          0                  0
  128       SF    None                    129,968          0                  0
  129     Units   None                    146,632     59,870                  0
  130       SF    Hard                    101,009     16,225                  0
  131     Units   None                     57,745          0                  0
  132       SF    In-Place Hard           145,449     10,826            100,000
  133       SF    None                    125,984     13,570                  0
  134     Units   None                    127,865     47,870                  0
  135       SF    None                    115,728     36,900                  0
  136       SF    In-Place Hard           216,840     21,832                  0
  137       SF    None                          0          0                  0
  138       SF    None                    290,993     28,109                  0
  139       SF    None                          0          0                  0
  140     Units   None                     77,006     21,825            395,000
  141       SF    None                     86,048     32,637                  0
  142     Units   None                    112,561     22,020                  0
  143       SF    Springing Hard                0          0                  0
  144     Units   None                     44,856     79,980                  0
  145     Units   None                     43,711      9,397                  0
  146     Rooms   None                     47,234     20,447                  0

 LOAN      ESCROWED REPLACEMENT RESERVES           ESCROWED TI/LC           ESCROWED TI/LC RESERVES        INITIAL DEFERRED
NUMBER         CURRENT ANNUAL DEPOSIT         RESERVES INITIAL DEPOSIT       CURRENT ANNUAL DEPOSIT      MAINTENANCE DEPOSIT
----------------------------------------------------------------------------------------------------------------------------

  102                                 12,964                   760,000                           97,230                6,250
  103                                 11,103                       NAP                              NAP                    0
  104                                 15,100                         0                                0                    0
  105                                 37,750                       NAP                              NAP                1,875
  106                                 18,989                         0                           56,546                    0
  107                                      0                         0                                0                    0
  108                                 12,000                         0                           35,300                    0
  109       $85,478.40 for the first 12 mos;
             4% of Gross Revenues thereafter                       NAP                              NAP                7,438
  110                                 10,104                         0                           16,800                    0
  111                                      0                         0                                0                    0
  112                                 10,190                         0                                0                    0
  113                                  4,672                         0                           20,600               39,325
  114                                 18,612                    90,363                           91,750              150,000
  115                                 21,611                         0                                0              739,444
  116   $117,920.04 for the first 12 months;
             4% of Gross Revenues thereafter                       NAP                              NAP               31,250
  117                                  7,644                   130,000                                0                    0
  118                                 28,814                         0                           42,112               36,875
  119                                 10,716                         0                           56,592                    0
  120                                 21,258                         0                           56,120               44,912
  121                                 20,634                         0                           99,842               60,556
  122                                  9,267                    50,000                           48,187                    0
  123                                 12,108                   175,000                                0               29,600
  124                                 44,016                         0                           75,000                    0
  125                                  7,200                   200,000                           30,864                    0
----------------------------------------------------------------------------------------------------------------------------
  126                                 38,040                         0                          174,828               63,820
 126a
 126b
 126c
----------------------------------------------------------------------------------------------------------------------------
  127                                 29,040                         0                           34,848                    0
  128                                      0                   450,000                                0                    0
  129                                 73,825                       NAP                              NAP                    0
  130                                 10,623                   287,530                           65,000                    0
  131                                 66,000                       NAP                              NAP                    0
  132                                      0                   500,000                                0               16,144
  133                                 26,964                         0                           88,740                8,063
  134                                 62,000                       NAP                              NAP              250,000
  135                                  7,836                         0                           22,704               18,531
  136                                 17,937                         0                           25,000              244,406
  137                                  5,010                         0                                0                    0
  138                                 12,413                         0                           50,000               20,319
  139                                      0                         0                                0                    0
  140                                      0                       NAP                              NAP                    0
  141                                 13,255                         0                           20,000                    0
  142                                 59,000                       NAP                              NAP                    0
  143                                      0                         0  0 ($36,917 from 1/11/10-7/11/16)                   0
  144                                 29,750                       NAP                              NAP                    0
  145                                      0                         0                           10,380               12,750
  146                   4% of Gross Revenues                       NAP                              NAP                    0

 LOAN   INITIAL ENVIRONMENTAL
NUMBER          DEPOSIT        HOLDBACK RESERVE  LOC  ENVIRONMENTAL INSURANCE POLICY
------------------------------------------------------------------------------------

  102                       0
  103                       0
  104                       0
  105                       0
  106                       0
  107                       0
  108                       0
  109                       0
  110                       0
  111                       0
  112                       0                         Yes, Underground Storage Tank
                                                      Liability provided by Giant
                                                      for fuel station
  113                       0         1,150,000
  114                       0
  115                       0
  116                       0
  117                       0
  118                       0
  119                       0
  120                       0
  121
  122                       0
  123                       0
  124                       0
  125                       0
------------------------------------------------------------------------------------
  126                                   828,000
 126a
 126b
 126c
------------------------------------------------------------------------------------
  127                       0
  128                       0
  129                     625
  130                       0
  131                       0
  132                       0
  133                                    75,000
  134                       0
  135                       0
  136                  30,000
  137                       0
  138                       0
  139                       0                         Yes, Underground Storage Tank
                                                      Liability provided by Giant
                                                      for fuel station
  140                       0
  141                       0
  142                       0
  143                       0
  144                       0
  145                       0
  146                       0

        MORTGAGE   LOAN
 LOAN     LOAN     GROUP
NUMBER   SELLER   NUMBER              LOAN / PROPERTY NAME                            PROPERTY ADDRESS
--------------------------------------------------------------------------------------------------------------------

  147      PNC       2    Judson House                               40 Welcome Street
  148      CGM       1    North Atlanta Physicians MOB III           993-F Johnson Ferry Road
  149      CGM       2    The Westbury                               1765 North Sycamore Avenue
  150      PNC       1    Magnolia Plaza - El Cajon                  1571-1641 Magnolia Avenue
  151      CGM       1    Holiday Lane Retail                        1370 and 1380 Holiday Lane
  152      CGM       1    Holiday Inn Express - Vacaville, CA        151 Lawrence Drive
  153      CGM       1    Best Buy and Gander Mountain               955 and 959 Viewmont Drive
  154      CGM       1    North Atlanta Physicians MOB I             993-C Johnson Ferry Road
  155     GACC       1    Uptown Self-Storage                        950 & 1200 Upshur Street Northwest
  156     GACC       1    The Metrocenter                            49 Court Street
  157      CGM       1    DNP Electronics                            2391 Fenton Street
  158      CGM       1    Oakview Medical Building                   2725 South 144th Street
  159      CGM       1    Marple Commons                             2000-2004 Sproul Road
  160      CGM       1    Windwood Centre                            780 Lynnhaven Parkway
  161      PNC       2    Berkshiretown Apartments                   176 Columbus Avenue
  162      CGM       1    Atrium at Willowchase                      8203 Willow Place Drive South
  163      CGM       1    Sprouts Farmers Market & 99 Cent Store     8375 West Thunderbird Road
  164      CGM       1    Circuit City - Manchester, CT              230 Hale Road
  165      CGM       1    Springhill Suites - Concord, NC            7811 Gateway Lane
  166      CGM       1    1 & 5 Forbes Road                          1 & 5 Forbes Road
  167      CGM       1    Summit Centre                              9691 and 9611 Trailwood Drive
  168     GACC       1    406 1/2 Sunrise Avenue                     406 1/2 Sunrise Avenue
  169      CGM       1    Gwynedd Corporate Ctr 1180                 1180 Welsh Road
  170     GACC       2    Pratt Place Apartments                     16 & 30 Pratt Place
  171     GACC       1    6000 Uptown Office Building                6000 Uptown Boulevard NE
  172      CGM       1    Fresenius Medical Distribution Center      750 North Lallendorf Road
  173      PNC       1    Moon Valley Plaza                          15440, 15602, 15610 North 7th Street
  174      CGM       1    2150 Joshua Path                           2150 Joshua's Path
  175     PMCF       2    Southgate Apartments                       701-747, 801-841, 821 Southgate Drive
  176      CGM       1    Donato at Wall                             1800 Route 34
  177     GACC       2    Ceder Glen Apartments                      9140 Old Bustleton Avenue
  178      CGM       1    Cheyenne Crossing                          3250 North Tenaya Way
  179      CGM       1    Top Foods - Yakima, WA                     2203 South First Street
  180      PNC       1    Richland Medical Center                    780 Swift Boulevard
  181      CGM       2    Georgetown Apartments                      1476 Orange Grove Road
  182      PNC       1    Stanley Station Shopping Center            7681-7821 West 151st Street
  183      CGM       1    Sannuti Portfolio                          963 Street Road, 44, 78 & 80 Second Street Pike
  184      CGM       1    Builders FirstSource                       180 Hobart Road
  185      PNC       1    Aerovista Business Park II                 895 Aerovista Place
  186      CGM       1    Burlington Self Storage of W. Palm Beach   411 & 422 7th Street
  187      CGM       1    Centennial Block Building                  210-218 South West Morrison Street
  188     GACC       1    Crown Crenshaw Plaza                       3737 South Crenshaw Boulevard
  189     GACC       1    110 West Birch Street                      110 West Birch Street
  190      CGM       1    Hobby Lobby Center                         4427 13th Avenue Southwest
  191      CGM       1    Sonora Crossroads                          1191-1281 Sanguinetti Road
  192     GACC       1    433 East 80th Street                       433 East 80th Street
  193      PNC       2    Pines Apartments                           238 Southwest Gage Boulevard

 LOAN                                                              CUT-OFF DATE
NUMBER        CITY       STATE  ZIP CODE          COUNTY        PRINCIPAL BALANCE
---------------------------------------------------------------------------------

  147   Haverhill          MA     01830   Essex                      7,139,458.35
  148   Atlanta            GA     30342   Fulton                     7,000,000.00
  149   Los Angeles        CA     90028   Los Angeles                7,000,000.00
  150   El Cajon           CA     92020   San Diego                  7,000,000.00
  151   Fairfield          CA     94534   Solano                     6,980,031.49
  152   Vacaville          CA     95687   Solano                     6,951,240.46
  153   Scranton           PA     18519   Lackawanna                 6,900,000.00
  154   Atlanta            GA     30342   Fulton                     6,800,000.00
  155   Washington         DC     20011   District of Columbia       6,800,000.00
  156   Binghamton         NY     13901   Broome                     6,743,044.49
  157   Chula Vista        CA     91914   San Diego                  6,736,174.19
  158   Omaha              NE     68144   Douglas                    6,678,663.62
  159   Broomall           PA     19008   Delaware                   6,640,192.55
  160   Virginia Beach     VA     23452   Virginia Beach City        6,400,000.00
  161   Pittsfield         MA     01201   Berkshire                  6,330,075.25
  162   Houston            TX     77070   Harris                     6,200,000.00
  163   Peoria             AZ     85381   Maricopa                   6,200,000.00
  164   Manchester         CT     06042   Hartford                   6,096,730.52
  165   Concord            NC     28027   Cabarrus                   6,096,196.63
  166   Lexington          MA     02421   Middlesex                  6,000,000.00
  167   Las Vegas          NV     89134   Clark                      6,000,000.00
  168   Roseville          CA     95661   Placer                     6,000,000.00
  169   North Wales        PA     19454   Montgomery                 5,969,958.53
  170   Revere             MA      2151   Suffolk                    5,900,000.00
  171   Albuquerque        NM     87110   Bernalillo                 5,888,000.00
  172   Oregon             OH     43616   Lucas                      5,870,000.00
  173   Phoenix            AZ     85022   Maricopa                   5,788,108.11
  174   Hauppauge          NY     11788   Suffolk                    5,726,190.71
  175   State College      PA     16801   Centre County              5,588,269.48
  176   Wall               NJ     07719   Monmouth                   5,576,811.84
  177   Philadelphia       PA     19115   Philadelphia               5,520,000.00
  178   Las Vegas          NV     89129   Clark                      5,500,000.00
  179   Yakima             WA     98903   Yakima                     5,500,000.00
  180   Richland           WA     99352   Benton                     5,320,000.00
  181   Charleston         SC     29407   Charleston                 5,280,000.00
  182   Overland Park      KS     66223   Johnson                    5,263,903.02
  183   Southampton        PA     18966   Bucks                      5,235,189.62
  184   Blythewood         SC     29016   Richland                   5,205,061.62
  185   San Luis Obispo    CA     93401   San Luis Obispo            5,100,000.00
  186   West Palm Beach    FL     33401   Palm Beach                 5,040,000.00
  187   Portland           OR     97204   Multnomah                  4,900,000.00
  188   Los Angeles        CA     90016   Los Angeles                4,900,000.00
  189   Brea               CA     92821   Orange                     4,880,000.00
  190   Fargo              ND     58103   Cass                       4,740,000.00
  191   Sonora             CA     95370   Tuolumne                   4,707,000.00
  192   New York           NY     10021   New York                   4,640,000.00
  193   Topeka             KS     66606   Shawnee                    4,595,657.06

           CROSS
         COLLATER-
           ALIZED                MASTER
 LOAN    (MORTGAGE   MORTGAGE  SERVICING   ARD LOAN
NUMBER  LOAN GROUP)    RATE     FEE RATE  (YES/NO)?     ARD                       ADDITIONAL INTEREST RATE AFTER ARD
-----------------------------------------------------------------------------------------------------------------------------------

  147        No       5.2400%   0.0700%       No
  148        No       5.2270%   0.0300%       No
  149        No       4.8500%   0.0300%       No
  150        No       5.5100%   0.0900%       No
  151        No       5.7100%   0.0300%       No
  152        No       5.8500%   0.0300%       No
  153        No       5.4900%   0.0900%       No
  154        No       5.3070%   0.0300%       No
  155        No       5.3120%   0.0300%       No
  156        No       5.1300%   0.0300%       No
  157        No       5.6000%   0.0900%       No
  158        No       5.2200%   0.1050%      Yes     08/11/15  Greater of 2% plus Initial Interest Rate or 3% plus annualized yield
  159        No       5.5500%   0.0300%       No
  160        No       5.3000%   0.0500%       No
  161        No       5.1700%   0.0700%       No
  162        No       5.2500%   0.0300%       No
  163        No       5.5000%   0.0600%       No
  164        No       5.3450%   0.0300%      Yes     05/11/15  2% plus Initial Interest Rate
  165        No       5.3600%   0.0300%       No
  166        No       5.2700%   0.0300%       No
  167        No       5.2110%   0.0300%      Yes     11/11/15  2% plus Initial Interest Rate
  168        No       5.4100%   0.0300%       No
  169        No       5.5500%   0.0300%       No
  170        No       5.0400%   0.0300%       No
  171        No       5.4110%   0.0300%       No
  172        No       5.7600%   0.0300%      Yes     05/11/15  The greater of (i) 7.76%, and (ii) 3% plus annualized US Treasury yield
  173        No       5.4800%   0.0900%       No
  174        No       5.2900%   0.0700%       No
  175        No       5.3800%   0.0200%       No
  176        No       5.2900%   0.0300%       No
  177        No       5.0500%   0.0300%       No
  178        No       5.0600%   0.0500%       No
  179        No       5.4700%   0.0900%       No
  180        No       5.3700%   0.0400%       No
  181        No       5.2600%   0.0300%       No
  182        No       5.3600%   0.0400%       No
  183        No       6.1100%   0.0300%       No
  184        No       5.4740%   0.0300%       No
  185        No       5.0700%   0.0700%       No
  186        No       5.4500%   0.0300%       No
  187        No       5.3300%   0.0900%       No
  188        No       5.0800%   0.0300%       No
  189        No       5.0320%   0.0300%       No
  190        No       5.3600%   0.0300%       No
  191        No       5.2900%   0.0300%       No
  192        No       5.3110%   0.0300%       No
  193        No       5.4900%   0.0900%       No

         INTEREST
         RESERVE                         GRACE
         MORTGAGE                        PERIOD  SCHEDULED  PERIODIC PAYMENT ON
 LOAN      LOAN                          (DAYS)   MATURITY    FIRST DUE DATE
NUMBER  (YES/NO)?       LOAN TYPE      (NOTE 5)   DATE/ARD     AFTER CLOSING
-------------------------------------------------------------------------------

  147      Yes          Balloon            5      10/01/15            42,804.04
  148      Yes     Partial IO/Balloon      0      07/11/15            30,490.83
  149      Yes     Partial IO/Balloon      0      08/11/15            28,291.67
  150      Yes          Balloon            5      11/01/15            39,789.16
  151      Yes          Balloon            0      08/11/15            40,672.40
  152      Yes          Balloon            0      06/11/15            44,461.44
  153      Yes     Partial IO/Balloon      0      06/11/16            31,567.50
  154      Yes     Partial IO/Balloon      0      07/11/15            30,073.00
  155      Yes     Partial IO/Balloon      5      10/01/15            30,101.33
  156      Yes          Balloon            5      10/01/15            36,773.64
  157      Yes          Balloon            0      02/11/15            39,037.37
  158      Yes            ARD              0      08/11/35            36,873.25
  159      Yes          Balloon            0      05/11/15            38,138.13
  160      Yes     Partial IO/Balloon      0      07/11/15            28,266.67
  161      Yes          Balloon            5      09/01/15            37,753.12
  162      Yes     Partial IO/Balloon      0      06/11/15            27,125.00
  163      Yes     Partial IO/Balloon      0      05/11/15            28,416.67
  164      Yes            ARD              0      05/11/35            34,239.58
  165      Yes          Balloon            0      10/11/15            36,981.34
  166      Yes     Partial IO/Balloon      0      06/11/15            26,350.00
  167      Yes            ARD              0      11/11/35            32,987.44
  168      Yes     Partial IO/Balloon      5      09/01/15            27,050.00
  169      Yes          Balloon            0      06/11/15            34,255.80
  170      Yes     Partial IO/Balloon      5      09/01/15            24,780.00
  171      Yes     Partial IO/Balloon      5      08/01/15            26,549.97
  172      Yes       Partial IO/ARD        0      05/11/35            28,176.00

  173      Yes          Balloon            5      09/01/15            32,859.02
  174      Yes          Balloon            0      07/11/15            31,894.32
  175      Yes          Balloon            0      09/05/15            31,375.85
  176      Yes          Balloon            0      07/11/15            31,062.29
  177      Yes     Partial IO/Balloon      5      08/01/15            23,230.00
  178      Yes     Partial IO/Balloon      0      06/11/15            23,191.67
  179      Yes     Partial IO/Balloon      0      06/11/15            25,070.83
  180      Yes     Partial IO/Balloon      5      10/01/15            23,807.00
  181      Yes       Interest Only         0      07/11/15            23,144.00
  182      Yes          Balloon            5      09/01/15            29,489.17
  183      Yes          Balloon            0      08/11/15            32,236.45
  184      Yes          Balloon            0      10/11/15            29,496.87
  185      Yes     Partial IO/Balloon      5      11/01/15            21,547.50
  186      Yes     Partial IO/Balloon      0      05/11/10            22,890.00
  187      Yes     Partial IO/Balloon      0      07/11/15            21,764.17
  188      Yes     Partial IO/Balloon      5      08/01/15            20,743.33
  189      Yes     Partial IO/Balloon      5      10/01/15            20,463.47
  190      Yes     Partial IO/Balloon      0      05/11/15            21,172.00
  191      Yes     Partial IO/Balloon      0      07/11/15            20,750.03
  192      Yes     Partial IO/Balloon      5      11/01/15            20,535.87
  193      Yes          Balloon            5      10/01/15            26,089.44

        ORIGINAL  REMAINING
         TERM TO   TERM TO
        MATURITY   MATURITY  STATED ORIGINAL  STATED REMAINING
 LOAN     / ARD     / ARD      AMORTIZATION     AMORTIZATION      DEFEASANCE    BORROWER'S
NUMBER  (MONTHS)   (MONTHS)   TERM (MONTHS)     TERM (MONTHS)   LOAN (YES/NO)?   INTEREST
--------------------------------------------------------------------------------------------

  147      120       119           300               299              Yes       Fee Simple
  148      120       116           360               360              Yes       Fee Simple
  149      120       117           360               360              Yes       Fee Simple
  150      120       120           360               360              No        Fee Simple
  151      120       117           360               357              Yes       Fee Simple
  152      120       115           300               295              Yes       Fee Simple
  153      132       127           360               360              Yes       Fee Simple
  154      120       116           360               360              Yes       Fee Simple
  155      120       119           360               360              Yes       Fee Simple
  156      120       119           360               359              Yes       Leasehold
  157      120       111           360               351              Yes       Fee Simple
  158      120       117           360               357              No        Leasehold
  159      120       114           360               354              Yes       Fee Simple
  160      120       116           360               360              Yes       Fee Simple
  161      120       118           300               298              Yes       Fee Simple
  162      120       115           360               360              Yes       Fee Simple
  163      120       114           360               360              No        Fee Simple
  164      120       114           360               354              No        Fee Simple
  165      120       119           300               299              Yes       Fee Simple
  166      120       115           360               360              Yes       Fee Simple
  167      120       120           360               360              Yes       Fee Simple
  168      120       118           360               360              Yes       Fee Simple
  169      120       115           360               355              Yes       Fee Simple
  170      120       118           360               360              Yes       Fee Simple
  171      120       117           360               360              Yes       Fee Simple
  172      120       114           360               360              Yes       Fee Simple
  173      120       118           360               358              No        Fee Simple
  174      120       116           360               356              Yes       Fee Simple
  175      120       118           360               358              Yes       Fee Simple
  176      120       116           360               356              Yes       Fee Simple
  177      120       117           360               360              Yes       Fee Simple
  178      120       115           360               360              No        Fee Simple
  179      120       115           360               360              Yes       Fee Simple
  180      120       119           360               360              Yes       Fee Simple
  181      120       116      Interest Only     Interest Only         Yes       Fee Simple
  182      120       118           360               358              Yes       Fee Simple
  183      120       117           348               345              Yes       Fee Simple
  184      120       119           360               359              Yes       Fee Simple
  185      120       120           360               360              No        Fee Simple
  186       60        54           360               360              Yes       Fee Simple
  187      120       116           360               360              Yes       Fee Simple
  188      120       117           360               360              Yes       Fee Simple
  189      120       119           360               360              Yes       Fee Simple
  190      120       114           360               360              Yes       Fee Simple
  191      120       116           360               360              Yes       Fee Simple
  192      120       120           360               360              Yes       Fee Simple
  193      120       119           360               359              Yes       Fee Simple

                       PROPERTY                                    ESCROWED    ESCROWED  ESCROWED REPLACE-
 LOAN                    SIZE                                    ANNUAL REAL    ANNUAL     MENT RESERVES
NUMBER  PROPERTY SIZE    TYPE            LOCKBOX (YES/NO)?      ESTATE TAXES  INSURANCE   INITIAL DEPOSIT
----------------------------------------------------------------------------------------------------------

  147             117    Units   None                                 65,061     36,762                  0
  148          58,020      SF    None                                123,046     21,096                  0
  149              82    Units   None                                 56,388     21,681                  0
  150          44,516      SF    None                                 60,705     25,638                  0
  151          24,604      SF    Springing Hard                      118,574      9,855                  0
  152              91    Rooms   Springing Hard                       78,098     18,460                  0
  153          61,122      SF    Springing Hard                       65,341     19,728                  0
  154          45,128      SF    None                                 76,761      9,770                  0
  155          62,970      SF    None                                 73,879     16,023                  0
  156          89,835      SF    Springing Hard                       48,588     19,536                  0
  157          90,000      SF    Springing Hard                      110,627     15,600                  0
  158          48,360      SF    Springing Hard                      136,824      8,907                  0
  159          57,760      SF    None                                122,572     15,686                  0
  160          79,182      SF    None                                 90,484     17,185                  0
  161             184    Units   None                                 98,138     46,005                  0
  162          75,015      SF    None                                101,728     25,971                  0
  163          55,646      SF    Springing Hard                       95,943     12,394                  0
  164          42,600      SF    Springing Hard                            0      4,276                  0
  165              95    Rooms   None                                 63,369     20,447                  0
  166          55,240      SF    Springing Hard                      177,297     11,250                  0
  167          12,604      SF    Springing Hard                          Yes        Yes                  0
  168          45,122      SF    Springing Hard                       32,856     18,672                  0
  169          42,594      SF    None                                 86,970     10,619                  0
  170              72    Units   None                                 48,960     22,872                  0
  171          65,792      SF    None                                 92,808     10,391                  0
  172         150,000      SF    In-Place Hard                             0          0                  0
  173          54,008      SF    Springing Hard                       86,550     12,700                  0
  174          43,797      SF    None                                129,318     14,174                  0
  175             152    Units   None                                108,336     83,238                  0
  176          51,500      SF    Springing Soft                       79,661     19,670                  0
  177             110    Units   None                                 63,420     27,504                  0
  178          23,100      SF    None                                 25,661      9,088                  0
  179          63,118      SF    None                                      0          0                  0
  180          36,023      SF    None                                 81,110      9,872                  0
  181             160    Units   None                                 81,629          0                  0
  182          72,417      SF    None                                191,494     47,283                  0
  183          52,706      SF    In-Place Hard                        68,647     24,424                  0
  184         105,700      SF    None                                      0          0                  0
  185          44,626      SF    Springing Hard                       50,514     12,255                  0
  186          63,492      SF    None                                112,965     31,552                  0
  187          43,926      SF    Springing Hard                       70,956     18,405                  0
  188          30,414      SF    Springing Hard                       63,660      5,352                  0
  189          13,560      SF    None                                 46,908     15,756                  0
  190          90,525      SF    Springing Hard                      129,841          0                  0
  191          20,419      SF    None                                 36,797      6,065                  0
  192              31    Units   In Place Soft, Springing Hard       100,930     13,699                  0
  193             179    Units   None                                 84,700     38,006                  0

 LOAN    ESCROWED REPLACEMENT RESERVES                                            ESCROWED TI/LC RESERVES    INITIAL DEFERRED
NUMBER       CURRENT ANNUAL DEPOSIT      ESCROWED TI/LC RESERVES INITIAL DEPOSIT   CURRENT ANNUAL DEPOSIT  MAINTENANCE DEPOSIT
------------------------------------------------------------------------------------------------------------------------------

  147                            34,515                                      NAP                      NAP                    0
  148                            11,604                                        0                   87,030                    0
  149                            22,878                                      NAP                      NAP                    0
  150                             7,660                                        0                   25,000                    0
  151                             3,691                                        0                        0                    0
  152                           100,555                                      NAP                      NAP                    0
  153                             9,168                                        0                        0                    0
  154                             8,876                                        0                   64,348                    0
  155                            13,466                                      NAP                      NAP                    0
  156                            17,967                                        0                   89,835                9,000
  157                             9,000                                        0                        0              121,188
  158                             7,254                                        0                        0                    0
  159                            10,397                                        0                   78,554                    0
  160                            15,836                                        0                   79,182                  913
  161                            53,570                                      NAP                      NAP                    0
  162                            14,792                                  175,000                        0               55,625
  163                             8,347                                        0                        0                    0
  164                                 0                                        0                        0                    0
  165              4% of Gross Revenues                                      NAP                      NAP                2,500
  166                             8,286                                        0                   80,666                    0
  167                             1,891                                        0                   10,713                    0
  168                             9,036                                        0                   46,032                    0
  169                             8,519                                  100,000                   42,594                    0
  170                            18,000                                      NAP                      NAP                5,688
  171                            13,164                                  100,000                   65,796                    0
  172   0 ($15,000 from 6/11/10-5/11/15)                                       0                        0              169,875
  173                             8,249                                        0                   30,000               28,200
  174                             8,759                                        0                   43,798                    0
  175                            53,196                                      NAP                      NAP               59,563
  176                             7,725                                        0                   33,990                    0
  177                            27,504                                      NAP                      NAP                    0
  178                             4,851                                        0                   11,667                    0
  179                                 0                                        0                        0                    0
  180                             7,646                                        0                   50,000                    0
  181                                 0                                      NAP                      NAP              395,494
  182                            11,852                                   25,000                   25,000              149,013
  183                            10,541                                        0                   46,986               62,000
  184                            10,570                                        0                   19,823                    0
  185                             8,913                                        0                   35,000                    0
  186                             6,349                                      NAP                      NAP                    0
  187                            11,860                                        0                   50,617                    0
  188                             2,160                                        0                   21,300                    0
  189                             2,040                                        0                   13,212                    0
  190                            16,782                                        0                   36,210                    0
  191                             3,063                                        0                   13,578               42,000
  192                             7,750                                      NAP                      NAP               18,750
  193                            44,750                                      NAP                      NAP              284,350

 LOAN   INITIAL ENVIRONMENTAL
NUMBER          DEPOSIT        HOLDBACK RESERVE  LOC  ENVIRONMENTAL INSURANCE POLICY
------------------------------------------------------------------------------------

  147                       0
  148                       0
  149                       0
  150                       0
  151                       0
  152                       0
  153                       0
  154                       0
  155                       0           800,000
  156                       0
  157                       0
  158                       0
  159
  160                       0
  161                   1,875
  162
  163                       0
  164                       0
  165                       0
  166                       0
  167                       0
  168                       0           550,000
  169                       0           235,000
  170                       0
  171                       0
  172                       0
  173                       0
  174                       0           253,000
  175                       0
  176                       0
  177                       0           480,000
  178                       0
  179                       0
  180                       0
  181                       0
  182                   1,000
  183                  18,750
  184                       0
  185                       0
  186                   1,250
  187                       0
  188                       0
  189                       0           300,000
  190                       0
  191                                   200,000
  192                       0
  193                       0

        MORTGAGE   LOAN
 LOAN     LOAN     GROUP
NUMBER   SELLER   NUMBER                LOAN / PROPERTY NAME                                 PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------------

  194      CGM       1    Kirkwood Business Park                            2101, 2103, & 2105 Northeast 129th Street
  195     GACC       1    The Entrance at Lakeway                           1008 Ranch Road 620 South
  196      CGM       1    Buffalo's Cafe & Lane Furniture                   10062 & 10082 West Flamingo Road
  197      CGM       1    Candlewood Suites - Syracuse, NY                  6550 Baptist Way
  198     GACC       1    Cook Street Office                                41865 Boardwalk
  199     PMCF       1    Center Lake Business Park                         14101 West U.S. Highway 290
  200      CGM       1    Centennial Center                                 8880 South Howell Avenue
  201      CGM       2    Grand Meadow                                      821 17th Avenue
  202      CGM       1    One Appleton Street                               One Appleton Street
  203      CGM       1    Eckerds - Reidsville, NC                          1703 Freeway Drive
  204     GACC       2    The Village at Russellville                       1940 South Elmira Avenue
  205      PNC       1    Williamsburg Square                               1601 Briarwood Circle & 500 East Eisenhower Pkwy
  206     PMCF       2    Hawthorne Chateau Apartments                      3505 W. 139th Street
  207      PNC       1    South Sierra Plaza                                10668 Sierra Avenue
  208      PNC       1    Renaissance Professional Center                   431-495 South Nova Road
  209      PNC       1    170 West Road                                     170 West Road
  210      CGM       1    Fortunoff Southampton                             10 Montauk Highway
  211      CGM       1    Circuit City - Muncy, PA                          495 Lycoming Mall Circle
  212     GACC       2    Fairmount Philadelphia Apartments                 345-357 West Johnson Street
  213      CGM       1    One South Greeley Avenue                          One South Greeley Avenue
  214     PMCF       1    Brookhaven Walgreen's                             4098 Edgmont Avenue
  215      CGM       1    CVS - Flowood, MS                                 4899 Lakeland Drive
  216     GACC       1    220 East 67th Street                              220 East 67th Street
  217      PNC       2    Applewood Apartments                              2612-2639 Wimpole Avenue
  218      PNC       2    Sycamore House                                    287 Essex Street
  219      PNC       1    Plaza III Industrial Park                         340-350 South Vermont Avenue
  220      PNC       1    Aldi - Bethel Park                                5159 Library Road
  221      PNC       1    Georgetowne Offices                               31600 Telegraph Road
  222      PNC       2    Edgewood at the Gables                            7336 West 7th Street North
  223      PNC       2    Minnesota Estates I                               809 East Minnesota Street
  224      CGM       1    Gillespie Field Business Park-Lot 12              1965 Gillespie Way
  225     PMCF       2    Gardena Capri Apartments                          13501 Van Ness Avenue

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE ANNEX A-1 INFORMATION FOR THE ONE COURT SQUARE
- CITIBANK NON-POOLED PORTION, WHICH IS ASSOCIATED WITH THE CLASS OCS CERTIFICATES. THE ONE COURT SQUARE - CITIBANK
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

  1b      GACC      NAP   One Court Square - Citibank (non-pooled portion)

 LOAN                                                          CUT-OFF DATE
NUMBER       CITY       STATE  ZIP CODE      COUNTY         PRINCIPAL BALANCE
-------------------------------------------------------------------------------

  194   Vancouver        WA      98686   Clark                     4,425,000.00
  195   Lakeway          TX      78734   Travis                    4,400,000.00
  196   Las Vegas        NV      89147   Clark                     4,380,764.13
  197   East Syracuse    NY      13057   Onondaga                  4,163,551.60
  198   Palm Desert      CA      92111   Riverside                 3,900,000.00
  199   Austin           TX      78737   Hays                      3,692,315.48
  200   Oak Creek        WI      53154   Milwaukee                 3,600,000.00
  201   Longmont         CO      80501   Boulder                   3,440,000.00
  202   Boston           MA      02116   Suffolk                   3,389,053.04
  203   Reidsville       NC      27320   Rockingham                3,361,244.86
  204   Russellville     AR      72802   Pope                      3,315,000.00
  205   Ann Arbor        MI      48108   Washtenaw                 3,146,944.34
  206   Hawthorne        CA      90250   Los Angeles               3,068,151.46
  207   Fontana          CA      92337   San Bernardino            3,050,000.00
  208   Ormond Beach     FL      32174   Volusia                   2,993,993.38
  209   Portsmouth       NH      03801   Rockingham                2,993,809.26
  210   Southampton      NY      11968   Suffolk                   2,990,922.26
  211   Muncy            PA      17756   Lycoming                  2,941,535.83
  212   Philadelphia     PA      19144   Philadelphia              2,916,962.32
  213   Chappaqua        NY      10514   Westchester               2,911,044.93
  214   Brookhaven       PA      19015   Delaware                  2,891,431.34
  215   Flowood          MS      39232   Rankin                    2,793,619.25
  216   New York         NY      10021   New York                  2,594,430.66
  217   Knoxville        TN      37914   Knox                      2,412,490.19
  218   Holyoke          MA      01040   Hampden                   2,342,626.27
  219   Oklahoma City    OK      73108   Oklahoma                  2,193,662.61
  220   Bethel Park      PA      15102   Allegheny                 2,048,074.14
  221   Bingham Farms    MI      48025   Oakland                   1,998,059.90
  222   Tulsa            OK      74127   Tulsa                     1,640,000.00
  223   Rapid City       SD      57701   Pennington                1,496,884.65
  224   El Cajon         CA      92020   San Diego                 1,392,303.65
  225   Gardena          CA      90249   Los Angeles               1,322,049.02

  1b                                                     25,000,000.00 (Note 3)

           CROSS
         COLLATER-
           ALIZED                MASTER
 LOAN    (MORTGAGE   MORTGAGE  SERVICING   ARD LOAN
NUMBER  LOAN GROUP)    RATE     FEE RATE  (YES/NO)?     ARD                   ADDITIONAL INTEREST RATE AFTER ARD
--------------------------------------------------------------------------------------------------------------------------

  194        No       5.5500%   0.0900%       No
  195        No       5.6450%   0.0300%       No
  196        No       5.0470%   0.0300%       No
  197        No       6.5600%   0.0300%       No
  198        No       4.9800%   0.0300%       No
  199        No       5.4200%   0.0200%       No
  200        No       5.0700%   0.0300%       No
  201        No       5.4000%   0.0300%       No
  202        No       5.1700%   0.0300%       No
  203        No       5.3600%   0.0500%       No
  204        No       5.0800%   0.0300%       No
  205        No       5.3800%   0.0700%       No
  206        No       5.0900%   0.0200%       No
  207        No       5.1400%   0.0400%       No
  208        No       5.5900%   0.0400%       No
  209        No       5.4500%   0.0700%       No
  210        No       5.4500%   0.0300%       No
  211        No       5.3450%   0.0300%      Yes     05/11/15  2% plus Initial Interest Rate
  212        No       5.0900%   0.0300%       No
  213        No       5.3900%   0.0900%       No
  214        No       5.5300%   0.0700%      Yes     09/05/14  Greater of Initial Interest Rate + 2% or Treasury Rate + 2%
  215        No       4.9800%   0.0600%       No
  216        No       5.2750%   0.0300%       No
  217        No       5.3200%   0.0900%       No
  218        No       5.1700%   0.0700%       No
  219        No       5.6800%   0.0900%       No
  220        No       5.5100%   0.0400%       No
  221        No       5.3800%   0.0700%       No
  222        No       6.0400%   0.0900%       No
  223        No       5.4200%   0.0400%       No
  224        No       5.1200%   0.0300%       No
  225        No       5.0900%   0.0200%       No

  1b         No       4.9050%   0.0300%      Yes     09/01/15  Greater of 2% plus Rate or Treasury Rate

         INTEREST
         RESERVE                         GRACE
         MORTGAGE                        PERIOD  SCHEDULED   PERIODIC PAYMENT ON
 LOAN      LOAN                          (DAYS)   MATURITY      FIRST DUE DATE
NUMBER  (YES/NO)?       LOAN TYPE      (NOTE 5)  DATE/ARD       AFTER CLOSING
---------------------------------------------------------------------------------

  194      Yes     Partial IO/Balloon      0      07/11/15              20,465.63
  195      Yes          Balloon            5      11/01/15              25,384.46
  196      Yes          Balloon            0      07/11/15              23,746.70
  197      Yes          Balloon            0      04/11/15              28,516.37
  198      Yes     Partial IO/Balloon      5      09/01/15              16,185.00
  199      Yes          Balloon            0      09/05/15              20,822.86
  200      Yes     Partial IO/Balloon      0      08/11/15              15,210.00
  201      Yes     Partial IO/Balloon      0      05/11/15              15,480.00
  202      Yes          Balloon            0      08/11/15              18,606.81
  203      Yes          Balloon            0      07/11/15              18,867.48
  204      Yes     Partial IO/Balloon      5      08/01/15              14,033.50
  205      Yes          Balloon            5      10/01/15              17,648.91
  206      Yes          Balloon            0      09/05/15              16,676.82
  207      Yes          Balloon            5      11/01/14              16,635.01
  208      Yes          Balloon            5      09/01/15              17,203.46
  209      Yes          Balloon            5      09/01/15              16,939.68
  210      Yes          Balloon            0      08/11/15              16,939.68
  211      Yes            ARD              0      05/11/35              16,519.83
  212      Yes          Balloon            5      10/01/15              15,836.20
  213      Yes          Balloon            0      08/11/15              16,378.48
  214      Yes            ARD              0      09/05/30              17,860.53
  215      Yes          Balloon            0      09/11/15              14,996.80
  216      Yes          Balloon            5      09/01/20              14,397.58
  217      Yes          Balloon            5      10/01/15              14,577.77
  218      Yes          Balloon            5      09/01/15              13,971.63
  219      Yes          Balloon            5      09/01/15              13,747.43
  220      Yes          Balloon            5      10/01/15              11,652.54
  221      Yes          Balloon            5      10/01/15              11,205.66
  222      Yes          Balloon            5      11/01/20               9,874.84
  223      Yes          Balloon            5      09/01/13               8,441.70
  224      Yes          Balloon            0      06/11/15               7,618.51
  225      Yes          Balloon            0      09/05/15               7,185.94

  1b       Yes     Interest Only/ARD       5      05/01/20  1,287,562.50 (Note 3)

        ORIGINAL  REMAINING
         TERM TO   TERM TO
        MATURITY   MATURITY  STATED ORIGINAL  STATED REMAINING
 LOAN     / ARD     / ARD      AMORTIZATION     AMORTIZATION      DEFEASANCE    BORROWER'S
NUMBER  (MONTHS)   (MONTHS)   TERM (MONTHS)     TERM (MONTHS)   LOAN (YES/NO)?   INTEREST   PROPERTY SIZE
-----------------------------------------------------------------------------------------------------------

  194      120       116           360               360              Yes       Fee Simple         33,031
  195      120       120           360               360              Yes       Fee Simple         28,627
  196      120       116           360               356              Yes       Fee Simple         20,649
  197      120       113           300               293              Yes       Fee Simple             92
  198      120       118           360               360              Yes       Fee Simple         41,009
  199      120       118           360               358              Yes       Fee Simple         60,606
  200      120       117           360               360              Yes       Fee Simple         20,605
  201      120       114           360               360              Yes       Fee Simple            104
  202      120       117           360               357              Yes       Fee Simple         32,079
  203      120       116           360               356              Yes       Fee Simple         13,813
  204      120       117           360               360              Yes       Fee Simple             96
  205      120       119           360               359              No        Fee Simple         30,853
  206      120       118           360               358              Yes       Fee Simple             58
  207      108       108           360               360              Yes       Fee Simple         16,475
  208      120       118           360               358              No        Fee Simple         53,468
  209      120       118           360               358              Yes       Fee Simple         57,847
  210      120       117           360               357              Yes       Fee Simple          6,000
  211      120       114           360               354              No        Fee Simple         18,980
  212      120       119           360               359              Yes       Fee Simple             67
  213      120       117           360               357              Yes       Fee Simple         12,626
  214      108       106           300               298              Yes       Fee Simple         13,855
  215      120       118           360               358              Yes       Fee Simple         13,813
  216      180       178           360               358              Yes       Fee Simple            114
  217      120       119           300               299              No        Fee Simple             96
  218      120       118           300               298              Yes       Fee Simple             94
  219      120       118           300               298              No        Fee Simple        118,565
  220      120       119           360               359              Yes       Fee Simple         16,816
  221      120       119           360               359              No        Fee Simple         34,398
  222      180       180           360               360              Yes       Fee Simple             60
  223       96        94           360               358              No        Fee Simple             48
  224      120       115           360               355              Yes       Leasehold          17,580
  225      120       118           360               358              Yes       Fee Simple             28

  1b       120       118      Interest Only     Interest Only         Yes       Fee Simple

        PROPERTY                                    ESCROWED    ESCROWED  ESCROWED REPLACE-
 LOAN     SIZE                                    ANNUAL REAL    ANNUAL     MENT RESERVES
NUMBER    TYPE           LOCKBOX (YES/NO)?       ESTATE TAXES  INSURANCE   INITIAL DEPOSIT
-------------------------------------------------------------------------------------------

  194       SF    None                                 54,523      9,844                  0
  195       SF    None                                 82,833      4,540                  0
  196       SF    Springing Hard                       32,490      3,070                  0
  197     Rooms   In Place Soft, Springing Hard       130,608          0            260,000
  198       SF    None                                 54,852      6,312             25,000
  199       SF    None                                 77,399      7,041                  0
  200       SF    None                                 59,745      4,353                  0
  201      Pads   None                                 11,296      5,875             10,000
  202       SF    None                                122,147          0                  0
  203       SF    None                                      0          0                  0
  204     Units   None                                 19,194      7,491                  0
  205       SF    None                                131,927     14,328                  0
  206     Units   None                                 26,672     16,666                  0
  207       SF    Hard                                 38,500      3,900                  0
  208       SF    None                                 47,880     32,088                  0
  209       SF    None                                 60,581      7,221                  0
  210       SF    Springing Hard                        6,856      3,861                  0
  211       SF    Springing Hard                            0      1,351                  0
  212     Units   None                                 31,893     28,802                  0
  213       SF    None                                 85,380      6,954                  0
  214       SF    Springing Hard                            0          0                  0
  215       SF    None                                      0          0                  0
  216     Units   None                                      0          0                  0
  217     Units   Hard                                 40,350     33,093                  0
  218     Units   None                                 44,725     25,001                  0
  219       SF    None                                 25,507     17,310                  0
  220       SF    In-Place Hard                             0          0                  0
  221       SF    None                                 81,728     14,558                  0
  222     Units   None                                 28,675     11,745                  0
  223     Units   None                                 39,520      8,177                  0
  224       SF    Springing Hard                       21,106          0                  0
  225     Units   None                                 13,415      6,834                  0

  1b

 LOAN   ESCROWED REPLACEMENT RESERVES       ESCROWED TI/LC              ESCROWED TI/LC RESERVES          INITIAL DEFERRED
NUMBER      CURRENT ANNUAL DEPOSIT     RESERVES INITIAL DEPOSIT          CURRENT ANNUAL DEPOSIT        MAINTENANCE DEPOSIT
--------------------------------------------------------------------------------------------------------------------------

  194                           6,276                         0                                22,500                    0
  195                           5,725                         0                                20,325                    0
  196                           2,100                         0                                     0                    0
  197            4% of Gross Revenues                       NAP                                   NAP               10,656
  198                               0                    75,000                                     0                    0
  199                           9,096                         0  54,000, LOC in the amount of $80,000                    0
                                                                           may replace escrowed funds
  200                           3,091                         0                                17,514                    0
  201                               0                       NAP                                   NAP               20,625
  202                          10,265                   150,000                                     0                    0
  203                               0                         0                                     0                    0
  204    19,200 (1st 3 years), 24,000                       NAP                                   NAP                    0
                         (thereafter)
  205                           6,171                         0                                20,000                    0
  206                          14,496                       NAP                                   NAP               31,300
  207                           3,295                         0                                 5,000                    0
  208                          14,051                    30,000                                10,000               73,381
  209                           8,752                         0                                15,000                    0
  210                           2,700                         0                                 7,500                8,750
  211                               0                         0                                     0                    0
  212                          16,752                       NAP                                   NAP                4,219
  213                           3,024                         0                                13,334               21,500
  214                           3,744                         0                                     0                    0
  215                               0                         0                                     0                    0
  216                               0                       NAP                                   NAP                    0
  217                          28,800                       NAP                                   NAP                    0
  218                          29,892                       NAP                                   NAP                    0
  219                          17,785                         0                                12,000                    0
  220                               0                         0                                     0                    0
  221                           6,880                         0                                     0               83,673
  222                          15,000                       NAP                                   NAP                    0
  223                          12,000                       NAP                                   NAP                    0
  224                           3,516                         0                                10,196                    0
  225                           9,096                       NAP                                   NAP                2,363

  1b

 LOAN   INITIAL ENVIRONMENTAL                         ENVIRONMENTAL INSURANCE
NUMBER          DEPOSIT        HOLDBACK RESERVE  LOC          POLICY
-----------------------------------------------------------------------------

  194                       0
  195                       0
  196                       0
  197
  198                       0
  199                       0

  200                       0
  201                       0
  202                       0
  203                       0
  204                       0
  205                       0
  206                       0
  207                       0
  208                       0
  209                       0
  210
  211                       0
  212                       0
  213                       0
  214                       0
  215                       0
  216                       0
  217                   5,000
  218                   1,625
  219                       0
  220                       0
  221                       0
  222                       0
  223                       0
  224                       0
  225                       0

  1b

                             FOOTNOTES TO SCHEDULE I

(1)  Cut-off Date Principal Balance represent only the One Court Square -
     Citibank Pooled Portion. The principal balance of the One Court Square -
     Citibank Mortgage Loan is $315,000,000 which consists of the $290,000,000 pooled portion and the $25,000,000 non-pooled portion. Periodic Payment on
     First Due Date after Closing is calculated on the One Court Square -
     Citibank Pooled Portion only.

(2)  With respect to loan number 19, the borrower, NNN Sanctuary at Highland
     Oaks, DST, is a Delaware statutory trust.

(3)  Cut-off Date Principal Balance represent only the One Court Square -
     Citibank Non-Pooled Portion. Periodic Payment on First Due Date after
     Closing is calculated on the One Court Square - Citibank Mortgage Loan balance, including both the One Court Square - Citibank Pooled Portion and the One Court Square - Citibank Non-Pooled Portion.

(4)  With respect to loan number 5, the Property Size and Occupancy Percentage were calculated without regard to the square footage of the Innova Parking
     Garage Property.

(5)  With respect to loan numbers 3, 14 and 15, the respective grace periods only apply to the first and second occurrence of a payment made after the due date.

               MORTGAGE   LOAN GROUP
LOAN NUMBER  LOAN SELLER    NUMBER                   LOAN/PROPERTY NAME                         PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

     3           CGM          1       Maine Mall                                       364 Maine Mall Road
     4           CGM          1       100 East Pratt                                   100 East Pratt Street
------------------------------------------------------------------------------------------------------------------------------------
     5           CGM          1       TPMC Portfolio                                   Various
    5a                                Park Tower South                                 1333 West Loop South
    5b                                Park Tower North                                 1233 West Loop South
    5c                                Innova Parking Garage                            3838 Weslayan Street
    5d                                Innova Theater and Retail                        3839 Weslayan Street
------------------------------------------------------------------------------------------------------------------------------------
     9           CGM          1       Fairfax Corner                                   11900 Palace Way, 11888-11951 Grand Commons
                                                                                       Avenue, 4200-4250 Fairfax Corner West Avenue
                                                                                       and 4201-4251 Fairfax Corner East Avenue
    14           CGM          1       One Financial Plaza                              120 South Sixth Street
    15           CGM          1       Chico Mall                                       1950 East 20th Street
    17           CGM          1       Gateway Center                                   80-100 City Square
    22           CGM          1       Millennium Park                                  13150-13500 Middlebelt Road
    24           CGM          1       University Place                                 1671 East 70th Street
------------------------------------------------------------------------------------------------------------------------------------
    25           CGM          1       University of Phoenix                            Various
    25a                               4150 South Riverpoint Parkway                    4150 South Riverpoint Parkway
    25b                               3125 East Wood Street                            3125 East Wood Street
    25c                               517 North Westhill Blvd                          517 North Westhill Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    26           CGM          1       Wynfrey Hotel                                    1000 Riverchase Galleria
    27           CGM          1       Hamilton Village                                 2000-2020 Gunbarrel Road
    28           CGM          1       Saint Paul Plaza                                 200 Saint Paul Street
    33           CGM          1       Johnson City Crossing                            3207 Peoples Street
    36           CGM          1       River Marketplace                                4409 Ambassador Caffery Parkway
    37           CGM          2       The Exchange at Luther Street                    1101 Luther Street West
    38           CGM          1       633 Third Avenue                                 633 Third Avenue
    41           CGM          1       Townsend Building                                123 Townsend Street
    43           CGM          1       Riverchase Galleria Office Tower                 3000 Riverchase Galleria
    45           CGM          1       ICI-Glidden Research Center                      16651 West Sprague Road
    47           CGM          1       ConnectiCare Office Building                     175 Scott Swamp Road
    48           CGM          1       Village Square at Kiln Creek                     5007 Victory Boulevard
    50           CGM          1       Fountainhead Park I & II                         4511 and 4545 Horizon Hill Boulevard
    51           CGM          1       Pacific Corporate Center                         7005 South Front Road, 7401, 7451, 7501
                                                                                       Longard Road and 501 Lawrence Raod
    52           CGM          1       Lockwood Medical Offices                         110-150 Lockwood Avenue
    53           CGM          1       201 Broadway                                     201 Broadway
    58           CGM          1       Great Indoors - Sears - Alpha Road               5000 Alpha Road
    59           CGM          1       The Crossing at Walkers Brook                    20-48 Walkers Brook Drive
    62           CGM          1       Shoppes at Hope Valley                           3825 South Roxboro Street
    64           CGM          1       Meridian Town Center                             13210, 13410, 13414 Meridian East
    65           CGM          1       The Shops at Cedar Point                         3101 Hamilton Boulevard
    66           CGM          1       Dellview Marketplace                             1803 Vance Jackson
    67           CGM          1       Eddystone Crossing                               1530, 1552-1568, 1572, 1576, 1580 Chester
                                                                                       Pike
    68           CGM          1       Springhill Business Center                       1524 Spring Hill Road
    69           CGM          1       Ralphs Grocery - Los Angeles, CA                 670 South Western Avenue
    70           CGM          1       Baseline Foothills                               4401, 4405, 5509 East Baseline Road
    73           CGM          1       Westar/Polaris II                                550 Polaris Parkway
    75           CGM          1       Lakeview Village                                 3611-3821 East Baseline Road
    78           CGM          1       Perry's Ocean Edge Resort                        2209 South Atlantic Avenue
    80           CGM          1       Constant Friendship Center                       3422-3488 Emmorton Road
------------------------------------------------------------------------------------------------------------------------------------
    81           CGM          1       100 & 200 Foxborough (aka) Harlfinger Portfolio  Various
    81a                               100 Foxborough Boulevard                         100 Foxborough Boulevard
    81b                               200 Foxborough Boulevard                         200 Foxborough Boulevard
------------------------------------------------------------------------------------------------------------------------------------

LOAN NUMBER        CITY        STATE   ZIP CODE      COUNTY
---------------------------------------------------------------

     3       Portland           ME      04106    Cumberland
     4       Baltimore          MD      21202    Baltimore City
---------------------------------------------------------------
     5       Houston            TX      77027    Harris
    5a       Houston            TX      77027    Harris
    5b       Houston            TX      77027    Harris
    5c       Houston            TX      77027    Harris
    5d       Houston            TX      77027    Harris
---------------------------------------------------------------
     9       Fairfaxenue        VA      22030    Fairfax

    14       Minneapolis        MN      55402    Hennepin
    15       Chico              CA      95928    Butte
    17       Boston             MA      02129    Suffolk
    22       Livonia            MI      48150    Wayne
    24       Shreveport         LA      71105    Caddo
---------------------------------------------------------------
    25       Various          Various  Various   Various
    25a      Phoenix            AZ      85040    Maricopa
    25b      Phoenix            AZ      85040    Maricopa
    25c      Grand Chute        WI      54914    Outagamie
---------------------------------------------------------------
    26       Hoover             AL      35244    Jefferson
    27       Chattanooga        TN      37421    Hamilton
    28       Baltimore          MD      21202    Baltimore City
    33       Johnson City       TN      37604    Washington
    36       Lafayette          LA      70508    Lafayette
    37       College Station    TX      77840    Brazos
    38       New York           NY      10017    New York
    41       San Francisco      CA      94107    San Francisco
    43       Hoover             AL      35244    Jefferson
    45       Strongsville       OH      44136    Cuyahoga
    47       Farmington         CT      06032    Hartford
    48       Yorktown           VA      23693    York
    50       San Antonio        TX      78229    Bexar
    51       Livermore          CA      94551    Alameda

    52       New Rochelle       NY      10801    Westchester
    53       Cambridge          MA      02139    Middlesex
    58       Farmers Branch     TX      75244    Dallas
    59       Reading            MA      01867    Middlesex
    62       Durham             NC      27713    Durham
    64       Puyallup           WA      98373    Pierce
    65       Allentown          PA      18103    Lehigh
    66       San Antonio        TX      78213    Bexar
    67       Eddystone          PA      19022    Delware

    68       McLean             VA      22102    Fairfax
    69       Los Angeles        CA      90005    Los Angeles
    70       Phoenix            AZ      85042    Maricopa
    73       Westerville        OH      43082    Delaware
    75       Gilbert            AZ      85234    Maricopa
    78       Daytona Beach      FL      32118    Volusia
    80       Abingdon           MD      21009    Harford
---------------------------------------------------------------
    81       Foxborough         MA      02035    Norfolk
    81a      Foxborough         MA      02035    Norfolk
    81b      Foxborough         MA      02035    Norfolk
---------------------------------------------------------------

                CUT-OFF DATE    CROSS COLLATERALIZED    MORTGAGE  MASTER SERVICING  ARD LOAN
LOAN NUMBER  PRINCIPAL BALANCE   (MORTGAGE LOAN GROUP)    RATE        FEE RATE      (YES/NO)?     ARD
-------------------------------------------------------------------------------------------------------

     3         150,000,000.00             No             4.8355%       0.0300%         No
     4         105,000,000.00             No             5.0775%       0.0300%         Yes     09/11/15

-------------------------------------------------------------------------------------------------------
     5         105,000,000.00             No             5.4000%       0.0300%         No
    5a
    5b
    5c
    5d
-------------------------------------------------------------------------------------------------------
     9          60,947,000.00             No             5.5360%       0.0300%         No
    14          43,000,000.00             No             5.1410%       0.0400%         No
    15          42,000,000.00             No             4.7360%       0.0300%         No
    17          38,839,965.76             No             5.3300%       0.0300%         No
    22          32,000,000.00             No             5.0210%       0.0300%         No
    24          30,780,000.00             No             5.3270%       0.0300%         No
-------------------------------------------------------------------------------------------------------
    25          30,143,520.54             No             5.2600%       0.0300%         No
    25a
    25b
    25c
-------------------------------------------------------------------------------------------------------
    26          29,335,427.36             No             5.7300%       0.0400%         No
    27          28,800,000.00             No             4.8750%       0.0300%         No
    28          28,500,000.00             No             5.1800%       0.0300%         No
    33          25,800,000.00             No             4.9000%       0.0300%         No
    36          23,520,000.00             No             5.3340%       0.0300%         No
    37          23,250,000.00             No             5.0600%       0.0700%         No
    38          22,000,000.00             No             4.9800%       0.0300%         No
    41          20,700,000.00             No             5.4800%       0.0300%         No
    43          20,000,000.00             No             5.4050%       0.0400%         No
    45          19,950,000.00             No             5.6300%       0.0300%         Yes     06/11/14

    47          19,000,000.00             No             5.2275%       0.0300%         Yes     07/11/15
    48          18,959,850.58             No             5.3390%       0.1100%         No
    50          18,677,870.96             No             5.4150%       0.0500%         Yes     12/11/09

    51          18,500,000.00             No             5.0680%       0.0300%         No
    52          18,500,000.00             No             5.0960%       0.0500%         No
    53          18,241,079.57             No             5.1700%       0.0300%         No
    58          16,120,000.00             No             4.8250%       0.0300%         Yes     08/11/15
    59          16,000,000.00             No             5.5400%       0.0300%         No
    62          15,350,000.00             No             5.0700%       0.0300%         No
    64          15,000,000.00             No             5.4300%       0.0600%         No
    65          14,951,810.33             No             5.1800%       0.0200%         No
    66          14,690,000.00             No             4.9400%       0.0300%         No
    67          14,500,000.00             No             5.1300%       0.0300%         No
    68          14,236,311.79             No             5.4200%       0.0300%         No
    69          14,145,000.00             No             5.6000%       0.0300%         No
    70          13,500,000.00             No             5.4100%       0.0500%         No
    73          13,160,000.00             No             5.5400%       0.0900%         Yes     06/11/12

    75          13,000,000.00             No             5.0600%       0.0500%         No
    78          12,974,196.32             No             5.6300%       0.0500%         No
    80          12,439,872.27             No             5.7300%       0.1100%         No
-------------------------------------------------------------------------------------------------------
    81          12,360,944.72             No             5.2700%       0.0300%         No
    81a
    81b
-------------------------------------------------------------------------------------------------------

                                                      INTEREST RESERVE                                        SCHEDULED
                                                        MORTGAGE LOAN                         GRACE PERIOD     MATURITY
LOAN NUMBER     ADDITIONAL INTEREST RATE AFTER ARD        (YES/NO)?         LOAN TYPE       (DAYS) (NOTE 5)    DATE/ARD
------------------------------------------------------------------------------------------------------------------------

     3                                                      Yes               Balloon              2          06/11/10
     4       Greater of (i) 2% plus Initial Interest        Yes          Interest Only/ARD         0          06/11/17
             Rate or (ii) Treasury plus 2%
------------------------------------------------------------------------------------------------------------------------
     5                                                      Yes         Partial IO/Balloon         0          05/11/15
    5a
    5b
    5c
    5d
------------------------------------------------------------------------------------------------------------------------
     9                                                      Yes         Partial IO/Balloon         0          07/11/15
    14                                                      Yes         Partial IO/Balloon         5          08/11/15
    15                                                      Yes               Balloon              2          02/11/09
    17                                                      Yes               Balloon              0          07/11/15
    22                                                      Yes         Partial IO/Balloon         0          10/11/15
    24                                                      Yes            Interest Only           0          06/11/15
------------------------------------------------------------------------------------------------------------------------
    25                                                      Yes               Balloon              0          06/11/15
    25a
    25b
    25c
------------------------------------------------------------------------------------------------------------------------
    26                                                      Yes               Balloon              0          07/11/15
    27                                                      Yes         Partial IO/Balloon         0          08/11/15
    28                                                      Yes         Partial IO/Balloon         0          07/11/15
    33                                                      Yes         Partial IO/Balloon         0          08/11/15
    36                                                      Yes            Interest Only           0          06/11/15
    37                                                      Yes         Partial IO/Balloon         0          08/11/15
    38                                                      Yes         Partial IO/Balloon         0          11/11/15
    41                                                      Yes         Partial IO/Balloon         0          11/11/15
    43                                                      Yes            Interest Only           0          06/11/15
    45       The greater of (i) 7.63%, and (ii) 3%          Yes           Partial IO/ARD           0          06/11/35
             plus annualized US Treasury yield
    47       2% plus Initial Interest Rate                  Yes           Partial IO/ARD           0          07/11/35
    48                                                      Yes               Balloon              0          09/11/15
    50       Greater of 2% plus Initial Interest            Yes                 ARD                0          12/11/34
             Rate or 3% plus annualized yield
    51                                                      Yes         Partial IO/Balloon         0          07/11/15
    52                                                      Yes         Partial IO/Balloon         0          07/11/15
    53                                                      Yes               Balloon              0          08/11/15
    58       2% plus Initial Interest Rate                  Yes           Partial IO/ARD           0          08/11/35
    59                                                      Yes         Partial IO/Balloon         0          09/11/15
    62                                                      Yes         Partial IO/Balloon         0          07/11/15
    64                                                      Yes         Partial IO/Balloon         0          06/11/15
    65                                                      Yes               Balloon              0          08/11/15
    66                                                      Yes         Partial IO/Balloon         0          08/11/15
    67                                                      Yes         Partial IO/Balloon         0          08/11/15
    68                                                      Yes               Balloon              0          10/11/15
    69                                                      Yes         Partial IO/Balloon         0          05/11/15
    70                                                      Yes         Partial IO/Balloon         0          05/11/15
    73       Greater of 2% plus Initial Interest            Yes           Partial IO/ARD           0          06/11/35
             Rate or 3% plus annualized yield
    75                                                      Yes         Partial IO/Balloon         0          06/11/15
    78                                                      Yes               Balloon              0          09/11/10
    80                                                      Yes               Balloon              0          06/11/15
------------------------------------------------------------------------------------------------------------------------
    81                                                      Yes               Balloon              0          08/11/15
    81a
    81b
------------------------------------------------------------------------------------------------------------------------

                                            ORIGINAL TERM  REMAINING/TERM
                                             TO MATURITY/   TO MATURITY/    STATED ORIGINAL    STATED REMAINING
             PERIODIC PAYMENT ON FIRST DUE       ARD            ARD        AMORTIZATION TEAM  AMORTIZATION TEAM     DEFEASANCE
LOAN NUMBER        DATE AFTER CLOSING          (MONTHS)       (MONTHS)          (MONTHS)           (MONTHS)       LOAN (YES/NO)?
--------------------------------------------------------------------------------------------------------------------------------

     3                 794,860.56                 55             55               355                355               Yes

     4                 444,281.25                120            118          Interest Only      Interest Only          Yes
--------------------------------------------------------------------------------------------------------------------------------
     5                 472,500.00                120            114               360                360               Yes
    5a
    5b
    5c
    5d
--------------------------------------------------------------------------------------------------------------------------------
     9                 281,168.83                120            116               420                420               Yes

    14                 184,219.17                120            117               360                360               Yes
    15                 221,202.23                 39             39               351                351               Yes

    17                 217,295.95                120            116               360                356                No
    22                 133,893.33                120            119               360                360               Yes
    24                 136,637.55                120            115          Interest Only      Interest Only           No
--------------------------------------------------------------------------------------------------------------------------------
    25                 167,559.01                119            115               359                355               Yes
    25a
    25b
    25c
--------------------------------------------------------------------------------------------------------------------------------
    26                 185,230.02                120            116               300                296               Yes
    27                 117,000.00                120            117               360                360               Yes
    28                 123,025.00                120            116               360                360               Yes
    33                 105,350.00                120            117               360                360               Yes
    36                 104,546.40                120            115          Interest Only      Interest Only           No
    37                  98,037.50                120            117               360                360               Yes
    38                  91,300.00                120            120               360                360               Yes
    41                  94,530.00                120            120               360                360               Yes
    43                  90,083.33                120            115          Interest Only      Interest Only          Yes
    45                  93,598.75                108            103               360                360               Yes
    47                  82,768.75                120            116               360                360               Yes
    48                 105,968.51                120            118               360                358               Yes
    50                 106,306.35                 60             49               360                349               Yes
    51                  78,131.67                120            116               360                360               Yes
    52                  78,563.33                120            116               360                360               Yes
    53                 100,148.42                120            117               360                357               Yes
    58                  64,815.83                120            117               360                360               Yes
    59                  73,866.67                120            118               360                360               Yes
    62                  64,853.75                120            116               360                360               Yes
    64                  67,875.00                120            115               360                360               Yes
    65                  82,181.41                120            117               360                357               Yes
    66                  60,473.83                120            117               360                360               Yes
    67                  61,987.50                120            117               360                360               Yes
    68                  80,196.13                120            119               360                359               Yes
    69                  66,010.00                120            114               360                360               Yes
    70                  60,862.50                120            114               360                360               Yes
    73                  60,755.33                 84             79               360                360               Yes
    75                  54,816.67                120            115               360                360                No
    78                  74,876.38                 60             58               360                358               Yes
    80                  72,787.87                120            115               360                355               Yes
--------------------------------------------------------------------------------------------------------------------------------
    81                  68,626.95                120            117               360                357               Yes
    81a
    81b
--------------------------------------------------------------------------------------------------------------------------------

                                                  PROPERTY                               ESCROWED     ESCROWED  ESCROWED REPLACEMENT
                 BORROWER'S                         SIZE                                ANNUAL REAL    ANNUAL     RESERVES INITIAL
LOAN NUMBER       INTEREST       PROPERTY SIZE      TYPE        LOCKBOX (YES/NO)?      ESTATE TAXES  INSURANCE         DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------

     3          Fee Simple              544,578      SF     In-Place Hard,                     0            0                  0
                                                            Springing Cash Management
     4          Fee Simple              655,587      SF     In-Place Hard                      0            0                  0
------------------------------------------------------------------------------------------------------------------------------------
     5          Fee Simple      696,654 (Note 4)     SF     In-Place Hard                    Yes          Yes            151,482
    5a          Fee Simple              272,701      SF
    5b          Fee Simple              272,642      SF
    5c          Fee Simple              672,525      SF
    5d          Fee Simple              151,311      SF
------------------------------------------------------------------------------------------------------------------------------------
     9          Fee in Part,            149,902      SF     In Place Soft, Springing     607,959            0                  0
             Leasehold in Part                              Hard
    14          Fee Simple              393,902      SF     In-Place Hard                690,849       79,449                  0
    15          Fee Simple              389,260      SF     In-Place Hard, Springing           0            0                  0
                                                            Cash Management
    17          Leasehold               173,773      SF     Springing Soft               948,515            0                  0
    22          Fee Simple              268,007      SF     None                               0            0                  0
    24          Fee Simple              188,080      SF     None                               0            0                  0
------------------------------------------------------------------------------------------------------------------------------------
    25          Fee Simple              204,936      SF     Springing Hard                   Yes            0                  0
    25a         Fee Simple              137,363      SF                                        0            0                  0
    25b         Fee Simple               53,573      SF                                        0            0                  0
    25c         Fee Simple               14,000      SF                                        0            0                  0
------------------------------------------------------------------------------------------------------------------------------------
    26          Fee Simple                  329     Rooms   None                         386,661      108,378       1,750,000.00
    27          Fee Simple              425,325      SF     In-Place Hard                359,273            0                  0
    28          Fee Simple              264,895      SF     Springing Hard               704,399       86,000                  0
    33          Fee Simple              242,105      SF     In-Place Hard                135,497            0                  0
    36          Fee Simple              145,694      SF     None                               0            0                  0
    37          Fee Simple                  308     Units   Springing Hard               527,144       95,692                  0
    38          Fee Simple               94,769      SF     Springing Hard                     0            0                  0
    41          Fee Simple              138,735      SF     None                         221,338      118,019                  0
    43          Fee Simple              271,950      SF     None                         426,009            0                  0
    45          Fee Simple              194,558      SF     In-Place Hard                      0       41,957                  0
    47          Fee Simple              100,539      SF     Springing Hard               176,754            0                  0
    48          Fee Simple              267,021      SF     Springing Hard                51,361       53,361            150,000
    50          Fee Simple              171,124      SF     In-Place Hard                755,000       25,332                  0
    51          Fee Simple              207,807      SF     Springing Hard               350,829            0                  0
    52          Fee Simple               92,302      SF     None                         490,794       24,731                  0
    53          Fee Simple              119,168      SF     Springing Hard               465,024            0                  0
    58          Fee Simple              146,948      SF     Springing Hard                     0            0                  0
    59          Fee Simple               59,987      SF     Springing Hard                74,076            0                  0
    62          Fee Simple              115,569      SF     None                         133,565            0                  0
    64          Fee Simple               77,666      SF     Springing Hard               115,829       19,765                  0
    65          Fee Simple              132,375      SF     None                         182,940            0                  0
    66          Fee Simple              122,750      SF     Springing Hard               327,600       31,839                  0
    67          Fee Simple               84,195      SF     None                               0            0                  0
    68          Fee Simple              147,524      SF     None                         173,690       56,676                  0
    69          Fee Simple               45,695      SF     Springing Hard                     0            0                  0
    70          Fee Simple              147,451      SF     Springing Hard               245,462      230,230                  0
    73          Fee Simple              139,900      SF     In-Place Hard                 28,806       32,241                  0
    75          Fee Simple              114,140      SF     None                         524,666       20,855                  0
    78          Fee Simple                  216     Rooms   None                         335,919      277,072                  0
    80          Fee Simple              162,280      SF     None                         163,763       43,589                  0
------------------------------------------------------------------------------------------------------------------------------------
    81          Fee Simple              125,037      SF     Springing Hard                   Yes          Yes                  0
    81a         Fee Simple               65,037      SF                                        0            0                  0
    81b         Fee Simple               60,000      SF                                        0            0                  0
------------------------------------------------------------------------------------------------------------------------------------

                                             ESCROWED TI/LC                                                    INITIAL DEFERRED
             ESCROWED REPLACEMENT RESERVES  RESERVES INITIAL                                                      MAINTENANCE
LOAN NUMBER      CURRENT ANNUAL DEPOSIT          DEPOSIT      ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT        DEPOSIT
-------------------------------------------------------------------------------------------------------------------------------

     3                              0                  0                                                  0                   0
     4                              0         19,029,390                                                  0           2,274,875
-------------------------------------------------------------------------------------------------------------------------------
     5                        151,482                  0                                            900,000                   0
    5a
    5b
    5c
    5d
-------------------------------------------------------------------------------------------------------------------------------
     9                         16,333            767,582                                                  0                   0
    14                         78,780          4,000,000       0 ($200,012.04 starting 8/11/06 & thereafter)             91,526
    15                              0                  0                                                  0                   0
    17                         26,102            465,000                                                  0                   0
    22                              0                  0                                                  0                   0
    24                              0                  0                                                  0                   0
-------------------------------------------------------------------------------------------------------------------------------
    25                              0                  0                                                  0                   0
    25a                             0                                                                     0                   0
    25b                             0                                                                     0                   0
    25c                             0                                                                     0                   0
-------------------------------------------------------------------------------------------------------------------------------
    26           4% of Gross Revenues                NAP                                                NAP                   0
    27                              0                  0                                                  0              30,625
    28                         26,489          1,268,792                                            458,956               4,350
    33                              0                  0                                                  0                   0
    36                              0                  0                                                  0                   0
    37                         82,800                NAP                                                NAP                   0
    38                              0                  0                                                  0                   0
    41                         27,747                  0                                            208,101                   0
    43                              0                  0                                                  0                   0
    45                              0                  0                                                  0             200,000
    47                         20,108            750,000                                                  0                   0
    48                         83,711                  0                                            133,510                   0
    50                         34,225          2,200,750                                            239,574                   0
    51                         41,685          1,170,011                                             36,000                   0
    52                         20,306                  0                                            138,453              21,363
    53                         36,946                  0                                                  0                   0
    58                              0                NAP                                                NAP                   0
    59                         14,034             55,575                                                  0                   0
    62                         10,401                  0                                             53,174                   0
    64                              0                  0                                                  0                   0
    65                              0                  0                                                  0              29,706
    66                         12,275                  0                                             52,454                   0
    67                              0                  0                                                  0                   0
    68                         22,129                  0                                             66,386                   0
    69                          6,854                  0                                                  0                   0
    70                         22,118                  0                                             50,000                   0
    73                         27,980          1,050,000         305,000.04 (07/11/05-06/11/06); 275,000.04                   0
                                                                                         (07/11/06-06/11/08)
    75                         35,382                  0                                             50,000              40,495
    78           4% of Gross Revenues                NAP                                                NAP             313,605
    80                         17,851                  0                                            121,710                   0
-------------------------------------------------------------------------------------------------------------------------------
    81                         30,096                  0                                            112,164               9,063
    81a                             0                                                                                         0
    81b                             0                                                                                         0
-------------------------------------------------------------------------------------------------------------------------------

                INITIAL
             ENVIRONMENTAL                                                                                ENVIRONMENTAL
LOAN NUMBER     DEPOSIT     HOLDBACK RESERVE                             LOC                            INSURANCE POLICY
------------------------------------------------------------------------------------------------------------------------

     3                0
     4                0
------------------------------------------------------------------------------------------------------------------------
     5                0
    5a
    5b
    5c
    5d
------------------------------------------------------------------------------------------------------------------------
     9                0
    14                0
    15                0
    17                0
    22                0
    24                0
------------------------------------------------------------------------------------------------------------------------
    25                0
    25a               0
    25b               0
    25c               0
------------------------------------------------------------------------------------------------------------------------
    26                0
    27                0
    28                0
    33                0
    36                0
    37                0
    38                0
    41                0           378,749
    43                0
    45                0
    47                0                       Yes, $750,000 LOC for TI/LC
    48                0
    50                0
    51                0                       Yes, LOCs totaling $681,228 for tenant security deposit
    52                0         1,511,000
    53                0
    58                0
    59          100,000                                                                                 Yes, pollution
    62                0                                                                                 liability policy
    64                0
    65            3,250
    66                0
    67                0                       Yes, two LOCs for tenant gap rent (Shoprite $146,026.66;
    68                0                       Radio Shack $27,926.50)
    69                0
    70                0
    73                0

    75                0           450,000
    78                0
    80                0
------------------------------------------------------------------------------------------------------------------------
    81                          1,900,000
    81a
    81b
------------------------------------------------------------------------------------------------------------------------

             MORTGAGE LOAN  LOAN GROUP
LOAN NUMBER      SELLER       NUMBER              LOAN/PROPERTY NAME                              PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      83          CGM            1      Crossings Shopping Center               12955-13069 SW 112th Street
      86          CGM            1      Henderson Carriage House                2067 Massachusetts Avenue
      87          CGM            1      G and G Shopping Center                 1211 West College Avenue
      88          CGM            1      Perry Hall Marketplace                  9633 - 9645 Belair Road
      89          CGM            1      Lovejoy Square                          930 NW 14th Avenue & 1325 NW Kearney Street
      91          CGM            1      7100 Old Landover                       7100 Old Landover Road
------------------------------------------------------------------------------------------------------------------------------------
                                        Crowe Office Portfolio

      93          CGM            1      Comerica Tower                          5944 Luther Lane
      94          CGM            1      Texas Moline                            302 North Market Street
------------------------------------------------------------------------------------------------------------------------------------
      96          CGM            2      Plantation Apartments                   1840 Carriage Lane
      97          CGM            1      Southgate Mall                          1409 Ehringhaus Street
      98          CGM            1      Springhill Suites - Northfolk, VA       6350 Newtown Road
      99          CGM            1      Plaza Palomino                          2910-2990 North Swan Road
     100          CGM            1      Residence Inn - Charlotte, NC           5115 Piper Station Drive
     101          CGM            1      Canyon Lakes Plaza                      9010 West Sahara Avenue
     102          CGM            1      North Atlanta Physicians MOB II         993-D Johnson Ferry Road
     103          CGM            1      Stow Company Self Storage               2660 US Highway 130 & 10 Pleasant Hill Road
     104          CGM            1      Prospect Hill Road                      64, 66, 68 Prospect Hill Road
     105          CGM            2      Fairmont Apartments                     7230 De Soto Avenue & 7233, 7243, 7259 Kelvin Avenue
     106          CGM            1      250 Ballardvale Street                  250 Ballardvale Street
     108          CGM            1      Robb & Stucky - Altamonte Springs, FL   351 South State Road 434
     109          CGM            1      Howard Johnson Express Inn              135 East Houston Street
     112          CGM            1      Scott Town Center                       1000 Scott Town Plaza
     113          CGM            1      902-958 Highland Avenue                 902-958 Highland Avenue
     115          CGM            1      16808 Armstrong Ave.                    16808 Armstrong Avenue
     116          CGM            1      Courtyard by Marriott - Chesapeake, VA  1562 Crossroads Boulevard
     118          CGM            1      6610 Cabot Drive                        6610 Cabot Drive
     120          CGM            1      Granite Bay Village                     8665 Auburn Folsom Road
     121          CGM            1      Crain Towers                            1600 Crain Highway
     122          CGM            1      Yellow Breeches                         145, 175, 195 and 215 Limekiln Road
     124          CGM            1      Corners At The Mall                     117-241 Mall Woods Drive
------------------------------------------------------------------------------------------------------------------------------------
     126          CGM            1      Torrey Chase Buildings                  Various
    126a                                14505 Torrey Chase                      14505 Torrey Chase Boulevard
    126b                                14425 Torrey Chase                      14425 Torrey Chase Boulevard
    126c                                13700 Veterans Memorial                 13700 Veterans Memorial Drive
------------------------------------------------------------------------------------------------------------------------------------
     127          CGM            1      Super K - Port Huron, MI                1179 32nd Street
     132          CGM            1      Mountain Park Plaza                     510, 520, 602, 610 East Baseline Road
     133          CGM            1      Freeman Medical Tower                   323 North Prairie Avenue
     139          CGM            1      Ayr Town Center                         360 South 2nd Street
     143          CGM            1      Sports Authority - Chicago, IL          620 North LaSalle Street
     146          CGM            1      Residence Inn - Huntersville, NC        16830 Kenton Drive
     148          CGM            1      North Atlanta Physicians MOB III        993-F Johnson Ferry Road
     149          CGM            2      The Westbury                            1765 North Sycamore Avenue
     151          CGM            1      Holiday Lane Retail                     1370 and 1380 Holiday Lane
     152          CGM            1      Holiday Inn Express - Vacaville, CA     151 Lawrence Drive
     153          CGM            1      Best Buy and Gander Mountain            955 and 959 Viewmont Drive
     154          CGM            1      North Atlanta Physicians MOB I          993-C Johnson Ferry Road
     157          CGM            1      DNP Electronics                         2391 Fenton Street
     158          CGM            1      Oakview Medical Building                2725 South 144th Street
     159          CGM            1      Marple Commons                          2000-2004 Sproul Road

LOAN NUMBER         CITY        STATE     ZIP CODE         COUNTY
---------------------------------------------------------------------

      83     Miami                FL       33186      Miami - Dade
      86     Cambridge            MA       02140      Middlesex
      87     Santa Rosa           CA       95401      Sonoma
      88     Baltimore            MD       21236      Baltimore
      89     Portland             OR       97209      Multnomah
      91     Landover             MD       20785      Prince George's
---------------------------------------------------------------------

      93     Dallas               TX       75225      Dallas
      94     Dallas               TX       75202      Dallas
---------------------------------------------------------------------
      96     Charleston           SC       29407      Charleston
      97     Elizabeth City       NC       27909      Pasquotank
      98     Norfolk              VA       23502      Norfolk City
      99     Tucson               AZ       85712      Pima
     100     Charlotte            NC       28277      Mecklenburg
     101     Las Vegas            NV       89117      Clark
     102     Atlanta              GA       30342      Fulton
     103     Cranbury & Monroe    NJ   08512 & 08831  Middlesex
     104     East Windsor         CT       06088      Hartford
     105     Canoga Park          CA       91303      Los Angeles
     106     Wilmington           MA       01887      Middlesex
     108     Altamonte Springs    FL       32714      Seminole
     109     New York             NY       10002      New York
     112     Bloomsburg           PA       17815      Columbia
     113     Needham              MA       02464      Norfolk
     115     Irvine               CA       92606      Orange
     116     Chesapeake           VA       23320      Chesapeake City
     118     Glen Burnie          MD       21226      Anne Arundel
     120     Granite Bay          CA       95746      Placer
     121     Glen Burnie          MD       21061      Anne Arundel
     122     New Cumberland       PA       17070      York
     124     West Carrollton      OH       45449      Montgomery
---------------------------------------------------------------------
     126     Houston              TX       77014      Harris
    126a     Houston              TX       77014      Harris
    126b     Houston              TX       77014      Harris
    126c     Houston              TX       77014      Harris
---------------------------------------------------------------------
     127     Port Huron           MI       48060      St. Clair
     132     Phoenix              AZ       85042      Maricopa
     133     Inglewood            CA       90301      Los Angeles
     139     McConnellsburg       PA       17233      Fulton
     143     Chicago              IL       60610      Cook
     146     Huntersville         NC       28078      Mecklenburg
     148     Atlanta              GA       30342      Fulton
     149     Los Angeles          CA       90028      Los Angeles
     151     Fairfield            CA       94534      Solano
     152     Vacaville            CA       95687      Solano
     153     Scranton             PA       18519      Lackawanna
     154     Atlanta              GA       30342      Fulton
     157     Chula Vista          CA       91914      San Diego
     158     Omaha                NE       68144      Douglas
     159     Broomall             PA       19008      Delaware

                                                                   MASTER
                CUT-OFF DATE    CROSS COLLATER-ALIZED  MORTGAGE  SERVICING   ARD LOAN
LOAN NUMBER  PRINCIPAL BALANCE  (MORTGAGE LOAN GROUP)    RATE     FEE RATE  (YES/NO)?     ARD    ADDITIONAL INTEREST RATE AFTER ARD
------------------------------------------------------------------------------------------------------------------------------------

      83       12,000,000.00             No             5.1990%   0.0300%      No
      86       11,960,166.71             No             5.0300%   0.0300%      No
      87       11,800,000.00             No             5.4100%   0.0600%      No
      88       11,549,320.88             No             5.0500%   0.0500%      No
      89       11,500,000.00             No             4.9600%   0.0300%      No
      91       11,339,318.35             No             5.2700%   0.0300%      No
------------------------------------------------------------------------------------------------------------------------------------

      93        7,575,000.00           Yes(C1)          5.5950%   0.0500%      No
      94        3,656,000.00           Yes(C1)          5.5880%   0.0500%      No
------------------------------------------------------------------------------------------------------------------------------------
      96       11,000,000.00             No             5.2600%   0.0300%      No
      97       10,975,233.56             No             5.0380%   0.0300%      No
      98       10,702,734.47             No             5.3100%   0.0300%      No
      99       10,634,646.94             No             5.4400%   0.1100%      No
     100       10,370,024.89             No             5.3600%   0.0300%      No
     101       10,300,000.00             No             5.1800%   0.0600%      No
     102       10,200,000.00             No             5.3070%   0.0300%      No
     103       10,160,000.00             No             5.4100%   0.0700%      No
     104       10,000,000.00             No             5.1700%   0.0300%      No
     105       10,000,000.00             No             4.8500%   0.0300%      No
     106        9,972,252.00             No             5.8300%   0.0300%      No
     108        9,750,000.00             No             5.2900%   0.0300%      No
     109        9,597,321.01             No             5.6900%   0.0300%      No
     112        9,467,846.46             No             4.9400%   0.0300%      No
     113        9,400,000.00             No             5.0650%   0.0300%      No
     115        9,335,030.66             No             5.1600%   0.0600%      Yes     07/11/15  The greater of (i) 7.16%, and (ii)
                                                                                                 3% plus annualized US Treasury
                                                                                                 yield
     116        9,325,000.00             No             5.3200%   0.0300%      No
     118        9,164,932.04             No             5.7000%   0.0300%      No
     120        9,160,601.34             No             5.1400%   0.0300%      No
     121        9,076,934.89             No             5.5000%   0.0300%      No
     122        9,000,000.00             No             5.1400%   0.0300%      No
     124        8,971,684.75             No             5.2750%   0.0300%      No
------------------------------------------------------------------------------------------------------------------------------------
     126        8,937,000.00             No             5.4500%   0.0300%      No
    126a
    126b
    126c
------------------------------------------------------------------------------------------------------------------------------------
     127        8,914,488.81             No             5.5400%   0.0300%      Yes     02/11/15  Greater of 2% plus Initial Interest
                                                                                                 Rate or 3% plus annualized yield
     132        8,600,000.00             No             5.4700%   0.0300%      No
     133        8,500,000.00             No             5.1500%   0.0300%      No
     139        7,612,118.94             No             5.6000%   0.0300%      No
     143        7,400,000.00             No             5.7000%   0.0300%      No
     146        7,264,509.50             No             5.3600%   0.0300%      No
     148        7,000,000.00             No             5.2270%   0.0300%      No
     149        7,000,000.00             No             4.8500%   0.0300%      No
     151        6,980,031.49             No             5.7100%   0.0300%      No
     152        6,951,240.46             No             5.8500%   0.0300%      No
     153        6,900,000.00             No             5.4900%   0.0900%      No
     154        6,800,000.00             No             5.3070%   0.0300%      No
     157        6,736,174.19             No             5.6000%   0.0900%      No
     158        6,678,663.62             No             5.2200%   0.1050%      Yes     08/11/15  Greater of 2% plus Initial Interest
                                                                                                 Rate or 3% plus annualized yield
     159        6,640,192.55             No             5.5500%   0.0300%      No

             INTEREST RESERVE                                         SCHEDULED
               MORTGAGE LOAN                         GRACE PERIOD     MATURITY
LOAN NUMBER      (YES/NO)?          LOAN TYPE      (DAYS) (NOTE 5)    DATE/ARD
-------------------------------------------------------------------------------

      83            Yes        Partial IO/Balloon        0           07/11/15
      86            Yes              Balloon             0           08/11/15
      87            Yes        Partial IO/Balloon        0           06/11/15
      88            Yes              Balloon             0           07/11/15
      89            Yes        Partial IO/Balloon        0           06/11/15
      91            Yes              Balloon             0           06/11/12
-------------------------------------------------------------------------------

      93            Yes        Partial IO/Balloon        0           07/11/15
      94            Yes        Partial IO/Balloon        0           07/11/15
-------------------------------------------------------------------------------
      96            Yes           Interest Only          0           07/11/15
      97            Yes              Balloon             0           09/11/15
      98            Yes              Balloon             0           07/11/10
      99            Yes              Balloon             0           05/11/15
     100            Yes              Balloon             0           10/11/15
     101            Yes        Partial IO/Balloon        0           08/11/15
     102            Yes        Partial IO/Balloon        0           07/11/15
     103            Yes        Partial IO/Balloon        0           08/11/15
     104            Yes        Partial IO/Balloon        10          06/01/14
     105            Yes        Partial IO/Balloon        0           08/11/15
     106            Yes              Balloon             0           08/11/15
     108            Yes        Partial IO/Balloon        0           07/11/15
     109            Yes              Balloon             0           09/11/15
     112            Yes              Balloon             0           08/11/15
     113            Yes        Partial IO/Balloon        0           08/11/15
     115            Yes                ARD               0           07/11/35

     116            Yes              Balloon             0           11/11/15
     118            Yes              Balloon             0           02/11/15
     120            Yes              Balloon             0           07/11/15
     121            Yes              Balloon             0           07/11/20
     122            Yes        Partial IO/Balloon        0           09/11/15
     124            Yes              Balloon             0           08/11/15
-------------------------------------------------------------------------------
     126            Yes        Partial IO/Balloon        0           06/11/15
    126a
    126b
    126c
-------------------------------------------------------------------------------
     127            Yes               ARD                0           02/11/35

     132            Yes        Partial IO/Balloon        0           05/11/15
     133            Yes        Partial IO/Balloon        0           08/11/15
     139            Yes              Balloon             0           06/11/15
     143            Yes        Partial IO/Balloon        0           07/11/16
     146            Yes              Balloon             0           10/11/15
     148            Yes        Partial IO/Balloon        0           07/11/15
     149            Yes        Partial IO/Balloon        0           08/11/15
     151            Yes              Balloon             0           08/11/15
     152            Yes              Balloon             0           06/11/15
     153            Yes        Partial IO/Balloon        0           06/11/16
     154            Yes        Partial IO/Balloon        0           07/11/15
     157            Yes              Balloon             0           02/11/15
     158            Yes                ARD               0           08/11/35

     159            Yes              Balloon             0           05/11/15

                                            ORIGINAL TERM  REMAINING TERM
                                             TO MATURITY/   TO MATURITY/    STATED ORIGINAL    STATED REMAINING
             PERIODIC PAYMENT ON FIRST DUE       ARD            ARD        AMORTIZATION TERM  AMORTIZATION TERM    DEFEASANCE
LOAN NUMBER        DATE AFTER CLOSING          (MONTHS)       (MONTHS)          (MONTHS)           (MONTHS)      LOAN (YES/NO)?
-------------------------------------------------------------------------------------------------------------------------------

     83                51,990.00                 120             116              360                360               Yes
     86                64,638.79                 120             117              360                357               Yes
     87                53,198.33                 120             115              360                360               Yes
     88                62,626.26                 120             116              360                356               Yes
     89                47,533.33                 120             115              360                360               Yes
     91                63,092.51                  84              79              360                355               Yes

-------------------------------------------------------------------------------------------------------------------------------

     93                35,318.44                 120             116              360                360               Yes
     94                17,024.77                 120             116              360                360               Yes
-------------------------------------------------------------------------------------------------------------------------------
     96                48,216.67                 120             116         Interest Only      Interest Only          Yes
     97                59,306.11                 120             118              360                358               Yes
     98                73,137.65                  60              56              240                236               Yes
     99                60,351.24                 120             114              360                354                No
     100               62,907.65                 120             119              300                299               Yes
     101               44,461.67                 120             117              360                360               Yes
     102               45,109.50                 120             116              360                360               Yes
     103               45,804.67                 120             117              360                360               Yes
     104               43,083.33                 108             103              360                360               Yes
     105               40,416.67                 120             117              360                360               Yes
     106               58,866.49                 120             117              360                357               Yes
     108               42,981.25                 120             116              360                360               Yes
     109               60,203.00                 120             118              300                298               Yes
     112               50,650.26                 120             117              360                357               Yes
     113               39,675.83                 120             117              360                360               Yes
     115               51,247.73                 120             116              360                356               Yes
     116               63,201.19                 120             120              240                240               Yes
     118               53,687.04                 120             111              360                351               Yes
     120               50,177.75                 120             116              360                356               Yes
     121               56,066.19                 180             176              300                296               Yes
     122               38,550.00                 120             118              360                360               Yes
     124               49,837.78                 120             117              360                357               Yes
-------------------------------------------------------------------------------------------------------------------------------
     126               40,588.88                 120             115              360                360               Yes
    126a
    126b
    126c
-------------------------------------------------------------------------------------------------------------------------------
     127               51,327.11                 120             111              360                351               Yes
     132               39,201.67                 120             114              360                360               Yes
     133               36,479.17                 120             117              360                360               Yes
     139               43,917.04                 120             115              360                355               Yes
     143               35,150.00                 133             128              360                360                No
     146               44,068.67                 120             119              300                299               Yes
     148               30,490.83                 120             116              360                360               Yes
     149               28,291.67                 120             117              360                360               Yes
     151               40,672.40                 120             117              360                357               Yes
     152               44,461.44                 120             115              300                295               Yes
     153               31,567.50                 132             127              360                360               Yes
     154               30,073.00                 120             116              360                360               Yes
     157               39,037.37                 120             111              360                351               Yes
     158               36,873.25                 120             117              360                357                No
     159               38,138.13                 120             114              360                354               Yes

                                        PROPERTY                              ESCROWED     ESCROWED  ESCROWED REPLACEMENT
             BORROWER'S                   SIZE                               ANNUAL REAL    ANNUAL     RESERVES INITIAL
LOAN NUMBER   INTEREST   PROPERTY SIZE    TYPE        LOCKBOX (YES/NO)?     ESTATE TAXES  INSURANCE         DEPOSIT
-------------------------------------------------------------------------------------------------------------------------

     83      Fee Simple     106,688        SF     Springing Hard               276,299           0                0
     86      Fee Simple     101,360        SF     None                         349,865           0                0
     87      Fee Simple     146,052        SF     None                         103,668      38,892                0
     88      Fee Simple      69,256        SF     None                         124,738      10,683                0
     89      Fee Simple      47,162        SF     None                          29,159      20,188                0
     91      Fee Simple     251,227        SF     In-Place Hard, Springing     128,203      83,921                0
                                                  Cash Management
-------------------------------------------------------------------------------------------------------------------------

     93      Fee Simple      72,938        SF     None                         193,773      23,007                0
     94      Fee Simple      41,086        SF     None                          75,256      10,890                0
-------------------------------------------------------------------------------------------------------------------------
     96      Fee Simple         288       Units   None                         141,489           0                0
     97      Fee Simple     215,417        SF     Springing Hard               115,789      37,679                0
     98      Fee Simple         131       Rooms   None                         176,800           0                0
     99      Fee Simple      98,580        SF     None                         260,182           0                0
     100     Fee Simple         114       Rooms   None                          86,070      35,176                0
     101     Fee Simple      63,247        SF     Springing Hard               102,081      33,932                0
     102     Fee Simple      66,224        SF     None                          94,840      12,136                0
     103     Fee Simple      98,727        SF     None                         127,273      20,295                0
     104     Fee Simple     151,000        SF     Springing Hard               179,071           0                0
     105     Fee Simple         151       Units   None                          88,443      46,087                0
     106     Fee Simple     188,926        SF     None                         212,551      17,098                0
     108     Fee Simple      80,000        SF     Springing Hard                     0           0                0
     109     Fee Simple          46       Rooms   Springing Hard               145,019      34,864                0
     112     Fee Simple      67,933        SF     None                               0           0                0
     113     Fee Simple      38,893        SF     None                          89,485       8,800                0
     115     Fee Simple     102,910        SF     Springing Hard               127,086      30,615                0
     116     Fee Simple          90       Rooms   None                          89,851           0                0
     118     Fee Simple     221,643        SF     In-Place Hard                      0           0                0
     120     Fee Simple      85,030        SF     None                         106,000      26,470                0
     121     Fee Simple      66,561        SF     Springing Soft                99,671       6,827                0
     122     Fee Simple      92,667        SF     In-Place Hard                     87       8,763                0
     124     Fee Simple     151,779        SF     None                         139,251      33,570                0
-------------------------------------------------------------------------------------------------------------------------
     126     Fee Simple     190,171        SF     In-Place Hard                    Yes           0                0
    126a     Fee Simple      67,002        SF
    126b     Fee Simple      54,444        SF
    126c     Fee Simple      68,725        SF
-------------------------------------------------------------------------------------------------------------------------
     127     Fee Simple     193,590        SF     In-Place Hard                      0           0                0
     132     Fee Simple      87,672        SF     In-Place Hard                145,449      10,826          100,000
     133     Leasehold       79,302        SF     None                         125,984      13,570                0
     139     Fee Simple      55,600        SF     None                               0           0                0
     143     Fee Simple      70,000        SF     Springing Hard                     0           0                0
     146     Fee Simple          78       Rooms   None                          47,234      20,447                0
     148     Fee Simple      58,020        SF     None                         123,046      21,096                0
     149     Fee Simple          82       Units   None                          56,388      21,681                0
     151     Fee Simple      24,604        SF     Springing Hard               118,574       9,855                0
     152     Fee Simple          91       Rooms   Springing Hard                78,098      18,460                0
     153     Fee Simple      61,122        SF     Springing Hard                65,341      19,728                0
     154     Fee Simple      45,128        SF     None                          76,761       9,770                0
     157     Fee Simple      90,000        SF     Springing Hard               110,627      15,600                0
     158     Leasehold       48,360        SF     Springing Hard               136,824       8,907                0
     159     Fee Simple      57,760        SF     None                         122,572      15,686                0

                                                          ESCROWED TI/LC
                    ESCROWED REPLACEMENT RESERVES        RESERVES INITIAL
LOAN NUMBER             CURRENT ANNUAL DEPOSIT                DEPOSIT      ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT
-------------------------------------------------------------------------------------------------------------------------

     83                                               0                0                                                0
     86                                          17,231                0                                                0
     87                                          26,289   50,000.00 (LOC)                                               0
     88                                           6,926                0                                                0
     89                                               0          100,000                                           47,162
     91                                       25,123.00           50,000       25,000 (7/11/05-6/11/06), 50,000 (7/11/06-
                                                                                                                 6/11/08)
-------------------------------------------------------------------------------------------------------------------------

     93                                          14,588                0                                           65,646
     94                                           8,312                0                                           37,402
-------------------------------------------------------------------------------------------------------------------------
     96                                               0              NAP                                              NAP
     97                                          33,860                0                                          112,866
     98            $142,035 for the first 12 mos; 4% of              NAP                                              NAP
                              Gross Revenues thereafter
     99                                          90,694                0                                           14,787
     100                           4% of Gross Revenues              NAP                                              NAP
     101                                              0                0                                                0
     102                                         12,964          760,000                                           97,230
     103                                         11,103              NAP                                              NAP
     104                                         15,100                0                                                0
     105                                         37,750              NAP                                              NAP
     106                                         18,989                0                                           56,546
     108                                         12,000                0                                           35,300
     109         $85,478.40 for the first 12 mos; 4% of              NAP                                              NAP
                              Gross Revenues thereafter
     112                                         10,190                0                                                0
     113                                          4,672                0                                           20,600
     115                                         21,611                0                                                0
     116     $117,920.04 for the first 12 months; 4% of              NAP                                              NAP
                              Gross Revenues thereafter
     118                                         28,814                0                                           42,112
     120                                         21,258                0                                           56,120
     121                                         20,634                0                                           99,842
     122                                          9,267           50,000                                           48,187
     124                                         44,016                0                                           75,000
-------------------------------------------------------------------------------------------------------------------------
     126                                         38,040                0                                          174,828
    126a
    126b
    126c
-------------------------------------------------------------------------------------------------------------------------
     127                                         29,040                0                                           34,848
     132                                              0          500,000                                                0
     133                                         26,964                0                                           88,740
     139                                              0                0                                                0
     143                                              0                0                  0 ($36,917 from 1/11/10-7/11/16)
     146                           4% of Gross Revenues              NAP                                              NAP
     148                                         11,604                0                                           87,030
     149                                         22,878              NAP                                              NAP
     151                                          3,691                0                                                0
     152                                        100,555              NAP                                              NAP
     153                                          9,168                0                                                0
     154                                          8,876                0                                           64,348
     157                                          9,000                0                                                0
     158                                          7,254                0                                                0
     159                                         10,397                0                                           78,554

             INITIAL DEFERRED     INITIAL
                MAINTENANCE    ENVIRONMENTAL                                                                   ENVIRONMENTAL
LOAN NUMBER       DEPOSIT         DEPOSIT     HOLDBACK RESERVE                    LOC                        INSURANCE POLICY
---------------------------------------------------------------------------------------------------------------------------------

     83                 0               0
     86                 0               0                       Yes, $1,000,000 LOC for Tenant holdback
     87             5,000         825,000                       Yes, $50,000 LOC for TI/LC
     88                 0               0
     89                 0               0         1,225,000
     91            21,980               0

---------------------------------------------------------------------------------------------------------------------------------

     93            25,000               0           100,000
     94                 0               0
---------------------------------------------------------------------------------------------------------------------------------
     96           699,257               0
     97            31,250               0
     98                 0               0

     99            17,025               0           550,000
     100            7,375               0
     101           71,500               0
     102            6,250               0
     103                0               0
     104                0               0
     105            1,875               0
     106                0               0
     108                0               0
     109            7,438               0

     112                0               0                                                                Yes, Underground Storage
     113           39,325               0         1,150,000                                              Tank Liability provided
     115          739,444               0                                                                by Giant for fuel
     116           31,250               0                                                                station

     118           36,875               0
     120           44,912               0
     121           60,556
     122                0               0
     124                0               0
---------------------------------------------------------------------------------------------------------------------------------
     126           63,820                           828,000
    126a
    126b
    126c
---------------------------------------------------------------------------------------------------------------------------------
     127                0               0
     132           16,144               0
     133            8,063                            75,000
     139                0               0                                                                                       z
     143                0               0
     146                0               0
     148                0               0
     149                0               0
     151                0               0
     152                0               0
     153                0               0
     154                0               0
     157          121,188               0
     158                0               0
     159                0

 LOAN   MORTGAGE LOAN  LOAN GROUP
NUMBER      SELLER       NUMBER                LOAN / PROPERTY NAME                            PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------------

  160         CGM           1      Windwood Centre                           780 Lynnhaven Parkway
  162         CGM           1      Atrium at Willowchase                     8203 Willow Place Drive South
  163         CGM           1      Sprouts Farmers Market & 99 Cent Store    8375 West Thunderbird Road
  164         CGM           1      Circuit City - Manchester, CT             230 Hale Road
  165         CGM           1      Springhill Suites - Concord, NC           7811 Gateway Lane
  166         CGM           1      1 & 5 Forbes Road                         1 & 5 Forbes Road
  167         CGM           1      Summit Centre                             9691 and 9611 Trailwood Drive
  169         CGM           1      Gwynedd Corporate Ctr 1180                1180 Welsh Road
  172         CGM           1      Fresenius Medical Distribution Center     750 North Lallendorf Road
  174         CGM           1      2150 Joshua Path                          2150 Joshua's Path
  176         CGM           1      Donato at Wall                            1800 Route 34
  178         CGM           1      Cheyenne Crossing                         3250 North Tenaya Way
  179         CGM           1      Top Foods - Yakima, WA                    2203 South First Street
  181         CGM           2      Georgetown Apartments                     1476 Orange Grove Road
  183         CGM           1      Sannuti Portfolio                         963 Street Road, 44, 78 & 80 Second Street Pike
  184         CGM           1      Builders FirstSource                      180 Hobart Road
  186         CGM           1      Burlington Self Storage of W. Palm Beach  411 & 422 7th Street
  187         CGM           1      Centennial Block Building                 210-218 South West Morrison Street
  190         CGM           1      Hobby Lobby Center                        4427 13th Avenue Southwest
  191         CGM           1      Sonora Crossroads                         1191-1281 Sanguinetti Road
  194         CGM           1      Kirkwood Business Park                    2101, 2103, & 2105 Northeast 129th Street
  196         CGM           1      Buffalo's Cafe & Lane Furniture           10062 & 10082 West Flamingo Road
  197         CGM           1      Candlewood Suites - Syracuse, NY          6550 Baptist Way
  200         CGM           1      Centennial Center                         8880 South Howell Avenue
  201         CGM           2      Grand Meadow                              821 17th Avenue
  202         CGM           1      One Appleton Street                       One Appleton Street
  203         CGM           1      Eckerds - Reidsville, NC                  1703 Freeway Drive
  210         CGM           1      Fortunoff Southampton                     10 Montauk Highway
  211         CGM           1      Circuit City - Muncy, PA                  495 Lycoming Mall Circle
  213         CGM           1      One South Greeley Avenue                  One South Greeley Avenue
  215         CGM           1      CVS - Flowood, MS                         4899 Lakeland Drive
  224         CGM           1      Gillespie Field Business Park-Lot 12      1965 Gillespie Way

 LOAN
NUMBER        CITY       STATE  ZIP CODE         COUNTY
-------------------------------------------------------------

  160   Virginia Beach     VA     23452   Virginia Beach City
  162   Houston            TX     77070   Harris
  163   Peoria             AZ     85381   Maricopa
  164   Manchester         CT     06042   Hartford
  165   Concord            NC     28027   Cabarrus
  166   Lexington          MA     02421   Middlesex
  167   Las Vegas          NV     89134   Clark
  169   North Wales        PA     19454   Montgomery
  172   Oregon             OH     43616   Lucas
  174   Hauppauge          NY     11788   Suffolk
  176   Wall               NJ     07719   Monmouth
  178   Las Vegas          NV     89129   Clark
  179   Yakima             WA     98903   Yakima
  181   Charleston         SC     29407   Charleston
  183   Southampton        PA     18966   Bucks
  184   Blythewood         SC     29016   Richland
  186   West Palm Beach    FL     33401   Palm Beach
  187   Portland           OR     97204   Multnomah
  190   Fargo              ND     58103   Cass
  191   Sonora             CA     95370   Tuolumne
  194   Vancouver          WA     98686   Clark
  196   Las Vegas          NV     89147   Clark
  197   East Syracuse      NY     13057   Onondaga
  200   Oak Creek          WI     53154   Milwaukee
  201   Longmont           CO     80501   Boulder
  202   Boston             MA     02116   Suffolk
  203   Reidsville         NC     27320   Rockingham
  210   Southampton        NY     11968   Suffolk
  211   Muncy              PA     17756   Lycoming
  213   Chappaqua          NY     10514   Westchester
  215   Flowood            MS     39232   Rankin
  224   El Cajon           CA     92020   San Diego

 LOAN   CUT-OFF DATE PRINCIPAL   CROSS COLLATERALIZED  MORTGAGE  MASTER SERVICING   ARD LOAN
NUMBER          BALANCE         (MORTGAGE LOAN GROUP)    RATE        FEE RATE      (YES/NO)?     ARD
------------------------------------------------------------------------------------------------------

  160        6,400,000.00                  No           5.3000%       0.0500%         No
  162        6,200,000.00                  No           5.2500%       0.0300%         No
  163        6,200,000.00                  No           5.5000%       0.0600%         No
  164        6,096,730.52                  No           5.3450%       0.0300%         Yes     05/11/15
  165        6,096,196.63                  No           5.3600%       0.0300%         No
  166        6,000,000.00                  No           5.2700%       0.0300%         No
  167        6,000,000.00                  No           5.2110%       0.0300%         Yes     11/11/15
  169        5,969,958.53                  No           5.5500%       0.0300%         No
  172        5,870,000.00                  No           5.7600%       0.0300%         Yes     05/11/15

  174        5,726,190.71                  No           5.2900%       0.0700%         No
  176        5,576,811.84                  No           5.2900%       0.0300%         No
  178        5,500,000.00                  No           5.0600%       0.0500%         No
  179        5,500,000.00                  No           5.4700%       0.0900%         No
  181        5,280,000.00                  No           5.2600%       0.0300%         No
  183        5,235,189.62                  No           6.1100%       0.0300%         No
  184        5,205,061.62                  No           5.4740%       0.0300%         No
  186        5,040,000.00                  No           5.4500%       0.0300%         No
  187        4,900,000.00                  No           5.3300%       0.0900%         No
  190        4,740,000.00                  No           5.3600%       0.0300%         No
  191        4,707,000.00                  No           5.2900%       0.0300%         No
  194        4,425,000.00                  No           5.5500%       0.0900%         No
  196        4,380,764.13                  No           5.0470%       0.0300%         No
  197        4,163,551.60                  No           6.5600%       0.0300%         No
  200        3,600,000.00                  No           5.0700%       0.0300%         No
  201        3,440,000.00                  No           5.4000%       0.0300%         No
  202        3,389,053.04                  No           5.1700%       0.0300%         No
  203        3,361,244.86                  No           5.3600%       0.0500%         No
  210        2,990,922.26                  No           5.4500%       0.0300%         No
  211        2,941,535.83                  No           5.3450%       0.0300%         Yes     05/11/15
  213        2,911,044.93                  No           5.3900%       0.0900%         No
  215        2,793,619.25                  No           4.9800%       0.0600%         No
  224        1,392,303.65                  No           5.1200%       0.0300%         No

                                            INTEREST RESERVE                                           SCHEDULED
 LOAN                                         MORTGAGE LOAN                       GRACE PERIOD (DAYS)   MATURITY
NUMBER  ADDITIONAL INTEREST RATE AFTER ARD     (YES/NO)?           LOAN TYPE           (NOTE 5)         DATE/ARD
----------------------------------------------------------------------------------------------------------------

  160                                              Yes        Partial IO/Balloon          0             07/11/15
  162                                              Yes        Partial IO/Balloon          0             06/11/15
  163                                              Yes        Partial IO/Balloon          0             05/11/15
  164   2% plus Initial Interest Rate              Yes                ARD                 0             05/11/35
  165                                              Yes              Balloon               0             10/11/15
  166                                              Yes        Partial IO/Balloon          0             06/11/15
  167   2% plus Initial Interest Rate              Yes                ARD                 0             11/11/35
  169                                              Yes              Balloon               0             06/11/15
  172   The greater of (i) 7.76%, and (ii)         Yes          Partial IO/ARD            0             05/11/35
        3% plus annualized US Treasury
        yield
  174                                              Yes              Balloon               0             07/11/15
  176                                              Yes              Balloon               0             07/11/15
  178                                              Yes        Partial IO/Balloon          0             06/11/15
  179                                              Yes        Partial IO/Balloon          0             06/11/15
  181                                              Yes           Interest Only            0             07/11/15
  183                                              Yes              Balloon               0             08/11/15
  184                                              Yes              Balloon               0             10/11/15
  186                                              Yes        Partial IO/Balloon          0             05/11/10
  187                                              Yes        Partial IO/Balloon          0             07/11/15
  190                                              Yes        Partial IO/Balloon          0             05/11/15
  191                                              Yes        Partial IO/Balloon          0             07/11/15
  194                                              Yes        Partial IO/Balloon          0             07/11/15
  196                                              Yes              Balloon               0             07/11/15
  197                                              Yes              Balloon               0             04/11/15
  200                                              Yes        Partial IO/Balloon          0             08/11/15
  201                                              Yes        Partial IO/Balloon          0             05/11/15
  202                                              Yes              Balloon               0             08/11/15
  203                                              Yes              Balloon               0             07/11/15
  210                                              Yes              Balloon               0             08/11/15
  211   2% plus Initial Interest Rate              Yes                ARD                 0             05/11/35
  213                                              Yes              Balloon               0             08/11/15
  215                                              Yes              Balloon               0             09/11/15
  224                                              Yes              Balloon               0             06/11/15

                                            ORIGINAL TERM  REMAINING/TERM
                                             TO MATURITY/   TO MATURITY/    STATED ORIGINAL    STATED REMAINING
             PERIODIC PAYMENT ON FIRST DUE       ARD            ARD        AMORTIZATION TEAM  AMORTIZATION TEAM    DEFEASANCE
LOAN NUMBER        DATE AFTER CLOSING          (MONTHS)       (MONTHS)          (MONTHS)           (MONTHS)      LOAN (YES/NO)?
-------------------------------------------------------------------------------------------------------------------------------

  160                  28,266.67                 120            116               360                360              Yes
  162                  27,125.00                 120            115               360                360              Yes
  163                  28,416.67                 120            114               360                360               No
  164                  34,239.58                 120            114               360                354               No
  165                  36,981.34                 120            119               300                299              Yes
  166                  26,350.00                 120            115               360                360              Yes
  167                  32,987.44                 120            120               360                360              Yes
  169                  34,255.80                 120            115               360                355              Yes
  172                  28,176.00                 120            114               360                360              Yes
  174                  31,894.32                 120            116               360                356              Yes
  176                  31,062.29                 120            116               360                356              Yes
  178                  23,191.67                 120            115               360                360               No
  179                  25,070.83                 120            115               360                360              Yes
  181                  23,144.00                 120            116          Interest Only      Interest Only         Yes
  183                  32,236.45                 120            117               348                345              Yes
  184                  29,496.87                 120            119               360                359              Yes
  186                  22,890.00                  60            54                360                360              Yes
  187                  21,764.17                 120            116               360                360              Yes
  190                  21,172.00                 120            114               360                360              Yes
  191                  20,750.03                 120            116               360                360              Yes
  194                  20,465.63                 120            116               360                360              Yes
  196                  23,746.70                 120            116               360                356              Yes
  197                  28,516.37                 120            113               300                293              Yes
  200                  15,210.00                 120            117               360                360              Yes
  201                  15,480.00                 120            114               360                360              Yes
  202                  18,606.81                 120            117               360                357              Yes
  203                  18,867.48                 120            116               360                356              Yes
  210                  16,939.68                 120            117               360                357              Yes
  211                  16,519.83                 120            114               360                354               No
  213                  16,378.48                 120            117               360                357              Yes
  215                  14,996.80                 120            118               360                358              Yes
  224                   7,618.51                 120            115               360                355              Yes

                                         PROPERTY                                   ESCROWED     ESCROWED  ESCROWED REPLACEMENT
             BORROWER'S                    SIZE                                    ANNUAL REAL    ANNUAL     RESERVES INITIAL
LOAN NUMBER   INTEREST   PROPERTY SIZE     TYPE          LOCKBOX (YES/NO)?        ESTATE TAXES  INSURANCE         DEPOSIT
-------------------------------------------------------------------------------------------------------------------------------

  160        Fee Simple         79,182      SF     None                                 90,484     17,185                     0
  162        Fee Simple         75,015      SF     None                                101,728     25,971                     0
  163        Fee Simple         55,646      SF     Springing Hard                       95,943     12,394                     0
  164        Fee Simple         42,600      SF     Springing Hard                            0      4,276                     0
  165        Fee Simple             95     Rooms   None                                 63,369     20,447                     0
  166        Fee Simple         55,240      SF     Springing Hard                      177,297     11,250                     0
  167        Fee Simple         12,604      SF     Springing Hard                          Yes        Yes                     0
  169        Fee Simple         42,594      SF     None                                 86,970     10,619                     0
  172        Fee Simple        150,000      SF     In-Place Hard                             0          0                     0
  174        Fee Simple         43,797      SF     None                                129,318     14,174                     0
  176        Fee Simple         51,500      SF     Springing Soft                       79,661     19,670                     0
  178        Fee Simple         23,100      SF     None                                 25,661      9,088                     0
  179        Fee Simple         63,118      SF     None                                      0          0                     0
  181        Fee Simple            160     Units   None                                 81,629          0                     0
  183        Fee Simple         52,706      SF     In-Place Hard                        68,647     24,424                     0
  184        Fee Simple        105,700      SF     None                                      0          0                     0
  186        Fee Simple         63,492      SF     None                                112,965     31,552                     0
  187        Fee Simple         43,926      SF     Springing Hard                       70,956     18,405                     0
  190        Fee Simple         90,525      SF     Springing Hard                      129,841          0                     0
  191        Fee Simple         20,419      SF     None                                 36,797      6,065                     0
  194        Fee Simple         33,031      SF     None                                 54,523      9,844                     0
  196        Fee Simple         20,649      SF     Springing Hard                       32,490      3,070                     0
  197        Fee Simple             92     Rooms   In Place Soft, Springing Hard       130,608          0               260,000
  200        Fee Simple         20,605      SF     None                                 59,745      4,353                     0
  201        Fee Simple            104     Pads    None                                 11,296      5,875                10,000
  202        Fee Simple         32,079      SF     None                                122,147          0                     0
  203        Fee Simple         13,813      SF     None                                      0          0                     0
  210        Fee Simple          6,000      SF     Springing Hard                        6,856      3,861                     0
  211        Fee Simple         18,980      SF     Springing Hard                            0      1,351                     0
  213        Fee Simple         12,626      SF     None                                 85,380      6,954                     0
  215        Fee Simple         13,813      SF     None                                      0          0                     0
  224        Leasehold          17,580      SF     Springing Hard                       21,106          0                     0

                                               ESCROWED TI/LC    ESCROWED TI/LC   INITIAL DEFERRED
              ESCROWED REPLACEMENT RESERVES   RESERVES INITIAL  RESERVES CURRENT     MAINTENANCE
LOAN NUMBER       CURRENT ANNUAL DEPOSIT           DEPOSIT        ANNUAL DEPOSIT      DEPOSIT
--------------------------------------------------------------------------------------------------

  160                                 15,836                 0            79,182               913
  162                                 14,792           175,000                 0            55,625
  163                                  8,347                 0                 0                 0
  164                                      0                 0                 0                 0
  165                   4% of Gross Revenues               NAP               NAP             2,500
  166                                  8,286                 0            80,666                 0
  167                                  1,891                 0            10,713                 0
  169                                  8,519           100,000            42,594                 0
  172        0 ($15,000 from 6/11/10-5/11/15)                0                 0           169,875
  174                                  8,759                 0            43,798                 0
  176                                  7,725                 0            33,990                 0
  178                                  4,851                 0            11,667                 0
  179                                      0                 0                 0                 0
  181                                      0               NAP               NAP           395,494
  183                                 10,541                 0            46,986            62,000
  184                                 10,570                 0            19,823                 0
  186                                  6,349               NAP               NAP                 0
  187                                 11,860                 0            50,617                 0
  190                                 16,782                 0            36,210                 0
  191                                  3,063                 0            13,578            42,000
  194                                  6,276                 0            22,500                 0
  196                                  2,100                 0                 0                 0
  197                   4% of Gross Revenues               NAP               NAP            10,656
  200                                  3,091                 0            17,514                 0
  201                                      0               NAP               NAP            20,625
  202                                 10,265           150,000                 0                 0
  203                                      0                 0                 0                 0
  210                                  2,700                 0             7,500             8,750
  211                                      0                 0                 0                 0
  213                                  3,024                 0            13,334            21,500
  215                                      0                 0                 0                 0
  224                                  3,516                 0            10,196                 0

                INITIAL
             ENVIRONMENTAL                           ENVIRONMENTAL
LOAN NUMBER    DEPOSIT      HOLDBACK RESERVE  LOC  INSURANCE POLICY
-------------------------------------------------------------------

  160                    0
  162
  163                    0
  164                    0
  165                    0
  166                    0
  167                    0
  169                    0           235,000
  172                    0
  174                    0           253,000
  176                    0
  178                    0
  179                    0
  181                    0
  183               18,750
  184                    0
  186                1,250
  187                    0
  190                    0
  191                                200,000
  194                    0
  196                    0
  197
  200                    0
  201                    0
  202                    0
  203                    0
  210
  211                    0
  213                    0
  215                    0
  224                    0

 LOAN   MORTGAGE LOAN  LOAN GROUP
NUMBER      SELLER       NUMBER             LOAN / PROPERTY NAME                           PROPERTY ADDRESS
--------------------------------------------------------------------------------------------------------------------------

   1         GACC           1      One Court Square - Citibank              One Court Square
   2         GACC           1      Yahoo! Center                            2401-2525 Colorado Avenue & 2400-2500 Broadway
--------------------------------------------------------------------------------------------------------------------------
   7         GACC           1      Private Mini Self Storage Portfolio      Various
  7a                               Private Mini-League City                 2500 West Main Street
  7b                               Private Mini-West Park                   6040 Westpark Drive
  7c                               Private Mini-Eastlake                    3182 Curlew Road
  7d                               Private Mini-Westbelt                    10515 Southwest Freeway
  7e                               Private Mini-Lancaster                   13401 Lancaster Highway
  7f                               Private Mini-Safe Harbor                 9208 Westmoreland Road
  7g                               Private Mini-Highway 620                 11320 Ranch Road 620 North
  7h                               Private Mini-LaMarque                    4701 Gulf Freeway
  7i                               Private Mini-103rd                       7052 103rd Street
  7j                               Private Mini-Walsingham                  13240 Walsingham Road
  7k                               Private Mini-Melbourne                   376 North Harbor City Boulevard
  7l                               Private Mini-Cutten                      7022 FM 1960 Road West
  7m                               Private Mini-Palm Harbor                 30722 US Highway 19 North
  7n                               Private Mini-Nesbit Ferry                2840 Holcomb Bridge Road
  7o                               Private Mini-Central Expressway          13637 North Central Expressway
  7p                               Private Mini-Mountainbrook               3195 Highway 280 East
  7q                               Private Mini-Castle Hills                1951 Northwest Loop 410
  7r                               Private Mini-Monroe                      1580 North Monroe Street
  7s                               Private Mini-Florida Avenue              9505 North Florida Avenue
  7t                               Private Mini-Wycliffe                    11010 Old Katy Road
  7u                               Private Mini-Elmwood                     1037 Elmwood Avenue
  7v                               Private Mini-Huntsville                  4440 University Drive Northwest
--------------------------------------------------------------------------------------------------------------------------
   8         GACC           1      Cedarbrook Corporate Center Portfolio    3, 6, 8 Cedar Brook Drive & 8 Clarke Drive
  10         GACC           2      Union Square Apartments                  4120 Union Square Boulevard
  11         GACC           1      485 7th Avenue                           485 7th Avenue
--------------------------------------------------------------------------------------------------------------------------
  12         GACC           1      Loews Universal Hotel Portfolio          Various
  12a                              Loews Portofino Bay                      5601 Universal Boulevard
  12b                              Loews Royal Pacific                      6300 Hollywood Way
  12c                              Hard Rock Hotel                          5800 Universal Boulevard
--------------------------------------------------------------------------------------------------------------------------
  13         GACC           1      Quartermaster Plaza Shopping Center      2200-2400 West Oregon Avenue
  16         GACC           1      Fountains at Waterford                   12101 Fountainbrook Boulevard
  18         GACC           1      Marriott Baton Rouge                     5500 Hilton Avenue
  19         GACC           2      The Sanctuary at Highland Oaks (Note 2)  10246 Douglas Oaks Circle
  20         GACC           1      Goodwin Square                           225 Asylum Street
  21         GACC           1      Brooklyn Retail Portfolio II             Various
  29         GACC           1      Tenby Chase                              193 Tenby Chase Drive
  30         GACC           1      1776 Massachusetts Avenue                1776 Massachusetts Avenue, NW
--------------------------------------------------------------------------------------------------------------------------
  31         GACC           1      Northcoast Hotel Portfolio               Various
  31a                              Roosevelt Hotel                          1531 7th Avenue
  31b                              Coast Wenatchee Center                   201 North Wenatchee Avenue
  31c                              Coast Gateway Hotel                      18415 International Boulevard
--------------------------------------------------------------------------------------------------------------------------
  32         GACC           2      Glen Hollow Apartments                   1100 Newportville Road
  34         GACC           2      Central Park East Apartments             15216 Northeast 16th Place
  40         GACC           2      Breakpointe Apartments                   6672-6690 Abrego Road

 LOAN
NUMBER         CITY          STATE   ZIP CODE         COUNTY
-------------------------------------------------------------------

   1    Long Island City       NY      11101   Queens
   2    Santa Monica           CA      90404   Los Angeles
-------------------------------------------------------------------
   7    Various             Various   Various  Various
  7a    League City            TX      77573   Galveston
  7b    Houston                TX      77057   Harris
  7c    Oldsmar                FL      34677   Pinellas
  7d    Houston                TX      77074   Harris
  7e    Pineville              NC      28134   Mecklenburg
  7f    Cornelius              NC      28031   Mecklenburg
  7g    Austin                 TX      78726   Travis
  7h    La Marque              TX      77568   Galveston
  7i    Jacksonville           FL      32210   Duval
  7j    Largo                  FL      33774   Pinellas
  7k    Melbourne              FL      32935   Brevard
  7l    Houston                TX      77069   Harris
  7m    Palm Harbor            FL      34684   Pinellas
  7n    Alpharetta             GA      30022   Fulton
  7o    Dallas                 TX      75243   Dallas
  7p    Birmingham             AL      35243   Jefferson
  7q    San Antonio            TX      78213   Bexar
  7r    Tallahassee            FL      32303   Leon
  7s    Tampa                  FL      33612   Hillsborough
  7t    Houston                TX      77043   Harris
  7u    Columbia               SC      29201   Richland
  7v    Huntsville             AL      35816   Madison
-------------------------------------------------------------------
   8    Cranbury               NJ       8512   Middlesex
  10    Palm Beach Gardens     FL      33410   Palm Beach
  11    New York               NY      10018   New York
-------------------------------------------------------------------
  12    Orlando                FL      32819   Orange
  12a   Orlando                FL      32819   Orange
  12b   Orlando                FL      32819   Orange
  12c   Orlando                FL      32819   Orange
-------------------------------------------------------------------
  13    Philadelphia           PA      19145   Philadelphia
  16    Orlando                FL      32825   Orange
  18    Baton Rouge            LA      70808   East Baton Rouge
  19    Tampa                  FL      33610   Hillsborough
  20    Hartford               CT       6108   Hartford
  21    Brooklyn               NY     Various  Kings
  29    Delran                 NJ       8075   Burlington
  30    Washington             DC      20036   District of Columbia
-------------------------------------------------------------------
  31    Various                WA     Various  Various
  31a   Seattle                WA      98101   King
  31b   Wenatchee              WA      98801   Chelan
  31c   Seatac                 WA      98188   King
-------------------------------------------------------------------
  32    Croydon                PA      19021   Bucks
  34    Bellevue               WA      98007   King
  40    Goleta                 CA      93117   Santa Barbara

                                           CROSS
                                         COLLATER-
                                           ALIZED
 LOAN                                    (MORTGAGE                  MASTER SERVICING   ARD LOAN
NUMBER  CUT-OFF DATE PRINCIPAL BALANCE  LOAN GROUP)  MORTGAGE RATE       FEE RATE     (YES/NO)?     ARD
---------------------------------------------------------------------------------------------------------

   1               290,000,000 (Note 1)      No         4.9050%          0.0300%          Yes    09/01/15
   2                    250,000,000.00       No         5.2740%          0.0300%          No
---------------------------------------------------------------------------------------------------------
   7                     86,265,101.00       No         5.8400%          0.0350%          No
  7a
  7b
  7c
  7d
  7e
  7f
  7g
  7h
  7i
  7j
  7k
  7l
  7m
  7n
  7o
  7p
  7q
  7r
  7s
  7t
  7u
  7v
---------------------------------------------------------------------------------------------------------
   8                     65,000,000.00       No         5.1620%          0.0300%          No
  10                     58,000,000.00       No         5.9800%          0.0300%          No
  11                     57,000,000.00       No         5.2370%          0.0300%          No
---------------------------------------------------------------------------------------------------------
  12                     55,000,000.00       No         4.7250%          0.0200%          No
  12a
  12b
  12c
---------------------------------------------------------------------------------------------------------
  13                     43,600,000.00       No         5.2900%          0.0300%          No
  16                     39,500,000.00       No         5.4400%          0.0300%          No
  18                     36,500,000.00       No         5.7350%          0.0300%          No
  19                     35,300,000.00       No         5.0250%          0.0300%          No
  20                     33,000,000.00       No         5.4250%          0.0300%          No
  21                     32,468,396.06       No         5.3700%          0.0300%          No
  29                     28,500,000.00       No         5.5050%          0.0300%          No
  30                     28,000,000.00       No         5.3500%          0.0300%          No
---------------------------------------------------------------------------------------------------------
  31                     27,500,000.00       No         5.7410%          0.0300%          No
  31a
  31b
  31c
---------------------------------------------------------------------------------------------------------
  32                     26,320,000.00       No         5.3550%          0.0300%          No
  34                     25,500,000.00       No         5.3240%          0.0300%          No
  40                     21,000,000.00       No         5.2900%          0.0300%          No

                                                   INTEREST
                                                   RESERVE
                                                   MORTGAGE
 LOAN                                                LOAN                          GRACE PERIOD       SCHEDULED
NUMBER     ADDITIONAL INTEREST RATE AFTER ARD     (YES/NO)?      LOAN TYPE       (DAYS) (NOTE 5)  MATURITY DATE/ARD
-------------------------------------------------------------------------------------------------------------------

   1    Greater of 2% plus Rate or Treasury Rate     Yes      Interest Only/ARD         5             05/01/20
   2                                                 Yes        Interest Only           0             10/01/15
-------------------------------------------------------------------------------------------------------------------
   7                                                 Yes     Partial IO/Balloon         5             08/01/15
  7a
  7b
  7c
  7d
  7e
  7f
  7g
  7h
  7i
  7j
  7k
  7l
  7m
  7n
  7o
  7p
  7q
  7r
  7s
  7t
  7u
  7v
-------------------------------------------------------------------------------------------------------------------
   8                                                 Yes     Partial IO/Balloon         5             10/01/15
  10                                                 Yes        Interest Only           5             11/01/10
  11                                                 Yes     Partial IO/Balloon         5             09/01/15
-------------------------------------------------------------------------------------------------------------------
  12                                                 Yes        Interest Only           5             07/01/15
  12a
  12b
  12c
-------------------------------------------------------------------------------------------------------------------
  13                                                 Yes     Partial IO/Balloon         5             10/01/15
  16                                                 Yes        Interest Only           5             10/01/10
  18                                                 Yes           Balloon              5             11/01/15
  19                                                 Yes     Partial IO/Balloon         5             08/01/15
  20                                                 Yes        Interest Only           5             10/01/10
  21                                                 Yes           Balloon              5             10/01/15
  29                                                 Yes     Partial IO/Balloon         5             09/01/10
  30                                                 Yes     Partial IO/Balloon         5             08/01/15
-------------------------------------------------------------------------------------------------------------------
  31                                                 Yes           Balloon              5             11/01/15
  31a
  31b
  31c
-------------------------------------------------------------------------------------------------------------------
  32                                                 Yes     Partial IO/Balloon         5             11/01/15
  34                                                 Yes     Partial IO/Balloon         5             10/01/15
  40                                                 Yes     Partial IO/Balloon         5             09/01/10

                                    ORIGINAL    REMAINING
                                     TERM TO     TERM TO
                                   MATURITY /  MATURITY /   STATED ORIGINAL   STATED REMAINING   DEFEASANCE
 LOAN   PERIODIC PAYMENT ON FIRST      ARD         ARD     AMORTIZATION TERM  AMORTIZATION TERM     LOAN
NUMBER    DUE DATE AFTER CLOSING    (MONTHS)    (MONTHS)       (MONTHS)           (MONTHS)        (YES/NO)?
-------------------------------------------------------------------------------------------------------------

   1        1,185,375.00 (Note 1)      120         118       Interest Only      Interest Only        Yes
   2                 1,098,750.00      120         119       Interest Only      Interest Only        Yes
-------------------------------------------------------------------------------------------------------------
   7                   419,823.49      120         117            360                360             Yes
   7a
   7b
   7c
   7d
   7e
   7f
   7g
   7h
   7i
   7j
   7k
   7l
   7m
   7n
   7o
   7p
   7q
   7r
   7s
   7t
   7u
   7v
-------------------------------------------------------------------------------------------------------------
   8                   279,608.33      120         119            360                360             Yes
   10                  289,033.33       60          60       Interest Only      Interest Only        No
   11                  248,757.50      120         118            360                360             Yes
-------------------------------------------------------------------------------------------------------------
   12                  216,562.50      120         116       Interest Only      Interest Only        Yes
  12a
  12b
  12c
-------------------------------------------------------------------------------------------------------------
   13                  192,203.33      120         119            360                360             Yes
   16                  179,066.67       60          59       Interest Only      Interest Only        Yes
   18                  212,656.41      120         120            360                360             Yes
   19                  147,818.75      120         117            360                360             Yes
   20                  149,187.50       60          59       Interest Only      Interest Only        Yes
   21                  181,889.36      120         119            360                359             Yes
   29                  130,743.75       60          58            360                360             No
   30                  124,833.33      120         117            360                360             Yes
-------------------------------------------------------------------------------------------------------------
   31                  160,325.34      120         120            360                360             Yes
  31a
  31b
  31c
-------------------------------------------------------------------------------------------------------------
   32                  117,453.00      120         120            360                360             Yes
   34                  113,135.00      120         119            360                360             Yes
   40                   92,575.00       60          58            360                360             Yes

                                                                                                                        ESCROWED
 LOAN              BORROWER'S                          PROPERTY                                  ESCROWED ANNUAL REAL    ANNUAL
NUMBER              INTEREST            PROPERTY SIZE  SIZE TYPE             LOCKBOX (YES/NO)?       ESTATE TAXES      INSURANCE
--------------------------------------------------------------------------------------------------------------------------------

   1             Fee Simple                 1,401,609     SF      In-Place Hard, Springing Cash
                                                                  Management                                        0          0
   2             Fee Simple                 1,076,070     SF      In-Place Hard, Springing Cash
                                                                  Management                                        0          0
--------------------------------------------------------------------------------------------------------------------------------
   7       Fee Simple and Leasehold         1,755,352     SF      In Place Soft, Springing Hard             1,552,000    112,800
   7a            Fee Simple                   241,533     SF
   7b            Fee Simple                    98,326     SF
   7c            Fee Simple                    60,985     SF
   7d            Fee Simple                   156,593     SF
   7e            Fee Simple                    66,558     SF
   7f            Fee Simple                    61,245     SF
   7g            Fee Simple                    76,393     SF
   7h            Fee Simple                   122,145     SF
   7i            Fee Simple                    64,770     SF
   7j            Fee Simple                    61,120     SF
   7k            Fee Simple                    57,410     SF
   7l            Fee Simple                    66,953     SF
   7m            Fee Simple                    63,032     SF
   7n            Fee Simple                    55,942     SF
   7o            Fee Simple                    74,606     SF
   7p            Fee Simple                    64,610     SF
   7q            Fee Simple                    62,366     SF
   7r             Leasehold                    53,555     SF
   7s            Fee Simple                    61,322     SF
   7t            Fee Simple                    62,586     SF
   7u            Fee Simple                    61,335     SF
   7v            Fee Simple                    61,967     SF
--------------------------------------------------------------------------------------------------------------------------------
   8             Fee Simple                   339,428     SF      Springing Hard                              446,104          0
   10            Fee Simple                       542    Units    In Place Soft, Springing Hard               820,200    313,488
   11            Fee Simple                   239,047     SF      Springing Hard                            1,206,564     67,776
--------------------------------------------------------------------------------------------------------------------------------
   12             Leasehold                     2,400    Rooms    Springing Hard                                    0          0
  12a             Leasehold                       750    Rooms
  12b             Leasehold                     1,000    Rooms
  12c             Leasehold                       650    Rooms
--------------------------------------------------------------------------------------------------------------------------------
   13   Fee in Part, Leasehold in Part        191,096     SF      In Place Soft, Springing Hard               426,185          0
   16            Fee Simple                       400    Units    In-Place Hard                               489,924    118,380
   18            Fee Simple                       300    Rooms    In Place Soft, Springing Hard               248,054     49,551
   19            Fee Simple                       456    Units    In Place Soft, Springing Hard               847,273     70,731
   20            Fee Simple                   330,901     SF      None                                      2,217,576     65,004
   21            Fee Simple                   132,131     SF      None                                              0          0
   29            Fee Simple                       327    Units    None                                        450,000    131,772
   30            Fee Simple                    88,200     SF      In Place Soft, Springing Hard               399,368     43,838
--------------------------------------------------------------------------------------------------------------------------------
   31            Fee Simple                       443    Rooms    Springing Hard                              279,017    105,145
  31a            Fee Simple                       151    Rooms
  31b            Fee Simple                       147    Rooms
  31c            Fee Simple                       145    Rooms
--------------------------------------------------------------------------------------------------------------------------------
   32            Fee Simple                       615    Units    None                                        635,772    106,800
   34            Fee Simple                       384    Units    None                                        209,592     75,156
   40            Fee Simple                        96    Units    None                                              0          0

                                              ESCROWED
        ESCROWED REPLACE-                    REPLACEMENT                  ESCROWED TI/LC
 LOAN    MENT RESERVES                    RESERVES CURRENT               RESERVES INITIAL  ESCROWED TI/LC RESERVES CURRENT ANNUAL
NUMBER   INITIAL DEPOSIT                   ANNUAL DEPOSIT                     DEPOSIT                      DEPOSIT
---------------------------------------------------------------------------------------------------------------------------------

   1                    0                                             0                 0                                       0

   2                    0                                             0                 0                                       0
---------------------------------------------------------------------------------------------------------------------------------
   7              187,000                                             0               NAP                                     NAP
   7a
   7b
   7c
   7d
   7e
   7f
   7g
   7h
   7i
   7j
   7k
   7l
   7m
   7n
   7o
   7p
   7q
   7r
   7s
   7t
   7u
   7v
---------------------------------------------------------------------------------------------------------------------------------
   8                    0                                        67,886                 0                                 254,571
   10                   0                                       135,504               NAP                                     NAP
   11              48,000                                             0           180,000                                       0
---------------------------------------------------------------------------------------------------------------------------------
   12                   0                                             0               NAP                                     NAP
  12a
  12b
  12c
---------------------------------------------------------------------------------------------------------------------------------
   13                   0                                        19,116                 0                                       0
   16                   0           80,004 (1-36); 100,008 (thereafter)               NAP                                     NAP
   18                   0             5% of Gross Revenues (years 1-3),               NAP                                     NAP
                                      4% of Gross Revenues (thereafter)
   19                   0  79,800.00 (Yrs. 1-5); 106,200.00 (Yrs. 6-10)               NAP                                     NAP
   20                   0                                        49,632                 0                                 250,008
   21              39,648                                             0            62,112                                       0
   29             620,000                                             0               NAP                                     NAP
   30                   0                                        18,180           100,000                                 104,532
---------------------------------------------------------------------------------------------------------------------------------
   31                   0                                       501,023               NAP                                     NAP
  31a
  31b
  31c
---------------------------------------------------------------------------------------------------------------------------------
   32                   0                                       169,128               NAP                                     NAP
   34                   0                                        96,000               NAP                                     NAP
   40              24,000                                             0               NAP                                     NAP

        INITIAL DEFERRED
 LOAN      MAINTENANCE    INITIAL ENVIRON-                                                        ENVIRONMENTAL INSURANCE
NUMBER       DEPOSIT       MENTAL DEPOSIT   HOLDBACK RESERVE                 LOC                          POLICY
-------------------------------------------------------------------------------------------------------------------------

   1                   0                 0                    Future LOC up to $30,000,000 if
                                                              tenant exercises the right to
                                                              surrender space in September 2013.
   2                   0                 0
-------------------------------------------------------------------------------------------------------------------------
   7                   0                 0
   7a
   7b
   7c
   7d
   7e
   7f
   7g
   7h
   7i
   7j
   7k
   7l
   7m
   7n
   7o
   7p
   7q
   7r
   7s
   7t
   7u
   7v
-------------------------------------------------------------------------------------------------------------------------
   8              21,625                 0
   10                  0                 0
   11             44,315                 0
-------------------------------------------------------------------------------------------------------------------------
   12                  0                 0
  12a
  12b
  12c
-------------------------------------------------------------------------------------------------------------------------
   13                  0                 0           600,000
   16                  0                 0
   18            296,375                 0

   19                  0                 0
   20             12,750                 0
   21             48,750                 0
   29                  0                 0
   30              4,375                 0
-------------------------------------------------------------------------------------------------------------------------
   31                  0                 0
  31a
  31b
  31c
-------------------------------------------------------------------------------------------------------------------------
   32                  0                 0
   34             45,000                 0
   40                  0                 0           550,000

 LOAN   MORTGAGE LOAN  LOAN GROUP
NUMBER      SELLER       NUMBER                  LOAN / PROPERTY NAME                             PROPERTY ADDRESS
---------------------------------------------------------------------------------------------------------------------------

  44         GACC           1      888 Prospect Street                                 888 Prospect Street
  49         GACC           1      Compson Financial Center                            980 North Federal Highway
---------------------------------------------------------------------------------------------------------------------------
  55         GACC           1      338 East 65th Street / 314-26 East 78th Street      Various
  55a                              314-26 East 78th Street                             314-26 East 78th Street
  55b                              338 East 65th Street                                338 East 65th Street
---------------------------------------------------------------------------------------------------------------------------
  56         GACC           1      Hilton Scotts Valley                                6001 La Madrona Drive
  57         GACC           1      Maplewood Park                                      3815 Northeast 4th Street
---------------------------------------------------------------------------------------------------------------------------
  60         GACC           1      413-415 East 70th Street / 507-11 East 73rd Street  Various
  60a                              507-11 East 73rd Street                             507-11 East 73rd Street
  60b                              413-415 East 70th Street                            413-415 East 70th Street
---------------------------------------------------------------------------------------------------------------------------
  63         GACC           1      512 East 80th Street / 1229-1235 1st Avenue         Various
  63a                              1229-1235 1st Avenue                                1229-1235 1st Avenue
  63b                              512 East 80th Street                                512 East 80th Street
---------------------------------------------------------------------------------------------------------------------------
  76         GACC           1      The Atrium at Manalapan                             195 Route 9 South
  79         GACC           1      Turlock Town Center                                 503-795 North Golden State Boulevard
  82         GACC           1      Groton Shopping Center                              646-720 Long Hill Road
  84         GACC           1      3300 Olympic Boulevard                              3300 Olympic Boulevard
  85         GACC           1      Orchard Grove MHP                                   2835 South Wagner Road
  92         GACC           1      Lawrenceville Shopping Center                       3350-3360 Brunswick Pike
  95         GACC           2      Quail Run MHP                                       33099 Willow Lane
  107        GACC           1      MacPhail Crossing                                   540-550 West Macphail Road
  110        GACC           1      Birch Street Promenade                              260-330 West Birch Street
  111        GACC           1      Lowes at Sunrise                                    1300 North Kolb Road
  114        GACC           1      Highland Office Center                              550 Pinetown Road
  117        GACC           1      Sunset Galleria                                     7101-7123 Sunset Boulevard
  119        GACC           1      Landfall Park                                       1981 & 1985 Eastwood Road
  125        GACC           1      Office Depot Plaza                                  401 East 2nd Street
  135        GACC           1      Colts Neck Shopping Center                          24 Route 34
  140        GACC           2      Westbury Apartments                                 9522 Shepton Drive
  144        GACC           1      Independence Village of Petoskey                    965 Hager Drive
  145        GACC           1      Fairmount Seattle Apartments                        1907 1st Avenue
  155        GACC           1      Uptown Self-Storage                                 950 & 1200 Upshur Street Northwest
  156        GACC           1      The Metrocenter                                     49 Court Street
  168        GACC           1      406 1/2 Sunrise Avenue                              406 1/2 Sunrise Avenue
  170        GACC           2      Pratt Place Apartments                              16 & 30 Pratt Place
  171        GACC           1      6000 Uptown Office Building                         6000 Uptown Boulevard NE
  177        GACC           2      Ceder Glen Apartments                               9140 Old Bustleton Avenue
  188        GACC           1      Crown Crenshaw Plaza                                3737 South Crenshaw Boulevard
  189        GACC           1      110 West Birch Street                               110 West Birch Street
  192        GACC           1      433 East 80th Street                                433 East 80th Street
  195        GACC           1      The Entrance at Lakeway                             1008 Ranch Road 620 South
  198        GACC           1      Cook Street Office                                  41865 Boardwalk
  204        GACC           2      The Village at Russellville                         1940 South Elmira Avenue
  212        GACC           2      Fairmount Philadelphia Apartments                   345-357 West Johnson Street
  216        GACC           1      220 East 67th Street                                220 East 67th Street

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE ANNEX A-1 INFORMATION FOR THE ONE COURT
SQUARE - CITIBANK NON-POOLED PORTION, WHICH IS ASSOCIATED WITH THE CLASS OCS CERTIFICATES. THE ONE COURT SQUARE - CITIBANK
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

  1b         GACC          NAP     One Court Square - Citibank (non-pooled portion)

 LOAN
NUMBER        CITY       STATE  ZIP CODE        COUNTY
--------------------------------------------------------------

  44    La Jolla           CA     92037   San Diego
  49    Boca Raton         FL     33432   Palm Beach
--------------------------------------------------------------
  55    New York           NY     10021   New York
  55a   New York           NY     10021   New York
  55b   New York           NY     10021   New York
--------------------------------------------------------------
  56    Scotts Valley      CA     95060   Santa Cruz
  57    Renton             WA     98056   King
--------------------------------------------------------------
  60    New York           NY     10021   New York
  60a   New York           NY     10021   New York
  60b   New York           NY     10021   New York
--------------------------------------------------------------
  63    New York           NY     10021   New York
  63a   New York           NY     10021   New York
  63b   New York           NY     10021   New York
--------------------------------------------------------------
  76    Manalapan          NJ     7726    Monmouth
  79    Turlock            CA     95380   Stanislaus
  82    Groton             CT     6340    New London
  84    Santa Monica       CA     90404   Los Angeles
  85    Ann Arbor          MI     48103   Washtenaw
  92    Lawrenceville      NJ     8648    Mercer
  95    Lenox              MI     48048   Macomb
  107   Bel Air            MD     21014   Harford
  110   Brea               CA     92821   Orange
  111   Tucson             AZ     85715   Pima
  114   Fort Washington    PA     19034   Montgomery
  117   Los Angeles        CA     90046   Los Angeles
  119   Wilmington         NC     28403   New Hanover
  125   Los Angeles        CA     90012   Los Angeles
  135   Colts Neck         NJ     7722    Monmouth
  140   Richmond           VA     23294   Henrico
  144   Petoskey           MI     49770   Emmet
  145   Seattle            WA     98101   King
  155   Washington         DC     20011   District of Columbia
  156   Binghamton         NY     13901   Broome
  168   Roseville          CA     95661   Placer
  170   Revere             MA     2151    Suffolk
  171   Albuquerque        NM     87110   Bernalillo
  177   Philadelphia       PA     19115   Philadelphia
  188   Los Angeles        CA     90016   Los Angeles
  189   Brea               CA     92821   Orange
  192   New York           NY     10021   New York
  195   Lakeway            TX     78734   Travis
  198   Palm Desert        CA     92111   Riverside
  204   Russellville       AR     72802   Pope
  212   Philadelphia       PA     19144   Philadelphia
  216   New York           NY     10021   New York

  1b

                                           CROSS
                                         COLLATER-
                                           ALIZED
 LOAN                                    (MORTGAGE                  MASTER SERVICING   ARD LOAN
NUMBER  CUT-OFF DATE PRINCIPAL BALANCE  LOAN GROUP)  MORTGAGE RATE       FEE RATE     (YES/NO)?     ARD
---------------------------------------------------------------------------------------------------------

  44                     20,000,000.00       No         5.3870%          0.0300%         No
  49                     18,750,000.00       No         5.2800%          0.0300%         No
---------------------------------------------------------------------------------------------------------
  55                     17,540,000.00       No         5.3110%          0.0300%         No
  55a
  55b
---------------------------------------------------------------------------------------------------------
  56                     16,966,694.91       No         5.6900%          0.0300%         No
  57                     16,200,000.00       No         5.1950%          0.0300%         No
---------------------------------------------------------------------------------------------------------
  60                     15,770,000.00       No         5.3110%          0.0300%         No
  60a
  60b
---------------------------------------------------------------------------------------------------------
  63                     15,050,000.00       No         5.3110%          0.0300%         No
  63a
  63b
---------------------------------------------------------------------------------------------------------
  76                     13,000,000.00       No         5.1250%          0.0300%         No
  79                     12,925,000.00       No         5.3700%          0.0300%         No
  82                     12,200,000.00       No         5.3450%          0.0300%         No
  84                     12,000,000.00       No         5.2720%          0.0600%         No
  85                     12,000,000.00       No         5.5050%          0.0300%         No
  92                     11,269,111.33       No         5.4000%          0.0300%         No
  95                     11,200,000.00       No         5.4400%          0.0300%         No
  107                     9,858,542.16       No         5.2400%          0.0300%         No
  110                     9,500,000.00       No         5.0460%          0.0300%         No
  111                     9,500,000.00       No         5.1800%          0.0600%         No
  114                     9,350,000.00       No         5.3300%          0.0300%         No
  117                     9,200,000.00       No         5.0840%          0.0300%         No
  119                     9,161,386.85       No         5.2300%          0.0300%         No
  125                     8,950,000.00       No         5.1900%          0.0300%         No
  135                     8,000,000.00       No         5.3450%          0.0300%         No
  140                     7,584,000.00       No         5.4450%          0.0300%         No
  144                     7,350,000.00       No         6.0720%          0.0300%         No
  145                     7,300,000.00       No         5.0650%          0.0300%         No
  155                     6,800,000.00       No         5.3120%          0.0300%         No
  156                     6,743,044.49       No         5.1300%          0.0300%         No
  168                     6,000,000.00       No         5.4100%          0.0300%         No
  170                     5,900,000.00       No         5.0400%          0.0300%         No
  171                     5,888,000.00       No         5.4110%          0.0300%         No
  177                     5,520,000.00       No         5.0500%          0.0300%         No
  188                     4,900,000.00       No         5.0800%          0.0300%         No
  189                     4,880,000.00       No         5.0320%          0.0300%         No
  192                     4,640,000.00       No         5.3110%          0.0300%         No
  195                     4,400,000.00       No         5.6450%          0.0300%         No
  198                     3,900,000.00       No         4.9800%          0.0300%         No
  204                     3,315,000.00       No         5.0800%          0.0300%         No
  212                     2,916,962.32       No         5.0900%          0.0300%         No
  216                     2,594,430.66       No         5.2750%          0.0300%         No

  1b             25,000,000.00 (Note 3)      No         4.9050%          0.0300%         Yes     09/01/15

                                                   INTEREST
                                                   RESERVE
                                                   MORTGAGE
 LOAN                                                LOAN                          GRACE PERIOD       SCHEDULED
NUMBER     ADDITIONAL INTEREST RATE AFTER ARD     (YES/NO)?      LOAN TYPE       (DAYS) (NOTE 5)  MATURITY DATE/ARD
-------------------------------------------------------------------------------------------------------------------

  44                                                 Yes        Interest Only           5             11/01/15
  49                                                 Yes     Partial IO/Balloon         5             11/01/15
-------------------------------------------------------------------------------------------------------------------
  55                                                 Yes     Partial IO/Balloon         5             10/01/15
  55a
  55b
-------------------------------------------------------------------------------------------------------------------
  56                                                 Yes           Balloon              5             09/01/15
  57                                                 Yes     Partial IO/Balloon         5             08/01/15
-------------------------------------------------------------------------------------------------------------------
  60                                                 Yes     Partial IO/Balloon         5             10/01/15
  60a
  60b
-------------------------------------------------------------------------------------------------------------------
  63                                                 Yes     Partial IO/Balloon         5             10/01/15
  63a
  63b
-------------------------------------------------------------------------------------------------------------------
  76                                                 Yes     Partial IO/Balloon         5             07/01/15
  79                                                 Yes     Partial IO/Balloon         5             11/01/15
  82                                                 Yes     Partial IO/Balloon         5             10/01/15
  84                                                 Yes     Partial IO/Balloon         5             10/01/15
  85                                                 Yes     Partial IO/Balloon         5             09/01/15
  92                                                 Yes           Balloon              5             03/01/15
  95                                                 Yes     Partial IO/Balloon         5             10/01/15
  107                                                Yes           Balloon              5             07/01/15
  110                                                Yes     Partial IO/Balloon         5             10/01/15
  111                                                Yes     Partial IO/Balloon         5             10/01/15
  114                                                Yes     Partial IO/Balloon         5             10/01/15
  117                                                Yes     Partial IO/Balloon         5             10/01/15
  119                                                Yes           Balloon              5             07/01/15
  125                                                Yes     Partial IO/Balloon         5             10/01/15
  135                                                Yes           Balloon              5             11/01/15
  140                                                Yes     Partial IO/Balloon         5             08/01/15
  144                                                Yes           Balloon              5             11/01/15
  145                                                Yes        Interest Only           5             09/01/15
  155                                                Yes     Partial IO/Balloon         5             10/01/15
  156                                                Yes           Balloon              5             10/01/15
  168                                                Yes     Partial IO/Balloon         5             09/01/15
  170                                                Yes     Partial IO/Balloon         5             09/01/15
  171                                                Yes     Partial IO/Balloon         5             08/01/15
  177                                                Yes     Partial IO/Balloon         5             08/01/15
  188                                                Yes     Partial IO/Balloon         5             08/01/15
  189                                                Yes     Partial IO/Balloon         5             10/01/15
  192                                                Yes     Partial IO/Balloon         5             11/01/15
  195                                                Yes           Balloon              5             11/01/15
  198                                                Yes     Partial IO/Balloon         5             09/01/15
  204                                                Yes     Partial IO/Balloon         5             08/01/15
  212                                                Yes           Balloon              5             10/01/15
  216                                                Yes           Balloon              5             09/01/20

  1b    Greater of 2% plus Rate or Treasury Rate     Yes      Interest Only/ARD         5             05/01/20

                                    ORIGINAL    REMAINING
                                     TERM TO     TERM TO
                                   MATURITY /  MATURITY /   STATED ORIGINAL   STATED REMAINING   DEFEASANCE
 LOAN   PERIODIC PAYMENT ON FIRST      ARD         ARD     AMORTIZATION TERM  AMORTIZATION TERM     LOAN
NUMBER    DUE DATE AFTER CLOSING    (MONTHS)    (MONTHS)       (MONTHS)           (MONTHS)        (YES/NO)?
-------------------------------------------------------------------------------------------------------------

  44                    89,783.33      120         120       Interest Only      Interest Only        Yes
  49                    82,500.00      120         120            360                360             Yes
-------------------------------------------------------------------------------------------------------------
  55                    77,629.12      120         119            360                360             Yes
  55a
  55b
-------------------------------------------------------------------------------------------------------------
  56                    98,560.37      120         118            360                358             Yes
  57                    70,132.50      120         117            360                360             Yes
-------------------------------------------------------------------------------------------------------------
  60                    69,795.39      120         119            360                360             Yes
  60a
  60b
-------------------------------------------------------------------------------------------------------------
  63                    66,608.79      120         119            360                360             Yes
  63a
  63b
-------------------------------------------------------------------------------------------------------------
  76                    55,520.83      120         116            360                360             Yes
  79                    57,839.38      120         120            360                360             Yes
  82                    54,340.83      120         119            360                360             Yes
  84                    52,720.00      120         119            360                360             Yes
  85                    55,050.00      120         118            360                360             Yes
  92                    63,340.67      113         112            360                359             Yes
  95                    50,773.33      120         119            360                360             Yes
  107                   54,606.86      120         116            360                356             Yes
  110                   39,947.50      120         119            360                360             Yes
  111                   41,008.33      120         119            360                360             Yes
  114                   41,529.58      120         119            360                360             Yes
  117                   38,977.33      120         119            360                360             Yes
  119                   50,688.83      120         116            360                356             Yes
  125                   38,708.75      120         119            360                360             Yes
  135                   44,648.19      120         120            360                360             Yes
  140                   34,412.40      120         117            360                360             Yes
  144                   47,680.17      120         120            300                300             Yes
  145                   30,812.08      120         118       Interest Only      Interest Only        Yes
  155                   30,101.33      120         119            360                360             Yes
  156                   36,773.64      120         119            360                359             Yes
  168                   27,050.00      120         118            360                360             Yes
  170                   24,780.00      120         118            360                360             Yes
  171                   26,549.97      120         117            360                360             Yes
  177                   23,230.00      120         117            360                360             Yes
  188                   20,743.33      120         117            360                360             Yes
  189                   20,463.47      120         119            360                360             Yes
  192                   20,535.87      120         120            360                360             Yes
  195                   25,384.46      120         120            360                360             Yes
  198                   16,185.00      120         118            360                360             Yes
  204                   14,033.50      120         117            360                360             Yes
  212                   15,836.20      120         119            360                359             Yes
  216                   14,397.58      180         178            360                358             Yes

  1b        1,287,562.50 (Note 3)      120         118       Interest Only      Interest Only        Yes

                                                                                                    ESCROWED
 LOAN   BORROWER'S                  PROPERTY                                 ESCROWED ANNUAL REAL    ANNUAL
NUMBER   INTEREST   PROPERTY SIZE  SIZE TYPE        LOCKBOX (YES/NO)?           ESTATE TAXES       INSURANCE
------------------------------------------------------------------------------------------------------------

  44    Fee Simple         60,921      SF     None                                              0          0
  49    Fee Simple         92,943      SF     None                                        247,024    175,639
------------------------------------------------------------------------------------------------------------
  55    Fee Simple            126    Units    In Place Soft, Springing Hard               432,887     53,646
  55a   Fee Simple             98    Units
  55b   Fee Simple             28    Units
------------------------------------------------------------------------------------------------------------
  56    Fee Simple            177    Rooms    Springing Hard                              135,192     65,136
  57    Fee Simple            399    Units    None                                        200,112     60,588
------------------------------------------------------------------------------------------------------------
  60    Fee Simple            118    Units    In Place Soft, Springing Hard               352,874     50,212
  60a   Fee Simple             90    Units
  60b   Fee Simple             28    Units
------------------------------------------------------------------------------------------------------------
  63    Fee Simple             80    Units    In Place Soft, Springing Hard               405,144     35,770
  63a   Fee Simple             54    Units
  63b   Fee Simple             26    Units
------------------------------------------------------------------------------------------------------------
  76    Fee Simple         82,750      SF     None                                         62,267     31,000
  79    Fee Simple        102,361      SF     None                                        118,152     30,000
  82    Fee Simple        118,843      SF     In Place Soft, Springing Hard               173,172     21,900
  84    Fee Simple         50,000      SF     In-Place Hard                               112,284      2,796
  85    Fee Simple            290     Pads    None                                         99,936     23,844
  92    Fee Simple         73,027      SF     In-Place Hard                                     0          0
  95    Fee Simple            340     Pads    None                                         87,216     35,664
  107   Fee Simple        102,992      SF     Springing Hard                               61,722      8,399
  110   Fee Simple         17,310      SF     None                                        127,908     40,812
  111   Fee Simple        167,200      SF     In-Place Hard                                20,676      1,716
  114   Fee Simple         91,748      SF     None                                        184,402     14,731
  117   Fee Simple         38,193      SF     None                                        108,180     17,113
  119   Fee Simple         53,532      SF     None                                         70,648     15,062
  125   Fee Simple         35,876      SF     In-Place Hard                                82,648      8,280
  135   Fee Simple         39,514      SF     None                                        115,728     36,900
  140   Fee Simple            158    Units    None                                         77,006     21,825
  144   Fee Simple            119    Units    None                                         44,856     79,980
  145   Fee Simple             24    Units    None                                         43,711      9,397
  155   Fee Simple         62,970      SF     None                                         73,879     16,023
  156   Leasehold          89,835      SF     Springing Hard                               48,588     19,536
  168   Fee Simple         45,122      SF     Springing Hard                               32,856     18,672
  170   Fee Simple             72    Units    None                                         48,960     22,872
  171   Fee Simple         65,792      SF     None                                         92,808     10,391
  177   Fee Simple            110    Units    None                                         63,420     27,504
  188   Fee Simple         30,414      SF     Springing Hard                               63,660      5,352
  189   Fee Simple         13,560      SF     None                                         46,908     15,756
  192   Fee Simple             31    Units    In Place Soft, Springing Hard               100,930     13,699
  195   Fee Simple         28,627      SF     None                                         82,833      4,540
  198   Fee Simple         41,009      SF     None                                         54,852      6,312
  204   Fee Simple             96    Units    None                                         19,194      7,491
  212   Fee Simple             67    Units    None                                         31,893     28,802
  216   Fee Simple            114    Units    None                                              0          0

  1b    Fee Simple

                                              ESCROWED
        ESCROWED REPLACE-                    REPLACEMENT              ESCROWED TI/LC
 LOAN    MENT RESERVES                    RESERVES CURRENT           RESERVES INITIAL  ESCROWED TI/LC RESERVES CURRENT ANNUAL
NUMBER   INITIAL DEPOSIT                   ANNUAL DEPOSIT                 DEPOSIT                      DEPOSIT
-----------------------------------------------------------------------------------------------------------------------------

  44                    0                                         0                 0                                       0
  49                    0                                    17,992                 0                                  96,544
-----------------------------------------------------------------------------------------------------------------------------
  55                    0                                    33,000               NAP                                     NAP
  55a
  55b
-----------------------------------------------------------------------------------------------------------------------------
  56                    0                                   226,884               NAP                                     NAP
  57                    0                                    99,756               NAP                                     NAP
-----------------------------------------------------------------------------------------------------------------------------
  60                    0                                    30,000               NAP                                     NAP
  60a
  60b
-----------------------------------------------------------------------------------------------------------------------------
  63                    0                                    21,756               NAP                                     NAP
  63a
  63b
-----------------------------------------------------------------------------------------------------------------------------
  76                    0                                    16,560           766,000                                  62,064
  79                    0                                    20,544                 0                                  82,140
  82                    0                                    23,772                 0                                  63,192
  84                    0                                         0                 0                                       0
  85                    0                                    14,508               NAP                                     NAP
  92                    0                                         0                 0                                       0
  95                    0                                    17,004               NAP                                     NAP
  107                   0                                         0                 0                                       0
  110                   0                                    10,104                 0                                  16,800
  111                   0                                         0                 0                                       0
  114                   0                                    18,612            90,363                                  91,750
  117                   0                                     7,644           130,000                                       0
  119                   0                                    10,716                 0                                  56,592
  125                   0                                     7,200           200,000                                  30,864
  135                   0                                     7,836                 0                                  22,704
  140             395,000                                         0               NAP                                     NAP
  144                   0                                    29,750               NAP                                     NAP
  145                   0                                         0                 0                                  10,380
  155                   0                                    13,466               NAP                                     NAP
  156                   0                                    17,967                 0                                  89,835
  168                   0                                     9,036                 0                                  46,032
  170                   0                                    18,000               NAP                                     NAP
  171                   0                                    13,164           100,000                                  65,796
  177                   0                                    27,504               NAP                                     NAP
  188                   0                                     2,160                 0                                  21,300
  189                   0                                     2,040                 0                                  13,212
  192                   0                                     7,750               NAP                                     NAP
  195                   0                                     5,725                 0                                  20,325
  198              25,000                                         0            75,000                                       0
  204                   0  19,200 (1st 3 years), 24,000 (thereafter)              NAP                                     NAP
  212                   0                                    16,752               NAP                                     NAP
  216                   0                                         0               NAP                                     NAP

  1b

        INITIAL DEFERRED
 LOAN      MAINTENANCE    INITIAL ENVIRON-                         ENVIRONMENTAL INSURANCE
NUMBER       DEPOSIT       MENTAL DEPOSIT   HOLDBACK RESERVE  LOC          POLICY
------------------------------------------------------------------------------------------

  44                   0                 0
  49                   0             3,125
------------------------------------------------------------------------------------------
  55              22,688                 0
  55a
  55b
------------------------------------------------------------------------------------------
  56                   0                 0
  57               6,250                 0
------------------------------------------------------------------------------------------
  60              32,500                 0
  60a
  60b
------------------------------------------------------------------------------------------
  63              19,000                 0
  63a
  63b
------------------------------------------------------------------------------------------
  76                   0                 0
  79               8,750                 0
  82                   0             1,875         1,400,000
  84                   0                 0
  85                   0                 0
  92               6,250                 0
  95                   0                 0
  107                  0                 0
  110                  0                 0
  111                  0                 0
  114            150,000                 0
  117                  0                 0
  119                  0                 0
  125                  0                 0
  135             18,531                 0
  140                  0                 0
  144                  0                 0
  145             12,750                 0
  155                  0                 0           800,000
  156              9,000                 0
  168                  0                 0           550,000
  170              5,688                 0
  171                  0                 0
  177                  0                 0           480,000
  188                  0                 0
  189                  0                 0           300,000
  192             18,750                 0
  195                  0                 0
  198                  0                 0
  204                  0                 0
  212              4,219                 0
  216                  0                 0

  1b

                        LOAN
 LOAN      MORTGAGE     GROUP
NUMBER   LOAN SELLER   NUMBER          LOAN / PROPERTY NAME                    PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------

  6          PMCF         1     Florence Mall                        2028 Florence Mall
 23          PMCF         2     Shelter Cove Apartments              537 Tranquil Court
 35          PMCF         1     Rockaway Center                      Mount Pleasant Avenue
 46          PMCF         1     Bedrosian 1515 Winston               1515 and 1517 E. Winston Road
 54          PMCF         1     Altamont Avenue                      1400 Altamont Avenue
 71          PMCF         2     Overlook at Causey Lane Apartments   11408 S.E. 90th Avenue
 74          PMCF         1     Mullica Hill Plaza                   141 & 143 Bridgeton Pike
 90          PMCF         1     5353 Wayzata                         5353 Wayzata Boulevard
123          PMCF         1     Blossom Hill Plaza                   1317-1345 Blossom Hill Road
128          PMCF         1     2150 Post Road                       2150 Post Road
175          PMCF         2     Southgate Apartments                 701-747, 801-841, 821 Southgate Drive
199          PMCF         1     Center Lake Business Park            14101 West U.S. Highway 290
206          PMCF         2     Hawthorne Chateau Apartments         3505 W. 139th Street
214          PMCF         1     Brookhaven Walgreen's                4098 Edgmont Avenue
225          PMCF         2     Gardena Capri Apartments             13501 Van Ness Avenue

 LOAN
NUMBER        CITY        STATE   ZIP CODE       COUNTY
----------------------------------------------------------

  6      Florence           KY      41042    Boone
 23      Odenton            MD      21113    Anne Arundel
 35      Rockaway           NJ      07866    Morris
 46      Anaheim            CA      92805    Orange
 54      Rotterdam          NY      12303    Genessee
 71      Portland           OR      97266    Clackamas
 74      Mullica Hill       NJ      08062    Gloucester
 90      St. Louis Park     MN      55416    Hennepin
123      San Jose           CA      95118    Santa Clara
128      Fairfield          CT      06824    Fairfield
175      State College      PA      16801    Centre County
199      Austin             TX      78737    Hays
206      Hawthorne          CA      90250    Los Angeles
214      Brookhaven         PA      19015    Delaware
225      Gardena            CA      90249    Los Angeles

                                CROSS
                              COLLATER-
                                ALIZED                  MASTER
 LOAN       CUT-OFF DATE      (MORTGAGE    MORTGAGE   SERVICING   ARD LOAN
NUMBER   PRINCIPAL BALANCE   LOAN GROUP)     RATE      FEE RATE   (YES/NO)?
---------------------------------------------------------------------------

  6         101,766,252.38        No        4.9530%    0.0200%       No
 23          32,000,000.00        No        5.1400%    0.0200%       No
 35          24,000,000.00        No        5.7600%    0.0850%       No
 46          19,681,676.36        No        5.5500%    0.0700%       Yes
 54          18,000,000.00        No        5.4400%    0.0300%       No
 71          13,500,000.00        No        5.0100%    0.0200%       No
 74          13,114,352.94        No        5.9400%    0.0300%       Yes
 90          11,400,000.00        No        5.3500%    0.0200%       No
123           8,991,877.44        No        5.6700%    0.0700%       No
128           8,880,631.01        No        5.2000%    0.0200%       No
175           5,588,269.48        No        5.3800%    0.0200%       No
199           3,692,315.48        No        5.4200%    0.0200%       No
206           3,068,151.46        No        5.0900%    0.0200%       No
214           2,891,431.34        No        5.5300%    0.0700%       Yes
225           1,322,049.02        No        5.0900%    0.0200%       No

                                                                                      INTEREST
                                                                                      RESERVE
                                                                                      MORTGAGE
 LOAN                                                                                   LOAN
NUMBER         ARD                  ADDITIONAL INTEREST RATE AFTER ARD               (YES/NO)?        LOAN TYPE
-------------------------------------------------------------------------------------------------------------------

  6                                                                                     Yes            Balloon
 23                                                                                     Yes      Partial IO/Balloon
 35                                                                                     Yes      Partial IO/Balloon
 46         10/01/15   Greater of Initial Interest Rate + 2% or Treasury Rate + 2%      Yes              ARD
 54                                                                                     Yes      Partial IO/Balloon
 71                                                                                     Yes      Partial IO/Balloon
 74         04/01/15   Greater of Initial Interest Rate + 2% or Treasury Rate + 2%      Yes              ARD
 90                                                                                     Yes      Partial IO/Balloon
123                                                                                     Yes            Balloon
128                                                                                     Yes            Balloon
175                                                                                     Yes            Balloon
199                                                                                     Yes            Balloon
206                                                                                     Yes            Balloon
214         09/05/14   Greater of Initial Interest Rate + 2% or Treasury Rate + 2%      Yes              ARD
225                                                                                     Yes            Balloon

                                                                  ORIGINAL   REMAINING
                                                                  TERM TO     TERM TO
                            SCHEDULED    PERIODIC PAYMENT ON     MATURITY/   MATURITY/   STATED ORIGINAL
 LOAN      GRACE PERIOD     MATURITY     FIRST DUE DATE AFTER       ARD         ARD        AMORTIZATION
NUMBER   (DAYS) (NOTE 5)    DATE/ARD            CLOSING           (MONTHS)    (MONTHS)    TERM (MONTHS)
--------------------------------------------------------------------------------------------------------

  6             0             09/10/12             544,631.92        84          82            360
 23             0             10/10/15             137,066.67       120         119            360
 35             0             10/05/15             115,200.00       120         119            360
 46             5             10/01/35             112,473.22       120         119            360
 54             0             09/05/15              81,600.00       120         118            360
 71             0             09/05/15              56,362.50       120         118            360
 74             5             04/01/35              78,632.20       120         113            360
 90             0             09/05/15              50,825.00       120         118            360
123             0             10/05/15              52,065.06       120         119            360
128             0             09/10/15              48,870.87       120         118            360
175             0             09/05/15              31,375.85       120         118            360
199             0             09/05/15              20,822.86       120         118            360
206             0             09/05/15              16,676.82       120         118            360
214             0             09/05/30              17,860.53       108         106            300
225             0             09/05/15               7,185.94       120         118            360

            STATED
           REMAINING     DEFEASANCE
 LOAN    AMORTIZATION       LOAN      BORROWER'S   PROPERTY    PROPERTY
NUMBER   TERM (MONTHS)    (YES/NO)?    INTEREST      SIZE     SIZE TYPE
-----------------------------------------------------------------------

  6           358            Yes      Fee Simple    298,078      SF
 23           360            Yes      Fee Simple        300     Units
 35           360            Yes      Fee Simple    241,937      SF
 46           359            Yes      Fee Simple    375,000      SF
 54           360            Yes      Fee Simple    210,464      SF

 71           360            Yes      Fee Simple        276     Units
 74           353            Yes      Fee Simple     82,735      SF
 90           360             No      Fee Simple    114,620      SF

123           359            Yes      Fee Simple     48,445      SF
128           358            Yes      Fee Simple     50,108      SF
175           358            Yes      Fee Simple        152     Units
199           358            Yes      Fee Simple     60,606      SF

206           358            Yes      Fee Simple         58     Units
214           298            Yes      Fee Simple     13,855      SF
225           358            Yes      Fee Simple         28     Units

                                                           ESCROWED
                               ESCROWED      ESCROWED     REPLACEMENT
 LOAN                         ANNUAL REAL     ANNUAL       RESERVES
NUMBER   LOCKBOX (YES/NO)?   ESTATE TAXES   INSURANCE   INITIAL DEPOSIT
-----------------------------------------------------------------------

  6      Hard                           0           0                 0
 23      None                     211,733      75,403           500,000
 35      Hard                     792,300      43,414                 0
 46      Springing Hard                 0           0                 0
 54      None                     721,260      63,457                 0

 71      None                           0           0                 0
 74      Springing Hard            44,476      20,007                 0
 90      None                           0           0                 0

123      None                     171,455      13,859                 0
128      None                     129,968           0                 0
175      None                     108,336      83,238                 0
199      None                      77,399       7,041                 0
206      None                      26,672      16,666                 0
214      Springing Hard                 0           0                 0
225      None                      13,415       6,834                 0

            ESCROWED
           REPLACEMENT
            RESERVES
 LOAN    CURRENT ANNUAL
NUMBER       DEPOSIT                     ESCROWED TI/LC RESERVES INITIAL DEPOSIT
----------------------------------------------------------------------------------------------

  6                   0                                                                      0
 23              75,000                                                                    NAP
 35              15,600                                                              4,000,000
 46                   0                                                                      0
 54                   0                          400,000 LOC (Vacant Space Credit Enhancement)
                                                    100,000 LOC (Vacant Space Leasing Reserve)
 71                   0                                                                    NAP
 74              13,020                                                                      0
 90                   0   565,000 (Leasing Reserve), 167,590 (Northco Capital Reserve), 89,695
                                         (Financial Independents), 19,175 (Lions Gate Reserve)
123              12,108                                                                175,000
128                   0                                                                450,000
175              53,196                                                                    NAP
199               9,096                                                                      0
206              14,496                                                                    NAP
214               3,744                                                                      0
225               9,096                                                                    NAP

                                                   INITIAL
                                                  DEFERRED    INITIAL
                                                  MAINTEN-   ENVIRON-
 LOAN    ESCROWED TI/LC RESERVES CURRENT ANNUAL     ANCE      MENTAL
NUMBER                   DEPOSIT                   DEPOSIT    DEPOSIT
---------------------------------------------------------------------

  6                                           0          0          0
 23                                         NAP          0          0
 35                                           0          0          0
 46                                           0          0          0
 54                                           0          0          0

 71                                         NAP          0          0
 74                                           0          0          0
 90                                      69,600          0          0

123                                           0     29,600          0
128                                           0          0          0
175                                         NAP     59,563          0
199        54,000, LOC in the amount of $80,000          0          0
                     may replace escrowed funds
206                                         NAP     31,300          0
214                                           0          0          0
225                                         NAP      2,363          0

 LOAN                                                       ENVIRONMENTAL
NUMBER   HOLDBACK RESERVE               LOC               INSURANCE POLICY
--------------------------------------------------------------------------

  6
 23
 35
 46
 54                         Yes, $100,000 LOC for TI/LC

 71
 74
 90

123
128
175
199

206
214
225

                        LOAN
 LOAN      MORTGAGE     GROUP
NUMBER   LOAN SELLER   NUMBER           LOAN / PROPERTY NAME
-------------------------------------------------------------------

   39        PNC          1     Nevada Street
   42        PNC          2     Parkway Plaza Apartments
   61        PNC          1     Steadfast-Koll Building
   72        PNC          1     La Jolla Corporate Center
   77        PNC          1     Washington Suites
  129        PNC          2     Linden Towers Apartments
  130        PNC          1     Nexus Centre Torrey Pines
  131        PNC          2     Tamarack Trace Apartments
  134        PNC          2     Stone Creek Apartment Homes - Tyler
  136        PNC          1     Glenwood Plaza Shopping Center
  137        PNC          1     Lee Plaza Shopping Center
  138        PNC          1     Governors Place
  141        PNC          1     Benjamin Plaza
  142        PNC          2     Hazleton Garden Apartments
  147        PNC          2     Judson House
  150        PNC          1     Magnolia Plaza - El Cajon
  161        PNC          2     Berkshiretown Apartments
  173        PNC          1     Moon Valley Plaza
  180        PNC          1     Richland Medical Center
  182        PNC          1     Stanley Station Shopping Center
  185        PNC          1     Aerovista Business Park II
  193        PNC          2     Pines Apartments
  205        PNC          1     Williamsburg Square
  207        PNC          1     South Sierra Plaza
  208        PNC          1     Renaissance Professional Center
  209        PNC          1     170 West Road
  217        PNC          2     Applewood Apartments
  218        PNC          2     Sycamore House
  219        PNC          1     Plaza III Industrial Park
  220        PNC          1     Aldi - Bethel Park
  221        PNC          1     Georgetowne Offices
  222        PNC          2     Edgewood at the Gables
  223        PNC          2     Minnesota Estates I

 LOAN
NUMBER                   PROPERTY ADDRESS                         CITY         STATE
------------------------------------------------------------------------------------

   39    2 Nevada Street                                    Newark               NJ
   42    1000 Plaza Drive                                   State College        PA
   61    4343 Von Karman Avenue                             Newport Beach        CA
   72    3252 & 3262 Holiday Court                          La Jolla             CA
   77    100 South Reynolds Street                          Alexandria           VA
  129    310 Stafford Street                                Springfield          MA
  130    11149 North Torrey Pines Road                      La Jolla             CA
  131    1000 Tamarack Circle                               Florence             KY
  134    6100 Hollytree Drive                               Tyler                TX
  136    9012-9078 Metcalf Avenue                           Overland Park        KS
  137    11725 Lee Highway                                  Fairfax              VA
  138    33 Bloomfield Hills Parkway                        Bloomfield Hills     MI
  141    20 Meadowlands Parkway                             Secaucas             NJ
  142    710 West 24th Street                               Hazle Township       PA
  147    40 Welcome Street                                  Haverhill            MA
  150    1571-1641 Magnolia Avenue                          El Cajon             CA
  161    176 Columbus Avenue                                Pittsfield           MA
  173    15440, 15602, 15610 North 7th Street               Phoenix              AZ
  180    780 Swift Boulevard                                Richland             WA
  182    7681-7821 West 151st Street                        Overland Park        KS
  185    895 Aerovista Place                                San Luis Obispo      CA
  193    238 Southwest Gage Boulevard                       Topeka               KS
  205    1601 Briarwood Circle & 500 East Eisenhower Pkwy   Ann Arbor            MI
  207    10668 Sierra Avenue                                Fontana              CA
  208    431-495 South Nova Road                            Ormond Beach         FL
  209    170 West Road                                      Portsmouth           NH
  217    2612-2639 Wimpole Avenue                           Knoxville            TN
  218    287 Essex Street                                   Holyoke              MA
  219    340-350 South Vermont Avenue                       Oklahoma City        OK
  220    5159 Library Road                                  Bethel Park          PA
  221    31600 Telegraph Road                               Bingham Farms        MI
  222    7336 West 7th Street North                         Tulsa                OK
  223    809 East Minnesota Street                          Rapid City           SD

                                                               CROSS COLLATER-
                                                                    ALIZED                      MASTER
 LOAN                                 CUT-OFF DATE PRINCIPAL      (MORTGAGE      MORTGAGE   SERVICING FEE
NUMBER   ZIP CODE        COUNTY               BALANCE             LOAN GROUP)      RATE          RATE
---------------------------------------------------------------------------------------------------------

   39      07102    Essex                      21,977,867.01          No          5.2300%      0.0700%
   42      16801    Centre                     20,200,000.00          No          5.2400%      0.0700%
   61      92660    Orange                     15,365,801.42          No          5.5800%      0.0700%
   72      92037    San Diego                  13,469,933.25          No          5.0900%      0.0400%
   77      22304    Alexandria City            12,988,028.63          No          5.5900%      0.0400%
  129      01104    Hampden                     8,772,387.74          No          5.1700%      0.0700%
  130      92037    San Diego                   8,700,000.00          No          5.4700%      0.0700%
  131      41042    Boone                       8,700,000.00          No          5.1900%      0.0400%
  134      75703    Smith                       8,341,001.05          No          4.9400%      0.0700%
  136      66212    Johnson                     7,983,062.56          No          5.3300%      0.0700%
  137      22030    Fairfax                     7,982,368.46          No          5.1400%      0.0800%
  138      48304    Oakland                     7,792,433.60          No          5.3800%      0.0700%
  141      07094    Hudson                      7,492,617.28          No          5.3200%      0.0400%
  142      18201    Luzerne                     7,489,305.24          No          5.4200%      0.0700%
  147      01830    Essex                       7,139,458.35          No          5.2400%      0.0700%
  150      92020    San Diego                   7,000,000.00          No          5.5100%      0.0900%
  161      01201    Berkshire                   6,330,075.25          No          5.1700%      0.0700%
  173      85022    Maricopa                    5,788,108.11          No          5.4800%      0.0900%
  180      99352    Benton                      5,320,000.00          No          5.3700%      0.0400%
  182      66223    Johnson                     5,263,903.02          No          5.3600%      0.0400%
  185      93401    San Luis Obispo             5,100,000.00          No          5.0700%      0.0700%
  193      66606    Shawnee                     4,595,657.06          No          5.4900%      0.0900%
  205      48108    Washtenaw                   3,146,944.34          No          5.3800%      0.0700%
  207      92337    San Bernardino              3,050,000.00          No          5.1400%      0.0400%
  208      32174    Volusia                     2,993,993.38          No          5.5900%      0.0400%
  209      03801    Rockingham                  2,993,809.26          No          5.4500%      0.0700%
  217      37914    Knox                        2,412,490.19          No          5.3200%      0.0900%
  218      01040    Hampden                     2,342,626.27          No          5.1700%      0.0700%
  219      73108    Oklahoma                    2,193,662.61          No          5.6800%      0.0900%
  220      15102    Allegheny                   2,048,074.14          No          5.5100%      0.0400%
  221      48025    Oakland                     1,998,059.90          No          5.3800%      0.0700%
  222      74127    Tulsa                       1,640,000.00          No          6.0400%      0.0900%
  223      57701    Pennington                  1,496,884.65          No          5.4200%      0.0400%

                                                  INTEREST
                                                  RESERVE
                                ADDITIONAL        MORTGAGE
 LOAN     ARD LOAN         INTEREST RATE AFTER      LOAN
NUMBER   (YES/NO)?   ARD           ARD           (YES/NO)?        LOAN TYPE
--------------------------------------------------------------------------------

   39        No                                     Yes           Balloon
   42        No                                     Yes      Partial IO/Balloon
   61        No                                     Yes           Balloon
   72        No                                     Yes           Balloon
   77        No                                     Yes           Balloon
  129        No                                     Yes           Balloon
  130        No                                     Yes      Partial IO/Balloon
  131        No                                     Yes        Interest Only
  134        No                                     Yes           Balloon
  136        No                                     Yes           Balloon
  137        No                                     Yes           Balloon
  138        No                                     Yes           Balloon
  141        No                                     Yes           Balloon
  142        No                                     Yes           Balloon
  147        No                                     Yes           Balloon
  150        No                                     Yes           Balloon
  161        No                                     Yes           Balloon
  173        No                                     Yes           Balloon
  180        No                                     Yes      Partial IO/Balloon
  182        No                                     Yes           Balloon
  185        No                                     Yes      Partial IO/Balloon
  193        No                                     Yes           Balloon
  205        No                                     Yes           Balloon
  207        No                                     Yes           Balloon
  208        No                                     Yes           Balloon
  209        No                                     Yes           Balloon
  217        No                                     Yes           Balloon
  218        No                                     Yes           Balloon
  219        No                                     Yes           Balloon
  220        No                                     Yes           Balloon
  221        No                                     Yes           Balloon
  222        No                                     Yes           Balloon
  223        No                                     Yes           Balloon

                                                                  ORIGINAL
                                                                   TERM TO      REMAINING
                               SCHEDULED    PERIODIC PAYMENT ON   MATURITY       TERM TO
 LOAN    GRACE PERIOD (DAYS)    MATURITY   FIRST DUE DATE AFTER      ARD     MATURITY / ARD
NUMBER         (NOTE 5)         DATE/ARD          CLOSING         (MONTHS)      (MONTHS)
----------------------------------------------------------------------------------------------

   39             5             10/01/15             121,212.43     120            119
   42             5             10/01/15              88,206.67     120            119
   61             5             10/01/15              88,099.48     120            119
   72             5             09/01/15              73,215.29     120            118
   77             5             10/01/15              74,548.31     120            119
  129             5             09/01/15              52,319.28     120            118
  130             5             11/01/15              39,657.50     120            120
  131             5             10/01/15              37,627.50     120            119
  134             5             10/01/15              44,518.92     120            119
  136             5             09/01/15              44,573.53     120            118
  137             5             09/01/15              43,632.82     120            118
  138             5             10/01/15              43,702.07     120            119
  141             5             10/01/15              41,741.05     120            119
  142             5             10/01/15              45,698.93     120            119
  147             5             10/01/15              42,804.04     120            119
  150             5             11/01/15              39,789.16     120            120
  161             5             09/01/15              37,753.12     120            118
  173             5             09/01/15              32,859.02     120            118
  180             5             10/01/15              23,807.00     120            119
  182             5             09/01/15              29,489.17     120            118
  185             5             11/01/15              21,547.50     120            120
  193             5             10/01/15              26,089.44     120            119
  205             5             10/01/15              17,648.91     120            119
  207             5             11/01/14              16,635.01     108            108
  208             5             09/01/15              17,203.46     120            118
  209             5             09/01/15              16,939.68     120            118
  217             5             10/01/15              14,577.77     120            119
  218             5             09/01/15              13,971.63     120            118
  219             5             09/01/15              13,747.43     120            118
  220             5             10/01/15              11,652.54     120            119
  221             5             10/01/15              11,205.66     120            119
  222             5             11/01/20               9,874.84     180            180
  223             5             09/01/13               8,441.70      96             94

                               STATED
         STATED ORIGINAL     REMAINING
 LOAN      AMORTIZATION     AMORTIZATION     DEFEASANCE     BORROWER'S   PROPERTY
NUMBER    TERM (MONTHS)    TERM (MONTHS)   LOAN (YES/NO)?    INTEREST      SIZE
---------------------------------------------------------------------------------

   39          360              359             Yes         Fee Simple        306
   42          360              360             Yes         Fee Simple        428
   61          360              359             No          Fee Simple     53,706
   72          360              358             Yes         Fee Simple     64,236
   77          360              359             Yes         Fee Simple        224
  129          300              298             Yes         Fee Simple        249
  130          360              360             Yes         Fee Simple     44,768
  131     Interest Only    Interest Only        Yes         Fee Simple        264
  134          360              359             No          Fee Simple        248
  136          360              358             Yes         Fee Simple    119,579
  137          360              358             Yes         Fee Simple     32,622
  138          360              359             No          Fee Simple     62,066
  141          360              359             Yes         Fee Simple     32,600
  142          300              299             Yes         Fee Simple        236
  147          300              299             Yes         Fee Simple        117
  150          360              360             No          Fee Simple     44,516
  161          300              298             Yes         Fee Simple        184
  173          360              358             No          Fee Simple     54,008
  180          360              360             Yes         Fee Simple     36,023
  182          360              358             Yes         Fee Simple     72,417
  185          360              360             No          Fee Simple     44,626
  193          360              359             Yes         Fee Simple        179
  205          360              359             No          Fee Simple     30,853
  207          360              360             Yes         Fee Simple     16,475
  208          360              358             No          Fee Simple     53,468
  209          360              358             Yes         Fee Simple     57,847
  217          300              299             No          Fee Simple         96
  218          300              298             Yes         Fee Simple         94
  219          300              298             No          Fee Simple    118,565
  220          360              359             Yes         Fee Simple     16,816
  221          360              359             No          Fee Simple     34,398
  222          360              360             Yes         Fee Simple         60
  223          360              358             No          Fee Simple         48

                                                                      ESCROWED
                                                                    REPLACEMENT       ESCROWED
                                           ESCROWED      ESCROWED     RESERVES       REPLACEMENT      ESCROWED TL/LC
 LOAN     PROPERTY                        ANNUAL REAL     ANNUAL      INITIAL     RESERVES CURRENT   RESERVES INITIAL
NUMBER   SIZE TYPE   LOCKBOX (YES/NO)?   ESTATE TAXES   INSURANCE     DEPOSIT      ANNUAL DEPOSIT         DEPOSIT
---------------------------------------------------------------------------------------------------------------------

   39      Units     None                     238,817      62,320             0             76,500                NAP
   42      Units     None                     270,321      67,933             0            151,053                NAP
   61       SF       None                     176,218       9,212             0             10,567                  0
   72       SF       None                     124,487      30,048             0             14,125                  0
   77      Rooms     None                           0           0     1,056,000            234,558                NAP
  129      Units     None                     146,632      59,870             0             73,825                NAP
  130       SF       Hard                     101,009      16,225             0             10,623            287,530
  131      Units     None                      57,745           0             0             66,000                NAP
  134      Units     None                     127,865      47,870             0             62,000                NAP
  136       SF       In-Place Hard            216,840      21,832             0             17,937                  0
  137       SF       None                           0           0             0              5,010                  0
  138       SF       None                     290,993      28,109             0             12,413                  0
  141       SF       None                      86,048      32,637             0             13,255                  0
  142      Units     None                     112,561      22,020             0             59,000                NAP
  147      Units     None                      65,061      36,762             0             34,515                NAP
  150       SF       None                      60,705      25,638             0              7,660                  0
  161      Units     None                      98,138      46,005             0             53,570                NAP
  173       SF       Springing Hard            86,550      12,700             0              8,249                  0
  180       SF       None                      81,110       9,872             0              7,646                  0
  182       SF       None                     191,494      47,283             0             11,852             25,000
  185       SF       Springing Hard            50,514      12,255             0              8,913                  0
  193      Units     None                      84,700      38,006             0             44,750                NAP
  205       SF       None                     131,927      14,328             0              6,171                  0
  207       SF       Hard                      38,500       3,900             0              3,295                  0
  208       SF       None                      47,880      32,088             0             14,051             30,000
  209       SF       None                      60,581       7,221             0              8,752                  0
  217      Units     Hard                      40,350      33,093             0             28,800                NAP
  218      Units     None                      44,725      25,001             0             29,892                NAP
  219       SF       None                      25,507      17,310             0             17,785                  0
  220       SF       In-Place Hard                  0           0             0                  0                  0
  221       SF       None                      81,728      14,558             0              6,880                  0
  222      Units     None                      28,675      11,745             0             15,000                NAP
  223      Units     None                      39,520       8,177             0             12,000                NAP

                                                                             INITIAL
 LOAN    ESCROWED TI/LC RESERVES CURRENT   INITIAL DEFERRED MAINTENANCE   ENVIRONMENTAL                              ENVIRONMENTAL
NUMBER           ANNUAL DEPOSIT                      DEPOSIT                 DEPOSIT      HOLDBACK RESERVE   LOC   INSURANCE POLICY
-----------------------------------------------------------------------------------------------------------------------------------

   39                                NAP                              0           8,000
   42                                NAP                         24,250           1,000
   61                                  0                              0               0
   72                             50,000                              0               0
   77                                NAP                              0               0
  129                                NAP                              0             625
  130                             65,000                              0               0
  131                                NAP                              0               0
  134                                NAP                        250,000               0
  136                             25,000                        244,406          30,000
  137                                  0                              0               0
  138                             50,000                         20,319               0
  141                             20,000                              0               0
  142                                NAP                              0               0
  147                                NAP                              0               0
  150                             25,000                              0               0
  161                                NAP                              0           1,875
  173                             30,000                         28,200               0
  180                             50,000                              0               0
  182                             25,000                        149,013           1,000
  185                             35,000                              0               0
  193                                NAP                        284,350               0
  205                             20,000                              0               0
  207                              5,000                              0               0
  208                             10,000                         73,381               0
  209                             15,000                              0               0
  217                                NAP                              0           5,000
  218                                NAP                              0           1,625
  219                             12,000                              0               0
  220                                  0                              0               0
  221                                  0                         83,673               0
  222                                NAP                              0               0
  223                                NAP                              0               0

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

NONE.

                                      II-1

                                  SCHEDULE III

MORTGAGE LOANS AS TO WHICH THE RELATED MORTGAGED PROPERTY IS COVERED BY A
SECURED CREDITOR ENVIRONMENTAL INSURANCE POLICY

LOAN NUMBER        MORTGAGE LOAN SELLER             PROPERTY NAME
-----------        --------------------             -------------
    220       PNC Bank, National Association     Aldi - Bethel Park
    222       PNC Bank, National Association   Edgewood at the Gables
    223       PNC Bank, National Association     Minnesota Estate I

                                      III-1

                                   SCHEDULE IV

                                   [RESERVED.]

                                      IV-1

                                   SCHEDULE V

                      CLASS A-SB PLANNED PRINCIPAL BALANCE

                                           CLASS A-SB
     PAYMENT DATE                  PLANNED PRINCIPAL BALANCE
---------------------            -----------------------------

      11/15/2005                         $198,275,000.00
      12/15/2005                         $198,275,000.00
       1/15/2006                         $198,275,000.00
       2/15/2006                         $198,275,000.00
       3/15/2006                         $198,275,000.00
       4/15/2006                         $198,275,000.00
       5/15/2006                         $198,275,000.00
       6/15/2006                         $198,275,000.00
       7/15/2006                         $198,275,000.00
       8/15/2006                         $198,275,000.00
       9/15/2006                         $198,275,000.00
      10/15/2006                         $198,275,000.00
      11/15/2006                         $198,275,000.00
      12/15/2006                         $198,275,000.00
       1/15/2007                         $198,275,000.00
       2/15/2007                         $198,275,000.00
       3/15/2007                         $198,275,000.00
       4/15/2007                         $198,275,000.00
       5/15/2007                         $198,275,000.00
       6/15/2007                         $198,275,000.00
       7/15/2007                         $198,275,000.00
       8/15/2007                         $198,275,000.00
       9/15/2007                         $198,275,000.00
      10/15/2007                         $198,275,000.00
      11/15/2007                         $198,275,000.00
      12/15/2007                         $198,275,000.00
       1/15/2008                         $198,275,000.00
       2/15/2008                         $198,275,000.00
       3/15/2008                         $198,275,000.00
       4/15/2008                         $198,275,000.00
       5/15/2008                         $198,275,000.00
       6/15/2008                         $198,275,000.00
       7/15/2008                         $198,275,000.00
       8/15/2008                         $198,275,000.00
       9/15/2008                         $198,275,000.00
      10/15/2008                         $198,275,000.00
      11/15/2008                         $198,275,000.00
      12/15/2008                         $198,275,000.00
       1/15/2009                         $198,275,000.00
       2/15/2009                         $198,275,000.00
       3/15/2009                         $198,275,000.00
       4/15/2009                         $198,275,000.00
       5/15/2009                         $198,275,000.00
       6/15/2009                         $198,275,000.00
       7/15/2009                         $198,275,000.00

                                  CLASS A-SB
     PAYMENT DATE         PLANNED PRINCIPAL BALANCE
---------------------   -----------------------------

      8/15/2009                $198,275,000.00
      9/15/2009                $198,275,000.00
     10/15/2009                $198,275,000.00
     11/15/2009                $198,275,000.00
     12/15/2009                $198,275,000.00
      1/15/2010                $198,275,000.00
      2/15/2010                $198,275,000.00
      3/15/2010                $198,275,000.00
      4/15/2010                $198,275,000.00
      5/15/2010                $198,275,000.00
      6/15/2010                $198,275,000.00
      7/15/2010                $198,275,000.00
      8/15/2010                $198,275,000.00
      9/15/2010                $198,275,000.00
     10/15/2010                $198,274,955.35
     11/15/2010                $195,538,816.14
     12/15/2010                $192,452,536.49
      1/15/2011                $189,672,500.89
      2/15/2011                $186,879,694.63
      3/15/2011                $183,116,630.91
      4/15/2011                $180,293,694.65
      5/15/2011                $177,139,623.84
      6/15/2011                $174,289,225.11
      7/15/2011                $171,108,455.31
      8/15/2011                $168,230,344.64
      9/15/2011                $165,311,650.15
     10/15/2011                $162,059,439.49
     11/15/2011                $159,069,157.34
     12/15/2011                $155,739,549.97
      1/15/2012                $152,720,230.67
      2/15/2012                $149,687,040.70
      3/15/2012                $145,991,520.58
      4/15/2012                $142,927,410.11
      5/15/2012                $139,526,026.88
      6/15/2012                $135,841,285.14
      7/15/2012                $132,447,153.36
      8/15/2012                $129,356,258.47
      9/15/2012                $126,050,852.70
     10/15/2012                $122,786,413.30
     11/15/2012                $119,811,918.12
     12/15/2012                $116,519,632.27
      1/15/2013                $113,516,233.70
      2/15/2013                $110,498,983.98
      3/15/2013                $106,559,756.33
      4/15/2013                $103,510,416.40

                                       V-1

                                  CLASS A-SB
     PAYMENT DATE         PLANNED PRINCIPAL BALANCE
---------------------   -----------------------------

       5/15/2013                $100,145,365.30
       6/15/2013                $ 97,066,439.57
       7/15/2013                $ 93,672,624.69
       8/15/2013                $ 90,563,843.42
       9/15/2013                $ 87,440,723.82
      10/15/2013                $ 84,003,942.97
      11/15/2013                $ 80,850,564.90
      12/15/2013                $ 77,384,366.27
       1/15/2014                $ 74,200,453.83
       2/15/2014                $ 71,001,855.71
       3/15/2014                $ 66,898,072.25
       4/15/2014                $ 63,665,784.75

                                  CLASS A-SB
     PAYMENT DATE         PLANNED PRINCIPAL BALANCE
---------------------   -----------------------------

       5/15/2014                $60,122,869.10
       6/15/2014                $29,715,133.10
       7/15/2014                $26,187,657.01
       8/15/2014                $22,934,491.18
       9/15/2014                $17,369,201.71
      10/15/2014                $13,804,153.28
      11/15/2014                $ 7,926,340.50
      12/15/2014                $ 4,336,249.26
       1/15/2015                $ 1,016,941.76
       2/15/2015                $         0.00

                                       V-2

                                   EXHIBIT A-1

FORM OF CLASS [A-1] [A-1D] [A-2FL] [A-2FX] [A-3] [A-SB] [A-4] [A-1A] CERTIFICATE

                      CD 2005-CD1 COMMERCIAL MORTGAGE TRUST
     CLASS [A-1] [A-1D] [A-2FL] [A-2FX] [A-3] [A-SB] [A-4][A-1A] COMMERCIAL
                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-CD1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                                      A-1-1

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: [__% per annum] [Variable]   Initial Certificate Principal
                                                Balance of this Certificate as
                                                of the Closing Date:
                                                $_____________

Date of Pooling and Servicing Agreement:        Class Principal Balance of all
November 1, 2005                                the Class [A-1] [A-1D] [A-2FL]
                                                [A-2FX] [A-3] [A-SB] [A-4]
                                                [A-1A] Certificates as of the
                                                Closing Date:
                                                $_____________

Cut-off Date: Individually and collectively,    Aggregate unpaid principal
as the context may require, with respect to     balance of the Mortgage Pool as
each Mortgage Loan having a Due Date in         of the Cut-off Date, after
November 2005, such Due Date and, with respect  deducting payments of principal
to each Mortgage Loan having its first Due      due on or before such date (the
Date in December 2005, November 1, 2005.        "Initial Pool Balance"):
                                                $_____________

Closing Date:  November 15, 2005

First Distribution Date: December 16, 2005

Master Servicer: Midland Loan Services, Inc.    Trustee: LaSalle Bank National
                                                Association

Special Servicer: LNR Partners, Inc.            Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [A-1] [A-1D] [A-2FL] [A-2FX]    CUSIP No.: _____________
[A-3] [A-SB] [A-4] [A-1A] -___

                                                ISIN: _____________

                                      A-1-2

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LNR PARTNERS,
INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

[EXCEPT FOR CLASS A-2FL CERTIFICATES: SOLELY FOR U.S. FEDERAL INCOME TAX
PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE
INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE.]

[FOR CLASS A-2FL CERTIFICATES ONLY: SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN A GRANTOR
TRUST THE ASSETS OF WHICH CONSIST PRIMARILY OF AN INTEREST RATE SWAP AGREEMENT
AND A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A
"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.]

                                      A-1-3

[FOR CLASS A-2FL CERTIFICATES ONLY: THE PASS-THROUGH RATE ON THIS CERTIFICATE IS
BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME BASED UPON CHANGES
IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON THIS CLASS A-2FL
CERTIFICATE MAY CONVERT TO A DIFFERENT PER ANNUM RATE UNDER CERTAIN
CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Midland Loan Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
ABN AMRO Bank, N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or

                                      A-1-4

Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the
Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or
Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

                                      A-1-5

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-1-6

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-7

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-1D] [A-2FL] [A-2FX] [A-3] [A-SB]
[A-4] [A-1A] Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Authenticating Agent

                                              By:
                                                  ------------------------------
                                                  Authorized Representative

                                      A-1-8

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated: _____________

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-1-9

                                   EXHIBIT A-2

                           FORM OF CLASS X CERTIFICATE

                      CD 2005-CD1 COMMERCIAL MORTGAGE TRUST
              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-CD1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: Variable                     Initial Certificate Notional Amount of this
                                                Certificate as of the Closing Date:
                                                $_______________

Date of Pooling and Servicing Agreement:        Class Notional Amount of all the Class X
November 1, 2005                                Certificates as of the Closing Date:
                                                $_______________

Cut-off Date: Individually and collectively,    Aggregate unpaid principal balance of the
as the context may require, with respect to     Mortgage Pool as of the Cut-off Date, after
each Mortgage Loan having a Due Date in         deducting payments of principal due on or
November 2005, such Due Date and, with          before such date (the "Initial Pool
respect to each Mortgage Loan having its        Balance"):
first Due Date in December 2005, November 1,    $_______________
2005.

Closing Date: November 15, 2005

First Distribution Date: December 16, 2005

Master Servicer: Midland Loan Services, Inc.    Trustee:  LaSalle Bank National Association

Special Servicer: LNR Partners, Inc.            Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. Class X-___                     CUSIP No.:

                                                ISIN:

                                      A-2-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LNR PARTNERS,
INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE

                                      A-2-2

A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY
DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS
OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Midland Loan Services, Inc., as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), LNR
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced

                                      A-2-4

by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form

                                      A-2-4

attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, the Initial
Purchaser or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

                                      A-2-5

          Also notwithstanding the second preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          Except as provided in the next paragraph no beneficial interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such
Transfer shall be required to obtain from such Certificate Owner's prospective
Transferee a written certification substantially in the form set forth in
Exhibit G-5 to the Agreement certifying that such Transferee is not a United
States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and
Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                                      A-2-6

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a
Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, and, if this
Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of
Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of
Sections I and III of Department of Labor Prohibited Transaction Class Exemption
95-60; or (iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of
ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, the Swap Counterparty, any Sub-Servicer, any
Person responsible for servicing the Outside Serviced Trust Mortgage Loan or administering any Outside Administered REO Property, any Exemption-Favored Party
or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction

                                      A-2-7

of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive
Certificate) or the Transferor (if this Certificate constitutes a Global
Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any
such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage

                                      A-2-8

Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the
Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-2-9

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Certificate Registrar

                                            By:
                                                --------------------------------
                                                Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Authenticating Agent

                                            By:
                                                --------------------------------
                                                Authorized Representative

                                     A-2-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated: _____________

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-2-11

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

     The following exchanges of a part of this Global Security have been made:

                         Amount of               Amount of           Principal Amount of
                   Decrease in Principal   Increase in Principal    this Global Security     Signature of Authorized
                       Amount of this          Amount of this          following such       Representative of Trustee
Date of Exchange      Global Security         Global Security      decrease (or increase)    or securities Custodian
---------------------------------------------------------------------------------------------------------------------

                                     A-2-12

                                   EXHIBIT A-3

              FORM OF CLASS [A-M] [A-J] [B] [C] [D] [E] CERTIFICATE

                      CD 2005-CD1 COMMERCIAL MORTGAGE TRUST
       CLASS [A-M] [A-J] [B] [C] [D] [E] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2005-CD1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: Variable                Initial Certificate Principal Balance
                                           of this Certificate as of the Closing
                                           Date:
                                           $______________

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the
November 1, 2005                           Class [A-M] [A-J] [B] [C] [D] [E]
                                           Certificates as of the Closing Date:
                                           $______________

Cut-off Date: Individually and             Aggregate unpaid principal balance of
collectively, as the context may           the Mortgage Pool as of the Cut-off
require, with respect to each Mortgage     Date, after deducting payments of
Loan having a Due Date in November 2005,   principal due on or before such date
such Due Date and, with respect to each    (the "Initial Pool Balance"):
Mortgage Loan having its first Due Date    $____________
in December 2005, November 1, 2005.

Closing Date: November 15, 2005

First Distribution Date:
December 16, 2005

Master Servicer: Midland Loan Services,    Trustee: LaSalle Bank National
Inc.                                       Association

Special Servicer: LNR Partners, Inc.       Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [A-M] A-J] [B] [C] [D]
[E] -___                                   CUSIP No.: _____________

                                           ISIN:__________________

                                      A-3-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LNR PARTNERS,
INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its

                                      A-3-2

"Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate
(their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), LNR
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank N.V., as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in the notice to
Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                      A-3-3

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

                                      A-3-4

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-3-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as Certificate Registrar

                                         By:
                                             -----------------------------------
                                             Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-M] [A-J] [B] [C] [D] [E] Certificates
referred to in the within-mentioned Agreement.

Dated: _____________

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as Authenticating Agent

                                         By:
                                             -----------------------------------
                                             Authorized Representative

                                      A-3-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated: __________

                                         ---------------------------------------
                                         Signature by or on behalf of Assignor

                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
________) and all applicable statements and notices should be mailed to ________
_______________________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-3-7

                                   EXHIBIT A-4

                   FORM OF CLASS [F][G][H][J][OCS] CERTIFICATE

                      CD 2005-CD1 COMMERCIAL MORTGAGE TRUST
            CLASS [F][G][H][J][OCS[ COMMERCIAL MORTGAGE PASS-THROUGH
                                  CERTIFICATE,
                                 SERIES 2005-CD1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: [Variable]              Initial Certificate Principal Balance
                                           of this Certificate as of the Closing
                                           Date:
                                           $__________________

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the
November 1, 2005                           Class [F] [G] [H] [J] [OCS]
                                           Certificates as of the Closing Date:
                                           $__________________

Cut-off Date: Individually and             Aggregate unpaid principal balance of
collectively, as the context may           the Mortgage Pool as of the Cut-off
require, with respect to each Mortgage     Date, after deducting payments of
Loan having a Due Date in November 2005,   principal due on or before such date
such Due Date and, with respect to each    (the "Initial Pool Balance"):
Mortgage Loan having its first Due Date    $__________________
in December 2005, November 1, 2005.

Closing Date: November 15, 2005

First Distribution Date: December 16,
2005

Master Servicer: Midland Loan Services,    Trustee: LaSalle Bank National
Inc.                                       Association

Special Servicer: LNR Partners, inc.       Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [F][G][H][J][OCS] -___     CUSIP No.: _____________

                                           ISIN:__________________

                                      A-4-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LNR PARTNERS,
INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                      A-4-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan
Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank
N.V., as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable

                                      A-4-3

Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5)
Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution.
Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                      A-4-4

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
G-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached either as Exhibit G-2 to the
Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel
reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified
Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, the Initial
Purchaser or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and

                                      A-4-5

Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Regulation S
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the second preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          Except as provided in the next paragraph no beneficial interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such
Transfer shall be required to obtain from such Certificate Owner's prospective
Transferee a written certification substantially in the form set forth in
Exhibit G-5 to the Agreement certifying that such Transferee is not a United
States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and

                                      A-4-6

Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a
Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, and, if this
Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of
Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of
Sections I and III of Department of Labor Prohibited Transaction Class Exemption
95-60; or (iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section

                                      A-4-7

3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the
Master Servicer, the Special Servicer, the Swap Counterparty, any Sub-Servicer,
any Person responsible for servicing the Outside Serviced Trust Mortgage Loan or administering any Outside Administered REO Property, any Exemption-Favored Party
or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or
407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered
Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry
Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar
(if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that either: (i)
such Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner

                                      A-4-8

hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-4-9

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:
                                                  ------------------------------
                                                  Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [F] [G] [H] [J] [OCS] Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Authenticating Agent

                                              By:
                                                  ------------------------------
                                                  Authorized Representative

                                     A-4-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated: _____________

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-4-11

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

     The following exchanges of a part of this Global Security have been made:

                                                                                               Signature of
                                                                                                Authorized
                         Amount of               Amount of           Principal Amount of    Representative of
                   Decrease in Principal   Increase in Principal    this Global Security        Trustee or
                       Amount of this         Amount of this           following such           securities
Date of Exchange      Global Security         Global Security      decrease (or increase)       Custodian
----------------   ---------------------   ---------------------   ----------------------   -----------------

                                     A-4-12

                                   EXHIBIT A-5

              FORM OF CLASS [K] [L] [M] [N] [O] [P] [Q] CERTIFICATE

                      CD 2005-CD1 COMMERCIAL MORTGAGE TRUST
       CLASS [K] [L] [M] [N] [O] [P] [Q] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2005-CD1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  [Variable]               Initial Certificate Principal
                                             Balance of this Certificate as of
                                             the Closing Date:
                                             $_______________

Date of Pooling and Servicing Agreement:     Class Principal Balance of all the
November 1, 2005                             Class [K] [L] [M] [N] [O] [P] [Q]
                                             Certificates as of the Closing
                                             Date:
                                             $_______________

Cut-off Date: Individually and               Aggregate unpaid principal balance
collectively, as the context may             of the Mortgage Pool as of the
require, with respect to each Mortgage       Cut-off Date, after deducting
Loan having a Due Date in November 2005,     payments of principal due on or
such Due Date and, with respect to each      before such date (the "Initial Pool
Mortgage Loan having its first Due Date      Balance"):
in December 2005, November 1, 2005.          $_______________

Closing Date: November 15, 2005

First Distribution Date: December 16,
2005

Master Servicer: Midland Loan Services,      Trustee: LaSalle Bank National
Inc.                                         Association

Special Servicer: LNR Partners, Inc.         Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [K][L][M][N][O][P][Q] -___   CUSIP No.: _____________

                                             ISIN:________________

                                      A-5-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LNR PARTNERS,
INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                      A-5-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan
Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank
N.V., as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable

                                      A-5-3

Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5)
Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution.
Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                      A-5-4

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
G-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached either as Exhibit G-2 to the
Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel
reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified
Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, the Initial
Purchaser or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and

                                      A-5-5

Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Regulation S
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the second preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          Except as provided in the next paragraph no beneficial interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such
Transfer shall be required to obtain from such Certificate Owner's prospective
Transferee a written certification substantially in the form set forth in
Exhibit G-5 to the Agreement certifying that such Transferee is not a United
States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and

                                     A-5-6

Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a
Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, and, if this
Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of
Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of
Sections I and III of Department of Labor Prohibited Transaction Class Exemption
95-60; or (iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section

                                      A-5-7

3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the
Master Servicer, the Special Servicer, the Swap Counterparty, any Sub-Servicer,
any Person responsible for servicing the Outside Serviced Trust Mortgage Loan or administering any Outside Administered REO Property, any Exemption-Favored Party
or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or
407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered
Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry
Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar
(if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that either: (i)
such Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner

                                      A-5-8

hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-5-9

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Certificate Registrar

                                           By:
                                               ---------------------------------
                                               Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [K][L][M][N][O][P][Q] Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent

                                           By:
                                               ---------------------------------
                                               Authorized Representative

                                     A-5-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated: _____________

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
________) and all applicable statements and notices should be mailed to ________
_______________________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-5-11

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

          The following exchanges of a part of this Global Security have been made:

                                                                                               Signature of
                                                                                                Authorized
                         Amount of               Amount of           Principal Amount of    Representative of
                   Decrease in Principal   Increase in Principal    this Global Security        Trustee or
                       Amount of this          Amount of this          following such           securities
Date of Exchange      Global Security         Global Security      decrease (or increase)       Custodian
-------------------------------------------------------------------------------------------------------------

                                     A-5-12

                                   EXHIBIT A-6

                           FORM OF CLASS R CERTIFICATE

                      CD 2005-CD1 COMMERCIAL MORTGAGE TRUST
              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-CD1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing Agreement:   Percentage Interest evidenced by this
November 1, 2005                           Certificate in the related
                                           Class: ___%

Cut-off Date: Individually and             Aggregate unpaid principal balance of
collectively, as the context may           the Mortgage Pool as of the Cut-off
require, with respect to each Mortgage     Date, after deducting payments of
Loan having a Due Date in November 2005,   principal due on or before such date
such Due Date and, with respect to each    (the "Initial Pool Balance"):
Mortgage Loan having its first Due Date    $___________
in December 2005, November 1, 2005.

Closing Date: November 15, 2005

First Distribution Date: December 16,
2005

Master Servicer: Midland Loan Services,    Trustee: LaSalle Bank National
Inc.                                       Association

Special Servicer: LNR Partners, Inc.       Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. R -___

                                      A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
QUALIFIED INSTITUTIONAL BUYER (WITHIN THE MEANING OF RULE 144A UNDER THE
SECURITIES ACT) IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LNR PARTNERS,
INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                                      A-6-2

          This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), between Citigroup
Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the
"Special Servicer", which term includes any successor entity under the
Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

                                     A-6-3

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached as
Exhibit G-2 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective
Transferee is a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or

                                     A-6-4

qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, either: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The form of certification attached to the Agreement as Exhibit H-1 is acceptable for purposes of the preceding sentence. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of
Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this
Certificate must be a Permitted Transferee and shall promptly notify the Master
Servicer, the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed
Transfer of any Ownership Interest in this Certificate, the Certificate
Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt, of an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and
Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such

                                     A-6-5

Transferee is a Permitted Transferee, that it is not acquiring its Ownership
Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership
Interest in this Certificate, it will endeavor to remain a Permitted Transferee, that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R Certificate as they come due, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed
Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the
Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, if a Responsible
Officer of the Certificate Registrar has actual knowledge that the proposed
Transferee is an entity classified as a partnership under the Code, the
Certificate Registrar shall not register the transfer of this Certificate unless at the time of transfer, the Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States Tax Persons.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its
Ownership Interest herein and (2) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a
Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section
1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and
(b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause any REMIC Pool to (1) cease to qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the
Transfer of a Class R Certificate to a Person that is not a Permitted
Transferee.

          A "Permitted Transferee" is any Transferee of a Class R Certificate
other than a Disqualified Organization, a Plan, a Non-United States Tax Person
or a United States Tax Person with respect to whom income on the Class R
Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

          A "Disqualified Organization" is any of the following: (i) the United
States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of

                                     A-6-6

any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers'
cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv)
rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate
Registrar based upon an Opinion of Counsel (which shall not be an expense of the
Trustee) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such
Person. The terms "United States," "State" and "international organization"
shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of
Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for
United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set

                                     A-6-7

forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage
Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the
time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-6-8

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Certificate Registrar

                                           By:
                                               ---------------------------------
                                               Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent

                                           By:
                                               ---------------------------------
                                               Authorized Representative

                                     A-6-9

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated: __________

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-6-10

                                   EXHIBIT A-7

                           FORM OF CLASS Y CERTIFICATE

                      CD 2005-CD1 COMMERCIAL MORTGAGE TRUST
                    CLASS Y COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2005-CD1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing Agreement:   Percentage Interest evidenced by this
November 1, 2005                           Certificate in Class Y: ____%

Cut-off Date: Individually and             Aggregate unpaid principal balance of
collectively, as the context may           the Mortgage Pool as of the Cut-off
require, with respect to each Mortgage     Date, after deducting payments of
Loan having a Due Date in November 2005,   principal due on or before such date
such Due Date and, with respect to each    (the "Initial Pool Balance"):
Mortgage Loan having its first Due Date    $_____________
in December 2005, November 1, 2005.

Closing Date: November 15, 2005

First Distribution Date:
December 16, 2005

Master Servicer: Midland Loan Services,    Trustee: LaSalle Bank National
Inc.                                       Association

Special Servicer: LNR Partners, Inc.       Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. Y-___

                                      A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., MIDLAND LOAN SERVICES, INC., LNR PARTNERS,
INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS SUBJECT TO THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

          This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Y Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Midland Loan Services, Inc., as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), LNR
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank N.V., as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                      A-7-2

In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                     A-7-3

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates, then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates, the Certificate Registrar shall refuse to register the

                                     A-7-4

Transfer of this Certificate unless it has received from the prospective
Transferee, either: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. The form of certification attached to the Agreement as
Exhibit H-1 is acceptable for purposes of the preceding sentence. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either:
(i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or
REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority
Controlling Class

                                     A-7-5

Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-7-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Certificate Registrar

                                           By:
                                               ---------------------------------
                                               Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class Y Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent

                                           By:
                                               ---------------------------------
                                               Authorized Representative

                                     A-7-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated: _____________

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-7-8

                                    EXHIBIT B

                                   [RESERVED]

                                       B-1

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

To the parties listed on the attached Schedule A

          Re:  CD 2005-CD1 Commercial Mortgage Trust
               Commercial Mortgage Pass Through Certificates, Series 2005-CD1
               (the "Certificates")

Ladies and Gentlemen:

          Pursuant to Section 2.02(a) of the Pooling and Servicing Agreement
dated as of November 1, 2005, relating to the above-referenced Certificates (the
"Agreement"), LaSalle Bank National Association, in its capacity as trustee (the
"Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) without regard to the proviso in the definition of "Mortgage
File," all documents specified in clauses (a)(i), (a)(ii), (a)(iv)(A), (a)(v)
and (a)(vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses
(a)(iii), (a)(iv)(B), (a)(iv)(C), (a)(vi), (a)(viii) and (a)(ix)(A) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii)
based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of
"Mortgage Loan Schedule" is correct.

          Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                                       C-1

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                           Respectfully,

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                       C-2

                                   SCHEDULE A

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attn: CD 2005-CD1 Commercial Mortgage Trust

LNR Partners, Inc.
1601 Washington Avenue,
Miami Beach, Florida 33139
Attn: CD 2005-CD1 Commercial Mortgage Trust

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York 10013

Citigroup Global Markets Realty Corp.
388 Greenwich Street
New York, New York 10013

German American Capital Corporation
60 Wall Street
New York, New York 10005

PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Prudential Mortgage Capital Funding
100 Mulberry Street
Gateway Center 4
Newark, New Jersey 07102

                                       C-3

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - CD 2005-CD1 Commercial
           Mortgage Trust

          Re: CD 2005-CD1 Commercial Mortgage Trust
              Commercial Mortgage Pass-Through Certificates, Series 2005-CD1

          In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of November 1, 2005 (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, Inc., as master servicer (the "Master
Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"),
LaSalle Bank National Association, as trustee (the "Trustee), and ABN AMRO Bank
N.V., as fiscal agent, the undersigned hereby requests a release of the Mortgage
File (or the portion thereof specified below) held by you as Trustee or by a
Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which: __________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

     ______   1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage
                   Loan that are required to be credited to the Certificate
                   Account or the applicable A/B Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

     ______   2.   Other. (Describe) ___________________________________________
                   _____________________________________________________________
                   _____________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof,

                                      D-1-1

unless the Mortgage Loan has been paid in full, in which case the Mortgage File
(or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                               MIDLAND LOAN SERVICES, INC.

                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - CD 2005-CD1 Commercial
           Mortgage Trust

          Re:   CD 2005-CD1 Commercial Mortgage Trust
                Commercial Mortgage Pass-Through Certificates, Series 2005-CD1

     In connection with the administration of the Mortgage Files held by you as
Trustee (or by a Custodian on your behalf), under that certain Pooling and
Servicing Agreement dated as of November 1, 2005 (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, Inc., as master servicer (the "Master
Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"),
LaSalle Bank National Association, as trustee (the "Trustee), and ABN AMRO Bank
N.V., as fiscal agent, the undersigned hereby requests a release of the Mortgage
File (or the portion thereof specified below) held by you as Trustee or by a
Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which: __________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

     ______   1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage
                   Loan that are required to be credited to the Certificate
                   Account or the applicable A/B Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

     ______   2.   Other. (Describe) ___________________________________________
                   _____________________________________________________________
                   _____________________________________________________________

                                      D-2-1

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                               LNR PARTNERS, INC.

                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                      D-2-2

                                    EXHIBIT E

                          CALCULATION OF NET CASH FLOW

          "Net Cash Flow" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

          In determining vacancy for the "revenue" component of Net Cash Flow for each rental property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards.
Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related
Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Special
Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms
(including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each
Mortgaged Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be used, (b) with respect to each
Mortgaged Property, property management fees shall be assumed to be 3% to 7% of effective gross revenue (except with respect to hospitality properties, where a minimum of 3.0% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts shall be assumed and, with respect to

                                       E-1

single tenant properties, where fees as low as 3% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures, and
(d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.

                                       E-2

                                    EXHIBIT F

                       FORM OF DISTRIBUTION DATE STATEMENT

                                       F-1

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, CD 2005-CD1 Commercial
           Mortgage Trust

     Re:  CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
          Pass-Through Certificates, Series 2005-CD1, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of November 15, 2005 (the "Closing Date") of
          $________] [representing a ____% Percentage Interest in the applicable
          Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of November 1, 2005, between Citigroup
Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, Inc.,
as Master Servicer, LNR Partners, Inc., as Special Servicer, LaSalle Bank
National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used herein and not otherwise herein defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
     offered, transferred, pledged, sold or otherwise disposed of any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a
     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a)
     through (e) hereof) would constitute a distribution of the Transferred
     Certificates under the Securities Act of 1933, as amended (the "Securities
     Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would

                                      G-1-1

     require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                         Very truly yours,

                                         ---------------------------------------
                                         (Transferor)

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                      G-1-2

                                   EXHIBIT G-2

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, CD 2005-CD1 Commercial
           Mortgage Trust

     Re:  CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
          Pass-Through Certificates, Series 2005-CD1, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of November 15, 2005 (the "Closing Date") of
          $_______] [representing a ____% Percentage Interest in the applicable
          Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
____________________________ (the "Transferor") to _____________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of November 1, 2005, between
Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan
Services, Inc., as Master Servicer, LNR Partners, Inc., as Special Servicer,
LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal
Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer, and understands that such Transferred
     Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
     Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) the nature, performance and servicing of

                                      G-2-1

     the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust
     created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                         Very truly yours,

                                         ---------------------------------------
                                         (Transferee)

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                         ---------------------------------------
                                         (Nominee)

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                      G-2-2

                                                          ANNEX 1 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $________________(1)
     in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _____   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
             Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue
             Code of 1986, as amended.

     _____   Bank. The Transferee (a) is a national bank or a banking
             institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
             Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _____   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                      G-2-3

             or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
             Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent
             institution.

     _____   Broker-dealer. The Transferee is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934, as amended.

     _____   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
             territory or the District of Columbia.

     _____   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _____   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
             of 1974.

     _____   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     _____   QIB Subsidiary. All of the Transferee's equity owners are
             "qualified institutional buyers" within the meaning of Rule 144A.

     _____   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
             (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1) _____________________________________________________
             ___________________________________________________________________
             __________________________________________________________________.

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining

                                      G-2-4

     such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ___   ___   Will the Transferee be purchasing the Transferred
          Yes   No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the
     Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the
     Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                         ---------------------------------------
                                         Print Name of Transferee

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Date:

                                      G-2-5

                                                          ANNEX 2 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or,
     if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies
     (as defined below), is an executive officer of the investment adviser (the
     "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the
     Transferee alone owned and/or invested on a discretionary basis, or the
     Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the
     Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of
     Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ______  The Transferee owned and/or invested on a discretionary basis
             $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ______  The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
             Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies,

                                      G-2-6

     (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
     Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          _____   _____   Will the Transferee be purchasing the Transferred
          Yes     No      Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                         Print Name of Transferee or Adviser

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         IF AN ADVISER:

                                         ---------------------------------------
                                         Print Name of Transferee

                                         Date:
                                               ---------------------------------

                                      G-2-7

                                   EXHIBIT G-3

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, CD 2005-CD1 Commercial
           Mortgage Trust

     Re:  CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
          Pass-Through Certificates, Series 2005-CD1, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of November 15, 2005 (the "Closing Date") of
          $_______] [representing a ____% Percentage Interest in the applicable
          Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of November 1, 2005, between Citigroup
Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, Inc.,
as Master Servicer, LNR Partners, Inc., as Special Servicer, LaSalle Bank
National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the
     "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Class of Certificates to which the
     Transferred Certificates belong, and (c) neither the Transferred
     Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certificate from the prospective transferor substantially

                                      G-3-1

     in the form attached as Exhibit G-1 to the Pooling and Servicing Agreement
     and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit G-2 to the Pooling and
     Servicing Agreement or as Exhibit G-3 to the Pooling and Servicing
     Agreement; or (B) an Opinion of Counsel satisfactory to the Certificate
     Registrar to the effect that, among other things, the transfer may be made without registration under the Securities Act, together with written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such
     Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that each
     Transferred Certificate will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a)
     offered, pledged, sold, disposed of or otherwise transferred any
     Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any
     Transferred Certificate or any other similar security with any person in any

                                      G-3-2

     manner, (d) made any general solicitation with respect to any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or
     (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e)
     above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred
     Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the
     Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) nature, performance and servicing of the Mortgage Loans, (d) the
     Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraphs (1), (2), (3) and/or (7) of Rule 501(a) under the Securities Act or an entity in which all of its equity owners come within such paragraphs.
     The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                      G-3-3

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                         Very truly yours,

                                         ---------------------------------------
                                         (Transferee)

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                         ---------------------------------------
                                         (Nominee)

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                      G-3-4

                                   EXHIBIT G-4

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re:   CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
                Pass-Through Certificates, Series 2005-CD1, Class _____, having an initial aggregate [Certificate Principal Balance]
                [Certificate Notional Amount] as of November 15, 2005 (the
                "Closing Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
dated as of November 1, 2005, between Citigroup Commercial Mortgage Securities
Inc., as Depositor, Midland Loan Services, Inc., as Master Servicer, LNR
Partners, Inc., as Special Servicer, LaSalle Bank National Association, as
Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the
Trustee and the Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Transferred Certificates, and (c)
     neither any Transferred Certificate nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification.

                                     G-4-1

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that the
     Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     G-4-2

          4. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, and (e) all related matters, that it has requested.

                                              Very truly yours,

                                              ----------------------------------
                                              (Transferee)

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                     G-4-3

                                                          ANNEX 1 TO EXHIBIT G-4

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Citigroup Commercial Mortgage
Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
     "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule
     144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _____   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
             Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue
             Code of 1986, as amended.

     _____   Bank. The Transferee (a) is a national bank or a banking
             institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
             Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _____   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     G-4-4

             association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the
             Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

       ___   Broker-dealer. The Transferee is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934, as amended.

       ___   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S.
             territory or the District of Columbia.

       ___   State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

       ___   Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

       ___   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

       ___   QIB Subsidiary. All of the Transferee's equity owners are
             "qualified institutional buyers" within the meaning of Rule 144A.

       ___   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
             (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the
     Transferee may have included securities owned by subsidiaries of such
     Person, but only if such subsidiaries are consolidated with such Person in its financial

                                      G-4-5

     statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such
     Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities
     Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the
     Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          _____   _____   Will the Transferee be acquiring interests in the
           Yes    No      Transferred Certificates only for the Transferee's own
                          account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the
     Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                              ----------------------------------
                                              (Transferee)

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:
                                                  Date:

                                      G-4-6

                                                          ANNEX 2 TO EXHIBIT G-4

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Citigroup Commercial Mortgage
Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
     "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of
     Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least
     $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
     Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____   The Transferee owned and/or invested on a discretionary basis
                 $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in
                 accordance with Rule 144A).

          ____   The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities
                 (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such
                 amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     G-4-7

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

          _____   _____   Will the Transferee be acquiring interests in the
          Yes     No      Transferred Certificates only for the Transferee's own
                          account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the
     Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

                                     G-4-8

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                              ----------------------------------
                                              (Transferee or Adviser)

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:
                                                  Date:

                                              IF AN ADVISER:

                                              Print Name of Transferee

                                              ----------------------------------
                                              Date:

                                     G-4-9

                                   EXHIBIT G-5

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re:   CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
                Pass-Through Certificates, Series 2005-CD1, Class _____, having an initial aggregate [Certificate Principal Balance]
                [Certificate Notional Amount] as of November 15, 2005 (the
                "Closing Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
dated as of November 1, 2005, between Citigroup Commercial Mortgage Securities
Inc., as Depositor, Midland Loan Services, Inc., as Master Servicer, LNR
Partners, Inc., as Special Servicer, LaSalle Bank National Association, as
Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the
Transferee is not a United States Securities Person.

          For purposes of this certification, "United States Securities Person"
means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States
Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities
Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate

                                     G-5-1

or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a
United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a))
under the United States Securities Act of 1933, as amended (the "Securities
Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and
Development, the Inter-American Development Bank, the Asian Development Bank,
the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States
Securities Persons.

          The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, _____

                                              Very truly yours,

                                              ----------------------------------
                                              (Transferee)

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                     G-5-2

                                   EXHIBIT H-1

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)

                               _____________, 20__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - CD 2005-CD1 Commercial
           Mortgage Trust

          Re:   CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
                Pass-Through Certificates, Series 2005-CD1 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of November 15, 2005 (the "Closing
Date") of $__________] [evidencing a ____% Percentage Interest in the subject
Class] (the "Transferred Certificates"). The Certificates, including the
Transferred Certificates, were issued pursuant to the Pooling and Servicing
Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2005, between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland
Loan Services, Inc., as master servicer, LNR Partners, Inc., as special servicer, LaSalle Bank National Association as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you as
Certificate Registrar, as follows (check the applicable paragraph):

     _____   The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
             "Plan"), and (B) is not directly or indirectly purchasing the
             Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     _____   The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited
             transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

                                      H-1-1

     _____   The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and are being acquired by or on behalf of a Plan in reliance on Prohibited
             Transaction Exemption 91-23 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
             Securities Act, (Y) is not sponsored (within the meaning of Section
             3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
             Seller, the Master Servicer, the Special Servicer, the Swap
             Counterparty, any Sub-Servicer, any Person responsible for servicing the Outside Serviced Trust Mortgage Loan or administering any Outside Administered REO Property, any Exemption-Favored Party
             or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the
             Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z)
             agrees that it will obtain from each of its Transferees that are
             Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X)
             and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                              Very truly yours,

                                              ----------------------------------
                                              (Transferee)

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                      H-1-2

                                   EXHIBIT H-2

                        FORM II OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                     [Date]

[TRANSFEROR]

          Re:   CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
                Pass-Through Certificates, Series 2005-CD1 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Corporation ("DTC") and the Depository Participants) in
Class ___ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of November 15, 2005 (the "Closing
Date") of $__________] [evidencing a ____% Percentage Interest in the related
Class] (the "Transferred Certificates"). The Certificates, including the
Transferred Certificates, were issued pursuant to the Pooling and Servicing
Agreement, dated as of November 1, 2005 (the "Pooling and Servicing Agreement"),
among Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan
Services, Inc., as master servicer, LNR Partners, Inc., as special servicer,
LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     ______   The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
              "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

     ______   The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Sections
              406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the
              Code, by reason of Sections I and III of Prohibited Transaction
              Class Exemption 95-60.

     ______   The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and an interest in such Certificates is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction

                                     H-2-1

              Exemption 91-23 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act,
              (Y) is not sponsored (within the meaning of Section 3(16)(B) of
              ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller,
              the Master Servicer, the Special Servicer, the Swap Counterparty,
              any Sub-Servicer, any Person responsible for servicing the Outside
              Serviced Trust Mortgage Loan or administering any Outside
              Administered REO Property, or any Mortgagor with respect to
              Mortgage Loans constituting more than 5% of the aggregate
              unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any
              Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its
              Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                              Very truly yours,

                                              ----------------------------------
                                              (Transferee)

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                     H-2-2

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                         REGARDING CLASS R CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS 860D(A)(6)(A) AND 860E(E)(4) OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND TREASURY REGULATION SECTION
1.860E-1(C)(4)

          Re:  CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
               Pass-Through Certificates, Series 2005-CD1 (the "Certificates"),
               issued pursuant to the Pooling and Servicing Agreement (the
               "Pooling and Servicing Agreement"), dated as of November 1, 2005, between Citigroup Commercial Mortgage Securities Inc., as
               Depositor, Midland Loan Services, Inc., as Master Servicer, LNR
               Partners, Inc., as Special Servicer, LaSalle Bank National
               Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent

STATE OF _________________________)
                                  )   ss.: _____________________________
COUNTY OF ________________________)

          The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

          1. ______________________________ (the "Purchaser"), is acquiring
Class R Certificates representing ________________% of the residual interest in each of the real estate mortgage investment conduits (each, a "REMIC")
designated as "REMIC I", "REMIC II" and the "Loan REMIC", respectively, relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

          2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified
Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code)
which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political

                                     I-1-1

subdivision thereof if all of its activities are subject to tax (except for the
Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and
"international organization" shall have the meanings set forth in Section 7701 of the Code.

          3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any
Class R Certificates to a Disqualified Organization.

          4. The Purchaser will not transfer the Class R Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

          5. The Purchaser agrees to such amendments of the Pooling and
Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class R Certificates to a Disqualified Organization, an
agent thereof or a person that does not satisfy the requirements of paragraph 7.

          6. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of REMIC I, REMIC II and the Loan REMIC pursuant to Section 10.01 of the Pooling and Servicing Agreement.

          7. No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

[_]       8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

     i.   The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
          Purchaser intends to pay taxes associated with holding the Class R
          Certificates as they become due.

     ii.  The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificates in excess of any cash flows generated by such Certificates.

     iii. The Purchaser is not a foreign permanent establishment or a fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

     iv.  The Purchaser will not cause the income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base
          (within the meaning of any applicable

                                     I-1-2

          income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          [CHECK THE STATEMENT THAT APPLIES]

[_]  v)   In accordance with Treasury Regulations Section 1.860E-1, the
          Purchaser:

          a) is an "eligible corporation" as defined in Section
          1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment
          Company as defined in Section 851(a) of the Code; a Real Estate
          Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which part
          I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class R Certificates will only be subject to taxation in the United States,

          b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section
          1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

          c) hereby agrees only to transfer the Certificate to another "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

     OR

[_]  vi)  The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the
          Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the
          Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

[_]  9.   If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply: [CHECK THE STATEMENT THAT APPLIES]

[_]  i)   The Purchaser is a "United States person" as defined in Section
          7701(a) of the Code and the regulations promulgated thereunder (the
          Purchaser's U.S. taxpayer identification number is ______________).
          The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

                                     I-1-3

     OR

[_]  ii)  The Purchaser is not a United States person.  However, the Purchaser:

          a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

          b) understands that, for purposes of Treasury regulations section
          1.860E-1(c)(4)(ii), as a holder of a Class R Certificate for United
          States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R Certificate;

          c) intends to pay the taxes associated with holding a Class R
          Certificate;

          d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a),
          (b) and (c) of this sentence or are United States persons); and

          e) has furnished the Transferor and the Trustee with an effective IRS
          Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

          Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                      I-1-4

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                              By:
                                                  ------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

          Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                      Subscribed and sworn before me this
                                      ______ day of __________________, 20_____.

                                      ------------------------------------------
                                      Notary Public

                                     I-1-5

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE
                         REGARDING CLASS R CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - CD 2005-CD1
           Commercial Mortgage Trust

          Re:  CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
               Pass-Through Certificates, Series 2005-CD1 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class R Certificates evidencing a ____% Percentage Interest in such Class (the
"Residual Interest Certificates"). The Certificates, including the Residual
Interest Certificates, were issued pursuant to the Pooling and Servicing
Agreement, dated as of November 1, 2005 (the "Pooling and Servicing Agreement"),
between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland
Loan Services, Inc., as master servicer, LNR Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferor hereby certifies, represents and warrants to you, as
Certificate Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the
     Residual Interest Certificates by the Transferor to the Transferee is or
     will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the
     Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
     Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States

                                      I-2-1

     income tax purposes (and the Transferor may continue to be liable for
     United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                              Very truly yours,

                                              ----------------------------------
                                              (Transferor)

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                     I-2-2

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                     [Date]

Standard & Poor's Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st  Floor
New York, New York  10041
Attention: Commercial Surveillance Department

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of November 1, 2005 and relating to Citigroup
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2005-CD1 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

          Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated
________________ to serve as the [Special Servicer [(other than with respect to
___________]] [Maine Mall] [Chico Mall] Special Servicer] under the Agreement.

          The designation of __________________ as [Special Servicer [(other than with respect to ___________]] [Maine Mall] [Chico Mall] Special Servicer]
will become final if certain conditions are met and you deliver to
_________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the [Special Servicer
[(other than with respect to ___________]] [Maine Mall] [Chico Mall] Special
Servicer] were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                                     J-1-1

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                              Very truly yours,

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Trustee

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES

By:
    ----------------------------
    Name:
    Title:
    Date:

MOODY'S INVESTORS SERVICE, INC.

By:
    ----------------------------
    Name:
    Title:
    Date:

                                     J-1-2

                                   EXHIBIT J-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]

          Re:  CD 2005-CD1 Commercial Mortgage Trust,
               Commercial Mortgage Pass-Through Certificates, Series 2005-CD1

Ladies and Gentlemen:

          Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of November 1, 2005, relating to CD 2005-CD1 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1 (the
"Agreement"), the undersigned hereby agrees with all the other parties to the
Agreement that the undersigned shall serve as [Special Servicer [(other than with respect to ___________]] [Maine Mall] [Chico Mall] Special Servicer] under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of [Special
Servicer [(other than with respect to ___________]] [Maine Mall] [Chico Mall]
Special Servicer]. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

          Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

                                             [NAME OF PROPOSED SPECIAL SERVICER]

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                     J-2-1

                                    EXHIBIT K

                                   [RESERVED]

                                       K-1

                                   EXHIBIT L-1

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION
              FOR WEBSITE ACCESS FROM CERTIFICATE [HOLDER] [OWNER]

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - CD 2005-CD1 Commercial
           Mortgage Trust

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attention: CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
           Pass-Through Certificates, Series 2005-CD1

LNR Partners, Inc.
1601 Washington Avenue
Miami Beach, Florida 33139
Attn: CD 2005-CD1 Commercial Mortgage Trust

          Re:  CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
               Pass-Through Certificates, Series 2005-CD1

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of November 1, 2005 (the "Pooling and Servicing Agreement"),
between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor"), Midland Loan Services, Inc., as master servicer (the "Master
Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"),
LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank
N.V., as fiscal agent, with respect to CD 2005-CD1 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1 (the
"Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is a [beneficial owner] [registered holder] of the
Class _____ Certificates.

          2. The undersigned is requesting (Please check as applicable):

               (i) ____ the information (the "Information") identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and
          Servicing Agreement; or

                                      L-1-1

               (ii) ____ a password [and username] pursuant to the Pooling and
          Servicing Agreement for access to information (also, the
          "Information") provided on the [Trustee's] [Master Servicer's]
          [Special Servicer's] Internet Website.

          3. In connection with accessing the website of the [Master Servicer]
[Trustee] [Special Servicer], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Master Servicer] [Trustee] [Special Servicer] in accordance with the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] [Special
Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer], be
disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                         [BENEFICIAL OWNER OF A CERTIFICATE]
                                         [REGISTERED HOLDER OF A CERTIFICATE]

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         ---------------------------------------

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                      L-1-2

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - CD 2005-CD1 Commercial
           Mortgage Trust

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210

LNR Partners, Inc.
1601 Washington Avenue,
Miami Beach, Florida 33139
Attn: CD 2005-CD1 Commercial Mortgage Trust

          Re:  CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
               Pass-Through Certificates, Series 2005-CD1

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of November 1, 2005 (the "Pooling and Servicing Agreement"),
between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor"), Midland Loan Services, Inc., as master servicer (the "Master
Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"),
LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank
N.V., as fiscal agent with respect to CD 2005-CD1 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-CD1 (the
"Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is [a [licensed] [registered] investment adviser to___________, which is] contemplating an investment in the Class _____
Certificates.

          2. The undersigned is requesting (please check as applicable):

               (i) ____ information (the "Information") for use in evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing
          Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's]
          [Special Servicer's] Internet Website.

                                      L-2-1

          3. In connection with accessing the website of the [Master Servicer]
[Trustee] [Special Servicer], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Master Servicer] [Trustee] [Special Servicer] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] [Special
Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except [from such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise] from such governmental or banking authorities and agencies to which the undersigned is subject), and such
Information will not, without the prior written consent of the [Trustee] [Master
Servicer] [Special Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
(collectively, the "Representatives") in any manner whatsoever, in whole or in part.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended ( the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                      [PROSPECTIVE PURCHASER OF A CERTIFICATE OR
                                      INTEREST THEREIN] [LICENSED/REGISTERED
                                      INVESTMENT ADVISER]

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      ------------------------------------------

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      L-2-2

                                    EXHIBIT M

                         FORM OF PURCHASE OPTION NOTICE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - CD 2005-CD1 Commercial
           Mortgage Trust

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attn: CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage Pass-Through
      Certificates, Series 2005-CD1

LNR Partners, Inc.
1601 Washington Avenue
Miami Beach, Florida 33139
Attn: CD 2005-CD1 Commercial Mortgage Trust

          Re:  CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
               Pass-Through Certificates, Series 2005-CD1

Ladies and Gentlemen:

          The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____
(the "Subject Mortgage Loan") from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement")
dated as of November 1, 2005, by and among Citigroup Commercial Mortgage
Securities Inc., as depositor, Midland Loan Services, Inc., as master servicer,
LNR Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and
Servicing Agreement.

          The undersigned Option Holder [is the Special Servicer] [is the
Majority Controlling Class Certificateholder] [acquired its Purchase Option from the [Special Servicer] [Majority Controlling Class Certificateholder] on
_________].

          The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the related Option
Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement.
Within ten (10) Business Days of the date hereof, [the undersigned Option
Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Special Servicer in exchange for the release of the Subject Mortgage Loan and delivery of the related Mortgage File.

                                       M-1

          The undersigned Option Holder agrees that it shall prepare and provide the Special Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of the Subject Mortgage Loan, together with such other documents or instruments as the Special Servicer shall reasonably require to consummate the purchase contemplated hereby.

          The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and that the undersigned Option Holder, or its designee, shall be obligated to close its purchase of the Subject Mortgage Loan in accordance with the terms and conditions of this letter and Section 3.18 of the Pooling and Servicing
Agreement.

                                         Very truly yours,

                                         [Option Holder]

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

[By signing this letter in the space provided below,
the [Special Servicer] [Majority Controlling Class
Certificateholder] hereby acknowledges and affirms that
it transferred its Purchase Option to the Option Holder
identified above
on [_________].]

[____________________________]

By:
    ----------------------------------
    Name:
    Title:

                                       M-2

                                    EXHIBIT N

                        FORM OF DEFEASANCE CERTIFICATION

To:   Standard & Poor's Ratings Services,
      a division of The McGraw-Hill Companies, Inc.
      55 Water Street
      New York, New York 10041
      Attn: Commercial Mortgage Surveillance

From: Midland Loan Services, Inc.,
      in its capacity as Master Servicer (the "Master Servicer")
      under the Pooling and Servicing Agreement,
      dated as of November 1, 2005 (the "Pooling and Servicing Agreement"),
      among the Master Servicer, LaSalle Bank National Association, as Trustee,
      and others.

Date:__________, 20___

          Re:  CD 2005-CD1 Commercial Mortgage Trust, Commercial Mortgage
               Pass-Through Certificates Series 2005-CD1

          Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan
Schedule by the following names: _______________________

          Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          (a) Notify you that the Mortgagor has consummated a defeasance of the
Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

____ a full defeasance of the entire principal balance of the Mortgage Loan; or

____ a partial defeasance of a portion of the principal balance of the Mortgage
     Loan that represents an allocated loan amount of $____________ or _______%
     of the entire principal balance of the Mortgage Loan;

          (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                                       N-1

          (ii) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

          (iii) The defeasance was consummated on __________, 20__.

          (iv) The defeasance collateral consists of securities that (i)
     constitute "government securities" as defined in Section 2(a)(16) of the
     Investment Company Act of 1940, as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1,
     2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria
     2000, as amended, to the date of the defeasance, (iii) are rated 'AAA' by
     S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

          (v) The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

          (vi) The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a
     Single-Purpose Entity (as defined in Standard & Poor's Structured Finance
     Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

          (vii) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

          (viii) The agreements executed in connection with the defeasance (i)
     grant control of the pledged securities account to the Trustee, (ii)
     require the securities intermediary to make the scheduled payments on the
     Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted
     Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance
     Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                                       N-2

          (ix) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by Master
     Servicer in accordance with the Servicing Standard stating that (i)
     revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance
     Obligor in any calendar or fiscal year will not exceed such Defeasance
     Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

          (x) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of the pool balance, which is less than [__]% of the aggregate Certificate Principal
     Balance of the Certificates as of the date of the most recent Trustee's
     Distribution Date Statement received by us (the "Current Report").

          (xi) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is
     _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

          (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

          (d) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a
Servicing Officer as of the date of the defeasance described above.

          (e) Agree to provide copies of all items listed in Exhibit B to you upon request.

                            [SIGNATURE PAGE FOLLOWS]

                                       N-3

          IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                         MIDLAND LOAN SERVICES, INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                       N-4

                                    EXHIBIT O

                         FORM OF DEPOSITOR CERTIFICATION

     CD 2005-CD1 COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH
                CERTIFICATES SERIES 2005-CD1 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of Citigroup
Commercial Mortgage Securities Inc., the depositor into the above-referenced
Trust, certify that:

          1. I have reviewed this annual report on Form 10-K, and all reports on
Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

          2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

          3. Based on my knowledge, the servicing information required to be provided to the trustee by the master servicer and the special servicer under the pooling and servicing agreement relating to the Certificates for inclusion in these reports is included in these reports;

          4. Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the master servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement relating to the Certificates; and

          5. This annual report discloses all significant deficiencies relating to the master servicer's or special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement relating to the Certificates, that is included in this annual report.

          In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: LNR Partners,
Inc., Midland Loan Services, Inc. and LaSalle Bank National Association.

Dated: ________________________________

                                       O-1

---------------------------------------------
President and Chief Executive Officer
Citigroup Commercial Mortgage Securities Inc.

                                       O-2

                                    EXHIBIT P

                          FORM OF TRUSTEE CERTIFICATION

     CD 2005-CD1 COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH
                CERTIFICATES SERIES 2005-CD1 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of LaSalle Bank
National Association, certify to Citigroup Commercial Mortgage Securities Inc.
and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates
(capitalized terms used herein without definition shall have the meanings assigned to such terms in that pooling and servicing agreement), that:

          1. I have reviewed this annual report on Form 10-K, and all reports on
Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

          2. Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

          3. Based on my knowledge, the distribution and servicing information required to be provided to the trustee by the master servicer under the pooling and servicing agreement relating to the Certificates is included in the reports delivered by the master servicer to the trustee;

Dated: ________________________________

LASALLE BANK NATIONAL ASSOCIATION,
Trustee

By:
    -----------------------------------
     Name:
           ----------------------------
     Title:
            ---------------------------

                                       P-1

                                   EXHIBIT Q-1

                      FORM OF MASTER SERVICER CERTIFICATION

     CD 2005-CD1 COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH
                   CERTIFICATES SERIES 2005-CD1 (THE "TRUST")

          I, [identify the certifying individual], a [title] of Midland Loan
Services, Inc., certify to Citigroup Commercial Mortgage Securities Inc. and their officers, directors and affiliates, to the extent that the following matters are within our normal areas of responsibilities and duties under the pooling and servicing agreement and with the knowledge and intent that they will rely upon this certification (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

          1. I (or appropriate officers or employees of the master servicer under my supervision) have reviewed the servicing reports relating to the Trust delivered by the master servicer to the trustee pursuant to the pooling and servicing agreement covering the fiscal year [____];

          2. Based on my knowledge, and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the special servicer pursuant to Section 8.16(c) of the pooling and servicing agreement and
(b) assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the master servicer to prepare the servicing reports), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each such servicing report;

          3. Based on my knowledge, and assuming that the special servicer timely delivered to the master servicer all servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement, the servicing information required to be provided to the trustee by the master servicer under the pooling and servicing agreement is included in the servicing reports delivered by the master servicer to the trustee;

          4. I am responsible for reviewing the activities performed by the master servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under section 3.13 of the pooling and servicing agreement with respect to the master servicer and the corresponding certificate of the special servicer pursuant to Section 8.16(c) of the pooling and servicing agreement (which, to my actual knowledge, contains no inaccurate information), the master servicer has fulfilled its obligations

                                      Q-1-1

under the pooling and servicing agreement in all material respects, including the provision of all reports required to be submitted to the trustee; and

          5. I (or another appropriate officer of the master servicer) have disclosed to the master servicer's certified public accountants all significant deficiencies known to me or any such appropriate officer relating to the compliance of the master servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement and the compliance of the special servicer with the minimum servicing standards based on the corresponding certificate of the special servicer pursuant to Section 8.16(c) of the pooling and servicing agreement.

          In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [names of sub-servicers].

          Notwithstanding the assumption made in clause 2(b) of this certification, the master servicer is not entitled to make such assumption with respect to Mortgage Information that, on or before five days prior to the
Determination Date for the related servicing report, (a) the master servicer has been notified in writing by a party to the pooling and servicing agreement, any mortgage loan seller (as defined in the pooling and servicing agreement), or any affiliate thereof, was incorrect, or (b) the master servicer would have known was incorrect in performing its servicing obligations under the pooling and servicing agreement in accordance with the servicing standards (as defined in the pooling and servicing agreement).

Dated: ________________________________

_______________________________________
[Title]
Midland Loan Services, Inc.

                                      Q-1-2

                                   EXHIBIT Q-2

                     FORM OF SPECIAL SERVICER CERTIFICATION

     CD 2005-CD1 COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH
                CERTIFICATES SERIES 2005-CD1 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of LNR Partners,
Inc., certify to Citigroup Commercial Mortgage Securities Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in that pooling and servicing agreement), that:

          1. I have reviewed the servicing reports relating to the Trust delivered by the special servicer to the master servicer and/or the trustee, pursuant to the pooling and servicing agreement relating to the Certificates, covering the fiscal year [ ];

          2. Based on my knowledge, the servicing information in these reports delivered by the special servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each servicing report;

          3. Based on my knowledge, the servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement relating to the Certificates, is included in the servicing reports delivered by the special servicer to the master servicer;

          4. I am responsible for reviewing the activities performed by the special servicer under the pooling and servicing agreement relating to the
Certificates, and based upon my knowledge and the annual compliance review required under section 3.13 of that pooling and servicing agreement with respect to the special servicer, and except as disclosed in the compliance certificate delivered by the special servicer under section 3.13 of that pooling and servicing agreement, the special servicer has fulfilled its obligations under the pooling and servicing agreement relating to the Certificates in all material respects; and

          5. The accountant's statement delivered pursuant to section 3.14 of the pooling and servicing agreement relating to the Certificates discloses all significant deficiencies relating to the special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform
Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement relating to the Certificates.

                                      Q-2-1

Dated: ________________________________

_______________________________________
[Title]
LNR Partners, Inc.

                                      Q-2-2

                                    EXHIBIT R

                     FORM OF OUTSIDE MASTER SERVICER NOTICE

                                     [Date]

[OUTSIDE MASTER SERVICER]
[OUTSIDE TRUSTEE]

          Re:  Co-Lender Agreement, dated as of [_________], 2005 (the
               "Co-Lender Agreement") among [SPECIFY PARTIES].

Ladies and Gentlemen:

          This notice is being delivered to you in connection with the Co-Lender
Agreement and pursuant to Section 3.02(c) and Section 6.11(c) of the Pooling and
Servicing Agreement dated as of November 1, 2005 (the "Agreement") by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland
Loan Services, Inc., as master servicer (the "Master Servicer"), LNR Partners,
Inc., as special servicer (the "Special Servicer"), LaSalle Bank National
Association, as trustee (the "Trustee), and ABN AMRO Bank N.V., as fiscal agent, which Agreement relates to the issuance of the CD 2005-CD1 Commercial Mortgage
Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-CD1. To the
extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Co-Lender Agreement.

          [Notice is hereby given that as of November 15, 2005, the "Closing
Date" under the Agreement, the Trustee is the holder of the "Note A-2"] (as defined in the Co-Lender Agreement), and, in that capacity, the Trustee assumes the rights and obligations of the ["Note "A-2 Lender"] under the Co-Lender
Agreement.]

          [You are hereby directed to remit to the Master Servicer all amounts payable to the Note A-2 Lender under the Co-Lender Agreement and the governing pooling and servicing agreement, to the following account:

          Account: [_________]

          Account #: [_______]

          Title: [Midland Loan Services, Inc., as Master Servicer, on behalf of
          LaSalle Bank National Association, as Trustee, in trust for the registered holders of CD 2005-CD1 Commercial Mortgage Trust,
          Commercial Mortgage Pass-Through Certificates, Series 2005-CD1, Pool
          Custodial Account]

          Location: [Midland Loan Services, Inc.]

                                       R-1

          [You are hereby further directed to forward, deliver, or otherwise make available to the Master Servicer, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Note A-2 Lender under the Co-Lender Agreement and the governing pooling and servicing agreement, to the following:
[address/facsimile/email address/telephone number]]

          [Please also be advised that [______________], as the initial
"Controlling Class Representative" under the Agreement) is, to the fullest extent permitted under the Co-Lender Agreement, entitled to exercise any rights and powers of the Trustee, in its capacity as Note A-2 Lender, under Section ___
of the Co-Lender Agreement.]

          [Please also be advised that a new controlling Controlling Class
Representative has been appointed in accordance with Section 6.09(b) of the
Agreement, which new Controlling Class Representative is
_________________________ [include notice information] and such party is, to the fullest extent permitted under the Co-Lender Agreement, entitled to exercise any rights and powers of the Trustee, in its capacity as Note A-2 Lender, under
Section ___ of the Co-Lender Agreement.]

                                              Very truly yours,

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as  Trustee

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

c.c. [OTHER RELATED NON-TRUST MORTGAGE LOAN NOTEHOLDERS]

                                       R-2